                                               Filed Pursuant to Rule 424B5
                                               Registration File No.: 333-120922

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND
MAY BE CHANGED. NEITHER THIS PRELIMINARY PROSPECTUS SUPPLEMENT NOR THE
ACCOMPANYING PROSPECTUS IS AN OFFER TO SELL THESE SECURITIES NOR IS IT
SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR
SALE IS NOT PERMITTED.

              THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE
                  AMENDED OR COMPLETED, DATED APRIL 21, 2005

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED APRIL 21, 2005)

                          $1,196,957,000 (APPROXIMATE)
                            (OFFERED CERTIFICATES)
                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C18

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-41 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.

The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated April 21, 2005.
--------------------------------------------------------------------------------

THE TRUST FUND:

o    As of May 11, 2005, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $1,405,371,542.

o    The trust fund will consist of a pool of 72 fixed rate mortgage loans.

o    The mortgage loans are secured by first liens on commercial and multifamily properties.

o    All of the mortgage loans were originated by Wachovia Bank, National
     Association.

THE CERTIFICATES:

o    The trust fund will issue 26 classes of certificates.

o    Only the 9 classes of offered certificates described in the following table are being offered by this prospectus supple ment and the accompanying prospectus.

                           ORIGINAL       PERCENTAGE OF     PASS-THROUGH                                             EXPECTED
                         CERTIFICATE       CUT-OFF DATE         RATE             ASSUMED FINAL                      S&P/MOODY'S
        CLASS             BALANCE(1)       POOL BALANCE      DESCRIPTION     DISTRIBUTION DATE(2)     CUSIP NO.      RATING(3)
--------------------   ---------------   ---------------   --------------   ----------------------   -----------   ------------

Class A-1 ..........    $ 41,041,000           2.920%            Fixed         March 15, 2010                         AAA/Aaa
Class A-2 ..........    $122,149,000           8.692%            Fixed          May 15, 2010                          AAA/Aaa
Class A-3 ..........    $174,126,000          12.390%            Fixed         April 15, 2012                         AAA/Aaa
Class A-PB .........    $ 81,472,000           5.797%            Fixed        December 15, 2014                       AAA/Aaa
Class A-4 ..........    $616,552,000          43.871%            Fixed(4)      April 15, 2015                         AAA/Aaa
Class A-J ..........    $ 89,592,000           6.375%            Fixed(4)      April 15, 2015                         AAA/Aaa
Class B ............    $ 31,621,000           2.250%            Fixed(4)      April 15, 2015                         AA/Aa2
Class C ............    $ 12,297,000           0.875%            Fixed(4)       May 15, 2015                          AA-/Aa3
Class D ............    $ 28,107,000           2.000%            Fixed(4)       May 15, 2015                           A/A2

(Footnotes explaining the table are on page S-2)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Wachovia Capital Markets, LLC is acting as sole lead manager for this offering.
Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the offered certificates. Countrywide Securities Corporation, Credit Suisse First
Boston LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Greenwich
Capital Markets, Inc. are acting as co-managers for the offering. Wachovia
Capital Markets, LLC, Countrywide Securities Corporation, Credit Suisse First
Boston LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Greenwich
Capital Markets, Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to
receive from this offering approximately    % of the initial certificate
balance of the offered certificates, plus accrued interest from May 1, 2005, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about May 19, 2005.

                              WACHOVIA SECURITIES

COUNTRYWIDE SECURITIES CORPORATION
           CREDIT SUISSE FIRST BOSTON
                                   MERRILL LYNCH & CO.
                                                         RBS GREENWICH CAPITAL

                                  May   , 2005

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
         Commercial Mortgage Pass-Through Certificates, Series 2005-C18
                    Geographic Overview of Mortgage Pool(1)

[MAP OF THE UNITED STATES OMITTED]

WASHINGTON
2 properties
$15,300,000
1.1% of total

UTAH
1 property
$3,000,000
0.2% of total

NORTHERN CALIFORNIA(2)
2 properties
$42,975,000
3.1% of total

CALIFORNIA
8 properties
$234,240,000
16.7% of total

SOUTHERN CALIFORNIA(2)
6 properties
$191,265,000
13.6% of total

ARIZONA
3 properties
$101,150,000
7.2% of total

COLORADO
2 properties
$22,396,429
1.6% of total

NEW MEXICO
2 properties
$10,000,000
0.7% of total

KANSAS
1 property
$3,600,000
0.3% of total

TEXAS
3 properties
$36,770,000
2.6% of total

ARKANSAS
1 property
$5,857,500
0.4% of total

LOUISIANA
1 property
$2,923,000
0.2% of total

TENNESSEE
1 property
$1,639,286
0.1% of total

ALABAMA
1 property
$7,700,000
0.5% of total

KENTUCKY
1 property
$4,705,578
0.3% of total

NEBRASKA
1 property
$6,200,000
0.4% of total

NORTH DAKOTA
1 property
$8,988,970
0.6% of total

ILLINOIS
1 property
$15,242,500
1.1% of total

WISCONSIN
1 property
$2,497,335
0.2% of total

INDIANA
1 property
$7,500,000
0.5% of total

MICHIGAN
1 property
$2,397,565
0.2% of total

OHIO
2 properties
$5,396,264
0.4% of total

PENNSYLVANIA
4 properties
$32,240,127
2.3% of total

NEW YORK
6 properties
$241,302,964
17.2% of total

MASSACHUSETTS
3 properties
$255,325,302
18.2% of total

CONNECTICUT
2 properties
$47,800,000
3.4% of total

NEW JERSEY
2 properties
$32,294,586
2.3% of total

MARYLAND
1 property
$41,000,000
2.9% of total

VIRGINIA
2 properties
$30,191,342
2.1% of total

NORTH CAROLINA
6 properties
$56,200,000
4.0% of total

SOUTH CAROLINA
3 properties
$20,288,000
1.4% of total

GEORGIA
2 properties
$20,387,773
1.5% of total

FLORIDA
22 properties
$130,837,123
9.3% of total

MORTGAGED PROPERTIES BY PROPERTY TYPE

[PIE CHART OMITTED]

Retail         20.1%
Multifamily    16.6%
Mixed Use       8.0%
Self Storage    2.7%
Hospitality     2.5%
Industrial      1.1%
Land            0.1%
Office         48.9%

GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties mortgaged by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2) For purposes of determining whether a mortgaged property is located in
Northern or Southern California, mortgaged properties located north of San Luis
Obispo County, Kern County and San Bernadino County were included in Northern
California and mortgaged properties located in and south of such counties were included in Southern California.

[ ] >10.0% of Cut-Off Date Pool Balance

[ ] >5.0 - 10.0% of Cut-Off Date Pool Balance

[ ] >1.0 - 5.0% of Cut-Off Date Pool Balance

[ ] < =1.0% of Cut-Off Date Pool Balance

(PHOTO OMITTED)                           (PHOTO OMITTED)

One & Two International Place, Boston, MA

(PHOTO OMITTED)                           (PHOTO OMITTED)

Kadima Medical Office Pool, Various       450 West 33rd Street, New York, NY

(PHOTO OMITTED)                           (PHOTO OMITTED)

Park Place II, Irvine, CA                 Happy Valley Towne Center, Phoenix, AZ

(PHOTO OMITTED)                                  (PHOTO OMITTED)

Mercantile Bank & Trust Building, Baltimore, MD  590 Fifth Avenue, New York, NY

(PHOTO OMITTED)                                  (PHOTO OMITTED)

Extra Space Self Storage Portfolio #3, Various

(PHOTO OMITTED)                                  (PHOTO OMITTED)

Cypress Lake at Stonebriar, Frisco, TX            Casa Paloma, Chandler, AZ

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO
PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS
DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE
DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING
PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION
IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

     o    SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

     o    RISK FACTORS, commencing on page S-41 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS"
beginning on page S-260 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS TO BE AN OFFER OR SOLICITATION:

     o    if used in a jurisdiction in which such offer or solicitation is not authorized;

     o    if the person making such offer or solicitation is not qualified to do so; or

     o    if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                                      S-1

(Footnotes to table on the front cover)

----------------
(1)   Subject to a permitted variance of plus or minus 5.0%.

(2)   The "Assumed Final Distribution Date" has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed
      Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY
      CONSIDERATIONS--Weighted Average Life" in this prospectus supplement).
      The "Rated Final Distribution Date" is the distribution date to occur in
      April 2042. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final
      Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3)   By each of Standard & Poor's Ratings Services, a division of The
      McGraw-Hill Companies Inc., and Moody's Investors Service, Inc. See
      "RATINGS" in this prospectus supplement.

(4)   The pass-through rate applicable to the Class A-4, Class A-J, Class B,
      Class C and Class D certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate for the related date.

                                      S-2

 Servicing of the One & Two International Place Loan and the 450 West 33rd Street Loan  S-199

                                      S-3

ANNEX A-1A     Certain Characteristics of the Mortgage Loans and Mortgaged Properties
               in Loan Group 1 ..........................................................  A-1A
ANNEX A-1B     Certain Characteristics of the Mortgage Loans and Mortgaged Properties
               in Loan Group 2 ..........................................................  A-1B

ANNEX A-5      Certain Characteristics of the Mortgage Loans and Mortgaged Properties

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS
      SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO
      CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF
      THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS
      SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

    o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS
      AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE
      FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION
      IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

    o WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES
      THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR
      UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE
      NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

    o FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2, CLASS
      A-3, CLASS A-PB, CLASS A-4 AND CLASS A-1A CERTIFICATES, THE POOL OF
      MORTGAGE LOANS WILL BE DEEMED TO CONSIST OF 2 DISTINCT LOAN GROUPS, LOAN
      GROUP 1 AND LOAN GROUP 2.

    o UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED
      IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED
      IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE
      CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS
      INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE (WHICH IS MAY 11, 2005,
      WITH RESPECT TO ALL OF THE MORTGAGE LOANS), AFTER GIVING EFFECT TO
      PAYMENTS DUE ON OR BEFORE SUCH DATE WHETHER OR NOT RECEIVED. THE CUT-OFF
      DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST FUND AND EACH
      CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES
      THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH
      MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY
      MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF DATE. PERCENTAGES OF
      MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE
      PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND,
      OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND,
      AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF
      THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

    o TWO (2) MORTGAGE LOANS, THE ONE & TWO INTERNATIONAL PLACE MORTGAGE LOAN
      AND THE 450 WEST 33RD STREET MORTGAGE LOAN, ARE EACH PART OF A SPLIT LOAN
      STRUCTURE WHERE 1 COMPANION LOAN THAT IS PART OF EACH SPLIT LOAN
      STRUCTURE IS PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT WITH THE
      RELATED MORTGAGE LOAN. CERTAIN OTHER MORTGAGE LOANS ARE EACH PART OF A
      SPLIT LOAN STRUCTURE IN WHICH THE RELATED COMPANION LOANS ARE SUBORDINATE
      TO THE RELATED MORTGAGE LOANS. AMOUNTS ATTRIBUTABLE TO ANY COMPANION LOAN
      WILL NOT BE ASSETS OF THE TRUST FUND AND WILL BE BENEFICIALLY OWNED BY
      THE HOLDER OF SUCH COMPANION LOAN.

    o ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS
      INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS AND
      EXCLUDES INFORMATION ON THE SUBORDINATE COMPANION LOANS.

                                      S-5

                         OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia
Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
Series 2005-C18, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                      CLOSING DATE     PERCENTAGE                               INITIAL    WEIGHTED       CASH FLOW
                       CERTIFICATE     OF CUT-OFF                PASS-THROUGH    PASS-      AVERAGE     OR PRINCIPAL      EXPECTED
                       BALANCE OR       DATE POOL    CREDIT          RATE       THROUGH      LIFE          WINDOW        S&P/MOODY'S
       CLASS       NOTIONAL AMOUNT(1)    BALANCE     SUPPORT      DESCRIPTION     RATE    (YEARS)(2)    (MON./YR.)(2)     RATING(3)
----------------- ------------------- ----------- ------------  -------------- --------- ----------- ------------------ ------------

Class A-1 .......   $   41,041,000       2.920%     20.000%        Fixed              %      3.31        06/05 - 03/10     AAA/Aaa
Class A-2 .......   $  122,149,000       8.692%     20.000%        Fixed              %      4.92        03/10 - 05/10     AAA/Aaa
Class A-3 .......   $  174,126,000      12.390%     20.000%        Fixed              %      6.84        01/12 - 04/12     AAA/Aaa
Class A-PB ......   $   81,472,000       5.797%     20.000%        Fixed              %      7.35        05/10 - 12/14     AAA/Aaa
Class A-4 .......   $  616,552,000      43.871%     20.000%       Fixed(4)            %      9.79        12/14 - 04/15     AAA/Aaa
Class A-J .......   $   89,592,000       6.375%     13.625%       Fixed(4)            %      9.91        04/15 - 04/15     AAA/Aaa
Class B .........   $   31,621,000       2.250%     11.375%       Fixed(4)            %      9.91        04/15 - 04/15     AA/Aa2
Class C .........   $   12,297,000       0.875%     10.500%       Fixed(4)            %      9.98        04/15 - 05/15     AA-/Aa3
Class D .........   $   28,107,000       2.000%      8.500%       Fixed(4)            %      9.99        05/15 - 05/15      A/A2
 Class A-1A .....   $   88,957,000       6.330%     20.000%       Fixed(4)            %       (6)             (6)          AAA/Aaa
 Class E ........   $   14,054,000       1.000%      7.500%        WAC(5)             %       (6)             (6)           A-/A3
 Class F ........   $   19,324,000       1.375%      6.125%        WAC(5)             %       (6)             (6)        BBB+/Baa1
 Class G ........   $   12,297,000       0.875%      5.250%        WAC(5)             %       (6)             (6)         BBB/Baa2
 Class H ........   $   24,594,000       1.750%      3.500%        WAC(5)             %       (6)             (6)        BBB-/Baa3
 Class J ........   $    5,270,000       0.375%      3.125%       Fixed(4)            %       (6)             (6)         BB+/Ba1
 Class K ........   $    7,027,000       0.500%      2.625%       Fixed(4)            %       (6)             (6)          BB/Ba2
 Class L ........   $    5,270,000       0.375%      2.250%       Fixed(4)            %       (6)             (6)         BB-/Ba3
 Class M ........   $    3,514,000       0.250%      2.000%       Fixed(4)            %       (6)             (6)           B+/B1
 Class N ........   $    3,513,000       0.250%      1.750%       Fixed(4)            %       (6)             (6)           B/B2
 Class O ........   $    5,270,000       0.375%      1.375%       Fixed(4)            %       (6)             (6)           B-/B3
 Class P ........   $   19,324,542       1.375%      0.000%       Fixed(4)            %       (6)             (6)           NR/NR
 Class X-P ......   $1,355,235,000        N/A         N/A        WAC-IO(7)            %       (7)             (7)         AAA/Aaa
 Class X-C ......   $1,405,371,542        N/A         N/A        WAC-IO(7)            %       (7)             (7)         AAA/Aaa

----------
(1)   Subject to a permitted variance of plus or minus 5.0%.

(2)   Based on no prepayments and the other assumptions set forth under "YIELD
      AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3)   By each of Standard & Poor's Ratings Services, a division of The
      McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. See
      "RATINGS" in this prospectus supplement.

(4)   The pass-through rates applicable to the Class A-4, Class A-1A, Class
      A-J, Class B, Class C, Class D, Class J, Class K, Class L, Class M, Class
      N, Class O and Class P certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for that date.

(5)   The pass-through rate applicable to the Class E, Class F, Class G and
      Class H certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement).

(6)   Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

                                      S-6

(7)   The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and
      Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See
      "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

[ ]   Offered certificates

[ ]   Private certificates

                                      S-7

                                  THE PARTIES

THE TRUST FUND................   The trust fund will be created on or about
                                 the closing date pursuant to a pooling and
                                 servicing agreement, dated as of May 1, 2005,
                                 by and among the depositor, the master
                                 servicer, the special servicer, the trustee and
                                 the fiscal agent.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is the
                                 mortgage loan seller, the master servicer, the
                                 master servicer under the pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of the Wachovia Bank Commercial
                                 Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-C17,
                                 under which the One & Two International Place
                                 whole loan and the 450 West 33rd Street whole
                                 loan are serviced, and an affiliate of one of
                                 the underwriters. Our principal executive
                                 office is located at 301 South College Street,
                                 Charlotte, North Carolina 28288-0166 and our
                                 telephone number is (704) 374-6161. Neither we
                                 nor any of our affiliates have insured or
                                 guaranteed the offered certificates. For more
                                 detailed information, see "THE DEPOSITOR" in
                                 the accompanying prospectus.

                                 On the closing date, we will sell the mortgage
                                 loans and related assets to be included in the
                                 trust fund to the trustee to create the trust
                                 fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more
                                 detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and
                                 the accompanying prospectus.

THE MORTGAGE LOAN SELLER......   Wachovia Bank, National Association. For more
                                 information, see "DESCRIPTION OF THE MORTGAGE
                                 POOL--The Mortgage Loan Seller" in this
                                 prospectus supplement. The mortgage loan
                                 seller will sell and assign to us on the
                                 closing date the mortgage loans to be included
                                 in the trust fund. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

THE MASTER SERVICER...........   Wachovia Bank, National Association. Wachovia
                                 Bank, National Association is our affiliate,
                                 the mortgage loan seller and an affiliate of
                                 one of the underwriters. The master servicer
                                 will be primarily responsible for collecting
                                 payments and gathering information with respect
                                 to the mortgage loans included in the trust
                                 fund and the companion loans which are not part
                                 of the trust fund; provided, however, the One &
                                 Two International Place whole loan and the 450
                                 West 33rd Street whole loan will be serviced
                                 under the pooling and servicing agreement
                                 entered into in connection with the issuance of

                                      S-8

                                 the Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C17. The master servicer under the
                                 2005-C17 pooling and servicing agreement is
                                 Wachovia Bank, National Association.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" in
                                 this prospectus supplement.

THE SPECIAL SERVICER..........   GMAC Commercial Mortgage Corporation. The
                                 special servicer will be responsible for
                                 performing certain servicing functions with
                                 respect to the mortgage loans included in the
                                 trust fund and the companion loans which are
                                 not part of the trust fund that, in general,
                                 are in default or as to which default is
                                 imminent; provided, however, the One & Two
                                 International Place whole loan and the 450 West
                                 33rd Street whole loan are specially serviced
                                 (during those periods where special servicing
                                 is required) under the pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of the Wachovia Bank Commercial
                                 Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-C17. The
                                 special servicer under the 2005-C17 pooling and
                                 servicing agreement is Allied Capital
                                 Corporation.

                                 Some holders of certificates (initially the
                                 holder of the Class P certificates with
                                 respect to each mortgage loan other than the
                                 One & Two International Place whole loan and
                                 the 450 West 33rd Street whole loan) will have
                                 the right to replace the special servicer and
                                 to select a representative who may advise and
                                 direct the special servicer and whose approval
                                 is required for certain actions by the special
                                 servicer under certain circumstances. See
                                 "SERVICING OF THE MORTGAGE LOANS--The Master
                                 Servicer and the Special Servicer" and "--The
                                 Controlling Class Representative" in this
                                 prospectus supplement.

                                 It is anticipated that Hyperion Capital
                                 Management, Inc. or an affiliate will purchase
                                 certain non-offered classes of certificates
                                 (including the Class P certificates). See
                                 "SERVICING OF THE MORTGAGE LOANS--The Master
                                 Servicer and the Special Servicer" in this
                                 prospectus supplement.

THE TRUSTEE...................   LaSalle Bank National Association. The
                                 trustee will be responsible for (among other
                                 things) distributing payments to
                                 certificateholders and delivering to
                                 certificateholders certain reports on the
                                 mortgage loans included in the trust fund and
                                 the certificates. See "DESCRIPTION OF THE
                                 CERTIFICATES--The Trustee" in this prospectus
                                 supplement.

THE FISCAL AGENT..............   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and indirect corporate parent of
                                 the trustee.

                                      S-9

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, Countrywide
                                 Securities Corporation, Credit Suisse First
                                 Boston LLC, Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated and Greenwich Capital
                                 Markets, Inc. Wachovia Capital Markets, LLC is
                                 our affiliate and is an affiliate of Wachovia
                                 Bank, National Association, which is the master
                                 servicer, the mortgage loan seller and the
                                 master servicer under the pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of the Wachovia Bank Commercial
                                 Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-C17,
                                 under which the One & Two International Place
                                 whole loan and the 450 West 33rd Street whole
                                 loan are serviced. Wachovia Capital Markets,
                                 LLC is acting as sole lead manager for this
                                 offering. Countrywide Securities Corporation,
                                 Credit Suisse First Boston LLC, Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated and
                                 Greenwich Capital Markets, Inc. are acting as
                                 co-managers for this offering. Wachovia Capital
                                 Markets, LLC is acting as sole bookrunner with
                                 respect to the offered certificates.

                          IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about May 19, 2005.

CUT-OFF DATE..................   May 11, 2005. The cut-off date balance of
                                 each mortgage loan included in the trust fund
                                 and each cut-off date certificate balance in
                                 this prospectus supplement assumes the timely
                                 receipt of principal scheduled to be paid (if
                                 any) on each mortgage loan and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan as of the related cut-off date.

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date, commencing in June 2005.

DETERMINATION DATE............   The 11th day of each month, or if such 11th
                                 day is not a business day, the next succeeding
                                 business day, commencing in June 2005.

COLLECTION PERIOD.............   For any distribution date, the period
                                 beginning on the 12th day in the immediately
                                 preceding month (or the day after the
                                 applicable cut-off date in the case of the
                                 first collection period) through and including
                                 the 11th day of the month in which the
                                 distribution date occurs. Notwithstanding the
                                 foregoing, in the event that the last day of a
                                 collection period is not a business day, any
                                 payments with respect to the mortgage loans
                                 which relate to such collection period and are
                                 received on the business day immediately
                                 following such last day will be deemed to have
                                 been received during such collection period and
                                 not during any other collection period.

                                      S-10

                               THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 9
                                 classes of certificates of our Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C18 pursuant to this prospectus
                                 supplement:

                                                Class A-1
                                                Class A-2
                                                Class A-3
                                                Class A-PB
                                                Class A-4
                                                Class A-J
                                                Class B
                                                Class C
                                                Class D

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates will be entitled to distributions
                                 of payments or other collections on the
                                 mortgage loans that the master servicer
                                 collected or that the master servicer, the
                                 trustee and/or the fiscal agent advanced during
                                 or with respect to the related collection
                                 period after deducting certain fees and
                                 expenses. For purposes of making certain
                                 distributions to the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4 and Class A-1A
                                 certificates, the mortgage pool will be deemed
                                 to consist of 2 loan groups.

                                  o Loan group 1 will consist of (i) all of the
                                    mortgage loans that are not secured by
                                    multifamily properties, and (ii) 9 mortgage
                                    loans that are secured by multifamily
                                    properties; and

                                  o Loan group 2 will consist of 11 mortgage
                                    loans that are secured by multifamily
                                    properties.

                                 Annex A to this prospectus supplement sets
                                 forth the loan group designation for each
                                 mortgage loan.

                                 The trustee will distribute amounts to the
                                 extent that the money is available, in the
                                 following order of priority, to pay:

                                      S-11

                                 ----------------------------------------------
                                  Interest, concurrently (i) pro rata, on the
                                  Class A-1, Class A-2, Class A-3, Class A-PB
                                  and Class A-4 certificates from the portion
                                  of money available attributable to mortgage
                                  loans in loan group 1, (ii) on the Class A-1A
                                  certificates from the portion of money
                                  available attributable to mortgage loans in
                                  loan group 2, and (iii) pro rata, on the
                                  Class X-C and Class X-P certificates from any
                                  and all money attributable to the mortgage
                                  pool; provided, however, if on any
                                  distribution date, the money available on
                                  such distribution date is insufficient to pay
                                  in full the total amount of interest to be
                                  paid to any of the classes as described
                                  above, money available with respect to the
                                  entire mortgage pool will be allocated among
                                  all those classes pro rata.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class A-PB certificates, up
                                  to the principal distribution amount related
                                  to loan group 1, until the certificate
                                  balance of the Class A-PB certificates is
                                  reduced to the planned principal balance set
                                  forth in the table on Annex D to this
                                  prospectus supplement, and, after the Class
                                  A-1A certificate balance has been reduced to
                                  zero, the principal distribution amount
                                  relating to loan group 2 remaining after
                                  payments to the Class A-1A certificates have
                                  been made, until the certificate balance of
                                  the Class A-PB certificates is reduced to the
                                  planned principal balance set forth in the
                                  table on Annex D to this prospectus
                                  supplement.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB
                                  certificates as set forth in the priority
                                  immediately preceding, principal of the Class
                                  A-1 certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A and Class A-PB certificates have
                                  been made, until their certificate balance is
                                  reduced to zero.
                                 ----------------------------------------------

                                      S-12

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB
                                  and Class A-1 certificates as set forth in
                                  the immediately preceding priorities,
                                  principal of the Class A-2 certificates, up
                                  to the remaining principal distribution
                                  amount relating to loan group 1 and, after
                                  the Class A-1A certificate balance has been
                                  reduced to zero, the principal distribution
                                  amount relating to loan group 2 remaining
                                  after payments to the Class A-1A, Class A-PB
                                  and Class A-1 certificates have been made,
                                  until their certificate balance is reduced to
                                  zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB,
                                  Class A-1 and Class A-2 certificates as set
                                  forth in the immediately preceding
                                  priorities, principal of the Class A-3
                                  certificates, up to the remaining principal
                                  distribution amount relating to loan group 1
                                  and, after the Class A-1A certificate balance
                                  has been reduced to zero, the principal
                                  distribution amount relating to loan group 2
                                  remaining after payments to the Class A-1A,
                                  Class A-PB, Class A-1 and Class A-2
                                  certificates have been made, until their
                                  certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  related to loan group 1 to the Class A-1,
                                  Class A-2, Class A-3 and Class A-PB
                                  certificates as set forth in the immediately
                                  preceding priorities, principal of the Class
                                  A-PB certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1, Class A-2 and Class A-3
                                  certificates have been made, until their
                                  certificate balance is reduced to zero.
                                 ----------------------------------------------

                                      S-13

                                 ----------------------------------------------
                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  related to loan group 1 to the Class A-1,
                                  Class A-2, Class A-3 and Class A-PB
                                  certificates as set forth in the immediately
                                  preceding priorities, principal of the Class
                                  A-4 certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A, Class A-PB, Class A-1, Class A-2
                                  and Class A-3 certificates have been made,
                                  until their certificate balance is reduced to
                                  zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class A-1A certificates, up
                                  to the principal distribution amount relating
                                  to loan group 2 and, after the Class A-1,
                                  Class A-2, Class A-3, Class A-PB and Class
                                  A-4 certificate balances have been reduced to
                                  zero, the principal distribution amount
                                  relating to loan group 1 remaining after
                                  payments to the Class A-1, Class A-2, Class
                                  A-3, Class A-PB and Class A-4 certificates
                                  have been made, until their certificate
                                  balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class A-1, Class A-2,
                                  Class A-3, Class A-PB, Class A-4 and Class
                                  A-1A certificates, pro rata, for any realized
                                  loss and trust fund expenses borne by such
                                  classes.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class A-J certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class A-J certificates, up
                                  to the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class A-J certificates
                                  for any realized losses and trust fund
                                  expenses borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class B certificates.
                                 ----------------------------------------------

                                      S-14

                                 ----------------------------------------------
                                  Principal of the Class B certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class B certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class C certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class C certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class C certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Interest on the Class D certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Principal of the Class D certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                  Reimbursement to the Class D certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.
                                 ----------------------------------------------

                                 If, on any distribution date, the certificate
                                 balances of the Class A-J through Class P
                                 certificates have been reduced to zero, but
                                 any two or more of the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4 and Class
                                 A-1A certificates remain outstanding,
                                 distributions of principal (other than
                                 distributions of principal otherwise allocable
                                 to reduce the certificate balance of the Class
                                 A-PB certificates to the planned principal
                                 amount set forth in the table on Annex D to
                                 this prospectus supplement) and interest will
                                 be made, pro rata, to the outstanding Class
                                 A-1, Class A-2, Class A-3, Class A-PB, Class
                                 A-4 and Class A-1A certificates. See
                                 "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions" in this prospectus supplement.

                                      S-15

                                 No companion loan will be part of the trust
                                 fund, and amounts received with respect to any
                                 companion loan will not be available for
                                 distributions to holders of any certificates.

INTEREST......................   On each distribution date, each class of
                                 certificates (other than the Class Z, Class R-I
                                 and Class R-II certificates) will be entitled
                                 to receive:

                                 o  for each class of these certificates, one
                                    month's interest at the applicable
                                    pass-through rate accrued during the
                                    calendar month prior to the related
                                    distribution date, on the certificate
                                    balance or notional amount, as applicable,
                                    of each class of these certificates
                                    immediately prior to that distribution date;

                                 o  plus any interest that this class of
                                    certificates was entitled to receive on all
                                    prior distribution dates to the extent not
                                    received;

                                 o  minus (other than in the case of the Class
                                    X-C and Class X-P certificates) that class'
                                    share of any shortfalls in interest
                                    collections due to prepayments on mortgage
                                    loans included in the trust fund that are
                                    not offset by certain payments made by the
                                    master servicer; and

                                 o  minus (other than in the case of the Class
                                    X-C and Class X-P certificates) that class'
                                    allocable share of any reduction in interest
                                    accrued on any mortgage loan as a result of
                                    a modification that reduces the related
                                    mortgage rate and allows the reduction in
                                    accrued interest to be added to the stated
                                    principal balance of the mortgage loan.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above, so long as funds are
                                 sufficient on any distribution date to make
                                 distributions of all interest on that
                                 distribution date to the Class A-1, Class A-2,
                                 Class A-3, Class A-PB, Class A-4, Class A-1A,
                                 Class X-C and Class X-P certificates, interest
                                 distributions on the Class A-1, Class A-2,
                                 Class A-3, Class A-PB and Class A-4
                                 certificates will be based upon amounts
                                 available relating to mortgage loans in loan
                                 group 1 and interest distributions on the
                                 Class A-1A certificates will be based upon
                                 amounts available relating to mortgage loans
                                 in loan group 2.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Certificate Balances and Notional Amounts" and
                                 "--Distributions" in this prospectus
                                 supplement.

                                 The Class X-C and Class X-P certificates will
                                 be entitled to distributions of interest only
                                 on their respective notional amounts. The
                                 notional amounts of each of these classes of
                                 certificates are calculated as described under
                                 "DESCRIPTION OF THE CERTIFICATES--Certificate
                                 Balances and Notional Amounts" in this
                                 prospectus supplement.

                                      S-16

                                 The Class X-C and Class X-P certificates will
                                 accrue interest at a rate as described under
                                 "--Pass-Through Rates" below.

                                 The certificates (other than the Class Z,
                                 Class R-I and Class R-II certificates) will
                                 accrue interest on the basis of a 360-day year
                                 consisting of twelve 30-day months.

                                 The interest accrual period with respect to
                                 any distribution date and any class of
                                 certificates (other than the Class Z, Class
                                 R-I and Class R-II certificates) is the
                                 calendar month preceding the month in which
                                 such distribution date occurs.

                                 As reflected in the chart under "--Priority of
                                 Distributions" beginning on page S-11 above,
                                 on each distribution date, the trustee will
                                 distribute interest to the holders of the
                                 offered certificates and the Class X-C and
                                 Class X-P certificates:

                                 o  first, pro rata, to the Class X-C, Class
                                    X-P, Class A-1, Class A-2, Class A-3, Class
                                    A-PB, Class A-4 and Class A-1A as described
                                    above under "Priority of Distributions", and
                                    then to each other class of offered
                                    certificates in alphabetical order; and

                                 o  only to the extent funds remain after the
                                    trustee makes all distributions of interest
                                    and principal required to be made on such
                                    date to each class of certificates with a
                                    higher priority of distribution.

                                 You may, in certain circumstances, also
                                 receive distributions of prepayment premiums
                                 and yield maintenance charges collected on the
                                 mortgage loans included in the trust fund.
                                 These distributions are in addition to the
                                 distributions of principal and interest
                                 described above. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this
                                 prospectus supplement.

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) on each distribution date is set
                                 forth above under "OVERVIEW OF THE
                                 CERTIFICATES" in this prospectus supplement.

                                 The pass-through rate applicable to the Class
                                 X-C certificates and Class X-P certificates is
                                 described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The weighted average net mortgage rate for
                                 each distribution date is the weighted average
                                 of the net mortgage rates for the mortgage
                                 loans included in the trust fund as of the
                                 beginning of the related collection period,
                                 weighted on the basis of their respective
                                 stated principal balances immediately
                                 following the preceding distribution date;
                                 provided that, for the purpose of determining
                                 the weighted average net mortgage rate only,
                                 if the mortgage rate for any mortgage loan
                                 included in

                                      S-17

                                 the trust fund has been modified in connection
                                 with a bankruptcy or similar proceeding
                                 involving the related borrower or a
                                 modification, waiver or amendment granted or
                                 agreed to by the special servicer, the
                                 weighted average net mortgage rate for that
                                 mortgage loan will be calculated without
                                 regard to that event. The net mortgage rate
                                 for each mortgage loan included in the trust
                                 fund will generally equal:

                                 o  the mortgage interest rate in effect for
                                    that mortgage loan as of the closing date;
                                    minus

                                 o  the applicable administrative cost rate, as
                                    described in this prospectus supplement.

                                 For the purpose of calculating the weighted
                                 average net mortgage rate, the mortgage rate
                                 of each mortgage loan will be deemed adjusted
                                 as described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The stated principal balance of each mortgage
                                 loan included in the trust fund will generally
                                 equal the principal balance of that mortgage
                                 loan as of the cut-off date, reduced as of any
                                 date of determination (to not less than zero)
                                 by:

                                 o  the portion of the principal distribution
                                    amount for the related distribution date
                                    that is attributable to that mortgage loan;
                                    and

                                 o  the principal portion of any realized loss
                                    incurred in respect of that mortgage loan
                                    during the related collection period.

                                 The stated principal balance of any mortgage
                                 loan as to which the mortgage rate is reduced
                                 through a modification may be increased in
                                 certain circumstances by the amount of the
                                 resulting interest reduction. See "DESCRIPTION
                                 OF THE CERTIFICATES--Pass-Through Rates" in
                                 this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) will have the certificate balance
                                 set forth above under "OVERVIEW OF THE
                                 CERTIFICATES". The certificate balance for each
                                 class of certificates entitled to receive
                                 principal may be reduced by:

                                 o  distributions of principal; and

                                 o  allocations of realized losses and trust
                                    fund expenses.

                                 The certificate balance or notional amount of
                                 a class of certificates may be increased in
                                 certain circumstances by the allocation of any
                                 increase in the stated principal balance of
                                 any mortgage loan resulting from the reduction
                                 of the related mortgage rate through
                                 modification. See "DESCRIPTION

                                      S-18

                                 OF THE CERTIFICATES--Certificate Balances and
                                 Notional Amounts" in this prospectus
                                 supplement.

                                 The Class X-C and Class X-P certificates do
                                 not have principal balances and will not
                                 receive distributions of principal.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above:

                                 o  generally, the Class A-1, Class A-2, Class
                                    A-3, Class A-PB and Class A-4 certificates
                                    will only be entitled to receive
                                    distributions of principal collected or
                                    advanced in respect of mortgage loans in
                                    loan group 1 until the certificate balance
                                    of the Class A-1A certificates has been
                                    reduced to zero, and the Class A-1A
                                    certificates will only be entitled to
                                    receive distributions of principal collected
                                    or advanced in respect of mortgage loans in
                                    loan group 2 until the certificate balance
                                    of the Class A-4 certificates has been
                                    reduced to zero; provided, however, the
                                    Class A-1, Class A-2, Class A-3 and Class
                                    A-4 certificates will not be entitled to
                                    distributions of principal from either loan
                                    group 1 or loan group 2 until the
                                    certificate principal balance of the Class
                                    A-PB certificates is reduced to the planned
                                    principal balance set forth on Annex D to
                                    this prospectus supplement;

                                 o  principal is distributed to each class of
                                    certificates entitled to receive
                                    distributions of principal in the order
                                    described in "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement;

                                 o  principal is only distributed on a related
                                    class of certificates to the extent funds
                                    remain after the trustee makes all
                                    distributions of principal and interest on
                                    those classes of certificates with a higher
                                    priority of distribution as described under
                                    "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement;

                                 o  generally, no class of certificates is
                                    entitled to distributions of principal until
                                    the certificate balance of each class of
                                    certificates with a higher priority of
                                    distribution as described under "DESCRIPTION
                                    OF THE CERTIFICATES--Distributions" in this
                                    prospectus supplement has been reduced to
                                    zero; and

                                 o  in no event will holders of the Class A-J,
                                    Class B, Class C or Class D certificates or
                                    the classes of non-offered certificates
                                    (other than the Class A-1A certificates) be
                                    entitled to receive any payments of
                                    principal until the certificate balances of
                                    the Class A-1, Class A-2, Class A-3, Class
                                    A-PB, Class A-4 and Class A-1A certificates
                                    have all been reduced to zero.

                                      S-19

                                 The amount of principal to be distributed for
                                 each distribution date generally will be an
                                 amount equal to:

                                 o  the scheduled principal payments (other than
                                    balloon payments) due on the mortgage loans
                                    included in the trust fund during the
                                    related collection period whether or not
                                    those scheduled payments are actually
                                    received;

                                 o  balloon payments actually received with
                                    respect to mortgage loans included in the
                                    trust fund during the related collection
                                    period;

                                 o  prepayments received with respect to the
                                    mortgage loans included in the trust fund
                                    during the related collection period; and

                                 o  all liquidation proceeds, insurance
                                    proceeds, condemnation awards and repurchase
                                    and substitution amounts received during the
                                    related collection period that are allocable
                                    to principal.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4 and Class A-1A certificates, the
                                 principal distribution amount for each loan
                                 group on any distribution date will be equal
                                 to the sum of the collections specified above
                                 but only to the extent such amounts relate to
                                 the mortgage loans comprising the specified
                                 loan group.

                                 However, if the master servicer, the trustee
                                 or the fiscal agent reimburses itself out of
                                 general collections on the mortgage pool for
                                 any advance that it or the special servicer
                                 has determined is not recoverable out of
                                 collections on the related mortgage loan and
                                 certain advances that are determined not to be
                                 reimbursed currently in connection with the
                                 work-out of a mortgage loan, then those
                                 advances (together with accrued interest
                                 thereon) will be deemed, to the fullest extent
                                 permitted pursuant to the terms of the pooling
                                 and servicing agreement, to be reimbursed
                                 first out of payments and other collections of
                                 principal otherwise distributable on the
                                 principal balance certificates, prior to, in
                                 the case of nonrecoverable advances only,
                                 being deemed reimbursed out of payments and
                                 other collections of interest otherwise
                                 distributable on the offered certificates.

SUBORDINATION; ALLOCATION OF
 LOSSES AND CERTAIN EXPENSES...  Credit support for any class of certificates
                                 (other than the Class Z, Class R-I and Class
                                 R-II certificates) is provided by the
                                 subordination of payments and allocation of any
                                 losses to such classes of certificates which
                                 have a later alphabetical class designation
                                 (other than the Class X-C and Class X-P
                                 certificates) and, with respect to the Class
                                 A-1, Class A-2, Class A-3, Class A-PB, Class
                                 A-4 and Class A-1A certificates, the Class A-J
                                 certificates. The certificate balance of a
                                 class of certificates (other than the Class
                                 X-C, Class X-P,

                                      S-20

                                 Class Z, Class R-I and Class R-II
                                 certificates) will be reduced on each
                                 distribution date by any losses on the
                                 mortgage loans that have been realized and
                                 certain additional trust fund expenses
                                 actually allocated to that class of
                                 certificates on that distribution date.

                                 Losses on the mortgage loans that have been
                                 realized and additional trust fund expenses
                                 will be allocated without regard to loan group
                                 and will first be allocated to the
                                 certificates (other than the Class A-1A, Class
                                 X-C, Class X-P, Class Z, Class R-I and Class
                                 R-II certificates) that are not offered by
                                 this prospectus supplement and then to the
                                 offered certificates and the Class A-1A
                                 certificates as indicated on the following
                                 table.

                                                          ORDER OF
                                            PERCENTAGE   APPLICATION
                               ORIGINAL     OF CUT-OFF    OF LOSSES
                             CERTIFICATE     DATE POOL       AND
     CLASS DESIGNATION         BALANCE        BALANCE     EXPENSES
-------------------------- --------------- ------------ ------------

  Class A-1 ..............  $ 41,041,000       2.920%         6
  Class A-2 ..............  $122,149,000       8.692%         6
  Class A-3 ..............  $174,126,000      12.390%         6
  Class A-PB .............  $ 81,472,000       5.797%         6
  Class A-4 ..............  $616,552,000      43.871%         6
  Class A-1A .............  $ 88,957,000       6.330%         6
  Class A-J ..............  $ 89,592,000       6.375%         5
  Class B ................  $ 31,621,000       2.250%         4
  Class C ................  $ 12,297,000       0.875%         3
  Class D ................  $ 28,107,000       2.000%         2
  Non-offered certificates
    (excluding the Class
    A-1A, Class R-I, Class
    R-II, Class X-C, Class
    X-P and Class Z
    certificates) ........  $119,457,542       8.500%         1

                                 Any losses realized on the mortgage loans
                                 included in the trust fund or additional trust
                                 fund expenses allocated in reduction of the
                                 certificate balance of any class of sequential
                                 pay certificates will result in a
                                 corresponding reduction in the notional amount
                                 of the Class X-C certificates and, with
                                 respect to the Class A-2, Class A-3, Class
                                 A-PB, Class A-4, Class A-J, Class B, Class C,
                                 Class D, Class E, Class F, Class G and Class H
                                 certificates and portions of the Class A-1 and
                                 Class A-1A certificates, a corresponding
                                 reduction in the notional amount of the Class
                                 X-P certificates.

                                 Any losses and expenses that are associated
                                 with each co-lender loan will be allocated in
                                 accordance with the related intercreditor
                                 agreement. Specifically, any losses and
                                 expenses that are associated with each of the
                                 mortgage loans secured by the One & Two
                                 International Place mortgaged property and the
                                 450 West 33rd Street mortgaged property will
                                 be allocated in accordance with the terms of
                                 the related

                                      S-21

                                 intercreditor agreement, pro rata between the
                                 related mortgage loan (and therefore to the
                                 certificates other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) and the related pari passu
                                 companion loan. The portions of those losses
                                 and expenses that are allocated to the
                                 mortgage loans that are included in the trust
                                 fund will be allocated among the Series
                                 2005-C18 certificates in the manner described
                                 above.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Subordination; Allocation of Losses and
                                 Certain Expenses" in this prospectus
                                 supplement.

PREPAYMENT PREMIUMS; YIELD
 MAINTENANCE CHARGES..........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually
                                 collected during the related collection period
                                 on a mortgage loan included in the trust fund
                                 will be distributed to the holders of each
                                 class of offered certificates and the Class
                                 A-1A, Class E, Class F, Class G and Class H
                                 certificates then entitled to distributions as
                                 follows:

                                 The holders of each class of offered
                                 certificates and the Class A-1A, Class E,
                                 Class F, Class G and Class H certificates then
                                 entitled to distributions of principal with
                                 respect to the related loan group on that
                                 distribution date will generally be entitled
                                 to a portion of prepayment premiums or yield
                                 maintenance charges equal to the product of:

                                 o  the amount of those prepayment premiums or
                                    yield maintenance charges;

                                 o  a fraction (in no event greater than one),
                                    the numerator of which is equal to the
                                    excess, if any, of the pass-through rate of
                                    that class of certificates over the relevant
                                    discount rate, and the denominator of which
                                    is equal to the excess, if any, of the
                                    mortgage interest rate of the prepaid
                                    mortgage loan over the relevant discount
                                    rate; and

                                 o  a fraction, the numerator of which is equal
                                    to the amount of principal distributable on
                                    that class of certificates on that
                                    distribution date, and the denominator of
                                    which is the principal distribution amount
                                    for that distribution date.

                                 If there is more than one class of
                                 certificates entitled to distributions of
                                 principal with respect to the related loan
                                 group on any particular distribution date on
                                 which a prepayment premium or yield
                                 maintenance charge is distributable, the
                                 aggregate amount of that prepayment premium or
                                 yield maintenance charge will be allocated
                                 among all such classes up to, and on a pro
                                 rata basis in accordance with, the foregoing
                                 entitlements.

                                      S-22

                                 The portion, if any, of the prepayment
                                 premiums or yield maintenance charges
                                 remaining after any payments described above
                                 will be distributed as follows: (a) on or
                                 before the distribution date in May 2012, 5%
                                 to the holders of the Class X-P certificates
                                 and 95% to the holders of the Class X-C
                                 certificates and (b) thereafter, 100% to the
                                 holders of the Class X-C certificates.

                                 The "discount rate" applicable to any class of
                                 offered certificates and the Class A-1A, Class
                                 E, Class F, Class G and Class H certificates
                                 will equal the yield (when compounded monthly)
                                 on the US Treasury issue with a maturity date
                                 closest to the maturity date for the prepaid
                                 mortgage loan or mortgage loan for which title
                                 to the related mortgaged property was acquired
                                 by the trust fund.

                                  o In the event that there are two or more
                                    such US Treasury issues with the same
                                    coupon, the issue with the lowest yield
                                    will be utilized; and

                                  o In the event that there are two or more
                                    such US Treasury issues with maturity dates
                                    equally close to the maturity date for the
                                    prepaid mortgage loan, the issue with the
                                    earliest maturity date will be utilized.

               EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS OR
                           YIELD MAINTENANCE CHARGES

  Mortgage interest rate .........................   8%
  Pass-through rate for applicable class .........   6%
  Discount rate ..................................   5%

      ALLOCATION
    PERCENTAGE FOR       ALLOCATION PERCENTAGE     ALLOCATION PERCENTAGE
   APPLICABLE CLASS          FOR CLASS X-P             FOR CLASS X-C
---------------------   -----------------------   ----------------------

  6% - 5% = 33 1/3%     (100% - 33 1/3%) x        (100% - 33 1/3%) x
  --------              5% = 3 1/3%               95% = 63 1/3%
  8% - 5%

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges" in
                                 this prospectus supplement.
ALLOCATION OF
 ADDITIONAL INTEREST...........  On each distribution date, any additional interest collected in respect of a mortgage
                                 loan in the trust fund with an anticipated
                                 repayment date during the related collection
                                 period will be distributed to the holders of
                                 the Class Z certificates. This interest will
                                 not be available to provide credit support for
                                 other classes of certificates or offset any
                                 interest shortfalls.
ADVANCING OF PRINCIPAL
 AND INTEREST..................  The master servicer is required to advance delinquent scheduled payments of principal and
                                 interest with respect to any mortgage loan
                                 included in the trust fund unless the master
                                 servicer or the special servicer determines
                                 that the advance would not be recoverable from
                                 proceeds of the related mortgage loan. The
                                 master servicer will not be required to advance
                                 balloon payments due at maturity in excess of

                                      S-23

                                 regular periodic payments, interest in excess
                                 of the mortgage loan's regular interest rate
                                 or prepayment premiums or yield maintenance
                                 charges. The amount of the interest portion of
                                 any advance will be subject to reduction to
                                 the extent that an appraisal reduction of the
                                 related mortgage loan has occurred. If the
                                 master servicer fails to make a required
                                 advance, the trustee will be required to make
                                 the advance, unless the trustee determines
                                 that such advance would not be recoverable
                                 from proceeds of the related mortgage loan. If
                                 the trustee fails to make a required advance,
                                 the fiscal agent will be required to make the
                                 advance. Notwithstanding the foregoing, with
                                 respect to each of the One & Two International
                                 Place mortgage loan and the 450 West 33rd
                                 Street mortgage loan, advances with respect to
                                 delinquent payments of principal and/or
                                 interest will be governed by the 2005-C17
                                 pooling and servicing agreement under similar
                                 (although not identical) arrangements as
                                 described above with respect to the other
                                 mortgage loans included in the trust fund;
                                 provided that in the event that the master
                                 servicer under the 2005-C17 pooling and
                                 servicing agreement fails to make a required
                                 advance of delinquent principal and/or
                                 interest (i.e., an advance that is determined
                                 to be recoverable) with respect to either the
                                 One & Two International Place mortgage loan or
                                 the 450 West 33rd Street mortgage loan, as the
                                 case may be, the master servicer will be
                                 required to make that advance unless the
                                 master servicer determines that this advance
                                 would not be recoverable. See "DESCRIPTION OF
                                 THE CERTIFICATES--P&I Advances" in this
                                 prospectus supplement.

                                 These cash advances are only intended to
                                 maintain a regular flow of scheduled principal
                                 and interest payments on the certificates and
                                 are not intended to guarantee or insure
                                 against losses. In other words, the advances
                                 are intended to provide liquidity (rather than
                                 credit enhancement) to certificateholders. To
                                 the extent described in this prospectus
                                 supplement, the trust fund will pay interest
                                 to the master servicer, the trustee or the
                                 fiscal agent, as the case may be, on the
                                 amount of any principal and interest cash
                                 advance calculated at the prime rate (provided
                                 that no principal and/or interest cash advance
                                 shall accrue interest until after the
                                 expiration of any applicable grace or cure
                                 period for the related scheduled payment) and
                                 will reimburse the master servicer, the
                                 trustee or the fiscal agent for any principal
                                 and interest cash advances that are later
                                 determined to be not recoverable. Neither the
                                 master servicer, the trustee nor the fiscal
                                 agent will be required to make an advance with
                                 respect to any companion loan. See
                                 "DESCRIPTION OF THE CERTIFICATES--P&I
                                 Advances" in this prospectus supplement.

                                      S-24

OPTIONAL TERMINATION OF THE
 TRUST FUND...................   The trust fund may be terminated when the
                                 aggregate principal balance of the mortgage
                                 loans included in the trust fund is less than
                                 1.0% of the aggregate principal balance of the
                                 pool of mortgage loans included in the trust
                                 fund as of the cut-off date. See "DESCRIPTION
                                 OF THE CERTIFICATES--Termination" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                 The trust fund may also be terminated when the
                                 Class A-1, Class A-2, Class A-3, Class A-PB,
                                 Class A-4, Class A-1A, Class A-J, Class B,
                                 Class C and Class D certificates have been
                                 paid in full and all of the remaining
                                 certificates (other than the Class Z, Class
                                 R-I and Class R-II certificates) are held by a
                                 single certificateholder. See "DESCRIPTION OF
                                 THE CERTIFICATES--Termination" in this
                                 prospectus supplement.
REGISTRATION AND
 DENOMINATION..................  The offered certificates will initially be registered in the name of Cede & Co., as
                                 nominee for The Depository Trust Company in the
                                 United States, or in Europe through Clearstream
                                 Banking societe anonyme or Euroclear Bank S.A./
                                 N.V., as operator of the Euroclear System. You
                                 will not receive a definitive certificate
                                 representing your interest in the trust fund,
                                 except in the limited circumstances described
                                 in the accompanying prospectus. See
                                 "DESCRIPTION OF THE CERTIFICATES--Book-Entry
                                 Registration and Definitive Certificates" in
                                 the accompanying prospectus.

                                 Beneficial interests in the Class A-1, Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-J, Class B, Class C and Class D certificates
                                 will be offered in minimum denominations of
                                 $10,000 actual principal amount and in
                                 integral multiples of $1 in excess of those
                                 amounts.

MATERIAL FEDERAL INCOME TAX
 CONSEQUENCES.................   Two separate real estate mortgage investment
                                 conduit elections will be made with respect to
                                 the trust fund ("REMIC I" and "REMIC II"). The
                                 offered certificates will evidence regular
                                 interests in a REMIC and generally will be
                                 treated as debt instruments of such REMIC. The
                                 Class R-I certificates will represent the
                                 residual interests in REMIC I, and the Class
                                 R-II certificates will represent the residual
                                 interests in REMIC II. The Class Z
                                 certificateholders' entitlement to any
                                 additional interest that has accrued on a
                                 related mortgage loan that provides for the
                                 accrual of such additional interest if the
                                 unamortized principal amount of such mortgage
                                 loan is not repaid on the anticipated repayment
                                 date set forth in the related mortgage note
                                 will be treated as a grantor trust (as
                                 described in the related prospectus) for United
                                 States federal income tax purposes.

                                      S-25

                                 The offered certificates will be treated as
                                 newly originated debt instruments for federal
                                 income tax purposes. You will be required to
                                 report income with respect to the offered
                                 certificates using the accrual method of
                                 accounting, even if you otherwise use the cash
                                 method of accounting. It is anticipated that
                                 the Class   and Class   certificates will be
                                 treated as having been issued at a premium,
                                 and that the Class   and Class   certificates
                                 will be issued with original issue discount
                                 for federal income tax reporting purposes.

                                 For further information regarding the federal
                                 income tax consequences of investing in the
                                 offered certificates, see "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus
                                 supplement and the accompanying prospectus, the
                                 following certificates may be eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans, individual retirement
                                 accounts, or other retirement plans and
                                 accounts:

                                                  Class A-1
                                                  Class A-2
                                                  Class A-3
                                                  Class A-PB
                                                  Class A-4
                                                  Class A-J
                                                  Class B
                                                  Class C
                                                  Class D

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of
                                 Wachovia Capital Markets, LLC, Countrywide
                                 Securities Corporation, Credit Suisse First
                                 Boston LLC, Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated and Greenwich Capital
                                 Markets, Inc. by the US Department of Labor.
                                 See "ERISA CONSIDERATIONS" in this prospectus
                                 supplement and in the accompanying prospectus.

LEGAL INVESTMENT..............   The Class A-1, Class A-2, Class A-3, Class
                                 A-PB, Class A-4, Class A-J, Class B and Class C
                                 certificates will constitute "mortgage related
                                 securities" for purposes of the Secondary
                                 Mortgage Market Enhancement Act of 1984, as
                                 amended ("SMMEA"), so long as they are rated in
                                 one of the two highest rating categories by
                                 Moody's or S&P or another nationally recognized
                                 statistical rating organization. The other
                                 classes of certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 SMMEA. If your investment activities are
                                 subject to legal investment laws and
                                 regulations, regulatory capital requirements,
                                 or review by

                                      S-26

                                 regulatory authorities, then you may be
                                 subject to restrictions on investment in the
                                 offered certificates. You should consult your
                                 own legal advisers for assistance in
                                 determining the suitability of and
                                 consequences to you of the purchase, ownership
                                 and sale of the offered certificates. See
                                 "LEGAL INVESTMENT" in this prospectus
                                 supplement and in the accompanying prospectus.

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings
                                 from Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc.,
                                 and Moody's Investors Service, Inc.:

                           EXPECTED RATING
CLASS                      FROM S&P/MOODY'S
-----------------------   -----------------

  Class A-1 ...........        AAA/Aaa
  Class A-2 ...........        AAA/Aaa
  Class A-3 ...........        AAA/Aaa
  Class A-PB ..........        AAA/Aaa
  Class A-4 ...........        AAA/Aaa
  Class A-J ...........        AAA/Aaa
  Class B .............        AA/Aa2
  Class C .............        AA-/Aa3
  Class D .............         A/A2

                                 The ratings on the offered certificates
                                 address the likelihood of timely receipt of
                                 interest and ultimate receipt of principal by
                                 the rated final distribution date by the
                                 holders of offered certificates. They do not
                                 address the likely actual rate of prepayments.
                                 The rate of prepayments, if different than
                                 originally anticipated, could adversely affect
                                 the yield realized by holders of the offered
                                 certificates. In addition, ratings adjustments
                                 may result from a change in the financial
                                 position of the trustee or the fiscal agent as
                                 back-up liquidity provider. See "RATINGS" in
                                 this prospectus supplement and in the
                                 accompanying prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations and restrictions on the ratings,
                                 and conclusions that should not be drawn from
                                 a rating.

                              THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the
                                 following approximate characteristics as of the
                                 cut-off date. All information presented in this
                                 prospectus supplement (including cut-off date
                                 balance per square foot/unit/room,
                                 loan-to-value ratios and debt service coverage
                                 ratios) with respect to the 3 mortgage loans
                                 with subordinate companion loans is calculated
                                 without regard to the related subordinate
                                 companion loans. Unless otherwise specified,
                                 the calculations of loan balance per square
                                 foot/  unit/room, loan-to-value ratios and
                                 debt service coverage ratios were based on the
                                 aggregate indebtedness of these mortgage loans
                                 and the related pari passu companion loans,

                                      S-27

                                 if any (but not any subordinate companion
                                 loan). All percentages of the mortgage loans,
                                 or any specified group of mortgage loans,
                                 referred to in this prospectus supplement are
                                 approximate percentages.

                                 The totals in the following tables may not add
                                 up to 100% due to rounding.

                                       ALL                 LOAN              LOAN
                                     MORTGAGE             GROUP              GROUP
                                      LOANS                 1                  2
                               ------------------- ------------------- ----------------

  Number of Mortgage
   Loans ......................                72                  61               11
  Number of Crossed Loan
   Pools(1) ...................                 1                   1                0
  Number of Mortgaged
   Properties .................                88                  77               11
  Aggregate balance of all
   Mortgage Loans .............   $ 1,405,371,542     $ 1,316,413,770     $ 88,957,773
  Number of Mortgage
   Loans with Balloon
   Payments(2) ................                56                  45               11
  Aggregate balance of
   Mortgage Loans with
   Balloon Payments(2) ........   $ 1,191,044,542     $ 1,102,086,770     $ 88,957,773
  Number of Mortgage
   Loans with Anticipated
   Repayment Date(3) ..........                 1                   1                0
  Aggregate balance of
   Mortgage Loans with
   Anticipated Repayment
   Date(3) ....................   $    29,000,000     $    29,000,000     $          0
  Number of Fully
   Amortizing Mortgage
   Loans ......................                 0                   0                0
  Aggregate balance of
   Fully Amortizing
   Mortgage Loans .............   $             0     $             0     $          0
  Number of Interest Only
   Mortgage Loans(4) ..........                15                  15                0
  Aggregate balance of
   Interest Only Mortgage
   Loans(4) ...................   $   185,327,000     $   185,327,000     $          0
  Average mortgage loan
   balance ....................   $    19,519,049     $    21,580,554     $  8,087,070
  Minimum mortage loan
   balance ....................   $     1,498,302     $     1,498,302     $  3,000,000
  Maximum mortgage loan
   balance ....................   $   216,000,000     $   216,000,000     $ 18,000,000
  Maximum balance for a group
   of cross-collateralized
   and cross-defaulted
   mortgage loans(1) ..........   $    32,550,000     $    32,550,000     $          0
  Weighted average LTV
   ratio ......................              71.7%               71.6%            72.1%
  Minimum LTV ratio ..........               49.4%               49.4%            50.8%
  Maximum LTV ratio ..........               89.9%               89.9%            79.9%
  Weighted average LTV at
    Maturity or Anticipated
    Repayment Date ...........               64.4%               64.5%            63.4%
  Weighted Average DSCR.......               1.43x               1.44x            1.29x
  Minimum DSCR ...............               1.09x               1.09x            1.20x

                                      S-28

                                  ALL       LOAN       LOAN
                               MORTGAGE     GROUP      GROUP
                                 LOANS        1          2
                              ---------- ---------- ----------

  Maximum DSCR ..............     2.67x      2.67x      1.56x
  Weighted average
   Mortgage Loan interest
   rate ......................   5.333%     5.337%     5.276%
  Minimum Mortgage Loan
   interest rate .............   4.850%     4.850%     5.000%
  Maximum Mortgage Loan
   interest rate .............   6.410%     6.410%     5.790%
  Weighted average
   remaining term to
  Maturity or Anticipated
   Repayment Date ............     107        108         96
  Minimum remaining term
   to Maturity or
   anticipated Repayment
   Date (months) .............      58         58         58
  Maximum remaining term
   to Maturity or
   Anticipated Repayment
   Date (months) .............     120        120        120
  Weighted average
   occupancy rate(5) .........    93.1%      93.1%      92.9%

                                 ----------
                                 (1)   Consists of a group of 5 individual
                                       mortgage loans (loan numbers 35, 39, 44,
                                       56 and 61).

                                 (2)   Does not include mortgage loans with
                                       anticipated repayment dates or that are
                                       interest-only for their entire term.

                                 (3)   Does not include mortgage loans that are
                                       interest-only for their entire term.

                                 (4)   Includes mortgage loans with anticipated
                                       repayment dates that are Interest-Only
                                       for the entire period until the
                                       anticipated repayment date.

                                 (5)   Does not include 4 mortgage loans
                                       secured by hospitality properties,
                                       representing 2.5% for the mortgage pool
                                       (2.7% of loan group 1). In certain
                                       cases, occupancy includes space for
                                       which leases have been executed, but the
                                       tenant has not taken occupancy.

SECURITY FOR THE MORTGAGE LOANS
 IN THE TRUST FUND............   Generally, all of the mortgage loans included
                                 in the trust fund are non-recourse obligations
                                 of the related borrowers.

                                 o No mortgage loan included in the trust fund
                                   is insured or guaranteed by any government
                                   agency or private insurer.

                                 o All of the mortgage loans included in the
                                   trust fund are secured by first lien fee
                                   mortgages and/or leasehold mortgages on
                                   commercial properties or multifamily
                                   properties.

                                      S-29

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected
                                 to be included in the trust fund as of the
                                 cut-off date:

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                                                              PERCENTAGE OF     PERCENTAGE OF
                                          NUMBER OF        AGGREGATE        PERCENTAGE OF      CUT-OFF DATE     CUT-OFF DATE
                                          MORTGAGED       CUT-OFF DATE       CUT-OFF DATE        GROUP 1           GROUP 2
            PROPERTY TYPE                PROPERTIES         BALANCE          POOL BALANCE        BALANCE           BALANCE
-------------------------------------   ------------   -----------------   ---------------   ---------------   --------------

Office ..............................        30        $  687,278,428            48.9%             52.2%              0.0%
Retail ..............................        22           281,834,298            20.1              21.4               0.0
 Retail--Anchored ...................        19           267,673,578            19.0              20.3               0.0
 Retail--Shadow Anchored(2) .........         2            10,967,264             0.8               0.8               0.0
 Retail--Unanchored .................         1             3,193,456             0.2               0.2               0.0
Multifamily .........................        20           232,732,773            16.6              10.9             100.0
Mixed Use ...........................         3           112,481,825             8.0               8.5               0.0
Self Storage ........................         7            38,487,480             2.7               2.9               0.0
Hospitality .........................         4            34,956,349             2.5               2.7               0.0
Industrial ..........................         1            16,102,087             1.1               1.2               0.0
Land(3) .............................         1             1,498,302             0.1               0.1               0.0
                                             --        --------------           -----             -----             -----
 TOTAL ..............................        88        $1,405,371,542           100.0%            100.0%            100.0%
                                             ==        ==============           =====             =====             =====

----------
(1)   Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2)   A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)   Specifically, the fee interest in land which the ground tenant has improved and leased as a bank branch. The bank branch is not part of the loan collateral, and the sources of funds for loan repayment are the ground rent payments made to the related borrower.

                               [PIE CHART OMITTED]

Retail         20.1%
Multifamily    16.6%
Mixed Use       8.0%
Self Storage    2.7%
Hospitality     2.5%
Industrial      1.1%
Land            0.1%
Office         48.9%

                                      S-30

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located
                                 throughout 31 states. The following table
                                 describes the number and percentage of
                                 mortgaged properties in states which have
                                 concentrations of mortgaged properties above
                                 5.0%:

              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                     NUMBER OF      AGGREGATE      PERCENTAGE OF
                     MORTGAGED     CUT-OFF DATE    CUT-OFF DATE
       STATE        PROPERTIES       BALANCE       POOL BALANCE
------------------ ------------ ----------------- --------------

  MA .............       3       $  255,325,302         18.2%
  NY .............       6          241,302,964         17.2
  CA .............       8          234,240,000         16.7
    Southern(2) ..       6          191,265,000         13.6
    Northern(2) ..       2           42,975,000          3.1
  FL .............      22          130,837,123          9.3
  AZ .............       3          101,150,000          7.2
  Other ..........      46          442,516,155         31.5
                        --       --------------        -----
    TOTAL ........      88       $1,405,371,542        100.0%
                        ==       ==============        =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                  LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                          NUMBER OF      AGGREGATE       PERCENTAGE OF
                          MORTGAGED     CUT-OFF DATE     CUT-OFF DATE
         STATE           PROPERTIES       BALANCE       GROUP 1 BALANCE
----------------------- ------------ ----------------- ----------------

  MA ..................       3       $  255,325,302          19.4%
  NY ..................       6          241,302,964          18.3
  CA ..................       7          216,240,000          16.4
    Southern(2) .........     5          173,265,000          13.2
    Northern(2) .........     2           42,975,000           3.3
  FL ..................      22          130,837,123           9.9
  AZ ..................       3          101,150,000           7.7
  Other ...............      36          371,558,382          28.2
                             --       --------------         -----
  TOTAL ...............      77       $1,316,413,770         100.0%
                             ==       ==============         =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                      S-31

                                 LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                     NUMBER OF     AGGREGATE     PERCENTAGE OF
                     MORTGAGED   CUT-OFF DATE    CUT-OFF DATE
       STATE        PROPERTIES      BALANCE     GROUP 2 BALANCE
------------------ ------------ -------------- ----------------

  NC .............       2       $19,500,000          21.9%
  CA .............       1       $18,000,000          20.2
    Southern(2) ..       1       $18,000,000          20.2
  WA .............       2       $15,300,000          17.2
  GA .............       1       $10,787,773          12.1
  AL .............       1       $ 7,700,000           8.7
  NE .............       1       $ 6,200,000           7.0
  Other ..........       3       $11,470,000          12.9
                         -       -----------         -----
    TOTAL ........      11       $88,957,773         100.0%
                        ==       ===========         =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

PAYMENT TERMS.................   All of the mortgage loans included in the
                                 trust fund accrue interest at a fixed rate,
                                 other than mortgage loans providing for an
                                 anticipated repayment date, which provide for
                                 an increase of fixed interest after a certain
                                 date.

                                 o  Payments on the mortgage loans included in
                                    the trust fund are due on the 11th day of
                                    the month. No mortgage loan has a grace
                                    period that extends payment beyond the 11th
                                    day of any calendar month.

                                 o  As of the cut-off date, all of the mortgage
                                    loans accrue interest on an actual/360
                                    basis. Thirty-five (35) of the mortgage
                                    loans, representing 75.6% of the mortgage
                                    pool (27 mortgage loans in loan group 1 or
                                    76.0% and 8 mortgage loans in loan group 2
                                    or 69.3%), have periods during which only
                                    interest is due and periods in which
                                    principal and interest are due. Fifteen
                                    (15) of the mortgage loans, representing
                                    13.2% of the mortgage pool (14.1% of loan
                                    group 1), provide that only interest is due
                                    until maturity or the anticipated repayment
                                    date.

                                 The following tables set forth additional
                                 characteristics of the mortgage loans that we
                                 anticipate to be included in the trust fund as
                                 of the cut-off date:

                                      S-32

                         RANGE OF CUT-OFF DATE BALANCES

                                         NUMBER        AGGREGATE      PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
              RANGE OF                OF MORTGAGE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
      CUT-OFF DATE BALANCES ($)          LOANS          BALANCE        POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
------------------------------------ ------------- ----------------- --------------- ----------------- ----------------

(less than)  2,000,000 ... .........        1      $    1,498,302           0.1%             0.1%              0.0%
2,000,001 -- 3,000,000 .............        7          19,214,163           1.4              1.2               3.4
3,000,001 -- 4,000,000 .............        5          18,083,372           1.3              1.4               0.0
4,000,001 -- 5,000,000 .............        6          27,243,069           1.9              1.4               9.5
5,000,001 -- 6,000,000 .............        7          39,925,500           2.8              2.6               6.7
6,000,001 -- 7,000,000 .............        4          25,841,323           1.8              1.0              14.8
7,000,001 -- 8,000,000 .............        3          22,700,000           1.6              1.1               8.7
8,000,001 -- 9,000,000 .............        4          33,708,150           2.4              1.9               9.3
9,000,001 -- 10,000,000 ............        2          19,578,428           1.4              1.5               0.0
10,000,001 -- 15,000,000 ...........        6          71,237,773           5.1              3.6              27.3
15,000,001 -- 20,000,000 ...........       13         220,246,463          15.7             15.4              20.2
20,000,001 -- 25,000,000 ...........        1          24,975,000           1.8              1.9               0.0
25,000,001 -- 30,000,000 ...........        6         168,120,000          12.0             12.8               0.0
35,000,001 -- 40,000,000 ...........        1          40,000,000           2.8              3.0               0.0
40,000,001 -- 45,000,000 ...........        1          41,000,000           2.9              3.1               0.0
55,000,001 -- 60,000,000 ...........        1          56,000,000           4.0              4.3               0.0
80,000,001  (greater than) .........        4         576,000,000          41.0             43.8               0.0
                                           --      --------------         -----            -----             -----
 TOTAL .............................       72      $1,405,371,542         100.0%           100.0%            100.0%
                                           ==      ==============         =====            =====             =====

                            RANGE OF MORTGAGE RATES

                                    NUMBER          AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
                                 OF MORTGAGE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
 RANGE OF MORTGAGE RATES (%)        LOANS            BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
-----------------------------   -------------   -----------------   ---------------   -----------------   ----------------

4.850 -- 5.249 ..............         24        $  576,917,253            41.1%              41.4%               36.5%
5.250 -- 5.499 ..............         28           568,878,774            40.5               39.7                51.5
5.500 -- 5.749 ..............          9           131,979,599             9.4                9.4                 8.7
5.750 -- 5.999 ..............          8            96,514,357             6.9                7.1                 3.4
6.000 -- 6.249 ..............          1            16,102,087             1.1                1.2                 0.0
6.250 -- 6.499 ..............          2            14,979,473             1.1                1.1                 0.0
                                      --        --------------           -----              -----               -----
 TOTAL ......................         72        $1,405,371,542           100.0%             100.0%              100.0%
                                      ==        ==============           =====              =====               =====

                                      S-33

                        RANGE OF UNDERWRITTEN DSC RATIOS

                               NUMBER          AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
        RANGE OF            OF MORTGAGE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
 UNDERWRITTEN DSCRS (X)        LOANS            BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
------------------------   -------------   -----------------   ---------------   -----------------   ----------------

1.05 -- 1.09 ...........          1        $   27,500,000             2.0%               2.1%                0.0%
1.20 -- 1.24 ...........         23           477,537,318            34.0               32.7                53.3
1.25 -- 1.29 ...........          6            78,769,825             5.6                6.0                 0.0
1.30 -- 1.34 ...........          7           145,773,971            10.4                8.7                35.4
1.35 -- 1.39 ...........          2            22,500,000             1.6                1.7                 0.0
1.40 -- 1.44 ...........          5           141,397,264            10.1               10.5                 3.4
1.45 -- 1.49 ...........          3            61,317,335             4.4                4.7                 0.0
1.50 -- 1.54 ...........          5            43,618,199             3.1                3.3                 0.0
1.55 -- 1.59 ...........          5            83,175,000             5.9                5.8                 7.9
1.60 -- 1.64 ...........          2            16,250,000             1.2                1.2                 0.0
1.70 -- 1.74 ...........          2            12,470,000             0.9                0.9                 0.0
1.75 -- 1.79 ...........          5           237,075,631            16.9               18.0                 0.0
1.85 -- 1.89 ...........          1            15,242,500             1.1                1.2                 0.0
2.00 -- 2.04 ...........          1             2,899,000             0.2                0.2                 0.0
2.05 -- 2.09 ...........          1             2,923,000             0.2                0.2                 0.0
2.10 -- 2.14 ...........          1            15,065,000             1.1                1.1                 0.0
2.30 -- 2.67 ...........          2            21,857,500             1.6                1.7                 0.0
                                 --        --------------           -----              -----               -----
 TOTAL .................         72        $1,405,371,542           100.0%             100.0%              100.0%
                                 ==        ==============           =====              =====               =====

                        RANGE OF CUT-OFF DATE LTV RATIOS

                                    NUMBER          AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
           RANGE OF              OF MORTGAGE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
 CUT-OFF DATE LTV RATIOS (%)        LOANS            BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
-----------------------------   -------------   -----------------   ---------------   -----------------   ----------------

40.01 -- 50.00 ..............          1        $   16,000,000             1.1%               1.2%                0.0%
50.01 -- 55.00 ..............          3            15,600,000             1.1                0.4                11.2
55.01 -- 60.00 ..............          4            33,336,973             2.4                2.5                 0.0
60.01 -- 65.00 ..............          8           257,574,480            18.3               19.6                 0.0
65.01 -- 70.00 ..............         13           262,784,931            18.7               18.9                15.4
70.01 -- 75.00 ..............         12           327,221,317            23.3               23.5                20.2
75.01 -- 80.00 ..............         25           432,803,841            30.8               29.3                53.1
80.01 -- 85.00 ..............          5            32,550,000             2.3                2.5                 0.0
85.01 -- 90.00 ..............          1            27,500,000             2.0                2.1                 0.0
                                      --        --------------           -----              -----               -----
 TOTAL ......................         72        $1,405,371,542           100.0%             100.0%              100.0%
                                      ==        ==============           =====              =====               =====

                      RANGE OF REMAINING TERMS TO MATURITY
                         OR ANTICIPATED REPAYMENT DATE*

                           NUMBER          AGGREGATE       PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
 RANGE OF REMAINING     OF MORTGAGE      CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
   TERMS (MONTHS)          LOANS            BALANCE         POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
--------------------   -------------   ----------------   ---------------   -----------------   ----------------

0 -- 60 ............         17        $  149,605,928           10.6%               9.1%               32.9%
61 -- 84 ...........          6           190,707,500           13.6               13.9                 8.7
109 -- 120 .........         49         1,065,058,114           75.8               77.0                58.4
                             --        --------------          -----              -----               -----
 TOTAL .............         72        $1,405,371,542          100.0%             100.0%              100.0%
                             ==        ==============          =====              =====               =====

----------
*     With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                                      S-34

                               AMORTIZATION TYPES

                                       NUMBER          AGGREGATE        PERCENTAGE OF      PERCENTAGE OF       PERCENTAGE OF
                                    OF MORTGAGE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE       CUT-OFF DATE
        AMORTIZATION TYPE              LOANS            BALANCE          POOL BALANCE     GROUP 1 BALANCE     GROUP 2 BALANCE
--------------------------------   -------------   -----------------   ---------------   -----------------   ----------------

Interest-only, Amortizing
 Balloon* ......................         34        $1,033,348,000            73.5%              73.8%               69.3%
Amortizing Balloon .............         22           157,696,542            11.2                9.9                30.7
Interest-only, Balloon .........          9           108,627,500             7.7                8.3                 0.0
Interest-only, ARD .............          6            76,699,500             5.5                5.8                 0.0
Interest-only, Amortizing
 ARD* ..........................          1            29,000,000             2.1                2.2                 0.0
                                         --        --------------           -----              -----               -----
 TOTAL .........................         72        $1,405,371,542           100.0%             100.0%              100.0%
                                         ==        ==============           =====              =====               =====

----------
*     These mortgage loans require payments of interest-only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool and loan group 1 and a period of 12 to 48 months with respect to loan group 2.

                                 Balloon loans have amortization schedules
                                 significantly longer than their terms to
                                 maturity and have substantial principal
                                 payments due on their maturity dates, unless
                                 prepaid earlier.

                                 Mortgage loans providing for anticipated
                                 repayment dates generally fully or
                                 substantially amortize through their terms to
                                 maturity. However, if this type of mortgage
                                 loan is not prepaid by a date specified in its
                                 related mortgage note, interest will accrue at
                                 a higher rate and the related borrower will be
                                 required to apply all cash flow generated by
                                 the mortgaged property in excess of its
                                 regular debt service payments and certain
                                 other permitted expenses and reserves to repay
                                 principal on the mortgage loan.

                                 In addition, because the fixed periodic
                                 payment on the mortgage loans is determined
                                 assuming interest is calculated on a "30/360
                                 basis," but interest actually accrues and is
                                 applied on the majority of the mortgage loans
                                 on an "actual/  360 basis," there will be less
                                 amortization, absent prepayments, of the
                                 principal balance during the term of the
                                 related mortgage loan, resulting in a higher
                                 final payment on such mortgage loan. This will
                                 occur even if a mortgage loan is a "fully
                                 amortizing" mortgage loan.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Certain Terms and Conditions of the Mortgage
                                 Loans" in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the
                                 trust fund restrict or prohibit voluntary
                                 prepayments of principal in some manner for
                                 some period of time.

                                      S-35

                        TYPES OF PREPAYMENT RESTRICTIONS

                                                                                              PERCENTAGE OF     PERCENTAGE OF
                                                           AGGREGATE        PERCENTAGE OF      CUT-OFF DATE     CUT-OFF DATE
                                        NUMBER OF         CUT-OFF DATE       CUT-OFF DATE        GROUP 1           GROUP 2
   PREPAYMENT RESTRICTION TYPE       MORTGAGE LOANS         BALANCE          POOL BALANCE        BALANCE           BALANCE
---------------------------------   ----------------   -----------------   ---------------   ---------------   --------------

Prohibit prepayment for most of
 the term of the mortgage loan;
 but permit defeasance after a
 date specified in the related
 mortgage note for most or all
 of the remaining term* .........          60           $1,271,914,720           90.5%             92.3%             63.5%
Prohibit prepayment until a date
 specified in the related
 mortgage note and then
 impose a yield maintenance
 charge for most of the
 remaining term* ................          11              129,456,823            9.2               7.4              36.5
Impose a yield maintenance
 charge for most or all of the
 remaining term* ................           1                4,000,000            0.3               0.3               0.0
                                           --           --------------          -----             -----             -----
 TOTAL ..........................          72           $1,405,371,542          100.0%            100.0%            100.0%
                                           ==           ==============          =====             =====             =====

----------
*     For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement. The ability of the
                                 master servicer or special servicer to waive
                                 or modify the terms of any mortgage loan
                                 relating to the payment of a prepayment
                                 premium or yield maintenance charge will be
                                 limited as described in this prospectus
                                 supplement. See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement. We make no
                                 representations as to the enforceability of
                                 the provisions of any mortgage notes requiring
                                 the payment of a prepayment premium or yield
                                 maintenance charge or limiting prepayments to
                                 defeasance or the ability of the master
                                 servicer or special servicer to collect any
                                 prepayment premium or yield maintenance
                                 charge.

DEFEASANCE....................   Sixty (60) of the mortgage loans included in
                                 the trust fund as of the cut-off date,
                                 representing 90.5% of the mortgage pool (52
                                 mortgage loans in loan group 1 or 92.3% and 8
                                 of the mortgage loans in loan group 2 or
                                 63.5%), permit the borrower, under certain
                                 conditions, to substitute United States
                                 government obligations as collateral for the
                                 related mortgage loans (or a portion thereof)
                                 following their respective lock-out periods.
                                 Upon substitution, the related mortgaged
                                 property (or, in the case of a mortgage loan
                                 secured by multiple mortgaged properties, one
                                 or more of such mortgaged properties) will no
                                 longer secure the related mortgage loan. The
                                 payments on the defeasance collateral are
                                 required to be at least equal to an amount
                                 sufficient to make, when due, all payments on
                                 the related mortgage loan or allocated to the
                                 related mortgaged property; provided that in
                                 the case

                                      S-36

                                 of certain mortgage loans, these defeasance
                                 payments may cease at the beginning of the
                                 open prepayment period with respect to that
                                 mortgage loan, and the final payment on the
                                 defeasance collateral would fully prepay the
                                 mortgage loan. Defeasance may not occur prior
                                 to the second anniversary of the issuance of
                                 the certificates. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.
TWENTY LARGEST
 MORTGAGE LOANS................  The following table describes certain characteristics of the twenty largest mortgage
                                 loans or groups of cross collateralized
                                 mortgage loans in the trust fund by aggregate
                                 principal balance as of the cut-off date. With
                                 respect to the loans referred to as the One &
                                 Two International Place mortgage loan and the
                                 450 West 33rd Street mortgage loan in the
                                 immediately following table, the loan balance
                                 per square foot, the debt service coverage
                                 ratio and the loan to value ratio set forth in
                                 such table, in each case, are based on the
                                 aggregate combined principal balance of each of
                                 the One & Two International Place mortgage loan
                                 and the 450 West 33rd Street mortgage loan, as
                                 the case may be, and its related pari passu
                                 companion loan. No companion loan is included
                                 in the trust fund.

                                      S-37

                                    NUMBER OF
                                    MORTGAGE
                                     LOANS /                                % OF      % OF
                        MORTGAGE    NUMBER OF               CUT-OFF       INITIAL     LOAN
                          LOAN      MORTGAGED    LOAN         DATE          POOL     GROUP
       LOAN NAME         SELLER    PROPERTIES   GROUP      BALANCE(1)     BALANCE   BALANCE
---------------------- ---------- ------------ ------- ----------------- --------- ---------

One & Two
 International
 Place ............... Wachovia         1/1    1        $  216,000,000      15.4%     16.4%
450 West 33rd
 Street .............. Wachovia         1/1    1           132,500,000       9.4      10.1%
Kadima Medical
 Office Pool ......... Wachovia        1/17    1           127,500,000       9.1       9.7%
Park Place II ........ Wachovia         1/1    1           100,000,000       7.1       7.6%
Happy Valley
 Towne Center ........ Wachovia         1/1    1            56,000,000       4.0       4.3%
Mercantile Bank &
 Trust Building ...... Wachovia         1/1    1            41,000,000       2.9       3.1%
590 Fifth Avenue ..... Wachovia         1/1    1            40,000,000       2.8       3.0%
Extra Space Self
 Storage Portfolio
 #3 .................. Wachovia         5/5    1            32,550,000       2.3       2.5%
Cypress Lake at        Wachovia         1/1    1            29,770,000       2.1       2.3%
 Stonebriar ..........
Casa Paloma
 Shopping Center...... Wachovia         1/1    1            29,050,000       2.1       2.2%
                                  ---------            ---------------      ----
TOTAL (1-10): ........                14/30             $  804,370,000      57.2%
                                  =========            ===============      ====
Copaco Center ........ Wachovia         1/1    1        $   29,000,000       2.1%      2.2%
2700 Broadway ........ Wachovia         1/1    1            27,500,000       2.0       2.1%
Fullerton Towers ..... Wachovia         1/1    1            26,800,000       1.9       2.0%
Courthouse Place ..... Wachovia         1/1    1            26,000,000       1.9       2.0%
Kensington Place ..... Wachovia         1/1    1            24,975,000       1.8       1.9%
Springtown
 Shopping Center...... Wachovia         1/1    1            19,760,000       1.4       1.5%
Resort at University
 Park Apartments...... Wachovia         1/1    1            19,300,000       1.4       1.5%
Prospect Plaza ....... Wachovia         1/1    1            18,800,000       1.3       1.4%
La Serena              Wachovia         1/1    2            18,000,000       1.3      20.2%
 Apartments ..........
Sandpiper Village
 Apartments .......... Wachovia         1/1    1            18,000,000       1.3       1.4%
                                  ---------            ---------------      ----
TOTAL (11-20): .......                10/10             $  228,135,000      16.2%
                                  ---------            ---------------      ----
TOTAL (1-20): ........                24/40             $1,032,505,000      73.5%
                                  =========            ===============      ====

                                                                      WEIGHTED     WEIGHTED
                                                 LOAN                  AVERAGE     AVERAGE      WEIGHTED
                                             BALANCE PER   WEIGHTED    CUT-OFF    LTV RATIO     AVERAGE
                             PROPERTY          SF/UNIT/     AVERAGE   DATE LTV   AT MATURITY    MORTGAGE
       LOAN NAME               TYPE            ROOM(2)      DSCR(2)   RATIO(2)    OR ARD(2)       RATE
---------------------- -------------------- ------------- ---------- ---------- ------------- -----------

One & Two
 International
 Place ............... Office -- CBD           $    233   1.77x          61.7%       53.7%        5.205%
450 West 33rd
 Street .............. Office -- CBD           $    158   1.22x          68.8%       59.3%        5.100%
Kadima Medical
 Office Pool ......... Office -- Medical       $    160   1.40x          75.0%       64.8%        5.272%
Park Place II ........ Mixed Use --            $    364   1.20x          79.6%       75.1%        5.390%
                       Retail/Office
Happy Valley
 Towne Center ........ Retail -- Anchored      $     82   1.32x          72.6%       65.4%        5.790%
Mercantile Bank &
 Trust Building ...... Office -- CBD           $    101   1.55x          77.4%       71.6%        5.260%
590 Fifth Avenue ..... Office -- CBD           $    409   1.20x          74.2%       67.6%        5.390%
Extra Space Self
 Storage Portfolio
 #3 .................. Self Storage            $     83   1.58x          82.0%       82.0%        4.950%
Cypress Lake at        Multifamily --          $ 63,072   1.45x          77.9%       77.9%        5.420%
 Stonebriar .......... Conventional
Casa Paloma
 Shopping Center...... Retail -- Anchored      $    223   1.47x          69.8%       69.8%        5.630%
TOTAL (1-10): ........                                    1.45X          71.1%       64.1%        5.287%
Copaco Center ........ Retail -- Anchored      $     70   1.32x          69.0%       62.9%        5.400%
2700 Broadway ........ Retail -- Anchored      $  1,100   1.09x          89.9%       89.9%        5.410%
Fullerton Towers ..... Office -- Suburban      $    119   1.21x          75.8%       68.7%        5.130%
Courthouse Place ..... Office -- Suburban      $    228   1.26x          80.0%       71.6%        5.500%
Kensington Place ..... Multifamily --          $140,309   1.57x          75.3%       63.2%        5.660%
                       Independent
                       Living
Springtown
 Shopping Center...... Retail -- Anchored      $     72   1.20x          79.7%       70.0%        5.590%
Resort at University
 Park Apartments...... Multifamily --          $ 77,200   1.20x          69.3%       64.4%        5.490%
                       Conventional
Prospect Plaza ....... Retail -- Anchored      $    133   1.25x          78.7%       70.0%        5.220%
La Serena              Multifamily --          $ 95,745   1.32x          72.0%       67.6%        5.000%
 Apartments .......... Conventional
Sandpiper Village
 Apartments .......... Multifamily --          $ 85,714   1.21x          79.6%       70.6%        5.090%
                       Conventional
TOTAL (11-20): .......                                    1.26X          77.1%       70.2%        5.363%
TOTAL (1-20): ........                                    1.41X          72.4%       65.4%        5.304%

--------
(1)   In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2)   Each of the One & Two International Place mortgage loan and the 450 West
      33rd Street mortgage loan are part of a split loan structure that includes a pari passu companion loan that is not included in the trust fund. With respect to these mortgage loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot are based on the aggregate indebtedness of each such mortgage loan and the related pari passu companion loan.

                            For more information on the twenty largest mortgage
                            loans in the trust fund, see "DESCRIPTION OF THE
                            MORTGAGE POOL--Twenty Largest Mortgage Loans" in
                            this prospectus supplement.

                                      S-38

CO-LENDER LOANS...............   Five (5) mortgage loans to be included in the
                                 trust fund that were originated by Wachovia
                                 Bank, National Association, representing
                                 approximately 27.0% of the mortgage pool (4
                                 mortgage loans in loan group 1 or 28.3% and 1
                                 mortgage loan in loan group 2 or 8.7%), are, in
                                 each case, evidenced by one of two or more
                                 notes which are secured by one or more
                                 mortgaged real properties. In each case, the
                                 related companion loan(s) will not be part of
                                 the trust fund.

                                 Two (2) mortgage loans, loan numbers 1 and 2
                                 (the One & Two International Place mortgage
                                 loan and the 450 West 33rd Street mortgage
                                 loan), are each part of a split loan structure
                                 where 1 companion loan that is part of this
                                 split loan structure is pari passu in right of
                                 entitlement to payment with the related
                                 mortgage loan. The remaining co-lender loans
                                 (loan numbers 21, 40 and 41) are part of split
                                 loan structures in which the related companion
                                 loans are subordinate to the related mortgage
                                 loans. Each of these mortgage loans and its
                                 related companion loans are subject to
                                 intercreditor agreements.

                                 The intercreditor agreement for each of the
                                 One & Two International Place mortgage loan
                                 and the 450 West 33rd Street mortgage loan
                                 generally allocates collections in respect of
                                 such mortgage loans to the related mortgage
                                 loan and the related pari passu companion
                                 loan, on a pro rata basis. The intercreditor
                                 agreements for each of the remaining mortgage
                                 loans that are part of a split loan structure
                                 generally allocate collections in respect of
                                 that mortgage loan first, to the related
                                 mortgage loan, and then to amounts due on the
                                 related subordinate companion loans. No
                                 companion loan is included in the trust fund.
                                 The master servicer and special servicer will
                                 service and administer each of these mortgage
                                 loans and its related companion loans (other
                                 than the One & Two International Place
                                 mortgage loan and the 450 West 33rd Street
                                 mortgage loan and their related companion
                                 loans) pursuant to the pooling and servicing
                                 agreement and the related intercreditor
                                 agreement, for so long as the related mortgage
                                 loan is part of the trust fund. The One & Two
                                 International Place mortgage loan and the 450
                                 West 33rd Street mortgage loan and their
                                 related companion loans will be serviced under
                                 the pooling and servicing agreement entered
                                 into in connection with the issuance of the
                                 Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass Through Certificates,
                                 Series 2005-C17. The master servicer under the
                                 2005-C17 pooling and servicing agreement is
                                 Wachovia Bank, National Association and the
                                 special servicer under the 2005-C17 pooling
                                 and servicing agreement is Allied Capital
                                 Corporation. The terms of the 2005-C17 pooling
                                 and servicing agreement are generally similar
                                 (but are not identical) to the terms of the
                                 pooling and servicing agreement for this
                                 transaction. See "SERVICING OF THE

                                      S-39

                                 MORTGAGE LOANS--Servicing of the One & Two
                                 International Place Loan and the 450 West 33rd
                                 Street Loan" in this prospectus supplement.
                                 With respect to 3 mortgage loans (loan numbers
                                 21, 40 and 41), the related intercreditor
                                 agreement allows the trust fund and the
                                 related companion loan to receive separate
                                 collections of principal and interest prior to
                                 any material defaults.

                                 Amounts attributable to any companion loan
                                 will not be assets of the trust fund and will
                                 be beneficially owned by the holder of such
                                 companion loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" and "SERVICING OF THE
                                 MORTGAGE LOANS" in this prospectus supplement
                                 for a description of certain rights of the
                                 holders of these companion loans to direct or
                                 consent to the servicing of the related
                                 mortgage loans.

                                 In addition to the mortgage loans described
                                 above, certain of the mortgaged properties or
                                 the equity interests in the related borrowers
                                 are subject to, or are permitted to become
                                 subject to, additional debt. In certain cases,
                                 this additional debt is secured by the related
                                 mortgaged properties. See "RISK
                                 FACTORS--Additional Debt on Some Mortgage
                                 Loans Creates Additional Risks" in this
                                 prospectus supplement.

                                      S-40

                                  RISK FACTORS

    o You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision.
      Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

    o The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

    o This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

    o If any of the following risks are realized, your investment could be materially and adversely affected.

                           THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
 AVAILABLE TO PAY YOU..........  Neither the offered certificates nor the mortgage loans will be guaranteed or insured by
                                 us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. If the assets of the trust
                                 fund, primarily the mortgage loans, are
                                 insufficient to make payments on the offered
                                 certificates, no other assets will be available
                                 for payment of the deficiency. See "RISK
                                 FACTORS--The Assets of the Trust Fund May Not
                                 Be Sufficient to Pay Your Certificates" in the
                                 accompanying prospectus.
PREPAYMENTS WILL AFFECT
 YOUR YIELD....................  Prepayments. The yield to maturity on the offered certificates will depend on the rate
                                 and timing of principal payments (including
                                 both voluntary prepayments, in the case of
                                 mortgage loans that permit voluntary
                                 prepayment, and involuntary prepayments, such
                                 as prepayments resulting from casualty or
                                 condemnation, defaults, liquidations or
                                 repurchases for breaches of representations or
                                 warranties or other sales of defaulted mortgage
                                 loans which in either case may not require any
                                 accompanying prepayment premium or yield
                                 maintenance charge) on the mortgage loans
                                 included in the trust fund and how such
                                 payments are allocated among the offered
                                 certificates entitled to distributions of
                                 principal.

                                 In addition, upon the occurrence of certain
                                 limited events, a party may be required or
                                 permitted to repurchase or purchase a mortgage
                                 loan from the trust fund and the money paid
                                 would be passed through to the holders of the
                                 certificates with the same effect as if such
                                 mortgage loan had been prepaid in full (except
                                 that no prepayment premium or yield
                                 maintenance charge would be payable with
                                 respect to purchase or repurchase). In
                                 addition, certain mortgage loans may permit
                                 prepayment without an accompanying prepayment
                                 premium or yield maintenance charge if the
                                 mortgagee elects to apply casualty or
                                 condemnation proceeds

                                      S-41

                                 to the mortgage loan. We cannot make any
                                 representation as to the anticipated rate of
                                 prepayments (voluntary or involuntary) on the
                                 mortgage loans or as to the anticipated yield
                                 to maturity of any certificate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-2, Class A-3, Class A-PB, Class A-4
                                 and Class A-1A certificates will generally be
                                 based upon the particular loan group in which
                                 the related mortgage loan is deemed to be a
                                 part, the yield on the Class A-1, Class A-2,
                                 Class A-3, Class A-PB and Class A-4
                                 certificates will be particularly sensitive to
                                 prepayments on mortgage loans in loan group 1
                                 and the yield on the Class A-1A certificates
                                 will be particularly sensitive to prepayments
                                 on mortgage loans in loan group 2.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in
                                 this prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying
                                 prospectus.

                                 Yield. In general, if you purchase an offered
                                 certificate at a premium and principal
                                 distributions on that offered certificate
                                 occur at a rate faster than you anticipated at
                                 the time of purchase, and no prepayment
                                 premiums or yield maintenance charges are
                                 collected, your actual yield to maturity may
                                 be lower than you had predicted at the time of
                                 purchase. Conversely, if you purchase an
                                 offered certificate at a discount and
                                 principal distributions on that offered
                                 certificate occur at a rate slower than you
                                 anticipated at the time of purchase, your
                                 actual yield to maturity may be lower than you
                                 had predicted at the time of purchase.

                                 The yield on the Class A-4, Class A-J, Class
                                 B, Class C and Class D certificates could be
                                 adversely affected if mortgage loans with
                                 higher mortgage interest rates pay faster than
                                 mortgage loans with lower mortgage interest
                                 rates, since those classes bear interest at a
                                 rate equal to, based upon or limited by the
                                 weighted average net mortgage rate of the
                                 mortgage loans.

                                 In addition, because there can be no
                                 assurances with respect to losses, prepayments
                                 and performance of the mortgage loans, there
                                 can be no assurance that distributions of
                                 principal on the Class A-PB certificates will
                                 be made in conformity with the schedule
                                 attached on Annex D to this prospectus
                                 supplement.

                                 Interest Rate Environment. Mortgagors
                                 generally are less likely to prepay if
                                 prevailing interest rates are at or above the
                                 rates borne by their mortgage loans. On the
                                 other hand, mortgagors are generally more
                                 likely to prepay if prevailing interest rates
                                 fall significantly below the mortgage interest
                                 rates of their mortgage loans. Mortgagors are
                                 generally less likely to prepay mortgage loans
                                 with a lockout period, yield maintenance
                                 charge or prepayment premium provision, to the
                                 extent enforceable, than similar mortgage
                                 loans without

                                      S-42

                                 such provisions, with shorter lockout periods
                                 or with lower yield maintenance charges or
                                 prepayment premiums.

                                 Performance Escrows. In connection with the
                                 origination of some of the mortgage loans, the
                                 related borrowers were required to escrow
                                 funds or post a letter of credit related to
                                 obtaining certain performance objectives. In
                                 general, such funds will be released to the
                                 related borrower upon the satisfaction of
                                 certain conditions. If the conditions are not
                                 satisfied, although the master servicer will
                                 be directed in the pooling and servicing
                                 agreement (in accordance with the servicing
                                 standard) to hold the escrows, letters of
                                 credit or proceeds of such letters of credit
                                 as additional collateral and not use the funds
                                 to reduce the principal balance of the related
                                 mortgage loan, in the event such funds are
                                 required to be used to reduce the principal
                                 balance of such mortgage loans, such amounts
                                 will be passed through to the holders of the
                                 certificates as principal prepayments.

                                 Premiums. Provisions requiring prepayment
                                 premiums and yield maintenance charges may not
                                 be enforceable in some states and under
                                 federal bankruptcy law, and may constitute
                                 interest for usury purposes. Accordingly, we
                                 cannot provide assurance that the obligation
                                 to pay that premium or charge will be
                                 enforceable or, if enforceable, that the
                                 foreclosure proceeds will be sufficient to pay
                                 such prepayment premium or yield maintenance
                                 charge. Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 are not intended to be, and do not have the
                                 same effect on the certificateholders as, a
                                 prepayment, we cannot provide assurance that a
                                 court would not interpret such provisions as
                                 requiring a prepayment premium or yield
                                 maintenance charge and possibly determine that
                                 such provisions are unenforceable or usurious
                                 under applicable law. Prepayment premiums and
                                 yield maintenance charges are generally not
                                 charged for prepayments resulting from
                                 casualty or condemnation and would not be paid
                                 in connection with repurchases of mortgage
                                 loans for breaches of representations or
                                 warranties or a material document defect. No
                                 prepayment premium or yield maintenance charge
                                 will be required for prepayments in connection
                                 with a casualty or condemnation unless, in the
                                 case of certain of the mortgage loans, an
                                 event of default has occurred and is
                                 continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans
                                 included in the trust fund or in a particular
                                 group will occur at different rates. In
                                 addition, mortgaged properties can be released
                                 from the trust fund as a result of
                                 prepayments, defeasance, repurchases,
                                 casualties or condemnations. As a result, the
                                 aggregate balance of the mortgage loans
                                 concentrated in various property types in the
                                 trust fund or in a particular loan group
                                 changes over time. You therefore may be
                                 exposed to varying concentration risks as the
                                 mixture of property types and relative
                                 principal balance of the mortgage loans
                                 associated

                                      S-43

                                 with certain property types changes. See the
                                 table entitled "Range of Remaining Terms to
                                 Maturity or Anticipated Repayment Date for all
                                 Mortgage Loans as of the Cut-Off Date" under
                                 "DESCRIPTION OF THE MORTGAGE POOL--Additional
                                 Mortgage Loan Information" in this prospectus
                                 supplement for a description of the respective
                                 maturity dates of the mortgage loans included
                                 in the trust fund and in each loan group.
                                 Because principal on the certificates (other
                                 than the Class X-C, Class X-P, Class Z, Class
                                 R-I and Class R-II certificates) is payable in
                                 sequential order to the extent described under
                                 "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this
                                 prospectus supplement, classes that have a
                                 lower priority of distributions are more
                                 likely to be exposed to the risk of changing
                                 concentrations discussed under "--Special
                                 Risks Associated With High Balance Mortgage
                                 Loans" below than classes with a higher
                                 sequential priority.

OPTIONAL EARLY TERMINATION OF
 THE TRUST FUND MAY RESULT IN
 AN ADVERSE IMPACT ON YOUR YIELD
 OR MAY RESULT IN A LOSS......   The offered certificates will be subject to
                                 optional early termination by means of the
                                 purchase of the mortgage loans in the trust
                                 fund. We cannot assure you that the proceeds
                                 from a sale of the mortgage loans will be
                                 sufficient to distribute the outstanding
                                 certificate balance plus accrued interest and
                                 any undistributed shortfalls in interest
                                 accrued on the certificates that are subject to
                                 the termination. Accordingly, the holders of
                                 offered certificates affected by such a
                                 termination may suffer an adverse impact on the
                                 overall yield on their certificates, may
                                 experience repayment of their investment at an
                                 unpredictable and inopportune time or may even
                                 incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination"
                                 in this prospectus supplement.

BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of
                                 the offered certificates, the rate of principal
                                 payments on the offered certificates and the
                                 weighted average life of the offered
                                 certificates will be affected by the rate and
                                 timing of delinquencies and defaults on the
                                 mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in
                                 the trust fund, if the delinquent amounts are
                                 not advanced, may result in shortfalls in
                                 distributions of interest and/or principal to
                                 the offered certificates for the current month.
                                 Any late payments received on or in respect of
                                 the mortgage loans will be distributed to the
                                 certificates in the priorities described more
                                 fully in this prospectus supplement, but no
                                 interest will accrue on such shortfall during
                                 the period of time such payment is delinquent.

                                      S-44

                                 If you calculate your anticipated yield based
                                 on an assumed default rate and an assumed
                                 amount of losses on the mortgage pool that are
                                 lower than the default rate and the amount of
                                 losses actually experienced, and if such
                                 losses are allocated to your class of
                                 certificates, your actual yield to maturity
                                 will be lower than the yield so calculated and
                                 could, under certain scenarios, be negative.
                                 The timing of any loss on a liquidated
                                 mortgage loan also will affect the actual
                                 yield to maturity of the offered certificates
                                 to which all or a portion of such loss is
                                 allocable, even if the rate of defaults and
                                 severity of losses are consistent with your
                                 expectations. In general, the earlier you bear
                                 a loss, the greater the effect on your yield
                                 to maturity. See "YIELD AND MATURITY
                                 CONSIDERATIONS" in this prospectus supplement
                                 and "YIELD CONSIDERATIONS" in the accompanying
                                 prospectus.

                                 Even if losses on the mortgage loans included
                                 in the trust fund are allocated to a
                                 particular class of offered certificates, such
                                 losses may affect the weighted average life
                                 and yield to maturity of other certificates.
                                 Losses on the mortgage loans, to the extent
                                 not allocated to such class of offered
                                 certificates, may result in a higher
                                 percentage ownership interest evidenced by
                                 such certificates than would otherwise have
                                 resulted absent such loss. The consequent
                                 effect on the weighted average life and yield
                                 to maturity of the offered certificates will
                                 depend upon the characteristics of the
                                 remaining mortgage loans.

ADDITIONAL COMPENSATION AND
 CERTAIN REIMBURSEMENTS TO THE
 SERVICER WILL AFFECT YOUR RIGHT
 TO RECEIVE DISTRIBUTIONS.....   To the extent described in this prospectus
                                 supplement, the master servicer, the trustee or
                                 the fiscal agent, as applicable, will be
                                 entitled to receive interest on unreimbursed
                                 advances and unreimbursed servicing expenses.
                                 The right of the master servicer, the trustee
                                 or the fiscal agent to receive such payments of
                                 interest is senior to the rights of
                                 certificateholders to receive distributions on
                                 the certificates and, consequently, may result
                                 in additional trust fund expenses being
                                 allocated to the offered certificates that
                                 would not have resulted absent the accrual of
                                 such interest. In addition, the special
                                 servicer will receive a fee with respect to
                                 each specially serviced mortgage loan and any
                                 collections thereon, including specially
                                 serviced mortgage loans which have been
                                 returned to performing status. This will result
                                 in shortfalls which will be allocated to the
                                 offered certificates.

SUBORDINATION OF SUBORDINATE
 OFFERED CERTIFICATES.........   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-PB, Class A-4, Class
                                 A-1A, Class X-C or Class X-P certificates, your
                                 rights to receive distributions of amounts
                                 collected or advanced on or in respect of the
                                 mortgage loans will be

                                      S-45

                                 subordinated to those of the holders of the
                                 offered certificates with an earlier payment
                                 priority (and, with respect to the Class A-J
                                 certificates, the Class A-1, Class A-2, Class
                                 A-3, Class A-PB, Class A-4 and Class A-1A
                                 certificates).

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTIFICATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this
                                 prospectus supplement.

YOUR LACK OF CONTROL OVER THE
 TRUST FUND CAN CREATE RISKS...  You and other certificateholders generally do not have a right to vote and do not have the
                                 right to make decisions with respect to the
                                 administration of the trust fund. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in
                                 this prospectus supplement. Those decisions are
                                 generally made, subject to the express terms of
                                 the pooling and servicing agreement, by the
                                 master servicer, the trustee, the fiscal agent
                                 or the special servicer, as applicable. Any
                                 decision made by one of those parties in
                                 respect of the trust fund, even if that
                                 decision is determined to be in your best
                                 interests by that party, may be contrary to the
                                 decision that you or other certificateholders
                                 would have made and may negatively affect your
                                 interests.

                                 Under certain circumstances, the consent or
                                 approval of less than all certificateholders
                                 will be required to take, and will bind all
                                 certificateholders to, certain actions
                                 relating to the trust. The interests of those
                                 certificateholders may be in conflict with
                                 those of the other certificateholders. For
                                 example, certificateholders of certain classes
                                 that are subordinate in right of payment may
                                 direct the actions of the special servicer
                                 with respect to troubled mortgage loans and
                                 related mortgaged properties. In certain
                                 circumstances, the holder of a companion loan,
                                 mezzanine loan or subordinate debt may direct
                                 the actions of the special servicer with
                                 respect to the related mortgage loan and the
                                 holder of a companion loan, mezzanine loan or
                                 subordinate debt will have certain consent
                                 rights relating to foreclosure or modification
                                 of the related loans. The interests of such
                                 holder of a companion loan, mezzanine loan or
                                 subordinate debt may be in conflict with those
                                 of the certificateholders.

                                 Five (5) of the mortgage loans, representing
                                 27.0% of the mortgage pool (4 mortgage loans
                                 in loan group 1 or 28.3% and 1 mortgage loan
                                 in loan group 2 or 8.7%), are each evidenced
                                 by multiple promissory notes. With respect to
                                 2 of these mortgage loans, representing 24.8%
                                 of the mortgage pool (26.5% of loan group 1),
                                 the related mortgage loans are evidenced by
                                 promissory notes that are pari passu in right
                                 of payment. In each case, the trust fund is
                                 comprised of only one of the pari passu notes.
                                 In the case of the One & Two International
                                 Place whole loan and the 450 West 33rd Street
                                 whole loan, the related pari passu companion
                                 note is included

                                      S-46

                                 in the trust fund created in connection with
                                 the Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C17 commercial mortgage
                                 securitization. In each case, the holders of
                                 the pari passu companion notes (or, if
                                 applicable, the holders of beneficial
                                 interests in the pari passu companion notes)
                                 have certain control, consultation and/or
                                 consent rights with respect to the servicing
                                 and/or administration of these loans. With
                                 respect to the other 3 mortgage loans
                                 evidenced by multiple promissory notes, the
                                 related mortgage loans are each part of a
                                 split loan structure where one promissory note
                                 is subordinate in right of payment to the
                                 other promissory note. In each case, the trust
                                 fund does not include the subordinate
                                 companion note. In addition, such holders of
                                 the subordinate companion notes may have been
                                 granted various rights and powers pursuant to
                                 the related intercreditor agreement or other
                                 similar agreement, including cure rights and
                                 purchase options with respect to the related
                                 mortgage loans. In some cases, the foregoing
                                 rights and powers may be assignable or may be
                                 exercised through a representative or
                                 designee. Accordingly, these rights may
                                 potentially conflict with the interests of the
                                 certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and
                                 servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" in this
                                 prospectus supplement and "DESCRIPTION OF THE
                                 CERTIFICATES--Voting Rights" in this
                                 prospectus supplement and the accompanying
                                 prospectus.

LIQUIDITY FOR CERTIFICATES MAY
 BE LIMITED....................  There is currently no secondary market for the offered certificates. While each
                                 underwriter has advised us that it intends to
                                 make a secondary market in one or more classes
                                 of the offered certificates, none of them are
                                 under any obligation to do so. No secondary
                                 market for your certificates may develop. If a
                                 secondary market does develop, there can be no
                                 assurance that it will be available for the
                                 offered certificates or, if it is available,
                                 that it will provide holders of the offered
                                 certificates with liquidity of investment or
                                 continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial
                                 decrease in the market value of your
                                 certificates. Your certificates will not be
                                 listed on any securities exchange or traded in
                                 any automated quotation system of any
                                 registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION........  Your certificates will be initially represented by one or more certificates
                                 registered in the name of Cede & Co., as the
                                 nominee for DTC, and will not be registered in
                                 your name. As a result, you will not be
                                 recognized as a certificateholder, or holder of
                                 record of your certificates.

                                      S-47

POTENTIAL CONFLICTS
 OF INTEREST...................  The master servicer is the mortgage loan seller and is an affiliate of the depositor and one of
                                 the underwriters. In addition, Wachovia Bank,
                                 National Association is also the master
                                 servicer under the pooling and servicing
                                 agreement executed in connection with the
                                 Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C17 commercial mortgage
                                 securitization under which the One & Two
                                 International Place mortgage loan and the 450
                                 West 33rd Street mortgage loan are being
                                 serviced. These affiliations could cause
                                 conflicts with the master servicer's duties to
                                 the trust under the pooling and servicing
                                 agreement. However, the pooling and servicing
                                 agreement provides that the mortgage loans
                                 shall be administered in accordance with the
                                 servicing standard described in this prospectus
                                 supplement without regard to an affiliation
                                 with any other party to the pooling and
                                 servicing agreement. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 With respect to 1 mortgage loan (loan number
                                 9), representing 2.1% of the mortgage pool
                                 (2.2% of loan group 1), Wachovia Bank,
                                 National Association is the mortgagee under a
                                 second mortgage secured by the related
                                 mortgaged property and a pledge of the equity
                                 interest in the borrower, which is subject to
                                 the terms of a subordination and standstill
                                 agreement. Accordingly, a conflict may arise
                                 between Wachovia Bank, National Association's
                                 duties to the trust under the pooling and
                                 servicing agreement and its or its affiliate's
                                 interest as a holder of a companion loan or
                                 the holder of certain other indebtedness
                                 secured by the mortgaged property. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender
                                 Loans" in this prospectus supplement.

                                 In addition, with respect to 2 mortgage loans
                                 (loan numbers 12 and 18), representing 3.2% of
                                 the mortgage pool (1 mortgage loan in loan
                                 group 1 or 2.0% and 1 mortgage loan in loan
                                 group 2 or 20.2%), an affiliate of Wachovia
                                 Bank, National Association owns an
                                 approximately 85% preferred equity interest in
                                 each related borrower and may acquire the
                                 remaining equity interests in the related
                                 borrowers upon the satisfaction of certain
                                 conditions in the mortgage loan documents. As
                                 a result, a conflict could have arisen during
                                 the origination process as a result of
                                 Wachovia Bank, National Association being the
                                 originator of the related mortgage loans as
                                 well as the owner of the equity interests in
                                 each related borrower. In addition, a conflict
                                 may arise between Wachovia Bank, National
                                 Association's duties to the trust under the
                                 pooling and servicing agreement and its
                                 affiliate's equity interest in the related
                                 borrower. However, the pooling and servicing
                                 agreement provides that the mortgage loans
                                 shall be administered in accordance with the
                                 servicing standard described in this
                                 prospectus supplement without regard to any
                                 relationship that the master servicer or any
                                 affiliate thereof may have with the related
                                 borrower. In addition, the special servicer
                                 (and any related sub-servicer)

                                      S-48

                                 will be involved in determining whether to
                                 modify or foreclose a defaulted mortgage loan.
                                 The special servicer is not affiliated with
                                 the master servicer or the related borrower.

                                 The special servicer (and any related
                                 sub-servicer) will be involved in determining
                                 whether to modify or foreclose a defaulted
                                 mortgage loan. The special servicer or an
                                 affiliate of the special servicer may purchase
                                 certain other non-offered certificates
                                 (including the controlling class and the Class
                                 Z certificates). The special servicer or its
                                 affiliate may serve as the initial controlling
                                 class representative. The special servicer or
                                 its affiliates may acquire non-performing
                                 loans or interests in non-performing loans,
                                 which may include REO properties that compete
                                 with the mortgaged properties securing
                                 mortgage loans in the trust fund. The special
                                 servicer or its affiliates own and are in the
                                 business of acquiring assets similar in type
                                 to the assets of the trust fund. The special
                                 servicer or its affiliates may also make loans
                                 on properties that may compete with the
                                 mortgaged properties and may also advise other
                                 clients that own or are in the business of
                                 owning properties that compete with the
                                 mortgaged properties or that own loans like
                                 the mortgage loans included in the trust fund.
                                 Accordingly, the assets of the special
                                 servicer and its affiliates may, depending
                                 upon the particular circumstances including
                                 the nature and location of such assets,
                                 compete with the mortgaged properties for
                                 tenants, purchasers, financing and so forth.
                                 See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement.

                                 This could cause a conflict between the
                                 special servicer's duties to the trust fund
                                 under the pooling and servicing agreement and
                                 its interest as a holder of a certificate.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard without regard to ownership of any
                                 certificate by the master servicer, the
                                 special servicer or any affiliate of the
                                 special servicer. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 In addition, the related property managers and
                                 borrowers may experience conflicts of interest
                                 in the management and/or ownership of the
                                 mortgaged properties securing the mortgage
                                 loans because:

                                 o  a substantial number of the mortgaged
                                    properties are managed by property managers
                                    affiliated with the respective borrowers;

                                 o  these property managers also may manage
                                    and/or franchise additional properties,
                                    including properties that may compete with
                                    the mortgaged properties;

                                 o  affiliates of the property manager and/or
                                    the borrowers or the property managers
                                    and/or the borrowers themselves also may
                                    own other properties, including competing
                                    properties; or

                                      S-49

                                 o  the mortgaged property is self-managed.

                                 In addition, certain mortgage loans included
                                 in the trust fund may have been refinancings
                                 of debt previously held by (or by an affiliate
                                 of) the mortgage loan seller.

TERRORIST ATTACKS AND MILITARY
 CONFLICTS MAY ADVERSELY AFFECT
 YOUR INVESTMENT..............   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The full impact of
                                 these events is not yet known, but could
                                 include, among other things, increased
                                 volatility in the price of securities including
                                 your certificates. The terrorist attacks may
                                 also adversely affect the revenues or costs of
                                 operation of the mortgaged properties. The
                                 terrorist attacks on the World Trade Center and
                                 the Pentagon suggest an increased likelihood
                                 that large public areas such as shopping malls
                                 or large office buildings could become the
                                 target of terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for security and
                                 insurance premiums, particularly for large
                                 properties, which could adversely affect the
                                 cash flow at those mortgaged properties, or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact leasing
                                 revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. See "--Insurance Coverage
                                 on Mortgaged Properties May Not Cover Special
                                 Hazard Losses" below.

                                 Terrorist attacks in the United States,
                                 incidents of terrorism occurring outside the
                                 United States and military conflict in Iraq
                                 and elsewhere may significantly reduce air
                                 travel throughout the United States, and,
                                 therefore, continue to have a negative effect
                                 on revenues in areas heavily dependent on
                                 tourism. Any decrease in air travel may have a
                                 negative effect on certain of the mortgaged
                                 properties, including hotel mortgaged
                                 properties and those mortgaged properties
                                 located in tourist areas, which could reduce
                                 the ability of such mortgaged properties to
                                 generate cash flow.

                                 It is uncertain what continued effect armed
                                 conflict involving the United States,
                                 including the recent war between the United
                                 States and Iraq or any future conflict with
                                 any other country, will have on domestic and
                                 world financial markets, economies, real
                                 estate markets, insurance costs or business
                                 segments. Foreign or domestic conflicts of any
                                 kind could have an adverse effect on the
                                 mortgaged properties.

                                 Accordingly, these disruptions, uncertainties
                                 and costs could materially and adversely
                                 affect your investment in the certificates.

                                      S-50

                              THE MORTGAGE LOANS

RISKS ASSOCIATED WITH COMMERCIAL
 LENDING MAY BE DIFFERENT THAN
 FOR RESIDENTIAL LENDING......   Commercial and multifamily lending is
                                 generally viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk
                                 of loss than lending which is secured by
                                 single-family residences, in part because it
                                 typically involves making larger loans to
                                 single borrowers or groups of related
                                 mortgagors. In addition, unlike loans which are
                                 secured by single-family residences, repayment
                                 of loans secured by commercial and multifamily
                                 properties depends upon the ability of the
                                 related real estate project:

                                 o  to generate income sufficient to pay debt
                                    service, operating expenses and leasing
                                    commissions and to make necessary repairs,
                                    tenant improvements and capital
                                    improvements; and

                                 o  in the case of loans that do not fully
                                    amortize over their terms, to retain
                                    sufficient value to permit the borrower to
                                    pay off the loan at maturity through a sale
                                    or refinancing of the mortgaged property.

FUTURE CASH FLOW AND PROPERTY
 VALUES ARE NOT PREDICTABLE...   A number of factors, many beyond the control
                                 of the property owner, may affect the ability
                                 of an income-producing real estate project to
                                 generate sufficient net operating income to pay
                                 debt service and/or to maintain its value.
                                 Among these factors are:

                                 o economic conditions generally and in the
                                   area of the project;

                                 o the age, quality, functionality and design
                                   of the project;

                                 o the degree to which the project competes
                                   with other projects in the area;

                                 o changes or continued weakness in specific
                                   industry segments;

                                 o increases in operating costs;

                                 o the willingness and ability of the owner to
                                   provide capable property management and
                                   maintenance;

                                 o the degree to which the project's revenue
                                   is dependent upon a single tenant or user,
                                   a small group of tenants, tenants
                                   concentrated in a particular business or
                                   industry and the competition to any such
                                   tenants;

                                 o an increase in the capital expenditures
                                   needed to maintain the properties or make
                                   improvements;

                                 o a decline in the financial condition of a
                                   major tenant;

                                 o the location of a mortgaged property;

                                     S-51

                                 o whether a mortgaged property can be easily
                                   converted (or converted at all) to
                                   alternative uses;

                                 o an increase in vacancy rates;

                                 o perceptions regarding the safety,
                                   convenience and attractiveness of such
                                   properties;

                                 o vulnerability to litigation by tenants and
                                   patrons; and

                                 o environmental contamination.

                                 Many of the mortgaged properties securing
                                 mortgage loans included in the trust fund have
                                 leases that expire or may be subject to tenant
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. For example, in
                                 the case of the Park Place II mortgage loan
                                 (loan number 4), 4 of the 5 largest tenants,
                                 representing in the aggregate 53.4% of the
                                 rent at the related mortgaged property, have
                                 leases that expire prior to the maturity date
                                 of the related mortgage loan. Certain of such
                                 loans may be leased entirely to a single
                                 tenant. If leases are not renewed or replaced,
                                 if tenants default, if rental rates fall
                                 and/or if operating expenses increase, the
                                 borrower's ability to repay the loan may be
                                 impaired and the resale value of the property,
                                 which is substantially dependent upon the
                                 property's ability to generate income, may
                                 decline. Even if borrowers successfully renew
                                 leases or relet vacated space, the costs
                                 associated with reletting, including tenant
                                 improvements, leasing commissions and free
                                 rent, can exceed the amount of any reserves
                                 maintained for that purpose and reduce cash
                                 from the mortgaged properties. Although some
                                 of the mortgage loans included in the trust
                                 fund require the borrower to maintain escrows
                                 for leasing expenses, there is no guarantee
                                 that these reserves will be sufficient.

                                 In addition, there are other factors,
                                 including changes in zoning or tax laws,
                                 restrictive covenants, tenant exclusives and
                                 rights of first refusal to lease or purchase,
                                 the availability of credit for refinancing and
                                 changes in interest-rate levels that may
                                 adversely affect the value of a project and/or
                                 the borrower's ability to sell or refinance
                                 without necessarily affecting the ability to
                                 generate current income. In addition, certain
                                 of the mortgaged properties may be leased in
                                 whole or in part by government-sponsored
                                 tenants who may have certain rights to cancel
                                 their leases or reduce the rent payable with
                                 respect to such leases at any time for, among
                                 other reasons, lack of appropriations.

                                 Other factors are more general in nature, such
                                 as:

                                 o national, regional or local economic
                                   conditions (including plant and military
                                   installation closings, industry slowdowns
                                   and unemployment rates);

                                 o local real estate conditions (such as an
                                   oversupply of retail space, office space or
                                   multifamily housing);

                                 o demographic factors;

                                      S-52

                                 o consumer confidence;

                                 o consumer tastes and preferences; and

                                 o changes in building codes and other
                                   applicable laws.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o the length of tenant leases;

                                 o the creditworthiness of tenants;

                                 o in the case of rental properties, the rate
                                   at which new rentals occur;

                                 o the property's "operating leverage" (i.e.,
                                   the percentage of total property expenses
                                   in relation to revenue, the ratio of fixed
                                   operating expenses to those that vary with
                                   revenues and the level of capital
                                   expenditures required to maintain the
                                   property and to retain or replace tenants);
                                   and

                                 o a decline in the real estate market or in
                                   the financial condition of a major tenant
                                   will tend to have a more immediate effect
                                   on the net operating income of property
                                   with short-term revenue sources, such as
                                   short-term or month-to-month leases, and
                                   may lead to higher rates of delinquency or
                                   defaults.

SOME MORTGAGED PROPERTIES MAY
 NOT BE READILY CONVERTIBLE TO
 ALTERNATIVE USES.............   Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may
                                 not be readily convertible (or convertible at
                                 all) to alternative uses if those properties
                                 were to become unprofitable for any reason. For
                                 example, a mortgaged property may not be
                                 readily convertible (or convertible at all) due
                                 to restrictive covenants related to such
                                 mortgaged property including, in the case of
                                 mortgaged properties which are part of a
                                 condominium regime, the use and other
                                 restrictions imposed by the condominium
                                 declaration and other related documents,
                                 especially in a situation where a mortgaged
                                 property does not represent the entire
                                 condominium regime. In addition, mortgaged
                                 properties that have been designated as
                                 historic sites may be difficult to convert to
                                 alternative uses. In addition, converting
                                 commercial properties to alternate uses
                                 generally requires substantial capital
                                 expenditures. The liquidation value of any
                                 mortgaged property, subject to limitations of
                                 the kind described above or other limitations
                                 on convertibility of use, may be substantially
                                 less than would be the case if the property
                                 were readily adaptable to other uses.

                                 See "--Special Risks Associated with
                                 Industrial and Mixed-Use Facilities" and
                                 "--Special Risks Associated with Self Storage
                                 Facilities" below.

                                      S-53

LOANS NOT INSURED
 OR GUARANTEED.................  Generally, the mortgage loans included in the trust fund will not be an obligation of, or be
                                 insured or guaranteed by, any governmental
                                 entity, by any private mortgage insurer, or by
                                 the depositor, any mortgage loan seller, the
                                 underwriters, the master servicer, the special
                                 servicer, the trustee, the fiscal agent or any
                                 of their respective affiliates.

                                 We have not evaluated the significance of the
                                 recourse provisions of mortgage loans that may
                                 permit recourse against the related borrower
                                 or another person in the event of a default.
                                 Accordingly, you should assume all of the
                                 mortgage loans included in the trust fund are
                                 nonrecourse loans, and that recourse in the
                                 case of default will be limited to the related
                                 mortgaged property.

                                 However, in certain circumstances a mortgage
                                 loan seller will be obligated to repurchase or
                                 substitute a mortgage loan sold by it if:

                                 o there is a defect or omission with respect
                                   to certain of the documents relating to
                                   such mortgage loan and such defect or
                                   omission materially and adversely affects
                                   the value of a mortgage loan or the
                                   interests of the trust fund therein or the
                                   interests of any certificateholder; or

                                 o certain of their respective representations
                                   or warranties concerning such mortgage loan
                                   are breached, and such breach materially
                                   and adversely affects the value of such
                                   mortgage loan, the interests of the trust
                                   fund therein or the interests of any
                                   certificateholder and is not cured as
                                   required.

                                 We cannot provide assurance that the
                                 applicable mortgage loan seller will be in a
                                 financial position to make such a repurchase
                                 or substitution.

RISKS RELATING TO CERTAIN
 PROPERTY TYPES...............   Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
 OFFICE PROPERTIES............   Office properties may require their owners to
                                 expend significant amounts of cash to pay for
                                 general capital improvements, tenant
                                 improvements and costs of re-leasing space.
                                 Office properties that are not equipped to
                                 accommodate the needs of modern businesses may
                                 become functionally obsolete and thus
                                 non-competitive.

                                 In addition, a large number of factors may
                                 adversely affect the value of office
                                 properties, including:

                                 o the quality of an office building's
                                   tenants;

                                 o the physical attributes of the building in
                                   relation to competing buildings (e.g., age,
                                   condition, design, access to transportation
                                   and ability to offer certain amenities,
                                   such as sophisticated building systems);

                                     S-54

                                 o the physical attributes of the building
                                   with respect to the technological needs of
                                   the tenants, including the adaptability of
                                   the building to changes in the
                                   technological needs of the tenants;

                                 o the desirability of the area as a business
                                   location;

                                 o the presence of competing properties; and

                                 o the strength and nature of the local
                                   economy (including labor costs and quality,
                                   tax environment and quality of life for
                                   employees).

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of properties for new
                                 tenants.

                                 Included in the mortgage loans secured in
                                 whole or in part by office properties is the
                                 Kadima Medical Office Pool loan, which is
                                 secured by 17 medical office properties, and
                                 the Cattleridge Medical Center loan, together
                                 representing approximately 9.5% of the
                                 mortgage pool (10.1% of loan group 1). The
                                 performance of a medical office property may
                                 depend on (i) the proximity of such property
                                 to a hospital or other health care
                                 establishment and (ii) reimbursements for
                                 patient fees from private or
                                 government-sponsored insurers. Issues related
                                 to reimbursements (ranging from non-payment to
                                 delays in payment) from such insurers could
                                 adversely impact cash flow at such mortgaged
                                 properties.

                                 Office properties secure 14 of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 48.9% of the
                                 mortgage pool (52.2% of loan group 1). In
                                 addition, 2 mortgage loans, representing 7.6%
                                 of the mortgage pool (8.2% of loan group 1)
                                 are secured by mortgaged properties which
                                 contain both office and retail components.

SPECIAL RISKS ASSOCIATED WITH
 SHOPPING CENTERS AND OTHER
  RETAIL PROPERTIES............  Shopping centers are affected by the health of the retail industry, which is currently
                                 undergoing a consolidation and is experiencing
                                 changes due to the growing market share of
                                 "off-price" retailing, including the popularity
                                 of home shopping networks, shopping via
                                 internet web sites and telemarketing. A
                                 particular shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor, shadow anchor or
                                 major tenant, a shift in consumer demand due to
                                 demographic changes (e.g., population decreases
                                 or changes in average age or income) and/or
                                 changes in consumer preference (e.g., to
                                 discount retailers).

                                 In the case of retail properties, the failure
                                 of an anchor, shadow anchor or major tenant to
                                 renew its lease, the termination of an anchor,
                                 shadow anchor or major tenant's lease, the
                                 bankruptcy or economic decline of an anchor,
                                 shadow anchor or major tenant, or the
                                 cessation of the business of an anchor, shadow
                                 anchor or major tenant at its store,
                                 notwithstanding that such tenant may continue
                                 payment

                                      S-55

                                 of rent after "going dark," may have a
                                 particularly negative effect on the economic
                                 performance of a shopping center property
                                 given the importance of anchor tenants, shadow
                                 anchor tenants and major tenants in attracting
                                 traffic to other stores within the same
                                 shopping center. In addition, the failure of
                                 one or more major tenants, such as an anchor
                                 or shadow anchor tenant, to operate from its
                                 premises may entitle other tenants to rent
                                 reductions or the right to terminate their
                                 leases. See "--The Failure of a Tenant Will
                                 Have a Negative Impact on Single Tenant and
                                 Tenant Concentration Properties" below.

                                 Retail properties, including shopping centers,
                                 secure 22 of the mortgage loans included in
                                 the trust fund as of the cut-off date,
                                 representing 20.1% of the mortgage pool (21.4%
                                 of loan group 1). In addition, 3 mortgage
                                 loans, representing 8.0% of the mortgage pool
                                 (8.5% of loan group 1) are secured by
                                 mortgaged properties which contain either (i)
                                 retail and office components or (ii) retail
                                 and land components.
SPECIAL RISKS ASSOCIATED WITH
 MULTIFAMILY PROJECTS.........   Multifamily projects are part of a market
                                 that, in general, is characterized by low
                                 barriers to entry. Thus, a particular apartment
                                 market with historically low vacancies could
                                 experience substantial new construction and a
                                 resultant oversupply of units in a relatively
                                 short period of time. Since multifamily
                                 apartment units are typically leased on a
                                 short-term basis, the tenants who reside in a
                                 particular project within such a market may
                                 easily move to alternative projects with more
                                 desirable amenities or locations.

                                 A large number of factors may adversely affect
                                 the value and successful operation of a
                                 multifamily property, including:

                                 o the physical attributes of the apartment
                                   building (for example, its age, appearance
                                   and construction quality);

                                 o the location of the property (for example,
                                   a change in the neighborhood over time);

                                 o the ability of management to provide
                                   adequate maintenance and insurance;

                                 o the types of services and amenities that
                                   the property provides;

                                 o the property's reputation;

                                 o the level of mortgage interest rates
                                   (which, if relatively low, may encourage
                                   tenants to purchase rather than lease
                                   housing);

                                 o the tenant mix, such as the tenant
                                   population being predominantly students or
                                   being heavily dependent on workers from a
                                   particular business or personnel from a
                                   local military base;

                                     S-56

                                 o dependence upon governmental programs that
                                   provide rent subsidies to tenants pursuant
                                   to tenant voucher programs or tax credits
                                   to developers to provide certain types of
                                   development;

                                 o the presence of competing properties;

                                 o adverse local or national economic
                                   conditions; and

                                 o state and local regulations.

                                 Furthermore, multifamily projects may be
                                 subject to various tax credit, city, state and
                                 federal housing subsidies, rent stabilization
                                 or similar programs. The limitations and
                                 restrictions imposed by these programs could
                                 result in realized losses on the mortgage
                                 loans. In addition, in the event that the
                                 program is cancelled, it could result in less
                                 income for the project. These programs may
                                 include:

                                 o rent limitations that could adversely
                                   affect the ability of borrowers to increase
                                   rents to maintain the condition of their
                                   mortgaged properties and satisfy operating
                                   expenses; and

                                 o tenant income restrictions that may reduce
                                   the number of eligible tenants in those
                                   mortgaged properties and result in a
                                   reduction in occupancy rates.

                                 The differences in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be
                                 a sufficient economic incentive for some
                                 eligible tenants to reside at a subsidized or
                                 supported property that may have fewer
                                 amenities or be less attractive as a
                                 residence. As a result, occupancy levels at a
                                 subsidized or supported property may decline,
                                 which may adversely affect the value and
                                 successful operation of such property.

                                 Multifamily properties secure 20 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 16.6% of the
                                 mortgage pool (9 mortgage loans in loan group
                                 1 or 10.9% and all of the mortgage loans in
                                 loan group 2).

SPECIAL RISKS ASSOCIATED WITH
 SELF STORAGE FACILITIES......   The self storage facilities market contains
                                 low barriers to entry. In addition, due to the
                                 short-term nature of self storage leases, self
                                 storage properties also may be subject to more
                                 volatility in terms of supply and demand than
                                 loans secured by other types of properties.

                                 Because of the construction utilized in
                                 connection with certain self storage
                                 facilities, it might be difficult or costly to
                                 convert such a facility to an alternative use.
                                 Thus, liquidation value of self storage
                                 properties may be substantially less than
                                 would be the case if the same were readily
                                 adaptable to other uses.

                                 In addition, it is difficult to assess the
                                 environmental risks posed by such facilities
                                 due to tenant privacy, anonymity and
                                 unsupervised access to such facilities.
                                 Therefore, such facilities

                                      S-57

                                 may pose additional environmental risks to
                                 investors. The environmental site assessments
                                 discussed in this prospectus supplement did
                                 not include an inspection of the contents of
                                 the self storage units included in the self
                                 storage properties. We therefore cannot
                                 provide assurance that all of the units
                                 included in the self storage properties are
                                 free from hazardous substances or other
                                 pollutants or contaminants or will remain so
                                 in the future. See "--Environmental Laws May
                                 Adversely Affect the Value of and Cash Flow
                                 from a Mortgaged Property" below.

                                 Self storage properties secure 7 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 2.7% of the
                                 mortgage pool (2.9% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 HOSPITALITY PROPERTIES.......   Hospitality properties are affected by
                                 various factors, including:

                                 o location;

                                 o quality;

                                 o management ability;

                                 o amenities;

                                 o franchise affiliation (or lack thereof);

                                 o continuing expenditures for modernizing,
                                   refurbishing and maintaining existing
                                   facilities prior to the expiration of their
                                   anticipated useful lives;

                                 o a deterioration in the financial strength
                                   or managerial capabilities of the owner and
                                   operator of a hotel;

                                 o changes in travel patterns caused by
                                   changes in access, energy prices, strikes,
                                   relocation of highways, the construction of
                                   additional highways or other factors;

                                 o adverse economic conditions, either local,
                                   regional or national, which may limit the
                                   amount that may be charged for a room and
                                   may result in a reduction in occupancy
                                   levels; and

                                 o construction of competing hotels or motels,
                                   which may also limit the amount that may be
                                   charged for a room and may result in a
                                   reduction in occupancy levels.

                                 Because hotel rooms generally are rented for
                                 short periods of time, hospitality properties
                                 tend to be affected more quickly by adverse
                                 economic conditions and competition than other
                                 commercial properties. All of the mortgage
                                 loans secured by hotel properties are
                                 affiliated with a franchise or hotel
                                 management company through a franchise or
                                 management agreement. The performance of a
                                 hotel property affiliated with a franchise or
                                 hotel management company depends in part on:

                                  o the continued existence and financial
                                    strength of the franchisor or hotel
                                    management company;

                                      S-58

                                 o the public perception of the franchise or
                                   hotel chain service mark; and

                                 o the duration of the franchise licensing or
                                   management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of franchise license
                                 agreements is restricted. In the event of a
                                 foreclosure, the lender or its agent would not
                                 have the right to use the franchise license
                                 without the franchisor's consent. Conversely,
                                 in the case of certain mortgage loans, the
                                 lender may be unable to remove a franchisor or
                                 a hotel management company that it desires to
                                 replace following a foreclosure.

                                 Furthermore, the ability of a hotel to attract
                                 customers, and some of such hotel's revenues,
                                 may depend in large part on its having a
                                 liquor license. Such a license may not be
                                 transferable (e.g., in connection with a
                                 foreclosure).

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature; different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality can be
                                 expected to cause periodic fluctuations in a
                                 hospitality property's room and restaurant
                                 revenues, occupancy levels, room rates and
                                 operating expenses. In addition, the events of
                                 September 11, 2001, have had an adverse impact
                                 on the tourism and convention industry. See
                                 "--Terrorist Attacks and Military Conflicts
                                 May Adversely Affect Your Investment" in this
                                 prospectus supplement.

                                 Hospitality properties secure 4 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 2.5% of the
                                 mortgage pool (2.7% of loan group 1).

ENVIRONMENTAL LAWS MAY
ADVERSELY AFFECT THE VALUE
OF AND CASH FLOW  FROM A
MORTGAGED PROPERTY.............  If an adverse environmental condition exists with respect to a mortgaged property securing a
                                 mortgage loan included in the trust fund, the
                                 trust fund may be subject to certain risks
                                 including the following:

                                 o a reduction in the value of such mortgaged
                                   property which may make it impractical or
                                   imprudent to foreclose against such
                                   mortgaged property;

                                 o the potential that the related borrower may
                                   default on the related mortgage loan due to
                                   such borrower's inability to pay high
                                   remediation costs or costs of defending
                                   lawsuits due to an environmental impairment
                                   or difficulty in bringing its operations
                                   into compliance with environmental laws;

                                     S-59

                                 o liability for clean-up costs or other
                                   remedial actions, which could exceed the
                                   value of such mortgaged property or the
                                   unpaid balance of the related mortgage
                                   loan; and

                                 o the inability to sell the related mortgage
                                   loan in the secondary market or to lease
                                   such mortgaged property to potential
                                   tenants.

                                 Under certain federal, state and local laws,
                                 federal, state and local agencies may impose a
                                 statutory lien over affected property to
                                 secure the reimbursement of remedial costs
                                 incurred by these agencies to correct adverse
                                 environmental conditions. This lien may be
                                 superior to the lien of an existing mortgage.
                                 Any such lien arising with respect to a
                                 mortgaged property securing a mortgage loan
                                 included in the trust fund would adversely
                                 affect the value of such mortgaged property
                                 and could make impracticable the foreclosure
                                 by the special servicer on such mortgaged
                                 property in the event of a default by the
                                 related borrower.

                                 Under various federal, state and local laws,
                                 ordinances and regulations, a current or
                                 previous owner or operator of real property,
                                 as well as certain other types of parties, may
                                 be liable for the costs of investigation,
                                 removal or remediation of hazardous or toxic
                                 substances on, under, adjacent to or in such
                                 property. The cost of any required
                                 investigation, delineation and/or remediation
                                 and the owner's liability therefor is
                                 generally not limited under applicable laws.
                                 Such liability could exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. Under some environmental laws, a
                                 secured lender (such as the trust fund) may be
                                 found to be an "owner" or "operator" of the
                                 related mortgaged property if it is determined
                                 that the lender actually participated in the
                                 hazardous waste management of the borrower,
                                 regardless of whether the borrower actually
                                 caused the environmental damage. In such
                                 cases, a secured lender may be liable for the
                                 costs of any required investigation, removal
                                 or remediation of hazardous substances. The
                                 trust fund's potential exposure to liability
                                 for environmental costs will increase if the
                                 trust fund, or an agent of the trust fund,
                                 actually takes possession of a mortgaged
                                 property or control of its day-to-day
                                 operations. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Environmental
                                 Considerations" in the accompanying
                                 prospectus, and "DESCRIPTION OF THE MORTGAGE
                                 POOL--Assessments of Property
                                 Condition--Environmental Assessments" in this
                                 prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or
                                 updated a previously conducted environmental
                                 site assessment) with respect to each
                                 mortgaged property securing a mortgage loan
                                 included in the trust fund. Such assessments
                                 do not generally include invasive
                                 environmental testing. In each case where the
                                 environmental site assessment or update
                                 revealed a material adverse environmental
                                 condition or circumstance at any

                                      S-60

                                 mortgaged property, then (depending on the
                                 nature of the condition or circumstance) one
                                 or more of the following actions has been or
                                 is expected to be taken:

                                 o an environmental consultant investigated
                                   those conditions and recommended no further
                                   investigations or remediation;

                                 o an environmental insurance policy, having
                                   the characteristics described below, was
                                   obtained from a third-party insurer;

                                 o either (i) an operations and maintenance
                                   program, including, in several cases, with
                                   respect to asbestos-containing materials,
                                   lead-based paint, microbial matter and/or
                                   radon, or periodic monitoring of nearby
                                   properties, has been or is expected to be
                                   implemented in the manner and within the
                                   time frames specified in the related loan
                                   documents, or (ii) remediation in
                                   accordance with applicable law or
                                   regulations has been performed, is
                                   currently being performed or is expected to
                                   be performed either by the borrower or by
                                   the party responsible for the
                                   contamination;

                                 o an escrow or reserve was established to
                                   cover the estimated cost of remediation,
                                   with each remediation required to be
                                   completed within a reasonable time frame in
                                   accordance with the related loan documents;
                                   or

                                 o the related borrower or other responsible
                                   party having financial resources reasonably
                                   estimated to be adequate to address the
                                   related condition or circumstance is
                                   required to take (or is liable for the
                                   failure to take) actions, if any, with
                                   respect to those circumstances or
                                   conditions that have been required by the
                                   applicable governmental regulatory
                                   authority or any environmental law or
                                   regulation.

                                 We cannot provide assurance, however, that the
                                 environmental assessments identified all
                                 environmental conditions and risks, that the
                                 related borrowers will implement all
                                 recommended operations and maintenance plans,
                                 that such plans will adequately remediate the
                                 environmental condition, or that any
                                 environmental indemnity, insurance or escrow
                                 will fully cover all potential environmental
                                 conditions and risks. In addition, the
                                 environmental condition of the underlying real
                                 properties could be adversely affected by
                                 tenants or by the condition of land or
                                 operations in the vicinity of the properties,
                                 such as underground storage tanks.

                                 With respect to 1 mortgage loan (loan number
                                 13), representing 1.9% of the mortgage pool
                                 (2.0% of loan group 1), the related borrower
                                 has obtained a pollution legal environmental
                                 insurance policy with respect to the related
                                 mortgaged property. This policy was issued by
                                 the Chubb Group, which as of April 20, 2005,
                                 had a financial strength

                                      S-61

                                 rating of "A2" from Moody's. Further, with
                                 respect to 1 mortgage loan (loan number 10),
                                 representing 2.1% of the mortgage pool (2.2%
                                 of loan group 1), the related borrower was
                                 required to obtain an environmental collateral
                                 protection and liability policy with respect
                                 to the related mortgaged property. This policy
                                 was issued by a subsidiary of the
                                 Zurich-American Insurance Group, which, as of
                                 April 20, 2005, had a financial strength
                                 rating of "A+" from S&P.

                                 We cannot provide assurance, however, that
                                 should such coverage be needed, coverage would
                                 be available or uncontested, that the terms
                                 and conditions of such coverage would be met,
                                 that coverage would be sufficient for the
                                 claims at issue or that coverage would not be
                                 subject to certain deductibles.

                                 In addition, some of the related borrowers
                                 have provided an environmental indemnification
                                 in favor of the mortgagee.

                                 With respect to the 450 West 33rd Street
                                 mortgage loan (loan number 2), representing
                                 9.4% of the mortgage pool (10.1% of loan group
                                 1), while the environmental assessment
                                 revealed no evidence of recognized
                                 environmental conditions at the mortgaged
                                 property, the report identified certain
                                 technical reporting defaults and recommended
                                 certain actions by the related borrower. For
                                 example, the building's eight emergency
                                 generators have not been registered with the
                                 New York City Department of Environmental
                                 Protection. The failure to register these
                                 generators represents a technical reporting
                                 default, and the report recommended that those
                                 emergency generators be registered. In
                                 addition, there are five storage tanks at the
                                 related mortgaged property that store diesel
                                 fuel for the on-site emergency generators.
                                 These tanks include two 5,000-gallon
                                 above-ground storage tanks and a 3,000-gallon
                                 underground storage tank. Evidence of minor
                                 lubricating oil leakage was noted next to the
                                 emergency generators, and the environmental
                                 assessment recommended repair of the
                                 equipment. In addition, the environmental
                                 assessment recommended the removal of four
                                 55-gallon drums of waste glycol which were
                                 stored on the roof of the building. No reserve
                                 was taken in connection with the environmental
                                 remediation.

                                 The pooling and servicing agreement will
                                 require that the special servicer obtain an
                                 environmental site assessment of a mortgaged
                                 property securing a mortgage loan included in
                                 the trust fund prior to taking possession of
                                 the property through foreclosure or otherwise
                                 or assuming control of its operation. Such
                                 requirement effectively precludes enforcement
                                 of the security for the related mortgage note
                                 until a satisfactory environmental site
                                 assessment is obtained (or until any required
                                 remedial action is thereafter taken), but will
                                 decrease the likelihood that the trust fund
                                 will become liable for a material adverse
                                 environmental condition at the mortgaged
                                 property. However, we cannot give assurance
                                 that the requirements of the pooling and
                                 servicing agreement will

                                      S-62

                                 effectively insulate the trust fund from
                                 potential liability for a materially adverse
                                 environmental condition at any mortgaged
                                 property. See "DESCRIPTION OF THE POOLING AND
                                 SERVICING AGREEMENTS--Realization Upon
                                 Defaulted Mortgage Loans," "RISK
                                 FACTORS--Environmental Liability May Affect
                                 the Lien on a Mortgaged Property and Expose
                                 the Lender to Costs" and "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Environmental Considerations" in the
                                 accompanying prospectus.
SPECIAL RISKS ASSOCIATED
WITH BALLOON LOANS AND
ANTICIPATED REPAYMENT
 DATE LOANS....................  All of the mortgage loans provide for scheduled payments of principal and/or interest
                                 based on amortization schedules significantly
                                 longer than their respective remaining terms to
                                 maturity or provide for payments of interest
                                 only until the respective maturity date and, in
                                 each case, a balloon payment on the respective
                                 maturity date. Seven (7) of these mortgage
                                 loans, representing 7.5% of the mortgage pool
                                 (8.0% of loan group 1), are anticipated
                                 repayment date loans, which provide that if the
                                 principal balance of the loan is not repaid on
                                 a date specified in the related mortgage note,
                                 the loan will accrue interest at an increased
                                 rate.

                                 o A borrower's ability to make a balloon
                                   payment or repay its anticipated repayment
                                   date loan on the anticipated repayment date
                                   typically will depend upon its ability
                                   either to refinance fully the loan or to
                                   sell the related mortgaged property at a
                                   price sufficient to permit the borrower to
                                   make such payment.

                                 o Whether or not losses are ultimately
                                   sustained, any delay in the collection of a
                                   balloon payment on the maturity date or
                                   repayment on the anticipated repayment date
                                   that would otherwise be distributable on
                                   your certificates will likely extend the
                                   weighted average life of your certificates.

                                 o The ability of a borrower to effect a
                                   refinancing or sale will be affected by a
                                   number of factors, including (but not
                                   limited to) the value of the related
                                   mortgaged property, the level of available
                                   mortgage rates at the time of sale or
                                   refinancing, the borrower's equity in the
                                   mortgaged property, the financial condition
                                   and operating history of the borrower and
                                   the mortgaged property, rent rolling
                                   status, rent control laws with respect to
                                   certain residential properties, tax laws,
                                   prevailing general and regional economic
                                   conditions and the availability of credit
                                   for loans secured by multifamily or
                                   commercial properties, as the case may be.

                                 We cannot assure you that each borrower under
                                 a balloon loan or an anticipated repayment
                                 date loan will have the ability to repay the
                                 principal balance of such mortgage loan on the
                                 related maturity date or anticipated repayment
                                 date, as applicable. For additional
                                 description of risks associated

                                      S-63

                                 with balloon loans, see "RISK FACTORS--Balloon
                                 Payments on Mortgage Loans Result in
                                 Heightened Risk of Borrower Default" in the
                                 accompanying prospectus.

                                 In order to maximize recoveries on defaulted
                                 mortgage loans, the pooling and servicing
                                 agreement permits the special servicer to
                                 extend and modify mortgage loans that are in
                                 material default or as to which a payment
                                 default (including the failure to make a
                                 balloon payment) is imminent; subject,
                                 however, to the limitations described under
                                 "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement. We cannot
                                 provide assurance, however, that any such
                                 extension or modification will increase the
                                 present value of recoveries in a given case.
                                 Any delay in collection of a balloon payment
                                 that would otherwise be distributable on your
                                 certificates, whether such delay is due to
                                 borrower default or to modification of the
                                 related mortgage loan, will likely extend the
                                 weighted average life of your certificates.
                                 See "YIELD AND MATURITY CONSIDERATIONS" in
                                 this prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying
                                 prospectus.

ADVERSE CONSEQUENCES ASSOCIATED
 WITH BORROWER CONCENTRATION,
 BORROWERS UNDER COMMON CONTROL
 AND RELATED BORROWERS........   Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or
                                 under common control with one another. In such
                                 circumstances, any adverse circumstances
                                 relating to a borrower or an affiliate thereof
                                 and affecting one of the related mortgage loans
                                 or mortgaged properties could also affect other
                                 mortgage loans or mortgaged properties of the
                                 related borrower. In particular, the bankruptcy
                                 or insolvency of any such borrower or affiliate
                                 could have an adverse effect on the operation
                                 of all of the mortgaged properties of that
                                 borrower and its affiliates and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the mortgage loans. For example, if a person
                                 that owns or directly or indirectly controls
                                 several mortgaged properties experiences
                                 financial difficulty at one mortgaged property,
                                 they could defer maintenance at one or more
                                 other mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 they could attempt to avert foreclosure by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting payments for an
                                 indefinite period on all the related mortgage
                                 loans. In particular, such person experiencing
                                 financial difficulty or becoming subject to a
                                 bankruptcy proceeding may have an adverse
                                 effect on the funds available to make
                                 distributions on the certificates and may lead
                                 to a downgrade, withdrawal or qualification (if
                                 applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related borrowers
                                 are likely to:

                                      S-64

                                 o have common management, increasing the risk
                                   that financial or other difficulties
                                   experienced by the property manager could
                                   have a greater impact on the pool of
                                   mortgage loans included in the trust fund;
                                   and

                                 o have common general partners or managing
                                   members which would increase the risk that
                                   a financial failure or bankruptcy filing
                                   would have a greater impact on the pool of
                                   mortgage loans included in the trust fund.

                                 The 450 West 33rd Street mortgage loan and the
                                 Kadima Medical Office Pool mortgage loan (loan
                                 numbers 2 and 3, respectively), which
                                 collectively represent 18.5% of the mortgage
                                 pool (19.8% of loan group 1) are not
                                 cross-collateralized or cross-defaulted but
                                 the sponsors of each such mortgage loan are
                                 affiliated. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans--450 West
                                 33rd Street" and "--Kadima Medical Office
                                 Pool" in this prospectus supplement.

                                 No group, individual borrower, sponsor
                                 concentration or borrower concentration
                                 represents more than 18.5% of the mortgage
                                 pool (19.8% of loan group 1).

THE GEOGRAPHIC CONCENTRATION OF
 MORTGAGED PROPERTIES SUBJECTS
 THE TRUST FUND TO A GREATER
 EXTENT TO STATE AND REGIONAL
 CONDITIONS....................  Except as indicated in the following tables, less than 5.0% of the mortgage loans, by
                                 cut-off date pool or loan group balance, are
                                 secured by mortgaged properties in any one
                                 state.

              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE        PERCENTAGE OF
                            MORTGAGED       CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES         BALANCE         POOL BALANCE
-----------------------   ------------   -----------------   --------------

  MA ..................         3         $  255,325,302           18.2%
  NY ..................         6            241,302,964           17.2
  CA ..................         8            234,240,000           16.7
    Southern(2) .......         6            191,265,000           13.6
    Northern(2) .......         2             42,975,000            3.1
  FL ..................        22            130,837,123            9.3
  AZ ..................         3            101,150,000            7.2
  Other ...............        46            442,516,155           31.5
                               --         --------------          -----
                               88         $1,405,371,542          100.0%
                               ==         ==============          =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in and south of such
                                       counties were included in Southern
                                       California.

                                      S-65

                                 LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE         PERCENTAGE OF
                            MORTGAGED       CUT-OFF DATE       CUT-OFF DATE
         STATE             PROPERTIES         BALANCE         GROUP 1 BALANCE
-----------------------   ------------   -----------------   ----------------

  MA ..................         3         $  255,325,302            19.4%
  NY ..................         6            241,302,964            18.3
  CA ..................         7            216,240,000            16.4
    Southern(2) .......         5            173,265,000            13.2
    Northern(2) .......         2             42,975,000             3.3
  FL ..................        22            130,837,123             9.9
  AZ ..................         3            101,150,000             7.7
  Other ...............        36            371,558,382            28.2
                               --         --------------           -----
                               77         $1,316,413,770           100.0%
                               ==         ==============           =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in and south of such
                                       counties were included in Southern
                                       California.

                                  LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF       AGGREGATE       PERCENTAGE OF
                            MORTGAGED     CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES        BALANCE       GROUP 2 BALANCE
-----------------------   ------------   --------------   ----------------

  NC ..................         2         $19,500,000            21.9%
  CA ..................         1          18,000,000            20.2
    Southern(2) .......         1          18,000,000            20.2
  WA ..................         2          15,300,000            17.2
  GA ..................         1          10,787,773            12.1
  AL ..................         1           7,700,000             8.7
  NE ..................         1           6,200,000             7.0
  Other ...............         3          11,470,000            12.9
                                -         -----------           -----
                               11         $88,957,773           100.0%
                               ==         ===========           =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents).

                                 (2)   For purposes of determining whether a
                                       mortgaged property is in Northern
                                       California or Southern California,
                                       mortgaged properties located north of
                                       San Luis Obispo County, Kern County and
                                       San Bernardino County were included in
                                       Northern California and mortgaged
                                       properties located in and south of such
                                       counties were included in Southern
                                       California.

                                 The concentration of mortgaged properties in a
                                 specific state or region will make the
                                 performance of the trust fund as a whole more
                                 sensitive to the following in the state or
                                 region

                                      S-66

                                 where the mortgagors and the mortgaged
                                 properties are located:

                                 o economic conditions;

                                 o conditions in the real estate market;

                                 o changes in governmental rules and fiscal
                                   policies;

                                 o acts of God or terrorism (which may result
                                   in uninsured losses); and

                                 o other factors which are beyond the control
                                   of the mortgagors.

SPECIAL RISKS ASSOCIATED WITH
 HIGH BALANCE MORTGAGE LOANS...  Several of the mortgage loans included in the trust fund, individually or together with other
                                 such mortgage loans with which they are
                                 cross-collateralized, have principal balances
                                 as of the cut-off date that are substantially
                                 higher than the average principal balance of
                                 the mortgage loans in the trust fund as of the
                                 cut-off date.

                                 In general, concentrations in a mortgage pool
                                 of loans with larger-than-average balances can
                                 result in losses that are more severe,
                                 relative to the size of the pool, than would
                                 be the case if the aggregate balance of the
                                 pool were more evenly distributed.

                                 o The largest single mortgage loan included
                                   in the trust fund as of the cut-off date
                                   represents 15.4% of the mortgage pool
                                   (16.4% of loan group 1).

                                 o The largest group of cross-collateralized
                                   mortgage loans included in the trust fund
                                   as of the cut-off date represents in the
                                   aggregate 2.3% of the mortgage pool (2.5%
                                   of loan group 1).

                                 o The 5 largest mortgage loans or groups of
                                   cross-collateralized mortgage loans
                                   included in the trust fund as of the
                                   cut-off date represent, in the aggregate,
                                   45.0% of the mortgage pool (48.0% of loan
                                   group 1).

                                 o The 10 largest mortgage loans or groups of
                                   cross-collateralized mortgage loans
                                   included in the trust fund as of the
                                   cut-off date represent, in the aggregate,
                                   57.2% of the mortgage pool (61.1% of loan
                                   group 1).

CONCENTRATIONS OF MORTGAGED
 PROPERTY TYPES SUBJECT THE
 TRUST FUND TO INCREASED
 RISK OF DECLINE IN
 PARTICULAR INDUSTRIES........   A concentration of mortgaged property types
                                 can increase the risk that a decline in a
                                 particular industry or business would have a
                                 disproportionately large impact on a pool of
                                 mortgage loans. For example, if there is a
                                 decline in tourism, the hotel industry might be
                                 adversely affected, leading to increased losses
                                 on loans secured by hospitality properties as
                                 compared to the mortgage loans secured by other
                                 property types.

                                      S-67

                                 In that regard:

                                 o mortgage loans included in the trust fund
                                   and secured by office properties represent
                                   as of the cut-off date 48.9% of the
                                   mortgage pool (52.2% of loan group 1);

                                 o mortgage loans included in the trust fund
                                   and secured by retail properties represent
                                   as of the cut-off date 20.1% of the
                                   mortgage pool (21.4% of loan group 1);

                                 o mortgage loans included in the trust fund
                                   and secured by multifamily properties
                                   represent as of the cut-off date 16.6% of
                                   the mortgage pool (9 mortgage loans in loan
                                   group 1 or 10.9% and all of the mortgage
                                   loans in loan group 2);

                                 o mortgage loans included in the trust fund
                                   and secured by industrial and mixed-use
                                   facilities represent as of the cut-off date
                                   9.1% of the mortgage pool (9.8% of loan
                                   group 1);

                                 o mortgage loans included in the trust fund
                                   and secured by self storage facilities
                                   represent as of the cut-off date 2.7% of
                                   the mortgage pool (2.9% of loan group 1);
                                   and

                                 o mortgage loans included in the trust fund
                                   and secured by hospitality properties
                                   represent as of the cut-off date 2.5% of
                                   the mortgage pool (2.7% of loan group 1).

WE HAVE NOT REUNDERWRITTEN ANY
 OF THE MORTGAGE LOANS........   We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have
                                 relied on the representations and warranties
                                 made by the mortgage loan seller, and the
                                 mortgage loan seller's respective obligations
                                 to repurchase, cure or substitute a mortgage
                                 loan in the event that a representation or
                                 warranty was not true when made and such breach
                                 materially and adversely affects the value of
                                 the mortgage loan, the interest of the trust or
                                 the interests of any certificateholder. These
                                 representations and warranties do not cover all
                                 of the matters that we would review in
                                 underwriting a mortgage loan and you should not
                                 view them as a substitute for reunderwriting
                                 the mortgage loans. If we had reunderwritten
                                 the mortgage loans included in the trust fund,
                                 it is possible that the reunderwriting process
                                 may have revealed problems with a mortgage loan
                                 not covered by representations or warranties
                                 given by the mortgage loan seller. In addition,
                                 we cannot provide assurance that the mortgage
                                 loan seller will be able to repurchase or
                                 substitute a mortgage loan if a representation
                                 or warranty has been breached. See "DESCRIPTION
                                 OF THE MORTGAGE POOL--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement.

FORECLOSURE ON MORTGAGED
 PROPERTIES MAY RESULT IN
 ADVERSE TAX CONSEQUENCES.....   One or more of the REMICs relating to the
                                 assets of the trust fund might become subject
                                 to federal (and possibly state or local) tax on
                                 certain of its net income from the operation
                                 and

                                      S-68

                                 management of a mortgaged property subsequent
                                 to the trust's acquisition of a mortgaged
                                 property pursuant to a foreclosure or
                                 deed-in-lieu of foreclosure. Any such tax
                                 would substantially reduce net proceeds
                                 available for distribution to you. See
                                 "MATERIAL FEDERAL INCOME TAX
                                 CONSEQUENCES--Taxation of Owners of REMIC
                                 Regular Certificates", and "--Taxation of
                                 Owners of REMIC Residual Certificates" in the
                                 accompanying prospectus. In addition, if the
                                 trust were to acquire one or more mortgaged
                                 properties pursuant to a foreclosure or deed
                                 in lieu of foreclosure, upon acquisition of
                                 those mortgaged properties, the trust may in
                                 certain jurisdictions, particularly in New
                                 York, be required to pay state or local
                                 transfer or excise taxes upon liquidation of
                                 such properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 to the certificateholders.

INSURANCE COVERAGE ON MORTGAGED
 PROPERTIES MAY NOT COVER SPECIAL
 HAZARD LOSSES................   The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage
                                 loans) and/or special servicer (with respect to
                                 specially serviced mortgage loans) will
                                 generally be required to cause the borrower on
                                 each mortgage loan included in the trust fund
                                 and serviced by it to maintain such insurance
                                 coverage on the related mortgaged property as
                                 is required under the related mortgage,
                                 including hazard insurance; provided that each
                                 of the master servicer and/or the special
                                 servicer may satisfy its obligation to cause
                                 hazard insurance to be maintained with respect
                                 to any mortgaged property by acquiring a
                                 blanket or master single interest insurance
                                 policy. In general, the standard form of fire
                                 and extended coverage policy covers physical
                                 damage to or destruction of the improvements on
                                 the related mortgaged property by fire,
                                 lightning, explosion, smoke, windstorm and
                                 hail, and riot, strike and civil commotion,
                                 subject to the conditions and exclusions
                                 specified in each policy. The mortgage loans
                                 generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged
                                 properties are underwritten by different
                                 insurers under different state laws in
                                 accordance with different applicable state
                                 forms, and therefore do not contain identical
                                 terms and conditions, most such policies
                                 typically may not cover any physical damage
                                 resulting from:

                                 o war;

                                 o terrorism;

                                 o revolution;

                                 o governmental actions;

                                 o floods, and other water-related causes;

                                 o earth movement (including earthquakes,
                                   landslides and mud flows);

                                     S-69

                                 o wet or dry rot;

                                 o vermin;

                                 o domestic animals;

                                 o sink holes or similarly occurring soil
                                   conditions; and

                                 o other kinds of risks not specified in the
                                   preceding paragraph.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of policies sold by
                                 primary insurers) indicated that they intended
                                 to eliminate coverage for acts of terrorism
                                 from their reinsurance policies. Without that
                                 reinsurance coverage, primary insurance
                                 companies would have to assume that risk
                                 themselves, which may cause them to eliminate
                                 such coverage in their policies, increase the
                                 amount of the deductible for acts of terrorism
                                 or charge higher premiums for such coverage.
                                 In order to offset this risk, Congress passed
                                 the Terrorism Risk Insurance Act of 2002,
                                 which established the Terrorism Insurance
                                 Program. The Terrorism Insurance Program is
                                 administered by the Secretary of the Treasury
                                 and was established to provide financial
                                 assistance from the United States government
                                 to insurers in the event of another terrorist
                                 attack that is the subject of an insurance
                                 claim. The Terrorism Risk Insurance Act of
                                 2002 requires the Treasury Department to
                                 establish procedures for the Terrorism
                                 Insurance Program under which the federal
                                 share of compensation will be equal to 90% of
                                 that portion of insured losses that exceeds an
                                 applicable insurer deductible required to be
                                 paid during each program year. The federal
                                 share in the aggregate in any program year may
                                 not exceed $100 billion. An insurer that has
                                 paid its deductible is not liable for the
                                 payment of any portion of total annual United
                                 States-wide losses that exceed $100 billion,
                                 regardless of the terms of the individual
                                 insurance contracts.

                                 The Terrorism Insurance Program required that
                                 each insurer for policies in place prior to
                                 November 26, 2002, provide its insureds with a
                                 statement of the proposed premiums for
                                 terrorism coverage, identifying the portion of
                                 the risk that the federal government will
                                 cover, within 90 days after November 26, 2002.
                                 Insureds had 30 days to accept the continued
                                 coverage and pay the premium. If an insured
                                 authorizes the exclusion or does not pay the
                                 premium, insurance for acts of terrorism may
                                 be excluded from the policy. All policies for
                                 insurance issued after November 26, 2002, must
                                 make similar disclosure and provide a similar
                                 opportunity for the insured to purchase
                                 coverage. The Terrorism Risk Insurance Act of
                                 2002 does not require insureds to purchase the
                                 coverage nor does it stipulate the pricing of
                                 the coverage.

                                      S-70

                                 Through December 2005, insurance carriers are
                                 required under the program to provide
                                 terrorism coverage in their basic "all-risk"
                                 policies. Any commercial property and casualty
                                 terrorism insurance exclusion that was in
                                 force on November 26, 2002, is automatically
                                 voided to the extent that it excludes losses
                                 that would otherwise be insured losses,
                                 subject to the immediately preceding
                                 paragraph. Any state approval of such types of
                                 exclusions in force on November 26, 2002, is
                                 also voided.

                                 However, the Terrorism Insurance Program
                                 applies to United States risks only and to
                                 acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. Further, the act
                                 must be certified as an "act of terrorism" by
                                 the federal government, which decision is not
                                 subject to judicial review. It remains unclear
                                 what acts will fall under the purview of the
                                 Terrorism Insurance Program.

                                 Furthermore, there can be no assurance that
                                 the Terrorism Insurance Program or state
                                 legislation will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program
                                 terminates as described above. There can be no
                                 assurance that such temporary program will
                                 create any long-term changes in the
                                 availability and cost of such insurance.
                                 Moreover, there can be no assurance that
                                 subsequent terrorism insurance legislation
                                 will be passed upon its expiration.

                                 No assurance can be given that the mortgaged
                                 properties will continue to have the benefit
                                 of insurance against terrorist acts. In
                                 addition, no assurance can be given that the
                                 coverage for such acts, if obtained or
                                 maintained, will be broad enough to cover the
                                 particular act of terrorism that may be
                                 committed or that the amount of coverage will
                                 be sufficient to repair and restore the
                                 mortgaged property or to repay the mortgage
                                 loan in full. The insufficiency of insurance
                                 coverage in any respect could have a material
                                 and adverse affect on your certificates.

                                 Pursuant to the terms of the pooling and
                                 servicing agreement, the master servicer or
                                 the special servicer may not be required to
                                 maintain insurance covering terrorist or
                                 similar acts, nor will it be required to call
                                 a default under a mortgage loan, if the
                                 related borrower fails to maintain such
                                 insurance (even if required to do so under the
                                 related loan documents) if the special
                                 servicer has determined, in consultation with
                                 the controlling class representative, in
                                 accordance with the servicing standard that
                                 either:

                                  o such insurance is not available at
                                    commercially reasonable rates and that such
                                    hazards are not at the time commonly
                                    insured against for properties similar to
                                    the mortgaged property and located in or
                                    around the region in which such mortgaged
                                    property is located; or

                                      S-71

                                  o such insurance is not available at any
                                    rate.

                                 In addition, with respect to certain mortgage
                                 loans, the mortgagee may have waived the right
                                 to require terrorism insurance or may have
                                 limited the circumstances under which
                                 terrorism insurance is required. With respect
                                 to 6 mortgage loans (loan numbers 52, 58, 62,
                                 66, 67 and 68), representing 1.6% of the
                                 mortgage pool (1.7% of loan group 1), the
                                 tenant at the mortgaged property is permitted
                                 to self-insure and may not carry insurance
                                 coverage for acts of terrorism. In addition,
                                 certain of the mortgaged properties may
                                 contain pad sites that are ground leased to
                                 the tenant. The borrower may not be required
                                 to obtain insurance on the related
                                 improvements.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ADDITIONAL DEBT ON SOME
 MORTGAGE LOANS CREATES
 ADDITIONAL RISKS..............  In general, the borrowers are:

                                 o required to satisfy any existing
                                   indebtedness encumbering the related
                                   mortgaged property as of the closing of the
                                   related mortgage loan; and

                                 o prohibited from encumbering the related
                                   mortgaged property with additional secured
                                   debt without the mortgagee's prior
                                   approval.

                                 Except as provided below, none of the mortgage
                                 loans included in the trust fund, other than
                                 the mortgage loans with companion loans, are
                                 secured by mortgaged properties that secure
                                 other loans outside the trust fund, and,
                                 except as provided below, none of the related
                                 entities with a controlling ownership interest
                                 in the borrower may pledge its interest in
                                 that borrower as security for mezzanine debt.

                                 With respect to 1 mortgage loan (loan number
                                 9), representing approximately 2.1% of the
                                 mortgage pool (2.2% of loan group 1), there is
                                 existing subordinate debt secured by the
                                 mortgaged property and a pledge of the equity
                                 interests in the borrower, subject to the
                                 terms of a subordination and standstill
                                 agreement in favor of the mortgagee, and the
                                 holder of the subordinate debt has certain
                                 cure rights with respect to defaults of the
                                 mortgage loan. One (1) mortgage loan (loan
                                 number 12), representing 1.9% of the mortgage
                                 pool (1 mortgage loan in loan group 1 or
                                 2.0%), provides that under certain
                                 circumstances the related borrower may
                                 encumber the related mortgaged property with
                                 subordinate debt in the future with the
                                 consent of the mortgagee. With respect to 1
                                 mortgage loan (loan number 29), representing
                                 approximately 0.9% of the mortgage pool (0.9%
                                 of loan group 1), the related mortgage loan
                                 documents provide that, under certain
                                 circumstances, (a) the related borrower may
                                 encumber the related mortgaged property with
                                 subordinate debt in the future, (b) the
                                 entities with a controlling interest

                                      S-72

                                 in the related borrower may pledge their
                                 interest in the borrower as security for
                                 mezzanine debt in the future and/or (c) the
                                 related borrower may incur additional
                                 unsecured indebtedness other than in the
                                 ordinary course of business, subject to the
                                 terms of a subordination and standstill
                                 agreement to be entered into in favor of the
                                 mortgagee.

                                 With respect to 1 mortgage loan (loan number
                                 70) representing approximately 0.2% of the
                                 mortgage pool (0.2% of loan group 1), the loan
                                 documents provide that the borrower may incur
                                 additional unsecured debt.

                                 With respect to 3 mortgage loans (loan numbers
                                 2, 3 and 13), representing approximately 20.4%
                                 of the mortgage pool (3 mortgage loans in loan
                                 group 1 or 21.7%), the ownership interests of
                                 the direct or indirect owners of the related
                                 borrower have been pledged as security for
                                 mezzanine debt, subject to the terms of an
                                 intercreditor agreement entered into in favor
                                 of the mortgagee.

                                 With respect to 15 mortgage loans (loan
                                 numbers 4, 5, 6, 10, 13, 14, 16, 18, 32, 33,
                                 43, 52, 62, 66 and 69), representing
                                 approximately 25.4% of the mortgage pool (12
                                 mortgage loans in loan group 1 or 24.4% and 3
                                 mortgage loans in loan group 2 or 40.2%), the
                                 related loan documents provide that, under
                                 certain circumstances, ownership interests in
                                 the related borrowers may be pledged as
                                 security for mezzanine debt in the future,
                                 subject to the terms of a subordination and
                                 standstill agreement to be entered into in
                                 favor of the mortgagee.

                                 Secured subordinated debt encumbering any
                                 mortgaged property may increase the difficulty
                                 of refinancing the related mortgage loan at
                                 maturity and the possibility that reduced cash
                                 flow could result in deferred maintenance.
                                 Also, in the event that the holder of the
                                 subordinated debt has filed for bankruptcy or
                                 been placed in involuntary receivership,
                                 foreclosure by any senior lienholder
                                 (including the trust fund) on the mortgaged
                                 property could be delayed. In addition,
                                 substantially all of the mortgage loans permit
                                 the related borrower to incur limited
                                 indebtedness in the ordinary course of
                                 business or for capital improvements that is
                                 not secured by the related mortgaged property
                                 which is generally limited to a specified
                                 percentage of the outstanding principal
                                 balance of the related mortgage loan. Further,
                                 certain of the mortgage loans included in the
                                 trust fund do not prohibit limited partners or
                                 other owners of non-controlling interests in
                                 the related borrower from pledging their
                                 interests in the borrower as security for
                                 mezzanine debt.

                                 In addition, certain mortgage loans, which may
                                 include the mortgage loans previously
                                 described in this risk factor, permit the
                                 related borrower to incur, or do not prohibit
                                 the related borrower from incurring, unsecured
                                 debt to an affiliate of, or owner of an
                                 interest in, the borrower or to an affiliate
                                 of such an owner, subject to certain
                                 conditions under

                                      S-73

                                 the related mortgage loan documents. Further,
                                 certain of the mortgage loans permit
                                 additional liens on the related mortgaged
                                 properties for (1) assessments, taxes or other
                                 similar charges or (2) liens which in the
                                 aggregate constitute an immaterial and
                                 insignificant monetary amount with respect to
                                 the net value of the related borrower's
                                 assets. A default by the borrower on such
                                 additional indebtedness could impair the
                                 borrower's financial condition and result in
                                 the bankruptcy or receivership of the borrower
                                 which would cause a delay in the foreclosure
                                 by the trust fund on the mortgaged property.
                                 It may not be evident that a borrower has
                                 incurred any such future subordinate second
                                 lien debt until the related mortgage loan
                                 otherwise defaults. In cases in which one or
                                 more subordinate liens are imposed on a
                                 mortgaged property or the borrower incurs
                                 other indebtedness, the trust fund is subject
                                 to additional risks, including, without
                                 limitation, the following:

                                 o the risk that the necessary maintenance of
                                   the mortgaged property could be deferred to
                                   allow the borrower to pay the required debt
                                   service on the subordinate financing and
                                   that the value of the mortgaged property
                                   may fall as a result;

                                 o the risk that the borrower may have a
                                   greater incentive to repay the subordinate
                                   or unsecured indebtedness first;

                                 o the risk that it may be more difficult for
                                   the borrower to refinance the mortgage loan
                                   or to sell the mortgaged property for
                                   purposes of making any balloon payment upon
                                   the maturity of the mortgage loan;

                                 o the existence of subordinated debt
                                   encumbering any mortgaged property may
                                   increase the difficulty of refinancing the
                                   related mortgage loan at maturity and the
                                   possibility that reduced cash flow could
                                   result in deferred maintenance; and

                                 o the risk that, in the event that the holder
                                   of the subordinated debt has filed for
                                   bankruptcy or been placed in involuntary
                                   receivership, foreclosing on the mortgaged
                                   property could be delayed and the trust
                                   fund may be subjected to the costs and
                                   administrative burdens of involvement in
                                   foreclosure or bankruptcy proceedings or
                                   related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and "--
                                 Due-on-Sale and Due-on-Encumbrance" in the
                                 accompanying prospectus and "DESCRIPTION OF
                                 THE MORTGAGE POOL--Certain Terms and
                                 Conditions of the Mortgage Loans--Other
                                 Financing" and "--Due-on-Sale and
                                 Due-on-Encumbrance Provisions" in this
                                 prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the
                                 owner of equity in one or more borrowers and
                                 is secured by a pledge of the equity ownership
                                 interests in such borrowers. Because

                                      S-74

                                 mezzanine debt is secured by the obligor's
                                 equity interest in the related borrowers, such
                                 financing effectively reduces the obligor's
                                 economic stake in the related mortgaged
                                 property. The existence of mezzanine debt may
                                 reduce cash flow on the borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of
                                 a borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 fall and may create a greater risk that a
                                 borrower will default on the mortgage loan
                                 secured by a mortgaged property whose value or
                                 income is relatively weak.

                                 Generally, upon a default under mezzanine
                                 debt, the holder of such mezzanine debt would
                                 be entitled to foreclose upon the equity in
                                 the related mortgagor, which has been pledged
                                 to secure payment of such mezzanine debt.
                                 Although such transfer of equity may not
                                 trigger the due on sale clause under the
                                 related mortgage loan, it could cause the
                                 obligor under such mezzanine debt to file for
                                 bankruptcy, which could negatively affect the
                                 operation of the related mortgaged property
                                 and such borrower's ability to make payments
                                 on the related mortgage loan in a timely
                                 manner.

                                 Additionally, some intercreditor agreements
                                 with respect to certain mezzanine debt may
                                 give the holder of the mezzanine debt the
                                 right to cure certain defaults and, upon a
                                 default, to purchase the related mortgage loan
                                 for an amount equal to the then current
                                 outstanding balance of such loan. Some
                                 intercreditor agreements relating to mezzanine
                                 debt may also limit the special servicer's
                                 ability to enter into certain modifications of
                                 the mortgage loan without the consent of the
                                 related mezzanine lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus and "DESCRIPTION OF THE MORTGAGE
                                 POOL--Certain Terms and Conditions of the
                                 Mortgage Loans--Other Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Although the assets of the trust fund do not
                                 include the companion loans related to the
                                 mortgage loans which have companion loans, the
                                 related borrower is still obligated to make
                                 interest and principal payments on those
                                 additional obligations. As a result, the trust
                                 fund is subject to additional risks,
                                 including:

                                 o the risk that the necessary maintenance of
                                   the related mortgaged property could be
                                   deferred to allow the borrower to pay the
                                   required debt service on the subordinate or
                                   pari passu obligations and that the value
                                   of the mortgaged property may fall as a
                                   result; and

                                 o the risk that it may be more difficult for
                                   the borrower to refinance the mortgage loan
                                   or to sell the mortgaged property for
                                   purposes of making any balloon payment on

                                      S-75

                                   the entire balance of both the loans
                                   contained in the loan pair upon the
                                   maturity of the mortgage loans.

                                 In addition, although 3 of the mortgage loans
                                 have companion loans that are subordinate to
                                 the related mortgage loan, each of the One &
                                 Two International Place mortgage loan and the
                                 450 West 33rd Street mortgage loan,
                                 representing 24.8% of the mortgage pool (26.5%
                                 of loan group 1), has a companion loan that is
                                 pari passu with the mortgage loan. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" and "--Co-Lender
                                 Loans" in this prospectus supplement.

THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS......   Most of the borrowers are legal entities
                                 rather than individuals. Mortgage loans made to
                                 legal entities may entail risks of loss greater
                                 than those of mortgage loans made to
                                 individuals. For example, a legal entity, as
                                 opposed to an individual, may be more inclined
                                 to seek legal protection from its creditors
                                 under the bankruptcy laws. Unlike individuals
                                 involved in bankruptcies, most of the entities
                                 generally do not have personal assets and
                                 creditworthiness at stake. The bankruptcy of a
                                 borrower, or a general partner or managing
                                 member of a borrower, may impair the ability of
                                 the mortgagee to enforce its rights and
                                 remedies under the related mortgage.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility
                                 of becoming insolvent or bankrupt, and
                                 therefore may be more likely to become
                                 insolvent or the subject of a voluntary or
                                 involuntary bankruptcy proceeding because such
                                 borrowers may be:

                                 o operating entities with businesses distinct
                                   from the operation of the property with the
                                   associated liabilities and risks of
                                   operating an ongoing business; or

                                 o individuals that have personal liabilities
                                   unrelated to the property.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or
                                 that creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy
                                 or similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your

                                      S-76

                                 certificates. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in
                                 the accompanying prospectus.

                                 In addition, with respect to 7 mortgage loans
                                 (loan numbers 9, 13, 16, 31, 37, 46 and 69),
                                 representing 7.3% of the mortgage pool (6
                                 mortgage loans in loan group 1 or 7.4% and 1
                                 mortgage loan in loan group 2 or 7.0%), the
                                 borrowers own the related mortgaged property
                                 as tenants-in-common. As a result, the related
                                 mortgage loans may be subject to prepayment,
                                 including during periods when prepayment might
                                 otherwise be prohibited, as a result of
                                 partition. Although some of the related
                                 borrowers have purported to waive any right of
                                 partition, we cannot assure you that any such
                                 waiver would be enforced by a court of
                                 competent jurisdiction. In addition,
                                 enforcement of remedies against
                                 tenant-in-common borrowers may be prolonged if
                                 the tenant-in-common borrowers become
                                 insolvent or bankrupt at different times
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court
                                 stay is reinstated.

CONDOMINIUM AGREEMENTS ENTAIL
 CERTAIN RISKS................   Two (2) mortgage loans (loan numbers 3 and
                                 11), representing 2.2% of the mortgage pool
                                 (2.4% of loan group 1) by allocated loan amount
                                 with respect to loan number 3, are subject to
                                 the terms of one or more condominium
                                 agreements. In addition, with respect to 1
                                 mortgage loan (loan number 2), representing
                                 9.4% of the mortgage pool (10.1% of loan group
                                 1), the related borrower may request that the
                                 related mortgaged property be submitted to a
                                 condominium agreement. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans--450 West 33rd Street." Due to the nature
                                 of condominiums, a default on the part of the
                                 related borrower will not allow the mortgagee
                                 the same flexibility in realizing on the
                                 collateral as is generally available with
                                 respect to commercial properties that are not
                                 condominiums. The rights of other unit owners,
                                 the condominium documents and the state and
                                 local laws applicable to condominium units must
                                 be considered and respected. Consequently,
                                 servicing and realizing upon the collateral
                                 could subject the certificateholders to greater
                                 delay, expense and risk than a loan secured by
                                 a commercial property that is not a
                                 condominium.

BANKRUPTCY PROCEEDINGS ENTAIL
 CERTAIN RISKS................   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the mortgaged property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, even if a court determines
                                 that the value of the mortgaged property is
                                 less than the principal balance of the mortgage
                                 loan it secures, the court may prevent a
                                 mortgagee from foreclosing on the mortgaged
                                 property (subject to

                                      S-77

                                 certain protections available to the
                                 mortgagee). As part of a restructuring plan, a
                                 court also may reduce the amount of secured
                                 indebtedness to then current value of the
                                 mortgaged property, which would make the
                                 mortgagee a general unsecured creditor for the
                                 difference between then current value and the
                                 amount of its outstanding mortgage
                                 indebtedness. A bankruptcy court also may: (1)
                                 grant a debtor a reasonable time to cure a
                                 payment default on a mortgage loan; (2) reduce
                                 periodic payments due under a mortgage loan;
                                 (3) change the rate of interest due on a
                                 mortgage loan; or (4) otherwise alter the
                                 mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's
                                 ability to enforce lockbox requirements. The
                                 legal proceedings necessary to resolve these
                                 issues can be time consuming and costly and
                                 may significantly delay or diminish the
                                 receipt of rents. Rents also may escape an
                                 assignment to the extent they are used by the
                                 borrower to maintain the mortgaged property or
                                 for other court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans,
                                 the subordinate lenders may have agreed that
                                 they will not take any direct actions with
                                 respect to the related subordinated debt,
                                 including any actions relating to the
                                 bankruptcy of the borrower, and that the
                                 holder of the mortgage loan will have all
                                 rights to direct all such actions. There can
                                 be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinated
                                 lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plan on the grounds that pre-bankruptcy
                                 contracts cannot override rights expressly
                                 provided by the Bankruptcy Code. This holding,
                                 which one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                      S-78

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                 Certain of the mortgage loans have a sponsor
                                 that has previously filed bankruptcy. In each
                                 case, the related entity or person has emerged
                                 from bankruptcy. However, we cannot assure you
                                 that such sponsors will not be more likely
                                 than other sponsors to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents. For example,
                                 with respect to the One & Two International
                                 Place mortgage loan (loan number 1)
                                 representing 15.4% of the mortgage pool (16.4%
                                 of loan group 1), the previous owner declared
                                 bankruptcy in connection with the previous
                                 debt in 2004. The dispute regarding the
                                 previous debt was resolved and the bankruptcy
                                 was discharged.

INSPECTIONS AND APPRAISALS MAY
 NOT ACCURATELY REFLECT VALUE
 OR CONDITION OF MORTGAGED
 PROPERTY......................  In general, appraisals represent only the analysis and opinion of qualified experts and
                                 are not guaranties of present or future value,
                                 and may determine a value of a property that is
                                 significantly higher than the amount that can
                                 be obtained from the sale of a mortgaged
                                 property under a distress or liquidation sale.
                                 Information regarding the values of the
                                 mortgaged properties at the date of such report
                                 is presented under "DESCRIPTION OF THE MORTGAGE
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement for illustrative
                                 purposes only. Any engineering reports or site
                                 inspections obtained in connection with this
                                 offering represent only the analysis of the
                                 individual engineers or site inspectors
                                 preparing such reports at the time of such
                                 report, and may not reveal all necessary or
                                 desirable repairs, maintenance or capital
                                 improvement items.

                                 In addition, with respect to the Kadima
                                 Medical Office Pool mortgage loan (loan number
                                 3), representing 9.1% of the mortgage pool
                                 (9.7% of loan group 1), the related appraisal
                                 valued the mortgaged properties on a portfolio
                                 basis (i.e., if the mortgaged properties were
                                 marketed by a single owner and sold to a
                                 single buyer) and which resulted in a higher
                                 value than the aggregate value when the
                                 appraisal valued each mortgaged property
                                 separately. As a result, the allocated
                                 appraised value for each mortgaged property is
                                 higher than the individual appraised value of
                                 each mortgaged property securing the related
                                 mortgage loan. There can be no assurance that
                                 the mortgaged properties will be sold as a
                                 pool rather than individually, however. If the
                                 individual appraised values are aggregated the
                                 resulting appraised value is $149,740,000, the
                                 cut-off date loan-to-value ratio is 85.1% and
                                 the maturity date loan-to-value ratio is
                                 73.6%. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage Loans--Kadima
                                 Medical Office Pool".

                                      S-79

THE MORTGAGED PROPERTIES MAY
 NOT BE IN COMPLIANCE WITH
 CURRENT ZONING LAWS..........   The mortgaged properties securing the
                                 mortgage loans included in the trust fund are
                                 typically subject to building and zoning
                                 ordinances and codes affecting the construction
                                 and use of real property. Since the zoning laws
                                 applicable to a mortgaged property (including,
                                 without limitation, density, use, parking and
                                 set-back requirements) are usually subject to
                                 change by the applicable regulatory authority
                                 at any time, the improvements upon the
                                 mortgaged properties may not, currently or in
                                 the future, comply fully with all applicable
                                 current and future zoning laws. Such changes
                                 may limit the ability of the related borrower
                                 to rehabilitate, renovate and update the
                                 premises, and to rebuild or utilize the
                                 premises "as is" in the event of a casualty
                                 loss with respect thereto. Such limitations may
                                 adversely affect the cash flow of the mortgaged
                                 property following such loss. Insurance
                                 proceeds may not be sufficient to pay off such
                                 mortgage loan in full. In addition, if the
                                 mortgaged property were to be repaired or
                                 restored in conformity with then current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

RESTRICTIONS ON CERTAIN OF THE
 MORTGAGED PROPERTIES MAY LIMIT
 THEIR USE....................   Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which
                                 are non-conforming may not be "legal
                                 non-conforming" uses. The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming" use may
                                 adversely affect the market value of the
                                 mortgaged property or the borrower's ability to
                                 continue to use it in the manner it is
                                 currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, governmental requirements,
                                 reciprocal easement agreements or operating
                                 agreements or, in the case of those mortgaged
                                 properties that are condominiums, condominium
                                 declarations or other condominium use
                                 restrictions or regulations, especially in a
                                 situation where the mortgaged property does
                                 not represent the entire condominium building.
                                 For example, 1 mortgage loan (loan number 11)
                                 representing 2.0% of the mortgage pool (2.1%
                                 of loan group 1), is subject to a condominium
                                 declaration where the related mortgaged
                                 property does not represent the entire
                                 condominium building. Such use restrictions
                                 include, for example, limitations on the
                                 character of the improvements or the
                                 properties, limitations affecting noise and
                                 parking requirements, among other things, and
                                 limitations on the borrowers' right to operate
                                 certain types of facilities within a
                                 prescribed radius. These limitations could
                                 adversely affect the ability of the related
                                 borrower to lease the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan.

                                      S-80

COMPLIANCE WITH APPLICABLE LAWS
 AND REGULATIONS MAY RESULT
 IN LOSSES.....................  A borrower may be required to incur costs to comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property
                                 securing a mortgage loan included in the trust
                                 fund. Examples of these laws and regulations
                                 include zoning laws and the Americans with
                                 Disabilities Act of 1990, which requires all
                                 public accommodations to meet certain federal
                                 requirements related to access and use by
                                 disabled persons. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or
                                 the imposition of injunctive relief, penalties
                                 or fines in connection with the borrower's
                                 noncompliance could negatively impact the
                                 borrower's cash flow and, consequently, its
                                 ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
 CLAUSES AND ASSIGNMENTS OF
 LEASES AND RENTS IS LIMITED...  The mortgages securing the mortgage loans included in the trust fund generally contain
                                 due-on-sale clauses, which permit the
                                 acceleration of the maturity of the related
                                 mortgage loan if the borrower sells, transfers
                                 or conveys the related mortgaged property or
                                 its interest in the mortgaged property without
                                 the consent of the mortgagee. There also may be
                                 limitations on the enforceability of such
                                 clauses. The mortgages also generally include a
                                 debt-acceleration clause, which permits the
                                 acceleration of the related mortgage loan upon
                                 a monetary or non-monetary default by the
                                 borrower. The courts of all states will
                                 generally enforce clauses providing for
                                 acceleration in the event of a material payment
                                 default, but may refuse the foreclosure of a
                                 mortgaged property when acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render acceleration
                                 unconscionable. However, certain of the
                                 mortgage loans included in the trust fund
                                 permit one or more transfers of the related
                                 mortgaged property or transfer of a controlling
                                 interest in the related borrower to
                                 pre-approved transferees or pursuant to
                                 pre-approved conditions set forth in the
                                 related mortgage loan documents without the
                                 mortgagee's approval. In addition, certain of
                                 the mortgage loans may not restrict the
                                 transfer of limited partnership interests or
                                 non-managing member interests in the related
                                 borrower.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus.

                                 The mortgage loans included in the trust fund
                                 may also be secured by an assignment of leases
                                 and rents pursuant to which the borrower
                                 typically assigns its right, title and
                                 interest as landlord under the leases on the
                                 related mortgaged property and the income
                                 derived therefrom to the mortgagee as further
                                 security for the related mortgage loan, while
                                 retaining a license to collect rents for so
                                 long as there is no default. In the event the
                                 borrower defaults, the license

                                      S-81

                                 terminates and the mortgagee is entitled to
                                 collect the rents. Such assignments are
                                 typically not perfected as security interests
                                 prior to the mortgagee's taking possession of
                                 the related mortgaged property and/or
                                 appointment of a receiver. Some state laws may
                                 require that the mortgagee take possession of
                                 the mortgaged property and obtain a judicial
                                 appointment of a receiver before becoming
                                 entitled to collect the rents. In addition, if
                                 bankruptcy or similar proceedings are
                                 commenced by or in respect of the borrower,
                                 the mortgagee's ability to collect the rents
                                 may be adversely affected. See "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND LEASES--Leases
                                 and Rents" in the accompanying prospectus.

LIMITATIONS ON THE BENEFITS OF
 CROSS-COLLATERALIZED AND
 CROSS-DEFAULTED PROPERTIES...   One (1) group of mortgage loans, the Extra
                                 Space Self Storage Portfolio #3 concentration
                                 (loan numbers 35, 39, 44, 56 and 61),
                                 representing in the aggregate 2.3% of the
                                 mortgage pool (2.5% of loan group 1) is
                                 cross-collateralized and cross-defaulted with
                                 each of the other mortgage loans in such group.
                                 In addition, some mortgage loans are secured by
                                 first lien deeds of trust or mortgages, as
                                 applicable, on multiple properties securing
                                 obligations of one borrower or the joint and
                                 several obligations of multiple borrowers. For
                                 example, the Kadima Medical Office Pool
                                 mortgage loan (loan number 3), representing
                                 9.1% of the mortgage pool (9.7% of loan group
                                 1) is secured by 17 mortgaged properties
                                 located in 8 states. Such arrangements could be
                                 challenged as fraudulent conveyances by
                                 creditors of any of the related borrowers or by
                                 the representative of the bankruptcy estate of
                                 any related borrower if one or more of such
                                 borrowers becomes a debtor in a bankruptcy
                                 case. Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted
                                 by any such borrower could be voided if a court
                                 determines that:

                                  o such borrower was insolvent at the time of
                                    granting the lien, was rendered insolvent
                                    by the granting of the lien, was left with
                                    inadequate capital or was not able to pay
                                    its debts as they matured; and

                                  o such borrower did not, when it allowed its
                                    mortgaged property to be encumbered by the
                                    liens securing the indebtedness represented
                                    by the other cross-collateralized loans,
                                    receive "fair consideration" or "reasonably
                                    equivalent value" for pledging such
                                    mortgaged property for the equal benefit of
                                    the other related borrowers.

                                 We cannot provide assurances that a lien
                                 granted by a borrower on a
                                 cross-collateralized loan to secure the
                                 mortgage loan of another borrower, or any
                                 payment thereon, would not be avoided as a
                                 fraudulent conveyance. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Certain Terms and Conditions of
                                 the Mortgage Loans--Cross-Default and
                                 Cross-Collateralization of Certain Mortgage

                                      S-82

                                 Loans; Certain Multi-Property Mortgage Loans"
                                 in this prospectus supplement and Annex A-5 to
                                 this prospectus supplement for more
                                 information regarding the cross-collateralized
                                 loans. No mortgage loan included in the trust
                                 fund (other than the mortgage loans with
                                 companion loans) is cross-collateralized with
                                 a mortgage loan not included in the trust
                                 fund.

SUBSTITUTION OF MORTGAGED
 PROPERTIES MAY LEAD TO
 INCREASED RISKS...............  Three (3) mortgage loans (loan numbers 58, 67 and 68), representing 0.7% of the mortgage pool
                                 (0.8% of loan group 1), permit the related
                                 borrowers the right to substitute mortgaged
                                 properties of like kind and quality for the
                                 properties currently securing the related
                                 mortgage loans. As a result, it is possible
                                 that the mortgaged properties that secure the
                                 mortgage loans may not secure such mortgage
                                 loans for their entire term. Any substitution
                                 will require mortgagee consent and will have to
                                 meet certain conditions, including
                                 loan-to-value tests, debt service coverage
                                 tests, and the related borrower will be
                                 required to obtain written confirmation from
                                 the rating agencies that any ratings of the
                                 certificates will not, as a result of the
                                 proposed substitution, be downgraded, qualified
                                 or withdrawn and provide an opinion of counsel
                                 that the REMIC status of the trust fund will
                                 not be adversely impacted by the proposed
                                 substitution. Nevertheless, the replacement
                                 property may differ from the substituted
                                 property with respect to certain
                                 characteristics.

SINGLE TENANTS AND CONCENTRATION
 OF TENANTS SUBJECT THE TRUST
 FUND TO INCREASED RISK.......   Certain of the mortgaged properties are
                                 leased in large part to a single tenant or are
                                 in large part owner occupied. Any default by a
                                 major tenant could adversely affect the related
                                 borrower's ability to make payments on the
                                 related mortgage loan. We cannot provide
                                 assurances that any major tenant will continue
                                 to perform its obligations under its lease (or,
                                 in the case of an owner-occupied mortgaged
                                 property, under the related mortgage loan
                                 documents).

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants a right of first refusal in the event
                                 a sale is contemplated or an option to
                                 purchase all or a portion of the mortgaged
                                 property and this provision, if not waived,
                                 may impede the mortgagee's ability to sell the
                                 related mortgaged property at foreclosure or
                                 adversely affect the foreclosure proceeds.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants
                                 or a major tenant may have leases that
                                 terminate or grant the tenant early
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Mortgaged
                                 properties leased to a single tenant, or a
                                 small number of tenants, are more likely to
                                 experience interruptions of cash flow if a
                                 tenant fails to renew its lease because there
                                 may be less or no rental income until new
                                 tenants are found,

                                      S-83

                                 and it may be necessary to expend substantial
                                 amounts of capital to make the space
                                 acceptable to new tenants.

                                 Nineteen (19) of the mortgaged properties
                                 securing mortgage loans included in the trust
                                 fund, representing 6.5% of the mortgage pool
                                 (6.9% of loan group 1 by allocated loan
                                 amount), are leased wholly to a single tenant
                                 or are wholly owner occupied. For example,
                                 with respect to 1 mortgage loan (loan number
                                 11), representing 2.0% of the mortgage pool
                                 (2.1% of loan group 1), the mortgaged property
                                 is 100% leased to Columbia University. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--2700 Broadway" in this
                                 prospectus supplement. In addition, with
                                 respect to the Mercantile Bank & Trust
                                 Building mortgage loan (loan number 6), 86.1%
                                 of the mortgaged property is leased to 2
                                 tenants. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Twenty Largest Mortgage
                                 Loans--Mercantile Bank & Trust Building".

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry. For example, with
                                 respect to 2 mortgage loans (loan numbers 3
                                 and 51), representing 9.5% of the mortgage
                                 pool (10.1% of loan group 1), the mortgaged
                                 properties are occupied by tenants operating
                                 in the medical field. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans--Kadima Medical Office Pool" in the
                                 prospectus supplement. For further information
                                 regarding certain significant tenants at the
                                 mortgaged properties, see Annex A-4 to this
                                 prospectus supplement.

THE FAILURE OF A TENANT WILL
 HAVE A NEGATIVE IMPACT ON
 SINGLE TENANT AND TENANT
 CONCENTRATION PROPERTIES......  The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants,
                                 in retail, industrial and office properties may
                                 adversely affect the income produced by a
                                 mortgaged property. Under the Bankruptcy Code,
                                 a tenant has the option of assuming or
                                 rejecting any unexpired lease. If the tenant
                                 rejects the lease, the landlord's claim for
                                 breach of the lease would be a general
                                 unsecured claim against the tenant (absent
                                 collateral securing the claim) and the amounts
                                 the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
 EFFECT ON BORROWERS...........  From time to time, there may be legal proceedings pending, threatened or ongoing
                                 against the borrowers, managers, sponsors and
                                 their respective affiliates relating to the
                                 business of, or arising out of the ordinary
                                 course of business of, the borrowers, managers,
                                 sponsors and their respective affiliates, and
                                 certain of the borrowers, managers, sponsors
                                 and their respective affiliates are subject to
                                 legal proceedings relating to the business of,
                                 or arising out of the ordinary course of
                                 business of, the borrowers, managers, sponsors
                                 or their

                                      S-84

                                 respective affiliates. In addition, certain
                                 borrowers, managers and their respective
                                 affiliates may be or have been subject to
                                 investigation, civil penalty, criminal penalty
                                 or enforcement. It is possible that such
                                 proceedings may have a material adverse effect
                                 on any borrower's ability to meet its
                                 obligations under the related mortgage loan
                                 and, thus, on distributions on your
                                 certificates.

                                 For example, Joseph Chetrit, a partial owner
                                 of indirect ownership interests in the
                                 borrowers related to the Kadima Medical Office
                                 Pool loan and the 450 West 33rd Street loan,
                                 pleaded guilty in 1990 to the felony of entry
                                 of goods by false statements (pursuant to
                                 Title 18 of the United States Code, Sections
                                 542 and 2) in connection with importing fabric
                                 into the United States.

                                 In addition, with respect to the Kadima
                                 Medical Office Pool mortgage loan, the
                                 borrower is a defendant in a personal injury
                                 lawsuit. The lawsuit is expected to be covered
                                 by the borrower's general liability insurance,
                                 and no reserves were taken in connection with
                                 the litigation.

                                 In addition, with respect to 1 mortgage loan
                                 (loan number 65), representing 0.2% of the
                                 mortgage pool (3.4% of loan group 2), the
                                 sponsor of the borrower previously failed to
                                 pay payroll taxes with respect to a company
                                 that is unaffiliated with the borrower. The
                                 IRS has secured a personal judgment against
                                 the sponsor in the amount of $892,666.22,
                                 which amount includes late fees and certain
                                 other charges. Although we have been informed
                                 by the borrower that the IRS has not currently
                                 placed a lien on the mortgaged property or his
                                 equity ownership in the borrower, there can be
                                 no assurance that the IRS will not take any
                                 action against the mortgaged property or the
                                 sponsor's interest in the borrower. Any such
                                 action could lead to an interruption of cash
                                 flow or a prepayment (without payment of any
                                 yield maintenance charge or prepayment
                                 premium) during a period of time when
                                 prepayment would otherwise have been
                                 prohibited.

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY...   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o responding to changes in the local market;

                                 o planning and implementing the rental
                                   structure;

                                 o operating the property and providing
                                   building services;

                                 o managing operating expenses; and

                                 o assuring that maintenance and capital
                                   improvements are carried out in a timely
                                   fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term leases,
                                 are generally more

                                      S-85

                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 The failure of a property manager that manages
                                 a number of mortgaged properties as described
                                 above to properly manage the related mortgaged
                                 properties or any financial difficulties with
                                 respect to this property manager could have a
                                 significant negative impact on the continued
                                 income generation from these mortgaged
                                 properties and therefore the performance of
                                 the related mortgage loans. In addition, the
                                 Kadima Medical Office Pool loan and the Happy
                                 Valley Towne Center loan are each managed by
                                 the related borrower or an affiliate of the
                                 related borrower, which could result in a
                                 conflict of interest, such as after an event
                                 of default. See "--Adverse Consequences
                                 Associated with Borrower Concentration,
                                 Borrowers Under Common Control and Related
                                 Borrowers" above and "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans"
                                 in this prospectus supplement.

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In
                                 addition, the property managers are usually
                                 operating companies and unlike limited purpose
                                 entities, may not be restricted from incurring
                                 debt and other liabilities in the ordinary
                                 course of business or otherwise.

                                 We make no representation or warranty as to
                                 the skills of any present or future managers.
                                 Additionally, we cannot provide assurance that
                                 the property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

CONDEMNATIONS OF MORTGAGED
 PROPERTIES MAY RESULT
 IN LOSSES.....................  From time to time, there may be condemnations pending or threatened against one or more of
                                 the mortgaged properties securing mortgage
                                 loans included in the trust fund. The proceeds
                                 payable in connection with a total condemnation
                                 may not be sufficient to restore the related
                                 mortgaged property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use
                                 of, or income generation from, the affected
                                 mortgaged property. Therefore, we cannot give
                                 assurances that the occurrence of any
                                 condemnation will not have a negative impact
                                 upon distributions on your certificates.

THE STATUS OF A GROUND LEASE MAY
 BE UNCERTAIN IN A BANKRUPTCY
 PROCEEDING...................   Four (4) mortgaged properties, representing
                                 9.1% of the mortgage pool (9.7% of loan group
                                 1) by allocated loan amount, are secured in
                                 whole or in part by leasehold

                                      S-86

                                 interests. Leasehold mortgage loans are
                                 subject to certain risks not associated with
                                 mortgage loans secured by a lien on the fee
                                 estate of the borrower. One of these risks is
                                 that if the related leasehold interest were to
                                 be terminated upon a lease default, the
                                 mortgagee would lose its security in the loan.
                                 Generally, each related ground lease requires
                                 the lessor thereunder to give the mortgagee
                                 notice of the borrower's defaults under the
                                 ground lease and an opportunity to cure them,
                                 permits the leasehold interest to be assigned
                                 to the mortgagee or a purchaser at a
                                 foreclosure sale (in some cases only upon the
                                 consent of the lessor) and contains certain
                                 other protective provisions typically included
                                 in a "mortgageable" ground lease. In addition,
                                 pursuant to Section 365(h) of the Bankruptcy
                                 Code, ground lessees in possession under a
                                 ground lease that has commenced have the right
                                 to continue in a ground lease even though the
                                 representative of their bankrupt ground lessor
                                 rejects the lease. The leasehold mortgages
                                 generally provide that the borrower may not
                                 elect to treat the ground lease as terminated
                                 on account of any such rejection by the ground
                                 lessor without the prior approval of the
                                 holder of the mortgage note or otherwise
                                 prohibit the borrower from terminating the
                                 ground lease. In a bankruptcy of a ground
                                 lessee/borrower, the ground lessee/borrower
                                 under the protection of the Bankruptcy Code
                                 has the right to assume (continue) or reject
                                 (breach and/or terminate) any or all of its
                                 ground leases. If the ground lessor and the
                                 ground lessee/borrower are concurrently
                                 involved in bankruptcy proceedings, the
                                 trustee may be unable to enforce the bankrupt
                                 ground lessee/borrower's right to continue in
                                 a ground lease rejected by a bankrupt ground
                                 lessor. In such circumstances, a ground lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the related mortgage. Further, in a recent
                                 decision by the United States Court of Appeals
                                 for the Seventh Circuit (Precision Indus. v.
                                 Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
                                 Cir. 2003), the court ruled with respect to an
                                 unrecorded lease of real property that where a
                                 statutory sale of the fee interest in leased
                                 property occurs under Section 363(f) of the
                                 Bankruptcy Code (11 U.S.C. Section 363(f))
                                 upon the bankruptcy of a landlord, such sale
                                 terminates a lessee's possessory interest in
                                 the property, and the purchaser assumes title
                                 free and clear of any interest, including any
                                 leasehold estates. Pursuant to Section 363(e)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(a)), a lessee may request the bankruptcy
                                 court to prohibit or condition the statutory
                                 sale of the property so as to provide adequate
                                 protection of the leasehold interest; however,
                                 the court ruled that this provision does not
                                 ensure continued possession of the property,
                                 but rather entitles the lessee to compensation
                                 for the value of its leasehold interest,
                                 typically from the sale proceeds. While there
                                 are certain circumstances under which a "free
                                 and clear" sale under Section 363(f) of the
                                 Bankruptcy Code would not be authorized
                                 (including that the lessee could not be
                                 compelled in a legal or equitable proceeding
                                 to

                                      S-87

                                 accept a monetary satisfaction of his
                                 possessory interest, and that none of the
                                 other conditions of Section 363(f)(1)-(4) of
                                 the Bankruptcy Code otherwise permits the
                                 sale), we cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event
                                 of a statutory sale of leased property
                                 pursuant to Section 363(f) of the Bankruptcy
                                 Code, the lessee may be able to maintain
                                 possession of the property under the ground
                                 lease. In addition, we cannot provide
                                 assurances that the lessee and/or the
                                 mortgagee will be able to recuperate the full
                                 value of the leasehold interest in bankruptcy
                                 court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are
                                 subject to operating leases. The operating
                                 lessee then sublets space in the mortgaged
                                 property to sub-tenants. Therefore, the cash
                                 flow from the rented mortgaged property will
                                 be subject to the bankruptcy risks with
                                 respect to the operating lessee.

MORTGAGE LOAN SELLER MAY NOT BE
 ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION OF A
 DEFECTIVE MORTGAGE LOAN......   The mortgage loan seller is the sole
                                 warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Wachovia Bank,
                                 National Association in its capacity as a
                                 mortgage loan seller) are obligated to
                                 repurchase or substitute any mortgage loan in
                                 connection with either a breach of any mortgage
                                 loan seller's representations and warranties or
                                 any document defects, if such mortgage loan
                                 seller defaults on its obligation to do so. We
                                 cannot provide assurances that the mortgage
                                 loan seller will have the financial ability to
                                 effect such repurchases or substitutions.

                                 In addition, the mortgage loan seller may have
                                 acquired a portion of the mortgage loans
                                 included in the trust fund in one or more
                                 secondary market purchases. Such purchases may
                                 be challenged as fraudulent conveyances. Such
                                 a challenge if successful, may have a negative
                                 impact on the distributions on your
                                 certificates. See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and "--
                                 Representations and Warranties; Repurchases
                                 and Substitutions" in this prospectus
                                 supplement and "DESCRIPTION OF THE POOLING AND
                                 SERVICING AGREEMENTS--Representations and
                                 Warranties; Repurchases" in the accompanying
                                 prospectus.

ONE ACTION JURISDICTION MAY
 LIMIT THE ABILITY OF THE
 SPECIAL SERVICER TO
 FORECLOSE ON THE MORTGAGED
 PROPERTY......................  Some states (including California) have laws that prohibit more than one judicial action to
                                 enforce a mortgage

                                      S-88

                                 obligation, and some courts have construed the
                                 term judicial action broadly. Accordingly, the
                                 special servicer is required to obtain advice
                                 of counsel prior to enforcing any of the trust
                                 fund's rights under any of the mortgage loans
                                 that include mortgaged properties where this
                                 rule could be applicable. In the case of
                                 either a cross-collateralized and
                                 cross-defaulted mortgage loan or a
                                 multi-property mortgage loan which is secured
                                 by mortgaged properties located in multiple
                                 states, the special servicer may be required
                                 to foreclose first on properties located in
                                 states where such "one action" rules apply
                                 (and where non-judicial foreclosure is
                                 permitted) before foreclosing on properties
                                 located in the states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the special servicer
                                 may incur delay and expense in foreclosing on
                                 mortgaged properties located in states
                                 affected by one action rules. See "CERTAIN
                                 LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--
                                 Foreclosure" in the accompanying prospectus.

                                      S-89

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans included in the Trust Fund (the "Mortgage
Pool") is expected to consist of 72 fixed rate mortgage loans (the "Mortgage
Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance")
of $1,405,371,542. The "Cut-Off Date" for all of the Mortgage Loans is May 11,
2005. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received.
The Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1"
and "Loan Group 2") and, collectively, the "Loan Groups"). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily properties and (ii) 9 Mortgage Loans that are secured by multifamily properties. Loan Group 1 is expected to consist of 61 Mortgage Loans, with an aggregate Cut-Off Date Balance of $1,316,413,770 (the "Cut-Off Date Group 1
Balance"). Loan Group 2 will consist of 11 Mortgage Loans that are secured by multifamily properties with an aggregate Cut-Off Date Balance of $88,957,773
(the "Cut-Off Date Group 2 Balance" and, together with the Cut-Off Date Group 1
Balance the "Cut-Off Date Group Balances"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage
Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage
Pool range from $1,498,302 to $216,000,000. The Mortgage Loans in the Mortgage
Pool have an average Cut-Off Date Balance of $19,519,049. The Cut-Off Date
Balances of the Mortgage Loans in Loan Group 1 range from $1,498,302 to
$216,000,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date
Balance of $21,580,554. The Cut-Off Date Balances of the Mortgage Loans in Loan
Group 2 range from $3,000,000 to $18,000,000. The Mortgage Loans in Loan Group
2 have an average Cut-Off Date Balance of $8,087,070. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool
Balance represented by the aggregate Cut-Off Date Balance of the related
Mortgage Loans and references to percentages of Mortgage Loans in a particular
Loan Group without further description are references to the related Cut-Off
Date Group Balance. The descriptions in this prospectus supplement of the
Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage
Loans as it is expected to be constituted as of the close of business on the
Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the
Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including
Cut-Off Date Balances, loan balances per square foot/room/unit, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Companion Loans; provided that, with respect to the One & Two International Place Loan and the 450 West 33rd
Street Loan, numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios include the related Pari Passu Loans as well as the Mortgage
Loans themselves.

     All of the Mortgage Loans are evidenced by a promissory note (each a
"Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate or, with respect to 4 Mortgaged Properties, representing
9.1% of the Cut-Off Date Pool Balance (9.7% of the Cut-Off Date Group 1 Balance
by allocated loan amount) in whole or in part of a leasehold estate in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

                                      S-90

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                                            % OF
                                          NUMBER OF      AGGREGATE      CUT-OFF DATE    PERCENTAGE OF     PERCENTAGE OF
                                          MORTGAGED     CUT-OFF DATE        POOL         CUT-OFF DATE     CUT-OFF DATE
             PROPERTY TYPE               PROPERTIES       BALANCE          BALANCE     GROUP 1 BALANCE   GROUP 2 BALANCE
--------------------------------------- ------------ ----------------- -------------- ----------------- ----------------

Office ................................      30       $  687,278,428         48.9%           52.2%              0.0%
Retail ................................      22          281,834,298         20.1            21.4               0.0
 Retail -- Anchored ...................      19          267,673,578         19.0            20.3               0.0
 Retail -- Shadow Anchored(2) .........       2           10,967,264          0.8             0.8               0.0
 Retail -- Unanchored .................       1            3,193,456          0.2             0.2               0.0
Multifamily ...........................      20          232,732,773         16.6            10.9             100.0
Mixed Use .............................       3          112,481,825          8.0             8.5               0.0
Self Storage ..........................       7           38,487,480          2.7             2.9               0.0
Hospitality ...........................       4           34,956,349          2.5             2.7               0.0
Industrial ............................       1           16,102,087          1.1             1.2               0.0
Land(3) ...............................       1            1,498,302          0.1             0.1               0.0
                                             --       --------------        -----           -----             -----
                                             88       $1,405,371,542        100.0%          100.0%            100.0%
                                             ==       ==============        =====           =====             =====

----------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for the Mortgage
      Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)   Specifically, the fee interest in land which the ground tenant has improved and leased as a bank branch. The bank branch is not part of the loan collateral, and the sources of funds for loan repayment are the ground rent payments made to the related borrower.

                               [PIE CHART OMITTED]

Retail         20.1%
Multifamily    16.6%
Mixed Use       8.0%
Self Storage    2.7%
Hospitality     2.5%
Industrial      1.1%
Land            0.1%
Office         48.9%

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the
Depositor from the Mortgage Loan Seller. Wachovia Bank, National Association
("Wachovia"), in its capacity as a Mortgage Loan Seller, originated all of the
Mortgage Loans to be included in the Trust Fund. None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off
Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated
Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See "--Amortization" below. All of the
Mortgage Loans accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360-day year. Thirty-five (35) of the
Mortgage Loans, representing 75.6% of the Cut-Off Date Pool Balance (27
Mortgage Loans in Loan Group 1 or 76.0% of the Cut-Off Date Group 1 Balance and
8 Mortgage Loans

                                      S-91

in Loan Group 2 or 69.3% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Fifteen (15) of the Mortgage Loans, representing 13.2% of the Cut-Off
Date Pool Balance (14.1% of the Cut-Off Date Group 1 Balance), are
interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage
Loans are due monthly.

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 11th day of the month. No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month.

     Amortization. All of the Mortgage Loans (the "Balloon Loans"), provide for
Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon
Payment"). Fifteen (15) of the Mortgage Loans, representing 13.2% of the
Cut-Off Date Pool Balance (14.1% of the Cut-Off Date Group 1 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

     Seven (7) of the Balloon Loans (the "ARD Loans"), representing 7.5% of the
Cut-Off Date Pool Balance (8.0% of the Cut-Off Date Group 1 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the
Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property
(as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Six (6) of the ARD Loans, representing 5.5% of the
Cut-Off Date Pool Balance (5.8% of the Cut-Off Date Group 1 Balance), provide for monthly payments of interest only until the related Anticipated Repayment
Date and do not provide for any amortization of principal before the related
Anticipated Repayment Date. Any amount received in respect of Additional
Interest will be distributed to the holders of the Class Z Certificates.
Generally, Additional Interest will not be included in the calculations of the
Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no
Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Thirty-five (35) of the Balloon Loans and ARD Loans, representing 75.6% of the Cut-Off Date Pool Balance (27 Mortgage Loans in Loan Group 1 or 76.0% of
the Cut-Off Date Group 1 Balance and 8 Mortgage Loans in Loan Group 2 or 69.3%
of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 12 to 60 months in the case of Loan Group 1 and in the case of Loan Group 2 the first 12 to 48 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage
Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Fifteen
(15) of the Balloon Loans and ARD Loans, representing 13.2% of the Cut-Off Date
Pool Balance (14.1% of the Cut-Off Date Group 1 Balance), provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. One (1) of the ARD Loans, representing 2.1% of the
Cut-Off Date Pool Balance (2.2% of the Cut-Off Date Group 1 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans
restrict or prohibit voluntary principal prepayment. In general, all of the
Mortgage Loans either (i) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most or all of the remaining term
(60 Mortgage Loans, or 90.5% of the Cut-Off Date Pool Balance (52 Mortgage
Loans in Loan Group 1 or 92.3% of the Cut-Off Date Group 1 Balance and 8
Mortgage Loans in Loan Group 2 or 63.5% of the Cut-Off Date Group 2

                                      S-92

Balance); (ii) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Yield
Maintenance Charge for most of the remaining term (11 Mortgage Loans, or 9.2%
of the Cut-Off Date Pool Balance (8 Mortgage Loans in Loan Group 1 or 7.4% of
the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2 or 36.5%
of the Cut-Off Date Group 2 Balance)); (iii)  impose a yield maintenance charge for most or all of the remaining term (1 Mortgage Loan, or 0.3% of the Cut-Off
Date Pool Balance (0.3% of the Cut-Off Date Group 1 Balance)); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if
and to the extent collected, will be distributed as described under
"DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment
Premiums and Yield Maintenance Charges" in this prospectus supplement. The
Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield
Maintenance Charge, or of the collectability of any Prepayment Premium or Yield
Maintenance Charge.

     Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of
Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance
Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged.
See "RISK FACTORS--Prepayments Will Affect Your Yield" in this prospectus supplement.

     Sixty (60) of the Mortgage Loans, representing 90.5% of the Cut-Off Date
Pool Balance (52 Mortgage Loans in Loan Group 1 or 92.3% of the Cut-Off Date
Group 1 Balance and 8 Mortgage Loans in Loan Group 2 or 63.5% of the Cut-Off
Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the
Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge.
Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 115% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining
Mortgaged Properties after the defeasance. In general, "Defeasance Collateral"
is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance
Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the
Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD
Loan, the principal balance on its Anticipated Repayment Date. The Pooling and
Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge
Defeasance Collateral in lieu of making a prepayment, to the extent the related
Mortgage

                                      S-93

Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master
Servicer in order for the Master Servicer to purchase, such Defeasance
Collateral may be in excess of the principal balance of the related Mortgage
Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or
Yield Maintenance Charge except under the circumstances described in "SERVICING
OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee's prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

     With respect to 1 Mortgage Loan (loan number 9), representing approximately 2.1% of the Cut-Off Date Pool Balance (2.2% of the Cut-Off Date
Group 1 Balance), there is existing subordinated debt secured by the Mortgaged
Property and a pledge of the equity interests in the borrower, subject to the terms of a subordination and standstill agreement in favor of the mortgage, and the holder of the subordinate debt has certain cure rights with respect to defaults of the mortgage loan. One (1) Mortgage Loan (loan number 12), representing 1.9% of the Cut-Off Date Pool Balance (2.0% of the Cut-Off Date
Group 1 Balance), provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt in the future with the consent of the mortgagee. With respect to 1 Mortgage Loans (loan number 29), representing approximately 0.9% of the Cut-Off Date Pool Balance
(0.9% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances (a) the related borrower may encumber the related Mortgaged Property with subordinate debt in the future, (b) the entities with a controlling interest in the related borrower may pledge their interest in the borrower as security for mezzanine debt in the future and/or
(c) the related borrower may incur additional unsecured indebtedness other than in the ordinary course of business, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee.

     With respect to 1 Mortgage Loan (loan number 70), representing approximately 0.2% of the Cut-Off Date Pool Balance (0.2% of the Cut-Off Date
Group 1 Balance), the loan documents provide that the borrower may incur additional unsecured debt.

     With respect to 3 Mortgage Loans (loan numbers 2, 3 and 13), representing approximately 20.4% of the Cut-Off Date Pool Balance (21.7% of the Cut-Off Date
Group 1 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee.

     With respect to 15 Mortgage Loans (loan numbers 4, 5, 6, 10, 13, 14, 16,
18, 32, 33, 43, 52, 62, 66 and 69), representing approximately 25.4% of the
Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 24.4% of the
Cut-Off Date Group 1 Balance and 3 Mortgage Loan in Loan Group 2 or 40.2% of
the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee. See "RISK FACTORS--Additional Debt on Some Mortgage Loans
Creates Additional Risks" in this prospectus supplement. Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related

                                      S-94

borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans
Creates Additional Risks" in this prospectus supplement.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged
Property also secures one or more Companion Loans. See "--Co-Lender Loans" in this prospectus supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the
Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage
Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans;
Certain Multi-Property Mortgage Loans. One (1) group of Mortgage Loans (loan numbers 35, 39, 44, 56 and 61); representing 2.3% of the Cut-Off Date Pool
Balance (2.5% of the Cut-Off Date Group 1 Balance), are groups of Mortgage
Loans that are cross-collateralized and cross-defaulted with the other Mortgage
Loans in such group as indicated in Annex A-5. Although the Mortgage Loans within each group of cross-collateralized and cross-defaulted Mortgage Loans are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. The cross-default and cross-collateralization provisions for each group of Mortgage Loans may be terminated in the event one of the Mortgage Loans is defeased without a simultaneous defeasance of the other Mortgage Loans, provided that the Rating
Agencies confirm that such release would not result in a downgrading of any of the current ratings of any Class of Certificates and certain loan-to-value ratio and debt service coverage ratio tests are satisfied. As of the Closing
Date, no Mortgage Loan, except the Co-Lender Loans, will be
cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and
cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

     Substitutions. Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind of quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including loan-to-value tests, debt service coverage tests, the provision of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the

                                      S-95

Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See "RISK FACTORS--Substitution of Mortgaged
Properties" in this prospectus supplement.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Seller in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition.
No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged
Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement
Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each
Mortgaged Property in connection with the origination of the related Mortgage
Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such
"Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the
Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party. See also "RISK
FACTORS--Environmental Laws May Adversely Affect the Value of and Cash Flow
from a Mortgaged Property" in this prospectus supplement.

     Engineering Assessments. In connection with the origination of all of the
Mortgage Loans, except for loan number 72, representing 0.1% of the Cut-Off
Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance), a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged
Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 100% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, none of the Mortgaged Properties are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property.

CO-LENDER LOANS

     General.

     Five (5) Mortgage Loans (loan number 1, the "One & Two International Place
Loan", loan number 2, the "450 West 33rd Street Loan", loan number 21, the
"Home Market Foods Loan", loan number 40, the "Autumn Wood Apartments Loan" and loan number 41, the "Fall Creek Harbour Shopping Center Loan") (collectively, the "Co-Lender Loans") originated by Wachovia Bank, National Association are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender
Loans, certain other mortgage loans have additional debt. See "RISK
FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks".

                                      S-96

     The One & Two International Place Loan is part of a split loan structure, which has 1 companion loan (the "One & Two International Place Pari Passu
Companion Loan") that is pari passu in right of entitlement to payment with the
One & Two International Place Loan. The One & Two International Place Pari
Passu Companion Loan and the One & Two International Place Loan are referred to collectively herein as the "One & Two International Place Whole Loan". The One
& Two International Place Loan has a Cut-Off Date Balance of $216,000,000,
representing 15.4% of the Cut-Off Date Pool Balance (16.4% of the Cut-Off Date
Group 1 Balance). The One & Two International Place Pari Passu Companion Loan
will not be included in the Trust Fund. See "--One & Two International Place
Loan" below.

     The 450 West 33rd Street Loan is part of a split loan structure, which has
1 companion loan (the "450 West 33rd Street Pari Passu Companion Loan" that is pari passu in right of entitlement to payment with the 450 West 33rd Street
Loan. The 450 West 33rd Street Pari Passu Companion Loan and the 450 West 33rd
Street Loan are referred to collectively herein as the "450 West 33rd Street
Whole Loan". The 450 West 33rd Street Loan has a Cut-Off Date Balance of
$132,500,000, representing 9.4% of the Cut-Off Date Pool Balance (10.1% of the
Cut-Off Date Group 1 Balance). The 450 West 33rd Street Pari Passu Companion
Loan will not be included in the Trust Fund. See "--450 West 33rd Street Loan"
below.

     Three (3) Mortgage Loans (each of the Autumn Wood Apartments Loan, the
Fall Creek Harbour Shopping Center Loan and the Home Market Foods Loan
(collectively, the "Mezz Cap Loans")) are part of split loan structures, which in each case, have 1 companion loan (together, the "Mezz Cap Companion Loans")
that is subordinate in its right of entitlement to payment to the related Mezz
Cap Loan. See "--Mezz Cap Loans" below.

     The One & Two International Place Pari Passu Companion Loan, the 450 West
33rd Street Pari Passu Companion Loan and the Mezz Cap Companion Loans are
referred to herein as the "Companion Loans". None of the Companion Loans are
included in the Trust Fund. The One & Two International Place Pari Passu
Companion Loan and the 450 West 33rd Street Pari Passu Companion Loan are
collectively referred to herein as the "Pari Passu Companion Loans" and the One
& Two International Place Loan and the 450 West 33rd Street Loan are
collectively referred to as the "Pari Passu Loans". The Companion Loans, except for the Pari Passu Companion Loans, are collectively referred to herein as the
"Subordinate Companion Loans". The Mezz Cap Loans together with their respective Mezz Cap Companion Loans are referred to herein as the "Mezz Cap
Whole Loans". The One & Two International Place Whole Loan, the 450 West 33rd
Street Whole Loan and each Mezz Cap Whole Loan are referred to in this prospectus supplement individually as a "Whole Loan" and collectively as the
"Whole Loans".

     The trust fund relating to the Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C17 transaction (the
"2005-C17 Transaction" and the related trust fund, the "2005-C17 Trust Fund")
is the holder of the One & Two International Place Pari Passu Companion Loan
and the 450 West 33rd Street Pari Passu Companion Loan. Entities that are not affiliated with the Mortgage Loan Seller are the holders of each Mezz Cap
Companion Loan.

     With respect to the One & Two International Place Loan, the terms of the related intercreditor agreement (the "One & Two International Place
Intercreditor Agreement") provide that the One & Two International Place Loan and the One & Two International Place Pari Passu Companion Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other. With respect to the 450 West 33rd Street Loan, the terms of the related intercreditor agreement (the "450 West 33rd Street
Intercreditor Agreement", and together with the One & Two International Place
Intercreditor Agreement, the "Pari Passu Loan Intercreditor Agreements")
provide that the 450 West 33rd Street Loan and the 450 West 33rd Street Pari
Passu Companion Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other.

     With respect to the Mezz Cap Loans, the terms of the related intercreditor agreements (each a "Mezz Cap Intercreditor Agreement" and collectively, the
"Mezz Cap Intercreditor Agreements") provide that the Mezz Cap Companion Loans are subordinate in certain respects to the related Mezz Cap Loans. The Pari
Passu Loan Intercreditor Agreements and each Mezz Cap Intercreditor Agreement are individually referred to in this prospectus supplement as an "Intercreditor
Agreement" and collectively as the "Intercreditor Agreements".

                                      S-97

     The following table presents certain information with respect to the
Co-Lender Loans:

                                                                          CUT-OFF DATE
                                                    CUT-OFF DATE           PRINCIPAL        WHOLE LOAN       WHOLE LOAN
                                                PRINCIPAL BALANCE OF       BALANCE OF      UNDERWRITTEN     CUT-OFF DATE
                MORTGAGE LOAN                       MORTGAGE LOAN          WHOLE LOAN          DSCR             LTV
--------------------------------------------   ----------------------   ---------------   --------------   -------------

One & Two International Place ..............        $216,000,000         $432,000,000           1.77x           61.7%
450 West 33rd Street .......................        $132,500,000         $265,000,000           1.22x           68.8%
Home Market Foods ..........................        $ 16,102,087         $ 17,176,587           1.16x           79.9%
Autumn Wood Apartments .....................        $  7,700,000         $  8,170,000           1.10x           69.2%
Fall Creek Harbour Shopping Center .........        $  7,500,000         $  7,925,000           1.12x           82.6%

   Pari Passu Loans

     Servicing Provisions of the Pari Passu Loan Intercreditor Agreements. With
respect to the Pari Passu Loans, the 2005-C17 Master Servicer and the 2005-C17
Special Servicer will administer each Pari Passu Loan and its related Pari
Passu Companion Loan pursuant to the 2005-C17 Pooling Agreement and the related
Pari Passu Intercreditor Agreement for so long as such Pari Passu Loan is part of the 2005-C17 Trust Fund. The holder of each Pari Passu Companion Loan or an advisor on its behalf will generally share all of the rights that the 2005-C17
Controlling Class Representative has with respect to directing the 2005-C17
Master Servicer and/or 2005-C17 Special Servicer with respect to the servicing of the related Pari Passu Loan. See "SERVICING OF THE MORTGAGE LOANS--The
Controlling Class Representative" in this prospectus supplement.

     Application of Payments. Pursuant to each Pari Passu Loan Intercreditor
Agreement, all payments, proceeds and other recoveries on or in respect of a
Pari Passu Loan and/or the related Pari Passu Companion Loan (subject in each case to the rights of the 2005-C17 Master Servicer, the 2005-C17 Special
Servicer, the 2005-C17 Trustee, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent to payments and reimbursements as set forth in the
Pooling and Servicing Agreement and the 2005-C17 Pooling Agreement, as
applicable) will be applied to such Pari Passu Loan and the related Pari Passu
Companion Loan on a pro rata basis according to their respective principal balances.

     Mezz Cap Loans

     Servicing Provisions of the Mezz Cap Intercreditor Agreements. With
respect to the Mezz Cap Loans, the Master Servicer and Special Servicer will service and administer each Mezz Cap Loan and the related Mezz Cap Companion
Loan pursuant to the Pooling and Servicing Agreement and the related
Intercreditor Agreements for so long as such Mezz Cap Loan is part of the Trust
Fund. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the related Mezz Cap Loan or the related loan documents without obtaining the prior written consent of the holder of the related Mezz Cap Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the related Mezz Cap Loan or the related loan documents adversely affects the lien priority of the related mortgage or constitutes certain material modifications specified in the related Mezz Cap Intercreditor
Agreement; provided, however, such consent right will expire when the repurchase period described in the next paragraph expires. See "SERVICING OF
THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on a Mezz Cap
Loan or Mezz Cap Companion Loan becomes ninety (90) or more days delinquent,
(ii) the principal balance of a Mezz Cap Loan or Mezz Cap Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap Loan or Mezz Cap
Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under a Mezz Cap Companion
Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of such Mezz Cap Companion Loan will be entitled to purchase the related Mezz Cap Loan from the Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Mezz Cap Intercreditor Agreement.
The purchase price will generally equal the unpaid principal

                                      S-98

balance of the related Mezz Cap Loan, together with all unpaid interest on the related Mezz Cap Loan (other than default interest and late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the related Mezz Cap Loan is responsible. Unless the borrower or an affiliate is purchasing a Mezz Cap Loan, no prepayment consideration will be payable in connection with the purchase of such Mezz Cap Loan.

     Application of Payments. Pursuant to the related Mezz Cap Intercreditor
Agreement and prior to the occurrence of (i) the acceleration of a Mezz Cap
Loan or Mezz Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the
Master Servicer and the holder of the related Mezz Cap Companion Loan. Any escrow and reserve payments required in respect of a Mezz Cap Loan or Mezz Cap
Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap Loan or Mezz Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the a Mezz Cap
Companion Loan to purchase the related Mezz Cap Loan from the Trust Fund, all payments and proceeds (of whatever nature) on such Mezz Cap Companion Loan will be subordinated to all payments due on related Mezz Cap Loan and the amounts with respect to such Whole Loan will be paid (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related loan documents or released to the related borrower) in the following manner:

     first, to the Master Servicer, Special Servicer, Trustee or Fiscal Agent,
up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity;

     third, to the holder of the related Mezz Cap Loan, in an amount equal to accrued and unpaid interest with respect to the related Mezz Cap Loan;

     fourth, to the holder of the related Mezz Cap Loan, in an amount equal to the principal balance of the related Mezz Cap Loan until paid in full;

     fifth, to the holder of the related Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related
Mezz Cap Loan;

     sixth, to the holder of the related Mezz Cap Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of such Mezz
Cap Companion Loan and then to accrued and unpaid servicing fees with respect to the Mezz Cap Companion Loan;

     seventh, to the holder of the related Mezz Cap Companion Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap
Companion Loan;

     eighth, to the holder of the related Mezz Cap Companion Loan, in an amount equal to the principal balance of such Mezz Cap Companion Loan until paid in full;

     ninth, to the holder of the related Mezz Cap Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such
Mezz Cap Companion Loan;

     tenth, to the holder of the related Mezz Cap Loan and the holder of the related Mezz Cap Companion Loan, in an amount equal to any unpaid excess default interest accrued on the related Mezz Cap Loan and such Mezz Cap
Companion Loan, respectively;

     eleventh, any amounts collected or recovered on the Mezz Cap Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer in respect of the Mezz Cap Loan or Mezz Cap Companion Loan are payable to the holder of the Mezz Cap Loan and
Mezz Cap Companion Loan on a pro rata basis based on the initial balance of each such loan, respectively; and

     twelfth, any excess, to the holder of the related Mezz Cap Loan and the holder of the related Mezz Cap Companion Loan, pro rata, based upon the initial principal balances of the related loans.

                                      S-99

  Application of Amounts Paid to Trust Fund.

     On or before each distribution date, amounts payable to the trust fund as holder of any Co-Lender Loan pursuant to the Intercreditor Agreements will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan; and in the case of the One & Two
International Place Loan and the 450 West 33rd Street Loan, such amounts will be applied and distributed in accordance with the 2005-C17 Pooling Agreement.

MEZZANINE LOANS

     With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related
Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage
Loan occur and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an
individual basis, see Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-1A, A-1B, A-2, A-3,
A-4 and A-5, unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of DSC Ratios and LTV Ratios with respect to the One & Two
International Place Loan and the 450 West 33rd Street Loan, such ratios are calculated based upon the aggregate indebtedness of such Mortgage Loan and the related Pari Passu Companion Loan. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage
Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the
Mortgage Loans is contained under "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" and "--Representations and Warranties;
Repurchases and Substitutions," in this prospectus supplement and under
"DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
AND LEASES" in the accompanying prospectus.

     In the schedule and tables set forth in Annexes A-1, A-1A, A-1B, A-2, A-3,
A-4 and A-5 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross
Collateralized and Cross Defaulted Loan Flag" with respect to the other
Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the
Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b)
     required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the

                                     S-100

     ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage
     Loan commencing after the origination date. The "Net Cash Flow" for a
     Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a "Rental Property");
     provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 35 Mortgage Loans, representing 75.6%
     of the Cut-Off Date Pool Balance (27 Mortgage Loans in Loan Group 1 or
     76.0% of the Cut-Off Date Group 1 Balance and 8 Mortgage Loans in Loan
     Group 2 or 69.3% of the Cut-Off Date Group 2 Balance) where Periodic
     Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins. In general, the Mortgage Loan Seller relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental
Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan
Seller determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and
(c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Seller generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling
3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other
Rental Properties, the Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any

                                     S-101

non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged
Property, the Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement
Reserves" in this prospectus supplement. In addition, in some instances, the
Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow")
where the Mortgage Loan Seller determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan
Seller nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are
     references to the ratio, expressed as a percentage, of the Cut-Off Date
     Balance of a Mortgage Loan to the appraised value of the related Mortgaged
     Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Seller. The appraisal related to the Kadima
     Medical Office Pool Loan shows appraised values based on both a portfolio basis and an individual property basis. Unless otherwise stated herein, the portfolio value was used.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or
     Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD
     Loan on its Anticipated Repayment Date) (prior to the payment of any
     Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Seller. The appraisal related to the Kadima Medical Office Pool Loan shows appraised values based on both a portfolio basis and an individual property basis. Unless otherwise stated herein, the portfolio value was used.

          (iv) References to "Loan per Sq. Ft., Unit, Pad or Room" are, for each
     Mortgage Loan secured by a lien on a multifamily property, hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged
     Property.

          (v) References to "Year Built" are references to the year that a
     Mortgaged Property was originally constructed or substantially renovated.
     With respect to any Mortgaged Property which was constructed in phases, the
     "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" or "WA" are references to averages weighted on the basis of the Cut-Off Date Balances of the related
     Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Seller in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage
     Loan, and (b) 0.00155%, which percentage

                                     S-102

   represents the trustee fee rate with respect to each Mortgage Loan. The
   Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

       (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

       (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the
   Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any
   Balloon Payment, if any, due on such Mortgage Loan.

       (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance
   Charge is assessed and (b) defeasance is no longer required. References to
   "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. "3% ( )", "2% ( )" and "1% ( )" each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due
   Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a
   Prepayment Premium or a Yield Maintenance Charge (each such period, an
   "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such
   Mortgage Loan as set forth in the related Mortgage Loan documents.

       (xii) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

       (xiii) References to "Occupancy Percentage" are, with respect to any
   Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

       (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
   Loan).

       (xv) References to "NA" indicate that, with respect to a particular category of data, such data is not applicable.

       (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

       (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

       (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

                                     S-103

       (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

       (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                                     S-104

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                                                             % BY                                   WTD. AVG.
                            NUMBER OF      AGGREGATE       CUT-OFF       AVERAGE        MAXIMUM      CUT-OFF
                            MORTGAGED       CUT-OFF       DATE POOL      CUT-OFF        CUT-OFF        DATE
      PROPERTY TYPE        PROPERTIES     DATE BALANCE     BALANCE    DATE BALANCE   DATE BALANCE   LTV RATIO
------------------------- ------------ ----------------- ----------- -------------- -------------- -----------

Office ..................      30      $  687,278,428        48.9%   $22,909,281    $216,000,000       68.8%
Retail ..................      22         281,834,298        20.1    $12,810,650    $ 56,000,000       73.8%
 Retail - Anchored ......      19         267,673,578        19.0    $14,088,083    $ 56,000,000       74.1%
 Retail - Shadow
  Anchored(4) ...........       2          10,967,264         0.8    $ 5,483,632    $  8,470,000       69.0%
 Retail - Unanchored.....       1           3,193,456         0.2    $ 3,193,456    $  3,193,456       66.9%
Multifamily .............      20         232,732,773        16.6    $11,636,639    $ 29,770,000       73.6%
Mixed Use ...............       3         112,481,825         8.0    $37,493,942    $100,000,000       79.4%
Self Storage ............       7          38,487,480         2.7    $ 5,498,211    $  9,600,000       79.0%
Hospitality .............       4          34,956,349         2.5    $ 8,739,087    $ 15,976,876       62.8%
Industrial ..............       1          16,102,087         1.1    $16,102,087    $ 16,102,087       74.9%
Land(5) .................       1           1,498,302         0.1    $ 1,498,302    $  1,498,302       74.9%
                               --      --------------       -----
                               88      $1,405,371,542       100.0%   $15,970,131    $216,000,000       71.7%
                               ==      ==============       =====

                                         WTD. AVG.
                                           STATED
                            WTD. AVG.    REMAINING   WTD. AVG.    MINIMUM    MAXIMUM
                               LTV        TERM TO     CUT-OFF     CUT-OFF    CUT-OFF     WTD. AVG.     WTD. AVG.
                             RATIO AT     MATURITY    DATE DSC   DATE DSC   DATE DSC     OCCUPANCY     MORTGAGE
      PROPERTY TYPE        MATURITY(2)   (MOS.)(2)     RATIO       RATIO      RATIO       RATE(3)        RATE
------------------------- ------------- ----------- ----------- ---------- ---------- --------------- ----------

Office ..................      60.6%        113        1.49x       1.20x      2.67x         92.4%        5.246%
Retail ..................      68.7%        111        1.43x       1.09x      2.51x         97.8%        5.430%
 Retail - Anchored ......      69.0%        111        1.42x       1.09x      2.51x         97.9%        5.430%
 Retail - Shadow
  Anchored(4) ...........      66.5%        120        1.67x       1.44x      1.74x        100.0%        5.430%
 Retail - Unanchored.....      56.0%        118        1.34x       1.34x      1.34x         84.2%        5.490%
Multifamily .............      66.4%         98        1.32x       1.20x      1.57x         91.5%        5.311%
Mixed Use ...............      74.1%         87        1.21x       1.20x      1.28x         89.6%        5.392%
Self Storage ............      77.1%         68        1.61x       1.51x      1.78x         87.9%        5.084%
Hospitality .............      50.2%        112        1.61x       1.50x      1.77x         N/A          6.124%
Industrial ..............      58.3%        119        1.30x       1.30x      1.30x        100.0%        6.100%
Land(5) .................      62.3%        119        1.22x       1.22x      1.22x        100.0%        5.320%
                               64.4%        107        1.43X       1.09X      2.67X         93.1%        5.333%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy rates were calculated based upon rent rolls made available to the Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 4
      Mortgage Loans secured by hospitality properties, representing 2.5% of the Cut-Off Date Pool Balance.

(4)   A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(5)   Specifically, the fee interest in land which the ground tenant has improved and leased as a bank branch. The bank branch is not part of the loan collateral, and the sources of funds for the loan repayment are the ground rent payments made to the related borrower.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

                                     S-105

   MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                              % BY
                            NUMBER OF      AGGREGATE         CUT-OFF        AVERAGE        MAXIMUM
                            MORTGAGED       CUT-OFF       DATE GROUP 1      CUT-OFF        CUT-OFF
      PROPERTY TYPE        PROPERTIES     DATE BALANCE       BALANCE     DATE BALANCE   DATE BALANCE
------------------------- ------------ ----------------- -------------- -------------- --------------

Office ..................      30       $  687,278,428         52.2%     $22,909,281    $216,000,000
Retail ..................      22          281,834,298         21.4      $12,810,650    $ 56,000,000
 Retail - Anchored ......      19          267,673,578         20.3      $14,088,083    $ 56,000,000
 Retail - Shadow
  Anchored(4) ...........       2           10,967,264          0.8      $ 5,483,632    $  8,470,000
 Retail - Unanchored.....       1            3,193,456          0.2      $ 3,193,456    $  3,193,456
Multifamily .............       9          143,775,000         10.9      $15,975,000    $ 29,770,000
Mixed Use ...............       3          112,481,825          8.5      $37,493,942    $100,000,000
Self Storage ............       7           38,487,480          2.9      $ 5,498,211    $  9,600,000
Hospitality .............       4           34,956,349          2.7      $ 8,739,087    $ 15,976,876
Industrial ..............       1           16,102,087          1.2      $16,102,087    $ 16,102,087
Land(5) .................       1            1,498,302          0.1      $ 1,498,302    $  1,498,302
                               --       --------------        -----
                               77       $1,316,413,770        100.0%     $17,096,283    $216,000,000
                               ==       ==============        =====

                                                     WTD. AVG.
                                                       STATED
                           WTD. AVG.    WTD. AVG.    REMAINING   WTD. AVG.    MINIMUM    MAXIMUM
                            CUT-OFF        LTV        TERM TO     CUT-OFF     CUT-OFF    CUT-OFF   WTD. AVG.   WTD. AVG.
                              DATE       RATIO AT     MATURITY    DATE DSC   DATE DSC   DATE DSC   OCCUPANCY   MORTGAGE
      PROPERTY TYPE        LTV RATIO   MATURITY(2)   (MOS.)(2)     RATIO       RATIO      RATIO     RATE(3)      RATE
------------------------- ----------- ------------- ----------- ----------- ---------- ---------- ----------- ----------

Office ..................     68.8%        60.6%        113         1.49x       1.20x      2.67x       92.4%     5.246%
Retail ..................     73.8%        68.7%        111         1.43x       1.09x      2.51x       97.8%     5.430%
 Retail - Anchored ......     74.1%        69.0%        111         1.42x       1.09x      2.51x       97.9%     5.430%
 Retail - Shadow
  Anchored(4) ...........     69.0%        66.5%        120         1.67x       1.44x      1.74x      100.0%     5.430%
 Retail - Unanchored.....     66.9%        56.0%        118         1.34x       1.34x      1.34x       84.2%     5.490%
Multifamily .............     74.6%        68.2%        100         1.33x       1.20x      1.57x       90.6%     5.333%
Mixed Use ...............     79.4%        74.1%         87         1.21x       1.20x      1.28x       89.6%     5.392%
Self Storage ............     79.0%        77.1%         68         1.61x       1.51x      1.78x       87.9%     5.084%
Hospitality .............     62.8%        50.2%        112         1.61x       1.50x      1.77x       N/A       6.124%
Industrial ..............     74.9%        58.3%        119         1.30x       1.30x      1.30x      100.0%     6.100%
Land(5) .................     74.9%        62.3%        119         1.22x       1.22x      1.22x      100.0%     5.320%
                              71.6%        64.5%        108         1.44X       1.09X      2.67X       93.1%     5.337%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy rates were calculated based upon rent rolls made available to the Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 4
      Mortgage Loans secured by hospitality properties, representing 2.7% of the Cut-Off Date Group 1 Balance.

(4)   A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(5)   Specifically, the fee interest in land which the ground tenant has improved and leased as a bank branch. The bank branch is not part of the loan collateral, and the sources of funds for the loan repayment are the ground rent payments made to the related borrower.

                                     S-106

   MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                       % BY
                        NUMBER OF     AGGREGATE       CUT-OFF        AVERAGE        MAXIMUM
                        MORTGAGED      CUT-OFF     DATE GROUP 2      CUT-OFF        CUT-OFF
    PROPERTY TYPE      PROPERTIES   DATE BALANCE      BALANCE     DATE BALANCE   DATE BALANCE
--------------------- ------------ -------------- -------------- -------------- --------------

Multifamily ......... 11            $88,957,773        100.0%      $8,087,070    $18,000,000
                      --            -----------        -----
                      11            $88,957,773        100.0%      $8,087,070    $18,000,000
                      ==            ===========        =====

                                                 WTD. AVG.
                                                   STATED
                       WTD. AVG.    WTD. AVG.    REMAINING   WTD. AVG.    MINIMUM    MAXIMUM
                        CUT-OFF        LTV        TERM TO     CUT-OFF     CUT-OFF    CUT-OFF   WTD. AVG.   WTD. AVG.
                          DATE       RATIO AT     MATURITY    DATE DSC   DATE DSC   DATE DSC   OCCUPANCY   MORTGAGE
    PROPERTY TYPE      LTV RATIO   MATURITY(2)   (MOS.)(2)     RATIO       RATIO      RATIO       RATE       RATE
--------------------- ----------- ------------- ----------- ----------- ---------- ---------- ----------- ----------

Multifamily .........     72.1%        63.4%        96          1.29x       1.20x      1.56x      92.9%      5.276%
                          72.1%        63.4%        96          1.29x       1.20x      1.56x      92.9%      5.276%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-107

             RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                              AGGREGATE          % OF          AVERAGE
       RANGE OF CUT-OFF        NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
      DATE BALANCES ($)          LOANS         BALANCE       POOL BALANCE      BALANCE
----------------------------- ----------- ----------------- -------------- --------------

< 2,000,000 .................       1      $    1,498,302          0.1%     $  1,498,302
2,000,001 - 3,000,000 .......       7          19,214,163          1.4      $  2,744,880
3,000,001 - 4,000,000 .......       5          18,083,372          1.3      $  3,616,674
4,000,001 - 5,000,000 .......       6          27,243,069          1.9      $  4,540,511
5,000,001 - 6,000,000 .......       7          39,925,500          2.8      $  5,703,643
6,000,001 - 7,000,000 .......       4          25,841,323          1.8      $  6,460,331
7,000,001 - 8,000,000 .......       3          22,700,000          1.6      $  7,566,667
8,000,001 - 9,000,000 .......       4          33,708,150          2.4      $  8,427,038
9,000,001 - 10,000,000 ......       2          19,578,428          1.4      $  9,789,214
10,000,001 - 15,000,000 .....       6          71,237,773          5.1      $ 11,872,962
15,000,001 - 20,000,000 .....      13         220,246,463         15.7      $ 16,942,036
20,000,001 - 25,000,000 .....       1          24,975,000          1.8      $ 24,975,000
25,000,001 - 30,000,000 .....       6         168,120,000         12.0      $ 28,020,000
35,000,001 - 40,000,000 .....       1          40,000,000          2.8      $ 40,000,000
40,000,001 - 45,000,000 .....       1          41,000,000          2.9      $ 41,000,000
55,000,001 - 60,000,000 .....       1          56,000,000          4.0      $ 56,000,000
80,000,001 > ................       4         576,000,000         41.0      $144,000,000
                                   --      --------------        -----
                                   72      $1,405,371,542        100.0%     $ 19,519,049
                                   ==      ==============        =====

                                                                         WTD. AVG.
                                                                          STATED
                                              WTD. AVG.                  REMAINING
                                  MAXIMUM      CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.
       RANGE OF CUT-OFF        CUT-OFF DATE    DATE LTV   LTV RATIO AT   MATURITY   CUT-OFF DATE     WTD. AVG.
      DATE BALANCES ($)           BALANCE       RATIO       MATURITY*     (MOS.)*     DSC RATIO    MORTGAGE RATE
----------------------------- -------------- ----------- -------------- ---------- -------------- --------------

< 2,000,000 ................   $  1,498,302      74.9%         62.3%        119    1.22x               5.320%
2,000,001 - 3,000,000 .......  $  3,000,000      64.2%         58.8%        100    1.67x               5.415%
3,000,001 - 4,000,000 .......  $  4,000,000      68.5%         62.1%         81    1.60x               5.500%
4,000,001 - 5,000,000 .......  $  5,000,000      79.7%         71.1%        108    1.30x               5.207%
5,000,001 - 6,000,000 .......  $  6,000,000      69.4%         60.8%        103    1.53x               5.447%
6,000,001 - 7,000,000 .......  $  7,000,000      66.6%         59.7%        104    1.51x               5.472%
7,000,001 - 8,000,000 .......  $  7,700,000      74.1%         65.4%        106    1.24x               5.480%
8,000,001 - 9,000,000 .......  $  8,738,150      71.7%         67.6%         90    1.56x               5.557%
9,000,001 - 10,000,000 ......  $  9,978,428      78.2%         75.4%         58    1.42x               5.098%
10,000,001 - 15,000,000 .....  $ 13,500,000      72.0%         62.7%        104    1.32x               5.358%
15,000,001 - 20,000,000 .....  $ 19,760,000      71.3%         64.3%        105    1.48x               5.313%
20,000,001 - 25,000,000 .....  $ 24,975,000      75.3%         63.2%        120    1.57x               5.660%
25,000,001 - 30,000,000 .....  $ 29,770,000      76.9%         73.4%        108    1.30x               5.417%
35,000,001 - 40,000,000 .....  $ 40,000,000      74.2%         67.6%        118    1.20x               5.390%
40,000,001 - 45,000,000 .....  $ 41,000,000      77.4%         71.6%         80    1.55x               5.260%
55,000,001 - 60,000,000 .....  $ 56,000,000      72.6%         65.4%        120    1.32x               5.790%
80,000,001 > ................  $216,000,000      69.4%         61.1%        111    1.46x               5.228%
                               $216,000,000      71.7%         64.4%        107    1.43x               5.333%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-108

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                 % BY
                                              AGGREGATE      CUT-OFF DATE      AVERAGE
       RANGE OF CUT-OFF        NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
      DATE BALANCES ($)          LOANS         BALANCE          BALANCE        BALANCE
----------------------------- ----------- ----------------- -------------- --------------

< 2,000,000 .................       1      $    1,498,302          0.1%     $  1,498,302
2,000,001 - 3,000,000 .......       6          16,214,163          1.2      $  2,702,361
3,000,001 - 4,000,000 .......       5          18,083,372          1.4      $  3,616,674
4,000,001 - 5,000,000 .......       4          18,773,069          1.4      $  4,693,267
5,000,001 - 6,000,000 .......       6          33,925,500          2.6      $  5,654,250
6,000,001 - 7,000,000 .......       2          12,641,323          1.0      $  6,320,661
7,000,001 - 8,000,000 .......       2          15,000,000          1.1      $  7,500,000
8,000,001 - 9,000,000 .......       3          25,408,150          1.9      $  8,469,383
9,000,001 - 10,000,000 ......       2          19,578,428          1.5      $  9,789,214
10,000,001 - 15,000,000 .....       4          46,950,000          3.6      $ 11,737,500
15,000,001 - 20,000,000 .....      12         202,246,463         15.4      $ 16,853,872
20,000,001 - 25,000,000 .....       1          24,975,000          1.9      $ 24,975,000
25,000,001 - 30,000,000 .....       6         168,120,000         12.8      $ 28,020,000
35,000,001 - 40,000,000 .....       1          40,000,000          3.0      $ 40,000,000
40,000,001 - 45,000,000 .....       1          41,000,000          3.1      $ 41,000,000
55,000,001 - 60,000,000 .....       1          56,000,000          4.3      $ 56,000,000
80,000,001 > ................       4         576,000,000         43.8      $144,000,000
                                   --      --------------        -----
                                   61      $1,316,413,770        100.0%     $ 21,580,554
                                   ==      ==============        =====

                                                                         WTD. AVG.
                                                                          STATED
                                              WTD. AVG.                  REMAINING
                                  MAXIMUM      CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.
       RANGE OF CUT-OFF        CUT-OFF DATE    DATE LTV   LTV RATIO AT   MATURITY   CUT-OFF DATE     WTD. AVG.
      DATE BALANCES ($)           BALANCE       RATIO       MATURITY*     (MOS.)*     DSC RATIO    MORTGAGE RATE
----------------------------- -------------- ----------- -------------- ---------- -------------- --------------

< 2,000,000 .................  $  1,498,302      74.9%         62.3%        119    1.22x               5.320%
2,000,001 - 3,000,000 .......  $  3,000,000      66.7%         60.9%        107    1.71x               5.345%
3,000,001 - 4,000,000 .......  $  4,000,000      68.5%         62.1%         81    1.60x               5.500%
4,000,001 - 5,000,000 .......  $  5,000,000      79.7%         71.0%        104    1.33x               5.253%
5,000,001 - 6,000,000 .......  $  6,000,000      69.3%         60.8%        100    1.58x               5.492%
6,000,001 - 7,000,000 .......  $  6,400,000      69.8%         63.6%         89    1.63x               5.592%
7,000,001 - 8,000,000 .......  $  7,500,000      78.7%         68.1%        119    1.25x               5.455%
8,000,001 - 9,000,000 .......  $  8,738,150      70.2%         65.8%        100    1.68x               5.605%
9,000,001 - 10,000,000 ......  $  9,978,428      78.2%         75.4%         58    1.42x               5.098%
10,000,001 - 15,000,000 .....  $ 12,500,000      68.9%         63.2%         96    1.33x               5.374%
15,000,001 - 20,000,000 .....  $ 19,760,000      71.3%         64.0%        109    1.50x               5.341%
20,000,001 - 25,000,000 .....  $ 24,975,000      75.3%         63.2%        120    1.57x               5.660%
25,000,001 - 30,000,000 .....  $ 29,770,000      76.9%         73.4%        108    1.30x               5.417%
35,000,001 - 40,000,000 .....  $ 40,000,000      74.2%         67.6%        118    1.20x               5.390%
40,000,001 - 45,000,000 .....  $ 41,000,000      77.4%         71.6%         80    1.55x               5.260%
55,000,001 - 60,000,000 .....  $ 56,000,000      72.6%         65.4%        120    1.32x               5.790%
80,000,001 > ................  $216,000,000      69.4%         61.1%        111    1.46x               5.228%
                               $216,000,000      71.6%         64.5%        108    1.44x               5.337%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-109

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                        % BY
                                         AGGREGATE    CUT-OFF     AVERAGE
                                          CUT-OFF       DATE      CUT-OFF
     RANGE OF CUT-OFF       NUMBER OF       DATE      GROUP 2       DATE
     DATE BALANCES ($)        LOANS       BALANCE     BALANCE     BALANCE
-------------------------- ----------- ------------- --------- -------------

 2,000,001 -  3,000,000 ..       1      $ 3,000,000      3.4%   $ 3,000,000
 4,000,001 -  5,000,000 ..       2        8,470,000      9.5    $ 4,235,000
 5,000,001 -  6,000,000 ..       1        6,000,000      6.7    $ 6,000,000
 6,000,001 -  7,000,000 ..       2       13,200,000     14.8    $ 6,600,000
 7,000,001 -  8,000,000 ..       1        7,700,000      8.7    $ 7,700,000
 8,000,001 -  9,000,000 ..       1        8,300,000      9.3    $ 8,300,000
10,000,001 - 15,000,000 ..       2       24,287,773     27.3    $12,143,886
15,000,001 - 20,000,000 ..       1       18,000,000     20.2    $18,000,000
                                 -      -----------    -----
                                11      $88,957,773    100.0%   $ 8,087,070
                                ==      ===========    =====

                                                                  WTD. AVG.
                                          WTD. AVG.                 STATED    WTD. AVG.
                              MAXIMUM      CUT-OFF    WTD. AVG.   REMAINING    CUT-OFF
                              CUT-OFF        DATE        LTV       TERM TO      DATE     WTD. AVG.
     RANGE OF CUT-OFF           DATE         LTV       RATIO AT    MATURITY      DSC     MORTGAGE
     DATE BALANCES ($)        BALANCE       RATIO     MATURITY*    (MOS.)*      RATIO      RATE
-------------------------- ------------- ----------- ----------- ----------- ---------- ----------

 2,000,001 -  3,000,000 ..  $ 3,000,000      50.8%       47.4%        60        1.44x      5.790%
 4,000,001 -  5,000,000 ..  $ 4,320,000      79.5%       71.3%       119        1.23x      5.106%
 5,000,001 -  6,000,000 ..  $ 6,000,000      70.0%       60.8%       120        1.24x      5.190%
 6,000,001 -  7,000,000 ..  $ 7,000,000      63.4%       55.9%       119        1.39x      5.358%
 7,000,001 -  8,000,000 ..  $ 7,700,000      65.3%       60.1%        82        1.23x      5.530%
 8,000,001 -  9,000,000 ..  $ 8,300,000      76.1%       73.0%        59        1.20x      5.410%
10,000,001 - 15,000,000 ..  $13,500,000      78.1%       61.8%       120        1.30x      5.326%
15,000,001 - 20,000,000 ..  $18,000,000      72.0%       67.6%        58        1.32x      5.000%
                            $18,000,000      72.1%       63.4%        96        1.29x      5.276%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-110

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS(1)

                                                         % BY
                                        AGGREGATE      CUT-OFF      AVERAGE
                         NUMBER OF       CUT-OFF         DATE       CUT-OFF
                         MORTGAGED         DATE          POOL        DATE
         STATE          PROPERTIES       BALANCE       BALANCE      BALANCE
---------------------- ------------ ----------------- --------- --------------

MA ...................       3       $  255,325,302      18.2%   $85,108,434
NY ...................       6          241,302,964      17.2    $40,217,161
CA ...................       8          234,240,000      16.7    $29,280,000
 Southern(3) .........       6          191,265,000      13.6    $31,877,500
 Northern(3) .........       2           42,975,000       3.1    $21,487,500
FL ...................      22          130,837,123       9.3    $ 5,947,142
AZ ...................       3          101,150,000       7.2    $33,716,667
NC ...................       6           56,200,000       4.0    $ 9,366,667
CT ...................       2           47,800,000       3.4    $23,900,000
MD ...................       1           41,000,000       2.9    $41,000,000
TX ...................       3           36,770,000       2.6    $12,256,667
NJ ...................       2           32,294,586       2.3    $16,147,293
PA ...................       4           32,240,127       2.3    $ 8,060,032
VA ...................       2           30,191,243       2.1    $15,095,622
CO ...................       2           22,396,429       1.6    $11,198,214
GA ...................       2           20,387,773       1.5    $10,193,886
SC ...................       3           20,288,000       1.4    $ 6,762,667
WA ...................       2           15,300,000       1.1    $ 7,650,000
IL ...................       1           15,242,500       1.1    $15,242,500
NM ...................       2           10,000,000       0.7    $ 5,000,000
ND ...................       1            8,988,970       0.6    $ 8,988,970
AL ...................       1            7,700,000       0.5    $ 7,700,000
IN ...................       1            7,500,000       0.5    $ 7,500,000
NE ...................       1            6,200,000       0.4    $ 6,200,000
AR ...................       1            5,857,500       0.4    $ 5,857,500
OH ...................       2            5,396,264       0.4    $ 2,698,132
KY ...................       1            4,705,578       0.3    $ 4,705,578
KS ...................       1            3,600,000       0.3    $ 3,600,000
UT ...................       1            3,000,000       0.2    $ 3,000,000
LA ...................       1            2,923,000       0.2    $ 2,923,000
WI ...................       1            2,497,335       0.2    $ 2,497,335
MI ...................       1            2,397,565       0.2    $ 2,397,565
TN ...................       1            1,639,286       0.1    $ 1,639,286
                            --       --------------     -----
                            88       $1,405,371,542     100.0%   $15,970,131
                            ==       ==============     =====

                                                                  WTD. AVG.
                                        WTD. AVG.                   STATED    WTD. AVG.
                           MAXIMUM       CUT-OFF     WTD. AVG.    REMAINING    CUT-OFF
                           CUT-OFF         DATE         LTV        TERM TO      DATE     WTD. AVG.
                             DATE          LTV        RATIO AT     MATURITY      DSC     MORTGAGE
         STATE             BALANCE        RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
---------------------- --------------- ----------- ------------- ----------- ---------- ----------

MA ...................  $216,000,000       63.8%        55.0%        116        1.71x     5.268%
NY ...................  $132,500,000       73.2%        65.3%        117        1.23x     5.239%
CA ...................  $100,000,000       74.4%        69.3%         93        1.41x     5.281%
 Southern(3) .........  $100,000,000       73.8%        69.9%         86        1.41x     5.249%
 Northern(3) .........  $ 24,975,000       77.1%        66.3%        120        1.42x     5.421%
FL ...................  $ 16,500,000       71.8%        63.0%        104        1.51x     5.494%
AZ ...................  $ 56,000,000       71.5%        66.1%        119        1.36x     5.610%
NC ...................  $ 13,500,000       72.7%        63.0%        112        1.35x     5.342%
CT ...................  $ 29,000,000       72.8%        65.7%        118        1.29x     5.329%
MD ...................  $ 41,000,000       77.4%        71.6%         80        1.55x     5.260%
TX ...................  $ 29,770,000       75.6%        74.8%         60        1.48x     5.468%
NJ ...................  $ 25,044,643       75.0%        64.8%        119        1.40x     5.272%
PA ...................  $ 19,760,000       78.1%        67.4%        119        1.25x     5.582%
VA ...................  $ 26,000,000       79.9%        70.8%        119        1.25x     5.486%
CO ...................  $ 19,300,000       70.1%        64.4%        119        1.23x     5.460%
GA ...................  $ 10,787,773       80.8%        73.6%         91        1.37x     5.146%
SC ...................  $ 10,750,000       71.1%        64.9%         87        1.24x     5.148%
WA ...................  $  8,300,000       65.0%        60.8%         86        1.36x     5.369%
IL ...................  $ 15,242,500       70.2%        70.2%         83        1.87x     4.850%
NM ...................  $  5,680,000       79.1%        71.8%        119        1.22x     5.245%
ND ...................  $  8,988,970       75.0%        64.8%        119        1.40x     5.272%
AL ...................  $  7,700,000       65.3%        60.1%         82        1.23x     5.530%
IN ...................  $  7,500,000       78.1%        67.0%        118        1.24x     5.550%
NE ...................  $  6,200,000       76.5%        66.9%        119        1.20x     5.400%
AR ...................  $  5,857,500       55.8%        55.8%         59        2.51x     4.870%
OH ...................  $  2,899,000       66.2%        61.0%        118        1.75x     5.172%
KY ...................  $  4,705,578       75.0%        64.8%        119        1.40x     5.272%
KS ...................  $  3,600,000       68.2%        63.3%         60        1.52x     5.450%
UT ...................  $  3,000,000       50.8%        47.4%         60        1.44x     5.790%
LA ...................  $  2,923,000       65.0%        65.0%        117        2.07x     4.850%
WI ...................  $  2,497,335       69.4%        58.3%        119        1.49x     5.640%
MI ...................  $  2,397,565       63.9%        54.1%        119        1.78x     5.900%
TN ...................  $  1,639,286       75.0%        64.8%        119        1.40x     5.272%
                        $216,000,000       71.7%        64.4%        107        1.43x     5.333%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents and, in the case of Kadima Medical Office Pool Loan, allocated portfolio appraised values).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-111

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                         % BY
                                        AGGREGATE      CUT-OFF      AVERAGE
                         NUMBER OF       CUT-OFF         DATE       CUT-OFF
                         MORTGAGED         DATE        GROUP 1       DATE
         STATE          PROPERTIES       BALANCE       BALANCE      BALANCE
---------------------- ------------ ----------------- --------- --------------

MA ...................       3       $  255,325,302      19.4%   $85,108,434
NY ...................       6          241,302,964      18.3    $40,217,161
CA ...................       7          216,240,000      16.4    $30,891,429
 Southern(3) .........       5          173,265,000      13.2    $34,653,000
 Northern(3) .........       2           42,975,000       3.3    $21,487,500
FL ...................      22          130,837,123       9.9    $ 5,947,142
AZ ...................       3          101,150,000       7.7    $33,716,667
CT ...................       2           47,800,000       3.6    $23,900,000
MD ...................       1           41,000,000       3.1    $41,000,000
TX ...................       3           36,770,000       2.8    $12,256,667
NC ...................       4           36,700,000       2.8    $ 9,175,000
NJ ...................       2           32,294,586       2.5    $16,147,293
PA ...................       4           32,240,127       2.4    $ 8,060,032
VA ...................       2           30,191,243       2.3    $15,095,622
CO ...................       2           22,396,429       1.7    $11,198,214
SC ...................       2           16,138,000       1.2    $ 8,069,000
IL ...................       1           15,242,500       1.2    $15,242,500
GA ...................       1            9,600,000       0.7    $ 9,600,000
ND ...................       1            8,988,970       0.7    $ 8,988,970
IN ...................       1            7,500,000       0.6    $ 7,500,000
AR ...................       1            5,857,500       0.4    $ 5,857,500
NM ...................       1            5,680,000       0.4    $ 5,680,000
OH ...................       2            5,396,264       0.4    $ 2,698,132
KY ...................       1            4,705,578       0.4    $ 4,705,578
KS ...................       1            3,600,000       0.3    $ 3,600,000
LA ...................       1            2,923,000       0.2    $ 2,923,000
WI ...................       1            2,497,335       0.2    $ 2,497,335
MI ...................       1            2,397,565       0.2    $ 2,397,565
TN ...................       1            1,639,286       0.1    $ 1,639,286
                            --       --------------     -----
                            77       $1,316,413,770     100.0%   $17,096,283
                            ==       ==============     =====

                                                                  WTD. AVG.
                                        WTD. AVG.                   STATED    WTD. AVG.
                           MAXIMUM       CUT-OFF     WTD. AVG.    REMAINING    CUT-OFF
                           CUT-OFF         DATE         LTV        TERM TO      DATE     WTD. AVG.
                             DATE          LTV        RATIO AT     MATURITY      DSC     MORTGAGE
         STATE             BALANCE        RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
---------------------- --------------- ----------- ------------- ----------- ---------- ----------

MA ...................  $216,000,000       63.8%        55.0%        116        1.71x     5.268%
NY ...................  $132,500,000       73.2%        65.3%        117        1.23x     5.239%
CA ...................  $100,000,000       74.6%        69.4%         96        1.42x     5.304%
 Southern(3) .........  $100,000,000       74.0%        70.2%         89        1.42x     5.275%
 Northern(3) .........  $ 24,975,000       77.1%        66.3%        120        1.42x     5.421%
FL ...................  $ 16,500,000       71.8%        63.0%        104        1.51x     5.494%
AZ ...................  $ 56,000,000       71.5%        66.1%        119        1.36x     5.610%
CT ...................  $ 29,000,000       72.8%        65.7%        118        1.29x     5.329%
MD ...................  $ 41,000,000       77.4%        71.6%         80        1.55x     5.260%
TX ...................  $ 29,770,000       75.6%        74.8%         60        1.48x     5.468%
NC ...................  $ 12,500,000       71.6%        65.2%        108        1.37x     5.371%
NJ ...................  $ 25,044,643       75.0%        64.8%        119        1.40x     5.272%
PA ...................  $ 19,760,000       78.1%        67.4%        119        1.25x     5.582%
VA ...................  $ 26,000,000       79.9%        70.8%        119        1.25x     5.486%
CO ...................  $ 19,300,000       70.1%        64.4%        119        1.23x     5.460%
SC ...................  $ 10,750,000       68.8%        63.5%         78        1.24x     5.174%
IL ...................  $ 15,242,500       70.2%        70.2%         83        1.87x     4.850%
GA ...................  $  9,600,000       81.7%        81.7%         59        1.51x     4.950%
ND ...................  $  8,988,970       75.0%        64.8%        119        1.40x     5.272%
IN ...................  $  7,500,000       78.1%        67.0%        118        1.24x     5.550%
AR ...................  $  5,857,500       55.8%        55.8%         59        2.51x     4.870%
NM ...................  $  5,680,000       78.9%        71.7%        119        1.21x     5.310%
OH ...................  $  2,899,000       66.2%        61.0%        118        1.75x     5.172%
KY ...................  $  4,705,578       75.0%        64.8%        119        1.40x     5.272%
KS ...................  $  3,600,000       68.2%        63.3%         60        1.52x     5.450%
LA ...................  $  2,923,000       65.0%        65.0%        117        2.07x     4.850%
WI ...................  $  2,497,335       69.4%        58.3%        119        1.49x     5.640%
MI ...................  $  2,397,565       63.9%        54.1%        119        1.78x     5.900%
TN ...................  $  1,639,286       75.0%        64.8%        119        1.40x     5.272%
                        $216,000,000       71.6%        64.5%        108        1.44x     5.337%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents and, in the case of the Kadima Medical Office Pool Loan, allocated portfolio appraised values).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-112

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                      % BY
                                       AGGREGATE    CUT-OFF     AVERAGE
                         NUMBER OF      CUT-OFF       DATE      CUT-OFF
                         MORTGAGED       DATE       GROUP 2       DATE
         STATE          PROPERTIES      BALANCE     BALANCE     BALANCE
---------------------- ------------ -------------- --------- -------------

NC ...................       2       $19,500,000      21.9%   $ 9,750,000
CA ...................       1        18,000,000      20.2    $18,000,000
 Southern(3) .........       1        18,000,000      20.2    $18,000,000
WA ...................       2        15,300,000      17.2    $ 7,650,000
GA ...................       1        10,787,773      12.1    $10,787,773
AL ...................       1         7,700,000       8.7    $ 7,700,000
NE ...................       1         6,200,000       7.0    $ 6,200,000
NM ...................       1         4,320,000       4.9    $ 4,320,000
SC ...................       1         4,150,000       4.7    $ 4,150,000
UT ...................       1         3,000,000       3.4    $ 3,000,000
                             -       -----------     -----
                            11       $88,957,773     100.0%   $ 8,087,070
                            ==       ===========     =====

                                                                 WTD. AVG.
                                       WTD. AVG.                   STATED    WTD. AVG.
                           MAXIMUM      CUT-OFF     WTD. AVG.    REMAINING    CUT-OFF
                           CUT-OFF        DATE         LTV        TERM TO      DATE     WTD. AVG.
                            DATE          LTV        RATIO AT     MATURITY      DSC     MORTGAGE
         STATE             BALANCE       RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
---------------------- -------------- ----------- ------------- ----------- ---------- ----------

NC ...................  $13,500,000       74.6%        58.9%        120        1.31x    5.287%
CA ...................  $18,000,000       72.0%        67.6%         58        1.32x    5.000%
 Southern(3) .........  $18,000,000       72.0%        67.6%         58        1.32x    5.000%
WA ...................  $ 8,300,000       65.0%        60.8%         86        1.36x    5.369%
GA ...................  $10,787,773       79.9%        66.5%        119        1.24x    5.320%
AL ...................  $ 7,700,000       65.3%        60.1%         82        1.23x    5.530%
NE ...................  $ 6,200,000       76.5%        66.9%        119        1.20x    5.400%
NM ...................  $ 4,320,000       79.3%        71.9%        119        1.23x    5.160%
SC ...................  $ 4,150,000       79.8%        70.7%        119        1.23x    5.050%
UT ...................  $ 3,000,000       50.8%        47.4%         60        1.44x    5.790%
                        $18,000,000       72.1%        63.4%         96        1.29x    5.276%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-113

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                         % OF
                                        AGGREGATE      CUT-OFF      AVERAGE
                                         CUT-OFF         DATE       CUT-OFF
 RANGE OF UNDERWRITTEN   NUMBER OF         DATE          POOL        DATE
     DSC RATIOS (X)        LOANS         BALANCE       BALANCE      BALANCE
----------------------- ----------- ----------------- --------- --------------

1.05 - 1.09 ...........       1      $   27,500,000       2.0%   $27,500,000
1.20 - 1.24 ...........      23         477,537,318      34.0    $20,762,492
1.25 - 1.29 ...........       6          78,769,825       5.6    $13,128,304
1.30 - 1.34 ...........       7         145,773,971      10.4    $20,824,853
1.35 - 1.39 ...........       2          22,500,000       1.6    $11,250,000
1.40 - 1.44 ...........       5         141,397,264      10.1    $28,279,453
1.45 - 1.49 ...........       3          61,317,335       4.4    $20,439,112
1.50 - 1.54 ...........       5          43,618,199       3.1    $ 8,723,640
1.55 - 1.59 ...........       5          83,175,000       5.9    $16,635,000
1.60 - 1.64 ...........       2          16,250,000       1.2    $ 8,125,000
1.70 - 1.74 ...........       2          12,470,000       0.9    $ 6,235,000
1.75 - 1.79 ...........       5         237,075,631      16.9    $47,415,126
1.85 - 1.89 ...........       1          15,242,500       1.1    $15,242,500
2.00 - 2.04 ...........       1           2,899,000       0.2    $ 2,899,000
2.05 - 2.09 ...........       1           2,923,000       0.2    $ 2,923,000
2.10 - 2.14 ...........       1          15,065,000       1.1    $15,065,000
2.30 - 3.79 ...........       2          21,857,500       1.6    $10,928,750
                             --      --------------     -----
                             72      $1,405,371,542     100.0%   $19,519,049
                             ==      ==============     =====

                                                                WTD. AVG.
                                        WTD. AVG.                 STATED
                            MAXIMUM      CUT-OFF    WTD. AVG.   REMAINING   WTD. AVG.
                            CUT-OFF        DATE        LTV       TERM TO     CUT-OFF    WTD. AVG.
 RANGE OF UNDERWRITTEN       DATE          LTV       RATIO AT    MATURITY      DATE     MORTGAGE
     DSC RATIOS (X)         BALANCE       RATIO     MATURITY*    (MOS.)*    DSC RATIO     RATE
----------------------- -------------- ----------- ----------- ----------- ----------- ----------

1.05 - 1.09 ...........  $ 27,500,000      89.9%       89.9%       120        1.09x      5.410%
1.20 - 1.24 ...........  $132,500,000      74.2%       66.9%       105        1.21x      5.289%
1.25 - 1.29 ...........  $ 26,000,000      77.5%       68.6%       119        1.27x      5.286%
1.30 - 1.34 ...........  $ 56,000,000      72.5%       63.8%       108        1.32x      5.562%
1.35 - 1.39 ...........  $ 16,500,000      76.2%       65.0%       119        1.39x      5.537%
1.40 - 1.44 ...........  $127,500,000      74.2%       64.4%       114        1.40x      5.298%
1.45 - 1.49 ...........  $ 29,770,000      73.7%       73.3%        90        1.46x      5.528%
1.50 - 1.54 ...........  $ 15,976,876      71.6%       63.9%        90        1.52x      5.558%
1.55 - 1.59 ...........  $ 41,000,000      73.3%       65.1%        97        1.56x      5.412%
1.60 - 1.64 ...........  $ 12,500,000      64.5%       61.2%       105        1.61x      5.281%
1.70 - 1.74 ...........  $  8,470,000      67.4%       66.3%       100        1.73x      5.548%
1.75 - 1.79 ...........  $216,000,000      62.2%       54.1%       115        1.77x      5.258%
1.85 - 1.89 ...........  $ 15,242,500      70.2%       70.2%        83        1.87x      4.850%
2.00 - 2.04 ...........  $  2,899,000      65.0%       65.0%       117        2.01x      4.890%
2.05 - 2.09 ...........  $  2,923,000      65.0%       65.0%       117        2.07x      4.850%
2.10 - 2.14 ...........  $ 15,065,000      64.1%       64.1%        82        2.11x      4.850%
2.30 - 3.79 ...........  $ 16,000,000      51.1%       51.1%       102        2.63x      5.060%
                         $216,000,000      71.7%       64.4%       107        1.43x      5.333%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-114

RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                         % BY
                                        AGGREGATE      CUT-OFF      AVERAGE
                                         CUT-OFF         DATE       CUT-OFF
 RANGE OF UNDERWRITTEN   NUMBER OF         DATE        GROUP 1       DATE
     DSC RATIOS (X)        LOANS         BALANCE       BALANCE      BALANCE
----------------------- ----------- ----------------- --------- --------------

1.05 - 1.09 ...........       1      $   27,500,000       2.1%   $27,500,000
1.20 - 1.24 ...........      16         430,079,545      32.7    $26,879,972
1.25 - 1.29 ...........       6          78,769,825       6.0    $13,128,304
1.30 - 1.34 ...........       5         114,273,971       8.7    $22,854,794
1.35 - 1.39 ...........       2          22,500,000       1.7    $11,250,000
1.40 - 1.44 ...........       4         138,397,264      10.5    $34,599,316
1.45 - 1.49 ...........       3          61,317,335       4.7    $20,439,112
1.50 - 1.54 ...........       5          43,618,199       3.3    $ 8,723,640
1.55 - 1.59 ...........       4          76,175,000       5.8    $19,043,750
1.60 - 1.64 ...........       2          16,250,000       1.2    $ 8,125,000
1.70 - 1.74 ...........       2          12,470,000       0.9    $ 6,235,000
1.75 - 1.79 ...........       5         237,075,631      18.0    $47,415,126
1.85 - 1.89 ...........       1          15,242,500       1.2    $15,242,500
2.00 - 2.04 ...........       1           2,899,000       0.2    $ 2,899,000
2.05 - 2.09 ...........       1           2,923,000       0.2    $ 2,923,000
2.10 - 2.14 ...........       1          15,065,000       1.1    $15,065,000
2.30 - 3.79 ...........       2          21,857,500       1.7    $10,928,750
                             --      --------------     -----
                             61      $1,316,413,770     100.0%   $21,580,554
                             ==      ==============     =====

                                                                WTD. AVG.
                                        WTD. AVG.                 STATED
                            MAXIMUM      CUT-OFF    WTD. AVG.   REMAINING   WTD. AVG.
                            CUT-OFF        DATE        LTV       TERM TO     CUT-OFF    WTD. AVG.
 RANGE OF UNDERWRITTEN       DATE          LTV       RATIO AT    MATURITY      DATE     MORTGAGE
     DSC RATIOS (X)         BALANCE       RATIO     MATURITY*    (MOS.)*    DSC RATIO     RATE
----------------------- -------------- ----------- ----------- ----------- ----------- ----------

1.05 - 1.09 ...........  $ 27,500,000      89.9%       89.9%       120        1.09x      5.410%
1.20 - 1.24 ...........  $132,500,000      74.1%       66.9%       106        1.21x      5.285%
1.25 - 1.29 ...........  $ 26,000,000      77.5%       68.6%       119        1.27x      5.286%
1.30 - 1.34 ...........  $ 56,000,000      72.1%       63.8%       114        1.32x      5.678%
1.35 - 1.39 ...........  $ 16,500,000      76.2%       65.0%       119        1.39x      5.537%
1.40 - 1.44 ...........  $127,500,000      74.7%       64.8%       115        1.40x      5.287%
1.45 - 1.49 ...........  $ 29,770,000      73.7%       73.3%        90        1.46x      5.528%
1.50 - 1.54 ...........  $ 15,976,876      71.6%       63.9%        90        1.52x      5.558%
1.55 - 1.59 ...........  $ 41,000,000      75.3%       66.9%        95        1.56x      5.421%
1.60 - 1.64 ...........  $ 12,500,000      64.5%       61.2%       105        1.61x      5.281%
1.70 - 1.74 ...........  $  8,470,000      67.4%       66.3%       100        1.73x      5.548%
1.75 - 1.79 ...........  $216,000,000      62.2%       54.1%       115        1.77x      5.258%
1.85 - 1.89 ...........  $ 15,242,500      70.2%       70.2%        83        1.87x      4.850%
2.00 - 2.04 ...........  $  2,899,000      65.0%       65.0%       117        2.01x      4.890%
2.05 - 2.09 ...........  $  2,923,000      65.0%       65.0%       117        2.07x      4.850%
2.10 - 2.14 ...........  $ 15,065,000      64.1%       64.1%        82        2.11x      4.850%
2.30 - 3.79 ...........  $ 16,000,000      51.1%       51.1%       102        2.63x      5.060%
                         $216,000,000      71.6%       64.5%       108        1.44x      5.337%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-115

RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                      AGGREGATE          % BY           AVERAGE
 RANGE OF UNDERWRITTEN    NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
     DSC RATIOS(X)       OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
----------------------- ---------- -------------- ----------------- --------------

1.20 - 1.24 ...........      7      $47,457,773          53.3%       $ 6,779,682
1.30 - 1.34 ...........      2       31,500,000          35.4        $15,750,000
1.40 - 1.44 ...........      1        3,000,000           3.4        $ 3,000,000
1.55 - 1.59 ...........      1        7,000,000           7.9        $ 7,000,000
                             -      -----------         -----
                            11      $88,957,773         100.0%       $ 8,087,070
                            ==      ===========         =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS(X)          BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

1.20 - 1.24 ...........  $10,787,773         75.1%          66.8%        103         1.22x        5.326%
1.30 - 1.34 ...........  $18,000,000         74.0%          63.5%         85         1.33x        5.141%
1.40 - 1.44 ...........  $ 3,000,000         50.8%          47.4%         60         1.44x        5.790%
1.55 - 1.59 ...........  $ 7,000,000         51.9%          46.2%        119         1.56x        5.320%
                         $18,000,000         72.1%          63.4%         96         1.29X        5.276%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                       AGGREGATE          % BY          AVERAGE
 RANGE OF CUT-OFF DATE    NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
     LTV RATIOS (%)      OF LOANS       BALANCE       POOL BALANCE      BALANCE
----------------------- ---------- ----------------- -------------- --------------

40.01 - 50.00 .........      1      $   16,000,000          1.1%     $16,000,000
50.01 - 55.00 .........      3          15,600,000          1.1      $ 5,200,000
55.01 - 60.00 .........      4          33,336,973          2.4      $ 8,334,243
60.01 - 65.00 .........      8         257,574,480         18.3      $32,196,810
65.01 - 70.00 .........     13         262,784,931         18.7      $20,214,225
70.01 - 75.00 .........     12         327,221,317         23.3      $27,268,443
75.01 - 80.00 .........     25         432,803,841         30.8      $17,312,154
80.01 - 85.00 .........      5          32,550,000          2.3      $ 6,510,000
85.01 - 90.00 .........      1          27,500,000          2.0      $27,500,000
                            --      --------------        -----
                            72      $1,405,371,542        100.0%     $19,519,049
                            ==      ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

40.01 - 50.00 .........  $ 16,000,000        49.4%          49.4%        118         2.67x        5.130%
50.01 - 55.00 .........  $  7,000,000        52.7%          42.7%        108         1.55x        5.626%
55.01 - 60.00 .........  $ 12,500,000        58.4%          51.1%        108         1.79x        5.723%
60.01 - 65.00 .........  $216,000,000        62.0%          54.8%        111         1.77x        5.193%
65.01 - 70.00 .........  $132,500,000        68.8%          61.2%        116         1.31x        5.322%
70.01 - 75.00 .........  $127,500,000        73.6%          65.5%        108         1.36x        5.384%
75.01 - 80.00 .........  $100,000,000        78.3%          70.8%        101         1.30x        5.375%
80.01 - 85.00 .........  $  9,600,000        82.0%          82.0%         59         1.58x        4.950%
85.01 - 90.00 .........  $ 27,500,000        89.9%          89.9%        120         1.09x        5.410%
                         $216,000,000        71.7%          64.4%        107         1.43x        5.333%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-116

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                       AGGREGATE            % BY           AVERAGE
 RANGE OF CUT-OFF DATE    NUMBER      CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
     LTV RATIOS (%)      OF LOANS       BALANCE       GROUP 1 BALANCE      BALANCE
----------------------- ---------- ----------------- ----------------- --------------

40.01 - 50.00 .........      1      $   16,000,000           1.2%       $16,000,000
50.01 - 55.00 .........      1           5,600,000           0.4        $ 5,600,000
55.01 - 60.00 .........      4          33,336,973           2.5        $ 8,334,243
60.01 - 65.00 .........      8         257,574,480          19.6        $32,196,810
65.01 - 70.00 .........     11         249,084,931          18.9        $22,644,085
70.01 - 75.00 .........     11         309,221,317          23.5        $28,111,029
75.01 - 80.00 .........     19         385,546,069          29.3        $20,291,898
80.01 - 85.00 .........      5          32,550,000           2.5        $ 6,510,000
85.01 - 90.00 .........      1          27,500,000           2.1        $27,500,000
                            --      --------------         -----
                            61      $1,316,413,770         100.0%       $21,580,554
                            ==      ==============         =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

40.01 - 50.00 .........  $ 16,000,000        49.4%          49.4%        118         2.67x       5.130%
50.01 - 55.00 .........  $  5,600,000        54.6%          35.7%        120         1.59x       5.920%
55.01 - 60.00 .........  $ 12,500,000        58.4%          51.1%        108         1.79x       5.723%
60.01 - 65.00 .........  $216,000,000        62.0%          54.8%        111         1.77x       5.193%
65.01 - 70.00 .........  $132,500,000        68.8%          61.2%        117         1.31x       5.318%
70.01 - 75.00 .........  $127,500,000        73.7%          65.4%        111         1.36x       5.406%
75.01 - 80.00 .........  $100,000,000        78.3%          71.4%        100         1.30x       5.383%
80.01 - 85.00 .........  $  9,600,000        82.0%          82.0%         59         1.58x       4.950%
85.01 - 90.00 .........  $ 27,500,000        89.9%          89.9%        120         1.09x       5.410%
                         $216,000,000        71.6%          64.5%        108         1.44x       5.337%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                      AGGREGATE          % BY           AVERAGE
 RANGE OF CUT-OFF DATE    NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
     LTV RATIOS (%)      OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
----------------------- ---------- -------------- ----------------- --------------

50.01 - 55.00 .........      2      $10,000,000          11.2%       $ 5,000,000
65.01 - 70.00 .........      2       13,700,000          15.4        $ 6,850,000
70.01 - 75.00 .........      1       18,000,000          20.2        $18,000,000
75.01 - 80.00 .........      6       47,257,773          53.1        $ 7,876,295
                             -      -----------         -----
                            11      $88,957,773         100.0%       $ 8,087,070
                            ==      ===========         =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

50.01 - 55.00 .........  $ 7,000,000         51.6%          46.6%        101         1.52x       5.461%
65.01 - 70.00 .........  $ 7,700,000         67.3%          60.4%         99         1.23x       5.381%
70.01 - 75.00 .........  $18,000,000         72.0%          67.6%         58         1.32x       5.000%
75.01 - 80.00 .........  $13,500,000         77.8%          66.1%        109         1.25x       5.311%
                         $18,000,000         72.1%          63.4%         96         1.29x       5.276%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-117

RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY OR ANTICIPATED
                                 REPAYMENT DATE

                                        AGGREGATE          % BY          AVERAGE
 RANGE OF MATURITY DATE    NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
     LTV RATIOS (%)*      OF LOANS       BALANCE       POOL BALANCE      BALANCE
------------------------ ---------- ----------------- -------------- --------------

30.01 - 40.00 ..........      1      $    5,600,000          0.4%     $ 5,600,000
40.01 - 50.00 ..........      6          44,519,389          3.2      $ 7,419,898
50.01 - 55.00 ..........      4         246,874,441         17.6      $61,718,610
55.01 - 60.00 ..........      9         190,897,642         13.6      $21,210,849
60.01 - 65.00 ..........     14         265,560,302         18.9      $18,968,593
65.01 - 70.00 ..........     19         317,319,270         22.6      $16,701,014
70.01 - 75.00 ..........     11         144,780,500         10.3      $13,161,864
75.01 - 80.00 ..........      2         129,770,000          9.2      $64,885,000
80.01 - 85.00 ..........      5          32,550,000          2.3      $ 6,510,000
85.01 - 90.00 ..........      1          27,500,000          2.0      $27,500,000
                             --      --------------        -----
                             72      $1,405,371,542        100.0%     $19,519,049
                             ==      ==============        =====

                                                                       WTD. AVG.
                                                                        STATED
                                                                       REMAINING
                             MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)*         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------ -------------- -------------- -------------- ---------- -------------- ----------

30.01 - 40.00 ..........  $  5,600,000        54.6%          35.7%        120        1.59x        5.920%
40.01 - 50.00 ..........  $ 16,000,000        54.0%          47.5%        115        2.00x        5.663%
50.01 - 55.00 ..........  $216,000,000        61.9%          53.6%        116        1.75x        5.271%
55.01 - 60.00 ..........  $132,500,000        69.0%          58.9%        112        1.29x        5.224%
60.01 - 65.00 ..........  $127,500,000        72.3%          63.9%        114        1.43x        5.312%
65.01 - 70.00 ..........  $ 56,000,000        74.7%          67.8%        110        1.30x        5.446%
70.01 - 75.00 ..........  $ 41,000,000        77.6%          71.3%         98        1.39x        5.260%
75.01 - 80.00 ..........  $100,000,000        79.2%          75.7%         78        1.26x        5.397%
80.01 - 85.00 ..........  $  9,600,000        82.0%          82.0%         59        1.58x        4.950%
85.01 - 90.00 ..........  $ 27,500,000        89.9%          89.9%        120        1.09x        5.410%
                          $216,000,000        71.7%          64.4%        107        1.43x        5.333%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY OR
                           ANTICIPATED REPAYMENT DATE

                                        AGGREGATE            % BY           AVERAGE
 RANGE OF MATURITY DATE    NUMBER      CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
     LTV RATIOS (%)*      OF LOANS       BALANCE       GROUP 1 BALANCE      BALANCE
------------------------ ---------- ----------------- ----------------- --------------

30.01 - 40.00 ..........      1      $    5,600,000           0.4%       $ 5,600,000
40.01 - 50.00 ..........      4          34,519,389           2.6        $ 8,629,847
50.01 - 55.00 ..........      4         246,874,441          18.8        $61,718,610
55.01 - 60.00 ..........      8         177,397,642          13.5        $22,174,705
60.01 - 65.00 ..........     12         251,860,302          19.1        $20,988,358
65.01 - 70.00 ..........     16         282,331,497          21.4        $17,645,719
70.01 - 75.00 ..........      8         128,010,500           9.7        $16,001,313
75.01 - 80.00 ..........      2         129,770,000           9.9        $64,885,000
80.01 - 85.00 ..........      5          32,550,000           2.5        $ 6,510,000
85.01 - 90.00 ..........      1          27,500,000           2.1        $27,500,000
                             --      --------------         -----
                             61      $1,316,413,770         100.0%       $21,580,554
                             ==      ==============         =====

                                                                       WTD. AVG.
                                                                        STATED
                                                                       REMAINING
                             MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)*         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------ -------------- -------------- -------------- ---------- -------------- ----------

30.01 - 40.00 ..........  $  5,600,000        54.6%          35.7%        120         1.59x       5.920%
40.01 - 50.00 ..........  $ 16,000,000        54.8%          47.8%        118         2.14x       5.721%
50.01 - 55.00 ..........  $216,000,000        61.9%          53.6%        116         1.75x       5.271%
55.01 - 60.00 ..........  $132,500,000        68.4%          59.0%        111         1.29x       5.216%
60.01 - 65.00 ..........  $127,500,000        72.5%          64.1%        115         1.44x       5.308%
65.01 - 70.00 ..........  $ 56,000,000        74.6%          67.8%        112         1.30x       5.481%
70.01 - 75.00 ..........  $ 41,000,000        77.6%          71.2%         99         1.41x       5.261%
75.01 - 80.00 ..........  $100,000,000        79.2%          75.7%         78         1.26x       5.397%
80.01 - 85.00 ..........  $  9,600,000        82.0%          82.0%         59         1.58x       4.950%
85.01 - 90.00 ..........  $ 27,500,000        89.9%          89.9%        120         1.09x       5.410%
                          $216,000,000        71.6%          64.5%        108         1.44x       5.337%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-118

RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY OR
                           ANTICIPATED REPAYMENT DATE

                                       AGGREGATE          % BY           AVERAGE
 RANGE OF MATURITY DATE    NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
     LTV RATIOS (%)*      OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
------------------------ ---------- -------------- ----------------- --------------

40.01 - 50.00 ..........      2      $10,000,000          11.2%       $ 5,000,000
55.01 - 60.00 ..........      1       13,500,000          15.2        $13,500,000
60.01 - 65.00 ..........      2       13,700,000          15.4        $ 6,850,000
65.01 - 70.00 ..........      3       34,987,773          39.3        $11,662,591
70.01 - 75.00 ..........      3       16,770,000          18.9        $ 5,590,000
                              -      -----------         -----
                             11      $88,957,773         100.0%       $ 8,087,070
                             ==      ===========         =====

                                                                       WTD. AVG.
                                                                        STATED
                                                                       REMAINING
                             MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF MATURITY DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)*         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------ -------------- -------------- -------------- ---------- -------------- ----------

40.01 - 50.00 ..........  $ 7,000,000         51.6%          46.6%       101         1.52x       5.461%
55.01 - 60.00 ..........  $13,500,000         76.7%          58.0%       120         1.34x       5.330%
60.01 - 65.00 ..........  $ 7,700,000         67.3%          60.4%        99         1.23x       5.381%
65.01 - 70.00 ..........  $18,000,000         75.2%          67.1%        88         1.27x       5.170%
70.01 - 75.00 ..........  $ 8,300,000         77.9%          72.2%        89         1.22x       5.257%
                          $18,000,000         72.1%          63.4%        96         1.29x       5.276%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                             AGGREGATE          % BY          AVERAGE
                                NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
 RANGE OF MORTGAGE RATES (%)   OF LOANS       BALANCE       POOL BALANCE      BALANCE
----------------------------- ---------- ----------------- -------------- --------------

4.850 - 5.249 ...............     24      $  576,917,253         41.1%     $24,038,219
5.250 - 5.499 ...............     28         568,878,774         40.5      $20,317,099
5.500 - 5.749 ...............      9         131,979,599          9.4      $14,664,400
5.750 - 5.999 ...............      8          96,514,357          6.9      $12,064,295
6.000 - 6.249 ...............      1          16,102,087          1.1      $16,102,087
6.250 - 6.499 ...............      2          14,979,473          1.1      $ 7,489,736
                                  --      --------------        -----
                                  72      $1,405,371,542        100.0%     $19,519,049
                                  ==      ==============        =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
                                  MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
 RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------------- -------------- -------------- -------------- ---------- -------------- ----------

4.850 - 5.249 ...............  $216,000,000        67.5%          60.5%        108          1.56x       5.115%
5.250 - 5.499 ...............  $127,500,000        75.8%          69.2%        102          1.32x       5.357%
5.500 - 5.749 ...............  $ 29,050,000        75.1%          67.5%        117          1.36x       5.600%
5.750 - 5.999 ...............  $ 56,000,000        69.0%          59.5%        115          1.42x       5.844%
6.000 - 6.249 ...............  $ 16,102,087        74.9%          58.3%        119          1.30x       6.100%
6.250 - 6.499 ...............  $  8,738,150        58.8%          46.1%        119          1.66x       6.343%
                               $216,000,000        71.7%          64.4%        107          1.43x       5.333%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-119

            RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                             AGGREGATE            % BY           AVERAGE
                                NUMBER      CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
 RANGE OF MORTGAGE RATES (%)   OF LOANS       BALANCE       GROUP 1 BALANCE      BALANCE
----------------------------- ---------- ----------------- ----------------- --------------

4.850 - 5.249 ...............     20      $  544,447,253          41.4%       $27,222,363
5.250 - 5.499 ...............     23         523,091,001          39.7        $22,743,087
5.500 - 5.749 ...............      8         124,279,599           9.4        $15,534,950
5.750 - 5.999 ...............      7          93,514,357           7.1        $13,359,194
6.000 - 6.249 ...............      1          16,102,087           1.2        $16,102,087
6.250 - 6.499 ...............      2          14,979,473           1.1        $ 7,489,736
                                  --      --------------         -----
                                  61      $1,316,413,770         100.0%       $21,580,554
                                  ==      ==============         =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
                                  MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
 RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------------- -------------- -------------- -------------- ---------- -------------- ----------

4.850 - 5.249 ...............  $216,000,000        67.1%          60.1%        109        1.57x         5.118%
5.250 - 5.499 ...............  $127,500,000        76.0%          69.8%        102        1.33x         5.358%
5.500 - 5.749 ...............  $ 29,050,000        75.7%          68.0%        119        1.37x         5.604%
5.750 - 5.999 ...............  $ 56,000,000        69.5%          59.8%        117        1.42x         5.845%
6.000 - 6.249 ...............  $ 16,102,087        74.9%          58.3%        119        1.30x         6.100%
6.250 - 6.499 ...............  $  8,738,150        58.8%          46.1%        119        1.66x         6.343%
                               $216,000,000        71.6%          64.5%        108        1.44x         5.337%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                            AGGREGATE          % BY           AVERAGE
                                NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
 RANGE OF MORTGAGE RATES (%)   OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
----------------------------- ---------- -------------- ----------------- --------------

5.000 - 5.249 ...............      4      $32,470,000          36.5%        $8,117,500
5.250 - 5.499 ...............      5       45,787,773          51.5         $9,157,555
5.500 - 5.749 ...............      1        7,700,000           8.7         $7,700,000
5.750 - 5.999 ...............      1        3,000,000           3.4         $3,000,000
                                   -      -----------         -----
                                  11      $88,957,773         100.0%        $8,087,070
                                  ==      ===========         =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
                                  MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
 RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------------- -------------- -------------- -------------- ---------- -------------- ----------

5.000 - 5.249 ...............  $18,000,000         73.6%          67.3%         85        1.28x        5.063%
5.250 - 5.499 ...............  $13,500,000         73.5%          62.1%        108        1.31x        5.350%
5.500 - 5.749 ...............  $ 7,700,000         65.3%          60.1%         82        1.23x        5.530%
5.750 - 5.999 ...............  $ 3,000,000         50.8%          47.4%         60        1.44x        5.790%
                               $18,000,000         72.1%          63.4%         96        1.29x        5.276%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-120

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                                 MORTGAGE LOANS

    RANGE OF ORIGINAL TERMS                    AGGREGATE         % BY          AVERAGE
   TO MATURITY OR ANTICIPATED     NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
    REPAYMENT DATE (MONTHS)      OF LOANS       BALANCE      POOL BALANCE      BALANCE
------------------------------- ---------- ---------------- -------------- --------------

0 - 60 ........................     17      $  149,605,928        10.6%     $ 8,800,349
61 - 84 .......................      6         190,707,500        13.6      $31,784,583
109 - 120 .....................     49       1,065,058,114        75.8      $21,735,880
                                    --      --------------       -----
                                    72      $1,405,371,542       100.0%     $19,519,049
                                    ==      ==============       =====

                                                                           WTD. AVG.
                                                                             STATED
                                                WTD. AVG.                  REMAINING   WTD. AVG.
    RANGE OF ORIGINAL TERMS         MAXIMUM      CUT-OFF      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
   TO MATURITY OR ANTICIPATED    CUT-OFF DATE    DATE LTV     LTV RATIO     MATURITY   DATE DSC   MORTGAGE
    REPAYMENT DATE (MONTHS)         BALANCE       RATIO     AT MATURITY*    (MOS.)*      RATIO      RATE
------------------------------- -------------- ----------- -------------- ----------- ---------- ----------

0 - 60 ........................  $ 29,770,000      73.6%         71.5%         59     1.45x         5.219%
61 - 84 .......................  $100,000,000      76.4%         72.2%         82     1.40x         5.278%
109 - 120 .....................  $216,000,000      70.5%         62.1%        118     1.44x         5.358%
                                 $216,000,000      71.7%         64.4%        107     1.43x         5.333%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 1 MORTGAGE LOANS

                                                                 % BY
    RANGE OF ORIGINAL TERMS                    AGGREGATE     CUT-OFF DATE      AVERAGE
   TO MATURITY OR ANTICIPATED     NUMBER     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
    REPAYMENT DATE (MONTHS)      OF LOANS       BALANCE         BALANCE        BALANCE
------------------------------- ---------- ---------------- -------------- --------------

0 - 60 ........................     14      $  120,305,928         9.1%     $ 8,593,281
61 - 84 .......................      5         183,007,500        13.9      $36,601,500
109 - 120 .....................     42       1,013,100,341        77.0      $24,121,437
                                    --      --------------       -----
                                    61      $1,316,413,770       100.0%     $21,580,554
                                    ==      ==============       =====

                                                                           WTD. AVG.
                                                                             STATED
                                                WTD. AVG.                  REMAINING   WTD. AVG.
    RANGE OF ORIGINAL TERMS         MAXIMUM      CUT-OFF      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
   TO MATURITY OR ANTICIPATED    CUT-OFF DATE    DATE LTV     LTV RATIO     MATURITY   DATE DSC   MORTGAGE
    REPAYMENT DATE (MONTHS)         BALANCE       RATIO     AT MATURITY*    (MOS.)*      RATIO      RATE
------------------------------- -------------- ----------- -------------- ----------- ---------- ----------

0 - 60 ........................  $ 29,770,000      74.2%         72.6%         59        1.49x     5.224%
61 - 84 .......................  $100,000,000      76.8%         72.7%         82        1.41x     5.268%
109 - 120. ....................  $216,000,000      70.4%         62.1%        118        1.44x     5.362%
                                 $216,000,000      71.6%         64.5%        108        1.44x     5.337%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-121

RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 2 MORTGAGE LOANS

                                                               % BY
    RANGE OF ORIGINAL TERMS                   AGGREGATE    CUT-OFF DATE      AVERAGE
   TO MATURITY OR ANTICIPATED     NUMBER    CUT-OFF DATE      GROUP 2     CUT-OFF DATE
    REPAYMENT DATE (MONTHS)      OF LOANS      BALANCE        BALANCE        BALANCE
------------------------------- ---------- -------------- -------------- --------------

0 - 60 ........................      3      $29,300,000         32.9%      $9,766,667
61 - 84 .......................      1        7,700,000          8.7       $7,700,000
109 - 120 .....................      7       51,957,773         58.4       $7,422,539
                                     -      -----------        -----
                                    11      $88,957,773        100.0%      $8,087,070
                                    ==      ===========        =====

                                                                           WTD. AVG.
                                                                            STATED
                                                WTD. AVG.                  REMAINING
    RANGE OF ORIGINAL TERMS         MAXIMUM      CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   TO MATURITY OR ANTICIPATED    CUT-OFF DATE    DATE LTV     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
    REPAYMENT DATE (MONTHS)         BALANCE       RATIO     AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------------- -------------- ----------- -------------- ---------- -------------- ----------

0 - 60 ........................  $18,000,000       71.0%         67.1%         58         1.30x        5.197%
61 - 84 .......................  $ 7,700,000       65.3%         60.1%         82         1.23x        5.530%
109 - 120 .....................  $13,500,000       73.7%         61.7%        119         1.30x        5.282%
                                 $18,000,000       72.1%         63.4%         96         1.29x        5.276%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                     MORTGAGE LOANS AS OF THE CUT-OFF DATE

    RANGE OF REMAINING TERMS                   AGGREGATE         % BY          AVERAGE
   TO MATURITY OR ANTICIPATED     NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
    REPAYMENT DATE (MONTHS)      OF LOANS       BALANCE      POOL BALANCE      BALANCE
------------------------------- ---------- ---------------- -------------- --------------

0 - 60 ........................     17      $  149,605,928        10.6%     $ 8,800,349
61 - 84 .......................      6         190,707,500        13.6      $31,784,583
109 - 120 .....................     49       1,065,058,114        75.8      $21,735,880
                                    --      --------------       -----
                                    72      $1,405,371,542       100.0%     $19,519,049
                                    ==      ==============       =====

                                                                           WTD. AVG.
                                                                            STATED
                                                WTD. AVG.                  REMAINING
    RANGE OF REMAINING TERMS        MAXIMUM      CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   TO MATURITY OR ANTICIPATED    CUT-OFF DATE    DATE LTV     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
    REPAYMENT DATE (MONTHS)         BALANCE       RATIO     AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------------- -------------- ----------- -------------- ---------- -------------- ----------

0 - 60 ........................  $ 29,770,000      73.6%         71.5%         59        1.45x         5.219%
61 - 84 .......................  $100,000,000      76.4%         72.2%         82        1.40x         5.278%
109 - 120 .....................  $216,000,000      70.5%         62.1%        118        1.44x         5.358%
                                 $216,000,000      71.7%         64.4%        107        1.43x         5.333%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-122

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % BY
   RANGE OF REMAINING TERMS                  AGGREGATE     CUT-OFF DATE      AVERAGE
  TO MATURITY OR ANTICIPATED    NUMBER     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
   REPAYMENT DATE (MONTHS)     OF LOANS       BALANCE         BALANCE        BALANCE
----------------------------- ---------- ---------------- -------------- --------------

0 - 60 ......................     14      $  120,305,928         9.1%     $ 8,593,281
61 - 84 .....................      5         183,007,500        13.9      $36,601,500
109 - 120 ...................     42       1,013,100,341        77.0      $24,121,437
                                  --      --------------       -----
                                  61      $1,316,413,770       100.0%     $21,580,554
                                  ==      ==============       =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
   RANGE OF REMAINING TERMS       MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
  TO MATURITY OR ANTICIPATED   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENT DATE (MONTHS)        BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 ......................  $ 29,770,000        74.2%          72.6%         59        1.49x        5.224%
61 - 84 .....................  $100,000,000        76.8%          72.7%         82        1.41x        5.268%
109 - 120 ...................  $216,000,000        70.4%          62.1%        118        1.44x        5.362%
                               $216,000,000        71.6%          64.5%        108        1.44x        5.337%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                 GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              % BY
   RANGE OF REMAINING TERMS                  AGGREGATE    CUT-OFF DATE      AVERAGE
  TO MATURITY OR ANTICIPATED     NUMBER    CUT-OFF DATE      GROUP 2     CUT-OFF DATE
    REPAYMENT DATE (MONTHS)     OF LOANS      BALANCE        BALANCE        BALANCE
------------------------------ ---------- -------------- -------------- --------------

0 - 60 .......................      3      $29,300,000         32.9%      $9,766,667
61 - 84 ......................      1        7,700,000          8.7       $7,700,000
109 - 120 ....................      7       51,957,773         58.4       $7,422,539
                                    -      -----------        -----
                                   11      $88,957,773        100.0%      $8,087,070
                                   ==      ===========        =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
   RANGE OF REMAINING TERMS        MAXIMUM       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
  TO MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
    REPAYMENT DATE (MONTHS)        BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------------ -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 .......................  $18,000,000         71.0%          67.1%         58        1.30x         5.197%
61 - 84 ......................  $ 7,700,000         65.3%          60.1%         82        1.23x         5.530%
109 - 120 ....................  $13,500,000         73.7%          61.7%        119        1.30x         5.282%
                                $18,000,000         72.1%          63.4%         96        1.29x         5.276%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-123

RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE

                                           AGGREGATE          % BY          AVERAGE
   REMAINING AMORTIZATION     NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
     TERMS (MONTHS)(1)       OF LOANS       BALANCE       POOL BALANCE      BALANCE
--------------------------- ---------- ----------------- -------------- --------------

229 - 264 .................      1      $    5,600,000          0.4%     $  5,600,000
265 - 300 .................      6          64,098,352          4.6      $ 10,683,059
301 - 348 .................      2         260,000,000         18.5      $130,000,000
349 - 360 .................     48         890,346,190         63.4      $ 18,548,879
Non-amortizing ............     15         185,327,000         13.2      $ 12,355,133
                                --      --------------        -----
                                72      $1,405,371,542        100.0%     $ 19,519,049
                                ==      ==============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING
                                MAXIMUM       WTD. AVG.       WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
   REMAINING AMORTIZATION    CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY   CUT-OFF DATE   MORTGAGE
     TERMS (MONTHS)(1)          BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
--------------------------- -------------- -------------- ---------------- ----------- -------------- ----------

229 - 264 .................  $  5,600,000        54.6%           35.7%         120         1.59x         5.920%
265 - 300 .................  $ 16,102,087        68.7%           53.1%         119         1.47x         5.948%
301 - 348 .................  $132,500,000        71.9%           62.0%         118         1.31x         5.185%
349 - 360 .................  $216,000,000        71.6%           64.3%         106         1.41x         5.352%
Non-amortizing ............  $ 29,770,000        73.4%           73.4%          91         1.68x         5.216%
                             $216,000,000        71.7%           64.4%         107         1.43x         5.333%

-------
The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans) is 349 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                              % BY
                                           AGGREGATE      CUT-OFF DATE      AVERAGE
   REMAINING AMORTIZATION     NUMBER      CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     TERMS (MONTHS)(1)       OF LOANS       BALANCE          BALANCE        BALANCE
--------------------------- ---------- ----------------- -------------- --------------

229 - 264 .................      1      $    5,600,000          0.4%     $  5,600,000
265 - 300 .................      5          50,598,352          3.8      $ 10,119,670
301 - 348 .................      2         260,000,000         19.8      $130,000,000
349 - 360 .................     38         814,888,418         61.9      $ 21,444,432
Non-amortizing ............     15         185,327,000         14.1      $ 12,355,133
                                --      --------------        -----
                                61      $1,316,413,770        100.0%     $ 21,580,554
                                ==      ==============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING
                                MAXIMUM       WTD. AVG.       WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
   REMAINING AMORTIZATION    CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY   CUT-OFF DATE   MORTGAGE
     TERMS (MONTHS)(1)          BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
--------------------------- -------------- -------------- ---------------- ----------- -------------- ----------

229 - 264 .................  $  5,600,000        54.6%           35.7%         120          1.59x       5.920%
265 - 300 .................  $ 16,102,087        66.6%           51.8%         119          1.51x       6.114%
301 - 348 .................  $132,500,000        71.9%           62.0%         118          1.31x       5.185%
349 - 360 .................  $216,000,000        71.6%           64.3%         107          1.42x       5.360%
Non-amortizing ............  $ 29,770,000        73.4%           73.4%          91          1.68x       5.216%
                             $216,000,000        71.6%           64.5%         108          1.44x       5.337%

-------
The weighted average remaining amortization term for all Loan Group 1 Mortgage
  Loans (excluding non-amortizing loans) is 348 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-124

RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                         % BY
                                        AGGREGATE    CUT-OFF DATE      AVERAGE
  REMAINING AMORTIZATION    NUMBER    CUT-OFF DATE      GROUP 2     CUT-OFF DATE
    TERMS (MONTHS)(1)      OF LOANS      BALANCE        BALANCE        BALANCE
------------------------- ---------- -------------- -------------- --------------

265 - 300 ...............      1      $13,500,000         15.2%     $13,500,000
349 - 360 ...............     10       75,457,773         84.8      $ 7,545,777
                              --      -----------        -----
                              11      $88,957,773        100.0%     $ 8,087,070
                              ==      ===========        =====

                                                                          WTD. AVG.
                                                                            STATED
                                                                          REMAINING
                              MAXIMUM       WTD. AVG.       WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
  REMAINING AMORTIZATION   CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY   CUT-OFF DATE   MORTGAGE
    TERMS (MONTHS)(1)         BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     DSC RATIO      RATE
------------------------- -------------- -------------- ---------------- ----------- -------------- ----------

265 - 300 ...............  $13,500,000         76.7%           58.0%         120         1.34x         5.330%
349 - 360 ...............  $18,000,000         71.2%           64.3%          92         1.29x         5.266%
                           $18,000,000         72.1%           63.4%          96         1.29x         5.276%

-------
The weighted average remaining amortization term for all Loan Group 2 Mortgage
  Loans (excluding non-amortizing loans) is 351 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                        % BY
                                                     AGGREGATE      CUT-OFF DATE      AVERAGE
                                        NUMBER      CUT-OFF DATE        POOL       CUT-OFF DATE
          AMORTIZATION TYPES           OF LOANS       BALANCE          BALANCE        BALANCE
------------------------------------- ---------- ----------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .........................     34      $1,033,348,000         73.5%     $30,392,588
Amortizing Balloon ..................     22         157,696,542         11.2      $ 7,168,025
Interest-only, Balloon ..............      9         108,627,500          7.7      $12,069,722
Interest-only, ARD ..................      6          76,699,500          5.5      $12,783,250
Interest-only, Amortizing ARD(2).....      1          29,000,000          2.1      $29,000,000
                                          --      --------------        -----
                                          72      $1,405,371,542        100.0%     $19,519,049
                                          ==      ==============        =====

                                                                                      WTD. AVG.
                                                                                        STATED
                                                                                      REMAINING
                                          MAXIMUM       WTD. AVG.       WTD. AVG.      TERM TO      WTD. AVG.    WTD. AVG.
                                       CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY   CUT-OFF DATE   MORTGAGE
          AMORTIZATION TYPES              BALANCE       LTV RATIO    AT MATURITY(1)   (MOS.)(1)     DSC RATIO      RATE
------------------------------------- -------------- -------------- ---------------- ----------- -------------- ----------

Interest-only, Amortizing
 Balloon(2) .........................  $216,000,000        71.5%           63.8%         109         1.39x        5.295%
Amortizing Balloon ..................  $ 24,975,000        71.0%           58.3%         110         1.45x        5.706%
Interest-only, Balloon ..............  $ 29,770,000        71.9%           71.9%          75         1.82x        5.077%
Interest-only, ARD ..................  $ 29,050,000        75.5%           75.5%         114         1.49x        5.411%
Interest-only, Amortizing ARD(2).....  $ 29,000,000        69.0%           62.9%         118         1.32x        5.400%
                                       $216,000,000        71.7%           64.4%         107         1.43x        5.333%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

                                     S-125

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                 % BY
                                              AGGREGATE      CUT-OFF DATE      AVERAGE
                               NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
      AMORTIZATION TYPES         LOANS         BALANCE          BALANCE        BALANCE
----------------------------- ----------- ----------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................      26      $  971,678,000         73.8%     $37,372,231
Amortizing Balloon ..........      19         130,408,770          9.9      $ 6,863,619
Interest-only, Balloon ......       9         108,627,500          8.3      $12,069,722
Interest-only, ARD ..........       6          76,699,500          5.8      $12,783,250
Interest-only, Amortizing
 ARD(2) .....................       1          29,000,000          2.2      $29,000,000
                                   --      --------------        -----
                                   61      $1,316,413,770        100.0%     $21,580,554
                                   ==      ==============        =====

                                                                          WTD. AVG.
                                                                            STATED
                                              WTD. AVG.                   REMAINING
                                  MAXIMUM      CUT-OFF    WTD. AVG. LTV    TERM TO      WTD. AVG.    WTD. AVG.
                               CUT-OFF DATE    DATE LTV      RATIO AT      MATURITY   CUT-OFF DATE   MORTGAGE
      AMORTIZATION TYPES          BALANCE       RATIO      MATURITY(1)    (MOS.)(1)     DSC RATIO      RATE
----------------------------- -------------- ----------- --------------- ----------- -------------- ----------

Interest-only, Amortizing
 Balloon(2) .................  $216,000,000      71.6%         63.7%         111         1.40x         5.299%
Amortizing Balloon ..........  $ 24,975,000      70.1%         57.9%         109         1.48x         5.776%
Interest-only, Balloon ......  $ 29,770,000      71.9%         71.9%          75         1.82x         5.077%
Interest-only, ARD ..........  $ 29,050,000      75.5%         75.5%         114         1.49x         5.411%
Interest-only, Amortizing
 ARD(2) .....................  $ 29,000,000      69.0%         62.9%         118         1.32x         5.400%
                               $216,000,000      71.6%         64.5%         108         1.44x         5.337%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                              % BY
                                             AGGREGATE    CUT-OFF DATE      AVERAGE
                               NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
      AMORTIZATION TYPES         LOANS        BALANCE        BALANCE        BALANCE
----------------------------- ----------- -------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................       8      $61,670,000         69.3%      $7,708,750
Amortizing Balloon ..........       3       27,287,773         30.7       $9,095,924
                                    -      -----------        -----
                                   11      $88,957,773        100.0%      $8,087,070
                                   ==      ===========        =====

                                                                          WTD. AVG.
                                                                            STATED
                                              WTD. AVG.                   REMAINING
                                  MAXIMUM      CUT-OFF    WTD. AVG. LTV    TERM TO      WTD. AVG.    WTD. AVG.
                               CUT-OFF DATE    DATE LTV      RATIO AT      MATURITY   CUT-OFF DATE   MORTGAGE
      AMORTIZATION TYPES          BALANCE       RATIO      MATURITY(1)    (MOS.)(1)     DSC RATIO      RATE
----------------------------- -------------- ----------- --------------- ----------- -------------- ----------

Interest-only, Amortizing
 Balloon(2) .................  $18,000,000       70.7%         64.8%          89           1.29x      5.231%
Amortizing Balloon ..........  $13,500,000       75.1%         60.2%         113           1.31x      5.377%
                               $18,000,000       72.1%         63.4%          96           1.29x      5.276%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)   These Mortgage Loans require payments of interest only for a period of 12 to 48 months from origination prior to the commencement of payments of principal and interest.

                                     S-126

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                         AGGREGATE          % BY          AVERAGE
        RANGE OF          NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
 OCCUPANCY RATES (%)(1)     LOANS         BALANCE       POOL BALANCE      BALANCE
------------------------ ----------- ----------------- -------------- --------------

75.00 - 79.99 ..........       1      $   10,750,000         0.8%      $10,750,000
80.00 - 84.99 ..........       8         184,191,021        13.1       $23,023,878
85.00 - 89.99 ..........       8         360,787,773        25.7       $45,098,472
90.00 - 94.99 ..........      13         187,854,916        13.4       $14,450,378
95.00 - 99.99 ..........      16         390,771,428        27.8       $24,423,214
100.00 - 100.00 ........      22         236,060,056        16.8       $10,730,003
                              --      --------------        ----
                              68      $1,370,415,193        97.5%      $20,153,165
                              ==      ==============        ====

                                                                     WTD. AVG.
                                                                       STATED
                                         WTD. AVG.                   REMAINING
                             MAXIMUM      CUT-OFF    WTD. AVG. LTV    TERM TO      WTD. AVG.    WTD. AVG.
        RANGE OF          CUT-OFF DATE    DATE LTV      RATIO AT      MATURITY   CUT-OFF DATE   MORTGAGE
 OCCUPANCY RATES (%)(1)      BALANCE       RATIO      MATURITY(2)    (MOS.)(2)     DSC RATIO      RATE
------------------------ -------------- ----------- --------------- ----------- -------------- ----------

75.00 - 79.99 ..........  $ 10,750,000      63.2%         59.4%          58         1.22x        5.030%
80.00 - 84.99 ..........  $132,500,000      70.5%         62.5%         112         1.27x        5.151%
85.00 - 89.99 ..........  $216,000,000      68.2%         61.1%         105         1.55x        5.287%
90.00 - 94.99 ..........  $ 29,770,000      71.1%         66.1%         103         1.50x        5.382%
95.00 - 99.99 ..........  $127,500,000      74.6%         66.9%         111         1.36x        5.358%
100.00 - 100.00 ........  $ 41,000,000      75.1%         68.0%         105         1.44x        5.359%
                          $216,000,000      71.9%         64.8%         107         1.43x        5.313%

-------
(1)   Occupancy rates were calculated based upon rent rolls made available to the Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes
      4 Mortgage Loans secured by hospitality properties representing 2.5% of the Cut-Off Date Pool Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                            % BY
                                         AGGREGATE      CUT-OFF DATE      AVERAGE
        RANGE OF          NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
 OCCUPANCY RATES (%)(1)     LOANS         BALANCE          BALANCE        BALANCE
------------------------ ----------- ----------------- -------------- --------------

75.00 - 79.99 ..........       1      $   10,750,000         0.8%      $10,750,000
80.00 - 84.99 ..........       7         177,991,021        13.5       $25,427,289
85.00 - 89.99 ..........       4         331,000,000        25.1       $82,750,000
90.00 - 94.99 ..........      10         170,534,916        13.0       $17,053,492
95.00 - 99.99 ..........      14         368,621,428        28.0       $26,330,102
100.00 - 100.00 ........      21         222,560,056        16.9       $10,598,098
                              --      --------------        ----
                              57      $1,281,457,420        97.3%      $22,481,709
                              ==      ==============        ====

                                                                     WTD. AVG.
                                                                       STATED
                                         WTD. AVG.                   REMAINING
                             MAXIMUM      CUT-OFF    WTD. AVG. LTV    TERM TO      WTD. AVG.    WTD. AVG.
        RANGE OF          CUT-OFF DATE    DATE LTV      RATIO AT      MATURITY   CUT-OFF DATE   MORTGAGE
 OCCUPANCY RATES (%)(1)      BALANCE       RATIO      MATURITY(2)    (MOS.)(2)     DSC RATIO      RATE
------------------------ -------------- ----------- --------------- ----------- -------------- ----------

75.00 - 79.99 ..........  $ 10,750,000      63.2%         59.4%          58         1.22x        5.030%
80.00 - 84.99 ..........  $132,500,000      70.3%         62.3%         111         1.27x        5.143%
85.00 - 89.99 ..........  $216,000,000      67.9%         60.8%         106         1.57x        5.272%
90.00 - 94.99 ..........  $ 29,770,000      71.7%         67.0%         101         1.51x        5.397%
95.00 - 99.99 ..........  $127,500,000      74.6%         66.8%         114         1.36x        5.379%
100.00 - 100.00 ........  $ 41,000,000      75.0%         68.6%         104         1.45x        5.361%
                          $216,000,000      71.9%         64.9%         108         1.44x        5.315%

-------
(1)   Occupancy rates were calculated based upon rent rolls made available to the Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes
      4 Mortgage Loans secured by hospitality properties representing 2.7% of the Cut-Off Date Group 1 Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-127

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                      % BY
                                     AGGREGATE    CUT-OFF DATE      AVERAGE
       RANGE OF        NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
 OCCUPANCY RATES (%)     LOANS        BALANCE        BALANCE        BALANCE
--------------------- ----------- -------------- -------------- --------------

80.00 - 84.99 .......       1      $ 6,200,000          7.0%     $ 6,200,000
85.00 - 89.99 .......       4       29,787,773         33.5      $ 7,446,943
90.00 - 94.99 .......       3       17,320,000         19.5      $ 5,773,333
95.00 - 99.99 .......       2       22,150,000         24.9      $11,075,000
100.00 - 100.00 .....       1       13,500,000         15.2      $13,500,000
                            -      -----------        -----
                           11      $88,957,773        100.0%     $ 8,087,070
                           ==      ===========        =====

                                                                 WTD. AVG.
                                                                  STATED
                                      WTD. AVG.                  REMAINING
                          MAXIMUM      CUT-OFF      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
       RANGE OF        CUT-OFF DATE    DATE LTV   LTV RATIO AT   MATURITY   CUT-OFF DATE   MORTGAGE
 OCCUPANCY RATES (%)      BALANCE       RATIO       MATURITY*     (MOS.)*     DSC RATIO      RATE
--------------------- -------------- ----------- -------------- ---------- -------------- ----------

80.00 - 84.99 .......  $ 6,200,000       76.5%         66.9%        119        1.20x        5.400%
85.00 - 89.99 .......  $10,787,773       72.1%         64.7%         87        1.25x        5.447%
90.00 - 94.99 .......  $ 7,000,000       65.0%         57.7%        119        1.37x        5.235%
95.00 - 99.99 .......  $18,000,000       73.5%         68.2%         69        1.30x        5.009%
100.00 - 100.00 .....  $13,500,000       76.7%         58.0%        120        1.34x        5.330%
                       $18,000,000       72.1%         63.4%         96        1.29x        5.276%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

             PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION*

     PREPAYMENT RESTRICTION          MAY-2005        MAY-2006        MAY-2007        MAY-2008        MAY-2009
-------------------------------- --------------- --------------- --------------- --------------- ---------------

Locked Out .....................       99.72%          98.44%          15.50%           8.46%           0.00%
Defeasance .....................        0.00            0.00           79.23           83.34           90.43
Yield Maintenance ..............        0.28            1.56            5.27            8.19            9.57
Prepayment Premium .............        0.00            0.00            0.00            0.00            0.00
Open ...........................        0.00            0.00            0.00            0.00            0.00
                                   ----------      ----------      ----------      ----------      ----------
Total ..........................      100.00%         100.00%         100.00%         100.00%         100.00%
                                   ----------      ----------      ----------      ----------      ----------
Mortgage Pool Balance
 Outstanding (in millions) .....   $1,405.37      $ 1,402.89      $ 1,398.29      $ 1,389.61      $ 1,373.05
                                   ----------      ----------      ----------      ----------      ----------
% of Initial Pool Balance ......      100.00%          99.82%          99.50%          98.88%          97.70%

     PREPAYMENT RESTRICTION          MAY-2010        MAY-2011       MAY-2012      MAY-2013      MAY-2014    MAY-2015
-------------------------------- --------------- --------------- ------------- ------------- ------------- ---------

Locked Out .....................        0.00%           0.00%         0.00%         0.00%         0.00%       0.00%
Defeasance .....................       91.56           91.48         90.08         90.00         89.91        0.00
Yield Maintenance ..............        8.44            8.52          7.12          7.19          7.27        0.00
Prepayment Premium .............        0.00            0.00          0.00          0.00          0.00        0.00
Open ...........................        0.00            0.00          2.80          2.81          2.81        0.00
                                   ----------      ----------      --------      --------      --------      ------
Total ..........................      100.00%         100.00%       100.00%       100.00%       100.00%       0.00%
                                   ----------      ----------      --------      --------      --------      ------
Mortgage Pool Balance
 Outstanding (in millions) .....   $1,209.37      $ 1,190.60      $ 990.79      $ 972.55      $ 953.31     $ 0.00
                                   ----------      ----------      --------      --------      --------     -------
% of Initial Pool Balance ......       86.05%          84.72%        70.50%        69.20%        67.83%       0.00%

-------
*     Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

                                     S-128

             PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION*

     PREPAYMENT RESTRICTION          MAY-2005        MAY-2006        MAY-2007        MAY-2008        MAY-2009
-------------------------------- --------------- --------------- --------------- --------------- ---------------

Locked Out .....................       99.70%          99.70%          14.82%           7.32%           0.00%
Defeasance .....................        0.00            0.00           82.01           86.38           92.22
Yield Maintenance ..............        0.30            0.30            3.16            6.30            7.78
Prepayment Premium .............        0.00            0.00            0.00            0.00            0.00
Open ...........................        0.00            0.00            0.00            0.00            0.00
                                   ----------      ----------      ----------      ----------      ----------
Total ..........................      100.00%         100.00%         100.00%         100.00%         100.00%
                                   ----------      ----------      ----------      ----------      ----------
Mortgage Pool Balance
 Outstanding (in millions) .....   $1,316.41      $ 1,314.40      $ 1,310.60      $ 1,303.04      $ 1,287.83
                                   ----------      ----------      ----------      ----------      ----------
% of Cut-Off Date Group 1
 Balance .......................      100.00%          99.85%          99.56%          98.98%          97.83%

     PREPAYMENT RESTRICTION          MAY-2010        MAY-2011       MAY-2012      MAY-2013      MAY-2014    MAY-2015
-------------------------------- --------------- --------------- ------------- ------------- ------------- ---------

Locked Out .....................        0.00%           0.00%         0.00%         0.00%         0.00%       0.00%
Defeasance .....................       91.67           91.58         90.19         90.11         90.03        0.00
Yield Maintenance ..............        8.33            8.42          6.87          6.94          7.02        0.00
Prepayment Premium .............        0.00            0.00          0.00          0.00          0.00        0.00
Open ...........................        0.00            0.00          2.94          2.95          2.95        0.00
                                   ----------      ----------      --------      --------      --------      ------
Total ..........................      100.00%         100.00%       100.00%       100.00%       100.00%       0.00%
                                   ----------      ----------      --------      --------      --------      ------
Mortgage Pool Balance
 Outstanding (in millions) .....   $1,153.22      $ 1,135.51      $ 943.87      $ 926.69      $ 908.54     $ 0.00
                                   ----------      ----------      --------      --------      --------     -------
% of Cut-Off Date Group 1
 Balance .......................       87.60%          86.26%        71.70%        70.39%        69.02%       0.00%

-------
*     Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

             PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION*

     PREPAYMENT RESTRICTION        MAY-2005      MAY-2006      MAY-2007      MAY-2008      MAY-2009
-------------------------------- ------------ ------------- ------------- ------------- -------------

Locked Out .....................    100.00%       79.70%        25.60%        25.64%         0.00%
Defeasance .....................      0.00         0.00         37.69         37.70         63.33
Yield Maintenance ..............      0.00        20.30         36.71         36.66         36.67
Prepayment Premium .............      0.00         0.00          0.00          0.00          0.00
Open ...........................      0.00         0.00          0.00          0.00          0.00
                                    -------      -------       -------       -------       -------
Total ..........................    100.00%      100.00%       100.00%       100.00%       100.00%
                                    -------      -------       -------       -------       -------
Mortgage Pool Balance
 Outstanding (in millions) .....  $  88.96      $ 88.48       $ 87.69       $ 86.56       $ 85.23
                                  ---------     --------      --------      --------      --------
% of Cut-Off Date Group 2
 Balance .......................    100.00%       99.47%        98.57%        97.31%        95.81%

     PREPAYMENT RESTRICTION         MAY-2010      MAY-2011      MAY-2012      MAY-2013      MAY-2014    MAY-2015
-------------------------------- ------------- ------------- ------------- ------------- ------------- ---------

Locked Out .....................      0.00%         0.00%         0.00%         0.00%         0.00%       0.00%
Defeasance .....................     89.42         89.39         87.76         87.71         87.65        0.00
Yield Maintenance ..............     10.58         10.61         12.24         12.29         12.35        0.00
Prepayment Premium .............      0.00          0.00          0.00          0.00          0.00        0.00
Open ...........................      0.00          0.00          0.00          0.00          0.00        0.00
                                    -------       -------       -------       -------       -------      ------
Total ..........................    100.00%       100.00%       100.00%       100.00%       100.00%       0.00%
                                    -------       -------       -------       -------       -------      ------
Mortgage Pool Balance
 Outstanding (in millions) .....   $ 56.15       $ 55.09       $ 46.91       $ 45.87       $ 44.76      $ 0.00
                                   --------      --------      --------      --------      --------     -------
% of Cut-Off Date Group 2
 Balance .......................     63.12%        61.93%        52.73%        51.56%        50.32%       0.00%

-------
*     Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans (and assuming that each ARD Loan will be repaid in full on its
      Anticipated Repayment Date).

                                     S-129

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage
Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by
Cut-Off Date Balance:

                                               NUMBER OF
                                               MORTGAGE
                                                LOANS/                                 % OF      % OF
                                               NUMBER OF               CUT-OFF       INITIAL     LOAN
                                  MORTGAGE     MORTGAGED    LOAN         DATE          POOL     GROUP
           LOAN NAME            LOAN SELLER   PROPERTIES   GROUP      BALANCE(1)     BALANCE   BALANCE
------------------------------ ------------- ------------ ------- ----------------- --------- ---------

One & Two International
 Place ....................... Wachovia          1/1      1        $  216,000,000      15.4%     16.4%
450 West 33rd Street ......... Wachovia          1/1      1           132,500,000       9.4      10.1%
Kadima Medical Office
 Pool ........................ Wachovia         1/17      1           127,500,000       9.1       9.7%
Park Place II ................ Wachovia          1/1      1           100,000,000       7.1       7.6%
Happy Valley Towne
 Center ...................... Wachovia          1/1      1            56,000,000       4.0       4.3%
Mercantile Bank & Trust
 Building .................... Wachovia          1/1      1            41,000,000       2.9       3.1%
590 Fifth Avenue ............. Wachovia          1/1      1            40,000,000       2.8       3.0%
Extra Space Self Storage
 Portfolio #3 ................ Wachovia          5/5      1            32,550,000       2.3       2.5%
Cypress Lake at
 Stonebriar .................. Wachovia          1/1      1            29,770,000       2.1       2.3%
Casa Paloma Shopping
 Center ...................... Wachovia          1/1      1            29,050,000       2.1       2.2%
                                                -----              --------------      ----
TOTAL (1-10):                                   14/30              $  804,370,000      57.2%
                                                =====              ==============      ====
Copaco Center ................ Wachovia          1/1      1        $   29,000,000       2.1%      2.2%
2700 Broadway ................ Wachovia          1/1      1            27,500,000       2.0       2.1%
Fullerton Towers ............. Wachovia          1/1      1            26,800,000       1.9       2.0%
Courthouse Place ............. Wachovia          1/1      1            26,000,000       1.9       2.0%
Kensington Place ............. Wachovia          1/1      1            24,975,000       1.8       1.9%
Springtown Shopping
 Center ...................... Wachovia          1/1      1            19,760,000       1.4       1.5%
Resort at University Park
 Apartments .................. Wachovia          1/1      1            19,300,000       1.4       1.5%
Prospect Plaza ............... Wachovia          1/1      1            18,800,000       1.3       1.4%
La Serena Apartments ......... Wachovia          1/1      2            18,000,000       1.3      20.2%
Sandpiper Village
 Apartments .................. Wachovia          1/1      1            18,000,000       1.3       1.4%
                                                -----              --------------      ----
TOTAL (11-20):                                  10/10              $  228,135,000      16.2%
                                                -----              --------------      ----
TOTAL (1-20):                                   24/40              $1,032,505,000      73.5%
                                                =====              ==============      ====

                                                                                                       WEIGHTED
                                                                       LOAN                WEIGHTED    AVERAGE
                                                                     BALANCE                AVERAGE      LTV       WEIGHTED
                                                                     PER SF/    WEIGHTED    CUT-OFF    RATIO AT    AVERAGE
                                                                      UNIT/      AVERAGE   DATE LTV    MATURITY    MORTGAGE
           LOAN NAME                      PROPERTY TYPE              ROOM(2)     DSCR(2)   RATIO(2)   OR ARD(2)      RATE
------------------------------ ----------------------------------- ----------- ---------- ---------- ----------- -----------

One & Two International
 Place ....................... Office -- CBD                        $    233   1.77x          61.7%      53.7%       5.205%
450 West 33rd Street ......... Office -- CBD                        $    158   1.22x          68.8%      59.3%       5.100%
Kadima Medical Office
 Pool ........................ Office -- Medical                    $    160   1.40x          75.0%      64.8%       5.272%
Park Place II ................ Mixed Use -- Retail/Office           $    364   1.20x          79.6%      75.1%       5.390%
Happy Valley Towne
 Center ...................... Retail -- Anchored                   $     82   1.32x          72.6%      65.4%       5.790%
Mercantile Bank & Trust
 Building .................... Office -- CBD                        $    101   1.55x          77.4%      71.6%       5.260%
590 Fifth Avenue ............. Office -- CBD                        $    409   1.20x          74.2%      67.6%       5.390%
Extra Space Self Storage
 Portfolio #3 ................ Self Storage                         $     83   1.58x          82.0%      82.0%       4.950%
Cypress Lake at
 Stonebriar .................. Multifamily -- Conventional          $ 63,072   1.45x          77.9%      77.9%       5.420%
Casa Paloma Shopping
 Center ...................... Retail -- Anchored                   $    223   1.47x          69.8%      69.8%       5.630%
TOTAL (1-10):                                                                  1.45X          71.1%      64.1%       5.287%
Copaco Center ................ Retail -- Anchored                   $     70   1.32x          69.0%      62.9%       5.400%
2700 Broadway ................ Retail -- Anchored                   $  1,100   1.09x          89.9%      89.9%       5.410%
Fullerton Towers ............. Office -- Suburban                   $    119   1.21x          75.8%      68.7%       5.130%
Courthouse Place ............. Office -- Suburban                   $    228   1.26x          80.0%      71.6%       5.500%
Kensington Place ............. Multifamily -- Independent Living    $140,309   1.57x          75.3%      63.2%       5.660%
Springtown Shopping
 Center ...................... Retail -- Anchored                   $     72   1.20x          79.7%      70.0%       5.590%
Resort at University Park
 Apartments .................. Multifamily -- Conventional          $ 77,200   1.20x          69.3%      64.4%       5.490%
Prospect Plaza ............... Retail -- Anchored                   $    133   1.25x          78.7%      70.0%       5.220%
La Serena Apartments ......... Multifamily -- Conventional          $ 95,745   1.32x          72.0%      67.6%       5.000%
Sandpiper Village
 Apartments .................. Multifamily -- Conventional          $ 85,714   1.21x          79.6%      70.6%       5.090%
TOTAL (11-20):                                                                 1.26X          77.1%      70.2%       5.363%
TOTAL (1-20):                                                                  1.41x          72.4%      65.4%       5.304%

--------
(1)   In the case of a concentration of cross-collateralized Mortgage Loans, the aggregate principal balance.

(2)   Two (2) Mortgage Loans (loan numbers 1 and 2), representing in the aggregate 24.8% of the Cut-Off Date Pool Balance (26.5% of the Cut-Off
      Date Group 1 Balance), are each part of a pari passu split loan structure. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per SF were based on the aggregate indebtedness of each such Mortgage
      Loan and the related Pari Passu Companion Loan.

                                     S-130

One & Two International Place

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Wachovia
 CUT-OFF DATE BALANCE                                            $216,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                15.4%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                     Acquisition
 SPONSOR                              Prudential Property Investment Separate
                                                            Account ("PRISA")
 TYPE OF SECURITY                                                         Fee
 MORTGAGE RATE                                                         5.205%
 MATURITY DATE                                               January 11, 2015
 AMORTIZATION TYPE                                                    Balloon
 INTEREST ONLY PERIOD                                                      24
 ORIGINAL TERM / AMORTIZATION                                       120 / 360
 REMAINING TERM / AMORTIZATION                                      116 / 360
 LOCKBOX                                                                  Yes
 SHADOW RATING (S&P/MOODY'S)(1)                                     BBB-/Baa3

 UP-FRONT RESERVES
  INSURANCE                 Yes
  ENGINEERING(2)            $2,158,900
  OUTSTANDING TI/LC(3)      $22,334,679
  RENT CONCESSION(4)        $5,000,000

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE             Yes
  REPLACEMENT               $15,260
  TI/LC                     Springing
 ADDITIONAL FINANCING       Pari Passu Debt                      $216,000,000

                                                           PARI PASSU NOTES(5)
                                                           ------------------
 CUT-OFF DATE BALANCE                                            $432,000,000
 CUT-OFF DATE BALANCE/SF                                                 $233
 CUT-OFF DATE LTV                                                       61.7%
 MATURITY DATE LTV                                                      53.7%
 UW DSCR ON NCF                                                         1.77x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   S&P and Moody's have confirmed that the One & Two International Place
      Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.

(2)   In addition to the up-front reserves for engineering, the borrower is required to complete parking garage repairs, or otherwise post a
      $3,000,000 escrow for the repairs not later than January 2008. Further, the borrower is required to undertake diligence to determine necessary elevator modernization requirements not later than January 2009 and
      January 2011 for One International Place and Two International Place,
      respectively. Based upon conclusions resulting from that diligence, the borrower is required to post necessary reserves to complete any required elevator modernization.

(3)   The borrower deposited $22,334,679 into a Tenant Improvement and Leasing
      Reserve which is a prefunded reletting reserve that represents 100% of all borrower TI/LC obligations with respect to existing tenants.

(4)   The Rent Concession reserve may not be diminished until such time as cumulative rent concessions are not greater than $5,000,000. As of the closing date of the loan, the total of such concessions was $8,927,858.

(5)   LTV ratios, DSC ratios and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the One & Two International Place Loan and the One & Two International Place Pari Passu Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1

 LOCATION                                               Boston, Massachusetts

 PROPERTY TYPE                                                  Office -- CBD

 SIZE (SF)                                                          1,852,501

 OCCUPANCY AS OF JANUARY 31, 2005                                       89.6%

 YEAR BUILT / YEAR RENOVATED                                        1987 / NA

 APPRAISED VALUE                                                 $700,000,000

 PROPERTY MANAGEMENT                               The Chiofaro Company, Inc.

 UW ECONOMIC OCCUPANCY                                                  92.5%

 UW REVENUES                                                      $90,592,807

 UW TOTAL EXPENSES                                                $37,103,624

 UW NET OPERATING INCOME (NOI)                                    $53,489,183

 UW NET CASH FLOW (NCF)                                           $50,540,583
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-131

--------------------------------------------------------------------------------
                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                            NET      % OF NET
                                         RATINGS(1)       RENTABLE   RENTABLE
TENANT                               MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------- ------------------- ----------- ----------

Deutsche/Scudder, Stevens .........      Aa3/AA-/AA-       378,490      20.4%
Ropes & Gray ......................       NR/NR/NR         322,754      17.4
Choate, Hall & Stewart ............       NR/NR/NR         155,324       8.4
PricewaterhouseCoopers ............       NR/NR/NR          88,279       4.8
State Street Bank .................      Aa3/AA-/AA-        62,076       3.4
Non-major tenants .................                        651,967      35.2
Vacant ............................                        193,611      10.5
                                                         ---------     -----
TOTAL .............................                      1,852,501     100.0%
                                                         =========     =====

-------------------------------------------------------------------------------------------
                                                                % OF          DATE OF
                                      ACTUAL                   ACTUAL          LEASE
TENANT                               RENT PSF   ACTUAL RENT     RENT         EXPIRATION
----------------------------------- ---------- ------------- ---------- -------------------

Deutsche/Scudder, Stevens ......... $35.87     $13,574,748      17.9%            May 2009
Ropes & Gray ...................... $44.30      14,296,524      18.8        December 2010
Choate, Hall & Stewart ............ $44.00       6,834,256       9.0       September 2015
PricewaterhouseCoopers ............ $36.50       3,222,192       4.2           April 2005
State Street Bank ................. $40.96       2,542,620       3.3   Multiple Spaces(2)
Non-major tenants ................. $54.44      35,495,627      46.7
Vacant ............................                      0       0.0
                                               -----------     -----
TOTAL .............................            $75,965,967     100.0%
                                               ===========     =====
-------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 7,900 square feet expire in June 2005 and 54,176 square feet expire in June 2007.

-----------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
                    # OF       WA BASE                                   CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------   -------------   ---------------

     2005             6      $39.08          104,401         5.6%            5.6%           5.4%             5.4%
     2006            10      $65.17           79,660         4.3%            9.9%           6.8%            12.2%
     2007            28      $49.72          194,430        10.5%           20.4%          12.7%            24.9%
     2008            16      $51.34           47,234         2.5%           23.0%           3.2%            28.1%
     2009            12      $37.01          417,067        22.5%           45.5%          20.3%            48.4%
     2010            14      $46.83          408,187        22.0%           67.5%          25.2%            73.6%
     2011             2      $82.30           32,453         1.8%           69.3%           3.5%            77.1%
     2012             3      $50.10           19,505         1.1%           70.3%           1.3%            78.4%
     2013             6      $48.61           57,027         3.1%           73.4%           3.6%            82.1%
     2014             4      $53.10           62,207         3.4%           76.8%           4.3%            86.4%
     2015             4      $43.88          195,320        10.5%           87.3%          11.3%            97.7%
  Thereafter          1      $42.50           41,399         2.2%           89.5%           2.3%           100.0%
    Vacant            0      N/A             193,611        10.5%          100.0%           0.0%           100.0%
-----------------------------------------------------------------------------------------------------------------------

*   Calculated based on the approximate square footage occupied by each tenant.

                                     S-132

THE LOAN. The One & Two International Place Loan (the "One & Two International
Place Loan") represents a pari passu interest in a $432,000,000 mortgage loan
(the "One & Two International Place Whole Loan"), which One & Two International
Place Whole Loan is evidenced by two notes, an A-2 note (the "One & Two
International Place Note") in the original principal amount of $216,000,000 and an A-1 note (the "One & Two International Place Pari Passu Note") in the
original principal amount of $216,000,000, which One & Two International Place
Pari Passu Note evidences a loan (the "One & Two International Place Pari Passu
Companion Loan") which is pari passu in payment priority with the One & Two
International Place Loan. The One & Two International Place Pari Passu
Companion Loan will not be an asset of the trust, however, the One & Two
International Place Loan and the One & Two International Place Pari Passu
Companion Loan will be governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the 2005-C17 Pooling Agreement as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

The One & Two International Place Whole Loan is secured by a first priority mortgage (the "One & Two International Place Mortgage"), subject to permitted encumbrances, on the borrower's fee interest in the real property known as One
& Two International Place located in Boston, Massachusetts. The One & Two
International Place Loan represents approximately 15.4% of the Cut-Off Date
Pool Balance. The One & Two International Place Whole Loan was originated on
January 10, 2005. The One & Two International Place Loan has an outstanding principal balance as of the Cut-Off Date of $216,000,000, and the One & Two
International Place Pari Passu Companion Loan has an outstanding principal balance as of the Cut-Off Date of $216,000,000. The One & Two International
Place Note and the One & Two International Place Pari Passu Note each bear interest at 5.205% per annum.

The One & Two International Place Whole Loan has a remaining term of 116 months and matures on January 11, 2015. The One & Two International Place Whole Loan
may be prepaid on or after October 11, 2014, and permits defeasance with United
States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is, collectively, Fort Hill Square 1 Owner LLC and
Fort Hill Square 2 Owner LLC, each a Delaware limited liability company and each a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One & Two
International Place Whole Loan. The sponsor of the borrower is Prudential
Property Investment Separate Account ("PRISA").

GUARANTY AND INDEMNIFICATION. The One & Two International Place Whole Loan is
generally non-recourse. The One & Two International Place Whole Loan is fully recourse to the borrower in the event of: (i) any proceeding, action, petition or filing under the bankruptcy code or any similar state or federal law shall be filed by, consented to or acquiesced in by or with respect to the borrower or (ii) the borrower or any of its affiliates contests or in any material way interferes with the mortgagee's pursuit of any of its remedies under any of the
Mortgage Loan documents other than assertion of a good faith defense to any action brought by the mortgagee. Under certain limited circumstances, the One &
Two International Place Whole Loan is recourse to the borrower for losses or damages arising out of certain circumstances, including, but not limited to:
(i) fraud or intentional misrepresentation by the borrower, or any other person, in connection with the Mortgage Loan documents, (ii) misappropriation by the borrower of tenant security deposits or rents collected more than one month in advance, (iii) a breach by the borrower of the single-purpose bankruptcy remote covenants set forth in the Mortgage Loan documents, (iv)
damages arising from the existence of hazardous or toxic substances at the
Mortgaged Property or the failure by the borrower to comply with environmental laws, (v) the borrower's misapplication or conversion of casualty insurance proceeds or condemnation awards, (vi) intentional damage, arson or waste with respect to the Mortgaged Property resulting from the gross negligence of the borrower or any of its affiliates, and (vii) any transfer of all or any part of the Mortgaged Property or any interest therein or in the borrower in violation of the provisions of the Mortgage Loan documents. There is no guarantor with respect to the One & Two International Place Loan.

THE PROPERTY. The Mortgaged Property is approximately 1,852,501 square feet configured as two office towers situated on approximately 2.5 acres. The
Mortgaged Property was constructed in 1987. The Mortgaged Property is located in Boston, Massachusetts. As of January 31, 2005, the occupancy rate for the
Mortgaged Property securing the One & Two International Place Loan was approximately 89.6%.

The largest tenant is Deutsche/Scudder, Stevens ("Deutsche/Scudder"), occupying approximately 378,490 square feet, or approximately 20.4% of the net rentable area. Deutsche/Scudder is the asset management arm of Deutsche Bank AG
("Deutsche Bank"), and has over $699 billion of assets under management, 8,000 employees and 20 offices worldwide. Deutsche Asset Management is one of the largest retail asset managers in the Asia Pacific region. As of February 27,
2005, Deutsche Bank was rated "AA-" (S&P), "Aa3" (Moody's) and "AA-" (Fitch).
The Deutsche/  Scudder lease expires in May 2009. The second largest tenant is
Ropes & Gray, occupying approximately 322,754

                                     S-133

square feet, or approximately 17.4% of the net rentable area. Ropes & Gray is a leading national law firm with over 750 lawyers and professionals, offices in
Boston, New York, Palo Alto, San Francisco, and Washington, D.C., and
conference centers in London and Providence. Ropes & Gray represents interests across a broad spectrum of industries in corporate law and litigation matters, as well as offer counsel on labor and employment issues, tax and benefits, creditors' rights, and private client services. The Ropes & Gray lease expires in December 2010. The third largest tenant is Choate, Hall & Stewart LLP
("Choate, Hall & Stewart"), occupying approximately 155,324 square feet, or approximately 8.4% of the net rentable area. Choate, Hall & Stewart has maintained a position as one of the nation's leading law firms for over a century. Choate, Hall & Stewart's areas of core concentration are Corporate
Law, Litigation, Intellectual Property, Trusts and Estates, Real Estate, and
Healthcare. The Choate, Hall & Stewart lease expires in September 2015.

INSURANCE. The borrower, at its sole cost and expense, is required to keep the
Mortgaged Property insured against loss or damage by fire and other risks under a comprehensive all risk insurance policy, in each case: (1) in an amount equal to at least 100% of the insurable replacement value of the improvements
(exclusive of the real property and footings and foundations); provided, however, the borrower is only required to maintain terrorism insurance equal to the lesser of (a) the amount of coverage the borrower is required to maintain as set forth above or (b) the maximum amount of coverage that the borrower can obtain by paying an annual premium not in excess of two times the property and casualty insurance premium paid by the borrower for the immediately preceding twelve month insurance coverage period (exclusive of any premium for terrorism insurance during such immediately preceding twelve month insurance coverage period); and (2)  providing that such policy will contain an "Ordinance or Law
Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Mortgaged Property will at any time constitute legal nonconforming structures or uses. All policies of insurance are required to be issued by one or more financially sound and responsible insurance companies meeting the
Rating Agency and financial requirements set forth in the loan documents.

CASUALTY AND CONDEMNATION. The One & Two International Place Loan documents provide that if the Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty, or if any portion of the Mortgaged Property is taken by any governmental authority through eminent domain or otherwise, the borrower is required to promptly proceed with the repair or rebuilding of the improvements as nearly as possible substantially to the condition the Mortgaged
Property was in immediately prior to such fire, other casualty or taking (a
"One & Two International Place Restoration"). Insurance proceeds shall be disbursed to the borrower to be used for the One & Two International Place
Restoration provided certain conditions are satisfied, including: (a) the lender is reasonably satisfied that the debt service coverage ratio, after substantial completion of the One & Two International Place Restoration, will be at least 1.40x, (b) less than thirty percent (30%) of the reasonably estimated fair market value of the Mortgaged Property is damaged or destroyed,
(c) each lease of a tenant (or affiliate of such tenant) where such tenant or such affiliate leases, in the aggregate, 50,000 square feet or more of the total gross leasable areas of the Mortgaged Property physically affected by such destruction shall continue in full force and effect, (d) the lender is reasonably satisfied that the One & Two International Place Restoration can be completed six (6) months prior to the maturity date of the One & Two
International Place Loan, and (e) the lender is reasonably satisfied that the
One & Two International Place Restoration can be completed within 18 months of the damage to or destruction of the Mortgaged Property. With respect to a condemnation award if such award is in an amount in excess of five percent of the One & Two International Place Whole Loan, the lender shall have the option to apply such condemnation award toward the payment of the One & Two
International Place Whole Loan or to allow such award to be used for the One &
Two International Place Restoration. If any of the conditions under the One &
Two International Place Loan documents are not satisfied, insurance proceeds may be applied by the mortgagee to the repayment of the One & Two International
Place Whole Loan. To the extent not required to be disbursed by the mortgagee for the restoration of the Mortgaged Property, any award or payment may be applied to the repayment of the One & Two International Place Whole Loan whether or not then due and payable.

The ability of the mortgagee to apply any condemnation award or insurance proceeds to the restoration of the Mortgaged Property or to a prepayment of the
One & Two International Place Loan may be subject to the provisions of any leases that are not subordinate to the mortgage securing the One & Two
International Place Loan, which may also require any condemnation awards and insurance proceeds be applied to restoration rather than to the prepayment of the One & Two International Place Loan.

If the lender elects, and has the right to so elect under the provisions of the mortgage securing the One & Two International Place Loan, to apply insurance proceeds to reduce the debt rather than making such insurance proceeds available to the borrower for the One & Two International Place Restoration, then the borrower is permitted to prepay the remaining unpaid principal balance of the One & Two International Place Whole Loan,

                                     S-134

interest accrued thereon through and including the payment date on which such prepayment occurs and any other fees and expenses then owing to the mortgagee without any penalty or the payment of any prepayment fee.

TRANSFER OF THE PROPERTY AND INTERESTS IN THE BORROWER. The One & Two
International Place Loan documents provide that the borrower will not permit, without the consent of the mortgagee, any sale, assignment, conveyance, transfer or other disposition of, or any mortgage, lien or other encumbrance on, all or any part of the Mortgaged Property or any interest in such property or any interest in the borrower (any of the foregoing, a "Transfer"). A merger, acquisition, sale or other corporate combination involving The Prudential
Insurance Company of America, a New Jersey Corporation ("Prudential") that is approved by the Insurance Commissioner of the State of New Jersey is not
prohibited, and there is no prohibition on Transfers affecting direct or indirect interests in Prudential or PRISA (collectively, the foregoing are referred to as a "Prudential Corporate Transaction"); provided that, notwithstanding the occurrence of any Prudential Corporate Transaction, PRISA shall at all times be and remain the equity investor in RGC Boston LLC, a
Delaware limited liability company which is the sole member of each borrower
("Venture") and as of the date of such Prudential Corporate Transaction, PRISA shall be a commingled fund owning not less than $2,000,000,000 of real estate assets.

Venture must at all times remain the sole member of each borrower notwithstanding the Transfers that are specifically permitted. However, in addition to a Prudential Corporate Transaction, the following transfers of interests in the borrower are specifically permitted by the loan documents: (i)
Transfers of the direct or indirect interests in Venture; provided that such
Transfer does not result in a Transfer of Prudential's interests in Venture that is not specifically listed herein; (ii) the Transfer by Prudential or
PRISA, as the case may be, of any interest in Fort Hill Square 1 LLC or Fort
Hill Square 2 LLC (the two members of Venture other than PRISA) which are acquired by Prudential after the One & Two International Place Loan closing date; (iii) the Transfer by Prudential or PRISA, as the case may be, of its interest in Venture to a "qualified transferee" (as defined in the One & Two
International Place Mortgage) upon approval of the lender not to be unreasonably withheld, conditioned or delayed; (iv) the Transfer of
Prudential's or PRISA's, as the case may be, interest in Venture to another member in Venture or a third party (other than a third party which is a
"qualified transferee"); provided that each of the requirements for a sale of the Mortgaged Property are satisfied (as appropriately modified to reflect that the purchaser is not going to be a new mortgage borrower and that legal title to the Mortgaged Property is not being conveyed); (v) subject also to the satisfaction of the requirements of the immediately preceding clause if the
Transfer is made by Prudential or PRISA, as the case may be, the Transfer, in one or a series of transactions, of not more than 49% of the stock, limited partnership interests or non-managing membership interests (as the case may be)
in the direct or indirect interests in Venture; provided that such Transfer does not result in a change in control in the management and day-to-day operations of the Mortgaged Property and such Transfers do not result in more than forty-nine percent (49%) of the undivided ownership interests in the borrower or the Mortgaged Property being held by any person and its affiliates who together owned less than a forty-nine percent (49%) undivided ownership interest as of the closing date of the One & Two International Place Loan

Notwithstanding the general prohibition on Transfers, the borrower shall be permitted to sell the Mortgaged Property provided the borrower satisfies certain conditions, including: (i) the mortgagee shall have, in its reasonable discretion, consented to the sale and each Rating Agency shall have delivered written confirmation that the then current rating issued by such Rating Agency in any Certificate will not, as a result of the proposed sale, be downgraded, qualified or withdrawn; (ii) the borrower pays the lender, concurrently with the closing of such sale, a non-refundable assumption fee in an amount equal to
0.50% of the then outstanding principal amount of the One & Two International
Place Whole Loan plus all out-of-pocket costs and expenses of the mortgagee;
(iii) the purchaser assumes all of the obligations under the One & Two
International Place Whole Loan documents and, prior to or concurrently with the closing of such sale, the purchaser executes such documents and agreements as the mortgagee shall reasonably require to evidence and effectuate such assumption and delivers such legal opinions as the mortgagee may reasonably require; (iv) the borrower delivers to the mortgagee endorsements to the lender's title insurance policy and hazard insurance policy endorsements or certificates and other similar materials as the lender may reasonably deem necessary; (v) the borrower executes and delivers to the lender a release of the lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the documents, through and including the date of the closing of the sale; (vi) the purchaser of the
Mortgaged Property is a single purpose bankruptcy remote entity and the mortgagee receives a non-consolidation opinion relating to the purchaser, which opinion is in form and substance acceptable to the mortgagee and the Rating
Agencies; and (vii) such sale is not construed so as to relieve the borrower of any personal liability under the One & Two International Place Whole Loan documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such sale.

                                     S-135

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are required to be deposited into a lock box account (the "One & Two
International Place Lockbox") maintained with Wachovia Bank, National
Association (the "One & Two International Place Lockbox Bank") in the name of the borrower for the benefit of the mortgagee. Other than during a One & Two
International Place Lockbox Period, all available funds on deposit in the One &
Two International Place Lockbox will be transferred on every business day to an account of the borrower. At any time during the term of the One & Two
International Place Loan, (i) if the debt service coverage ratio (tested quarterly except during the continuance of a One & Two International Place
Lockbox Period, in which event the debt service coverage ratio shall be tested monthly), as computed by the mortgagee, for the succeeding 12-month period is less than 1.15x or (ii) upon the occurrence of an event of default under the loan documents (a "One & Two International Place Lockbox Period"), the One &
Two International Place Lockbox Bank shall transfer funds on every business day to a cash collateral account (the "One & Two International Place Cash
Collateral Account") maintained by the One & Two International Place Lockbox
Bank in the name of the mortgagor for the benefit of the mortgagee. The One &
Two International Place Lockbox Bank shall apply such funds from the One & Two
International Place Cash Collateral Account as set forth in the loan documents to pay, in order, the following: a reserve for taxes and insurance, monthly debt service payment, a reserve for replacement costs and tenant improvements and leasing commissions with the remainder disbursed to the borrower provided no event of default exists under the loan documents.

ESCROWS. The loan documents provide that the borrower is required to make (a)
monthly deposits of real estate taxes and insurance premiums to a taxes and insurance reserve; (b) monthly deposits in the amount of $15,260 into a reserve for replacement costs, and (c) during any One & Two International Place Lockbox
Period, monthly deposits in the amount of $228,900 for tenant improvements and leasing commissions.

On the closing date of the One & Two International Place Whole Loan, the borrower was required to make the following reserve deposits: (w) $22,334,679 for the payment of certain tenant improvement and leasing commissions known to be payable under certain specified leases at the Mortgaged Property as more specifically set forth in the One & Two International Place Mortgage, (x)
$5,000,000 which represents a portion of the amount that would be paid by tenants during free rent periods or prior to their rent commencement dates under its leases, (y) $2,158,900 for the payment of certain engineering and parking garage repairs and deposits for elevator upgrades, and (z) $70,850 which represents 1/12th of the basic carrying costs.

ADDITIONAL DEBT. The loan documents prohibit the borrower from incurring any additional debt, secured or unsecured, except for (a) the One & Two
International Place Whole Loan and (b) unsecured trade and operational debt which (i) is not evidenced by a note, (ii) is incurred in the ordinary course of the operation of the Mortgaged Property, and (iii) does not exceed in the aggregate four percent (4%) of the outstanding principal balance of the One &
Two International Place Whole Loan.

MANAGEMENT. The Mortgaged Property is managed by The Chiofaro Company, Inc. The loan documents permit the Mortgaged Property to be managed by (a) any management company which is majority owned by, and controlled by, The Chiofaro
Company, Inc.; provided that there is no change in control of The Chiofaro
Company, Inc. from that which existed as of the closing date of the One & Two
International Place Whole Loan, (b) any management company which is majority owned by, and controlled by, either or both of Donald J. Chiofaro, Sr. or
Theodore Oatis or (c) a reputable and experienced management company approved by the lender and for which each Rating Agency shall have delivered written confirmation that the then current rating issued by such Rating Agency for any
Certificate will not, as a result of retaining the proposed property manager to manage the Mortgaged Property, be downgraded, qualified or withdrawn.

INTERCREDITOR AGREEMENT. The holders of (a) the One & Two International Place
Note and (b) the One & Two International Place Pari Passu Note are parties to an intercreditor and servicing agreement dated as of January 10, 2005 which sets forth the priority of payments and rights of such holders. See
"DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

                                     S-136

450 West 33rd Street

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Wachovia
 CUT-OFF DATE BALANCE                                            $132,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  9.4%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                       Refinance
 SPONSOR                                Jacob Chetrit & Arbor Realty SR, Inc.
 TYPE OF SECURITY                                                         Fee
 MORTGAGE RATE                                                         5.100%
 MATURITY DATE                                                 March 11, 2015
 AMORTIZATION TYPE                                                    Balloon
 INTEREST ONLY PERIOD                                                      36
 ORIGINAL TERM / AMORTIZATION                                       120 / 324
 REMAINING TERM / AMORTIZATION                                      118 / 324
 LOCKBOX                                                                  Yes

 UP-FRONT RESERVES
  TAX/INSURANCE            Yes
  ENGINEERING              $22,125
  TI/LC                    $14,000,000
  RENT RESERVE(1)          $2,010,000
  OUTSTANDING TI/LC(2)     $1,662,530

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE            Yes
  REPLACEMENT              $27,871
  TI/LC(3)                 Springing

 ADDITIONAL FINANCING      Pari Passu Debt                       $132,500,000
                           Mezzanine Debt                        $ 85,000,000

                                                          PARI PASSU NOTES(4)
                                                         --------------------
 CUT-OFF DATE BALANCE                                            $265,000,000
 CUT-OFF DATE BALANCE/SF                                                 $158
 CUT-OFF DATE LTV                                                       68.8%
 MATURITY DATE LTV                                                      59.3%
 UW DSCR ON NCF                                                         1.22x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   Escrowed at closing to cover the free rent period or rent concessions for
      Coach and St. Vincent's, respectively.

(2)   Escrowed at closing for landlord obligations currently outstanding for tenant improvements and leasing commissions related to Coach, St.
      Vincent's and NY Clearing House.

(3)   Beginning in September 2009, the borrower will be required to fund the escrow account with $69,677 per month for the remaining loan term.

(4)   LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the 450 West 33rd Street Loan and the 450
      West 33rd Street Pari Passu Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1

 LOCATION                                                  New York, New York

 PROPERTY TYPE                                                   Office - CBD

 SIZE (SF)                                                          1,672,237

 OCCUPANCY AS OF MARCH 1, 2005                                          84.5%

 YEAR BUILT / YEAR RENOVATED                                      1969 / 1990

 APPRAISED VALUE                                                 $385,000,000

 PROPERTY MANAGEMENT                       Newmark & Company Real Estate, Inc.

 UW ECONOMIC OCCUPANCY                                                  83.4%

 UW REVENUES                                                      $41,194,147

 UW TOTAL EXPENSES                                                $18,918,036

 UW NET OPERATING INCOME (NOI)                                    $22,276,111

 UW NET CASH FLOW (NCF)                                           $22,025,275
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-137

-------------------------------------------------------------------------------------------------------------------------
                                                     TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET                              % OF
                                  RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
           TENANT            MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
--------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- --------------

Associated Press ..........       NR/NR/NR         290,752      17.4%    $27.45    $ 7,980,289      25.3%   November 2019
Thirteen/WNET .............       NR/NR/NR         204,791      12.2     $21.95      4,495,092      14.2    November 2018
Lerner NY .................     Baa2/BBB/NR        163,093       9.8     $26.72      4,357,881      13.8        June 2015
The Daily News ............       NR/NR/NR         140,950       8.4     $18.42      2,596,035       8.2        June 2011
City of New York ..........       NR/NR/NR         129,874       7.8     $16.69      2,167,732       6.9    December 2016
Non-major tenants .........                        482,732      28.9     $20.64      9,962,520      31.6
Vacant ....................                        260,045      15.6                         0       0.0
                                                 ---------     -----               -----------     -----
TOTAL .....................                      1,672,237     100.0%              $31,559,549     100.0%
                                                 =========     =====               ===========     =====
-------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------
                                         LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------
                              WA BASE                            CUMULATIVE                    CUMULATIVE %
                # OF LEASES   RENT/SF   TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
     YEAR         ROLLING     ROLLING    ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
-------------- ------------- --------- ---------- ------------- ------------ --------------- ---------------

     2005            0        $ 0.00          0         0.0%          0.0%          0.0%            0.0%
     2006            0        $ 0.00          0         0.0%          0.0%          0.0%            0.0%
     2007            1        $14.00     17,800         1.1%          1.1%          0.8%            0.8%
     2008            0        $ 0.00          0         0.0%          1.1%          0.0%            0.8%
     2009            0        $ 0.00          0         0.0%          1.1%          0.0%            0.8%
     2010            0        $ 0.00          0         0.0%          1.1%          0.0%            0.8%
     2011            6        $18.77    241,803        14.5%         15.5%         14.4%           15.2%
     2012            3        $19.22     81,308         4.9%         20.4%          5.0%           20.1%
     2013            6        $12.38     93,564         5.6%         26.0%          3.7%           23.8%
     2014            0        $ 0.00          0         0.0%         26.0%          0.0%           23.8%
     2015            4        $26.22    199,794        11.9%         37.9%         16.6%           40.4%
  Thereafter         9        $24.18    777,923        46.5%         84.4%         59.6%          100.0%
    Vacant           0          N/A     260,045        15.6%        100.0%          0.0%          100.0%
------------------------------------------------------------------------------------------------------------

*   Calculated based on the approximate square footage occupied by each tenant.

                                     S-138

THE LOAN. The Mortgage Loan (the "450 West 33rd Street Loan") is secured by a first mortgage encumbering an office building located in New York, New York.
The 450 West 33rd Street Loan represents approximately 9.4% of the Cut-Off Date
Pool Balance. The 450 West 33rd Street Loan was originated on March 3, 2005, and has a principal balance as of the Cut-Off Date of $132,500,000. The 450
West 33rd Street Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest. The 450 West 33rd Street Loan, which is evidenced by a pari passu note dated March 3, 2005, is a portion of a whole loan with an original principal balance of $265,000,000. The other loan related to the 450 West 33rd
Street Loan is evidenced by a separate note, dated March 3, 2005 (the "450 West
33rd Street Pari Passu Loan"), with an original principal balance of
$132,500,000. The 450 West 33rd Street Pari Passu Loan will not be an asset of the Trust Fund. The 450 West 33rd Street Loan and the 450 West 33rd Street Pari
Passu Loan will be governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial
Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-C17,
as described in this prospectus supplement under "DESCRIPTION OF THE MORTGAGE
POOL--Co-Lender Loans."

The 450 West 33rd Street Loan has a remaining term of 118 months and matures on
March 11, 2015. The 450 West 33rd Street Loan may be prepaid on or after
December 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is 450 Partners LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 450 West 33rd Street Loan. The sponsors are Jacob
Chetrit and Arbor Realty SR, Inc. Jacob Chetrit is an experienced real estate developer with major holdings in New York City and additional holdings around the country. The Chetrit Group has acquired and operated more than 4,500 apartment units and 10 million square feet of office and industrial space over the past 10 years. Arbor Realty SR, Inc. is a specialized real estate finance company investing in real estate-related bridge and mezzanine loans, preferred equity and, in limited cases, discounted mortgage notes and other real estate-related assets.

THE PROPERTY. The Mortgaged Property is an approximately 1,672,237 square foot office building situated on approximately 3.1 acres. The Mortgaged Property was constructed in 1969 and renovated in 1990. The Mortgaged Property is located in
New York, New York. As of March 1, 2005, the occupancy rate for the Mortgaged
Property securing the 450 West 33rd Street Loan was approximately 84.5%.

The largest tenant is the Associated Press ("AP"), occupying approximately
290,752 square feet, or approximately 17.4% of the net rentable area. AP is the world's largest news gathering organization, with approximately 242 news bureaus serving more than 120 countries. The AP currently serves more than
1,500 newspapers and 5,000 broadcast outlets in the United States. Abroad, AP services are printed and broadcast in 112 countries. The company provides news, photos, graphics, and audiovisual services that reach people daily through print, radio, television and the internet. The AP lease expires in November
2019. The second largest tenant is Thirteen/WNET ("Thirteen") occupying approximately 204,791 square feet, or approximately 12.2% of the net rentable area. Thirteen provides non-commercial, educational, public television and is celebrating four decades of educational television, community partnership and new media innovation. The Thirteen lease expires in November 2018. The third largest tenant is Lerner NY ("Lerner"), occupying approximately 163,093 square feet, or approximately 9.8% of the net rentable area. Lerner caters to women looking for urban apparel including jeans, dresses, and coordinates as well as accessories including sunglasses, costume jewelry, and hosiery at moderate prices. The Lerner lease is guaranteed by The Limited, Inc. As of March 1,
2005, The Limited, Inc. was rated "BBB" (S&P) and "Baa2" (Moody's). The Lerner lease expires in June 2015.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MEZZANINE DEBT. There are 3 existing mezzanine loans in the aggregate amount of
$85,000,000. The mezzanine loans are not assets of the Trust and are secured by a pledge of the equity interests of the borrower.

FREE RELEASE. The loan documents allow a release of the air rights above the
Mortgaged Property without any consideration upon certain conditions, including, but not limited to: (i) no event of default exists, (ii) the borrower provides an opinion of counsel that the release of the air rights will not adversely effect the REMIC status of the Trust Fund and (iii) the borrower provides evidence that the remaining Mortgaged Property will be in compliance with all applicable laws.

                                     S-139

MANAGEMENT. Newmark & Company Real Estate, Inc. ("Newmark") is the property manager for the Mortgaged Property securing the 450 West 33rd Street Loan.
Newmark is headquartered in Manhattan and provides comprehensive real estate services to many of the world's most prominent corporations, property owners, investors and developers. Newmark manages and/or leases approximately 50 million square feet of commercial space nationally.

                                     S-140

Kadima Medical Office Pool

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Wachovia
 CUT-OFF DATE BALANCE                                            $127,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                 9.1%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                       Refinance
 SPONSOR                                       Cindy Dolgin and Meyer Chetrit
 TYPE OF SECURITY                                                     Various
 MORTGAGE RATE                                                     5.2723529%
 MATURITY DATE                                                 April 11, 2015
 AMORTIZATION TYPE                                                    Balloon
 INTEREST ONLY PERIOD                                                      36
 ORIGINAL TERM / AMORTIZATION                                       120 / 324
 REMAINING TERM / AMORTIZATION                                      119 / 324
 LOCKBOX                                                                  Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                Yes
   ENGINEERING                  $197,905

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                Yes
   GROUND RENT                  $ 6,311
   REPLACEMENT                  $13,348
   TI/LC                        $33,369

 ADDITIONAL FINANCING           Mezzanine Debt                    $12,500,000

 CUT-OFF DATE BALANCE                                            $127,500,000
 CUT-OFF DATE BALANCE/SF                                                 $160
 CUT-OFF DATE LTV                                                       75.0%
 MATURITY DATE LTV                                                      64.8%
 UW DSCR ON NCF                                                         1.40x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                            17

 LOCATION                                                    Various, Various

 PROPERTY TYPE                                              Office -- Medical

 SIZE (SF)                                                            796,653

 OCCUPANCY AS OF FEBRUARY 1, 2005                                       96.9%

 YEAR BUILT / YEAR RENOVATED                                     Various / NA

 APPRAISED VALUE*                                                $170,000,000

 PROPERTY MANAGEMENT                                 KND Management Co., Inc.

 UW ECONOMIC OCCUPANCY                                                  95.0%

 UW REVENUES                                                      $19,476,370

 UW TOTAL EXPENSES                                                $ 6,099,135

 UW NET OPERATING INCOME (NOI)                                    $13,377,235

 UW NET CASH FLOW (NCF)                                           $12,372,491
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*    Based upon the collective portfolio value and not on the value of the individual Mortgaged Properties. See "RISK FACTORS -- The Mortgage Loans
     -- Inspections and Appraisals May Not Accurately Reflect Value or
     Condition of Mortgaged  Property" in this prospectus supplement.

                                     S-141

--------------------------------------------------------------------------------------------------
                                                                             NET       ALLOCATED
                                                                  YEAR   RENTABLE        LOAN
 PROPERTY                                    CITY       STATE   BUILLT     AREA         AMOUNT
-------------------------------------- -------------- -------- -------- ---------- ---------------

Morristown Professional Building ..... Morristown        NJ    1980      154,089    $  25,044,643
2300 Westchester Avenue Building ..... Bronx             NY    1988       83,408       23,902,964
Davis Square Center .................. Somerville        MA    1990      100,219       23,223,214
Kadima Medical Building -- Minot,
  ND ................................. Minot             ND    1995      114,000        8,988,970
Emerson Medical Complex .............. Jacksonville      FL    1997       50,651        9,256,468
Verona Professional Building ......... Verona            NJ    1970       61,468        7,249,943
South Hill Medical Center ............ Southgate         KY    1989       56,126        4,705,578
Orlando II Clinic .................... Maitland          FL    1993       25,000        3,324,107
Orlando IV Clinic .................... Orlando           FL    1986       21,251        3,733,929
Orlando III Clinic ................... Orlando           FL    1992       22,000        3,460,714
Park Meadows Clinic .................. Lone Tree         CO    1995       19,477        3,096,429
Orlando I Clinic ..................... Kissimmee         FL    1993       16,500        2,367,857
Tampa II Clinic ...................... Tampa             FL    1994       16,200        2,138,390
Regency Square Clinic ................ Jacksonville      FL    1992       15,713        1,956,244
Tampa I Clinic ....................... Brandon           FL    1995       16,200        1,934,173
Germantown Clinic .................... Memphis           TN    1996       12,480        1,639,286
San Jose Clinic ...................... Jacksonville      FL    1990       11,871        1,477,092
                                                                         -------    -------------
TOTAL ................................                                   796,653    $ 127,500,000
                                                                         =======    =============
--------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                                     ALLOCATED
                                                                                    PORTFOLIO
                                                        RELEASE                     APPRAISED      ALLOCATED
 PROPERTY                                   UW NCF       PRICE     OCCUPANCY(1)      VALUE(2)        LTV
-------------------------------------- -------------- ---------- --------------- --------------- -----------

Morristown Professional Building .....  $  2,124,004       NA        100.0%     $  32,580,012       76.9%
2300 Westchester Avenue Building .....     2,537,865       NA         91.9%        27,644,703       86.5%
Davis Square Center ..................     2,075,774       NA        100.0%        27,536,310       84.3%
Kadima Medical Building -- Minot,
  ND .................................       823,636      115%       100.0%        13,038,635       68.9%
Emerson Medical Complex ..............       867,486       NA        100.0%        12,251,669       75.6%
Verona Professional Building .........       689,344       NA         95.4%         9,951,774       72.9%
South Hill Medical Center ............       651,822       NA         75.0%         8,419,003       55.9%
Orlando II Clinic ....................       418,968      115%       100.0%         6,049,419       54.9%
Orlando IV Clinic ....................       397,315      115%        94.4%         5,593,274       66.8%
Orlando III Clinic ...................       361,738      115%       100.0%         5,483,363       63.1%
Park Meadows Clinic ..................       306,019      115%       100.0%         4,268,431       72.5%
Orlando I Clinic .....................       281,511      115%       100.0%         4,255,946       55.6%
Tampa II Clinic ......................       195,590      115%       100.0%         2,934,083       72.9%
Regency Square Clinic ................       178,036      115%       100.0%         2,871,428       68.1%
Tampa I Clinic .......................       174,597      115%       100.0%         2,671,246       72.4%
Germantown Clinic ....................       154,484      115%       100.0%         2,281,368       71.9%
San Jose Clinic ......................       134,304      115%       100.0%         2,169,336       68.1%
                                        ------------                            -------------
TOTAL ................................  $ 12,372,491                  96.9%     $ 170,000,000       75.0%
                                        ============                            =============
------------------------------------------------------------------------------------------------------------

(1)   As of February 1, 2005.

(2)   Based upon the collective portfolio value and not on the value of the individual Mortgage Properties. See "RISK FACTORS -- The Mortgage Loans
      -- Inspections and Appraisals May Not Accurately Reflect Value or
      Condition of Mortgaged Property".

                                     S-142

------------------------------------------------------------------------------------
                                   TENANT SUMMARY
------------------------------------------------------------------------------------
                                                                  NET      % OF NET
                                               RATINGS(1)       RENTABLE   RENTABLE
                  TENANT                   MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------------- ------------------- ----------- ----------

TOP 10 TENANTS ..........................
Trinity Hospitals .......................       NR/NR/NR        114,000       14.3%
Morristown Memorial Hospital ............       NR/NR/NR         83,151       10.4
Physician Associates of FL ..............       NR/NR/NR         81,363       10.2
Harvard Vanguard Medical
  Associates ............................       NR/NR/NR         64,670        8.1
Montefiore Medical Center ...............       NR/NR/NR         52,907        6.6
Univ. of FL Jacksonville Healthcare .....       NR/NR/NR         29,086        3.7
Baptist Health Properties, Inc. .........       NR/NR/NR         27,584        3.5
Mountainside Hospital ...................       NR/NR/NR         20,276        2.5
Exempla Health Care .....................       NR/NR/NR         19,477        2.4
Physician Associates, LLC ...............       NR/NR/NR         17,090        2.1
                                                                -------      -----
  TOTAL TOP 10 TENANTS ..................                       509,604       64.0%
NON-MAJOR TENANTS .......................                       262,277       32.9
                                                                -------      -----
OCCUPIED COLLATERAL TOTAL ...............                       771,881       96.9%
Vacant Space ............................                        24,772        3.1
                                                                -------      -----
COLLATERAL TOTAL ........................                       796,653      100.0%
                                                                =======      =====
------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                      % OF          DATE OF
                                            ACTUAL                   ACTUAL          LEASE
                  TENANT                   RENT PSF   ACTUAL RENT     RENT         EXPIRATION
----------------------------------------- ---------- ------------- ---------- -------------------

TOP 10 TENANTS ..........................
Trinity Hospitals .......................   $ 9.18    $ 1,046,360       6.5%           June 2009
Morristown Memorial Hospital ............   $24.53      2,039,694      12.6        February 2012
Physician Associates of FL ..............   $20.53      1,670,551      10.3           April 2008
Harvard Vanguard Medical
  Associates ............................   $22.47      1,453,188       9.0        November 2009
Montefiore Medical Center ...............   $41.15      2,177,136      13.5           March 2008
Univ. of FL Jacksonville Healthcare .....   $17.91        521,032       3.2   Multiple Spaces(2)
Baptist Health Properties, Inc. .........   $13.95        384,860       2.4        February 2008
Mountainside Hospital ...................   $22.69        460,062       2.8            June 2012
Exempla Health Care .....................   $19.01        370,297       2.3            July 2007
Physician Associates, LLC ...............   $12.99        222,079       1.4        December 2005
                                                      -----------     -----
  TOTAL TOP 10 TENANTS ..................   $20.30    $10,345,259      64.0%
NON-MAJOR TENANTS .......................   $22.17      5,815,473      36.0
                                                      -----------     -----
OCCUPIED COLLATERAL TOTAL ...............   $20.94    $16,160,732     100.0%
                                                      ===========     =====
Vacant Space ............................
COLLATERAL TOTAL ........................
-------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 13,411 square feet expire in March
      2006, 6,121 square feet expire in May 2008 and 9,554 square feet expire in July 2009.

May not equal 100% due to rounding.

-------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------
                    # OF        WA BASE                                   CUMULATIVE %     % OF ACTUAL      CUMULATIVE %
                   LEASES       RENT/SF     TOTAL SF      % OF TOTAL          OF SF            RENT        OF ACTUAL RENT
     YEAR         EXPIRING     EXPIRING     EXPIRING     SF EXPIRING*       ROLLING*         ROLLING*         ROLLING*
--------------   ----------   ----------   ----------   --------------   --------------   -------------   ---------------

     2005            13       $ 21.32        48,205           6.1%              6.1%            6.4%             6.4%
     2006             9       $ 20.16        28,891           3.6%              9.7%            3.6%            10.0%
     2007            17       $ 20.84        74,274           9.3%             19.0%            9.6%            19.5%
     2008            21       $ 23.68       234,813          29.5%             48.5%           34.4%            54.0%
     2009            11       $ 15.29       210,271          26.4%             74.9%           19.9%            73.8%
     2010             6       $ 28.53        19,685           2.5%             77.3%            3.5%            77.3%
     2011             1       $ 23.00         1,200           0.2%             77.5%            0.2%            77.5%
     2012             3       $ 23.91       112,526          14.1%             91.6%           16.7%            94.1%
     2013             2       $ 25.89        29,438           3.7%             95.3%            4.7%            98.9%
     2014             1       $ 22.00         2,131           0.3%             95.6%            0.3%            99.1%
     2015             2       $ 13.17        10,447           1.3%             96.9%            0.9%           100.0%
  Thereafter          0       $  0.00             0           0.0%             96.9%            0.0%           100.0%
    Vacant            0          N/A         24,772           3.1%            100.0%            0.0%           100.0%
-------------------------------------------------------------------------------------------------------------------------

*   Calculated based on approximate square footage occupied by each tenant.

                                     S-143

THE LOAN. The Mortgage Loan (the "Kadima Medical Office Pool Loan") is secured by first deeds of trust or mortgages encumbering 17 medical office properties located in Florida (9 Mortgaged Properties), New Jersey (2 Mortgaged
Properties), Colorado (1 Mortgaged Property), Kentucky (1 Mortgaged Property),
Massachusetts (1 Mortgaged Property), New York (1 Mortgaged Property), North
Dakota (1 Mortgaged Property) and Tennessee (1 Mortgaged Property). The Kadima
Medical Office Pool Loan represents approximately 9.1% of the Cut-Off Date Pool
Balance. The Kadima Medical Office Pool Loan was originated on March 15, 2005, and has a principal balance as of the Cut-Off Date of $127,500,000. The Kadima
Medical Office Pool Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Kadima Medical Office Pool Loan has a remaining term of 119 months and matures on April 11, 2015. The Kadima Medical Office Pool Loan may be prepaid on or after January 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Kadima Medical Properties LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kadima Medical Office Pool Loan. The sponsors of the borrower are Meyer Chetrit and Cindy Dolgin. Meyer Chetrit is a
principal of The Chetrit Group, which has acquired or developed more than 10 million square feet of office and industrial space and 4,500 apartment units during the past 10 years. Cindy Dolgin is a member of the Dolgin Family, a
Brooklyn-based family that has been active in commercial real estate for over
100 years.

THE PROPERTIES. The Mortgaged Properties consist of 17 medical office buildings containing, in the aggregate, 796,653 square feet of office space. Many of the
Mortgaged Properties are located in close proximity to a hospital or academic facility. Seven (7) of the Mortgaged Properties are single-tenant properties.
As of February 1, 2005, the occupancy rate for the Mortgaged Properties securing the Kadima Medical Office Pool Loan was approximately 96.9%.

The largest tenant is Trinity Hospitals, occupying approximately 114,000 square feet, or approximately 14.3% of the net rentable area. Trinity Hospitals operates approximately 50 hospitals and 400 outpatient facilities. The Trinity
Hospitals lease expires in June 2009. The second largest tenant is Morristown
Memorial Hospital, occupying approximately 83,151 square feet, or approximately
10.4% of the net rentable area. Morristown Memorial Hospital is adjacent to the
Mortgaged Property and contains the Carol G. Simon Cancer Center. The
Morristown Memorial Hospital lease expires in February 2012. The third largest tenant is Physician Associates of FL ("Physicians Associates"), occupying approximately 81,363 square feet, or approximately 10.2% of the net rentable area. Physicians Associates is a private medical group with approximately 60 physicians specializing in family practice, internal medicine, obstetrics, gynecology and pediatrics. The Physician Associates lease expires in April
2008.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MEZZANINE DEBT. There is an existing mezzanine loan in the amount of
$12,500,000. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower.

MANAGEMENT. KND Management Co., Inc., an affiliate of one of the sponsors, is the property manager for the Mortgaged Properties securing the Kadima Medical
Office Pool Loan. KND Management Co., Inc. currently manages approximately 5.0 million square feet of commercial space throughout the United States.

                                     S-144

Park Place II

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Wachovia
 CUT-OFF DATE BALANCE                                            $100,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                 7.1%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                       Refinance
 SPONSOR                                             Maguire Properties, L.P.
 TYPE OF SECURITY                                                         Fee
 MORTGAGE RATE                                                         5.390%
 MATURITY DATE                                                 April 11, 2012
 AMORTIZATION TYPE                                                    Balloon
 INTEREST ONLY PERIOD                                                      36
 ORIGINAL TERM / AMORTIZATION                                        84 / 360
 REMAINING TERM / AMORTIZATION                                       83 / 360
 LOCKBOX                                                                  Yes

 UP-FRONT RESERVES
   INSURANCE                             Yes
   ENGINEERING                           $83,500
   NEW CENTURY TI REIMBURSEMENT(1)       $3,660,160
   NEW CENTURY RENT RESERVE(2)           $183,163

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                         Yes
   REPLACEMENT                           $2,289
   TI/LC                                 $11,444

 ADDITIONAL FINANCING(3)                                                 None

 CUT-OFF DATE BALANCE                                            $100,000,000
 CUT-OFF DATE BALANCE/SF                                                 $364
 CUT-OFF DATE LTV                                                       79.6%
 MATURITY DATE LTV                                                      75.1%
 UW DSCR ON NCF                                                         1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   The up-front New Century TI Reimbursement relates to pending tenant improvement expenses with respect to the New Century lease that are obligations of the borrower.

(2)   The up-front New Century Rent Reserve will be released to the borrower upon New Century paying full, unabated rent.

(3)   Future mezzanine debt permitted. The sponsor of the borrowers may pledge the equity interests in the borrowers as additional collateral for certan pre-existing debt facilities.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1

 LOCATION                                                  Irvine, California

 PROPERTY TYPE                                     Mixed Use -- Office/Retail

 SIZE (SF)                                                            274,647

 OCCUPANCY AS OF MARCH 1, 2005                                          89.1%

 YEAR BUILT / YEAR RENOVATED                                        1995 / NA

 APPRAISED VALUE                                                 $125,700,000

 PROPERTY MANAGEMENT                                 Maguire Properties, L.P.

 UW ECONOMIC OCCUPANCY                                                  93.5%

 UW REVENUES                                                      $11,946,959

 UW TOTAL EXPENSES                                                 $3,558,479

 UW NET OPERATING INCOME (NOI)                                     $8,388,480

 UW NET CASH FLOW (NCF)                                            $8,089,346
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-145

------------------------------------------------------------------------------------
                                   TENANT SUMMARY
------------------------------------------------------------------------------------
                                                                  NET      % OF NET
                                                RATINGS*        RENTABLE   RENTABLE
TENANT                                     MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------------- ------------------- ----------- ----------

New Century Financial Corporation .......    NR / BB / NR        79,636       29.0%
Sport Chalet ............................    NR / NR / NR        35,049       12.8
Quick Loan Funding ......................    NR / NR / NR        25,918        9.4
WL Homes ................................    NR / NR / NR        17,369        6.3
Mother's Market .........................    NR / NR / NR        10,576        3.9
Non-major tenants .......................                        76,182       27.7
Vacant ..................................                        29,917       10.9
                                                                -------      -----
TOTAL ...................................                       274,647      100.0%
                                                                =======      =====
------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                      % OF
                                            ACTUAL                   ACTUAL    DATE OF LEASE
TENANT                                     RENT PSF   ACTUAL RENT     RENT       EXPIRATION
----------------------------------------- ---------- ------------- ---------- ---------------

New Century Financial Corporation .......   $ 27.60   $2,197,954       32.5%      April 2010
Sport Chalet ............................   $ 13.97      489,635        7.3    December 2015
Quick Loan Funding ......................   $ 28.20      730,888       10.8    November 2008
WL Homes ................................   $ 27.00      468,963        6.9        June 2008
Mother's Market .........................   $ 19.80      209,405        3.1   September 2011
Non-major tenants .......................   $ 34.87    2,656,217       39.3
Vacant ..................................                      0        0.0
                                                      ----------      -----
TOTAL ...................................             $6,753,061      100.0%
                                                      ==========      =====
---------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

----------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                   CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------   -------------   ---------------

     2005             3         $33.66        5,010           1.8%            1.8%           2.5%             2.5%
     2006             3         $38.32        6,471           2.4%            4.2%           3.7%             6.2%
     2007             5         $35.95       17,498           6.4%           10.6%           9.3%            15.5%
     2008             4         $28.66       48,079          17.5%           28.1%          20.4%            35.9%
     2009             6         $33.37       13,448           4.9%           33.0%           6.6%            42.5%
     2010             5         $28.09       86,112          31.4%           64.3%          35.8%            78.4%
     2011             2         $22.67       13,326           4.9%           69.2%           4.5%            82.8%
     2012             2         $38.07        8,520           3.1%           72.3%           4.8%            87.6%
     2013             0         $ 0.00            0           0.0%           72.3%           0.0%            87.6%
     2014             0         $ 0.00            0           0.0%           72.3%           0.0%            87.6%
     2015             1         $13.97       35,049          12.8%           85.0%           7.3%            94.9%
  Thereafter          2         $30.84       11,217           4.1%           89.1%           5.1%           100.0%
    Vacant            0           N/A        29,917          10.9%          100.0%           0.0%           100.0%
----------------------------------------------------------------------------------------------------------------------

*   Calculated based on the approximate square footage occupied by each tenant

                                     S-146

THE LOAN. The Mortgage Loan (the "Park Place II Loan") is secured by a first mortgage encumbering a mixed-use office and retail center located in Irvine,
California. The Park Place II Loan represents approximately 7.1% of the Cut-Off
Date Pool Balance. The Park Place II Loan was originated on March 15, 2005, and has a principal balance as of the Cut-Off Date of $100,000,000. The Park Place
II Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Park Place II Loan has a remaining term of 83 months and matures on April
11, 2012. The Park Place II Loan may be prepaid on or after December 11, 2011, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWERS. The borrowers are Maguire Properties -- Park Place Parking, LLC,
Maguire Properties -- 3121 Michelson, LLC and Maguire Properties -- Park Place
Shops, LLC, each a single purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Park Place II Loan. The sponsor of the borrowers is Maguire
Properties, L.P. ("Maguire"), an affiliate of Maguire Properties, Inc. Maguire is a commercial property investment and management company that owns the most
Class A office space in the Los Angeles central business district and currently holds more than 10.0 million square feet of office and mixed-use properties.

THE PROPERTY. The Mortgaged Property is an approximately 274,647 square foot mixed-use office and retail building situated on approximately 15.0 acres. The
Mortgaged Property was constructed in 1995. The Mortgaged Property is located in Irvine, California, within the Los Angeles-Long Beach-Santa Ana, California metropolitan statistical area. As of March 1, 2005, the occupancy rate for the
Mortgaged Property securing the Park Place II Loan was approximately 89.1%.

The largest tenant is New Century Financial Corporation ("NEW"), occupying approximately 79,636 square feet, or approximately 29.0% of the net rentable area. NEW is a real estate investment trust and mortgage finance company operating in the United States. The NEW lease expires in April 2010. The second largest tenant is Sport Chalet, Inc. ("Sport Chalet"), occupying approximately
35,049 square feet, or approximately 12.8% of the net rentable area. Sport
Chalet operates approximately 31 full-service, specialty sporting goods stores primarily in California and Nevada. The Sport Chalet lease expires in December
2015. The third largest tenant is Quick Loan Funding, occupying approximately
25,918 square feet, or approximately 9.4% of the net rentable area. Quick Loan
Funding is a mortgage lending institution that provides loan programs which include refinancing, cash-out, conforming, FHA, VA, jumbo fixed and adjustable loans. The Quick Loan Funding lease expires in November 2008.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

FREE RELEASE. The borrower may obtain the release of a certain parcel without payment of any release price upon the satisfaction of certain conditions, including, without limitation: (i) the borrower provides evidence that the proposed use of the release parcel will not violate any of the restrictions included in any lease at the remaining Mortgaged Property, (ii) the borrower provides evidence that the remaining Mortgaged Property will be in compliance with all applicable laws, (iii) the borrower provides an opinion of counsel that the proposed release will not adversely effect the REMIC status of the
Trust Fund and (iv) no event of default has occurred and is continuing.

MANAGEMENT. Maguire, the sponsor of the borrower, is the property manager for the Mortgaged Property securing the Park Place II Loan.

                                     S-147

Happy Valley Towne Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Wachovia
 CUT-OFF DATE BALANCE                                             $56,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                 4.0%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                       Refinance
 SPONSOR                                    Lee T. Hanley and Nancy R. Hanley
 TYPE OF SECURITY                                                   Leasehold
 MORTGAGE RATE                                                         5.790%
 MATURITY DATE                                                   May 11, 2015
 AMORTIZATION TYPE                                                    Balloon
 INTEREST ONLY PERIOD                                                     36
 ORIGINAL TERM / AMORTIZATION                                       120 / 360
 REMAINING TERM / AMORTIZATION                                      120 / 360
 LOCKBOX                                                            Springing

 UP-FRONT RESERVES
   TAX/INSURANCE             Yes
   SPORT CHALET(1)           $2,900,000
   TI REIMBURSEMENT(2)       $1,459,530
   RENT COLLECTIONS(3)       $3,540,470

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE             Yes

 ADDITIONAL FINANCING(4)                                                 None

 CUT-OFF DATE BALANCE                                             $56,000,000
 CUT-OFF DATE BALANCE/SF                                                  $82
 CUT-OFF DATE LTV                                                       72.6%
 MATURITY DATE LTV                                                      65.4%
 UW DSCR ON NCF                                                         1.32x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   The up-front Sport Chalet Reserve relates to pending tenant improvement expenses with respect to the Sport Chalet lease that are obligations of the borrower.

(2)   The up-front TI Reimbursement relates to outstanding tenant improvement expenses that are obligations of the borrower.

(3)   The up-front Rent Collections Reserve will be released upon monthly base rent exceeding $515,000 collections from tenants that are open for business.

(4)   Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1

 LOCATION                                                    Phoenix, Arizona

 PROPERTY TYPE                                             Retail -- Anchored

 SIZE (SF)                                                            679,588

 OCCUPANCY AS OF APRIL 13, 2005                                        95.8%*

 YEAR BUILT / YEAR RENOVATED                                        2005 / NA

 APPRAISED VALUE                                                  $77,100,000

 PROPERTY MANAGEMENT                                  Vestar Properties, Inc.

 UW ECONOMIC OCCUPANCY                                                  95.0%

 UW REVENUES                                                       $9,283,551

 UW TOTAL EXPENSES                                                 $3,900,403

 UW NET OPERATING INCOME (NOI)                                     $5,383,148

 UW NET CASH FLOW (NCF)                                            $5,193,144
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*     Includes space that has been leased but the related tenants have not taken occupancy.

                                      S-148

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                          NET      % OF NET    ACTUAL                    % OF
                                        RATINGS*        RENTABLE   RENTABLE     RENT                    ACTUAL    DATE OF LEASE
              TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA        PSF     ACTUAL RENT     RENT      EXPIRATION
--------------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- --------------

Wal-Mart (Ground Lease) .........   Aa2 / AA / AA       207,928       30.6%    $ 3.32    $   690,000      11.0%   January 2025
Lowe's Home Improvement (Ground
  Lease) ........................    A2 / A+ / A        166,992       24.6     $ 2.74        458,000       7.3    October 2030
Sport Chalet . ..................    NR / NR / NR        42,000        6.2     $13.50        567,000       9.1    October 2015
Circuit City . ..................    NR / NR / NR        33,443        4.9     $16.50        551,810       8.8   February 2020
Linens N' Things ................    NR / NR / NR        28,052        4.1     $15.00        420,780       6.7      March 2015
Non-major tenants . .............                       172,440       25.4     $20.64      3,558,687      57.0
Vacant ..........................                        28,733        4.2                         0       0.0
                                                        -------      -----               -----------     -----
TOTAL ...........................                       679,588      100.0%              $ 6,246,276     100.0%
                                                        =======      =====               ===========     =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------------
                                   WA BASE                                  CUMULATIVE                        CUMULATIVE %
                  # OF LEASES      RENT/SF     TOTAL SF      % OF TOTAL       % OF SF       % OF ACTUAL      OF ACTUAL RENT
     YEAR           ROLLING        ROLLING      ROLLING     SF ROLLING*      ROLLING*      RENT ROLLING*        ROLLING*
--------------   -------------   ----------   ----------   -------------   ------------   ---------------   ---------------

     2005               0           $ 0.00           0           0.0%            0.0%            0.0%              0.0%
     2006               0           $ 0.00           0           0.0%            0.0%            0.0%              0.0%
     2007               0           $ 0.00           0           0.0%            0.0%            0.0%              0.0%
     2008               0           $ 0.00           0           0.0%            0.0%            0.0%              0.0%
     2009               0           $ 0.00           0           0.0%            0.0%            0.0%              0.0%
     2010              16           $31.17      37,023           5.4%            5.4%           18.5%             18.5%
     2011               0           $ 0.00           0           0.0%            5.4%            0.0%             18.5%
     2012               1           $34.00       1,442           0.2%            5.7%            0.8%             19.3%
     2013               0           $ 0.00           0           0.0%            5.7%            0.0%             19.3%
     2014               0           $ 0.00           0           0.0%            5.7%            0.0%             19.3%
     2015              11           $15.92     152,770          22.5%           28.1%           38.9%             58.2%
  Thereafter            9           $ 5.68     459,620          67.6%           95.8%           41.8%            100.0%
    Vacant              0            N/A        28,733           4.2%          100.0%            0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------

*    Calculated based on approximate square footage occupied by each tenant.

                                     S-149

THE LOAN. The Mortgage Loan (the "Happy Valley Towne Center Loan") is secured by a first mortgage encumbering a leasehold interest in an anchored retail center located in Phoenix, Arizona. The Happy Valley Towne Center Loan
represents approximately 4.0% of the Cut-Off Date Pool Balance. The Happy
Valley Towne Center Loan was originated on April 13, 2005, and has a principal balance as of the Cut-Off Date of $56,000,000. The Happy Valley Towne Center
Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Happy Valley Towne Center Loan has a remaining term of 120 months and matures on May 11, 2015. The Happy Valley Towne Center Loan may be prepaid on or after February 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Vestar Arizona XXXI, L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Happy Valley Towne Center Loan. The sponsors of the borrower are Lee T. Hanley and Nancy R. Hanley. Lee T. Hanley
is a founding member of Vestar Development Company ("Vestar"), a retail development company based in Phoenix, Arizona, that was formed in 1979 and was the development company for the Mortgaged Property securing the Happy Valley
Towne Center Loan. Vestar has 3 regional offices located in Phoenix, Arizona,
Long Beach, California and El Cajon, California.

THE PROPERTY. The Mortgaged Property is an approximately 679,588 square foot anchored retail center situated on approximately 71.5 acres. The Mortgaged
Property was constructed in 2005. The Mortgaged Property is located in Phoenix,
Arizona. As of April 13, 2005, the occupancy rate for the Mortgaged Property securing the Happy Valley Towne Center Loan (including space that is being built-out for tenants that have executed leases but have not taken occupancy)
was approximately 95.8%.

The largest tenant is Wal-Mart, occupying approximately 207,928 square feet, or approximately 30.6% of the net rentable area. Wal-Mart is the largest discount retailer in the United States. Wal-Mart ground leases its space from the borrower and the Wal-Mart improvements do not secure the Happy Valley Towne
Center Loan. As of April 11, 2005, Wal-Mart was rated "Aa2" (Moody's) and "AA"
(S&P). The Wal-Mart ground lease expires in January 2025. The second largest tenant is Lowe's Home Improvement ("Lowe's"), occupying approximately 166,992 square feet, or approximately 24.6% of the net rentable area. Lowe's is the second largest home improvement retailer in the United States with approximately 950 stores in 45 states. Lowe's ground leases its space from the borrower and the Lowe's improvements do not secure the Happy Valley Towne
Center Loan. As of April 12, 2005, Lowe's was rated "A2" (Moody's) and "A+"
(S&P). The Lowe's ground lease expires in October 2030. The third largest tenant is Sport Chalet, occupying approximately 42,000 square feet, or approximately 6.2% of the net rentable area. Sport Chalet operates approximately 31 full-service, specialty sporting goods stores primarily in
California and Nevada. The Sport Chalet lease expires in October 2015.

LOCK BOX ACCOUNT.  At any time during the term of the Happy Valley Towne Center
Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.10x, or (ii) upon the occurrence of an event of default under the loan documents, all tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MANAGEMENT. Vestar Properties, Inc., an affiliate of the borrower, is the property manager for the Mortgaged Property securing the Happy Valley Towne
Center Loan. Vestar Properties, Inc. is a commercial real estate management company with 11 million square feet of real estate under management in Arizona and Southern California.

                                     S-150

Mercantile Bank & Trust Building

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Wachovia
 CUT-OFF DATE BALANCE                                             $41,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                 2.9%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                     Acquisition
 SPONSOR                                                    HGGP Capital, LLC
 TYPE OF SECURITY                                                         Fee
 MORTGAGE RATE                                                         5.260%
 MATURITY DATE                                               January 11, 2012
 AMORTIZATION TYPE                                                    Balloon
 INTEREST ONLY PERIOD                                                      24
 ORIGINAL TERM / AMORTIZATION                                        84 / 360
 REMAINING TERM / AMORTIZATION                                       80 / 360
 LOCKBOX                                                                  Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                   Yes
   REPLACEMENT                     $50,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                   Yes
   REPLACEMENT                     $6,931
   TI/LC(1)                        Springing

 ADDITIONAL FINANCING(2)                                                 None

 CUT-OFF DATE BALANCE                                             $41,000,000
 CUT-OFF DATE BALANCE/SF                                                 $101
 CUT-OFF DATE LTV                                                       77.4%
 MATURITY DATE LTV                                                      71.6%
 UW DSCR ON NCF                                                         1.55x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   Beginning in January 2009, the borrower will be required to fund a tenant improvement and leasing commission reserve with payments of $29,167 per month for the remaining loan term.

(2)   Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1

 LOCATION                                                Baltimore, Maryland

 PROPERTY TYPE                                                  Office -- CBD

 SIZE (SF)                                                            404,089

 OCCUPANCY AS OF JANUARY 25, 2005                                      100.0%

 YEAR BUILT / YEAR RENOVATED                                      1970 / 1999

 APPRAISED VALUE                                                  $53,000,000

 PROPERTY MANAGEMENT                              Harbor Group Management Co.

 UW ECONOMIC OCCUPANCY                                                  95.0%

 UW REVENUES                                                       $8,566,185

 UW TOTAL EXPENSES                                                 $4,030,116

 UW NET OPERATING INCOME (NOI)                                     $4,536,069

 UW NET CASH FLOW (NCF)                                            $4,212,817
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-151

-------------------------------------------------------------------------------------------------------------------------
                                                      TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------
                                     RATINGS*        NET      % OF NET                              % OF        DATE OF
                                     MOODY'S/      RENTABLE   RENTABLE    ACTUAL                   ACTUAL        LEASE
              TENANT                 S&P/FITCH    AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
--------------------------------- -------------- ----------- ---------- ---------- ------------- ---------- --------------

Mercantile Bank & Trust ......... NR / A+ / NR     202,822       50.2%    $21.63    $4,386,280      52.5%  December 2014
Venable, LLP. ................... NR / NR / NR     140,649       34.8     $19.97     2,809,232      33.6      April 2011
Grant Thornton LLP .............. NR / NR / NR      16,744        4.1     $17.43       291,848       3.5   December 2013
Kaiser Permanente.. .............  NR / NR / A      15,000        3.7     $23.46       351,900       4.2     August 2010
Adelberg Rudow .................. NR / NR / NR      14,007        3.5     $18.25       255,628       3.1       June 2006
Non-major tenants ...............                   14,867        3.7     $17.83       265,111       3.2
Vacant . ........................                        0        0.0                        0       0.0
                                                   -------      -----               ----------     -----
TOTAL ...........................                  404,089      100.0%              $8,359,999     100.0%
                                                   =======      =====               ==========     =====
------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

----------------------------------------------------------------------------------------------------------------------
                                               LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                   CUMULATIVE                        CUMULATIVE
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF       % OF ACTUAL       % OF ACTUAL
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*      RENT ROLLING*     RENT ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------   ---------------   --------------

     2005             3         $14.00           90           0.0%            0.0%            0.0%              0.0%
     2006             3         $14.40       17,748           4.4%            4.4%            3.1%              3.1%
     2007             2         $23.50       10,763           2.7%            7.1%            3.0%              6.1%
     2008             0         $ 0.00            0           0.0%            7.1%            0.0%              6.1%
     2009             1         $40.00          273           0.1%            7.1%            0.1%              6.2%
     2010             1         $23.46       15,000           3.7%           10.9%            4.2%             10.4%
     2011             3         $19.97      140,649          34.8%           45.7%           33.6%             44.0%
     2012             0         $ 0.00            0           0.0%           45.7%            0.0%             44.0%
     2013             1         $17.43       16,744           4.1%           49.8%            3.5%             47.5%
     2014             2         $21.63      202,822          50.2%          100.0%           52.5%            100.0%
     2015             0         $ 0.00            0           0.0%          100.0%            0.0%            100.0%
  Thereafter          0         $ 0.00            0           0.0%          100.0%            0.0%            100.0%
    Vacant            0          N/A              0           0.0%          100.0%            0.0%            100.0%
----------------------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant

                                     S-152

THE LOAN. The Mortgage Loan (the "Mercantile Bank & Trust Building Loan") is
secured by a first mortgage encumbering an office building located in
Baltimore, Maryland. The Mercantile Bank & Trust Building Loan represents approximately 2.9% of the Cut-Off Date Pool Balance. The Mercantile Bank &
Trust Building Loan was originated on December 13, 2004, and has a principal balance as of the Cut-Off Date of $41,000,000. The Mercantile Bank & Trust
Building Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Mercantile Bank & Trust Building Loan has a remaining term of 80 months and matures on January 11, 2012. The Mercantile Bank & Trust Building Loan may be
prepaid on or after November 11, 2011, and permits defeasance with United
States government obligations beginning three years after the first payment date.

THE BORROWER. The borrower is Hopkins Plaza Financial Associates, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mercantile
Bank & Trust Building Loan. The sponsor is HGGP Capital, LLC. HGGP Capital, LLC is an affiliate of Harbor Group International, a real estate investment company that has acquired or developed more than 11 million square feet of commercial space valued in excess of $1 billion.

THE PROPERTY. The Mortgaged Property is an approximately 404,089 square foot office building situated on approximately 1.4 acres. The Mortgaged Property was constructed in 1970 and renovated in 1999. The Mortgaged Property is located in
Baltimore, Maryland. As of January 25, 2005, the occupancy rate for the
Mortgaged Property securing the Mercantile Bank & Trust Building Loan was approximately 100%.

The largest tenant is Mercantile Bank & Trust ("Mercantile"), occupying approximately 202,822 square feet, or approximately 50.2% of the net rentable area. Mercantile, with more than $14 billion in assets, is a regional bank holding company with its headquarters in Baltimore, Maryland. As of April 11,
2005, Mercantile was rated "A+" (S&P). The Mercantile lease expires in December
2014. The second largest tenant is Venable, LLP occupying approximately 140,649 square feet, or approximately 34.8% of the net rentable area. Venable, LLP is a law firm that serves corporate, institutional, governmental, nonprofit and individual clients throughout the United States. The Venable, LLP lease expires in April 2011. The third largest tenant is Grant Thornton LLP, occupying approximately 16,744 square feet, or approximately 4.1% of the net rentable area. Grant Thornton LLP provides accounting and consulting services to public and private clients throughout the United States. The Grant Thornton LLP lease expires in December 2013.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MANAGEMENT. Harbor Group Management Co. is the property manager for the
Mortgaged Property securing the Mercantile Bank & Trust Building Loan. Harbor
Group Management Co. is a full service management company with approximately 6 million square feet of commercial space and 6,000 apartment units under management.

                                     S-153

590 Fifth Avenue

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Wachovia
 CUT-OFF DATE BALANCE                                            $40,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                 2.8%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                     Acquisition
 SPONSOR                                      Stanley Chera, Jeffrey Feil and
                                                                Joseph Nakash
 TYPE OF SECURITY                                                         Fee
 MORTGAGE RATE                                                         5.390%
 MATURITY DATE                                                 March 11, 2015
 AMORTIZATION TYPE                                                    Balloon
 INTEREST ONLY PERIOD                                                      48
 ORIGINAL TERM / AMORTIZATION                                       120 / 360
 REMAINING TERM / AMORTIZATION                                      118 / 360
 LOCKBOX                                                                  Yes

 UP-FRONT RESERVES
  TAX                                      Yes
  FREE RENT RESERVE                        $112,292

 ONGOING MONTHLY RESERVES
  TAX                                      Yes
  REPLACEMENT                              $1,634
  TI/LC                                    $10,211
  PAYLESS SHOES LEASE*                     Springing

 ADDITIONAL FINANCING                                                    None

 CUT-OFF DATE BALANCE                                             $40,000,000
 CUT-OFF DATE BALANCE/SF                                                 $409
 CUT-OFF DATE LTV                                                       74.2%
 MATURITY DATE LTV                                                      67.6%
 UW DSCR ON NCF                                                         1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
*     In the event the borrower does not complete the buyout of the Payless
      Shoes Lease by June 1, 2005, the borrower will be required to deliver a letter of credit in an amount of $3,900,000, subject to adjustment based on market rents pursuant to the terms of the loan documents.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1

 LOCATION                                                  New York, New York

 PROPERTY TYPE                                                  Office -- CBD

 SIZE (SF)                                                             97,717

 OCCUPANCY AS OF MARCH 7, 2005                                          99.6%

 YEAR BUILT / YEAR RENOVATED                                        1987 / NA

 APPRAISED VALUE                                                  $53,900,000

 PROPERTY MANAGEMENT                                 Jeffrey Management Corp.

 UW ECONOMIC OCCUPANCY                                                  95.0%

 UW REVENUES                                                       $5,586,654

 UW TOTAL EXPENSES                                                 $2,225,529

 UW NET OPERATING INCOME (NOI)                                     $3,361,125

 UW NET CASH FLOW (NCF)                                            $3,219,165
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-154

---------------------------------------------------------------------------------
                                 TENANT SUMMARY
---------------------------------------------------------------------------------
                                                               NET      % OF NET
                                            RATINGS(1)       RENTABLE   RENTABLE
                TENANT                  MOODY'S/S&P/FITCH   AREA (SF)     AREA
-------------------------------------- ------------------- ----------- ----------

Strategic Insight Mutual Fund Research
  and Consulting, LLC ................       NR/NR/NR         13,788       14.1%
Career Blazer ........................       NR/NR/NR         12,178       12.5
Citra Trading ........................       NR/NR/NR          8,167        8.4
Payless Shoes(3) .....................      NR/BB-/NR          6,618        6.8
Diascience Co ........................       NR/NR/NR          5,974        6.1
Non-major tenants ....................                        50,583       51.8
Vacant ...............................                           409        0.4
                                                              ------      -----
TOTAL ................................                        97,717      100.0%
                                                              ======      =====
---------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                   % OF          DATE OF
                                         ACTUAL                   ACTUAL          LEASE
                TENANT                  RENT PSF   ACTUAL RENT     RENT         EXPIRATION
-------------------------------------- ---------- ------------- ---------- -------------------

Strategic Insight Mutual Fund Research
  and Consulting, LLC ................   $ 48.00    $  661,824      12.4%       December 2007
Career Blazer ........................   $ 45.51       554,208      10.4   Multiple Spaces(2)
Citra Trading ........................   $ 40.00       326,680       6.1             May 2014
Payless Shoes(3) .....................   $152.60     1,009,907      18.9           April 2009
Diascience Co ........................   $ 49.00       292,726       5.5           March 2011
Non-major tenants ....................   $ 49.59     2,508,557      46.9
Vacant ...............................                       0       0.0
                                                   -----------     -----
TOTAL ................................             $ 5,353,902     100.0%
                                                   ===========     =====
----------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 230 square feet expire monthly and
      11,948 square feet expire in September 2008.

(3)   The borrower is currently negotiating with Payless Shoes to terminate its lease and replace Payless Shoes with certain other tenants. See "The
      Property" below.

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                                                           CUMULATIVE %
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL        CUMULATIVE         % OF ACTUAL      OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*     % OF SF ROLLING*     RENT ROLLING*        ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------------   ---------------   ---------------

     2005            3         $ 16.92        2,284           2.3%               2.3%               0.7%              0.7%
     2006            1         $ 47.00        4,900           5.0%               7.4%               4.3%              5.0%
     2007            5         $ 51.30       20,321          20.8%              28.1%              19.5%             24.5%
     2008            2         $ 44.41       17,501          17.9%              46.1%              14.5%             39.0%
     2009            2         $123.71        9,318           9.5%              55.6%              21.5%             60.5%
     2010            0         $  0.00            0           0.0%              55.6%               0.0%             60.5%
     2011            2         $ 51.34        9,795          10.0%              65.6%               9.4%             69.9%
     2012            1         $ 53.83        2,200           2.3%              67.9%               2.2%             72.1%
     2013            3         $ 49.94       17,922          18.3%              86.2%              16.7%             88.9%
     2014            1         $ 40.00        8,167           8.4%              94.6%               6.1%             95.0%
     2015            1         $ 55.00        4,900           5.0%              99.6%               5.0%            100.0%
  Thereafter         0         $  0.00            0           0.0%              99.6%               0.0%            100.0%
    Vacant           0           N/A            409           0.4%             100.0%               0.0%            100.0%
------------------------------------------------------------------------------------------------------------------------------

*   Calculated based on the approximate square footage occupied by each tenant

                                     S-155

THE LOAN. The Mortgage Loan (the "590 Fifth Avenue Loan") is secured by a first mortgage encumbering an office building located in New York, New York. The 590
Fifth Avenue Loan represents approximately 2.8% of the Cut-Off Date Pool
Balance. The 590 Fifth Avenue Loan was originated on March 1, 2005, and has a principal balance as of the Cut-Off Date of $40,000,000. The 590 Fifth Avenue
Loan provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

The 590 Fifth Avenue Loan has a remaining term of 118 months and matures on
March 11, 2015. The 590 Fifth Avenue Loan may be prepaid on or after January
11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is 590 Fifth Avenue LLC, a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 590 Fifth Avenue Loan. The sponsors are
Jeffrey Feil, Stanley Chera and Joseph Nakash. Jeffrey Feil is the principal of the Feil Organization, a New York based real estate company with ownership interests in over 8.5 million square feet of retail properties, 5 million square feet of office properties and 5,000 residential rental units.

THE PROPERTY. The Mortgaged Property is an approximately 97,717 square foot office building situated on approximately 0.1 acres. The Mortgaged Property was constructed in 1987. The Mortgaged Property is located in New York, New York.
As of March 7, 2005, the occupancy rate for the Mortgaged Property securing the
590 Fifth Avenue Loan was approximately 99.6%.

The largest tenant is Strategic Insight Mutual Fund Research and Consulting,
LLC ("Strategic Insight"), occupying approximately 13,788 square feet, or approximately 14.1% of the net rentable area. Strategic Insight provides products and services for the asset management business in the United States and globally. The Strategic Insight lease expires in December 2007. The second largest tenant is Career Blazer, occupying approximately 12,178 square feet, or approximately 12.5% of the net rentable area. Career Blazer is a provider of employment for both temporary and permanent positions in the Northeast and
Mid-Atlantic regions. The Career Blazer leases expire in September 2008 (except with respect to 230 square feet, which is leased month-to-month). The third largest tenant is Citra Trading, occupying approximately 8,167 square feet, or approximately 8.4% of the net rentable area. Citra Trading is a family owned jewelry business dealing in gold, pearls, diamonds and gemstones. The Citra
Trading lease expires in May 2014.

The borrower is currently negotiating with Payless Shoes, a ground floor retail tenant, to terminate its lease and replace it with Kay Jewelers, Lush Cosmetics and DGNY LLC (an existing tenant who will expand into the second floor space).
The borrower expects to complete the buyout of the Payless Shoes space by June
1, 2005. In the event the borrower does not complete the Payless Shoes buyout by June 1, 2005, the borrower will be required to deliver a letter of credit to the mortgagee in an amount equal to ten times the difference between the current rent and the market rent for the Payless Shoes space. The mortgagee will be entitled to hold the letter of credit until such time as the debt service coverage ratio at the Mortgaged Property exceeds 1.20x or the Payless
Shoes space is leased at a market rent.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MANAGEMENT. Jeffrey Management Corp., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 590 Fifth Avenue Loan.

                                     S-156

Extra Space Self Storage Portfolio #3

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Wachovia
 CUT-OFF DATE BALANCE                                             $32,550,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  2.3%
 NUMBER OF MORTGAGE LOANS                                                   5
 LOAN PURPOSE                                                     Acquisition
 SPONSOR                                              Extra Space Storage LLC
 TYPE OF SECURITY                                                         Fee
 MORTGAGE RATE                                                         4.950%
 MATURITY DATE                                                 April 11, 2010
 AMORTIZATION TYPE                                              Interest Only
 INTEREST ONLY PERIOD                                                      60
 ORIGINAL TERM / AMORTIZATION                                         60 / IO
 REMAINING TERM / AMORTIZATION                                        59 / IO
 LOCKBOX                                                            Springing

 UP-FRONT RESERVES
   TAX/INSURANCE             Yes
   ENGINEERING               $32,188

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE             Yes
   REPLACEMENT               $4,676

 ADDITIONAL FINANCING                                                    None

 CUT-OFF DATE BALANCE                                             $32,550,000
 CUT-OFF DATE BALANCE/SF                                                  $83
 CUT-OFF DATE LTV                                                       82.0%
 MATURITY DATE LTV                                                      82.0%
 UW DSCR ON NCF                                                         1.58x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             5

 LOCATION                                                    Various, Various

 PROPERTY TYPE                                                   Self Storage

 SIZE (SF)                                                            392,520

 OCCUPANCY AS OF MARCH 15, 2005                                         88.6%

 YEAR BUILT / YEAR RENOVATED                                     Various / NA

 APPRAISED VALUE                                                  $39,710,000

 PROPERTY MANAGEMENT                              Extra Space Management, LLC

 UW ECONOMIC OCCUPANCY                                                  88.4%

 UW REVENUES                                                       $4,480,780

 UW TOTAL EXPENSES                                                 $1,873,782

 UW NET OPERATING INCOME (NOI)                                     $2,606,998

 UW NET CASH FLOW (NCF)                                            $2,550,830
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-157

------------------------------------------------------------------------------------------
                      EXTRA SPACE SELF STORAGE PORTFOLIO #3 SUMMARY
------------------------------------------------------------------------------------------
                                                                             CUT-OFF DATE
                              CUT-OFF DATE                NO. OF    SQUARE    BALANCE PER
PROPERTY NAME                    BALANCE     YEAR BUILT    UNITS   FOOTAGE    SQUARE FOOT
---------------------------- -------------- ------------ -------- --------- --------------

Extra Space Self Storage
  #3 - Atlanta, GA. ........  $  9,600,000      1996        783     75,937       $126
Extra Space Self Storage
  #3 - Orlando (South
  John Young Parkway),
  FL .......................     8,200,000      1999        687     86,583       $ 95
Extra Space Self Storage
  #3 - Orlando
  (Metrowest Boulevard),
  FL .......................     6,400,000      2000        845     87,765       $ 73
Extra Space Self Storage
  #3 - Orlando (Lake
  Underhill
  Road), FL ................     4,600,000      2002        436     69,385       $ 66
Extra Space Self Storage
  #3 - Ocoee, FL ...........     3,750,000      1987        572     72,850       $ 51
                              ------------                  ---     ------
TOTAL ......................  $ 32,550,000                3,323    392,520       $ 83
                              ============                =====    =======
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                                         APPRAISED
                                                           APPRAISED     VALUE PER
PROPERTY NAME                 OCCUPANCY      UW NCF          VALUE          SF         LTV       DSCR
---------------------------- ----------- -------------- --------------- ---------- ---------- ----------

Extra Space Self Storage
  #3 - Atlanta, GA. ........     81.6%    $  717,646       $11,750,000      $155       81.7%     1.51x
Extra Space Self Storage
  #3 - Orlando (South
  John Young Parkway),
  FL .......................     97.0%       613,759        10,000,000      $115       82.0%     1.51x
Extra Space Self Storage
  #3 - Orlando
  (Metrowest Boulevard),
  FL .......................     83.1%       554,517         7,800,000      $ 89       82.1%     1.75x
Extra Space Self Storage
  #3 - Orlando (Lake
  Underhill
  Road), FL ................     84.2%       362,092         5,600,000      $ 81       82.1%     1.59x
Extra Space Self Storage
  #3 - Ocoee, FL ...........     96.6%       302,816         4,560,000      $ 63       82.2%     1.63x
                                          ----------       -----------
TOTAL ......................     88.6%    $2,550,830       $39,710,000      $101       82.0%     1.58X
                                          ==========       ===========
--------------------------------------------------------------------------------------------------------

                                     S-158

THE LOAN. The Mortgage Loans (the "Extra Space Self Storage Portfolio #3
Loans") are secured by first deeds of trust encumbering 5 self storage properties located in Florida (4 Mortgaged Properties) and Georgia (1 Mortgaged
Property). The Extra Space Self Storage Portfolio #3 Loans represent approximately 2.3% of the Cut-Off Date Pool Balance. The Extra Space Self
Storage Portfolio #3 Loans were originated on March 21, 2005, and have an aggregate principal balance as of the Cut-Off Date of $32,550,000. Each Extra
Space Self Storage Portfolio #3 Loan is cross-collateralized and cross-defaulted with each of the other Extra Space Self Storage Portfolio #3
Loans. Each Extra Space Self Storage Portfolio #3 Loan provides for interest-only payments for the entire loan term.

Each of the Extra Space Self Storage Portfolio #3 Loans has a remaining term of
59 months and matures on April 11, 2010. The Extra Space Self Storage Portfolio
Loans may be prepaid on or after February 11, 2010, and permit defeasance with
United States government obligations beginning two years after the Closing
Date.

THE BORROWER. The borrower is Extra Space Properties Twenty LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Extra Space Self Storage
Portfolio #3 Loans. The sponsor for the borrower is Extra Space Storage LLC.
Extra Space Storage LLC is a publicly traded self-storage operator with a portfolio of approximately 130 facilities in 16 states.

THE PROPERTIES. The Mortgaged Properties consist of 5 self storage facilities containing, in the aggregate, 392,520 square feet of storage space. Each
Mortgaged Property contains regular storage and/or climate controlled units. As of March 15, 2005, the occupancy rate for the Mortgaged Properties securing the
Extra Space Self Storage Portfolio #3 Loans was approximately 88.6%.

LOCK BOX ACCOUNT. At any time during the term of the Extra Space Self Storage
Portfolio #3 Loans, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x for a 12 consecutive month period or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a
mortgagee-designated lock box account.

MANAGEMENT. Extra Space Management, LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space Self
Storage Portfolio #3 Loans.

                                     S-159

Cypress Lake at Stonebriar

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                Wachovia
 CUT-OFF DATE BALANCE                                             $29,770,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  2.1%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                       Refinance
 SPONSOR                                                     Harold Tomlinson
 TYPE OF SECURITY                                                         Fee
 MORTGAGE RATE                                                         5.420%
 MATURITY DATE                                                   May 11, 2010
 AMORTIZATION TYPE                                              Interest Only
 INTEREST ONLY PERIOD                                                      60
 ORIGINAL TERM / AMORTIZATION                                         60 / IO
 REMAINING TERM / AMORTIZATION                                        60 / IO
 LOCKBOX                                                                 None

 UP-FRONT RESERVES
   TAX/INSURANCE          No
   ENGINEERING            $3,750

 ADDITIONAL FINANCING                                                    None

 CUT-OFF DATE BALANCE                                             $29,770,000
 CUT-OFF DATE BALANCE/UNIT                                            $63,072
 CUT-OFF DATE LTV                                                       77.9%
 MATURITY DATE LTV                                                      77.9%
 UW DSCR ON NCF                                                         1.45x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1

 LOCATION                                                       Frisco, Texas

 PROPERTY TYPE                                     Multifamily - Conventional

 SIZE (UNITS)                                                             472

 OCCUPANCY AS OF MARCH 17, 2005                                         93.2%

 YEAR BUILT / YEAR RENOVATED                                        2002 / NA

 APPRAISED VALUE                                                  $38,200,000

 PROPERTY MANAGEMENT                                         GREP, Dallas, LP

 UW ECONOMIC OCCUPANCY                                                  75.6%

 UW REVENUES                                                       $4,893,023

 UW TOTAL EXPENSES                                                 $2,465,964

 UW NET OPERATING INCOME (NOI)                                     $2,427,059

 UW NET CASH FLOW (NCF)                                            $2,332,859
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     S-160

-----------------------------------------------------------------------------------------------
                                           UNIT MIX
-----------------------------------------------------------------------------------------------
                                  APPROXIMATE
                       NO. OF      UNIT SIZE     APPROXIMATE
      UNIT MIX          UNITS        (SF)         NRA (SF)      % OF NRA        RENTAL RATE
-------------------   --------   ------------   ------------   ----------   -------------------

1 BR/1 BA .........      184           733         134,876         30.5%          $   845
2 BR/1 BA .........       48           874          41,952          9.5           $   963
2 BR/2 BA .........      216         1,059         228,744         51.7           $ 1,113*
3 BR/2 BA .........       24         1,521          36,504          8.3           $ 1,670
                         ---                       -------        -----
TOTAL .............      472           937         442,076        100.0%    $1,021 / $1.09 /SF
                         ===                       =======        =====
-----------------------------------------------------------------------------------------------

*     The rental rate excludes one guest unit which is rented on a per-night basis.

                                     S-161

THE LOAN. The Mortgage Loan (the "Cypress Lake at Stonebriar Loan") is secured by a first mortgage encumbering a 472-unit multifamily complex located in
Frisco, Texas. The Cypress Lake at Stonebriar Loan represents approximately
2.1% of the Cut-Off Date Pool Balance. The Cypress Lake at Stonebriar Loan was
originated on April 20, 2005, and has a principal balance as of the Cut-Off
Date of $29,770,000. The Cypress Lake at Stonebriar Loan provides for interest-only payments for the entire loan term.

The Cypress Lake at Stonebriar Loan has a remaining term of 60 months and matures on May 11, 2010. The Cypress Lake at Stonebriar Loan may be prepaid on or after March 11, 2010, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Frisco Stonebriar, Ltd., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cypress Lake at Stonebriar Loan. The sponsor is Harold Tomlinson. Harold Tomlinson is the founder of Tomlinson
Construction Corporation, a multi-family property developer in Texas and
Florida.

THE PROPERTY. The Mortgaged Property is a 472-unit garden-style apartment complex consisting of 24 buildings situated on approximately 27.7 acres. The
Mortgaged Property was constructed in 2002. The Mortgaged Property is located in Frisco, Texas within the Dallas-Fort Worth-Arlington, Texas metropolitan statistical area. The Mortgaged Property includes two community swimming pools, whirlpool/spa, a fitness center, children's playground area, clubhouse, indoor basketball court, car-care center, picnic area and a leasing office. As of
March 17, 2005, the occupancy rate for the Mortgaged Property securing the
Cypress Lake at Stonebriar Loan was approximately 93.2%.

LOCKBOX. The loan documents do not require a lock box account.

PROPERTY MANAGEMENT. GREP, Dallas, LP is the property manager for the Mortgaged
Property securing the Cypress Lake at Stonebriar Loan. Greystar currently manages more than 5,000 units within the Dallas-Fort Worth metropolitan area.

                                     S-162

Casa Paloma Shopping Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $29,050,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  2.1%
 NUMBER OF MORTGAGE LOANS                                                    1
 LOAN PURPOSE                                                      Acquisition
 SPONSOR                                   Marc J. Paul, Robert A. Robotti and
                                          Secured California Investments, Inc.
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          5.630%
 MATURITY DATE                                                  March 11, 2015
 AMORTIZATION TYPE                                           Interest Only ARD
 INTEREST ONLY PERIOD                                                      120
 ORIGINAL TERM / AMORTIZATION                                         120 / IO
 REMAINING TERM / AMORTIZATION                                        118 / IO
 LOCKBOX                                                                   Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                                  Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                  Yes

 ADDITIONAL FINANCING        Secured Subordinate Debt*             $ 6,400,000

 CUT-OFF DATE BALANCE                                              $29,050,000
 CUT-OFF DATE BALANCE/SF                                                  $223
 CUT-OFF DATE LTV                                                        69.8%
 MATURITY DATE LTV                                                       69.8%
 UW DSCR ON NCF                                                          1.47x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
*     The secured subordinate debt is also secured by a pledge of the equity interests in the borrower.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                              1

 LOCATION                                                    Chandler, Arizona

 PROPERTY TYPE                                              Retail -- Anchored

 SIZE (SF)                                                             130,096

 OCCUPANCY AS OF MARCH 1, 2005                                           91.0%

 YEAR BUILT / YEAR RENOVATED                                         1999 / NA

 APPRAISED VALUE                                                   $41,600,000

 PROPERTY MANAGEMENT                                     CB Richard Ellis Inc.

 UW ECONOMIC OCCUPANCY                                                   92.0%

 UW REVENUES                                                        $3,630,382

 UW TOTAL EXPENSES                                                  $1,129,236

 UW NET OPERATING INCOME (NOI)                                      $2,501,146

 UW NET CASH FLOW (NCF)                                             $2,400,247
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-163

-----------------------------------------------------------------------------------
                                  TENANT SUMMARY
-----------------------------------------------------------------------------------
                                                                 NET      % OF NET
                                             RATINGS*          RENTABLE   RENTABLE
                TENANT                   MOODY'S/S&P/FITCH    AREA (SF)     AREA
------------------------------------- ---------------------- ----------- ----------

AJ's Fine Foods .....................     NR / NR / NR          26,500       20.4%
Creative Leather Furniture ..........     NR / NR / NR          13,249       10.2
Showcase Home Entertainment .........     NR / NR / NR          12,000        9.2
Gap/Gap Kids ........................  Baa3 / BBB- / BBB-        9,000        6.9
Banana Republic .....................  Baa3 / BBB- / BBB-        7,000        5.4
Non-major tenants ...................                           50,587       38.9
Vacant ..............................                           11,760        9.0
                                                               -------      -----
TOTAL ...............................                          130,096      100.0%
                                                               =======      =====

----------------------------------------------------------------------------------------
                                                                  % OF        DATE OF
                                        ACTUAL                   ACTUAL        LEASE
                TENANT                 RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------- ---------- ------------- ---------- --------------

AJ's Fine Foods ..................... $ 11.20     $   296,800      11.2%     April 2025
Creative Leather Furniture .......... $ 15.50         205,359       7.7      March 2010
Showcase Home Entertainment ......... $ 20.25         243,000       9.2   February 2010
Gap/Gap Kids ........................ $ 20.00         180,000       6.8      March 2006
Banana Republic ..................... $ 20.35         142,450       5.4      April 2008
Non-major tenants ................... $ 31.38       1,587,433      59.8
Vacant ..............................                       0       0.0
                                                  -----------     -----
TOTAL ...............................             $ 2,655,042     100.0%
                                                  ===========     =====
----------------------------------------------------------------------------------------

*   Certain ratings are those of the parent whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------------
                                             LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------
                                                                                            % OF         CUMULATIVE
                                   WA BASE                   % OF TOTAL     CUMULATIVE      ACTUAL      % OF ACTUAL
                  # OF LEASES      RENT/SF      TOTAL SF         SF           % OF SF        RENT          RENT
     YEAR           ROLLING        ROLLING       ROLLING      ROLLING*       ROLLING*      ROLLING*      ROLLING*
--------------   -------------   -----------   ----------   ------------   ------------   ----------   ------------

     2005             1            $37.82          1,205       0.9%            0.9%           1.7%         1.7%
     2006             2            $21.92         10,225       7.9%            8.8%           8.4%        10.2%
     2007             0            $ 0.00              0       0.0%            8.8%           0.0%        10.2%
     2008             4            $27.14         12,109       9.3%           18.1%          12.4%        22.5%
     2009             3            $29.16          6,644       5.1%           23.2%           7.3%        29.8%
     2010             10           $24.92         51,498      39.6%           62.8%          48.3%        78.2%
     2011             3            $27.84         10,155       7.8%           70.6%          10.6%        88.8%
     2012             0            $ 0.00              0       0.0%           70.6%           0.0%        88.8%
     2013             0            $ 0.00              0       0.0%           70.6%           0.0%        88.8%
     2014             0            $ 0.00              0       0.0%           70.6%           0.0%        88.8%
     2015             0            $ 0.00              0       0.0%           70.6%           0.0%        88.8%
  Thereafter          1            $11.20         26,500      20.4%           91.0%          11.2%       100.0%
    Vacant            0             N/A           11,760       9.0%          100.0%           0.0%       100.0%
-------------------------------------------------------------------------------------------------------------------

*   Calculated based on the approximate square footage occupied by each tenant

                                     S-164

THE LOAN. The Mortgage Loan (the "Casa Paloma Loan") is secured by a first mortgage encumbering an anchored retail center located in Chandler, Arizona.
The Casa Paloma Loan represents approximately 2.1% of the Cut-Off Date Pool
Balance. The Casa Paloma Loan was originated on March 10, 2005, and has a principal balance as of the Cut-Off Date of $29,050,000. The Casa Paloma Loan
provides for interest-only payments for the entire loan term.

The Casa Paloma Loan has a remaining term of 118 months to its anticipated repayment date of March 11, 2015. The Casa Paloma Loan may be prepaid with a yield maintenance premium beginning two years after the Closing Date.

THE BORROWER. The borrowers are SCI Casa Paloma Fund, LLC, SCI Casa Paloma Fund
1, LLC, SCI Casa Paloma Fund 2, LLC, SCI Casa Paloma Fund 3, LLC, SCI Casa
Paloma Fund 4, LLC, SCI Casa Paloma Fund 5, LLC, SCI Casa Paloma Fund 6, LLC,
SCI Casa Paloma Fund 7, LLC, SCI Casa Paloma Fund 8, LLC, SCI Casa Paloma Fund
9, LLC, SCI Casa Paloma Fund 10, LLC, SCI Casa Paloma Fund 11, LLC, SCI Casa
Paloma Fund 12, LLC, SCI Casa Paloma Fund 13, LLC, SCI Casa Paloma Fund 14,
LLC, SCI Casa Paloma Fund 15, LLC, SCI Casa Paloma Fund 16, LLC, SCI Casa
Paloma Fund 17, LLC, SCI Casa Paloma Fund 18, LLC, SCI Casa Paloma Fund 19,
LLC, SCI Casa Paloma Fund 20, LLC, SCI Casa Paloma Fund 21, LLC, SCI Casa
Paloma Fund 22, LLC, SCI Casa Paloma Fund 23, LLC, SCI Casa Paloma Fund 24, LLC
and SCI Casa Paloma Fund 25, LLC, each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Casa Paloma Loan. The sponsors of the borrowers are
Secured California Investments, Inc., Marc J. Paul and Robert A. Robotti, the
principals of SCI Real Estate Investments Inc. SCI Real Estate Investments Inc.
is an integrated real estate investment company headquartered in Southern
California that acquires and manages investment properties primarily in the southwest portion of the United States.

THE PROPERTY. The Mortgaged Property is an approximately 130,096 square foot anchored retail building situated on approximately 16.8 acres. The Mortgaged
Property was constructed in 1999. The Mortgaged Property is located in
Chandler, Arizona, within the Phoenix-Mesa-Scottsdale, Arizona metropolitan statistical area. As of March 1, 2005, the occupancy rate for the Mortgaged
Property securing the Casa Paloma Loan was approximately 91.0%.

The largest tenant is AJ's Fine Foods, occupying approximately 26,500 square feet, or approximately 20.4% of the net rentable area. AJ's Fine Foods, owned by Bashas' Inc., is a gourmet-style grocery with 11 locations in the metro
Phoenix area. The AJ's Fine Foods lease expires in April 2025. The second largest tenant is Creative Leather Furniture ("Creative Leather"), occupying approximately 13,249 square feet, or approximately 10.2% of the net rentable area. Creative Leather was founded in Tempe, Arizona. The Creative Leather lease expires in March 2010. The third largest tenant is Showcase Home
Entertainment ("Showcase"), a subsidiary of Tweeter Home Entertainment Group,
Inc., occupying approximately 12,000 square feet, or approximately 9.2% of the net rentable area. Showcase sells mid to high-end audio and video equipment in more than 170 stores. The Showcase lease expires in February 2010.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

HYPER-AMORTIZATION. Commencing on the anticipated repayment date of March 11,
2015, if the Casa Paloma Loan is not paid in full, the Casa Paloma Loan enters into a hyper-amortization period through March 11, 2020. The interest rate applicable to the Casa Paloma Loan during such hyper-amortization period will increase to 3.0% over the mortgage rate or 3.0% over the treasury rate, as specified in the loan documents.

SECURED SUBORDINATE DEBT/MEZZANINE DEBT. There is an existing mezzanine loan in the amount of $6,400,000. The mezzanine loan is not an asset of the Trust Fund and is secured by the Mortgaged Property and a pledge of the equity interests of the borrower.

FREE RELEASE. The borrower may obtain the release of an unimproved parcel without payment of any release price upon the satisfaction of certain conditions, including, without limitation: (i) the borrower provides evidence that the proposed use of the release parcel will not violate any of the restrictions included in any lease at the remaining Mortgaged Property, (ii)
the borrower provides evidence that the remaining Mortgaged Property will be in compliance with all applicable laws, (iii) the borrower provides an opinion of counsel that the proposed release will not adversely effect the REMIC status of the Trust Fund and (iv) no event of default has occurred and is continuing.

MANAGEMENT. CB Richard Ellis Inc. is the property manager for the Mortgaged
Property securing the Casa Paloma Loan. CB Richard Ellis Inc. is a national, full-service retail and commercial real estate firm with over $14 billion in assets under management.

                                     S-165

Copaco Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $29,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  2.1%
 NUMBER OF MORTGAGE LOANS                                                    1
 LOAN PURPOSE                                                      Acquisition
 SPONSOR                                                          Joshua Kagan
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          5.400%
 MATURITY DATE                                                  March 11, 2015
 AMORTIZATION TYPE                                                         ARD
 INTEREST ONLY PERIOD                                                       48
 ORIGINAL TERM / AMORTIZATION                                        120 / 360
 REMAINING TERM / AMORTIZATION                                       118 / 360
 LOCKBOX                                                                   Yes

 UP-FRONT RESERVES
   TAX                             Yes
   ENGINEERING                     $156,250
   REPLACEMENT                     $24,985

 ONGOING MONTHLY RESERVES
   TAX                             Yes
   REPLACEMENT(1)                  Springing

 ADDITIONAL FINANCING(2)                                                  None

 CUT-OFF DATE BALANCE                                              $29,000,000
 CUT-OFF DATE BALANCE/SF                                                   $70
 CUT-OFF DATE LTV                                                        69.0%
 MATURITY DATE LTV                                                       62.9%
 UW DSCR ON NCF                                                          1.32x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   In the event amounts on deposit in the up-front Replacement Reserve are less than $24,985, a monthly replacement reserve of $1,041 will be required, up to a maximum amount of $24,985.

(2)   Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1

 LOCATION                                             Bloomfield, Connecticut

 PROPERTY TYPE                                             Retail -- Anchored

 SIZE (SF)                                                            416,942

 OCCUPANCY AS OF MARCH 7, 2005                                         100.0%

 YEAR BUILT / YEAR RENOVATED                                      1965 / 2003

 APPRAISED VALUE                                                  $42,000,000

 PROPERTY MANAGEMENT                                      Amcap, Incorporated

 UW ECONOMIC OCCUPANCY                                                  97.2%

 UW REVENUES                                                       $3,628,461

 UW TOTAL EXPENSES                                                   $896,701

 UW NET OPERATING INCOME (NOI)                                     $2,731,760

 UW NET CASH FLOW (NCF)                                            $2,570,336
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-166

-------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                          NET      % OF NET                              % OF        DATE OF
                                        RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL        LEASE
TENANT                             MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT       EXPIRATION
--------------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- ---------------

Lowe's Home Improvement (Ground
  Lease) ........................       A2/A+/A         160,000       38.4%     $ 4.06   $  649,600       20.6%        May 2024
Burlington Coat Factory .........       NR/NR/NR         81,500       19.5      $ 5.41      440,915       14.0   September 2009
Super Stop & Shop ...............      Ba2/BB/BB         65,000       15.6      $ 9.98      648,700       20.6       April 2020
Dollar Tree .....................       NR/NR/NR         11,900        2.9      $ 7.50       89,250        2.8        July 2009
Copaco Liquor ...................       NR/NR/NR         10,913        2.6      $10.00      109,130        3.5    February 2009
Non-major tenants ...............                        87,629       21.0      $13.86    1,214,751       38.5
Vacant ..........................                             0        0.0                        0        0.0
                                                        -------      -----               ----------      -----
TOTAL ...........................                       416,942      100.0%              $3,152,346      100.0%
                                                        =======      =====               ==========      =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-167

2700 Broadway

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $27,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  2.0%
 NUMBER OF MORTGAGE LOANS                                                    1
 LOAN PURPOSE                                                        Refinance
 SPONSOR                                                           Jack Dushey
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          5.410%
 MATURITY DATE                                                    May 11, 2015
 AMORTIZATION TYPE                                           Interest Only ARD
 INTEREST ONLY PERIOD                                                      120
 ORIGINAL TERM / AMORTIZATION                                         120 / IO
 REMAINING TERM / AMORTIZATION                                        120 / IO
 LOCKBOX                                                                   Yes
 SHADOW RATING (MOODY'S)*                                                   A2

 ONGOING MONTHLY RESERVES
  TAX                               Yes
  REPLACEMENT                      $417

 ADDITIONAL FINANCING                                                     None

 CUT-OFF DATE BALANCE                                              $27,500,000
 CUT-OFF DATE BALANCE/SF                                                $1,100
 CUT-OFF DATE LTV                                                        89.9%
 MATURITY DATE LTV                                                       89.9%
 UW DSCR ON NCF                                                          1.09x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
*     Moody's has confirmed that the 2700 Broadway loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment grade obligation.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                              1

 LOCATION                                                   New York, New York

 PROPERTY TYPE                                              Retail -- Anchored

 SIZE (SF)                                                              25,000

 OCCUPANCY AS OF MARCH 1, 2005                                          100.0%

 YEAR BUILT / YEAR RENOVATED                                         2005 / NA

 APPRAISED VALUE                                                   $30,600,000

 PROPERTY MANAGEMENT                                              Self-managed

 UW ECONOMIC OCCUPANCY                                                  100.0%

 UW REVENUES                                                        $1,717,000

 UW TOTAL EXPENSES                                                     $85,180

 UW NET OPERATING INCOME (NOI)                                      $1,631,820

 UW NET CASH FLOW (NCF)                                             $1,628,070
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-168

---------------------------------------------------------------------------------------------------------------------------
                                                      TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------
                                                      NET      % OF NET                               % OF       DATE OF
                                    RATINGS*        RENTABLE   RENTABLE    ACTUAL                    ACTUAL       LEASE
            TENANT             MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT      RENT      EXPIRATION
----------------------------- ------------------- ----------- ---------- ---------- ------------- ----------- -------------

Columbia University .........      NR/AAA/NR         25,000      100.0%   $ 68.68     $ 1,717,000   100.0%     October 2053
Vacant ......................                             0        0.0                          0     0.0
                                                     ------      -----                -----------   -----
TOTAL .......................                        25,000      100.0%               $ 1,717,000   100.0%
                                                     ======      =====                ===========   =====
---------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-169

Fullerton Towers

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $26,800,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  1.9%
 NUMBER OF MORTGAGE LOANS                                                    1
 LOAN PURPOSE                                                      Acquisition
 SPONSOR                                                Robert M. Anderson and
                                                            Arthur B. Birtcher
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          5.130%
 MATURITY DATE                                                  March 11, 2015
 AMORTIZATION TYPE                                                     Balloon
 INTEREST ONLY PERIOD                                                       48
 ORIGINAL TERM / AMORTIZATION                                        120 / 360
 REMAINING TERM / AMORTIZATION                                       118 / 360
 LOCKBOX                                                                  None

 UP-FRONT RESERVES
  INSURANCE                              Yes
  ENGINEERING                            $120,808
  REPLACEMENT                            $453,649
  TI/LC                                  $300,000

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                          Yes
  TI/LC(1)                               $8,333

 ADDITIONAL FINANCING(2)                                                  None

 CUT-OFF DATE BALANCE                                              $26,800,000
 CUT-OFF DATE BALANCE/SF                                                  $119
 CUT-OFF DATE LTV                                                        75.8%
 MATURITY DATE LTV                                                       68.7%
 UW DSCR ON NCF                                                          1.21x
--------------------------------------------------------------------------------

(1)   The borrower is required to deposit $8,333 per month until March 11,
      2006, and $16,667 per month thereafter.

(2)   Future secured debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                              1

 LOCATION                                                Fullerton, California

 PROPERTY TYPE                                               Office - Suburban

 SIZE (SF)                                                             226,019

 OCCUPANCY AS OF JANUARY 25, 2005                                        97.4%

 YEAR BUILT / YEAR RENOVATED                                         1968 / NA

 APPRAISED VALUE                                                   $35,350,000

 PROPERTY MANAGEMENT                        Birtcher Anderson Properties, Inc.

 UW ECONOMIC OCCUPANCY                                                   95.0%

 UW REVENUES                                                        $4,318,206

 UW TOTAL EXPENSES                                                  $1,874,018

 UW NET OPERATING INCOME (NOI)                                      $2,444,188

 UW NET CASH FLOW (NCF)                                             $2,127,162
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-170

----------------------------------------------------------------------------------
                                  TENANT SUMMARY
----------------------------------------------------------------------------------
                                                                NET      % OF NET
                                             RATINGS(1)       RENTABLE   RENTABLE
                 TENANT                  MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------------------- ------------------- ----------- ----------

Moreno Insurance ......................       NR/NR/NR         35,211       15.6%
Executive Suite (MASTER LEASE) ........       NR/NR/NR         22,172        9.8
Arcadis ...............................       NR/NR/NR         12,552        5.6
Public Defender .......................       NR/NR/NR         11,086        4.9
US Credit Bureau ......................       NR/NR/NR         10,905        4.8
Non-major tenants .....................                       128,117       56.7
Vacant ................................                         5,976        2.6
                                                              -------      -----
TOTAL .................................                       226,019      100.0%
                                                              =======      =====
----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                                    % OF          DATE OF
                                          ACTUAL                   ACTUAL          LEASE
                 TENANT                  RENT PSF   ACTUAL RENT     RENT         EXPIRATION
--------------------------------------- ---------- ------------- ---------- -------------------

Moreno Insurance ......................   $18.58     $  654,146     15.6%             May 2007
Executive Suite (MASTER LEASE) ........   $23.29        516,386     12.3         February 2010
Arcadis ...............................   $18.98        238,283      5.7    Multiple Spaces(2)
Public Defender .......................   $20.42        226,376      5.4          January 2008
US Credit Bureau ......................   $20.22        220,509      5.2             June 2010
Non-major tenants .....................   $18.31      2,346,030     55.8
Vacant ................................                       0      0.0
                                                      ----------    -----
TOTAL .................................               $4,201,730    100.0%
                                                      ==========    =====
-----------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 11,117 square feet expire in
      September 2005 and 1,435 square feet expire in May 2006.

                                     S-171

Courthouse Place

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $26,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  1.9%
 NUMBER OF MORTGAGE LOANS                                                    1
 LOAN PURPOSE                                                      Acquisition
 SPONSOR                                            Victor K. Tolkan, Julia S.
                                                                        Tolkan
                                                           and U2 50-50 G, LLC
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          5.500%
 MATURITY DATE                                                  April 11, 2015
 AMORTIZATION TYPE                                                     Balloon
 INTEREST ONLY PERIOD                                                       36
 ORIGINAL TERM / AMORTIZATION                                        120 / 360
 REMAINING TERM / AMORTIZATION                                       119 / 360
 LOCKBOX                                                                   Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                       Yes
   TI/LC(1)                     $1,095,000
   ARLINGTON COUNTY POLICE(2)     $500,000
   DEBT SERVICE                   $285,230

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                       Yes
   REPLACEMENT                      $1,343

 ADDITIONAL FINANCING(3)         Mezzanine Debt                     $2,000,000

 CUT-OFF DATE BALANCE                                              $26,000,000
 CUT-OFF DATE BALANCE/SF                                                  $228
 CUT-OFF DATE LTV                                                        80.0%
 MATURITY DATE LTV                                                       71.6%
 UW DSCR ON NCF                                                          1.26x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   The Up-front Tenant Improvement and Leasing Commission Reserve required in lieu of ongoing Reserves.

(2)   The Arlington County Police reserve will be released when the Arlington
      County Police Department commences payment of full, unabated rent and the mortgagee receives an acceptable estoppel.

(3)   Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                              1

 LOCATION                                                  Arlington, Virginia

 PROPERTY TYPE                                              Office -- Suburban

 SIZE (SF)                                                             113,908

 OCCUPANCY* AS OF MARCH 31, 2005                                         96.6%

 YEAR BUILT / YEAR RENOVATED                                         1986 / NA

 APPRAISED VALUE                                                   $32,500,000

 PROPERTY MANAGEMENT                                  Penzance Management, LLC

 UW ECONOMIC OCCUPANCY                                                   95.0%

 UW REVENUES                                                        $3,392,164

 UW TOTAL EXPENSES                                                  $1,057,813

 UW NET OPERATING INCOME (NOI)                                      $2,334,351

 UW NET CASH FLOW (NCF)                                             $2,227,223
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*    Includes space that is subject to a letter of intent but the related tenant has not taken  occupancy.

                                     S-172

-----------------------------------------------------------------------------------
                                  TENANT SUMMARY
-----------------------------------------------------------------------------------
                                                                 NET      % OF NET
                                               RATINGS*        RENTABLE   RENTABLE
                 TENANT                   MOODY'S/S&P/FITCH   AREA (SF)     AREA
---------------------------------------- ------------------- ----------- ----------

Govolution, Inc. .......................     NR/NR/NR            15,246     13.4%
Bean Kinney & Korman, PC ...............     NR/NR/NR            14,536     12.8
Laughlin, Marinaccio & Owens ...........     NR/NR/NR            11,288      9.9
SPSS, Inc. .............................     NR/NR/NR             9,732      8.5
National Association of Health .........     NR/NR/NR             9,339      8.2
Non-major tenants ......................                         49,843     43.8
Vacant .................................                          3,924      3.4
                                                                -------    -----
TOTAL ..................................                        113,908    100.0%
                                                                =======    =====
-----------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                                     % OF        DATE OF
                                           ACTUAL                   ACTUAL        LEASE
                 TENANT                   RENT PSF   ACTUAL RENT     RENT      EXPIRATION
---------------------------------------- ---------- ------------- ---------- --------------

Govolution, Inc. .......................   $26.25   $   400,208      12.7%     January 2012
Bean Kinney & Korman, PC ...............   $29.50       428,812      13.6     November 2006
Laughlin, Marinaccio & Owens ...........   $28.77       324,756      10.3     November 2013
SPSS, Inc. .............................   $28.77       279,990       8.9       August 2008
National Association of Health .........   $28.70       268,029       8.5      October 2009
Non-major tenants ......................   $29.08     1,449,240      46.0
Vacant .................................                      0       0.0
                                                    -----------     -----
TOTAL ..................................            $ 3,151,035     100.0%
                                                    ===========     =====
-------------------------------------------------------------------------------------------

*  Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-173

Kensington Place

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $24,975,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  1.8%
 NUMBER OF MORTGAGE LOANS                                                    1
 LOAN PURPOSE                                                      Acquisition
 SPONSOR                                     Renaissance Senior Living II, LLC
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          5.660%
 MATURITY DATE                                                    May 11, 2015
 AMORTIZATION TYPE                                                     Balloon
 ORIGINAL TERM / AMORTIZATI ON                                       120 / 360
 REMAINING TERM / AMORTIZAT ION                                      120 / 360
 LOCKBOX                                                                  None

 UP-FRONT RESERVES
  ENGINEERING                     $115,788

 ADDITIONAL FINANCING*                                                    None

 CUT-OFF DATE BALANCE                                              $24,975,000
 CUT-OFF DATE BALANCE/UNIT                                            $140,309
 CUT-OFF DATE LTV                                                        75.3%
 MATURITY DATE LTV                                                       63.2%
 UW DSCR ON NCF                                                          1.57x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*    Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                              1

 LOCATION                                             Walnut Creek, California

 PROPERTY TYPE                               Multifamily -- Independent Living

 SIZE (UNITS)                                                              178

 OCCUPANCY AS OF JANUARY 24, 2005                                        94.9%

 YEAR BUILT / YEAR RENOVATED                                         1988 / NA

 APPRAISED VALUE                                                   $33,150,000

 PROPERTY MANAGEMENT                                 Renaissance Senior Living

                                                           Management II, Inc.

 UW ECONOMIC OCCUPANCY                                                   94.9%

 UW REVENUES                                                        $6,649,821

 UW TOTAL EXPENSES                                                  $3,850,631

 UW NET OPERATING INCOME (NOI)                                      $2,799,190

 UW NET CASH FLOW (NCF)                                             $2,721,404
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-174

-----------------------------------------------------------------------------------------------------------------
                                                   UNIT MIX
-----------------------------------------------------------------------------------------------------------------
                                 NO. OF       APPROXIMATE      APPROXIMATE       % OF
           UNIT MIX               UNITS     UNIT SIZE (SF)       NRA (SF)         NRA           RENTAL RATE
-----------------------------   --------   ----------------   -------------   ----------   ----------------------

1 BR/1 BA (Windsor) .........      116             480           55,680          61.1%             $3,300
1 BR/1 BA (Tudor) ...........       58             560           32,480          35.6              $3,700
2 BR/1 BA ...................        2             803            1,606           1.8              $4,780
2 BR/2 BA ...................        2             712            1,424           1.6              $4,640
                                   ---                           ------         -----
TOTAL .......................      178             512           91,190         100.0%       $3,462 / $6.76 / SF
                                   ===                           ======         =====
-----------------------------------------------------------------------------------------------------------------

                                     S-175

Springtown Shopping Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $19,760,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  1.4%
 NUMBER OF MORTGAGE LOANS                                                    1
 LOAN PURPOSE                                                        Refinance
 SPONSOR                                               Lewis J. Brandolini III
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          5.590%
 MATURITY DATE                                                  April 11, 2015
 AMORTIZATION TYPE                                                     Balloon
 INTEREST ONLY PERIOD                                                       24
 ORIGINAL TERM / AMORTIZATION                                        120 / 360
 REMAINING TERM / AMORTIZATION                                       119 / 360
 LOCKBOX                                                             Springing

 UP-FRONT RESERVES
   TAX/INSURANCE             Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE             Yes
   REPLACEMENT               $1,526
   TI/LC                     Springing

 ADDITIONAL FINANCING                                                     None

 CUT-OFF DATE BALANCE                                              $19,760,000
 CUT-OFF DATE BALANCE/SF                                                   $72
 CUT-OFF DATE LTV                                                        79.7%
 MATURITY DATE LTV                                                       70.0%
 UW DSCR ON NCF                                                          1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                              1

 LOCATION                                                Reading, Pennsylvania

 PROPERTY TYPE                                              Retail -- Anchored

 SIZE (SF)                                                             275,460

 OCCUPANCY AS OF MARCH 1, 2005                                           99.6%

 YEAR BUILT / YEAR RENOVATED                                         1990 / NA

 APPRAISED VALUE                                                   $24,800,000

 PROPERTY MANAGEMENT                      Brandolini Property Management, Inc.

 UW ECONOMIC OCCUPANCY                                                   95.0%

 UW REVENUES                                                        $2,374,634

 UW TOTAL EXPENSES                                                  $  632,487

 UW NET OPERATING INCOME (NOI)                                      $1,742,147

 UW NET CASH FLOW (NCF)                                             $1,627,194
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-176

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                          NET      % OF NET                              % OF        DATE OF
                                        RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL        LEASE
              TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
--------------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- --------------

Lowe's Home Improvement .........    A2 / A+ / A        161,000       58.4%    $ 3.57    $   575,000      30.2%   February 2024
Giant Food Store ................    NR / NR / NR        53,800       19.5     $10.00        538,000      28.3    February 2041
CVS .............................    A3 / A- / A-        11,840        4.3     $ 8.50        100,640       5.3    February 2006
Advance Auto Parts ..............    NR / NR / NR         8,400        3.0     $ 9.20         77,280       4.1       April 2007
Lemoyne Sleeper. ................    NR / NR / NR         5,000        1.8     $15.50         77,500       4.1     January 2009
Non-major tenants ...............                        34,220       12.4     $15.66        535,963      28.1
Vacant ..........................                         1,200        0.4                         0       0.0
                                                        -------      -----               -----------     -----
TOTAL . .........................                       275,460      100.0%              $ 1,904,383     100.0%
                                                        =======      =====               ===========     =====
-------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-177

Resort at University Park Apartments

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $19,300,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  1.4%
 NUMBER OF MORTGAGE LOANS                                                    1
 LOAN PURPOSE                                                      Acquisition
 SPONSOR                                 Anthony O. Zanze and Mark R. Hamilton
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          5.490%
 MATURITY DATE                                                  April 11, 2015
 AMORTIZATION TYPE                                                     Balloon
 INTEREST ONLY PERIOD                                                       60
 ORIGINAL TERM / AMORTIZATION                                        120 / 360
 REMAINING TERM / AMORTIZATION                                       119 / 360
 LOCKBOX                                                             Springing

 UP-FRONT RESERVES
  INSURANCE                         Yes
  HOLDBACK RESERVE             $300,000

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                     Yes
  REPLACEMENT                    $4,688

 ADDITIONAL FINANCING*                                                    None

 CUT-OFF DATE BALANCE                                              $19,300,000
 CUT-OFF DATE BALANCE/UNIT                                             $77,200
 CUT-OFF DATE LTV                                                        69.3%
 MATURITY DATE LTV                                                       64.4%
 UW DSCR ON NCF                                                          1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*    Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                              1

 LOCATION                                           Colorado Springs, Colorado

 PROPERTY TYPE                                      Multifamily - Conventional

 SIZE (UNITS)                                                              250

 OCCUPANCY AS OF MARCH 15, 2005                                          82.4%

 YEAR BUILT / YEAR RENOVATED                                         2003 / NA

 APPRAISED VALUE                                                   $27,850,000

 PROPERTY MANAGEMENT                          Omni Apartment Communities, Inc.

 UW ECONOMIC OCCUPANCY                                                   69.7%

 UW REVENUES                                                        $2,499,968

 UW TOTAL EXPENSES                                                    $868,107

 UW NET OPERATING INCOME (NOI)                                      $1,631,861

 UW NET CASH FLOW (NCF)                                             $1,575,611
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-178

--------------------------------------------------------------------------------------------------------
                                               UNIT MIX
--------------------------------------------------------------------------------------------------------
                         NO. OF       APPROXIMATE      APPROXIMATE
       UNIT MIX           UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA         RENTAL RATE
---------------------   --------   ----------------   ------------   ----------   ----------------------

  1 BR/1 BA .........     100            798              79,800         32.9%            $  963
  2 BR/2 BA .........     150          1,084             162,600         67.1             $1,235
                          ---                            -------        -----
  TOTAL .............     250            970             242,400        100.0%      $1,126 / $1.16 / SF
                          ===                            =======        =====
--------------------------------------------------------------------------------------------------------

                                     S-179

Prospect Plaza

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $18,800,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  1.3%
 NUMBER OF MORTGAGE LOANS                                                    1
 LOAN PURPOSE                                                      Acquisition
 SPONSOR                                        DLC Management Corporation and
                                            Delphi Commercial Properties, Inc.
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          5.220%
 MATURITY DATE                                                  April 11, 2015
 AMORTIZATION TYPE                                                     Balloon
 INTEREST ONLY PERIOD                                                       36
 ORIGINAL TERM / AMORTIZATION                                        120 / 360
 REMAINING TERM / AMORTIZATION                                       119 / 360
 LOCKBOX                                                             Springing

 UP-FRONT RESERVES
   TAX                             Yes
   ENGINEERING                     $10,625

 ONGOING MONTHLY RESERVES
   TAX                             Yes
   REPLACEMENT                     $1,645
   TI/LC                           Springing

 ADDITIONAL FINANCING                                                     None

 CUT-OFF DATE BALANCE                                              $18,800,000
 CUT-OFF DATE BALANCE/SF                                                  $133
 CUT-OFF DATE LTV                                                        78.7%
 MATURITY DATE LTV                                                       70.0%
 UW DSCR ON NCF                                                          1.25x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                              1

 LOCATION                                           West Hartford, Connecticut

 PROPERTY TYPE                                              Retail -- Anchored

 SIZE (SF)                                                             141,049

 OCCUPANCY AS OF MARCH 31, 2005                                         100.0%

 YEAR BUILT / YEAR RENOVATED                                       1966 / 1994

 APPRAISED VALUE                                                   $23,900,000

 PROPERTY MANAGEMENT                                DLC Management Corporation

 UW ECONOMIC OCCUPANCY                                                   95.0%

 UW REVENUES                                                        $2,504,941

 UW TOTAL EXPENSES                                                  $  814,186

 UW NET OPERATING INCOME (NOI)                                      $1,690,755

 UW NET CASH FLOW (NCF)                                             $1,555,460
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-180

-----------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------
                                                        NET      % OF NET    ACTUAL                    % OF        DATE OF
                                      RATINGS*        RENTABLE   RENTABLE     RENT                    ACTUAL        LEASE
             TENANT              MOODY'S/S&P/FITCH   AREA (SF)     AREA        PSF     ACTUAL RENT     RENT      EXPIRATION
------------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- --------------

Shaw's Supermarket ............  Baa2 / BBB / BBB      70,000       49.6%   $  4.85    $  339,500       17.7%       July 2008
Joey'z Shopping Spree .........    NR / NR / NR        12,000        8.5    $ 16.75       201,000       10.5    November 2015
Hometown Buffet ...............    NR / B / NR          9,745        6.9    $ 14.00       136,430        7.1    December 2010
Dots ..........................    NR / NR / NR         6,625        4.7    $ 20.50       135,813        7.1     January 2015
Pretty Woman ..................    NR / NR / NR         6,400        4.5    $ 25.38       162,432        8.5       April 2011
Non-major tenants .............                        36,279       25.7    $ 25.94       941,102       49.1
Vacant ........................                             0        0.0                        0        0.0
                                                      -------      -----               ----------      -----
TOTAL .........................                       141,049      100.0%              $1,916,276      100.0%
                                                      =======      =====               ==========      =====
-----------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     S-181

La Serena Apartments

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $18,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  1.3%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                      Acquisition
 SPONSOR                                  James A. Rosten, Rochelle M. Rosten,
                                          WilliamMcMorrow, Rosten Family Trust
                                         dated 7/10/01, James A. Rosten Living
                                       Trust dated 11/25/88 and Robert E. Hart
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          5.000%
 MATURITY DATE                                                  March 11, 2010
 AMORTIZATION TYPE                                                     Balloon
 INTEREST ONLY PERIOD                                                       12
 ORIGINAL TERM / AMORTIZATION                                         60 / 360
 REMAINING TERM / AMORTIZATION                                        58 / 360
 LOCKBOX                                                                  None

 UP-FRONT RESERVES
  INSURANCE                       Yes
  ENGINEERING                     $78,250
  FIRE DAMAGED UNITS(1)           $325,407

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                   Yes
  REPLACEMENT                     $3,917

 ADDITIONAL FINANCING(2)                                                  None

 CUT-OFF DATE BALANCE                                              $18,000,000
 CUT-OFF DATE BALANCE/UNIT                                             $95,745
 CUT-OFF DATE LTV                                                        72.0%
 MATURITY DATE LTV                                                       67.6%
 UW DSCR ON NCF                                                          1.32x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   The up-front Fire Damaged Units Reserve relates to costs associated with the repair of fire damaged units. Insurance proceeds were used to fund the repairs. This up-front reserve was required to mitigate any potential cost overruns. The repairs are substantially complete.

(2)   Future mezzanine debt permitted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                              1

 LOCATION                                                Santa Ana, California

 PROPERTY TYPE                                      Multifamily - Conventional

 SIZE (UNITS)                                                              188

 OCCUPANCY* AS OF FEBRUARY 22, 2005                                      96.3%

 YEAR BUILT / YEAR RENOVATED                                       1971 / 2005

 APPRAISED VALUE                                                   $25,000,000

 PROPERTY MANAGEMENT                           Kennedy-Wilson Properties, Ltd.

 UW ECONOMIC OCCUPANCY                                                   95.0%

 UW REVENUES                                                        $2,529,600

 UW TOTAL EXPENSES                                                    $946,854

 UW NET OPERATING INCOME (NOI)                                     $1,582,746*

 UW NET CASH FLOW (NCF)                                            $1,535,746*
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*    Assumes apartments damaged by fire have been rebuilt and relet at market rates.

                                     S-182

-----------------------------------------------------------------------------------------------------
                                              UNIT MIX
-----------------------------------------------------------------------------------------------------
                       NO. OF       APPROXIMATE      APPROXIMATE       % OF
      UNIT MIX          UNITS     UNIT SIZE (SF)       NRA (SF)         NRA           RENTAL RATE
-------------------   --------   ----------------   -------------   ----------   --------------------

1 BR/1 BA .........      156             730           113,880          77.6%            $  999
2 BR/2 BA .........       32           1,030            32,960          22.4             $1,400
                         ---                           -------         -----
TOTAL .............      188             781           146,840         100.0%     $1,067 / $137 / SF
                         ===                           =======         =====
-----------------------------------------------------------------------------------------------------

                                     S-183

Sandpiper Village Apartments

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                 Wachovia
 CUT-OFF DATE BALANCE                                              $18,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                  1.3%
 NUMBER OF MORTGAGE LOANS                                                    1
 LOAN PURPOSE                                                        Refinance
 SPONSOR                                                    William F. Raymond
 TYPE OF SECURITY                                                          Fee
 MORTGAGE RATE                                                          5.090%
 MATURITY DATE                                                    May 11, 2015
 AMORTIZATION TYPE                                                     Balloon
 INTEREST ONLY PERIOD                                                       36
 ORIGINAL TERM / AMORTIZATION                                        120 / 360
 REMAINING TERM / AMORTIZATION                                       120 / 360
 LOCKBOX                                                                  None

 UP-FRONT RESERVES
  TAX/INSURANCE                       Yes
  ENGINEERING*                 $1,005,734

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                       Yes
  REPLACEMENT                      $4,375

 ADDITIONAL FINANCING                                                     None

 CUT-OFF DATE BALANCE                                              $18,000,000
 CUT-OFF DATE BALANCE/UNIT                                             $85,714
 CUT-OFF DATE LTV                                                        79.6%
 MATURITY DATE LTV                                                       70.6%
 UW DSCR ON NCF                                                          1.21x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
*    The up-front Engineering Reserve relates to all of the costs of certain deferred maintenance matters and termite damage repairs.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                              1

 LOCATION                                                Vacaville, California

 PROPERTY TYPE                                      Multifamily - Conventional

 SIZE (UNITS)                                                              210

 OCCUPANCY AS OF MARCH 18, 2005                                          90.0%

 YEAR BUILT / YEAR RENOVATED                                         1986 / NA

 APPRAISED VALUE                                                   $22,600,000

 PROPERTY MANAGEMENT                                    Sequoia Equities, Inc.

 UW ECONOMIC OCCUPANCY                                                   92.9%

 UW REVENUES                                                        $2,435,656

 UW TOTAL EXPENSES                                                  $  961,807

 UW NET OPERATING INCOME (NOI)                                      $1,473,849

 UW NET CASH FLOW (NCF)                                             $1,421,349
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     S-184

----------------------------------------------------------------------------------------------------------
                                                UNIT MIX
----------------------------------------------------------------------------------------------------------
                           NO. OF       APPROXIMATE      APPROXIMATE
UNIT MIX                    UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA         RENTAL RATE
-----------------------   --------   ----------------   ------------   ----------   ----------------------

  1 BR/1 BA.. .........      94            708              66,552        37.5%             $  925
  2 BR/1 BA.. .........      32            875              28,000        15.8              $1,075
  2 BR/2 BA. ..........      84            986              82,824        46.7              $1,205
                             --                             ------       -----
  TOTAL ...............     210            845             177,376       100.0%      $1,060 / $1.25 / SF
                            ===                             =======      =====
----------------------------------------------------------------------------------------------------------

                                     S-185

THE MORTGAGE LOAN SELLER

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan
Seller on or prior to the Closing Date pursuant to a mortgage loan purchase agreement (the "Mortgage Loan Purchase Agreement"). The Mortgage Loan Seller
originated the Mortgage Loans as described above under "--Mortgage Loan
History".

     All of the Mortgage Loans (the "Mortgage Loans") were originated by
Wachovia Bank, National Association ("Wachovia"). Wachovia is a national banking association whose principal offices are located in Charlotte, North
Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation, which, as of December 31, 2004, had total assets of $493.3 billion. Wachovia is acting as the Master Servicer. Wachovia
Capital Markets, LLC is acting as an Underwriter for this transaction and is an affiliate of Wachovia.

     All information concerning the Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia.

UNDERWRITING STANDARDS

     General. The Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. The Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. The Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, the Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. The Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. The Mortgage Loan
Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by the Mortgage Loan
Seller where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all Mortgage Loans must be approved by the Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. The Mortgage Loan Seller's
underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, the Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years and, with respect to loans with interest only periods, a maximum amortization period of 30 years following the interest only period. However, notwithstanding such guidelines, in certain

                                     S-186

circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the Mortgage Loans originated by the Mortgage Loan
Seller may vary from these guidelines.

     Escrow Requirements. Generally, the Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by the Mortgage Loan Seller are as follows:

     o    Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. The Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o    Insurance--If the property is insured under an individual policy
          (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage
          Loan Seller with sufficient funds to pay all insurance premiums. The
          Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o    Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. An originator of a
          Mortgage Loan may waive this escrow requirement under certain circumstances.

     o    Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

     o    Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan
Seller to deliver to the Trustee or to a document custodian appointed by the
Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller
(the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the
Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and
(subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases
(if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and

                                     S-187

substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the
Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan.
Notwithstanding the foregoing, with respect to the One & Two International
Place Loan and the 450 West 33rd Street Loan, the 2005-C17 Trustee will hold the original documents related to the One & Two International Place Loan and the 450 West 33rd Street Loan for the benefit of the 2005-C17 Trust Fund and the Trust Fund, other than the related Mortgage Notes which will be held by the
Trustee under the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable
Mortgage Loan, the interest of the trust or the interests of any
Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee)
to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such
Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent plus any interest thereon and on any related P&I Advances or (2)
other than with respect to the One & Two International Place Loan and the 450
West 33rd Street Loan, substitute a Qualified Substitute Mortgage Loan for such
Mortgage Loan and pay the Master Servicer for deposit into the Certificate
Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the
Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986,
as amended (the "Code"), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter and comfort letter transfer document (the "Core Material Documents")) will be considered to materially and adversely affect the interests of the
Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or

                                     S-188

third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, that the initial 90-day cure period described herein will not be reduced.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated
Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated
maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan
Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage"
within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii)
not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating
Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative, which approval may not be unreasonably withheld or delayed; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and
Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated
maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage
Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the
Trustee. Notwithstanding the foregoing, no substitutions will be permitted for the One & Two International Place Loan and the 450 West 33rd Street Loan
included in the Trust Fund.

                                     S-189

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller has
represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in the Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage
     Loan;

          (iii) immediately prior to the sale, transfer and assignment to the
     Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

          (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage
     Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage
     Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such
     Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

          (vii) each related assignment of Mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from the Mortgage Loan
     Seller (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the
     Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage
     Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged

                                     S-190

     Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the
     Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
     (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the
     Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage
     Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged
     Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related Mortgaged Property;

          (xi) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

          (xii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the
     Mortgage Loan Seller and the Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the Mortgage Loan Seller, having made no independent inquiry other than to review the report(s)
     prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

          (xiii) an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied either (A) the requirements of the "Uniform Standards of
     Professional Appraisal Practice" as adopted by the Appraisal Standards
     Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the
     Financial Institutions Reform, Recovery and Enforcement Act of 1989, in
     either case as in effect on the date such Mortgage Loan was originated.

     In the case of a breach of any of the representations and warranties in the Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the trust therein or the interests of any Certificateholder, the Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution
Shortfall Amount (other than with respect to the One & Two International Place
Loan and the 450 West 33rd Street

                                     S-191

Loan, for which no substitution is permitted) or to repurchase the affected
Mortgage Loan within such 90-day period at the applicable Purchase Price;
provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the
Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. The Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. There can be no assurance that the Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. The Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by the Mortgage Loan Seller to the
Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National Association in its capacity as a
Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of the Mortgage Loan
Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed
Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a
"Breach") does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the
Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed
Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed
Loans satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the Mortgage
Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase
Agreement to forbear from enforcing any remedies against the other's Primary
Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing
Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the

                                     S-192

Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary Collateral" means the Mortgaged Property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off
Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable
Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the
Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                                     S-193

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     Wachovia Bank, National Association ("Wachovia"), as Master Servicer,
either directly or through sub-servicers, is required to service and administer the Mortgage Loans (other than the One & Two International Place Loan and the
450 West 33rd Street Loan) for the benefit of the Certificateholders, and the
Companion Loans (other than the One & Two International Place Pari Passu
Companion Loan and the 450 West 33rd Street Pari Passu Companion Loan) for the
holder of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor
Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which Wachovia generally services and administers similar mortgage loans with similar borrowers (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or
(ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the trust or, if a Co-Lender Loan (other than the One & Two International Place Loan and the
450 West 33rd Street Loan) and its related Companion Loan(s) (a "Loan Pair")
are involved, with a view towards the maximization of recovery on such Loan
Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate
Companion Loans are subordinate to the related Mortgage Loans and that the Pari
Passu Companion Loans are pari passu in right of entitlement to payment to the related Mortgage Loan, to the extent set forth in the related Intercreditor
Agreement), and (c) without regard to (i) any relationship that Wachovia or any affiliate thereof, may have with the related borrower, the Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by Wachovia or
by any affiliate thereof; (iii) the right of Wachovia to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing
Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by Wachovia or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of Wachovia, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage
Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a
Mortgage Loan; and (viii) any debt Wachovia or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the "Wachovia Servicing Standard").

     GMAC Commercial Mortgage Corporation, as Special Servicer, for so long as it is the Special Servicer, will be required to service and administer the
Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement, on behalf of the
Trustee and in the best interests of and for the benefit of the
Certificateholders (or, with respect to a Loan Pair, in the best interests of and for the benefit of the Certificateholders and the holder of the related
Companion Loan), as determined by the Special Servicer in its good faith and reasonable judgment, in accordance with applicable law, the terms of the
Pooling and Servicing Agreement and the terms of the respective Mortgage Loan documents (and in the case of a mezzanine loan or a Companion Loan, the terms of the related Intercreditor Agreement) and, to the extent consistent with the foregoing, further as follows: (a) with the same skill, care and diligence as is normal and usual in its mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO Properties that are comparable to the Mortgage Loans, (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a
Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Loan Pair is involved, with a view to the maximization of recovery on such Loan Pair to the Certificateholders and the holder of the related Companion Loan (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be

                                     S-194

distributable to the Certificateholders (or, in the case of a Loan Pair, to the
Certificateholders and the holder of the related Companion Loan) to be performed at the related Net Mortgage Rate (or, in the case of a Loan Pair, at the weighted average of the Net Mortgage Rates for such Loan Pair); and (c)
without regard to: (i) any other relationship that the Special Servicer or any of its affiliates may have with the related borrower; (ii) the ownership of any
Certificate or interest in any Companion Loan by the Special Servicer or any of
its affiliates; (iii) the Special Servicer's obligation to direct the Master
Servicer to make Advances; and (iv) the right of the Special Servicer to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively, the "GMAC Servicing
Standard").

     "Servicing Standard" means (a) with respect to Wachovia Bank, National
Association (or any successor master servicer and/or any special servicer other than GMAC Commercial Mortgage Corporation), the Wachovia Servicing Standard and
(b) with respect to GMAC Commercial Mortgage Corporation, the GMAC Servicing
Standard.

     Generally, for purposes of the servicing provisions described in this section, the term Mortgage Loan excludes the One & Two International Place Loan and the 450 West 33rd Street Loan. See "--Servicing of the One & Two
International Place Loan and the 450 West 33rd Street Loan" below for a description of the servicing of the One & Two International Place Loan and the
450 West 33rd Street Loan.

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the
Master Servicer and the Special Servicer will remain obligated under the
Pooling and Servicing Agreement for the servicing of the Mortgage Loans (other than the One & Two International Place Loan and the 450 West 33rd Street Loan).
The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special
Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans and the Companion Loans (but excluding the One & Two International Place
Loan and the 450 West 33rd Street Loan and their respective Companion Loans).
Reference is also made to the prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS", for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the
Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the
Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing
Agreement relating to actions taken at the direction of the Controlling Class
Representative (and, in certain circumstances, the holder of a Subordinate
Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the prospectus with respect to
Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the
Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time, provided that (i) a willing successor thereto has been found, (ii) each of the
Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF
THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master
Servicer and the Depositor" in the accompanying prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master
Servicer"), will be responsible for servicing the

                                     S-195

Mortgage Loans (other than Specially Serviced Mortgage Loans and the REO
Properties). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of
Wachovia Corporation, our affiliate, the Mortgage Loan Seller and an affiliate of one of the Underwriters. With respect to 2 Mortgage Loans (loan numbers 12 and 18), representing 3.2% of the Cut-Off Date Pool Balance (1 Mortgage Loan in
Loan Group 1 or 2.0% and 1 Mortgage Loan in Loan Group 2 or 20.2%), an
affiliate of Wachovia Bank, National Association owns an approximately 85%
preferred equity interest in each related borrower. In addition, Wachovia Bank,
National Association is the master servicer under the 2005-C17 Pooling
Agreement pursuant to which the One & Two International Place Whole Loan and the 450 West 33rd Street Whole Loan are being serviced. Wachovia Bank, National
Association's principal servicing offices are located at NC 1075, 8739 Research
Drive URP4, Charlotte, North Carolina 28262.

     As of March 31, 2005, Wachovia Bank, National Association and its
affiliates were responsible for master or primary servicing approximately
15,825 commercial and multifamily loans, totaling approximately $146 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning
Wachovia Bank, National Association has been provided by Wachovia Bank,
National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the
Mortgage Loans, this prospectus supplement or related documents.

     Initially, the "Special Servicer" will be GMAC Commercial Mortgage
Corporation with respect to the Mortgage Loans.

     GMAC Commercial Mortgage Corporation, a California corporation will be responsible for special servicing any Specially Serviced Mortgage Loans (other than the One & Two International Place Loan, the 450 West 33rd Street Loan and
any related REO Properties) and REO Properties. The principal executive offices of the Special Servicer are located at 550 California Street, 12th Floor, San
Francisco, California 94014. The Special Servicer and its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multifamily residential real estate properties, (ii) acquiring
(often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate assets, (iii)
investing in unrated and non investment grade rated commercial mortgage backed securities as to which GMAC Commercial Mortgage Corporation has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. As of February 28, 2005, the Special Servicer and its
affiliates were responsible for performing certain special servicing functions with respect to commercial and multifamily loans totaling approximately $99.1 billion. GMAC Commercial Mortgage Corporation will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the
Certificates, the Mortgage Loans or this prospectus supplement.

     The Special Servicer and its respective affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund.
Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding GMAC Commercial Mortgage
Corporation has been provided by GMAC Commercial Mortgage Corporation and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     With respect to the Mortgage Loans, the Pooling and Servicing Agreement
permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise the

                                     S-196

Special Servicer and whose approval is required for certain actions by the
Special Servicer under certain circumstances. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the
Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in "--The Controlling Class
Representative" below. The Controlling Class Representative with respect to the
Mortgage Loans is selected by holders of Certificates representing more than
50% of the Certificate Balance of the Controlling Class. See "--The Controlling
Class Representative" below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special
Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of
Sequential Pay Certificates, (i) which bears the latest payment priority and
(ii) the Certificate Balance of which is greater than 25% of its original
Certificate Balance; provided, however, that if no Class of Sequential Pay
Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class
A-1A Certificates will be treated as one Class for determining the Controlling
Class.

     The Special Servicer is responsible for servicing and administering any
Mortgage Loan (other than the One & Two International Place Loan and the 450
West 33rd Street Loan) or Companion Loan (other than the One & Two
International Place Pari Passu Companion Loan and the 450 West 33rd Street Pari
Passu Companion Loan) as to which (a) the related mortgagor has (i) failed to make within 60 days of the date due any Balloon Payment; provided, however, that if the Mortgagor continues to make its Assumed Scheduled Payment and diligently pursues refinancing, a Servicing Transfer Event shall not occur until 60 days following such default (or, if the Mortgagor has produced a written refinancing commitment that is reasonably acceptable to the Special
Servicer and the Controlling Class Representative has given its consent (which consent shall be deemed denied if not granted within 10 business days), 120 days following such default; provided that if such refinancing does not occur or such refinancing commitment is terminated during the time period specified in such written refinancing commitment, a Servicing Transfer Event will be deemed to occur at the end of the time period specified in the written refinancing commitment or upon termination of such refinancing commitment, as applicable), or (ii) failed to make when due any Periodic Payment (other than a
Balloon Payment), and such failure has continued unremedied for 60 days; (b)
the Master Servicer or the Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the
Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the
Mortgage Loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement)
that the Master Servicer or the Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment

                                     S-197

of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages for losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the
Master Servicer fails to have been reimbursed from any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any
Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g)
above, a "Servicing Transfer Event").

     In general, as long as a Co-Lender Loan (other than the One & Two
International Place Loan and the 450 West 33rd Street Loan) is owned by the
Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion
Loan (other than the One & Two International Place Pari Passu Companion Loan or
the 450 West 33rd Street Pari Passu Companion Loan) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a
Co-Lender Loan (other than the One & Two International Place Loan or the 450
West 33rd Street Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under a Co-Lender Loan or the related Subordinate
Companion Loans are accelerated after an event of default under the applicable
Mortgage Loan documents, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan
(other than the One & Two International Place Loan or the 450 West 33rd Street
Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the
Master Servicer will continue to receive payments on such Mortgage Loan and/or
Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the
Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special
Servicer will continue to be responsible for the management thereof.

     Mortgage Loans and Companion Loans serviced by the Special Servicer are referred to in this prospectus supplement as "Specially Serviced Mortgage
Loans" and, together with any REO Properties, constitute "Specially Serviced
Trust Fund Assets". The Master Servicer has no responsibility for the Special
Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan (other than the One & Two International Place Loan or the
450 West 33rd Street Loan) or Companion Loan (other than the One & Two
International Place Pari Passu Companion Loan or the 450 West 33rd Street Pari
Passu Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

                                     S-198

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such
     Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the
     Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the
     Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING OF THE ONE & TWO INTERNATIONAL PLACE LOAN AND THE 450 WEST 33RD
STREET LOAN

     The One & Two International Place Loan and the 450 West 33rd Street Loan,
and any related REO Property, are being serviced under the pooling and servicing agreement which governs the 2005-C17 Transaction (the "2005-C17
Pooling Agreement"). Accordingly, the master servicer under the 2005-C17
Pooling Agreement (the "2005-C17 Master Servicer") will generally make advances and remit collections on the One & Two International Place Loan and the 450
West 33rd Street Loan to or on behalf of the Trust Fund. The servicing arrangements under the 2005-C17 Pooling Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and
Servicing Agreement.

     In that regard:

     o    Wachovia Bank, National Association is the 2005-C17 Master Servicer
          under the 2005-C17 Pooling Agreement and the special servicer under the 2005-C17 Pooling Agreement (the "2005-C17 Special Servicer") with respect to each of the mortgage loans serviced under the 2005-C17
          Pooling Agreement is Allied Capital Corporation.

     o    The 2005-C17 Trustee is Wells Fargo Bank, N.A. (the "2005-C17
          Trustee"), who will be the mortgagee of record for the One & Two
          International Place Loan and the 450 West 33rd Street Loan.

     o    The Master Servicer, the Special Servicer, the Trustee or the Fiscal
          Agent under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2005-C17 Master Servicer, the 2005-C17 Special Servicer or the 2005-C17 Trustee or (b) except as described below, make servicing advances with respect to the One & Two
          International Place Loan or the 450 West 33rd Street Loan. The
          obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the One & Two International Place Loan and the 450 West 33rd Street
          Loan is dependent on its receipt of the corresponding information and collection from the 2005-C17 Master Servicer or the 2005-C17 Special
          Servicer.

     o    Pursuant to the 2005-C17 Pooling Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the One &
          Two International Place Loan or the 450 West 33rd Street Loan will be generally the same as under the Pooling and Servicing Agreement.

     o    The Master Servicer will be required to make P&I Advances with respect to the One & Two International Place Loan and the 450 West 33rd Street
          Loan that the 2005-C17 Master Servicer is required but fails to make, unless the 2005-C17 Master Servicer or the Master Servicer, after receiving the necessary information from the 2005-C17 Master Servicer, has determined that such advance would not be recoverable from collections on the One & Two International Place Loan or the 450 West
          33rd Street Loan.

                                     S-199

     o    If the 2005-C17 Master Servicer determines that a servicing advance it made with respect to the One & Two International Place Loan or the 450
          West 33rd Street Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing
Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage
Loan (and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.04% to 0.08%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.04052% per annum. The
Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related
Intercreditor Agreement. Otherwise, all references in this Section to "Mortgage
Loans" will include the Companion Loans unless otherwise specified.

     The One & Two International Place Loan and the 450 West 33rd Street Loan
will be serviced by the 2005-C17 Master Servicer.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due
Date in any Collection Period, the amount of interest (net of related Master
Servicing Fees and, if applicable, Additional Interest) that accrues on the
Mortgage Loan during such Collection Period will be less (such shortfall, a
"Prepayment Interest Shortfall") than the amount of interest (net of related
Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date.
If such a principal prepayment occurs during any Collection Period after the
Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a
"Prepayment Interest Excess") the amount of interest (net of related Master
Servicing Fees, and without regard to any Prepayment Premium or Yield
Maintenance Charge actually collected) that would have been collected on the
Mortgage Loan during such Collection Period if the borrower had not prepaid.
Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each
Distribution Date, the Master Servicer is required to deposit into the
Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan not owned by the Trust Fund) that was subject to a voluntary
Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.02% per
annum) received by the Master Servicer during such Collection Period on such
Mortgage Loan and (b) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing
Fee on the applicable Mortgage Loan for such Collection Period. Compensating
Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO
Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees.

                                     S-200

The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing
Fee Rate") equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such
Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be.
However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the certificate account. The Special
Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO
Mortgage Loan) will cease to accrue if such loan (or the related REO Property)
is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special
Servicer is entitled to a "Liquidation Fee" with respect to each Specially
Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a
Mortgage Loan Seller (as described under "DESCRIPTION OF THE MORTGAGE POOL--
Assignment of the Mortgage Loans; Repurchases and Substitutions" and
"--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement) if purchased within the required time period set forth in the related Mortgage Loan Purchase Agreement, (ii) by the Master Servicer,
the Special Servicer, the Majority Subordinate Certificateholder or the
purchasing Certificateholder as described under "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement or (iii) in certain other limited circumstances, including in connection with the purchase of the
Co-Lender Loans as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender
Loans" in this prospectus supplement. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the
Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan,
but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer and/or the
Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances,
Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master
Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust
Fund Expenses (other than Special Servicing Fees, Workout Fees and/or
Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or
REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

                                     S-201

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage
Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred.
See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of
Expenses" in the prospectus.

     As and to the extent described in this prospectus supplement under
"DESCRIPTION OF THE CERTIFICATES--P&I Advances", each of the Master Servicer, the Trustee and the Fiscal Agent is entitled to receive interest, at the
Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the
Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account.
In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan
(other than the One & Two International Place Loan and the 450 West 33rd Street
Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of
Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i)
affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges)
payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such
Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such
Mortgage Loan is equal to or in excess of 5% of then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten
largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B)
equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage
Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related
Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

                                     S-202

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the One & Two International Place Loan and the
450 West 33rd Street Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan,
including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to
Certificateholders on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the
Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the
Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original
Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any
Class of Certificates (other than any Class X-C or Class X-P Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage
Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv)
defer interest due on any Mortgage Loan in excess of 10% of the Stated
Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under
"--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master
Servicer, the Controlling Class Representative and the Rating Agencies and,
with respect to the Co-Lender Loans (other than the One & Two International
Place Loan and the 450 West 33rd Street Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special
Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders;
Available Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan, the
One & Two International Place Loan and/or the 450 West 33rd Street Loan and
subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii)
approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv)
approving certain modifications in connection with a defeasance permitted by the terms of the applicable mortgage loan documents and (v) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

     Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust as

                                     S-203

holder of the Co-Lender Loan and certain Companion Loans, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor
Agreement.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, and other than with respect to the
One & Two International Place Loan and the 450 West 33rd Street Loan, the
Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special
Servicer is not permitted to take any of the following actions as to which the
Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any actual or proposed foreclosure upon or comparable conversion
     (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of any term of the related Mortgage
     Loan Documents of a Mortgage Loan that relates to the Maturity Date,
     Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield
     Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

          (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under
     "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under
     "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

          (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

          (ix) any termination of the related property manager for Mortgage
     Loans having an outstanding principal balance of greater than $5,000,000;

          (x) any termination of, or modification of, any applicable franchise agreements related to any Mortgage Loan secured by a hotel;

          (xi) any determination to allow a borrower not to maintain terrorism insurance; and

          (xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

     In addition, the Controlling Class Representative may direct the Special
Servicer to take, or to refrain from taking, such other actions as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special
Servicer's obligation to act in accordance with the Servicing Standard, or (ii)
expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee
to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing

                                     S-204

Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. Hyperion Capital Management, Inc., or an
affiliate of the Special Servicer, will be the initial Controlling Class
Representative.

     Pursuant to the 2005-C17 Pooling Agreement and the Pari Passu Loan
Intercreditor Agreements, with respect to the Pari Passu Loans, the Controlling
Class Representative will generally share with the controlling class representative under the 2005-C17 Pooling Agreement (the "2005-C17 Controlling
Class Representative") the rights given to the 2005-C17 Controlling Class
Representative under the 2005-C17 Pooling Agreement to direct the 2005-C17
Master Servicer and/or 2005-C17 Special Servicer with respect to the servicing of the related Pari Passu Loan and the related Pari Passu Companion Loan. In general, in the event that the 2005-C17 Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to a Pari Passu Loan, the 2005-C17 Controlling Class Representative
will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event that the 2005-C17 Controlling
Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the related Pari Passu Loan
Intercreditor Agreement and the 2005-C17 Pooling Agreement provide that the
2005-C17 Controlling Class Representative and the Controlling Class
Representative will contract with a third party designated under the related
Pari Passu Loan Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the 2005-C17 Controlling
Class Representative and the Controlling Class Representative in accordance with the related Pari Passu Loan Intercreditor Agreement.

     Notwithstanding the rights of the Controlling Class Representative detailed above, the holder of a Mezz Cap Companion Loan may exercise certain approval rights relating to a modification of the related Mezz Cap Loan or such
Mezz Cap Companion Loan that materially and adversely affects the holder of such Mezz Cap Companion Loan prior to the expiration of the related repurchase period. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Mezz Cap
Loans--Servicing Provisions of the Mezz Cap Intercreditor Agreements" in this prospectus supplement.

     Limitation on Liability of the Controlling Class Representative. The
Controlling Class Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to a
Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the
Certificates; and each Certificateholder agrees to take no action against the
Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class
Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a Mortgage Loan (other than the One & Two International Place
Loan and the 450 West 33rd Street Loan) becomes a Defaulted Mortgage Loan, the
Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i)
that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its
Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment,

                                     S-205

the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage
Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a
Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the
Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan) (the
"Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price
(the "Option Price") equal to (i) the outstanding principal balance of the
Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special
Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the
Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority
Subordinate Certificateholder or any assignee thereof within 60 days of a
Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate
Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted
Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage
Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted
Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, the Trustee will be required to determine if the
Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing
Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the

                                     S-206

calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust
Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special
Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the
Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO
Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master
Servicer, Special Servicer, Majority Subordinate Certificateholder, any
independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing
Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust
Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii)
the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer
or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to
the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special
Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate
Account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the One & Two International Place Loan or the
450 West 33rd Street Loan) as soon as practicable after the related Mortgage
Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.00x the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special
Servicer or the Master Servicer, as the case may be, and received in the
Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2006, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged
Property related to the One & Two International Place Loan or the 450 West 33rd
Street Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a
Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan is required
(and, in the case of the Master Servicer, at its expense) to inspect or cause to be inspected the Mortgaged Property

                                     S-207

every calendar year and with respect to each Mortgaged Property securing a
Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year;
provided that the Master Servicer is not obligated to inspect any Mortgaged
Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer with respect to Specially Serviced Mortgage Loans and
REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the One &
Two International Place Loan or the 450 West 33rd Street Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the
Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master
Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to
Certificateholders; Available Information" in this prospectus supplement.

                                     S-208

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-C18 (the "Certificates") will be issued pursuant to a pooling and servicing agreement, dated as of May 1, 2005, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent (the "Pooling and Servicing Agreement"). The Certificates
represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund;
(iii) such funds or assets as from time to time are deposited in the
Certificate Account, the Distribution Account, the REO accounts, the Additional
Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve
Account (see "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate
Account" in the prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage
Loan Seller regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class")
designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4
and Class A-1A Certificates (collectively, the "Class A Certificates"); (ii)
the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
(collectively, the "Subordinate Certificates" and, together with the Class A
Certificates, the "Sequential Pay Certificates"); (iii) the Class X-C and Class
X-P Certificates (together, the "Class X Certificates" and, together with the
Sequential Pay Certificates, the "REMIC Regular Certificates"; (iv) the Class
R-I and Class R-II Certificates (collectively, the "REMIC Residual
Certificates"); and (v) the Class Z Certificates.

     Only the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class
A-J, Class B, Class C and Class D Certificates (collectively, the "Offered
Certificates") are offered by this prospectus supplement. The Class A-1A, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P, Class X-C and Class X-P Certificates (collectively, the
"Non-Offered Certificates"), the Class Z Certificates and the REMIC Residual
Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered by this prospectus supplement. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the
REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Offered
Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through
DTC (in the United States) or Clearstream Banking, societe anonyme
("Clearstream") or Euroclear Bank S.A./N.V., as operator (the "Euroclear
Operator") of the Euroclear System (the "Euroclear System") (in Europe) if they are participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and
Euroclear Operator will hold omnibus positions on behalf of the Clearstream
Participants and the Euroclear Participants, respectively, through customers'
securities accounts in the name of Clearstream and Euroclear Operator on the books of the respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the
Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code and a "clearing agency" registered pursuant to Section 17A of

                                     S-209

the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, the Euroclear
Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream
Participant or Euroclear Participant on such business day. Cash received in
Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC
Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the
Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing
Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered
Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the
Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to
Indirect Participants, Clearstream, the Euroclear Operator or holders of
Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered
Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

                                     S-210

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the
Master Servicer, the Trustee or the Fiscal Agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream
Participants through electronic book-entry changes in accounts of Clearstream
Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by
Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System and applicable
Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this prospectus supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the
Underwriters takes any responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Subject to a permitted variance of plus or minus 5.0%, the respective
Classes of Sequential Pay Certificates described below will have the
Certificate Balances representing the approximate percentage of the Cut-Off
Date Pool Balance as set forth in the following table:

                                                  CLOSING DATE    PERCENTAGE OF
                                                   CERTIFICATE    CUT-OFF DATE
CLASS OF CERTIFICATES                                BALANCE      POOL BALANCE
-----------------------------------------------  --------------  --------------
Class A-1 Certificates ........................  $ 41,041,000         2.920%
Class A-2 Certificates ........................  $122,149,000         8.692%
Class A-3 Certificates ........................  $174,126,000        12.390%
Class A-PB Certificates .......................  $ 81,472,000         5.797%
Class A-4 Certificates ........................  $616,552,000        43.871%
Class A-1A Certificates .......................  $ 88,957,000         6.330%
Class A-J Certificates ........................  $ 89,592,000         6.375%
Class B Certificates ..........................  $ 31,621,000         2.250%
Class C Certificates ..........................  $ 12,297,000         0.875%
Class D Certificates ..........................  $ 28,107,000         2.000%
Non-Offered Certificates (other than the
 Class A-1A Certificates) .....................  $119,457,542         8.500%

     The "Certificate Balance" of any Class of Sequential Pay Certificates
outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable

                                     S-211

to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay
Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution
Date, and further by any Realized Losses and Additional Trust Fund Expenses
actually allocated to such Class of Certificates on such Distribution Date.

     The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount
(each, a "Notional Amount") of the related Class of Class X-C and Class X-P
Certificates. On each Distribution Date, the Notional Amount of the Class X-C
Certificates generally will be equal to the aggregate outstanding Certificate
Balances of the Sequential Pay Certificates on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately
$1,405,371,542 (subject to a permitted variance of plus or minus 5.0%).

     The Notional Amount of the Class X-P Certificates will generally equal:

          (i) until the Distribution Date in November 2005, the sum of (a) the
     lesser of $40,268,000 and the Certificate Balance of the Class A-1
     Certificates, (b) the lesser of $88,782,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class
     C, Class D, Class E, Class F, Class G and Class H Certificates;

          (ii) after the Distribution Date in November 2005, through and including the Distribution Date in May 2006, the sum of (a) the lesser of
     $39,247,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $88,542,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate Certificate Balances of the Class A-2,
     Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G and Class H Certificates;

          (iii) after the Distribution Date in May 2006, through and including the Distribution Date in November 2006, the sum of (a) the lesser of
     $16,301,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $86,734,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate Certificate Balances of the Class A-2,
     Class A-3, Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G and Class H Certificates;

          (iv) after the Distribution Date in November 2006, through and including the Distribution Date in May 2007, the sum of (a) the lesser of
     $111,046,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $84,649,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate Certificate Balances of the Class A-3,
     Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class
     F, Class G and Class H Certificates;

          (v) after the Distribution Date in May 2007, through and including the
     Distribution Date in November 2007, the sum of (a) the lesser of
     $83,493,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $82,520,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-3,
     Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class
     F, Class G and Class H Certificates;

          (vi) after the Distribution Date in November 2007, through and including the Distribution Date in May 2008, the sum of (a) the lesser of
     $56,613,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $80,447,000 and the Certificate Balance of the Class A-1A
     Certificates, and (c) the aggregate Certificate Balances of the Class A-3,
     Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class
     F and Class G Certificates and (d) the lesser of $18,866,000 and the
     Certificate Balance of the Class H Certificates;

          (vii) after the Distribution Date in May 2008, through and including the Distribution Date in November 2008, the sum of (a) the lesser of
     $27,511,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $78,372,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-3,
     Class A-PB, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class
     F and Class G Certificates and (d) the lesser of $5,633,000 and the
     Certificate Balance of the Class H Certificates;

                                     S-212

          (viii) after the Distribution Date in November 2008, through and including the Distribution Date in May 2009, the sum of (a) the lesser of
     $173,147,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $76,348,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-PB,
     Class A-4, Class A-J, Class B, Class C, Class D, Class E and Class F
     Certificates and (d) the lesser of $5,136,000 and the Certificate Balance of the Class G Certificates;

          (ix) after the Distribution Date in May 2009, through and including the Distribution Date in November 2009, the sum of (a) the lesser of
     $134,139,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $74,368,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-PB,
     Class A-4, Class A-J, Class B, Class C, Class D and Class E Certificates
     and (d) the lesser of $12,107,000 and the Certificate Balance of the Class
     F Certificates;

          (x) after the Distribution Date in November 2009, through and including the Distribution Date in May 2010, the sum of (a) the lesser of
     $25,849,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $50,724,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-PB,
     Class A-4, Class A-J, Class B, Class C, Class D and Class E Certificates
     and (d) the lesser of $252,000 and the Certificate Balance of the Class F
     Certificates;

          (xi) after the Distribution Date in May 2010, through and including the Distribution Date in November 2010, the sum of (a) the lesser of
     $8,471,000 and the Certificate Balance of the Class A-3 Certificates, (b)
     the lesser of $49,456,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the lesser of $74,347,000 and the Certificate Balance of the Class A-PB Certificates, (d) the aggregate Certificate Balances of the
     Class A-4, Class A-J, Class B, Class C and Class D Certificates and (e) the
     lesser of $3,995,000 and the Certificate Balance of the Class E
     Certificates;

          (xii) after the Distribution Date in November 2010, through and including the Distribution Date in May 2011, the sum of (a) the lesser of
     $59,013,000 and the Certificate Balance of the Class A-PB Certificates, (b)
     the lesser of $48,226,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-4,
     Class A-J, Class B and Class C Certificates and (d) the lesser of
     $22,235,000 and the Certificate Balance of the Class D Certificates;

          (xiii) after the Distribution Date in May 2011, through and including the Distribution Date in November 2011, the sum of (a) the lesser of
     $36,000,000 and the Certificate Balance of the Class A-PB Certificates, (b)
     the lesser of $42,057,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-J,
     Class B and Class C Certificates and (d) the lesser of $12,740,000 and the
     Certificate Balance of the Class D Certificates;

          (xiv) after the Distribution Date in November 2011, through and including the Distribution Date in May 2012, the sum of (a) the lesser of
     $491,656,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $40,962,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate Certificate Balances of the Class A-J,
     Class B and Class C Certificates and (d) the lesser of $3,778,000 and the
     Certificate Balance of the Class D Certificates; and

          (xv) after the Distribution Date in May 2012, $0.

     The initial Notional Amount of the Class X-P Certificates will be
$1,355,235,000.

     The Certificate Balance of any Class of Sequential Pay Certificates may be
increased by the amount, if any, of Certificate Deferred Interest added to such
Class Certificate Balance. With respect to any Mortgage Loan as to which the
Mortgage Rate has been reduced through a modification on any Distribution Date,
"Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount,
"Certificate Deferred Interest"). With respect to the Sequential

                                     S-213

Pay Certificates, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2,
Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates, which amounts shall be applied pro rata (based on remaining Class Certificate Balances) to such Classes). The Certificate Balance of each Class of Sequential Pay
Certificates to which Certificate Deferred Interest has been so allocated on a
Distribution Date will be increased by the amount of Certificate Deferred
Interest. Any increase in the Certificate Balance of a Class of Sequential Pay
Certificates will result in an increase in the Notional Amount of the Class X-C
Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G or Class H
Certificates and subject to the limits described in the description of the
Notional Amount of the Class X-P Certificates above, the Class X-P
Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or
Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the
REMIC Regular Certificates. It is not anticipated that any such portion of the
Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional
Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4, Class A-J, Class B, Class C and Class D Certificates for
each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement. Each of the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

     The Pass-Through Rate applicable to the Class X-C Certificates for the
initial Distribution Date will equal approximately     % per annum.

     The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective
Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-C Components") of the Class X-C
Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class
X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under
"--Certificate Balances and Notional Amounts" above as being part of the
Notional Amount of the Class X-P Certificates immediately prior to any
Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the
remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in May 2012, the "Class X-C Strip Rate" for each Class
X-C Component will be calculated as follows:

     (1)  if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate
          Balance does not, in whole or in part, also constitute a Class X-P
          Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for the Distribution Date, over
          (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

                                     S-214

     (2)  if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay
          Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage
          Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of
          Sequential Pay Certificates;

     (3)  if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay
          Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-P Component immediately prior to the
          Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
          the Distribution Date, over (b) the sum of (i) the Class X-P Strip
          Rate for the applicable Class X-P Component, and (ii) the Pass-Through
          Rate in effect for the Distribution Date for the applicable Class of
          Sequential Pay Certificates; and

     (4)  if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate
          Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class
          X-C Strip Rate will equal the excess, if any, of (a) the Weighted
          Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P
          Component, and (ii) the Pass-Through Rate in effect for the
          Distribution Date for the applicable Class of Sequential Pay
          Certificates.

     For each Distribution Date after the Distribution Date in May 2012, the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable Class
X-C Strip Rate with respect to each such Class X-C Component for each
Distribution Date will equal the excess, if any, of (a) the Weighted Average
Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay
Certificates.

     The Pass-Through Rate applicable to the Class X-P Certificates for the
initial Distribution Date will equal approximately     % per annum.

     The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective
Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-P Components") of the Class X-P
Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of
Sequential Pay Certificates. If all or a designated portion of the Certificate
Balance of any Class of Sequential Pay Certificates is identified under
"--Certificate Balances and Notional Amounts" above as being part of the
Notional Amount of the Class X-P Certificates immediately prior to any
Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each
Distribution Date through and including the Distribution Date in May 2012, the
"Class X-P Strip Rate" for each Class X-P Component included in the Notional
Amount of the Class X-P Certificates will equal (x) the lesser of (1) the
Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex C to this prospectus supplement for such
Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

     After the Distribution Date in May 2012, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance
(or, in the case of the Class X Certificates, the respective Notional Amount)
of such Class of Certificates immediately following the Distribution Date in such Interest

                                     S-215

Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any
Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the
commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date; provided that, for the purpose of determining the Weighted
Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such
Mortgage Loan will be calculated without regard to such event. The "Net
Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage
Rate in effect for such Mortgage Loan, minus (y) the applicable Administrative
Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no
Mortgage Loan accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage
Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest
(other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, the Mortgage Rate in effect during (a)
December of each year that does not immediately precede a leap year, and
January of each year will be the per annum rate stated in the related Mortgage
Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated
Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a)
reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such
Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b)
increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The
Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed
Reimbursement Amounts, and such amount has not been included as part of the
Principal Distribution Amount, such amount shall not reduce the Stated
Principal Balance (other than for purposes of computing the Weighted Average
Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the
Stated Principal Balance shall equal the unpaid principal balance of such
Companion Loan.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such
Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period. The

                                     S-216

"Determination Date" will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in June 2005.

DISTRIBUTIONS

     General. Except as described below with respect to the Class Z
Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate
(determined without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first
Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in June 2005.

     The Available Distribution Amount.  The aggregate amount available for distributions of interest and principal to Certificateholders (other than Class
R-I, Class R-II and Class Z Certificateholders) on each Distribution Date (the
"Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the
     Mortgage Loans and any REO Properties by the Master Servicer as of the
     close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

              (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

              (ii) any Prepayment Premiums and Yield Maintenance Charges;

              (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or
          Companion Loans;

              (iv) any amounts deposited in the Certificate Account in error;

              (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

              (vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest
          Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

          (b) all P&I Advances made by the Master Servicer, the Trustee or the
     Fiscal Agent with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensation Interest
     Payment made on any Companion Loan); and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in
     February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve
     Account in respect of each Mortgage Loan.

                                     S-217

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and
Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in
this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" in the accompanying prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See
"--Distributions--Allocation of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement.

     All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

     Interest Reserve Account. The Trustee will establish and maintain an
"Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate
Account and deposited to the Interest Reserve Account in respect of each
Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an
Actual/360 basis an amount equal to one day's interest at the related Mortgage
Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each
Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each
Distribution Date occurring in March, or in the event the final Distribution
Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Certificate Account. The Master Servicer will establish and will maintain a "Certificate Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account will be used to make distributions on the
Certificates.

     Distribution Account. The Trustee will establish and will maintain a
"Distribution Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available
Distribution Amount will be used to make distributions on the Certificates.

     Gain-on-Sale Reserve Account. The Trustee will establish and will maintain a "Gain-on-Sale Reserve Account" in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged
Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future
Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution
Date, an amount equal to the Additional Interest received in respect of the
Mortgage Loans during the related Collection Period will be deposited into the
Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will (except as otherwise described under "--Termination"
below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     (1)  concurrently, to distributions of interest (i) from the portion of the
          Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1
          Certificates, Class A-2 Certificates, Class A-3 Certificates, Class
          A-PB

                                     S-218

          Certificates and Class A-4 Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution
          Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable
          Certificate Interest in respect of such Class of Certificates on such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available
          Distribution Amount for such Distribution Date relating to the entire
          Mortgage Pool, to the holders of the Class X-C Certificates and the
          Class X-P Certificates, pro rata, in accordance with the amounts of
          Distributable Certificate Interest in respect of such Classes of
          Certificates on such Distribution Date, in an amount equal to all
          Distributable Certificate Interest in respect of such Classes of
          Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the
          Available Distribution Amount will be allocated among the above
          Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate
          Interest in respect of such Classes of Certificates on such
          Distribution Date, in an amount equal to all Distributable Certificate
          Interest in respect of each such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (2)  to distributions of principal to the holders of the Class A-PB
          Certificates, in an amount equal to the Loan Group 1 Principal
          Distribution Amount for such Distribution Date and, after the Class
          A-1A Certificates have been retired, the Loan Group 2 Principal
          Distribution Amount remaining after payments to the Class A-1A
          Certificates have been made on such Distribution Date, until the
          Certificate Balance of the Class A-PB Certificates is reduced to the
          Class A-PB Planned Principal Balance set forth on Annex D to this prospectus supplement;

     (3)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates as set
          forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates)
          equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

     (4)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates and the
          Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the holders of the Class A-2
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1
          Certificates on such Distribution Date;

     (5)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-PB Certificates, the
          Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates)
          equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A

                                     S-219

          Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
          Certificates, the Class A-1 Certificates and the Class A-2
          Certificates on such Distribution Date;

     (6)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-1, Class A-2, Class A-3
          and Class A-PB Certificates as set forth in clauses (2), (3), (4) and
          (5) above, to distributions of principal to the holders of the Class
          A-PB Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
          the Class A-2 Certificates and the Class A-3 Certificates on such
          Distribution Date;

     (7)  after distributions of principal have been made from the Loan Group 1
          Principal Distribution Amount to the Class A-1, Class A-2, Class A-3
          and Class A-PB Certificates as set forth in clauses (2), (3), (4), (5)
          and (6) above, to distributions of principal to the holders of the
          Class A-4 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
          Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
          the Class A-2 Certificates and the Class A-3 Certificates on such
          Distribution Date;

     (8)  to distributions of principal to the holders of the Class A-1A
          Certificates in an amount (not to exceed the then outstanding
          Certificate Balance of the Class A-1A Certificates) equal to the Loan
          Group 2 Principal Distribution Amount for such Distribution and, after the Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4
          Certificates have been retired, the Loan Group 1 Principal
          Distribution Amount remaining after payments to the Class A-PB
          Certificates, Class A-1 Certificates, Class A-2 Certificates, Class
          A-3 Certificates and the Class A-4 Certificates have been made on such
          Distribution Date;

     (9)  to distributions to the holders of the Class A-1 Certificates, Class
          A-2 Certificates, Class A-3 Certificates, Class A-PB Certificates,
          Class A-4 Certificates and Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and
          Additional Trust Fund Expenses, if any, previously allocated to such
          Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

     (10) to distributions of interest to the holders of the Class A-J
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (11) after the Class A Certificates have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount
          (not to exceed the then outstanding Certificate Balance of the Class
          A-J Certificates) equal to the Principal Distribution Amount for such
          Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3
          Certificates, Class A-PB Certificates, Class A-4 Certificates and/or
          Class A-1A Certificates on such Distribution Date;

     (12) to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (13) to distributions of interest to the holders of the Class B
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-220

     (14) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (15) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (16) to distributions of interest to the holders of the Class C
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (17) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (18) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (19) to distributions of interest to the holders of the Class D
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (20) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (21) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (22) to distributions of interest to the holders of the Class E
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (23) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (24) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (25) to distributions of interest to the holders of the Class F
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-221

     (26) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (27) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (28) to distributions of interest to the holders of the Class G
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (29) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (30) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (31) to distributions of interest to the holders of the Class H
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (32) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (33) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (34) to distributions of interest to the holders of the Class J
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (35) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (36) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (37) to distributions of interest to the holders of the Class K
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-222

     (38) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (39) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (40) to distributions of interest to the holders of the Class L
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (41) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (42) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (43) to distributions of interest to the holders of the Class M
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (44) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (45) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (46) to distributions of interest to the holders of the Class N
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (47) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (48) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (49) to distributions of interest to the holders of the Class O
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-223

     (50) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (51) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received;

     (52) to distributions of interest to the holders of the Class P
          Certificates in an amount equal to all Distributable Certificate
          Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (53) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates)
          equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of
          Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (54) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust
          Fund Expenses, if any, previously allocated to such Class of
          Certificates and for which no reimbursement has previously been received; and

     (55) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution
          Amount remaining after the distributions to be made on such
          Distribution Date as described in clauses (1) through (54) above;

provided that, on each Distribution Date, if any, after the aggregate of the
Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund
Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clauses (3), (4), (5), (6), (7) and (8)
above with respect to the Class A-1 Certificates, the Class A-2 Certificates,
the Class A-3 Certificates, the Class A-PB Certificates, the Class A-4
Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of
Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" equals with respect to each Class of Sequential Pay Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such
Class of Certificates for such Distribution Date, reduced (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for
such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate
Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest
allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential
Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such
Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Component Principal Balance, as applicable, outstanding immediately prior to such Distribution Date. The "Accrued
Certificate Interest" in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P
Certificates, as the case may be, outstanding immediately prior to such
Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

                                     S-224

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of REMIC Regular Certificates
(other than the Class X Certificates) will equal the product of (a) such Net
Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all
Classes of REMIC Regular Certificates (other than the Class X Certificates) for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer's related Compensating Interest
Payment for such Distribution Date, will reduce the Distributable Certificate
Interest as described above.

     With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan and, second, to the related Mortgage Loan (and any related Pari Passu Companion Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage
Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This allocation will cause a Prepayment Interest Shortfall with respect to the One & Two International
Place Whole Loan to be allocated pro rata between the One & Two International
Place Pari Passu Loan and the One & Two International Place Loan, with any
Prepayment Interest Shortfall allocated to the One & Two International Place
Loan, net of amounts payable by the Master Servicer, to be included in the Net
Aggregate Prepayment Interest Shortfall. Further, a Prepayment Interest
Shortfall with respect to the 450 West 33rd Street Loan will be allocated pro rata between the 450 West 33rd Street Pari Passu Loan and the 450 West 33rd
Street Loan with any Prepayment Interest Shortfall allocated to the 450 West
33rd Street Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

     Principal Distribution Amount. So long as both the Class A-4 and Class
A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis
(with respect to Loan Group 1, the "Loan Group 1 Principal Distribution Amount"
and with respect to Loan Group 2, the "Loan Group 2 Principal Distribution
Amount", respectively). On each Distribution Date after the Certificate
Balances of either the Class A-4 Certificates or Class A-1A Certificates has
been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer, the Trustee, the Fiscal Agent or the 2005-C17
Master Servicer, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments
     (other than Balloon Payments) and of any Assumed Scheduled Payments due or
     deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee, the
     Fiscal Agent or the 2005-C17 Master Servicer, as applicable, prior to such
     Collection Period;

          (b) the aggregate of all principal prepayments received on the
     Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

          (c) with respect to any Mortgage Loan in such Loan Group or the
     Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related
     Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any
     Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such
     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the

                                     S-225

     Mortgage Pool, as applicable in the Mortgage Pool, and Substitution
     Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the
     Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a
     Balloon Payment) due, or of the principal portion of any Assumed Scheduled
     Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Loan Group 1 Principal
     Distribution Amount, the Loan Group 2 Principal Distribution Amount and the
     Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     Class A-PB Planned Principal Balance. The "Class A-PB Planned Principal
Balance" for any Distribution Date is the balance shown for such Distribution
Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions.
Based on these assumptions, the Certificate Balance of the Class A-PB
Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table
Assumptions. Therefore, there can be no assurance that the balance of the Class
A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the
Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates,
Class A-2 Certificates, and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as
applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon
Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled

                                     S-226

Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such
Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any
REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due
Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of
Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property
(other than the Mortgaged Property related to the One & Two International Place
Loan or the 450 West 33rd Street Loan) may be acquired as part of the Trust
Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related
Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund
Expenses to the Certificates, and (iii) the amount of Trustee Fees and
Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property
(net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such
Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the
definitions of "Principal Distribution Amount" and "Weighted Average Net
Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").
For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans or a related Companion Loan, if applicable.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the
event a borrower is required to pay any Prepayment Premium or Yield Maintenance
Charge, the amount of such payments actually collected (and, in the case of a
Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the
Offered Certificates and the Class A-1A, Class E, Class F, Class G and Class H
Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a
Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment;
provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time)
of the amount prepaid are considered "Prepayment Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a
Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any
Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the
holders of each Class of Offered Certificates and the Class A-1A, Class E,
Class F, Class G and Class H Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield
Maintenance Charges; (b)

                                     S-227

a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of
Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal
Distribution Amount with respect to the applicable Loan Group for such
Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which a Prepayment Premium or Yield
Maintenance Charge is distributable, the aggregate amount of such Prepayment
Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in May 2012, 5% to the holders of the Class X-P
Certificates and 95% to the holders of the Class X-C Certificates and (b)
thereafter, 100% to the holders of the Class X-C Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates and the Class A-1A, Class E, Class F, Class G and Class H Certificates, will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage
Loan. In the event that there are two or more such US Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and
Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a
Prepayment Premium or Yield Maintenance Charge, or of the collectability of any
Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE
MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement.

     Distributions of Additional Interest. On each Distribution Date, any
Additional Interest collected on an ARD Loan (and, with respect to any
Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A, Class X-C and Class X-P Certificates and each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the
Class A and Class X Certificates of the full amount of Distributable
Certificate Interest payable in respect of such Classes of Certificates on each
Distribution Date, and the ultimate receipt by the holders of each Class of the
Class A Certificates of principal in an amount equal to the entire related
Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-J, Class B, Class C and Class D Certificates of the full amount of
Distributable Certificate Interest payable in respect of such Classes of
Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class D Certificates by means of the subordination of the
Non-Offered Certificates (other than the Class A-1A and the Class X
Certificates), (b) to the holders of the Class C Certificates by means of the subordination of the Class D and the Non-Offered Certificates (other than the
Class A-1A and the

                                     S-228

Class X Certificates), (c) to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D and the Non-Offered
Certificates (other than the Class A-1A and the Class X Certificates), (d) to the holders of the Class A-J Certificates by means of the subordination of the
Class B, Class C, Class D and the Non-Offered Certificates (other than the
Class A-1A and the Class X Certificates) and (e) to the holders of the Class A and Class X Certificates by means of the subordination of the Subordinate
Certificates, will be accomplished by (i) the application of the Available
Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available
Distribution Amount" above and (ii) by the allocation of Realized Losses and
Additional Trust Fund Expenses as described below. Until the first Distribution
Date after the aggregate of the Certificate Balances of the Subordinate
Certificates has been reduced to zero, the Class A-4 Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1,
Class A-2, Class A-3 and Class A-PB Certificates have been reduced to zero, the
Class A-3 Certificates will receive principal payments only after the
Certificate Balance of each of the Class A-1 and A-2 Certificates have been reduced to zero and the Certificate Balance of the Class A-PB Certificates has
been reduced to the Class A-PB Planned Principal Balance, the Class A-2
Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate
Balance of the Class A-PB Certificates has been reduced to the Class A-PB
Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB
Certificates has been reduced to the Class A-PB Planned Principal Balance.
However, after the Distribution Date on which the Certificate Balances of the
Subordinate Certificates have been reduced to zero, the Class A-1, Class A-2,
Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates, to the extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2, Class A-3, Class
A-PB, Class A-4, Class A-1A and Class X Certificates, to the extent such
Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4
and Class A-1A Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount with respect to the related Loan Group for each
Distribution Date in accordance with the priorities described under "--
Distributions--Application of the Available Distribution Amount" above will have the effect of reducing the aggregate Certificate Balance of the Class A-1,
Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates at a
proportionately faster rate than the rate at which the aggregate Stated
Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1, Class A-2, Class A-3, Class A-PB,
Class A-4 and Class A-1A Certificates, the percentage interest in the Trust
Fund evidenced by such Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate
Certificates), thereby increasing, relative to their respective Certificate
Balances, the subordination afforded such Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4 and Class A-1A Certificates by the Subordinate
Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional
Trust Fund Expenses related to all Mortgage Loans (without regard to Loan
Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential
Pay Certificates (in each case, in reduction of their respective Certificate
Balances) as follows, but, with respect to the Classes of Sequential Pay
Certificates, in the aggregate only to the extent the aggregate Certificate
Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class P
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; second, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class M

                                     S-229

Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fifth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
sixth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class J
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; eighth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class F
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; eleventh, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; thirteenth, to the
Class C Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fourteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class A-J Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; and, last, to the
Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
the Class A-PB Certificates, the Class A-4 Certificates and the Class A-1A
Certificates, pro rata, in proportion to their respective outstanding
Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any losses and expenses with respect to the One & Two International Place
Whole Loan will be allocated in accordance with the related Intercreditor
Agreement pro rata to the One & Two International Place Loan and the One & Two
International Place Pari Passu Companion Loan. Any losses and expenses with respect to the 450 West 33rd Street Whole Loan will be allocated in accordance with the related Intercreditor Agreement pro rata to the 450 West 33rd Street
Loan and the 450 West 33rd Street Pari Passu Companion Loan.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The
Realized Loss in respect of a liquidated Mortgage Loan (or related REO
Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage
Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and
(ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional
Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage
Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal
Distribution Amount pursuant to the Pooling and Servicing Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any
Special Servicing Fees, Liquidation Fees or Workout Fees paid to the Special
Servicer, (ii) any interest paid to the Master Servicer, the Trustee and/or the
Fiscal Agent in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the
Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee and/or the Fiscal Agent of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters
Regarding the Trustee" in the prospectus, certain indemnities and reimbursements to the

                                     S-230

Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters
Regarding the Master Servicer and the Depositor" in the prospectus (the Special
Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited
Transactions Tax and Other Taxes" in the prospectus and "SERVICING OF THE
MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase Option" in
this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered
Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to
Certificateholders (or paid to any other Person pursuant to the Pooling and
Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments)
and any Assumed Scheduled Payments, net of related Master Servicing Fees, in respect of the Mortgage Loans (other than the One & Two International Place
Loan and the 450 West 33rd Street Loan, as provided below) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the
Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO
Property acquired in respect thereof. However, if the Periodic Payment on any
Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the
Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an
Appraisal Reduction Amount exists with respect to any Required Appraisal Loan
(as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent
Distribution Date for so long as such Appraisal Reduction Amount exists, the
Master Servicer, the Trustee or the Fiscal Agent, as applicable will be required in the event of subsequent delinquencies to advance in respect of such
Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b)
the per annum Pass-Through Rate (i.e., for any month, one twelfth of the
Pass-Through Rate) applicable to the Class of Certificates, to which such
Appraisal Reduction Amount is allocated as described in "--Appraisal
Reductions" below and (ii) the amount of the principal portion of the P&I
Advance that would otherwise be required without regard to this sentence.
Pursuant to the terms of the Pooling and Servicing Agreement, if the Master
Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Pursuant to the terms of the Pooling and Servicing Agreement, if the Trustee fails to make a P&I Advance required to be made, the Fiscal Agent shall then be required to make such P&I Advance, subject to the recoverability standard described below. Neither the Master
Servicer, the Trustee nor the Fiscal Agent will be required to make any P&I
Advances with respect to any Companion Loan. In general, neither the Master
Servicer, the Trustee nor the Fiscal Agent will be required to make any P&I
Advances with respect to the One & Two International Place Loan or the 450 West
33rd Street Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2005-C17 Master Servicer in accordance with the 2005-C17 Pooling
Agreement on generally the same

                                     S-231

terms and conditions as are applicable under the Pooling and Servicing
Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the One & Two International Place Loan and the 450 West
33rd Street Loan may be reduced by an appraisal reduction amount as calculated under the 2005-C17 Pooling Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2005-C17
Master Servicer fails to make a required principal and interest advance on the
One & Two International Place Loan or the 450 West 33rd Street Loan pursuant to the 2005-C17 Pooling Agreement (other than based on a determination that such advance will not be recoverable out of collections on the One & Two
International Place Loan or the 450 West 33rd Street Loan, as the case may be), the Master Servicer will be required to make the P&I Advances on the One & Two
International Place Loan or the 450 West 33rd Street Loan, as the case may be, so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master
Servicer. If the Trustee fails to make the required P&I Advance, the Fiscal
Agent is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. The
Master Servicer, the Trustee and the Fiscal Agent may conclusively rely on the non-recoverability determination of the 2005-C17 Master Servicer. If any principal and interest advances are made with respect to the One & Two
International Place Loan or the 450 West 33rd Street Loan under the 2005-C17
Pooling Agreement or under the Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2005-C17 Pooling Agreement or the Pooling and Servicing
Agreement, as applicable, including in the event that the 2005-C17 Master
Servicer has made a principal and interest advance on the One & Two
International Place Loan or the 450 West 33rd Street Loan that it or the
2005-C17 Special Servicer subsequently determines is not recoverable from expected collections on the One & Two International Place Loan or the 450 West
33rd Street Loan, as applicable, from general collections on all Mortgage Loans in the Trust.

     The Master Servicer (or the Trustee or the Fiscal Agent) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master
Servicer, the Trustee nor the Fiscal Agent is obligated to make any P&I Advance that it determines, in accordance with the Servicing Standard (in the case of the Master Servicer) or its good faith business judgment (in the case of the
Trustee or the Fiscal Agent), would, if made, not be recoverable from Related
Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the
Trustee or the Fiscal Agent) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, each of the Master Servicer, the Trustee and the Fiscal Agent will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a
"Workout-Delayed Reimbursement Amount") out of principal collections in the
Certificate Account. Any amount that constitutes all or a portion of any
Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either
(a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee or the Fiscal Agent) that such
Workout-Delayed Reimbursement Amount would not ultimately be recoverable from
Related Proceeds, or (b) has determined in accordance with the Servicing
Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee or the Fiscal Agent)
that such Workout-Delayed Reimbursement Amount, along with any other
Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately

                                     S-232

be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an
Advance is nonrecoverable) at any time and may obtain at the expense of the
Trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the
Master Servicer, the Trustee and the Fiscal Agent. Any requirement of the
Master Servicer, the Trustee or the Fiscal Agent to make an Advance in the
Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage
Loans. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of
Delinquencies" and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" in the prospectus.

     In connection with the recovery by the Master Servicer, the Trustee or the
Fiscal Agent of any P&I Advance made by it or the recovery by the Master
Servicer, the Trustee or the Fiscal Agent of any reimbursable servicing expense
(which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Trustee or the Fiscal
Agent, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate
Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment.
In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the
Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as
such "prime rate" may change from time to time, accrued on the amount of such
Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the
Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the
Master Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of
Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the
Servicing Standard or contractual duty under the Pooling and Servicing
Agreement and/or with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer, the Trustee or the
Fiscal Agent, as applicable, will be required to give S&P and Moody's at least
15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage
Loans, unless the Master Servicer, the Trustee or the Fiscal Agent, as
applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

     If the Master Servicer, the Trustee or the Fiscal Agent, as applicable, reimburses itself out of general collections on the Mortgage Pool for any
Advance that it has determined is not recoverable out of

                                     S-233

collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any
Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed
Reimbursement Amount (together, in each case, with accrued interest thereon)
will be deemed, to the fullest extent permitted pursuant to the terms of the
Pooling and Servicing Agreement, to be reimbursed first out of the Principal
Distribution Amount otherwise distributable on the applicable Certificates
(prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage
Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any
Advance is determined to be nonrecoverable and to the extent of each
Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed
Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed
Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal
Distribution Amount for the Distribution Date corresponding to the Collection
Period in which this item was recovered will be increased by the lesser of (a)
the amount of the item and (b) any previous reduction in the Principal
Distribution Amount for a prior Distribution Date pursuant to this paragraph.

APPRAISAL REDUCTIONS

     Other than with respect to the One & Two International Place Loan and the
450 West 33rd Street Loan, upon the earliest of the date (each such date, a
"Required Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is
outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage, including an REO Mortgage Loan, a
"Required Appraisal Loan"), the Special Servicer is required to obtain (within
60 days of the applicable Required Appraisal Date) an appraisal of the related
Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a
Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the
Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master
Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate
Account. As a result of any such appraisal, it may be determined that an
"Appraisal Reduction Amount" exists with respect to the related Required
Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan
will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated
Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent,

                                     S-234

all unpaid interest on the Required Appraisal Loan through the most recent Due
Date prior to such Determination Date at a per annum rate equal to the related
Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional
Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal
Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon)
made by or on behalf of the Master Servicer, the Special Servicer, the Trustee
or the Fiscal Agent with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such
Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special
Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal
25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a
Mortgage Loan, the P&I Advance for such Mortgage Loan for the related
Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of entitlement to distribution with respect to such Classes.
See "--P&I Advances" above. With respect to the One & Two International Place
Loan and the 450 West 33rd Street Loan, the appraisal reduction amount will be calculated under the 2005-C17 Pooling Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See "SERVICING OF THE
MORTGAGE LOANS--Servicing of the One & Two International Place Loan and the 450
West 33rd Street Loan" in this prospectus supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay
Certificates in reverse order of payment priorities (except with respect to the
Class A Certificates, to which such Appraisal Reduction Amounts will be allocated pro rata).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.etrustee.net") or by first class mail on each Distribution Date to each Certificateholder:

          (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

             (i) the amount of the distribution to the holders of each Class of
          REMIC Regular Certificates in reduction of the Certificate Balance thereof;

             (ii) the amount of the distribution to the holders of each Class of
          REMIC Regular Certificates allocable to Distributable Certificate
          Interest;

             (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and
          Yield Maintenance Charges;

             (iv) the amount of the distribution to the holders of each Class of
          REMIC Regular Certificates in reimbursement of previously allocated
          Realized Losses and Additional Trust Fund Expenses;

             (v) the Available Distribution Amount for such Distribution Date;

             (vi) (a) the aggregate amount of P&I Advances (including any such advances made on the One & Two International Place Loan or 450 West
          33rd Street Loan under the 2005-C17 Pooling

                                     S-235

          Agreement) made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan
          Group as of the close of business on the related Determination Date;

             (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

             (viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

             (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage
          Pool and each Loan Group as of the close of business on the related
          Determination Date;

             (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent
          Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of
          Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
          (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

             (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above: (a) the loan number thereof, (b) the Stated Principal
          Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

             (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

             (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery
          Determination") was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

             (xiv) the Accrued Certificate Interest in respect of each Class of
          REMIC Regular Certificates for such Distribution Date;

             (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

             (xvi) the Pass-Through Rate for each Class of REMIC Regular
          Certificates for such Distribution Date;

             (xvii) the Principal Distribution Amount, the Loan Group 1
          Principal Distribution Amount and the Loan Group 2 Principal
          Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

             (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses
          incurred during the related Collection Period;

             (xix) the aggregate of all Realized Losses and Additional Trust
          Fund Expenses that were allocated to each Class on such Distribution
          Date;

                                     S-236

             (xx) the Certificate Balance of each Class of REMIC Regular
          Certificates (other than the Class X-C and Class X-P Certificates) and the Notional Amount of the Class X-C and Class X-P Certificates
          immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of
          Realized Losses and Additional Trust Fund Expenses on such
          Distribution Date;

             (xxi) the certificate factor for each Class of REMIC Regular
          Certificates immediately following such Distribution Date;

             (xxii) the aggregate amount of interest on P&I Advances (including any such advances made on the One & Two International Place Loan or
          450 West 33rd Street Loan under the 2005-C17 Pooling Agreement) paid to the Master Servicer, the Trustee or the Fiscal Agent (or the
          2005-C17 Master Servicer, as applicable) with respect to the Mortgage
          Pool and each Loan Group during the related Collection Period;

             (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer, the Trustee and the
          Fiscal Agent with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

             (xxiv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as
          applicable, during the related Collection Period;

             (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination
          Date;

             (xxvi) the original and then current credit support levels for each
          Class of REMIC Regular Certificates;

             (xxvii) the original and then current ratings for each Class of
          REMIC Regular Certificates;

             (xxviii) the aggregate amount of Prepayment Premiums and Yield
          Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

             (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z
          Certificates on such Distribution Date; and

             (xxx) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

          (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in
     electronic form and substance as provided by the Master Servicer and/or the
     Special Servicer) setting forth certain information (with respect to CMSA
     Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the
     Certificates, respectively.

          (d) A "CMSA Reconciliation of Funds Report" setting forth certain information with respect to the Mortgage Loans and the Certificates.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee
prior to each Distribution Date and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the
Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

     (a)  CMSA Delinquent Loan Status Report;

     (b)  CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

     (c)  CMSA Historical Liquidation Report;

     (d)  CMSA REO Status Report;

                                     S-237

     (e)  CMSA Servicer Watch List/Portfolio Review Guidelines;

     (f)  CMSA Operating Statement Analysis Report;

     (g)  CMSA NOI Adjustment Worksheet;

     (h)  CMSA Comparative Financial Status Report;

     (i)  CMSA Loan Level Reserve/LOC Report; and

     (j)  CMSA Advance Recovery Report.

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA")
investor reporting package. Forms of these reports are available at the CMSA's website located at "www.cmbs.org".

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the "Unrestricted Servicer
Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to
Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the
Special Servicer or the Master Servicer to the Trustee prior to the related
Distribution Date. Absent manifest error, none of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable.

     Book-Entry Certificates. Until such time as definitive Offered
Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry
Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry
Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership)
at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its
Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor are required to recognize as
Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution
Date, the Trustee will make available to the general public via its internet website initially located at "www.etrustee.net", (i) the related Distribution
Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File,
CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted
Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and
Servicing Agreement, and (v) any other items at the request of the Depositor.

     In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer
Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling

                                     S-238

and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor.
In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master
Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File
and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged
Person, the Restricted Servicer Reports and the CMSA Property File. For
assistance with the Master Servicer's internet website, investors may call
(800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating
Agency, the Mortgage Loan Seller, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing
Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer.
Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing
Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the
Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an
Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--
Evidence as to Compliance" in the prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence
as to Compliance" in the prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each
Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master
Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to
Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC
Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to

                                     S-239

zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY
CONSIDERATIONS--Weighted Average Life" in this prospectus supplement, which
Distribution Date shall in each case be as follows:

                                                              ASSUMED FINAL
CLASS DESIGNATION                                           DISTRIBUTION DATE
--------------------------------------------------------   ------------------
Class A-1 ..............................................     March 15, 2010
Class A-2 ..............................................      May 15, 2010
Class A-3 ..............................................     April 15, 2012
Class A-PB .............................................   December 15, 2014
Class A-4 ..............................................     April 15, 2015
Class A-J ..............................................     April 15, 2015
Class B ................................................     April 15, 2015
Class C ................................................      May 15, 2015
Class D ................................................      May 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement)
(except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the
Mortgage Loans. Because the rate of principal payments (including prepayments)
on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final
Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final
Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY
CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS" and "DESCRIPTION OF THE TRUST FUNDS" in
the accompanying prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered
Certificates is the Distribution Date in April 2042, the first Distribution
Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of
Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100%
of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii)
in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal

                                     S-240

Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting
Rights) and the denominator of which is equal to the aggregate Certificate
Balances of all Classes of Sequential Pay Certificates, determined as of the
Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the
Controlling Class, the Controlling Class Representative or the Majority
Subordinate Certificateholder. The holders of the Class R-I, Class R-II and
Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related
Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2, Class
A-3, Class A-PB, Class A-4 and Class A-1A Certificates will be treated as one
Class for determining the Controlling Class. In addition, if either the Master
Servicer or the Special Servicer is the holder of any Sequential Pay
Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special
Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the
prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO
Properties, if any, remaining in the Trust Fund by the Master Servicer, the
Special Servicer or any single Certificateholder (so long as such
Certificateholder is not an affiliate of the Depositor or a Mortgage Loan
Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the
Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate
Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and
Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at the office of the Trustee or other registrar for the
Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder of all the Mortgage Loans and all of the
REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans
(other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master
Servicer, the Special Servicer or the Majority Subordinate Certificateholder to
effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage
Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the
Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the
final Distribution Date will be distributed by the Trustee generally as described under "--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding
Certificates (other than the Class Z Certificates and the REMIC Residual
Certificates) for all of the Mortgage Loans and each REO

                                     S-241

Property remaining in the Trust Fund may be made: (i) if the then outstanding
Certificates (other than the Class Z Certificates and the REMIC Residual
Certificates) are held by a single Certificateholder, (ii) after the Class A-1,
Class A-2, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-J, Class B,
Class C and Class D Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the
Mortgage Loans and each REO Property remaining in the Trust Fund, such
Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the
Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

     For purposes of the foregoing provisions relating to termination of the
Trust, with respect to the One & Two International Place Loan and the 450 West
33rd Street Loan, the term REO Property refers to the Trust's beneficial interest in the related REO Property under the 2005-C17 Pooling Agreement.

THE TRUSTEE

     LaSalle Bank National Association (the "Trustee") is acting as trustee pursuant to the Pooling and Servicing Agreement. See "DESCRIPTION OF THE
POOLING AND SERVICING AGREEMENTS--The Trustee," "--Duties of the Trustee,"
"--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the
Trustee" in the accompanying prospectus. As compensation for its services, the
Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The "Trustee Fee" for each Mortgage
Loan and each REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a
360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The
Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing
Agreement. In addition, the Trustee will be entitled to recover from the Trust
Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and
Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the
"REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation
of Owners of REMIC Residual Certificates--Reporting and Other Administrative
Matters" in the prospectus.

     The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional
Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

THE FISCAL AGENT

     ABN AMRO Bank N.V. (the "Fiscal Agent"), a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the
Pooling and Servicing Agreement. In the event that the Master Servicer and the
Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance; provided that the Fiscal Agent will not be obligated to make any advance that it determines to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer or the Trustee, as applicable, that an advance, if made, would be nonrecoverable.
The Fiscal Agent will be entitled to reimbursement for each advance made by it in the

                                     S-242

same manner and to the same extent as, but prior to, the Trustee and the Master
Servicer. The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the
Mortgage Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "-- P&I Advances" in this prospectus supplement. The Fiscal Agent will not be liable except for the performance of such duties and obligations.

                                     S-243

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate
Balance, (iii) the rate, timing and severity of Realized Losses and Additional
Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable
Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment.  The yield to holders of any Offered
Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the
Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-PB Certificates until the Certificate Balance thereof has been reduced to zero and then, to the Class A-4 Certificates until the
Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal
Distribution Amount (and, after the Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution
Date will generally be distributable first to the Class A-1A Certificates.
After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-J, Class B, Class C, Class D and then the Non-Offered
Certificates (other than the Class A-1A, Class X and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of
Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the
Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the
Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, the 2005-C17 Master Servicer or the 2005-C17
Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage
Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-PB, Class
A-4 and Class A-1A Certificates will generally be based upon the particular
Loan Group that the related Mortgage Loan is deemed to be in, the yield on the
Class A-1, Class A-2, Class A-3, Class A-PB and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB
Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the
Mortgage Loans will depend in part on the period of time during which the Class
A-1, Class A-2, Class A-3 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as
applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.
Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class
A-2, Class A-3 and Class A-1A Certificates were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD
Loans

                                     S-244

on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated
Repayment Date. The failure of a borrower to repay the ARD Loans on their
Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing
Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the
Special Servicer, as the case may be, may take action to enforce the Trust
Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     In addition, if the Master Servicer, the Trustee or the Fiscal Agent, as
applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance
(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage
Loans otherwise distributable on the Certificates), thereby reducing the
Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of
Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the
Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates)
while work-outs are negotiated or foreclosures are completed. See "SERVICING OF
THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization
Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
LEASES--Foreclosure" in the prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan
Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1,
Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered
Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower)
than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage
Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the
Mortgage Loans.

     Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate

                                     S-245

Prepayment Interest Shortfalls, generally be borne by the respective Classes of
Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3,
Class A-PB, Class A-4 and Class A-1A Certificates, which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates other than the
Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and Class A-1A
Certificates (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate
Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates,
Class A-3 Certificates, Class A-PB Certificates, Class A-4 Certificates and
Class A-1A Certificates (and the Class X Certificates with respect to shortfalls of interest). As more fully described under "DESCRIPTION OF THE
CERTIFICATES--Distributions--Distributable Certificate Interest" in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates
(other than the Class X Certificates) on a pro rata basis.

     Pass-Through Rate. The yield on the Class A-4, Class A-J, Class B, Class C and Class D Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout
Periods, provisions requiring the payment of Prepayment Premiums, Yield
Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged
Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK
FACTORS--The Mortgage Loans", "--Prepayments Will Affect Your Yield" and
"DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD
CONSIDERATIONS--Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance
Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage
Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related
Collection Period, the effective yield to the holders of the Offered
Certificates will be

                                     S-246

lower than the yield that would otherwise be produced by the applicable
Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION
OF THE CERTIFICATES--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement, if the portion of the Available
Distribution Amount distributable in respect of interest on any Class of
Offered Certificates on any Distribution Date is less than the Distributable
Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent
Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges)
and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class
A-PB, Class A-4, Class A-J, Class B, Class C and Class D Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage
Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan
Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount)
for each Distribution Date will generally be distributable first to reduce the
Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned
Principal Balance, then to the Class A-1 Certificates until the Certificate
Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof has been reduced to zero and then, to the Class A-4 Certificates until the Certificate
Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution
Amount (and, after the Class A-4 Certificates have been retired, any remaining
Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the
Mortgage Pool will generally be distributable entirely in respect of the Class
A-J Certificates, the Class B Certificates, the Class C Certificates and the
Class D Certificates in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate
Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class A-PB, Class
A-4, Class A-J, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB
Certificates, although based on the Table Assumptions (as defined below), the
Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Amount for such
Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution
Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A
Certificates, Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1
Principal Distribution Amount and/or Loan Group 2 Principal

                                     S-247

Distribution Amount, as applicable, will be distributed on the Class A-PB
Certificates until the Certificate Balance of the Class A-PB Certificates is
reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances
(and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the
Mortgage Loans is prepaid in whole or in part before maturity or the
Anticipated Repayment Date, as the case may be. The columns headed "25% CPR",
"50% CPR", "75% CPR" and "100% CPR", respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph
(each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge or prepayment premium is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of
CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay
Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized
Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have
Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an
Actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield
Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage
Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii)
distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in June 2005, and (xiv) the Closing
Date for the sale of the Offered Certificates is May 19, 2005.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated
level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing
Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

                                     S-248

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                                             MAINTENANCE
                                                      OTHERWISE AT INDICATED CPR
                                           ------------------------------------------------
             DISTRIBUTION DATE              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------------ -------- --------- --------- --------- ---------

Initial Date .............................    100       100       100       100       100
05/15/06 .................................     95        95        95        95        95
05/15/07 .................................     86        86        86        86        86
05/15/08 .................................     67        67        67        67        67
05/15/09 .................................     30        30        30        30        30
05/15/10 .................................      0         0         0         0         0
Weighted Average Life (in years) .........   3.31      3.30      3.29      3.28      3.25

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                                             MAINTENANCE
                                                      OTHERWISE AT INDICATED CPR
                                           ------------------------------------------------
             DISTRIBUTION DATE              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------------ -------- --------- --------- --------- ---------

Initial Date .............................    100       100       100       100       100
05/15/06 .................................    100       100       100       100       100
05/15/07 .................................    100       100       100       100       100
05/15/08 .................................    100       100       100       100       100
05/15/09 .................................    100       100       100       100       100
05/15/10 .................................      0         0         0         0         0
Weighted Average Life (in years) .........   4.92      4.91      4.90      4.88      4.73

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                                             MAINTENANCE
                                                      OTHERWISE AT INDICATED CPR
                                           ------------------------------------------------
             DISTRIBUTION DATE              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------------ -------- --------- --------- --------- ---------

Initial Date .............................    100       100       100       100       100
05/15/06 .................................    100       100       100       100       100
05/15/07 .................................    100       100       100       100       100
05/15/08 .................................    100       100       100       100       100
05/15/09 .................................    100       100       100       100       100
05/15/10 .................................    100       100       100       100       100
05/15/11 .................................    100       100       100       100       100
05/15/12 .................................      0         0         0         0         0
Weighted Average Life (in years) .........   6.84      6.83      6.81      6.78      6.57

                                     S-249

     PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-PB
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                                             MAINTENANCE
                                                      OTHERWISE AT INDICATED CPR
                                           ------------------------------------------------
             DISTRIBUTION DATE              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------------ -------- --------- --------- --------- ---------

Initial Date .............................    100       100       100       100       100
05/15/06 .................................    100       100       100       100       100
05/15/07 .................................    100       100       100       100       100
05/15/08 .................................    100       100       100       100       100
05/15/09 .................................    100       100       100       100       100
05/15/10 .................................    100       100       100       100       100
05/15/11 .................................     78        78        78        78        78
05/15/12 .................................     57        54        51        47        23
05/15/13 .................................     36        26        16         8         2
05/15/14 .................................     13         0         0         0         0
05/15/15 .................................      0         0         0         0         0
Weighted Average Life (in years) .........   7.35      7.11      6.97      6.86      6.65

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                                             MAINTENANCE
                                                      OTHERWISE AT INDICATED CPR
                                           ------------------------------------------------
             DISTRIBUTION DATE              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------------ -------- --------- --------- --------- ---------

Initial Date .............................    100       100       100       100       100
05/15/06 .................................    100       100       100       100       100
05/15/07 .................................    100       100       100       100       100
05/15/08 .................................    100       100       100       100       100
05/15/09 .................................    100       100       100       100       100
05/15/10 .................................    100       100       100       100       100
05/15/11 .................................    100       100       100       100       100
05/15/12 .................................    100       100       100       100       100
05/15/13 .................................    100       100       100       100       100
05/15/14 .................................    100       100        98        98        97
05/15/15 .................................      0         0         0         0         0
Weighted Average Life (in years) .........   9.79      9.76      9.73      9.69      9.51

                                     S-250

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-J
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                                             MAINTENANCE
                                                      OTHERWISE AT INDICATED CPR
                                           ------------------------------------------------
             DISTRIBUTION DATE              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------------ -------- --------- --------- --------- ---------

Initial Date .............................    100       100       100       100       100
05/15/06 .................................    100       100       100       100       100
05/15/07 .................................    100       100       100       100       100
05/15/08 .................................    100       100       100       100       100
05/15/09 .................................    100       100       100       100       100
05/15/10 .................................    100       100       100       100       100
05/15/11 .................................    100       100       100       100       100
05/15/12 .................................    100       100       100       100       100
05/15/13 .................................    100       100       100       100       100
05/15/14 .................................    100       100       100       100       100
05/15/15 .................................      0         0         0         0         0
Weighted Average Life (in years) .........   9.91      9.91      9.91      9.91      9.73

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                                             MAINTENANCE
                                                      OTHERWISE AT INDICATED CPR
                                           ------------------------------------------------
             DISTRIBUTION DATE              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------------ -------- --------- --------- --------- ---------

Initial Date .............................    100       100       100       100       100
05/15/06 .................................    100       100       100       100       100
05/15/07 .................................    100       100       100       100       100
05/15/08 .................................    100       100       100       100       100
05/15/09 .................................    100       100       100       100       100
05/15/10 .................................    100       100       100       100       100
05/15/11 .................................    100       100       100       100       100
05/15/12 .................................    100       100       100       100       100
05/15/13 .................................    100       100       100       100       100
05/15/14 .................................    100       100       100       100       100
05/15/15 .................................      0         0         0         0         0
Weighted Average Life (in years) .........   9.91      9.91      9.91      9.91      9.74

                                     S-251

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                                             MAINTENANCE
                                                      OTHERWISE AT INDICATED CPR
                                           ------------------------------------------------
             DISTRIBUTION DATE              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------------ -------- --------- --------- --------- ---------

Initial Date .............................    100       100       100       100       100
05/15/06 .................................    100       100       100       100       100
05/15/07 .................................    100       100       100       100       100
05/15/08 .................................    100       100       100       100       100
05/15/09 .................................    100       100       100       100       100
05/15/10 .................................    100       100       100       100       100
05/15/11 .................................    100       100       100       100       100
05/15/12 .................................    100       100       100       100       100
05/15/13 .................................    100       100       100       100       100
05/15/14 .................................    100       100       100       100       100
05/15/15 .................................      0         0         0         0         0
Weighted Average Life (in years) .........   9.98      9.92      9.91      9.91      9.74

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                                             MAINTENANCE
                                                      OTHERWISE AT INDICATED CPR
                                           ------------------------------------------------
             DISTRIBUTION DATE              0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------------ -------- --------- --------- --------- ---------

Initial Date .............................    100       100       100       100       100
05/15/06 .................................    100       100       100       100       100
05/15/07 .................................    100       100       100       100       100
05/15/08 .................................    100       100       100       100       100
05/15/09 .................................    100       100       100       100       100
05/15/10 .................................    100       100       100       100       100
05/15/11 .................................    100       100       100       100       100
05/15/12 .................................    100       100       100       100       100
05/15/13 .................................    100       100       100       100       100
05/15/14 .................................    100       100       100       100       100
05/15/15 .................................      0         0         0         0         0
Weighted Average Life (in years) .........   9.99      9.99      9.96      9.91      9.74

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered
Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                                     S-252

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft LLP, counsel to the
Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"),
rulings and decisions now in effect or (with respect to the regulations)
proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered
Certificates.

     For federal income tax purposes, two separate REMIC elections ("REMIC I"
and "REMIC II") will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP
will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and
Servicing Agreement, (3) compliance with the 2005-C17 Pooling Agreement and other related documents and any amendments thereto and the continued
qualification of the REMICs formed thereunder and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such
REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--REMICs" in the accompanying prospectus. The portion of the Trust
Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z
Certificates will represent undivided beneficial interests in the related assets. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Grantor
Trust Funds" in the accompanying prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Class   and
Class   Certificates will be treated as having been issued at a premium, and
that the Class    and Class    Certificates will be issued with original issue
discount for federal income tax reporting purposes. Whether any holder of a
Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of
Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the
accompanying prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the
Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See
"MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID
Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and
Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not

                                     S-253

applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate if such Offered Certificate were treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the
Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such
Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 16.6% of the Cut-Off Date
Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with US government obligations.

     A portion of the Prepayment Premiums and Yield Maintenance Charges
actually collected will be distributed to the holders of the Offered
Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or
Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield
Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master
Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and
Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment
Premiums in general.

     The Treasury Department has issued final regulations that make certain modifications to the withholding, backup withholding and information reporting rules. Prospective non-United States investors are urged to consult their tax advisors regarding these regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--REMICs" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Code consequences, each potential investor that is a
Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered
Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to
ERISA or Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of
ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

                                     S-254

     The US Department of Labor has issued individual exemptions to each of the
Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to
Wachovia Corporation, and its subsidiaries and its affiliates, which include
Wachovia Capital Markets, LLC ("Wachovia Securities"), PTE 2000-55 (November
13, 2000) to Countrywide Securities Corporation, PTE 89-90 (October 17, 1989)
to Credit Suisse First Boston LLC ("Credit Suisse First Boston"), PTE 90-29
(May 24, 1990) to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill
Lynch") and PTE 90-59 (September 6, 1990) to Greenwich Capital Markets, Inc.
("Greenwich Capital")) (each, an "Exemption" and collectively, the
"Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of
ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the
Exemptions are satisfied. For purposes of this discussion, the term
"Underwriter" shall include (a) Wachovia Securities, (b) Countrywide Securities
Corporation, (c) Credit Suisse First Boston, (d) Merrill Lynch, (e) Greenwich
Capital, (f) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with
Wachovia Securities, Countrywide Securities Corporation, Credit Suisse First
Boston, Merrill Lynch or Greenwich Capital, and (g) any member of the underwriting syndicate or selling group of which Wachovia Securities,
Countrywide Securities Corporation, Credit Suisse First Boston, Merrill Lynch
and Greenwich Capital or a person described in (f) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions
(certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the
Offered Certificates by a Plan to be eligible for exemptive relief thereunder.
First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard
& Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch")
or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an
Underwriter. The "Restricted Group" consists of each of the Underwriters, the
Depositor, the Master Servicer, the Special Servicer, the Trustee, any
sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any
Underwriter in connection with the distribution or placement of the Offered
Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust
Fund must represent not more than the fair market value of such obligations;
and the sum of all payments made to and retained by the Master Servicer, the
Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing
Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission
under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered
Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates;

                                     S-255

and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the
Offered Certificates in the initial issuance of Certificates between the
Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the
Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, a
sub-servicer or an obligor with respect to Mortgage Loans is a "Party in
Interest," as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of
Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the
acquisition or holding of the Offered Certificate on behalf of an "Excluded
Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section
4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered
Certificates (or such obligor's affiliate) only if, among other requirements
(i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund)
containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the
Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered
Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement
provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the
Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of
Regulation D under the Securities Act. No Plan may purchase

                                     S-256

or hold an interest in any Class of Offered Certificates unless (a) such
Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited
Transaction Class Exemption 95-60.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER
PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT
TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS
WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT

     The Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-J,
Class B and Class C Certificates (the "SMMEA Certificates") will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories of Moody's, S&P or another nationally recognized statistical rating organization. The other Classes of Certificates will not constitute "mortgage related securities" for purposes of SMMEA and as a result, the appropriate characterization of those Classes of Offered Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those Classes of Offered Certificates, are subject to significant interpretive uncertainties. Except as to the status of certain Classes of the Offered Certificates as "mortgage related securities", no representations are made as to the proper characterization of the Offered
Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Wachovia
Securities, Countrywide Securities Corporation, Credit Suisse First Boston,
Merrill Lynch and Greenwich Capital (collectively, the "Underwriters"), the
Depositor has agreed to sell to each of Wachovia Securities, Countrywide
Securities Corporation, Credit Suisse First Boston, Merrill Lynch and Greenwich
Capital, and each of Wachovia Securities, Countrywide Securities Corporation,
Credit Suisse First Boston, Merrill Lynch and Greenwich Capital has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

                           WACHOVIA       COUNTRYWIDE SECURITIES     CREDIT SUISSE
        CLASS             SECURITIES            CORPORATION          FIRST BOSTON     MERRILL LYNCH     GREENWICH CAPITAL
--------------------   ---------------   ------------------------   --------------   ---------------   ------------------

Class A-1 ..........    $                      $                    $                 $                   $
Class A-2 ..........    $                      $                    $                 $                   $
Class A-3 ..........    $                      $                    $                 $                   $
Class A-PB .........    $                      $                    $                 $                   $
Class A-4 ..........    $                      $                    $                 $                   $
Class A-J ..........    $                      $                    $                 $                   $
Class B ............    $                      $                    $                 $                   $
Class C ............    $                      $                    $                 $                   $
Class D ............    $                      $                    $                 $                   $

     Wachovia Securities is acting as sole lead manager for this offering and
Countrywide Securities Corporation, Credit Suisse First Boston, Merrill Lynch
and Greenwich Capital are acting as co-managers for this offering. Wachovia
Securities is acting as sole bookrunner with respect to the Offered
Certificates.

                                     S-257

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately
$           , which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered
Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each
Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia
Securities, Countrywide Securities Corporation, Credit Suisse First Boston,
Merrill Lynch and Greenwich Capital may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the
Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this prospectus supplement and "RISK FACTORS--Your Ability to Resell Certificates
May Be Limited Because of Their Characteristics" in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia
Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the
Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the
Depositor and Wachovia Bank, National Association, which is the Mortgage Loan
Seller and the Master Servicer.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Dechert LLP, Charlotte, North Carolina.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Moody's (collectively, the
"Rating Agencies"):

                                     S-258

                                               EXPECTED RATINGS FROM
                      CLASS                          S&P/MOODY'S
--------------------------------------------   ----------------------
   Class A-1 ...............................           AAA/Aaa
   Class A-2 ...............................           AAA/Aaa
   Class A-3 ...............................           AAA/Aaa
   Class A-PB ..............................           AAA/Aaa
   Class A-4 ...............................           AAA/Aaa
   Class A-J ...............................           AAA/Aaa
   Class B .................................           AA/Aa2
   Class C .................................           AA-/Aa3
   Class D .................................            A/A2

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee or the Fiscal Agent as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment
Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate
Prepayment Interest Shortfalls will be realized or allocated to
Certificateholders.

     There can be no assurance that any rating agency not requested to rate the
Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the
accompanying prospectus.

                                     S-259

                             INDEX OF DEFINED TERMS

                                                                    PAGE

1% ( ) ............................................................S-103
2% ( ) ............................................................S-103
2005-C17 Controlling Class Representative .........................S-205
2005-C17 Master Servicer ..........................................S-199
2005-C17 Pooling Agreement ........................................S-199
2005-C17 Special Servicer .........................................S-199
2005-C17 Transaction ...............................................S-97
2005-C17 Trust Fund ................................................S-97
2005-C17 Trustee ..................................................S-199
3% ( ) ............................................................S-103
450 West 33rd Street Intercreditor Agreement .......................S-97
450 West 33rd Street Loan ..........................................S-96
450 West 33rd Street Pari Passu Companion Loan .....................S-97
450 West 33rd Street Whole Loan ....................................S-97
590 Fifth Avenue Loan .............................................S-156
Accrued Certificate Interest ......................................S-224
Actual/360 basis ...................................................S-91
Additional Interest ................................................S-92
Additional Interest Account .......................................S-218
Additional Trust Fund Expenses ....................................S-230
Administrative Cost Rate ..........................................S-102
Advance ...........................................................S-233
Anticipated Repayment Date .........................................S-92
AP ................................................................S-139
Appraisal Reduction Amount ........................................S-234
ARD Loans ..........................................................S-92
Assumed Final Distribution Date ..............................S-2, S-239
Assumed Scheduled Payment .........................................S-226
Autumn Wood Apartments Loan ........................................S-96
Available Distribution Amount .....................................S-217
Balloon Loans ......................................................S-92
Balloon Payment ....................................................S-92
Breach ............................................................S-192
Capital Imp. Reserve ..............................................S-103
Casa Paloma Loan ..................................................S-165
Certificate Account ...............................................S-218
Certificate Balance ...............................................S-211
Certificate Deferred Interest .....................................S-213
Certificateholders ................................................S-217
Certificates ......................................................S-209
Choate, Hall & Stewart ............................................S-134
Class .............................................................S-209
Class A Certificates ..............................................S-209
Class A-PB Planned Principal Balance ..............................S-226
Class X Certificates ..............................................S-209
Class X-C Components ..............................................S-214
Class X-C Strip Rate ..............................................S-214
Class X-P Components ..............................................S-215
Class X-P Strip Rate ..............................................S-215
Clearstream .......................................................S-209
Clearstream Participants ..........................................S-211
CMSA ..............................................................S-238
CMSA Bond File ....................................................S-237
CMSA Collateral Summary File ......................................S-237
CMSA Loan Periodic Update File ....................................S-237
CMSA Property File ................................................S-237
CMSA Reconciliation of Funds Report ...............................S-237
Code ..............................................................S-188
Co-Lender Loans ....................................................S-96
Collection Period .................................................S-216
Companion Loans ....................................................S-97
Compensating Interest Payment .....................................S-200
Constant Prepayment Rate ..........................................S-248
Controlling Class .................................................S-197
Controlling Class Representative ..................................S-196
Core Material Documents ...........................................S-188
Corrected Mortgage Loan ...........................................S-198
CPR ...............................................................S-248
Creative Leather ..................................................S-165
Credit Suisse First Boston ........................................S-255
Crossed Group .....................................................S-192
Crossed Loan ......................................................S-192
Custodian .........................................................S-187
Cut-Off Date .......................................................S-90
Cut-Off Date Balance ...............................................S-90
Cut-Off Date Group 1 Balance .......................................S-90
Cut-Off Date Group 2 Balance .......................................S-90
Cut-Off Date Group Balances ........................................S-90
Cut-Off Date LTV ..................................................S-102
Cut-Off Date LTV Ratio ............................................S-102
Cut-Off Date Pool Balance ..........................................S-90
Cypress Lake at Stonebriar Loan ...................................S-162
D ( ) .............................................................S-103
Defaulted Mortgage Loan ...........................................S-205
Defeasance ........................................................S-103
Defeasance Collateral ..............................................S-93
Defect ............................................................S-192
Depositaries ......................................................S-209
Determination Date ................................................S-217
Deutsche Bank .....................................................S-133
Deutsche/Scudder ..................................................S-133
Discount Rate .....................................................S-228
Distributable Certificate Interest ................................S-224
Distribution Account ..............................................S-218
Distribution Date .................................................S-217
Distribution Date Statement .......................................S-235

                                     S-260

                                                                    PAGE
DSC Ratio .........................................................S-100
DSCR ..............................................................S-100
DTC ...............................................................S-209
Due Date ...........................................................S-92
ERISA .............................................................S-254
Euroclear Operator ................................................S-209
Euroclear Participants ............................................S-211
Euroclear System ..................................................S-209
Excess Cash Flow ...................................................S-92
Excluded Plan .....................................................S-256
Exemption .........................................................S-255
Exemptions ........................................................S-255
Extra Space Self Storage Portfolio #3 Loans .......................S-159
Fall Creek Harbour Shopping Center Loan ............................S-96
Final Recovery Determination ......................................S-236
Fiscal Agent ......................................................S-242
Fitch .............................................................S-255
Form 8-K ..........................................................S-193
Gain-on-Sale Reserve Account ......................................S-218
GMAC Servicing Standard ...........................................S-195
Greenwich Capital .................................................S-255
Happy Valley Towne Center Loan ....................................S-150
Home Market Foods Loan .............................................S-96
Indirect Participants .............................................S-210
Intercreditor Agreement ............................................S-97
Intercreditor Agreements ...........................................S-97
Interest Accrual Period ...........................................S-216
Interest Reserve Account ..........................................S-218
Interest Reserve Amount ...........................................S-218
Interest Reserve Loans ............................................S-218
IRS ...............................................................S-253
L ( ) .............................................................S-103
Lerner ............................................................S-139
Liquidation Fee ...................................................S-201
Loan Group 1 .......................................................S-90
Loan Group 1 Principal Distribution Amount ........................S-225
Loan Group 2 .......................................................S-90
Loan Group 2 Principal Distribution Amount ........................S-225
Loan Groups ........................................................S-90
Loan Pair .........................................................S-194
Loan per Sq. Ft., Unit, Pad or Room ...............................S-102
Lockout ...........................................................S-103
Lockout Period ....................................................S-103
Lowe's ............................................................S-150
LTV at ARD or Maturity ............................................S-102
Maguire ...........................................................S-147
Majority Subordinate Certificateholder ............................S-241
Master Servicer ...................................................S-195
Master Servicing Fee ..............................................S-200
Master Servicing Fee Rate .........................................S-200
Maturity Date LTV Ratio ...........................................S-102
Mercantile ........................................................S-153
Mercantile Bank & Trust Building Loan .............................S-153
Merrill Lynch .....................................................S-255
Mezz Cap Companion Loans ...........................................S-97
Mezz Cap Intercreditor Agreement ...................................S-97
Mezz Cap Intercreditor Agreements" .................................S-97
Mezz Cap Loans .....................................................S-97
Mezz Cap Whole Loans ...............................................S-97
Moody's ...........................................................S-255
Mortgage ...........................................................S-90
Mortgage Deferred Interest ........................................S-213
Mortgage File .....................................................S-187
Mortgage Loan Purchase Agreement ..................................S-186
Mortgage Loans .......................................S-90, S-186, S-200
Mortgage Note ......................................................S-90
Mortgage Pool ......................................................S-90
Mortgage Rate ......................................................S-91
Mortgaged Property .................................................S-90
NA ................................................................S-103
NAV ...............................................................S-103
Net Aggregate Prepayment Interest Shortfall .......................S-224
Net Cash Flow .....................................................S-101
Net Mortgage Rate .................................................S-216
NEW ...............................................................S-147
Newmark ...........................................................S-140
Non-Offered Certificates ..........................................S-209
Nonrecoverable P&I Advance ........................................S-232
Notional Amount ...................................................S-212
NRSRO .............................................................S-255
O ( ) .............................................................S-103
Occupancy Percentage ..............................................S-103
Offered Certificates ..............................................S-209
OID Regulations ...................................................S-253
One & Two International Place Intercreditor Agreement ..............S-97
One & Two International Place Loan .................................S-96
One & Two International Place Mortgage ............................S-133
One & Two International Place Note ................................S-133
One & Two International Place Pari Passu Companion Loan ............S-97
One & Two International Place Pari Passu Note .....................S-133
One & Two International Place Restoration .........................S-134

                                     S-261

                                                                   PAGE

One & Two International Place Whole Loan ...........................S-97
Open Period .......................................................S-103
Option Price ......................................................S-206
Original Term to Maturity .........................................S-103
Pari Passu Companion Loans .........................................S-97
Pari Passu Loan Intercreditor Agreements ...........................S-97
Pari Passu Loans ...................................................S-97
Park Place II Loan ................................................S-147
Participants ......................................................S-209
Periodic Payments ..................................................S-92
Plan ..............................................................S-254
Pooling and Servicing Agreement ...................................S-209
Prepayment Interest Excess ........................................S-200
Prepayment Interest Shortfall .....................................S-200
Prepayment Premiums ...............................................S-227
Primary Collateral ................................................S-193
Principal Distribution Amount .....................................S-225
PRISA .............................................................S-133
Privileged Person .................................................S-239
Prudential ........................................................S-135
Prudential Corporate Transaction ..................................S-135
PTE ...............................................................S-255
Purchase Option ...................................................S-206
Purchase Price ....................................................S-188
P&I Advance .......................................................S-231
Qualified Appraiser ...............................................S-234
Qualified Substitute Mortgage Loan ................................S-189
Rated Final Distribution Date ................................S-2, S-240
Rating Agencies ...................................................S-258
Realized Losses ...................................................S-230
Reimbursement Rate ................................................S-233
REIT ..............................................................S-254
Related Proceeds ..................................................S-232
Remaining Amortization Term .......................................S-103
Remaining Term to Maturity ........................................S-103
REMIC Administrator ...............................................S-242
REMIC I .....................................................S-25, S-253
REMIC II ....................................................S-25, S-253
REMIC Regular Certificates ........................................S-209
REMIC Regulations .................................................S-253
REMIC Residual Certificates .......................................S-209
Rental Property ...................................................S-101
REO Extension .....................................................S-206
REO Mortgage Loan .................................................S-227
REO Property ......................................................S-198
Replacement Reserve ...............................................S-103
Required Appraisal Date ...........................................S-234
Required Appraisal Loan ...........................................S-234
Restricted Group ..................................................S-255
Restricted Servicer Reports .......................................S-238
Rules .............................................................S-210
Scenario ..........................................................S-248
Scheduled Payment .................................................S-226
Securities Act ....................................................S-209
Sequential Pay Certificates .......................................S-209
Servicing Fees ....................................................S-200
Servicing Standard ................................................S-195
Servicing Transfer Event ..........................................S-198
Showcase ..........................................................S-165
Similar Law .......................................................S-254
SMMEA ..............................................................S-26
SMMEA Certificates ................................................S-257
Special Servicer ..................................................S-196
Special Servicing Fee .............................................S-201
Special Servicing Fee Rate ........................................S-201
Specially Serviced Mortgage Loans .................................S-198
Specially Serviced Trust Fund Assets ..............................S-198
Sport Chalet ......................................................S-147
Stated Principal Balance ..........................................S-216
Strategic Insight .................................................S-156
Subordinate Certificates ..........................................S-209
Subordinate Companion Loans ........................................S-97
Substitution Shortfall Amount .....................................S-188
S&P ...............................................................S-255
Table Assumptions ..........................................S-240, S-248
Terms and Conditions ..............................................S-211
Thirteen ..........................................................S-139
TI/LC Reserve .....................................................S-104
Transfer ..........................................................S-135
Trust Fund ........................................................S-209
Trustee ...........................................................S-242
Trustee Fee .......................................................S-242
Underwriter .......................................................S-255
Underwriters ......................................................S-257
Underwriting Agreement ............................................S-257
Underwritten Replacement Reserves .................................S-102
Unrestricted Servicer Reports .....................................S-238
Venture ...........................................................S-135
Vestar ............................................................S-150
Voting Rights .....................................................S-240
WA ................................................................S-102
Wachovia .............................................S-91, S-186, S-194
Wachovia Securities ...............................................S-255
Wachovia Servicing Standard .......................................S-194
Weighted Average Net Mortgage Rate ................................S-216
weighted averages .................................................S-102
Whole Loan .........................................................S-97
Whole Loans ........................................................S-97
Workout Fee .......................................................S-201

                                     S-262

                                                                   PAGE
Workout-Delayed Reimbursement Amount ..............................S-232
Year Built ........................................................S-102
Yield Maintenance Charges .........................................S-227
YM ( ) ............................................................S-103

                                     S-263

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C18

                                    ANNEX A-1
     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE     LOAN
  LOAN      GROUP
 NUMBER     NUMBER    PROPERTY NAME                                  ADDRESS                                       CITY
------------------------------------------------------------------------------------------------------------------------------------

   1          1       One & Two International Place(1)               90-150 Oliver Street                          Boston
   2          1       450 West 33rd Street(1)                        450 West 33rd Street                          New York
   3          1       Kadima Medical Office Pool(2)                  Various                                       Various
  3.1                 Morristown Professional Building               95 Madison Avenue                             Morristown
  3.2                 2300 Westchester Avenue Building               2300 Westchester Avenue                       Bronx
  3.3                 Davis Square Center                            20-40 Holland Street                          Somerville
  3.4                 Emerson Medical Complex                        4545-4555 Emerson Street                      Jacksonville
  3.5                 Kadima Medical Building - Minot, ND            400 Burdick Expressway East                   Minot
  3.6                 Verona Professional Building                   799 Bloomfield Avenue                         Verona
  3.7                 South Hill Medical Center                      525 Alexandria Pike                           Southgate
  3.8                 Orlando IV Clinic                              7300 Sand Lake Commons Boulevard              Orlando
  3.9                 Orlando III Clinic                             3400 Quadrangle Boulevard                     Orlando
  3.10                Orlando II Clinic                              300 North Lake Destiny Road                   Maitland
  3.11                Park Meadows Clinic                            8080 East Park Meadows Drive                  Lone Tree
  3.12                Orlando I Clinic                               200 Park Place Boulevard                      Kissimmee
  3.13                Tampa II Clinic                                12210 Bruce B. Downs Boulevard                Tampa
  3.14                Regency Square Clinic                          9090 Regency Square North                     Jacksonville
  3.15                Tampa I Clinic                                 220 Grand Regency Boulevard                   Brandon
  3.16                Germantown Clinic                              4815 Riverdale Road                           Memphis
  3.17                San Jose Clinic                                11261 San Jose Boulevard                      Jacksonville
   4          1       Park Place II                                  2957-3041 and 3121 Michelson Drive            Irvine
   5          1       Happy Valley Towne Center                      2400 West Happy Valley Road                   Phoenix
   6          1       Mercantile Bank & Trust Building               2 Hopkins Plaza                               Baltimore
   7          1       590 Fifth Avenue                               590 Fifth Avenue                              New York
   8          1       Cypress Lake at Stonebriar                     8404 Warren Parkway                           Frisco
   9          1       Casa Paloma Shopping Center                    7131 West Ray Road                            Chandler
   10         1       Copaco Center                                  335 Cottage Grove Road                        Bloomfield
   11         1       2700 Broadway                                  2700 Broadway                                 New York
   12         1       Fullerton Towers                               1400 and 1440 North Harbor Boulevard          Fullerton
   13         1       Courthouse Place                               2000 North 14th Street                        Arlington
   14         1       Kensington Place                               1580 Geary Road                               Walnut Creek
   15         1       Springtown Shopping Center                     2643 Shillington Road                         Reading
   16         1       Resort at University Park Apartments           4675 Alta Point                               Colorado Springs
   17         1       Prospect Plaza                                 45 Kane Street                                West Hartford
   18         2       La Serena Apartments                           727 South Lyon Street                         Santa Ana
   19         1       Sandpiper Village Apartments                   999 Marshall Road                             Vacaville
   20         1       Plaza at Wellington Green                      2205-2495 State Road 7                        Wellington
   21         1       Home Market Foods                              140 Morgan Drive                              Norwood
   22         1       Serena Shores Apartments                       4101 East Baseline Road                       Gilbert
   23         1       Topanga and Victory                            6325 & 6355 Topanga Canyon Boulevard          Woodland Hills
   24         1       Embassy Suites - Orlando, FL                   191 East Pine Street                          Orlando
   25         1       One Carlsbad Research Center                   2382 and 2386 Faraday Avenue                  Carlsbad
   26         1       Heritage Plaza Shopping Center                 700-800 Army Trail Road                       Carol Stream
   27         1       Bear Creek Village Shopping Center             36004-36164 Hidden Springs Road               Wildomar
   28         2       Flaherty Farm Apartments                       Flaherty  Farms Avenue                        Wake Forest
   29         1       The Summit                                     4101 Lake Boone Trail                         Raleigh
   30         1       1369 Broadway                                  1369 Broadway                                 New York
   31         1       Sterling Square Apartments                     1900 Windsor Hill Drive                       Matthews
   32         2       The Pointes of Marietta                        1275 Cunningham Road                          Marietta
   33         1       Taylors Crossing                               1 Pinecroft Drive                             Taylors
   34         1       1900 Building                                  1900 West Commercial Boulevard                Fort Lauderdale
   35         1       Extra Space Self Storage #3 - Atlanta, GA      600 Virginia Avenue                           Atlanta
   36         1       Hilton Garden Inn - Dania Beach, FL            180 SW 18th Avenue                            Dania Beach
   37         1       Market Square - Phase II                       13711 South Tamiami Trail                     Fort Myers
   38         2       Amberview Apartments                           32115 - 105th Place SE                        Auburn
   39         1       Extra Space Self Storage #3 - Orlando
                        (South John Young Parkway), FL               13125 South John Young Parkway                Orlando
   40         2       Autumn Wood Apartments                         1000 Autumn Wood Drive                        Hoover
   41         1       Fall Creek Harbour Shopping Center             10142 Brooks School Road                      Fishers
   42         1       Sherwood Ridges Apartments                     3736 Kings Court                              Winston-Salem
   43         2       Celebration Park Apartments                    32205 11th Place South                        Federal Way
   44         1       Extra Space Self Storage #3 - Orlando
                        (Metrowest Boulevard), FL                    5603 Metrowest Boulevard                      Orlando
   45         1       Courtyard by Marriott - Coral Springs, FL      620 North University Drive                    Coral Springs
   46         2       Westbrook Manor Apartments                     14735 W Plaza                                 Omaha
   47         1       The Madison                                    400 Washington Street                         Reading
   48         2       The Quad Apartments                            742 North McMillan Avenue                     Wilmington
   49         1       Lowe's Home Improvement - Jonesboro, AR        2111 Fair Park Boulevard                      Jonesboro
   50         1       Cuestas Apartments                             2800 North Roadrunner Parkway                 Las Cruces
   51         1       Cattle Ridge Medical Center                    3333 Cattlemen Road                           Sarasota
   52         1       Walgreens - Staten Island, NY                  1551 Richmond Avenue                          Staten Island
   53         1       Friarsgate Plaza Shopping Center               7949 Broad River Road                         Irmo
   54         1       Albemarle Square Shopping Center               9009 Albermarle Road                          Charlotte
   55         1       PNC Bank & Mariott Ground Lease                762 & 782 West Lancaster Avenue               Wayne
   56         1       Extra Space Self Storage #3 - Orlando
                        (Lake Underhill Road), FL                    11971 Lake Underhill Road                     Orlando
   57         2       Sage Canyon                                    6134 4th Street NW                            Albuquerque
   58         1       Walgreens - Glen Allen, VA                     9801 Brook Road                               Glen Allen
   59         2       Pines on Pelham                                260 Pelham Road                               Greenville
   60         1       Fairfield Inn Market Center                    2110 Market Center Boulevard                  Dallas
   61         1       Extra Space Self Storage #3 - Ocoee, FL        1101 Marshall Farms Road                      Ocoee
   62         1       Walgreens - Shawnee Mission, KS                11021 Shawnee Mission Parkway                 Shawnee Mission
   63         1       Kelly Road Self Storage                        11181 Kelly Road                              Fort Myers
   64         1       King's Plaza                                   7640-7690 Nob Hill Road                       Tamarac
   65         2       Broadway Towers Apartments                     230 East Broadway                             Salt Lake City
   66         1       Walgreens - Georgetown, TX                     3204 Williams Drive                           Georgetown
   67         1       Walgreens - Pineville, LA                      3400 Military Highway                         Pineville
   68         1       Walgreens - Sidney, OH                         1400 Michigan Street                          Sidney
   69         1       Piggly Wiggly - Appleton, WI                   520 East Northland Avenue                     Appleton
   70         1       Massillon Marketplace                          101 Massillon Marketplace Drive SW            Massillon
   71         1       Metro Storage - Phase II                       23325 Van Born Road                           Taylor
   72         1       Wachovia Bank Ground Lease                     Levittown Parkway and U.S. Route 13           Tullytown Borough

MORTGAGE
  LOAN                           CROSS COLLATERALIZED AND CROSS                            GENERAL PROPERTY       SPECIFIC PROPERTY
 NUMBER   STATE      ZIP CODE         DEFAULTED LOAN FLAG              LOAN ORIGINATOR           TYPE                    TYPE
-----------------------------------------------------------------------------------------------------------------------------------

   1        MA        02110                                                Wachovia             Office                    CBD
   2        NY        10001                                                Wachovia             Office                    CBD
   3     Various     Various                                               Wachovia             Office                  Medical
  3.1       NJ        07960                                                                     Office                  Medical
  3.2       NY        10462                                                                     Office                  Medical
  3.3       MA        02144                                                                     Office                  Medical
  3.4       FL        32207                                                                     Office                  Medical
  3.5       ND        58701                                                                     Office                  Medical
  3.6       NJ        07044                                                                     Office                  Medical
  3.7       KY        41071                                                                     Office                  Medical
  3.8       FL        32819                                                                     Office                  Medical
  3.9       FL        32817                                                                     Office                  Medical
  3.10      FL        32751                                                                     Office                  Medical
  3.11      CO        80124                                                                     Office                  Medical
  3.12      FL        34741                                                                     Office                  Medical
  3.13      FL        33612                                                                     Office                  Medical
  3.14      FL        32211                                                                     Office                  Medical
  3.15      FL        33510                                                                     Office                  Medical
  3.16      TN        38141                                                                     Office                  Medical
  3.17      FL        32223                                                                     Office                  Medical
   4        CA        92612                                                Wachovia            Mixed Use             Office/Retail
   5        AZ        85027                                                Wachovia             Retail                 Anchored
   6        MD        21201                                                Wachovia             Office                    CBD
   7        NY        10036                                                Wachovia             Office                    CBD
   8        TX        75034                                                Wachovia           Multifamily            Conventional
   9        AZ        85226                                                Wachovia             Retail                 Anchored
   10       CT        06002                                                Wachovia             Retail                 Anchored
   11       NY        10025                                                Wachovia             Retail                 Anchored
   12       CA        92835                                                Wachovia             Office                 Suburban
   13       VA        22201                                                Wachovia             Office                 Suburban
   14       CA        94596                                                Wachovia           Multifamily         Independent Living
   15       PA        19608                                                Wachovia             Retail                 Anchored
   16       CO        80918                                                Wachovia           Multifamily            Conventional
   17       CT        06119                                                Wachovia             Retail                 Anchored
   18       CA        92705                                                Wachovia           Multifamily            Conventional
   19       CA        95687                                                Wachovia           Multifamily            Conventional
   20       FL        33414                                                Wachovia             Retail                 Anchored
   21       MA        02062                                                Wachovia           Industrial                 Flex
   22       AZ        85234                                                Wachovia           Multifamily            Conventional
   23       CA        91367                                                Wachovia             Office                 Suburban
   24       FL        32801                                                Wachovia           Hospitality            Full Service
   25       CA        92008                                                Wachovia             Office                 Suburban
   26       IL        60188                                                Wachovia             Retail                 Anchored
   27       CA        92595                                                Wachovia             Retail                 Anchored
   28       NC        28587                                                Wachovia           Multifamily            Conventional
   29       NC        27607                                                Wachovia             Office                 Suburban
   30       NY        10018                                                Wachovia             Office                    CBD
   31       NC        28105                                                Wachovia           Multifamily            Conventional
   32       GA        30008                                                Wachovia           Multifamily            Conventional
   33       SC        29687                                                Wachovia           Multifamily            Conventional
   34       FL        33309                                                Wachovia             Office                 Suburban
   35       GA        30306      Extra Space Self Storage Portfolio #3     Wachovia          Self Storage            Self Storage
   36       FL        33004                                                Wachovia           Hospitality           Limited Service
   37       FL        33912                                                Wachovia             Retail              Shadow Anchored
   38       WA        98092                                                Wachovia           Multifamily            Conventional
   39       FL        32837      Extra Space Self Storage Portfolio #3     Wachovia          Self Storage            Self Storage
   40       AL        35216                                                Wachovia           Multifamily            Conventional
   41       IN        46038                                                Wachovia            Mixed Use             Retail/Office
   42       NC        27106                                                Wachovia           Multifamily            Conventional
   43       WA        98003                                                Wachovia           Multifamily            Conventional
   44       FL        32811      Extra Space Self Storage Portfolio #3     Wachovia          Self Storage            Self Storage
   45       FL        33071                                                Wachovia           Hospitality           Limited Service
   46       NE        68137                                                Wachovia           Multifamily            Conventional
   47       PA        19601                                                Wachovia             Office                 Suburban
   48       NC        28403                                                Wachovia           Multifamily            Conventional
   49       AR        72401                                                Wachovia             Retail                 Anchored
   50       NM        88011                                                Wachovia           Multifamily            Conventional
   51       FL        34232                                                Wachovia             Office                  Medical
   52       NY        10314                                                Wachovia             Retail                 Anchored
   53       SC        29063                                                Wachovia             Retail                 Anchored
   54       NC        28205                                                Wachovia             Retail                 Anchored
   55       PA        19087                                                Wachovia            Mixed Use              Retail/Land
   56       FL        32825      Extra Space Self Storage Portfolio #3     Wachovia          Self Storage            Self Storage
   57       NM        87107                                                Wachovia           Multifamily            Conventional
   58       VA        23059                                                Wachovia             Retail                 Anchored
   59       SC        29615                                                Wachovia           Multifamily            Conventional
   60       TX        75207                                                Wachovia           Hospitality           Limited Service
   61       FL        34761      Extra Space Self Storage Portfolio #3     Wachovia          Self Storage            Self Storage
   62       KS        66203                                                Wachovia             Retail                 Anchored
   63       FL        33908                                                Wachovia          Self Storage            Self Storage
   64       FL        33321                                                Wachovia             Retail                Unanchored
   65       UT        84111                                                Wachovia           Multifamily            Conventional
   66       TX        78628                                                Wachovia             Retail                 Anchored
   67       LA        71360                                                Wachovia             Retail                 Anchored
   68       OH        45365                                                Wachovia             Retail                 Anchored
   69       WI        54911                                                Wachovia             Retail                 Anchored
   70       OH        44647                                                Wachovia             Retail              Shadow Anchored
   71       MI        48180                                                Wachovia          Self Storage            Self Storage
   72       PA        19055                                                Wachovia              Land                   Retail

MORTGAGE                      CUT-OFF DATE     % OF AGGREGATE     % OF AGGREGATE      % OF AGGREGATE
  LOAN     ORIGINAL LOAN      LOAN BALANCE      CUT-OFF DATE       CUT-OFF DATE        CUT-OFF DATE        ORIGINATION   FIRST PAY
 NUMBER     BALANCE ($)            ($)             BALANCE        GROUP 1 BALANCE    GROUP 2 BALANCE           DATE         DATE
----------------------------------------------------------------------------------------------------------------------------------

   1      216,000,000.00     216,000,000.00        15.37%             16.41%                                 01/10/05     02/11/05
   2      132,500,000.00     132,500,000.00         9.43%             10.07%                                 03/03/05     04/11/05
   3      127,500,000.00     127,500,000.00         9.07%              9.69%                                 03/15/05     05/11/05
  3.1      25,044,642.86
  3.2      23,902,963.76
  3.3      23,223,214.29
  3.4       9,256,467.70
  3.5       8,988,970.24
  3.6       7,249,942.85
  3.7       4,705,577.94
  3.8       3,733,928.57
  3.9       3,460,714.29
  3.10      3,324,107.14
  3.11      3,096,428.57
  3.12      2,367,857.14
  3.13      2,138,390.07
  3.14      1,956,243.76
  3.15      1,934,172.78
  3.16      1,639,285.71
  3.17      1,477,092.33
   4      100,000,000.00     100,000,000.00         7.12%              7.60%                                 03/15/05     05/11/05
   5       56,000,000.00      56,000,000.00         3.98%              4.25%                                 04/13/05     06/11/05
   6       41,000,000.00      41,000,000.00         2.92%              3.11%                                 12/13/04     02/11/05
   7       40,000,000.00      40,000,000.00         2.85%              3.04%                                 03/01/05     04/11/05
   8       29,770,000.00      29,770,000.00         2.12%              2.26%                                 04/20/05     06/11/05
   9       29,050,000.00      29,050,000.00         2.07%              2.21%                                 03/10/05     04/11/05
   10      29,000,000.00      29,000,000.00         2.06%              2.20%                                 03/11/05     04/11/05
   11      27,500,000.00      27,500,000.00         1.96%              2.09%                                 04/15/05     06/11/05
   12      26,800,000.00      26,800,000.00         1.91%              2.04%                                 03/02/05     04/11/05
   13      26,000,000.00      26,000,000.00         1.85%              1.98%                                 03/18/05     05/11/05
   14      24,975,000.00      24,975,000.00         1.78%              1.90%                                 04/20/05     06/11/05
   15      19,760,000.00      19,760,000.00         1.41%              1.50%                                 04/05/05     05/11/05
   16      19,300,000.00      19,300,000.00         1.37%              1.47%                                 04/06/05     05/11/05
   17      18,800,000.00      18,800,000.00         1.34%              1.43%                                 04/01/05     05/11/05
   18      18,000,000.00      18,000,000.00         1.28%                                 20.23%             02/24/05     04/11/05
   19      18,000,000.00      18,000,000.00         1.28%              1.37%                                 04/14/05     06/11/05
   20      16,500,000.00      16,500,000.00         1.17%              1.25%                                 02/16/05     04/11/05
   21      16,125,000.00      16,102,087.23         1.15%              1.22%                                 03/29/05     05/11/05
   22      16,100,000.00      16,100,000.00         1.15%              1.22%                                 03/31/05     05/11/05
   23      16,000,000.00      16,000,000.00         1.14%              1.22%                                 03/02/05     04/11/05
   24      16,000,000.00      15,976,876.23         1.14%              1.21%                                 04/04/05     05/11/05
   25      15,400,000.00      15,400,000.00         1.10%              1.17%                                 03/23/05     05/11/05
   26      15,242,500.00      15,242,500.00         1.08%              1.16%                                 03/18/05     05/11/05
   27      15,065,000.00      15,065,000.00         1.07%              1.14%                                 03/01/05     04/11/05
   28      13,500,000.00      13,500,000.00         0.96%                                 15.18%             04/15/05     06/11/05
   29      12,500,000.00      12,500,000.00         0.89%              0.95%                                 04/04/05     05/11/05
   30      12,000,000.00      12,000,000.00         0.85%              0.91%                                 04/20/05     06/11/05
   31      11,700,000.00      11,700,000.00         0.83%              0.89%                                 03/30/05     05/11/05
   32      10,800,000.00      10,787,772.89         0.77%                                 12.13%             04/01/05     05/11/05
   33      10,750,000.00      10,750,000.00         0.76%              0.82%                                 03/01/05     04/11/05
   34      10,000,000.00       9,978,428.16         0.71%              0.76%                                 02/23/05     04/11/05
   35      9,600,000.00        9,600,000.00         0.68%              0.73%                                 03/21/05     05/11/05
   36      8,750,000.00        8,738,150.09         0.62%              0.66%                                 03/18/05     05/11/05
   37      8,470,000.00        8,470,000.00         0.60%              0.64%                                 04/14/05     06/11/05
   38      8,300,000.00        8,300,000.00         0.59%                                  9.33%             03/31/05     05/11/05
   39      8,200,000.00        8,200,000.00         0.58%              0.62%                                 03/21/05     05/11/05
   40      7,700,000.00        7,700,000.00         0.55%                                  8.66%             03/03/05     04/11/05
   41      7,500,000.00        7,500,000.00         0.53%              0.57%                                 02/17/05     04/11/05
   42      7,500,000.00        7,500,000.00         0.53%              0.57%                                 03/17/05     05/11/05
   43      7,000,000.00        7,000,000.00         0.50%                                  7.87%             04/07/05     05/11/05
   44      6,400,000.00        6,400,000.00         0.46%              0.49%                                 03/21/05     05/11/05
   45      6,250,000.00        6,241,322.74         0.44%              0.47%                                 03/31/05     05/11/05
   46      6,200,000.00        6,200,000.00         0.44%                                  6.97%             03/23/05     05/11/05
   47      6,000,000.00        6,000,000.00         0.43%              0.46%                                 04/20/05     06/11/05
   48      6,000,000.00        6,000,000.00         0.43%                                  6.74%             04/12/05     06/11/05
   49      5,857,500.00        5,857,500.00         0.42%              0.44%                                 01/14/05     05/11/05
   50      5,680,000.00        5,680,000.00         0.40%              0.43%                                 03/31/05     05/11/05
   51      5,600,000.00        5,600,000.00         0.40%              0.43%                                 04/20/05     06/11/05
   52      5,400,000.00        5,400,000.00         0.38%              0.41%                                 04/20/05     06/11/05
   53      5,388,000.00        5,388,000.00         0.38%              0.41%                                 04/04/05     05/11/05
   54      5,000,000.00        5,000,000.00         0.36%              0.38%                                 04/04/05     05/11/05
   55      5,000,000.00        4,981,825.33         0.35%              0.38%                                 02/11/05     03/11/05
   56      4,600,000.00        4,600,000.00         0.33%              0.35%                                 03/21/05     05/11/05
   57      4,320,000.00        4,320,000.00         0.31%                                  4.86%             03/31/05     05/11/05
   58      4,200,000.00        4,191,243.18         0.30%              0.32%                                 02/18/05     04/11/05
   59      4,150,000.00        4,150,000.00         0.30%                                  4.67%             03/31/05     05/11/05
   60      4,000,000.00        4,000,000.00         0.28%              0.30%                                 03/18/05     05/11/05
   61      3,750,000.00        3,750,000.00         0.27%              0.28%                                 03/21/05     05/11/05
   62      3,600,000.00        3,600,000.00         0.26%              0.27%                                 04/20/05     06/11/05
   63      3,550,000.00        3,539,915.76         0.25%              0.27%                                 02/24/05     04/11/05
   64      3,200,000.00        3,193,455.82         0.23%              0.24%                                 02/16/05     04/11/05
   65      3,000,000.00        3,000,000.00         0.21%                                  3.37%             04/20/05     06/11/05
   66      3,000,000.00        3,000,000.00         0.21%              0.23%                                 04/20/05     06/11/05
   67      2,923,000.00        2,923,000.00         0.21%              0.22%                                 01/13/05     03/11/05
   68      2,899,000.00        2,899,000.00         0.21%              0.22%                                 01/31/05     03/11/05
   69      2,500,000.00        2,497,334.90         0.18%              0.19%                                 04/08/05     05/11/05
   70      2,500,000.00        2,497,263.60         0.18%              0.19%                                 03/29/05     05/11/05
   71      2,400,000.00        2,397,564.72         0.17%              0.18%                                 04/08/05     05/11/05
   72      1,500,000.00        1,498,301.79         0.11%              0.11%                                 03/24/05     05/11/05

                                                                                       INTEREST        ORIGINAL       REMAINING
MORTGAGE                                               LOAN            INTEREST         ACCURAL         TERM TO        TERM TO
  LOAN      MATURITY DATE         MORTGAGE        ADMINISTRATIVE       ACCRUAL          METHOD        MATURITY OR    MATURITY OR
 NUMBER        OR ARD               RATE             COST RATE          METHOD         DURING IO       ARD (MOS.)      ARD (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

   1          01/11/15             5.2050%           0.04155%         Actual/360      Actual/360          120            116
   2          03/11/15             5.1000%           0.04155%         Actual/360      Actual/360          120            118
   3          04/11/15             5.2724%           0.04155%         Actual/360      Actual/360          120            119
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
  3.10
  3.11
  3.12
  3.13
  3.14
  3.15
  3.16
  3.17
   4          04/11/12             5.3900%           0.04155%         Actual/360      Actual/360           84             83
   5          05/11/15             5.7900%           0.04155%         Actual/360      Actual/360          120            120
   6          01/11/12             5.2600%           0.04155%         Actual/360      Actual/360           84             80
   7          03/11/15             5.3900%           0.04155%         Actual/360      Actual/360          120            118
   8          05/11/10             5.4200%           0.04155%         Actual/360      Actual/360           60             60
   9          03/11/15             5.6300%           0.04155%         Actual/360      Actual/360          120            118
   10         03/11/15             5.4000%           0.04155%         Actual/360      Actual/360          120            118
   11         05/11/15             5.4100%           0.04155%         Actual/360      Actual/360          120            120
   12         03/11/15             5.1300%           0.04155%         Actual/360      Actual/360          120            118
   13         04/11/15             5.5000%           0.04155%         Actual/360      Actual/360          120            119
   14         05/11/15             5.6600%           0.04155%         Actual/360                          120            120
   15         04/11/15             5.5900%           0.04155%         Actual/360      Actual/360          120            119
   16         04/11/15             5.4900%           0.04155%         Actual/360      Actual/360          120            119
   17         04/11/15             5.2200%           0.04155%         Actual/360      Actual/360          120            119
   18         03/11/10             5.0000%           0.04155%         Actual/360      Actual/360           60             58
   19         05/11/15             5.0900%           0.04155%         Actual/360      Actual/360          120            120
   20         03/11/15             5.3900%           0.04155%         Actual/360      Actual/360          120            118
   21         04/11/15             6.1000%           0.04155%         Actual/360                          120            119
   22         04/11/15             4.9500%           0.04155%         Actual/360      Actual/360          120            119
   23         03/11/15             5.1300%           0.07155%         Actual/360      Actual/360          120            118
   24         04/11/15             5.9900%           0.04155%         Actual/360                          120            119
   25         04/11/10             5.3500%           0.04155%         Actual/360      Actual/360           60             59
   26         04/11/12             4.8500%           0.04155%         Actual/360      Actual/360           84             83
   27         03/11/12             4.8500%           0.04155%         Actual/360      Actual/360           84             82
   28         05/11/15             5.3300%           0.04155%         Actual/360                          120            120
   29         04/11/15             5.3800%           0.04155%         Actual/360      Actual/360          120            119
   30         05/11/15             5.7200%           0.04155%         Actual/360      Actual/360          120            120
   31         04/11/12             5.3300%           0.04155%         Actual/360      Actual/360           84             83
   32         04/11/15             5.3200%           0.04155%         Actual/360                          120            119
   33         03/11/10             5.0300%           0.04155%         Actual/360      Actual/360           60             58
   34         03/11/10             5.2400%           0.04155%         Actual/360                           60             58
   35         04/11/10             4.9500%           0.04155%         Actual/360      Actual/360           60             59
   36         04/11/15             6.4100%           0.04155%         Actual/360                          120            119
   37         05/11/15             5.4100%           0.04155%         Actual/360      Actual/360          120            120
   38         04/11/10             5.4100%           0.04155%         Actual/360      Actual/360           60             59
   39         04/11/10             4.9500%           0.04155%         Actual/360      Actual/360           60             59
   40         03/11/12             5.5300%           0.04155%         Actual/360      Actual/360           84             82
   41         03/11/15             5.5500%           0.04155%         Actual/360      Actual/360          120            118
   42         04/11/15             5.3600%           0.04155%         Actual/360      Actual/360          120            119
   43         04/11/15             5.3200%           0.04155%         Actual/360      Actual/360          120            119
   44         04/11/10             4.9500%           0.04155%         Actual/360      Actual/360           60             59
   45         04/11/15             6.2500%           0.04155%         Actual/360                          120            119
   46         04/11/15             5.4000%           0.08155%         Actual/360      Actual/360          120            119
   47         05/11/15             5.9400%           0.04155%         Actual/360                          120            120
   48         05/11/15             5.1900%           0.04155%         Actual/360      Actual/360          120            120
   49         04/11/10             4.8700%           0.04155%         Actual/360      Actual/360           60             59
   50         04/11/15             5.3100%           0.04155%         Actual/360      Actual/360          120            119
   51         05/11/15             5.9200%           0.04155%         Actual/360                          120            120
   52         05/11/10             5.4500%           0.04155%         Actual/360                           60             60
   53         04/11/15             5.4600%           0.04155%         Actual/360      Actual/360          120            119
   54         04/11/15             5.4600%           0.04155%         Actual/360      Actual/360          120            119
   55         02/11/15             5.2000%           0.04155%         Actual/360                          120            117
   56         04/11/10             4.9500%           0.04155%         Actual/360      Actual/360           60             59
   57         04/11/15             5.1600%           0.04155%         Actual/360      Actual/360          120            119
   58         03/11/15             5.4000%           0.04155%         Actual/360                          120            118
   59         04/11/15             5.0500%           0.04155%         Actual/360      Actual/360          120            119
   60         04/11/10             5.8400%           0.04155%         Actual/360      Actual/360           60             59
   61         04/11/10             4.9500%           0.04155%         Actual/360      Actual/360           60             59
   62         05/11/10             5.4500%           0.04155%         Actual/360                           60             60
   63         03/11/15             5.7600%           0.04155%         Actual/360                          120            118
   64         03/11/15             5.4900%           0.04155%         Actual/360                          120            118
   65         05/11/10             5.7900%           0.04155%         Actual/360                           60             60
   66         05/11/10             5.4500%           0.04155%         Actual/360                           60             60
   67         02/11/15             4.8500%           0.04155%         Actual/360      Actual/360          120            117
   68         02/11/15             4.8900%           0.04155%         Actual/360      Actual/360          120            117
   69         04/11/15             5.6400%           0.04155%         Actual/360                          120            119
   70         04/11/15             5.5000%           0.04155%         Actual/360                          120            119
   71         04/11/15             5.9000%           0.04155%         Actual/360                          120            119
   72         04/11/15             5.3200%           0.04155%         Actual/360                          120            119

MORTGAGE   REMAINING    ORIGINAL    REMAINING                    MATURITY DATE OR
  LOAN     IO PERIOD   AMORT TERM   AMORT TERM   MONTHLY P&I       ARD BALLOON        ARD   PREPAYMENT
 NUMBER      (MOS.)      (MOS.)       (MOS.)     PAYMENTS ($)      BALANCE ($)       LOAN   PROVISIONS           APPRAISED VALUE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1           20          360         360       1,186,746.76     187,848,579.58       N    L(28),D(88),O(4)         700,000,000
   2           34          324         324        753,921.17      114,058,938.94       N    L(26),D(90),O(4)         385,000,000
   3           35          324         324        738,656.71      110,182,873.84       N    L(25),D(91),O(4)         170,000,000
  3.1                                                                                                                 32,580,012
  3.2                                                                                                                 27,644,703
  3.3                                                                                                                 27,536,310
  3.4                                                                                                                 12,251,669
  3.5                                                                                                                 13,038,635
  3.6                                                                                                                  9,951,774
  3.7                                                                                                                  8,419,003
  3.8                                                                                                                  5,593,274
  3.9                                                                                                                  5,483,363
  3.10                                                                                                                 6,049,419
  3.11                                                                                                                 4,268,431
  3.12                                                                                                                 4,255,946
  3.13                                                                                                                 2,934,083
  3.14                                                                                                                 2,871,428
  3.15                                                                                                                 2,671,246
  3.16                                                                                                                 2,281,368
  3.17                                                                                                                 2,169,336
   4           35          360         360        560,906.73      94,370,328.38        N    L(25),D(54),O(5)         125,700,000
   5           36          360         360        328,225.17      50,393,569.58        N    L(24),D(92),O(4)          77,100,000
   6           20          360         360        226,657.53      37,957,079.22        N    L(36),D(45),O(3)          53,000,000
   7           46          360         360        224,362.69      36,423,457.48        N    L(26),D(91),O(3)          53,900,000
   8           60          IO           IO            IO          29,770,000.00        N    L(24),D(33),O(3)          38,200,000
   9          118          IO           IO            IO          29,050,000.00        Y    L(26),YM1%(91),O(3)       41,600,000
   10          46          360         360        162,843.93      26,411,649.41        Y    L(26),D(57),O(37)         42,000,000
   11         120          IO           IO            IO          27,500,000.00        Y    L(24),D(93),O(3)          30,600,000
   12          46          360         360        146,004.97      24,290,601.04        N    L(26),D(91),O(3)          35,350,000
   13          35          360         360        147,625.14      23,259,059.19        N    L(25),D(92),O(3)          32,500,000
   14                      360         360        144,322.56      20,966,879.18        N    L(24),D(93),O(3)          33,150,000
   15          23          360         360        113,313.44      17,348,405.10        N    L(25),D(91),O(4)          24,800,000
   16          59          360         360        109,462.22      17,928,218.08        N    L(25),D(92),O(3)          27,850,000
   17          35          360         360        103,465.24      16,719,871.47        N    L(25),D(91),O(4)          23,900,000
   18          10          360         360         96,627.89      16,910,514.00        N    L(12),YM2%(45),O(3)       25,000,000
   19          36          360         360         97,620.38      15,964,467.78        N    L(24),D(93),O(3)          22,600,000
   20          10          360         360         92,549.61      14,086,636.56        N    L(48),D(68),O(4)          21,350,000
   21                      300         299        104,881.52      12,528,817.96        N    L(48),D(69),O(3)          21,500,000
   22          35          360         360         85,936.97      14,235,362.94        N    L(48),D(69),O(3)          22,900,000
   23         118          IO           IO            IO          16,000,000.00        N    L(26),D(87),O(7)          32,400,000
   24                      300         299        102,990.44      12,385,806.46        N    L(25),D(92),O(3)          24,000,000
   25          35          360         360         85,995.71      14,985,798.21        N    L(25),D(32),O(3)          21,900,000
   26          83          IO           IO            IO          15,242,500.00        N    L(35),YM1%(45),O(4)       21,700,000
   27          82          IO           IO            IO          15,065,000.00        N    L(35),YM1%(45),O(4)       23,500,000
   28                      300         300         81,536.86      10,215,073.69        N    L(24),D(92),O(4)          17,600,000
   29          59          360         360         70,035.37      11,593,246.36        N    L(49),YM1%(61),O(10)      21,100,000
   30          24          360         360         69,800.22      10,568,391.26        N    L(24),D(93),O(3)          15,700,000
   31          23          360         360         65,188.79      10,845,183.90        N    L(25),D(56),O(3)          15,255,000
   32                      360         359         60,107.11       8,970,819.99        N    L(48),D(65),O(7)          13,500,000
   33          10          360         360         57,905.58      10,102,945.49        N    L(36),D(17),O(7)          17,000,000
   34                      360         358         55,158.45       9,255,910.35        N    L(26),D(31),O(3)          13,350,000
   35          59          IO           IO            IO           9,600,000.00        N    L(25),D(32),O(3)          11,750,000
   36                      300         299         58,589.49       6,868,640.42        N    L(48), D(68), O(4)        14,600,000
   37         120          IO           IO            IO           8,470,000.00        Y    L(24),YM1%(93),O(3)       12,200,000
   38          23          360         360         46,658.88       7,961,122.37        N    L(25),YM2%(31),O(4)       10,900,000
   39          59          IO           IO            IO           8,200,000.00        N    L(25),D(32),O(3)          10,000,000
   40          16          360         360         43,864.80       7,092,548.92        N    L(48),D(29),O(7)          11,800,000
   41          10          360         360         42,819.75       6,431,312.23        N    L(26),D(91),O(3)           9,600,000
   42          23          360         360         41,927.74       6,548,345.02        N    L(25),D(92),O(3)           9,470,000
   43          35          360         360         38,958.31       6,238,657.50        N    L(25),D(92),O(3)          13,500,000
   44          59          IO           IO            IO           6,400,000.00        N    L(25),D(32),O(3)           7,800,000
   45                      300         299         41,229.34       4,880,431.84        N    L(47),YM1%(69),O(4)       10,900,000
   46          23          360         360         34,814.91       5,418,564.75        N    L(25),YM1%(91),O(4)        8,100,000
   47                      360         360         35,741.91       5,079,721.04        N    L(36),D(81),O(3)           8,175,000
   48          24          360         360         32,909.60       5,217,067.53        N    L(24),D(92),O(4)           8,575,000
   49          59          IO           IO            IO           5,857,500.00        Y    L(48),D(8),O(4)           10,500,000
   50          47          360         360         31,576.59       5,164,598.91        N    L(48),D(69),O(3)           7,200,000
   51                      240         240         39,862.11       3,660,625.84        N    L(24),D(93),O(3)          10,250,000
   52                      360         360         30,491.42       5,013,397.29        N    L(24),D(33),O(3)           7,300,000
   53          35          360         360         30,457.39       4,816,017.43        N    L(35),YM1%(81),O(4)        6,735,000
   54          35          360         360         28,264.09       4,469,207.59        N    L(35),YM1%(81),O(4)        6,300,000
   55                      360         357         27,455.54       4,136,168.64        N    L(27),D(89),O(4)           6,350,000
   56          59          IO           IO            IO           4,600,000.00        N    L(25),D(32),O(3)           5,600,000
   57          47          360         360         23,614.96       3,917,466.84        N    L(48),D(69),O(3)           5,450,000
   58                      360         358         23,584.29       3,497,767.50        N    L(48),D(68),O(4)           5,300,000
   59          35          360         360         22,405.08       3,677,375.40        N    L(25),D(92),O(3)           5,200,000
   60          11          360         360         23,572.11       3,793,671.72        N    YM2%(50),O(10)             6,350,000
   61          59          IO           IO            IO           3,750,000.00        N    L(25),D(32),O(3)           4,560,000
   62                      360         360         20,327.61       3,342,265.09        N    L(24),D(33),O(3)           5,280,000
   63                      300         298         22,354.73       2,726,977.23        N    L(26),D(91),O(3)           5,700,000
   64                      360         358         18,149.18       2,672,467.23        N    L(26),D(90),O(4)           4,770,000
   65                      360         360         17,583.49       2,798,519.84        N    L(24),D(33),O(3)           5,900,000
   66                      360         360         16,939.68       2,785,220.57        N    L(24),D(33),O(3)           4,325,000
   67         117          IO           IO            IO           2,923,000.00        Y    L(48),D(68),O(4)           4,500,000
   68         117          IO           IO            IO           2,899,000.00        Y    L(48),D(68),O(4)           4,460,000
   69                      360         359         14,415.10       2,097,344.28        N    L(25),D(92),O(3)           3,600,000
   70                      360         359         14,194.73       2,088,318.46        N    L(25),D(91),O(4)           3,700,000
   71                      360         359         14,235.28       2,029,307.02        N    L(25),D(92),O(3)           3,750,000
   72                      360         359         8,348.21        1,245,947.18        N    L(25),D(91),O(4)           2,000,000

MORTGAGE                     CUT-OFF     LTV RATIO                                                     CUT-OFF DATE
  LOAN    APPRAISAL   DSCR   DATE LTV   AT MATURITY    YEAR       YEAR       NUMBER OF    UNIT OF       LOAN AMOUNT       OCCUPANCY
 NUMBER      DATE      (X)    RATIO        OR ARD      BUILT    RENOVATED      UNITS      MEASURE     PER (UNIT) ($)         RATE
------------------------------------------------------------------------------------------------------------------------------------

   1       01/04/05   1.77    61.71%       53.67%      1987                  1,852,501    Sq. Ft.           233             89.55%
   2       02/01/05   1.22    68.83%       59.25%      1969       1990       1,672,237    Sq. Ft.           158             84.45%
   3       03/15/05   1.40    75.00%       64.81%     Various                  796,653    Sq. Ft.           160             96.89%
  3.1      03/15/05                                    1980                    154,089    Sq. Ft.                          100.00%
  3.2      03/15/05                                    1988                     83,408    Sq. Ft.                           91.95%
  3.3      03/15/05                                    1990                    100,219    Sq. Ft.                          100.00%
  3.4      03/15/05                                    1997                     50,651    Sq. Ft.                          100.00%
  3.5      03/15/05                                    1995                    114,000    Sq. Ft.                          100.00%
  3.6      03/15/05                                    1970                     61,468    Sq. Ft.                           95.42%
  3.7      03/15/05                                    1989                     56,126    Sq. Ft.                           74.97%
  3.8      03/15/05                                    1986                     21,251    Sq. Ft.                           94.39%
  3.9      03/15/05                                    1992                     22,000    Sq. Ft.                          100.00%
  3.10     03/15/05                                    1993                     25,000    Sq. Ft.                          100.00%
  3.11     03/15/05                                    1995                     19,477    Sq. Ft.                          100.00%
  3.12     03/15/05                                    1993                     16,500    Sq. Ft.                          100.00%
  3.13     03/15/05                                    1994                     16,200    Sq. Ft.                          100.00%
  3.14     03/15/05                                    1992                     15,713    Sq. Ft.                          100.00%
  3.15     03/15/05                                    1995                     16,200    Sq. Ft.                          100.00%
  3.16     03/15/05                                    1996                     12,480    Sq. Ft.                          100.00%
  3.17     03/15/05                                    1990                     11,871    Sq. Ft.                          100.00%
   4       02/23/05   1.20    79.55%       75.08%      1995                    274,647    Sq. Ft.           364             89.11%
   5       12/01/05   1.32    72.63%       65.36%      2005                    679,588    Sq. Ft.            82             95.77%
   6       11/08/04   1.55    77.36%       71.62%      1970       1999         404,089    Sq. Ft.           101            100.00%
   7       01/27/05   1.20    74.21%       67.58%      1987                     97,717    Sq. Ft.           409             99.58%
   8       03/11/05   1.45    77.93%       77.93%      2002                        472    Units          63,072             93.22%
   9       12/04/04   1.47    69.83%       69.83%      1999                    130,096    Sq. Ft.           223             90.96%
   10      01/20/05   1.32    69.05%       62.88%      1965       2003         416,942    Sq. Ft.            70            100.00%
   11      03/01/05   1.09    89.87%       89.87%      2005                     25,000    Sq. Ft.         1,100            100.00%
   12      01/28/05   1.21    75.81%       68.71%      1968                    226,019    Sq. Ft.           119             97.36%
   13      11/02/04   1.26    80.00%       71.57%      1986                    113,908    Sq. Ft.           228             96.56%
   14      02/07/05   1.57    75.34%       63.25%      1988                        178    Units         140,309             94.94%
   15      02/17/05   1.20    79.68%       69.95%      1990                    275,460    Sq. Ft.            72             99.56%
   16      04/01/05   1.20    69.30%       64.37%      2003                        250    Units          77,200             82.40%
   17      02/01/05   1.25    78.66%       69.96%      1966       1994         141,049    Sq. Ft.           133            100.00%
   18      12/17/04   1.32    72.00%       67.64%      1971       2005             188    Units          95,745             96.28%
   19      02/08/05   1.21    79.65%       70.64%      1986                        210    Units          85,714             90.00%
   20      08/01/05   1.39    77.28%       65.98%      2005                     57,205    Sq. Ft.           288            100.00%
   21      12/15/04   1.30    74.89%       58.27%      1989       2004         184,624    Sq. Ft.            87            100.00%
   22      02/24/05   1.29    70.31%       62.16%      1997                        240    Units          67,083             92.92%
   23      01/24/05   2.67    49.38%       49.38%      1966                    159,286    Sq. Ft.           100             92.55%
   24      01/21/05   1.53    66.57%       51.61%      2000                        167    Rooms          95,670             80.39%
   25      03/01/05   1.21    70.32%       68.43%      1986                     98,928    Sq. Ft.           156             92.83%
   26      02/09/05   1.87    70.24%       70.24%      1987                    128,870    Sq. Ft.           118            100.00%
   27      02/10/05   2.11    64.11%       64.11%      2004                     81,218    Sq. Ft.           185             98.40%
   28      03/08/05   1.34    76.70%       58.04%      1999                        228    Units          59,211            100.00%
   29      02/24/05   1.61    59.24%       54.94%      1989       1995         120,820    Sq. Ft.           103             99.30%
   30      03/16/05   1.23    76.43%       67.31%      1928       2003          23,650    Sq. Ft.           507             96.62%
   31      02/17/05   1.23    76.70%       71.09%      1989                        256    Units          45,703             92.97%
   32      01/07/05   1.24    79.91%       66.45%      1986                        210    Units          51,370             89.05%
   33      02/17/05   1.22    63.24%       59.43%      1974       2005             548    Units          19,617             78.83%
   34      01/25/05   1.33    74.74%       69.33%      1988       1998         103,713    Sq. Ft.            96             97.74%
   35      02/10/05   1.51    81.70%       81.70%      1996                     75,937    Sq. Ft.           126             81.60%
   36      02/10/05   1.77    59.85%       47.05%      2004                        156    Rooms          56,014             70.86%
   37      12/02/04   1.74    69.43%       69.43%      2004                     65,753    Sq. Ft.           129            100.00%
   38      03/04/05   1.20    76.15%       73.04%      1987                        157    Units          52,866             88.54%
   39      02/17/05   1.51    82.00%       82.00%      1999                     86,583    Sq. Ft.            95             97.00%
   40      04/01/05   1.23    65.25%       60.11%      1986                        206    Units          37,379             88.83%
   41      11/30/04   1.24    78.13%       66.99%      1999       2004          52,071    Sq. Ft.           144             89.09%
   42      02/11/05   1.26    79.20%       69.15%      1976       1998             213    Units          35,211             89.67%
   43      02/17/05   1.56    51.85%       46.21%      1968                        248    Units          28,226             93.95%
   44      02/17/05   1.75    82.05%       82.05%      2000                     87,765    Sq. Ft.            73             83.10%
   45      01/12/05   1.50    57.26%       44.77%      2000                        110    Rooms          56,739             75.78%
   46      01/12/05   1.20    76.54%       66.90%      1973                        148    Units          41,892             80.41%
   47      01/24/05   1.39    73.39%       62.14%      1924       1985         103,972    Sq. Ft.            58             90.61%
   48      02/25/05   1.24    69.97%       60.84%      1998                        136    Units          44,118             94.85%
   49      10/26/04   2.51    55.79%       55.79%      1994                    126,405    Sq. Ft.            46            100.00%
   50      03/10/05   1.21    78.89%       71.73%      1998                        104    Units          54,615             99.04%
   51      03/09/05   1.59    54.63%       35.71%      2002                     45,000    Sq. Ft.           124            100.00%
   52      02/18/05   1.44    73.97%       68.68%      2000                     14,490    Sq. Ft.           373            100.00%
   53      03/08/05   1.29    80.00%       71.51%      1981       1996          67,810    Sq. Ft.            79             95.43%
   54      03/03/05   1.24    79.37%       70.94%      1992                     54,019    Sq. Ft.            93            100.00%
   55      01/14/05   1.28    78.45%       65.14%      1987                      6,000    Sq. Ft.           830            100.00%
   56      02/16/05   1.59    82.14%       82.14%      2002                     69,385    Sq. Ft.            66             84.20%
   57      03/16/05   1.23    79.27%       71.88%      1986       2004             105    Units          41,143             93.33%
   58      12/28/04   1.21    79.08%       66.00%      2004                     14,820    Sq. Ft.           283            100.00%
   59      02/17/05   1.23    79.81%       70.72%      1972                        184    Units          22,554             97.83%
   60      12/30/04   1.71    62.99%       59.74%      1995                        117    Rooms          34,188             67.38%
   61      02/16/05   1.63    82.24%       82.24%      1987                     72,850    Sq. Ft.            51             96.60%
   62      02/21/05   1.52    68.18%       63.30%      2001                     15,120    Sq. Ft.           238            100.00%
   63      01/07/05   1.75    62.10%       47.84%      2001                     58,280    Sq. Ft.            61             90.49%
   64      01/06/05   1.34    66.95%       56.03%      1998       2004          30,390    Sq. Ft.           105             84.17%
   65      02/11/05   1.44    50.85%       47.43%      1985                         94    Units          31,915             89.36%
   66      02/16/05   1.41    69.36%       64.40%      2002                     14,490    Sq. Ft.           207            100.00%
   67      12/01/04   2.07    64.96%       64.96%      2004                     14,280    Sq. Ft.           205            100.00%
   68      11/30/04   2.01    65.00%       65.00%      2004                     13,882    Sq. Ft.           209            100.00%
   69      02/01/05   1.49    69.37%       58.26%      1981       1998          30,862    Sq. Ft.            81            100.00%
   70      01/14/05   1.44    67.49%       56.44%      2004                     22,716    Sq. Ft.           110            100.00%
   71      08/15/04   1.78    63.94%       54.11%      1997                     38,826    Sq. Ft.            62             84.00%
   72      03/01/05   1.22    74.92%       62.30%     NA-Land                    4,510    Sq. Ft.           332            100.00%

MORTGAGE
  LOAN     OCCUPANCY                                     MOST RECENT     MOST RECENT     MOST RECENT     MOST RECENT         UW
 NUMBER   "AS OF" DATE        MOST RECENT PERIOD         REVENUES ($)    EXPENSES ($)       NOI ($)         NCF ($)     REVENUES ($)
------------------------------------------------------------------------------------------------------------------------------------

   1        01/31/05     Aug. 1, 2003 - July 31, 2004     70,644,369      39,362,284      31,282,085      30,911,585     90,592,807
   2        03/01/05         YTD 11/04 Annualized         29,855,041      17,619,290      12,235,751      11,984,916     41,194,147
   3        02/01/05      3/1/04-12/31/04 Annualized      19,473,660       5,656,198      13,817,459      13,817,459     19,476,370
  3.1       02/01/05      3/1/04-12/31/04 Annualized       4,377,413       1,848,132       2,529,281       2,529,281      4,234,865
  3.2       02/01/05      3/1/04-12/31/04 Annualized       3,178,410         660,612       2,517,798       2,517,798      3,168,413
  3.3       02/01/05      3/1/04-12/31/04 Annualized       3,200,160         982,434       2,217,726       2,217,726      3,283,857
  3.4       02/01/05      3/1/04-12/31/04 Annualized       1,235,896         300,851         935,045         935,045      1,249,995
  3.5       02/01/05      3/1/04-12/31/04 Annualized       1,569,654         433,980       1,135,674       1,135,674      1,673,852
  3.6       02/01/05      3/1/04-12/31/04 Annualized       1,287,474         484,927         802,547         802,547      1,378,141
  3.7       02/01/05      3/1/04-12/31/04 Annualized         985,648         321,170         664,477         664,477      1,024,695
  3.8       02/01/05      3/1/04-12/31/04 Annualized         492,847          72,842         420,005         420,005        496,975
  3.9       02/01/05      3/1/04-12/31/04 Annualized         478,760          68,911         409,849         409,849        457,778
  3.10      02/01/05      3/1/04-12/31/04 Annualized         549,809          75,962         473,846         473,846        525,956
  3.11      02/01/05      3/1/04-12/31/04 Annualized         512,628         119,582         393,046         393,046        443,068
  3.12      02/01/05      3/1/04-12/31/04 Annualized         364,523          47,186         317,336         317,336        351,340
  3.13      02/01/05      3/1/04-12/31/04 Annualized         304,927          57,275         247,652         247,652        270,221
  3.14      02/01/05      3/1/04-12/31/04 Annualized         255,140          45,688         209,453         209,453        242,330
  3.15      02/01/05      3/1/04-12/31/04 Annualized         256,962          60,467         196,495         196,495        252,078
  3.16      02/01/05      3/1/04-12/31/04 Annualized         214,235          38,516         175,718         175,718        237,384
  3.17      02/01/05      3/1/04-12/31/04 Annualized         209,174          37,663         171,511         171,511        185,422
   4        03/01/05            2004 Annualized           10,152,665       2,040,977       8,111,688       8,084,223     11,946,959
   5        04/13/05                                                                                                      9,283,551
   6        01/25/05                 2004                  8,888,807       4,417,605       4,471,202       4,390,384      8,566,185
   7        03/07/05                 2004                  4,767,279       2,250,218       2,517,061       2,497,518      5,586,654
   8        03/17/05                  T3                   4,893,478       2,465,977       2,427,501       2,333,301      4,893,023
   9        03/01/05                 2004                  3,375,854       1,066,435       2,309,419       2,296,409      3,630,382
   10       03/07/05          Calendar Year 2004           3,211,702       1,088,539       2,123,163       2,060,622      3,628,461
   11       03/01/05             Year 11 Rent              1,888,810          88,740       1,800,070       1,796,320      1,717,000
   12       01/25/05            2004 Annualized            4,170,309       1,571,512       2,598,797       2,549,039      4,318,206
   13       03/31/05                 2004                  2,900,932         993,042       1,907,890       1,890,804      3,392,164
   14       01/24/05                 2004                  6,545,993       3,761,172       2,784,821       2,707,035      6,649,821
   15       03/01/05                 2004                  2,391,502         542,649       1,848,853       1,804,779      2,374,634
   16       03/15/05               T-12 3/05               2,489,711       1,034,283       1,455,428       1,399,178      2,499,968
   17       03/31/05                                                                                                      2,504,941
   18       02/22/05                 2004                  2,222,983         772,876       1,450,107       1,403,107      2,529,600
   19       03/18/05                 2004                  2,428,936         979,531       1,449,405       1,396,905      2,435,656
   20       02/15/05                                                                                                      2,158,341
   21       03/29/05                                                                                                      2,143,327
   22       03/03/05                 2004                  2,298,796         925,509       1,373,287       1,313,287      2,246,045
   23       01/21/05                 2004                  3,602,188       1,408,513       2,193,675       2,157,040      4,077,919
   24       02/01/05                  T12                  6,770,837       4,661,302       2,109,535       1,838,702      6,698,329
   25       03/23/05                 2004                  1,593,655         575,298       1,018,357         990,657      2,060,448
   26       03/10/05                 2003                  2,067,304         501,792       1,565,512       1,528,140      1,947,068
   27       02/14/05                                                                                                      2,110,328
   28       03/08/05                 2004                  1,420,334          28,407       1,391,927       1,334,927      1,399,495
   29       03/07/05                 2004                  2,412,087         782,896       1,629,191       1,600,182      2,351,231
   30       04/01/05                 2004                  1,359,233         432,236         926,997         924,632      1,476,159
   31       03/28/05              2004 Actual              1,742,653         845,153         897,500         846,300      1,847,610
   32       03/28/05                 2004                  1,733,771         776,391         957,380         904,880      1,729,309
   33       02/24/05              Trailing 12              2,472,092       1,488,318         983,774         846,774      2,473,920
   34       02/18/05                 2004                  2,279,546       1,044,778       1,234,768       1,212,988      2,117,722
   35       03/15/05                 2004                  1,149,731         457,810         691,921         680,528      1,230,964
   36       03/01/05                  T12                  4,799,731       3,477,151       1,322,580       1,178,588      4,799,970
   37       12/16/04                                                                                                      1,174,603
   38       03/15/05               T-6 2/05                1,372,830         646,223         726,607         687,357      1,384,322
   39       03/15/05               T12 12/04                 923,174         270,228         652,946         639,836      1,036,249
   40       03/31/05              2004 Actual              1,371,975         784,497         587,478         535,978      1,374,357
   41       02/08/05                 2004                    827,858         236,090         591,768         586,561        950,346
   42       01/05/05                  T-3                  1,299,428         604,733         694,695         641,445      1,297,629
   43       04/04/05              T-12 02/05               1,726,273         925,306         800,967         738,967      1,716,518
   44       03/15/05               T12 12/04                 744,178         289,240         454,938         441,773        964,449
   45       12/31/04                 2004                  2,688,085       1,700,545         987,540         906,897      2,423,810
   46       01/31/05              T-12 02/05               1,169,020         714,446         454,574         417,574      1,169,465
   47       04/01/05                 2004                  1,128,749         676,508         452,241         428,282      1,383,437
   48       02/03/05                 2004                  1,022,363         480,982         541,381         507,381      1,000,479
   49       12/07/04                                                                                                        754,637
   50       03/01/05                                                                                                        783,425
   51       04/07/05                 2004                  1,106,725         235,043         871,682         867,182      1,081,575
   52       03/22/05                 2003                    535,000           5,350         529,650         528,201        535,000
   53       02/21/05                 2004                    629,750         128,181         501,569         494,788        627,450
   54       02/21/05                 2004                    631,515         149,952         481,563         468,059        614,494
   55       02/04/05                                                                                                        434,836
   56       03/15/05                 2004                    615,959         231,444         384,515         376,936        661,493
   57       03/03/05                                                                                                        671,679
   58       02/16/05                                                                                                        347,974
   59       03/30/05                  T3                   1,098,484         644,035         454,449         399,249      1,069,184
   60       02/25/05               T12 2/05                2,079,343       1,473,033         606,310         523,177      2,028,514
   61       03/15/05                 2004                    560,472         203,247         357,225         346,303        587,625
   62       03/22/05                 2003                    376,000           3,760         372,240         370,728        376,034
   63       12/31/04                  T3                     702,864          83,835         619,029         610,989        663,656
   64       04/03/05            7 mo annualized              539,442         236,831         302,611         299,572        525,134
   65       03/10/05                 2004                    903,458         538,596         364,862         341,362        846,046
   66       03/22/05                 2003                    292,000          14,838         277,162         275,713        291,974
   67       01/10/05                                                                                                        303,500
   68       01/25/05                                                                                                        295,000
   69       04/06/05                 2004                    291,872          17,474         274,398         271,311        277,432
   70       03/10/05                                                                                                        312,950
   71       08/15/04                  TTM                    448,253         138,664         309,589         305,380        448,253
   72       03/01/05                                                                                                        124,740

MORTGAGE                   UW NET                                                             LARGEST    LARGEST
  LOAN         UW        OPERATING    UW NET CASH                                             TENANT     TENANT    LARGEST TENANT
 NUMBER   EXPENSES ($)   INCOME ($)     FLOW ($)     LARGEST TENANT NAME                      SQ. FT.   % OF NRA      EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------------

   1       37,103,624    53,489,183    50,540,583    Deutsche / Scudder, Stevens              378,490     20.43%       05/31/09
   2       18,918,036    22,276,111    22,025,275    Associated Press                         290,752     17.39%       11/30/19
   3        6,099,135    13,377,235    12,372,491    Various                                  Various    Various        Various
  3.1       1,916,523     2,318,342     2,124,004    Morristown Memorial Hospital              83,151     53.96%       02/28/12
  3.2         525,353     2,643,060     2,537,865    Montefiore Medical Center                 52,907     63.43%       03/10/08
  3.3       1,081,686     2,202,171     2,075,774    Harvard Vanguard Medical Associates       64,670     64.53%       11/30/09
  3.4         318,629       931,367       867,486    Univ. of FL Jacksonville Healthcare       29,086     57.42%    Multiple Spaces
  3.5         706,438       967,414       823,636    Trinity Hospitals                        114,000    100.00%       06/30/09
  3.6         611,273       766,867       689,344    Mountainside Hospital                     20,276     32.99%       06/30/12
  3.7         302,087       722,609       651,822    Physician Associates, LLC                 17,090     30.45%       12/31/05
  3.8          72,858       424,117       397,315    Physician Associates of FL                20,058     94.39%       04/30/08
  3.9          68,293       389,485       361,738    Physician Associates of FL                21,011     95.50%       04/30/08
  3.10         75,458       450,498       418,968    Physician Associates of FL                24,250     97.00%       04/30/08
  3.11        112,484       330,584       306,019    Exempla Health Care                       19,477    100.00%       07/31/07
  3.12         49,020       302,320       281,511    Physician Associates of FL                16,044     97.24%       04/30/08
  3.13         54,199       216,021       195,590    Team Radiology Inc.                       16,200    100.00%       03/31/08
  3.14         44,477       197,853       178,036    Baptist Health Properties, Inc.           15,713    100.00%       02/29/08
  3.15         57,050       195,028       174,597    MedPartners Acquisition Corp              16,200    100.00%       03/31/08
  3.16         67,160       170,224       154,484    Physiotherapy Associates Inc.             12,480    100.00%       05/31/08
  3.17         36,146       149,276       134,304    Baptist Health Properties, Inc.           11,871    100.00%       02/29/08
   4        3,558,479     8,388,480     8,089,346    New Century                               79,636     29.00%       04/30/10
   5        3,900,403     5,383,148     5,193,144    Wal-Mart (Ground Lease)                  207,928     30.60%       01/25/25
   6        4,030,116     4,536,069     4,212,817    Mercantile Bank & Trust                  202,822     50.19%       12/12/14
   7        2,225,529     3,361,125     3,219,165    Strategic Insight                         13,788     14.11%       12/31/07
   8        2,465,964     2,427,059     2,332,859
   9        1,129,236     2,501,146     2,400,247    AJ's Fine Foods                           26,500     20.37%       04/14/25
   10         896,701     2,731,760     2,570,336    Lowe's Home Improvement (Ground Lease)   160,000     38.37%       05/31/24
   11          85,180     1,631,820     1,628,070    Columbia University                       25,000    100.00%       10/31/53
   12       1,874,018     2,444,188     2,127,162    Moreno Insurance                          35,211     15.58%       05/31/07
   13       1,057,813     2,334,351     2,227,223    Govolution, Inc                           15,246     13.38%       01/31/12
   14       3,850,631     2,799,190     2,721,404
   15         632,487     1,742,147     1,627,194    Lowe's Home Improvement                  161,000     58.45%       02/29/24
   16         868,107     1,631,861     1,575,611
   17         814,186     1,690,755     1,555,460    Shaw's Supermarket                        70,000     49.63%       07/31/08
   18         946,854     1,582,746     1,535,746
   19         961,807     1,473,849     1,421,349
   20         583,698     1,574,643     1,538,562    Office Depot                              15,986     27.95%       12/31/14
   21         456,827     1,686,500     1,630,465    Home Market Foods                        112,677     61.03%       03/31/30
   22         858,066     1,387,979     1,327,979
   23       1,564,415     2,513,505     2,191,828    Roy's Woodland Hills                       7,327      4.60%        09/30/14
   24       4,604,286     2,094,043     1,893,093
   25         681,506     1,378,941     1,245,102    Brent Rosencranz                          15,948     16.12%    Multiple Spaces
   26         452,332     1,494,736     1,380,779    Jewel/Osco                                64,922     50.38%       02/28/19
   27         527,868     1,582,460     1,539,057    Stater Brothers                           44,093     54.29%       01/31/25
   28          27,990     1,371,505     1,314,505
   29         784,405     1,566,825     1,354,223    Wyrick Robbins Yates & Ponton LLP         50,555     41.84%       07/31/09
   30         417,062     1,059,098     1,032,645    Ecko Unlimited                            12,000     50.74%       12/31/10
   31         834,892     1,012,717       961,517
   32         782,201       947,108       894,608
   33       1,490,451       983,469       846,469
   34       1,052,753     1,064,969       882,327    Department of Revenue                     47,694     45.99%       11/30/08
   35         501,925       729,039       717,646
   36       3,408,590     1,391,380     1,247,381
   37         329,575       845,028       795,110    CompUSA                                   22,092     33.60%       01/31/20
   38         674,067       710,255       671,005
   39         409,380       626,869       613,759
   40         673,411       700,946       649,446
   41         259,994       690,352       637,574    MODA                                       5,570     10.70%       04/30/09
   42         608,667       688,962       635,712
   43         924,953       791,564       729,564
   44         396,767       567,682       554,517
   45       1,582,871       840,939       743,987
   46         629,094       540,371       503,371
   47         674,869       708,567       595,314    G.S.A.                                    42,934     41.29%    Multiple Spaces
   48         477,916       522,563       488,563
   49          22,639       731,998       715,565    Lowe's Home Improvement                  126,405    100.00%       01/31/14
   50         303,737       479,688       458,888
   51         245,355       836,220       761,998    Aesculapian Management Company, LLC       45,000    100.00%       03/30/20
   52           5,350       529,650       528,201    Walgreens                                 14,490    100.00%       10/31/61
   53         127,691       499,759       472,586    Bi-Lo                                     44,570     65.73%       07/31/17
   54         150,396       464,098       421,691    Food Lion                                 40,202     74.42%       05/26/12
   55           5,001       429,835       421,435    PNC Bank                                   6,000    100.00%       06/30/07
   56         291,822       369,671       362,092
   57         302,679       369,000       348,000
   58           3,480       344,494       343,012    Walgreens                                 14,820    100.00%       01/31/80
   59         684,436       384,748       329,548
   60       1,464,400       564,114       482,973
   61         273,887       313,738       302,816
   62           3,760       372,274       370,762    Walgreens                                 15,120    100.00%       09/30/61
   63         186,803       476,853       468,813
   64         204,183       320,951       291,560    Humana                                     4,638     15.26%       03/31/10
   65         518,283       327,763       304,263
   66           2,920       289,054       287,605    Walgreens                                 14,490    100.00%       07/31/77
   67           9,105       294,395       292,967    Walgreens                                 14,280    100.00%       12/31/79
   68           8,850       286,150       284,762    Walgreens                                 13,882    100.00%       10/31/79
   69          16,532       260,900       257,814    Piggly Wiggly                             30,862    100.00%       09/30/18
   70          51,510       261,440       245,500    CiCi's Pizza                               4,952     21.80%       04/30/14
   71         139,178       309,075       304,866
   72           2,495       122,245       122,245    Wachovia Bank, N.A. (Ground Lease)         4,510    100.00%       11/30/24

                                                      2ND
MORTGAGE                                            LARGEST    2ND LARGEST
  LOAN                                               TENANT    TENANT % OF      2ND LARGEST
 NUMBER   2ND LARGEST TENANT NAME                    SQ. FT.      NRA (%)     TENANT EXP. DATE      3RD LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

   1      Ropes & Gray                              322,754       17.42%          12/31/10          Choate, Hall & Stewart
   2      Thirteen/WNET                             204,791       12.25%          11/19/18          Lerner NY
   3      Various                                   Various      Various          Various           Various
  3.1     Mid Atlantic Surgical                       8,097        5.25%          12/31/07          Surgical Specialists
  3.2     NYS Assc. for Retarded Children            14,916       17.88%          06/28/13          Cardinal Health 414, Inc.
  3.3     Kindercare Learning Ctr                     6,184        6.17%          08/31/05          World Media Foundation
  3.4     Medical Partners Surgery Center, Ltd       14,522       28.67%          04/30/13          Shands Jacksonville Medical
  3.5
  3.6     Surburban Endoscopy Center , LLC            9,099       14.80%          12/31/12          Essex Testing Clinic, Inc
  3.7     Commonwealth Orthopaedic Centers PSC       10,447       18.61%       Multiple Spaces      Gambro Healthcare
  3.8
  3.9     Family Meds, Inc.                             989        4.50%          06/30/08
  3.10    Family Meds, Inc.                             750        3.00%          06/30/08
  3.11
  3.12    Family Meds, Inc.                             456        2.76%          06/30/08
  3.13
  3.14
  3.15
  3.16
  3.17
   4      Sport Chalet                               35,049       12.76%          12/31/15          Quick Loan Funding
   5      Lowe's Home Improvement (Ground Lease)    166,992       24.57%          10/31/30          Sport Chalet
   6      Venable, LLP                              140,649       34.81%          04/30/11          Grant Thornton
   7      Career Blazer                              12,178       12.46%       Multiple Spaces      Citra Trading
   8
   9      Creative Leather Furniture                 13,249       10.18%          03/10/10          Showcase Home Entertainment
   10     Burlington Coat Factory                    81,500       19.55%          09/30/09          Super Stop & Shop
   11
   12     Executive Suite (Master Lease)             22,172        9.81%          02/18/10          Arcadis
   13     Bean Kinney & Korman, PC                   14,536       12.76%          11/30/06          Laughlin, Marinaccio & Owens
   14
   15     Giant                                      53,800       19.53%          02/28/41          CVS
   16
   17     Joey'z Shopping Spree                      12,000        8.51%          11/30/15          Hometown Buffet
   18
   19
   20     Prudential/WCI                              6,792       11.87%          02/28/10          Fidelity Investments
   21     The Home Depot                             71,947       38.97%          03/31/08
   22
   23     Fleming's/Woodland Hills                    7,040        4.42%          08/31/14          Insurance Technical
   24
   25     Sunrise Medical                            12,216       12.35%          12/11/07          Dot Hill Systems
   26     Ace Hardware                               17,600       13.66%          03/14/09          Blockbuster Video
   27     Washington Mutual Bank                      5,000        6.16%          12/31/14          Jack in the Box (Ground Lease)
   28
   29     American Board of Anesthesiology, Inc.     11,008        9.11%       Multiple Spaces      BWAY Corporation
   30     T.R.I. Center                               8,000       33.83%          12/31/10          Subway
   31
   32
   33
   34     Executive Suites                           22,448       21.64%          07/31/09          Keiser College
   35
   36
   37     Cost Plus, Inc.                            18,365       27.93%          01/31/17          PETCO
   38
   39
   40
   41     J Bourn Gallery                             3,630        6.97%          07/31/09          Geist Market
   42
   43
   44
   45
   46
   47     Reading Area Community College             13,227       12.72%       Multiple Spaces      Stevens & Lee
   48
   49
   50
   51
   52
   53     Dollar General                              7,200       10.62%          04/30/07          Check into Cash
   54     Expert Nails                                3,000        5.55%          06/30/07          Sunrise Cleaners
   55     Marriott (Ground Lease)                                                 01/31/17
   56
   57
   58
   59
   60
   61
   62
   63
   64     Back in Action                              3,751       12.34%          05/14/09          Mishugas2, Inc.
   65
   66
   67
   68
   69
   70     Video Warehouse                             3,732       16.43%          09/30/09          GameStop
   71
   72                                                                                                                                                                                                                                                                                                   72

              3RD        3RD
Mortgage    LARGEST    LARGEST                                                                                              MORTGAGE
  Loan      TENANT     TENANT %      3RD LARGEST                            LARGEST AFFILIATED SPONSOR FLAG                   LOAN
 Number     SQ. FT      OF NRA     TENANT EXP. DATE    LOCKBOX                    (> THAN 4% OF POOL)                        NUMBER
------------------------------------------------------------------------------------------------------------------------------------

   1        155,324      8.38%         09/30/15         Day 1    Prudential Property Investment Separate Account ("PRISA")      1
   2        163,093      9.75%         06/30/15         Day 1             Jacob Chetrit & Arbor Realty SR, Inc.                 2
   3        Various     Various         Various         Day 1                 Cindy Dolgin and Meyer Chetrit                    3
  3.1         6,470      4.20%         05/31/07                                                                                3.1
  3.2         7,345      8.81%         06/16/05                                                                                3.2
  3.3         5,278      5.27%         11/30/10                                                                                3.3
  3.4         5,065     10.00%         10/31/09                                                                                3.4
  3.5                                                                                                                          3.5
  3.6         7,314     11.90%         03/31/07                                                                                3.6
  3.7         6,475     11.54%         10/31/07                                                                                3.7
  3.8                                                                                                                          3.8
  3.9                                                                                                                          3.9
  3.10                                                                                                                         3.10
  3.11                                                                                                                         3.11
  3.12                                                                                                                         3.12
  3.13                                                                                                                         3.13
  3.14                                                                                                                         3.14
  3.15                                                                                                                         3.15
  3.16                                                                                                                         3.16
  3.17                                                                                                                         3.17
   4         25,918      9.44%         11/30/08         Day 1              Maguire Properties, L.P.                             4
   5         42,000      6.18%         10/31/15       Springing                                                                 5
   6         16,744      4.14%         12/31/13         Day 1                                                                   6
   7          8,167      8.36%         05/01/14         Day 1                                                                   7
   8                                                                                                                            8
   9         12,000      9.22%         02/02/10         Day 1                                                                   9
   10        65,000     15.59%         04/30/20         Day 1                                                                   10
   11                                                   Day 1                                                                   11
   12        12,552      5.55%      Multiple Spaces                                                                             12
   13        11,288      9.91%         11/30/13         Day 1                                                                   13
   14                                                                                                                           14
   15        11,840      4.30%         02/28/06       Springing                                                                 15
   16                                                 Springing                                                                 16
   17         9,745      6.91%         12/31/10       Springing                                                                 17
   18                                                                                                                           18
   19                                                                                                                           19
   20         6,144     10.74%         02/28/15                                                                                 20
   21                                                                                                                           21
   22                                                   Day 1                                                                   22
   23         4,271      2.68%         10/31/09                                                                                 23
   24                                                                                                                           24
   25        11,219     11.34%         04/30/06                                                                                 25
   26         6,000      4.66%         01/31/07                                                                                 26
   27         3,600      4.43%         03/31/25                                                                                 27
   28                                                                                                                           28
   29        10,201      8.44%         09/30/08                                                                                 29
   30           800      3.38%         12/31/10                                                                                 30
   31                                                                                                                           31
   32                                                                                                                           32
   33                                                                                                                           33
   34        19,591     18.89%         09/30/14       Springing                                                                 34
   35                                                 Springing                                                                 35
   36                                                                                                                           36
   37        15,217     23.14%         10/31/19         Day 1                                                                   37
   38                                                                                                                           38
   39                                                 Springing                                                                 39
   40                                                                                                                           40
   41         2,500      4.80%         07/31/09                                                                                 41
   42                                                                                                                           42
   43                                                                                                                           43
   44                                                 Springing                                                                 44
   45                                                                                                                           45
   46                                                                                                                           46
   47         7,092      6.82%         12/31/07                                                                                 47
   48                                                                                                                           48
   49                                                 Springing                                                                 49
   50                                                                                                                           50
   51                                                                                                                           51
   52                                                                                                                           52
   53         2,900      4.28%         10/31/07                                                                                 53
   54         2,540      4.70%         08/31/08                                                                                 54
   55                                                 Springing                                                                 55
   56                                                 Springing                                                                 56
   57                                                                                                                           57
   58                                                                                                                           58
   59                                                                                                                           59
   60                                                                                                                           60
   61                                                 Springing                                                                 61
   62                                                                                                                           62
   63                                                                                                                           63
   64         2,354      7.75%         08/31/09                                                                                 64
   65                                                                                                                           65
   66                                                                                                                           66
   67                                                 Springing                                                                 67
   68                                                 Springing                                                                 68
   69                                                                                                                           69
   70         1,600      7.04%         05/31/09                                                                                 70
   71                                                                                                                           71
   72                                                                                                                           72

(1) Two Mortgage Loans, representing 24.8% of the Cut-Off Date Pool Balance, are part of a split loan structure and the related pari passu companion loans are not included in the trust fund. With respect to these Mortgage Loans, unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of these Mortgage Loans and the related pari passu companion loans.

(2) The appraised value is based upon the collective portfolio value and not on the value of the individual Mortgaged Properties. See "Risk Factors - The
Mortgage Loans - Inspections and Appraisals May Not Accurately Reflect Value or
Condition of Mortgaged Property" in the prospectus supplement.

See "DESCRIPTION OF THE MORTGAGE POOL - Additional Mortgage Loan Information" in
the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C18

ANNEX A-1A                    CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES IN LOAN GROUP 1
----------

 MORTGAGE     LOAN
   LOAN      GROUP
  NUMBER     NUMBER                   PROPERTY NAME                                                        ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1          1      One & Two International Place(1)                                        90-150 Oliver Street
    2          1      450 West 33rd Street(1)                                                 450 West 33rd Street
    3          1      Kadima Medical Office Pool(2)                                           Various
   3.1                Morristown Professional Building                                        95 Madison Avenue
   3.2                2300 Westchester Avenue Building                                        2300 Westchester Avenue
   3.3                Davis Square Center                                                     20-40 Holland Street
   3.4                Emerson Medical Complex                                                 4545-4555 Emerson Street
   3.5                Kadima Medical Building - Minot, ND                                     400 Burdick Expressway East
   3.6                Verona Professional Building                                            799 Bloomfield Avenue
   3.7                South Hill Medical Center                                               525 Alexandria Pike
   3.8                Orlando IV Clinic                                                       7300 Sand Lake Commons Boulevard
   3.9                Orlando III Clinic                                                      3400 Quadrangle Boulevard
   3.10               Orlando II Clinic                                                       300 North Lake Destiny Road
   3.11               Park Meadows Clinic                                                     8080 East Park Meadows Drive
   3.12               Orlando I Clinic                                                        200 Park Place Boulevard
   3.13               Tampa II Clinic                                                         12210 Bruce B. Downs Boulevard
   3.14               Regency Square Clinic                                                   9090 Regency Square North
   3.15               Tampa I Clinic                                                          220 Grand Regency Boulevard
   3.16               Germantown Clinic                                                       4815 Riverdale Road
   3.17               San Jose Clinic                                                         11261 San Jose Boulevard
    4          1      Park Place II                                                           2957-3041 and 3121 Michelson Drive
    5          1      Happy Valley Towne Center                                               2400 West Happy Valley Road
    6          1      Mercantile Bank & Trust Building                                        2 Hopkins Plaza
    7          1      590 Fifth Avenue                                                        590 Fifth Avenue
    8          1      Cypress Lake at Stonebriar                                              8404 Warren Parkway
    9          1      Casa Paloma Shopping Center                                             7131 West Ray Road
    10         1      Copaco Center                                                           335 Cottage Grove Road
    11         1      2700 Broadway                                                           2700 Broadway
    12         1      Fullerton Towers                                                        1400 and 1440 North Harbor Boulevard
    13         1      Courthouse Place                                                        2000 North 14th Street
    14         1      Kensington Place                                                        1580 Geary Road
    15         1      Springtown Shopping Center                                              2643 Shillington Road
    16         1      Resort at University Park Apartments                                    4675 Alta Point
    17         1      Prospect Plaza                                                          45 Kane Street
    19         1      Sandpiper Village Apartments                                            999 Marshall Road
    20         1      Plaza at Wellington Green                                               2205-2495 State Road 7
    21         1      Home Market Foods                                                       140 Morgan Drive
    22         1      Serena Shores Apartments                                                4101 East Baseline Road
    23         1      Topanga and Victory                                                     6325 & 6355 Topanga Canyon Boulevard
    24         1      Embassy Suites - Orlando, FL                                            191 East Pine Street
    25         1      One Carlsbad Research Center                                            2382 and 2386 Faraday Avenue
    26         1      Heritage Plaza Shopping Center                                          700-800 Army Trail Road
    27         1      Bear Creek Village Shopping Center                                      36004-36164 Hidden Springs Road
    29         1      The Summit                                                              4101 Lake Boone Trail
    30         1      1369 Broadway                                                           1369 Broadway
    31         1      Sterling Square Apartments                                              1900 Windsor Hill Drive
    33         1      Taylors Crossing                                                        1 Pinecroft Drive
    34         1      1900 Building                                                           1900 West Commercial Boulevard
    35         1      Extra Space Self Storage #3 - Atlanta, GA                               600 Virginia Avenue
    36         1      Hilton Garden Inn - Dania Beach, FL                                     180 SW 18th Avenue
    37         1      Market Square - Phase II                                                13711 South Tamiami Trail
    39         1      Extra Space Self Storage #3 - Orlando (South John Young Parkway), FL    13125 South John Young Parkway
    41         1      Fall Creek Harbour Shopping Center                                      10142 Brooks School Road
    42         1      Sherwood Ridges Apartments                                              3736 Kings Court
    44         1      Extra Space Self Storage #3 - Orlando (Metrowest Boulevard), FL         5603 Metrowest Boulevard
    45         1      Courtyard by Marriott - Coral Springs, FL                               620 North University Drive
    47         1      The Madison                                                             400 Washington Street
    49         1      Lowe's Home Improvement - Jonesboro, AR                                 2111 Fair Park Boulevard
    50         1      Cuestas Apartments                                                      2800 North Roadrunner Parkway
    51         1      Cattle Ridge Medical Center                                             3333 Cattlemen Road
    52         1      Walgreens - Staten Island, NY                                           1551 Richmond Avenue
    53         1      Friarsgate Plaza Shopping Center                                        7949 Broad River Road
    54         1      Albemarle Square Shopping Center                                        9009 Albermarle Road
    55         1      PNC Bank & Mariott Ground Lease                                         762 & 782 West Lancaster Avenue
    56         1      Extra Space Self Storage #3 - Orlando (Lake Underhill Road), FL         11971 Lake Underhill Road
    58         1      Walgreens - Glen Allen, VA                                              9801 Brook Road
    60         1      Fairfield Inn Market Center                                             2110 Market Center Boulevard
    61         1      Extra Space Self Storage #3 - Ocoee, FL                                 1101 Marshall Farms Road
    62         1      Walgreens - Shawnee Mission, KS                                         11021 Shawnee Mission Parkway
    63         1      Kelly Road Self Storage                                                 11181 Kelly Road
    64         1      King's Plaza                                                            7640-7690 Nob Hill Road
    66         1      Walgreens - Georgetown, TX                                              3204 Williams Drive
    67         1      Walgreens - Pineville, LA                                               3400 Military Highway
    68         1      Walgreens - Sidney, OH                                                  1400 Michigan Street
    69         1      Piggly Wiggly - Appleton, WI                                            520 East Northland Avenue
    70         1      Massillon Marketplace                                                   101 Massillon Marketplace Drive SW
    71         1      Metro Storage - Phase II                                                23325 Van Born Road
    72         1      Wachovia Bank Ground Lease                                              Levittown Parkway and U.S. Route 13

(1) Two Mortgage Loans, representing 24.5% of the Cut-Off Date Pool Balance, are part of a split loan structure and the related pari passu companion loans are not included in the trust fund. With respect to these Mortgage Loans, unless otherwise specified, the calculation of Balance per SF, LTV ratios and DSC ratios were based upon the aggregate indebtedness of these Mortgage Loans and the related pari passu companion loans.

(2) The appraised value is based upon the collective portfolio value and not on the value of the individual Mortgaged Properties. See "Risk Factors - The
Mortgage Loans - Inspections and Appraisals May Not Accurately Reflect Value or
Condition of Mortgaged Property" in the prospectus supplement.

See "DESCRIPTION OF THE MORTGAGE POOL - Additional Mortgage Loan Information" in
the prospectus supplement.

MORTGAGE                                              CROSS COLLATERALIZED                          GENERAL
  LOAN                                                 AND CROSS DEFAULTED              LOAN        PROPERTY           SPECIFIC
 NUMBER    CITY              STATE   ZIP CODE               LOAN FLAG                ORIGINATOR       TYPE           PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

   1       Boston              MA      02110                                          Wachovia       Office               CBD
   2       New York            NY      10001                                          Wachovia       Office               CBD
   3       Various           Various  Various                                         Wachovia       Office             Medical
  3.1      Morristown          NJ      07960                                                         Office             Medical
  3.2      Bronx               NY      10462                                                         Office             Medical
  3.3      Somerville          MA      02144                                                         Office             Medical
  3.4      Jacksonville        FL      32207                                                         Office             Medical
  3.5      Minot               ND      58701                                                         Office             Medical
  3.6      Verona              NJ      07044                                                         Office             Medical
  3.7      Southgate           KY      41071                                                         Office             Medical
  3.8      Orlando             FL      32819                                                         Office             Medical
  3.9      Orlando             FL      32817                                                         Office             Medical
  3.10     Maitland            FL      32751                                                         Office             Medical
  3.11     Lone Tree           CO      80124                                                         Office             Medical
  3.12     Kissimmee           FL      34741                                                         Office             Medical
  3.13     Tampa               FL      33612                                                         Office             Medical
  3.14     Jacksonville        FL      32211                                                         Office             Medical
  3.15     Brandon             FL      33510                                                         Office             Medical
  3.16     Memphis             TN      38141                                                         Office             Medical
  3.17     Jacksonville        FL      32223                                                         Office             Medical
   4       Irvine              CA      92612                                          Wachovia      Mixed Use        Office/Retail
   5       Phoenix             AZ      85027                                          Wachovia       Retail            Anchored
   6       Baltimore           MD      21201                                          Wachovia       Office               CBD
   7       New York            NY      10036                                          Wachovia       Office               CBD
   8       Frisco              TX      75034                                          Wachovia     Multifamily       Conventional
   9       Chandler            AZ      85226                                          Wachovia       Retail            Anchored
   10      Bloomfield          CT      06002                                          Wachovia       Retail            Anchored
   11      New York            NY      10025                                          Wachovia       Retail            Anchored
   12      Fullerton           CA      92835                                          Wachovia       Office            Suburban
   13      Arlington           VA      22201                                          Wachovia       Office            Suburban
   14      Walnut Creek        CA      94596                                          Wachovia     Multifamily    Independent Living
   15      Reading             PA      19608                                          Wachovia       Retail            Anchored
   16      Colorado Springs    CO      80918                                          Wachovia     Multifamily       Conventional
   17      West Hartford       CT      06119                                          Wachovia       Retail            Anchored
   19      Vacaville           CA      95687                                          Wachovia     Multifamily       Conventional
   20      Wellington          FL      33414                                          Wachovia       Retail            Anchored
   21      Norwood             MA      02062                                          Wachovia     Industrial            Flex
   22      Gilbert             AZ      85234                                          Wachovia     Multifamily       Conventional
   23      Woodland Hills      CA      91367                                          Wachovia       Office            Suburban
   24      Orlando             FL      32801                                          Wachovia     Hospitality       Full Service
   25      Carlsbad            CA      92008                                          Wachovia       Office            Suburban
   26      Carol Stream        IL      60188                                          Wachovia       Retail            Anchored
   27      Wildomar            CA      92595                                          Wachovia       Retail            Anchored
   29      Raleigh             NC      27607                                          Wachovia       Office            Suburban
   30      New York            NY      10018                                          Wachovia       Office               CBD
   31      Matthews            NC      28105                                          Wachovia     Multifamily       Conventional
   33      Taylors             SC      29687                                          Wachovia     Multifamily       Conventional
   34      Fort Lauderdale     FL      33309                                          Wachovia       Office            Suburban
   35      Atlanta             GA      30306  Extra Space Self Storage Portfolio #3   Wachovia    Self Storage       Self Storage
   36      Dania Beach         FL      33004                                          Wachovia     Hospitality      Limited Service
   37      Fort Myers          FL      33912                                          Wachovia       Retail         Shadow Anchored
   39      Orlando             FL      32837  Extra Space Self Storage Portfolio #3   Wachovia    Self Storage       Self Storage
   41      Fishers             IN      46038                                          Wachovia      Mixed Use        Retail/Office
   42      Winston-Salem       NC      27106                                          Wachovia     Multifamily       Conventional
   44      Orlando             FL      32811  Extra Space Self Storage Portfolio #3   Wachovia    Self Storage       Self Storage
   45      Coral Springs       FL      33071                                          Wachovia     Hospitality      Limited Service
   47      Reading             PA      19601                                          Wachovia       Office            Suburban
   49      Jonesboro           AR      72401                                          Wachovia       Retail            Anchored
   50      Las Cruces          NM      88011                                          Wachovia     Multifamily       Conventional
   51      Sarasota            FL      34232                                          Wachovia       Office             Medical
   52      Staten Island       NY      10314                                          Wachovia       Retail            Anchored
   53      Irmo                SC      29063                                          Wachovia       Retail            Anchored
   54      Charlotte           NC      28205                                          Wachovia       Retail            Anchored
   55      Wayne               PA      19087                                          Wachovia      Mixed Use         Retail/Land
   56      Orlando             FL      32825  Extra Space Self Storage Portfolio #3   Wachovia    Self Storage       Self Storage
   58      Glen Allen          VA      23059                                          Wachovia       Retail            Anchored
   60      Dallas              TX      75207                                          Wachovia     Hospitality      Limited Service
   61      Ocoee               FL      34761  Extra Space Self Storage Portfolio #3   Wachovia    Self Storage       Self Storage
   62      Shawnee Mission     KS      66203                                          Wachovia       Retail            Anchored
   63      Fort Myers          FL      33908                                          Wachovia    Self Storage       Self Storage
   64      Tamarac             FL      33321                                          Wachovia       Retail           Unanchored
   66      Georgetown          TX      78628                                          Wachovia       Retail            Anchored
   67      Pineville           LA      71360                                          Wachovia       Retail            Anchored
   68      Sidney              OH      45365                                          Wachovia       Retail            Anchored
   69      Appleton            WI      54911                                          Wachovia       Retail            Anchored
   70      Massillon           OH      44647                                          Wachovia       Retail         Shadow Anchored
   71      Taylor              MI      48180                                          Wachovia    Self Storage       Self Storage
   72      Tullytown Borough   PA      19055                                          Wachovia        Land              Retail

MORTGAGE                                        % OF AGGREGATE   % OF AGGREGATE
  LOAN      ORIGINAL LOAN      CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE    ORIGINATION   FIRST PAY  MATURITY DATE   MORTGAGE
 NUMBER      BALANCE ($)     LOAN BALANCE ($)      BALANCE       GROUP 1 BALANCE      DATE        DATE        OR ARD         RATE
-----------------------------------------------------------------------------------------------------------------------------------

   1       216,000,000.00     216,000,000.00        15.37%           16.41%         01/10/05    02/11/05     01/11/15      5.2050%
   2       132,500,000.00     132,500,000.00        9.43%            10.07%         03/03/05    04/11/05     03/11/15      5.1000%
   3       127,500,000.00     127,500,000.00        9.07%             9.69%         03/15/05    05/11/05     04/11/15      5.2724%
  3.1       25,044,642.86
  3.2       23,902,963.76
  3.3       23,223,214.29
  3.4       9,256,467.70
  3.5       8,988,970.24
  3.6       7,249,942.85
  3.7       4,705,577.94
  3.8       3,733,928.57
  3.9       3,460,714.29
  3.10      3,324,107.14
  3.11      3,096,428.57
  3.12      2,367,857.14
  3.13      2,138,390.07
  3.14      1,956,243.76
  3.15      1,934,172.78
  3.16      1,639,285.71
  3.17      1,477,092.33
   4       100,000,000.00     100,000,000.00        7.12%             7.60%         03/15/05    05/11/05     04/11/12      5.3900%
   5        56,000,000.00      56,000,000.00        3.98%             4.25%         04/13/05    06/11/05     05/11/15      5.7900%
   6        41,000,000.00      41,000,000.00        2.92%             3.11%         12/13/04    02/11/05     01/11/12      5.2600%
   7        40,000,000.00      40,000,000.00        2.85%             3.04%         03/01/05    04/11/05     03/11/15      5.3900%
   8        29,770,000.00      29,770,000.00        2.12%             2.26%         04/20/05    06/11/05     05/11/10      5.4200%
   9        29,050,000.00      29,050,000.00        2.07%             2.21%         03/10/05    04/11/05     03/11/15      5.6300%
   10       29,000,000.00      29,000,000.00        2.06%             2.20%         03/11/05    04/11/05     03/11/15      5.4000%
   11       27,500,000.00      27,500,000.00        1.96%             2.09%         04/15/05    06/11/05     05/11/15      5.4100%
   12       26,800,000.00      26,800,000.00        1.91%             2.04%         03/02/05    04/11/05     03/11/15      5.1300%
   13       26,000,000.00      26,000,000.00        1.85%             1.98%         03/18/05    05/11/05     04/11/15      5.5000%
   14       24,975,000.00      24,975,000.00        1.78%             1.90%         04/20/05    06/11/05     05/11/15      5.6600%
   15       19,760,000.00      19,760,000.00        1.41%             1.50%         04/05/05    05/11/05     04/11/15      5.5900%
   16       19,300,000.00      19,300,000.00        1.37%             1.47%         04/06/05    05/11/05     04/11/15      5.4900%
   17       18,800,000.00      18,800,000.00        1.34%             1.43%         04/01/05    05/11/05     04/11/15      5.2200%
   19       18,000,000.00      18,000,000.00        1.28%             1.37%         04/14/05    06/11/05     05/11/15      5.0900%
   20       16,500,000.00      16,500,000.00        1.17%             1.25%         02/16/05    04/11/05     03/11/15      5.3900%
   21       16,125,000.00      16,102,087.23        1.15%             1.22%         03/29/05    05/11/05     04/11/15      6.1000%
   22       16,100,000.00      16,100,000.00        1.15%             1.22%         03/31/05    05/11/05     04/11/15      4.9500%
   23       16,000,000.00      16,000,000.00        1.14%             1.22%         03/02/05    04/11/05     03/11/15      5.1300%
   24       16,000,000.00      15,976,876.23        1.14%             1.21%         04/04/05    05/11/05     04/11/15      5.9900%
   25       15,400,000.00      15,400,000.00        1.10%             1.17%         03/23/05    05/11/05     04/11/10      5.3500%
   26       15,242,500.00      15,242,500.00        1.08%             1.16%         03/18/05    05/11/05     04/11/12      4.8500%
   27       15,065,000.00      15,065,000.00        1.07%             1.14%         03/01/05    04/11/05     03/11/12      4.8500%
   29       12,500,000.00      12,500,000.00        0.89%             0.95%         04/04/05    05/11/05     04/11/15      5.3800%
   30       12,000,000.00      12,000,000.00        0.85%             0.91%         04/20/05    06/11/05     05/11/15      5.7200%
   31       11,700,000.00      11,700,000.00        0.83%             0.89%         03/30/05    05/11/05     04/11/12      5.3300%
   33       10,750,000.00      10,750,000.00        0.76%             0.82%         03/01/05    04/11/05     03/11/10      5.0300%
   34       10,000,000.00      9,978,428.16         0.71%             0.76%         02/23/05    04/11/05     03/11/10      5.2400%
   35       9,600,000.00       9,600,000.00         0.68%             0.73%         03/21/05    05/11/05     04/11/10      4.9500%
   36       8,750,000.00       8,738,150.09         0.62%             0.66%         03/18/05    05/11/05     04/11/15      6.4100%
   37       8,470,000.00       8,470,000.00         0.60%             0.64%         04/14/05    06/11/05     05/11/15      5.4100%
   39       8,200,000.00       8,200,000.00         0.58%             0.62%         03/21/05    05/11/05     04/11/10      4.9500%
   41       7,500,000.00       7,500,000.00         0.53%             0.57%         02/17/05    04/11/05     03/11/15      5.5500%
   42       7,500,000.00       7,500,000.00         0.53%             0.57%         03/17/05    05/11/05     04/11/15      5.3600%
   44       6,400,000.00       6,400,000.00         0.46%             0.49%         03/21/05    05/11/05     04/11/10      4.9500%
   45       6,250,000.00       6,241,322.74         0.44%             0.47%         03/31/05    05/11/05     04/11/15      6.2500%
   47       6,000,000.00       6,000,000.00         0.43%             0.46%         04/20/05    06/11/05     05/11/15      5.9400%
   49       5,857,500.00       5,857,500.00         0.42%             0.44%         01/14/05    05/11/05     04/11/10      4.8700%
   50       5,680,000.00       5,680,000.00         0.40%             0.43%         03/31/05    05/11/05     04/11/15      5.3100%
   51       5,600,000.00       5,600,000.00         0.40%             0.43%         04/20/05    06/11/05     05/11/15      5.9200%
   52       5,400,000.00       5,400,000.00         0.38%             0.41%         04/20/05    06/11/05     05/11/10      5.4500%
   53       5,388,000.00       5,388,000.00         0.38%             0.41%         04/04/05    05/11/05     04/11/15      5.4600%
   54       5,000,000.00       5,000,000.00         0.36%             0.38%         04/04/05    05/11/05     04/11/15      5.4600%
   55       5,000,000.00       4,981,825.33         0.35%             0.38%         02/11/05    03/11/05     02/11/15      5.2000%
   56       4,600,000.00       4,600,000.00         0.33%             0.35%         03/21/05    05/11/05     04/11/10      4.9500%
   58       4,200,000.00       4,191,243.18         0.30%             0.32%         02/18/05    04/11/05     03/11/15      5.4000%
   60       4,000,000.00       4,000,000.00         0.28%             0.30%         03/18/05    05/11/05     04/11/10      5.8400%
   61       3,750,000.00       3,750,000.00         0.27%             0.28%         03/21/05    05/11/05     04/11/10      4.9500%
   62       3,600,000.00       3,600,000.00         0.26%             0.27%         04/20/05    06/11/05     05/11/10      5.4500%
   63       3,550,000.00       3,539,915.76         0.25%             0.27%         02/24/05    04/11/05     03/11/15      5.7600%
   64       3,200,000.00       3,193,455.82         0.23%             0.24%         02/16/05    04/11/05     03/11/15      5.4900%
   66       3,000,000.00       3,000,000.00         0.21%             0.23%         04/20/05    06/11/05     05/11/10      5.4500%
   67       2,923,000.00       2,923,000.00         0.21%             0.22%         01/13/05    03/11/05     02/11/15      4.8500%
   68       2,899,000.00       2,899,000.00         0.21%             0.22%         01/31/05    03/11/05     02/11/15      4.8900%
   69       2,500,000.00       2,497,334.90         0.18%             0.19%         04/08/05    05/11/05     04/11/15      5.6400%
   70       2,500,000.00       2,497,263.60         0.18%             0.19%         03/29/05    05/11/05     04/11/15      5.5000%
   71       2,400,000.00       2,397,564.72         0.17%             0.18%         04/08/05    05/11/05     04/11/15      5.9000%
   72       1,500,000.00       1,498,301.79         0.11%             0.11%         03/24/05    05/11/05     04/11/15      5.3200%

                                        INTEREST     ORIGINAL      REMAINING
MORTGAGE       LOAN        INTEREST      ACCRUAL      TERM TO       TERM TO                    ORIGINAL    REMAINING
  LOAN    ADMINISTRATIVE    ACCRUAL      METHOD     MATURITY OR   MATURITY OR  REMAINING IO   AMORT TERM  AMORT TERM   MONTHLY P&I
 NUMBER     COST RATE       METHOD      DURING IO    ARD (MOS.)    ARD (MOS.)  PERIOD (MOS.)    (MOS.)      (MOS.)     PAYMENTS ($)
-----------------------------------------------------------------------------------------------------------------------------------

   1         0.04155%     Actual/360   Actual/360       120           116           20            360         360      1,186,746.76
   2         0.04155%     Actual/360   Actual/360       120           118           34            324         324       753,921.17
   3         0.04155%     Actual/360   Actual/360       120           119           35            324         324       738,656.71
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
  3.10
  3.11
  3.12
  3.13
  3.14
  3.15
  3.16
  3.17
   4         0.04155%     Actual/360   Actual/360        84            83           35            360         360       560,906.73
   5         0.04155%     Actual/360   Actual/360       120           120           36            360         360       328,225.17
   6         0.04155%     Actual/360   Actual/360        84            80           20            360         360       226,657.53
   7         0.04155%     Actual/360   Actual/360       120           118           46            360         360       224,362.69
   8         0.04155%     Actual/360   Actual/360        60            60           60            IO          IO            IO
   9         0.04155%     Actual/360   Actual/360       120           118           118           IO          IO            IO
   10        0.04155%     Actual/360   Actual/360       120           118           46            360         360       162,843.93
   11        0.04155%     Actual/360   Actual/360       120           120           120           IO          IO            IO
   12        0.04155%     Actual/360   Actual/360       120           118           46            360         360       146,004.97
   13        0.04155%     Actual/360   Actual/360       120           119           35            360         360       147,625.14
   14        0.04155%     Actual/360                    120           120                         360         360       144,322.56
   15        0.04155%     Actual/360   Actual/360       120           119           23            360         360       113,313.44
   16        0.04155%     Actual/360   Actual/360       120           119           59            360         360       109,462.22
   17        0.04155%     Actual/360   Actual/360       120           119           35            360         360       103,465.24
   19        0.04155%     Actual/360   Actual/360       120           120           36            360         360        97,620.38
   20        0.04155%     Actual/360   Actual/360       120           118           10            360         360        92,549.61
   21        0.04155%     Actual/360                    120           119                         300         299       104,881.52
   22        0.04155%     Actual/360   Actual/360       120           119           35            360         360        85,936.97
   23        0.07155%     Actual/360   Actual/360       120           118           118           IO          IO            IO
   24        0.04155%     Actual/360                    120           119                         300         299       102,990.44
   25        0.04155%     Actual/360   Actual/360        60            59           35            360         360        85,995.71
   26        0.04155%     Actual/360   Actual/360        84            83           83            IO          IO            IO
   27        0.04155%     Actual/360   Actual/360        84            82           82            IO          IO            IO
   29        0.04155%     Actual/360   Actual/360       120           119           59            360         360        70,035.37
   30        0.04155%     Actual/360   Actual/360       120           120           24            360         360        69,800.22
   31        0.04155%     Actual/360   Actual/360        84            83           23            360         360        65,188.79
   33        0.04155%     Actual/360   Actual/360        60            58           10            360         360        57,905.58
   34        0.04155%     Actual/360                     60            58                         360         358        55,158.45
   35        0.04155%     Actual/360   Actual/360        60            59           59            IO          IO            IO
   36        0.04155%     Actual/360                    120           119                         300         299        58,589.49
   37        0.04155%     Actual/360   Actual/360       120           120           120           IO          IO            IO
   39        0.04155%     Actual/360   Actual/360        60            59           59            IO          IO            IO
   41        0.04155%     Actual/360   Actual/360       120           118           10            360         360        42,819.75
   42        0.04155%     Actual/360   Actual/360       120           119           23            360         360        41,927.74
   44        0.04155%     Actual/360   Actual/360        60            59           59            IO          IO            IO
   45        0.04155%     Actual/360                    120           119                         300         299        41,229.34
   47        0.04155%     Actual/360                    120           120                         360         360        35,741.91
   49        0.04155%     Actual/360   Actual/360        60            59           59            IO          IO            IO
   50        0.04155%     Actual/360   Actual/360       120           119           47            360         360        31,576.59
   51        0.04155%     Actual/360                    120           120                         240         240        39,862.11
   52        0.04155%     Actual/360                     60            60                         360         360        30,491.42
   53        0.04155%     Actual/360   Actual/360       120           119           35            360         360        30,457.39
   54        0.04155%     Actual/360   Actual/360       120           119           35            360         360        28,264.09
   55        0.04155%     Actual/360                    120           117                         360         357        27,455.54
   56        0.04155%     Actual/360   Actual/360        60            59           59            IO          IO            IO
   58        0.04155%     Actual/360                    120           118                         360         358        23,584.29
   60        0.04155%     Actual/360   Actual/360        60            59           11            360         360        23,572.11
   61        0.04155%     Actual/360   Actual/360        60            59           59            IO          IO            IO
   62        0.04155%     Actual/360                     60            60                         360         360        20,327.61
   63        0.04155%     Actual/360                    120           118                         300         298        22,354.73
   64        0.04155%     Actual/360                    120           118                         360         358        18,149.18
   66        0.04155%     Actual/360                     60            60                         360         360        16,939.68
   67        0.04155%     Actual/360   Actual/360       120           117           117           IO          IO            IO
   68        0.04155%     Actual/360   Actual/360       120           117           117           IO          IO            IO
   69        0.04155%     Actual/360                    120           119                         360         359        14,415.10
   70        0.04155%     Actual/360                    120           119                         360         359        14,194.73
   71        0.04155%     Actual/360                    120           119                         360         359        14,235.28
   72        0.04155%     Actual/360                    120           119                         360         359        8,348.21

MORTGAGE  MATURITY DATE OR                                                                                           LTV RATIO AT
  LOAN      ARD BALLOON     ARD                                                APPRAISAL             CUT-OFF DATE     MATURITY OR
 NUMBER     BALANCE ($)     LOAN  PREPAYMENT PROVISIONS   APPRAISED VALUE ($)     DATE     DSCR (X)    LTV RATIO          ARD
----------------------------------------------------------------------------------------------------------------------------------

   1       187,848,579.58    N    L(28),D(88),O(4)            700,000,000       01/04/05     1.77       61.71%          53.67%
   2       114,058,938.94    N    L(26),D(90),O(4)            385,000,000       02/01/05     1.22       68.83%          59.25%
   3       110,182,873.84    N    L(25),D(91),O(4)            170,000,000       03/15/05     1.40       75.00%          64.81%
  3.1                                                         32,580,012        03/15/05
  3.2                                                         27,644,703        03/15/05
  3.3                                                         27,536,310        03/15/05
  3.4                                                         12,251,669        03/15/05
  3.5                                                         13,038,635        03/15/05
  3.6                                                          9,951,774        03/15/05
  3.7                                                          8,419,003        03/15/05
  3.8                                                          5,593,274        03/15/05
  3.9                                                          5,483,363        03/15/05
  3.10                                                         6,049,419        03/15/05
  3.11                                                         4,268,431        03/15/05
  3.12                                                         4,255,946        03/15/05
  3.13                                                         2,934,083        03/15/05
  3.14                                                         2,871,428        03/15/05
  3.15                                                         2,671,246        03/15/05
  3.16                                                         2,281,368        03/15/05
  3.17                                                         2,169,336        03/15/05
   4       94,370,328.38     N    L(25),D(54),O(5)            125,700,000       02/23/05     1.20       79.55%          75.08%
   5       50,393,569.58     N    L(24),D(92),O(4)            77,100,000        12/01/05     1.32       72.63%          65.36%
   6       37,957,079.22     N    L(36),D(45),O(3)            53,000,000        11/08/04     1.55       77.36%          71.62%
   7       36,423,457.48     N    L(26),D(91),O(3)            53,900,000        01/27/05     1.20       74.21%          67.58%
   8       29,770,000.00     N    L(24),D(33),O(3)            38,200,000        03/11/05     1.45       77.93%          77.93%
   9       29,050,000.00     Y    L(26),YM1%(91),O(3)         41,600,000        12/04/04     1.47       69.83%          69.83%
   10      26,411,649.41     Y    L(26),D(57),O(37)           42,000,000        01/20/05     1.32       69.05%          62.88%
   11      27,500,000.00     Y    L(24),D(93),O(3)            30,600,000        03/01/05     1.09       89.87%          89.87%
   12      24,290,601.04     N    L(26),D(91),O(3)            35,350,000        01/28/05     1.21       75.81%          68.71%
   13      23,259,059.19     N    L(25),D(92),O(3)            32,500,000        11/02/04     1.26       80.00%          71.57%
   14      20,966,879.18     N    L(24),D(93),O(3)            33,150,000        02/07/05     1.57       75.34%          63.25%
   15      17,348,405.10     N    L(25),D(91),O(4)            24,800,000        02/17/05     1.20       79.68%          69.95%
   16      17,928,218.08     N    L(25),D(92),O(3)            27,850,000        04/01/05     1.20       69.30%          64.37%
   17      16,719,871.47     N    L(25),D(91),O(4)            23,900,000        02/01/05     1.25       78.66%          69.96%
   19      15,964,467.78     N    L(24),D(93),O(3)            22,600,000        02/08/05     1.21       79.65%          70.64%
   20      14,086,636.56     N    L(48),D(68),O(4)            21,350,000        08/01/05     1.39       77.28%          65.98%
   21      12,528,817.96     N    L(48),D(69),O(3)            21,500,000        12/15/04     1.30       74.89%          58.27%
   22      14,235,362.94     N    L(48),D(69),O(3)            22,900,000        02/24/05     1.29       70.31%          62.16%
   23      16,000,000.00     N    L(26),D(87),O(7)            32,400,000        01/24/05     2.67       49.38%          49.38%
   24      12,385,806.46     N    L(25),D(92),O(3)            24,000,000        01/21/05     1.53       66.57%          51.61%
   25      14,985,798.21     N    L(25),D(32),O(3)            21,900,000        03/01/05     1.21       70.32%          68.43%
   26      15,242,500.00     N    L(35),YM1%(45),O(4)         21,700,000        02/09/05     1.87       70.24%          70.24%
   27      15,065,000.00     N    L(35),YM1%(45),O(4)         23,500,000        02/10/05     2.11       64.11%          64.11%
   29      11,593,246.36     N    L(49),YM1%(61),O(10)        21,100,000        02/24/05     1.61       59.24%          54.94%
   30      10,568,391.26     N    L(24),D(93),O(3)            15,700,000        03/16/05     1.23       76.43%          67.31%
   31      10,845,183.90     N    L(25),D(56),O(3)            15,255,000        02/17/05     1.23       76.70%          71.09%
   33      10,102,945.49     N    L(36),D(17),O(7)            17,000,000        02/17/05     1.22       63.24%          59.43%
   34       9,255,910.35     N    L(26),D(31),O(3)            13,350,000        01/25/05     1.33       74.74%          69.33%
   35       9,600,000.00     N    L(25),D(32),O(3)            11,750,000        02/10/05     1.51       81.70%          81.70%
   36       6,868,640.42     N    L(48), D(68), O(4)          14,600,000        02/10/05     1.77       59.85%          47.05%
   37       8,470,000.00     Y    L(24),YM1%(93),O(3)         12,200,000        12/02/04     1.74       69.43%          69.43%
   39       8,200,000.00     N    L(25),D(32),O(3)            10,000,000        02/17/05     1.51       82.00%          82.00%
   41       6,431,312.23     N    L(26),D(91),O(3)             9,600,000        11/30/04     1.24       78.13%          66.99%
   42       6,548,345.02     N    L(25),D(92),O(3)             9,470,000        02/11/05     1.26       79.20%          69.15%
   44       6,400,000.00     N    L(25),D(32),O(3)             7,800,000        02/17/05     1.75       82.05%          82.05%
   45       4,880,431.84     N    L(47),YM1%(69),O(4)         10,900,000        01/12/05     1.50       57.26%          44.77%
   47       5,079,721.04     N    L(36),D(81),O(3)             8,175,000        01/24/05     1.39       73.39%          62.14%
   49       5,857,500.00     Y    L(48),D(8),O(4)             10,500,000        10/26/04     2.51       55.79%          55.79%
   50       5,164,598.91     N    L(48),D(69),O(3)             7,200,000        03/10/05     1.21       78.89%          71.73%
   51       3,660,625.84     N    L(24),D(93),O(3)            10,250,000        03/09/05     1.59       54.63%          35.71%
   52       5,013,397.29     N    L(24),D(33),O(3)             7,300,000        02/18/05     1.44       73.97%          68.68%
   53       4,816,017.43     N    L(35),YM1%(81),O(4)          6,735,000        03/08/05     1.29       80.00%          71.51%
   54       4,469,207.59     N    L(35),YM1%(81),O(4)          6,300,000        03/03/05     1.24       79.37%          70.94%
   55       4,136,168.64     N    L(27),D(89),O(4)             6,350,000        01/14/05     1.28       78.45%          65.14%
   56       4,600,000.00     N    L(25),D(32),O(3)             5,600,000        02/16/05     1.59       82.14%          82.14%
   58       3,497,767.50     N    L(48),D(68),O(4)             5,300,000        12/28/04     1.21       79.08%          66.00%
   60       3,793,671.72     N    YM2%(50),O(10)               6,350,000        12/30/04     1.71       62.99%          59.74%
   61       3,750,000.00     N    L(25),D(32),O(3)             4,560,000        02/16/05     1.63       82.24%          82.24%
   62       3,342,265.09     N    L(24),D(33),O(3)             5,280,000        02/21/05     1.52       68.18%          63.30%
   63       2,726,977.23     N    L(26),D(91),O(3)             5,700,000        01/07/05     1.75       62.10%          47.84%
   64       2,672,467.23     N    L(26),D(90),O(4)             4,770,000        01/06/05     1.34       66.95%          56.03%
   66       2,785,220.57     N    L(24),D(33),O(3)             4,325,000        02/16/05     1.41       69.36%          64.40%
   67       2,923,000.00     Y    L(48),D(68),O(4)             4,500,000        12/01/04     2.07       64.96%          64.96%
   68       2,899,000.00     Y    L(48),D(68),O(4)             4,460,000        11/30/04     2.01       65.00%          65.00%
   69       2,097,344.28     N    L(25),D(92),O(3)             3,600,000        02/01/05     1.49       69.37%          58.26%
   70       2,088,318.46     N    L(25),D(91),O(4)             3,700,000        01/14/05     1.44       67.49%          56.44%
   71       2,029,307.02     N    L(25),D(92),O(3)             3,750,000        08/15/04     1.78       63.94%          54.11%
   72       1,245,947.18     N    L(25),D(91),O(4)             2,000,000        03/01/05     1.22       74.92%          62.30%

MORTGAGE                                                   CUT-OFF DATE
  LOAN       YEAR       YEAR      NUMBER OF     UNIT OF     LOAN AMOUNT   OCCUPANCY    OCCUPANCY
 NUMBER     BUILT    RENOVATED      UNITS       MEASURE   PER (UNIT) ($)     RATE     "AS OF" DATE          MOST RECENT PERIOD
------------------------------------------------------------------------------------------------------------------------------------

   1         1987                 1,852,501     Sq. Ft.         233         89.55%      01/31/05       Aug. 1, 2003 - July 31, 2004
   2         1969       1990      1,672,237     Sq. Ft.         158         84.45%      03/01/05           YTD 11/04 Annualized
   3       Various                 796,653      Sq. Ft.         160         96.89%      02/01/05        3/1/04-12/31/04 Annualized
  3.1        1980                  154,089      Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
  3.2        1988                  83,408       Sq. Ft.                     91.95%      02/01/05        3/1/04-12/31/04 Annualized
  3.3        1990                  100,219      Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
  3.4        1997                  50,651       Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
  3.5        1995                  114,000      Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
  3.6        1970                  61,468       Sq. Ft.                     95.42%      02/01/05        3/1/04-12/31/04 Annualized
  3.7        1989                  56,126       Sq. Ft.                     74.97%      02/01/05        3/1/04-12/31/04 Annualized
  3.8        1986                  21,251       Sq. Ft.                     94.39%      02/01/05        3/1/04-12/31/04 Annualized
  3.9        1992                  22,000       Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
  3.10       1993                  25,000       Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
  3.11       1995                  19,477       Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
  3.12       1993                  16,500       Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
  3.13       1994                  16,200       Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
  3.14       1992                  15,713       Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
  3.15       1995                  16,200       Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
  3.16       1996                  12,480       Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
  3.17       1990                  11,871       Sq. Ft.                    100.00%      02/01/05        3/1/04-12/31/04 Annualized
   4         1995                  274,647      Sq. Ft.         364         89.11%      03/01/05              2004 Annualized
   5         2005                  679,588      Sq. Ft.         82          95.77%      04/13/05
   6         1970       1999       404,089      Sq. Ft.         101        100.00%      01/25/05                   2004
   7         1987                  97,717       Sq. Ft.         409         99.58%      03/07/05                   2004
   8         2002                    472         Units        63,072        93.22%      03/17/05                    T3
   9         1999                  130,096      Sq. Ft.         223         90.96%      03/01/05                   2004
   10        1965       2003       416,942      Sq. Ft.         70         100.00%      03/07/05            Calendar Year 2004
   11        2005                  25,000       Sq. Ft.        1,100       100.00%      03/01/05               Year 11 Rent
   12        1968                  226,019      Sq. Ft.         119         97.36%      01/25/05              2004 Annualized
   13        1986                  113,908      Sq. Ft.         228         96.56%      03/31/05                   2004
   14        1988                    178         Units        140,309       94.94%      01/24/05                   2004
   15        1990                  275,460      Sq. Ft.         72          99.56%      03/01/05                   2004
   16        2003                    250         Units        77,200        82.40%      03/15/05                 T-12 3/05
   17        1966       1994       141,049      Sq. Ft.         133        100.00%      03/31/05
   19        1986                    210         Units        85,714        90.00%      03/18/05                   2004
   20        2005                  57,205       Sq. Ft.         288        100.00%      02/15/05
   21        1989       2004       184,624      Sq. Ft.         87         100.00%      03/29/05
   22        1997                    240         Units        67,083        92.92%      03/03/05                   2004
   23        1966                  159,286      Sq. Ft.         100         92.55%      01/21/05                   2004
   24        2000                    167         Rooms        95,670        80.39%      02/01/05                    T12
   25        1986                  98,928       Sq. Ft.         156         92.83%      03/23/05                   2004
   26        1987                  128,870      Sq. Ft.         118        100.00%      03/10/05                   2003
   27        2004                  81,218       Sq. Ft.         185         98.40%      02/14/05
   29        1989       1995       120,820      Sq. Ft.         103         99.30%      03/07/05                   2004
   30        1928       2003       23,650       Sq. Ft.         507         96.62%      04/01/05                   2004
   31        1989                    256         Units        45,703        92.97%      03/28/05                2004 Actual
   33        1974       2005         548         Units        19,617        78.83%      02/24/05                Trailing 12
   34        1988       1998       103,713      Sq. Ft.         96          97.74%      02/18/05                   2004
   35        1996                  75,937       Sq. Ft.         126         81.60%      03/15/05                   2004
   36        2004                    156         Rooms        56,014        70.86%      03/01/05                    T12
   37        2004                  65,753       Sq. Ft.         129        100.00%      12/16/04
   39        1999                  86,583       Sq. Ft.         95          97.00%      03/15/05                 T12 12/04
   41        1999       2004       52,071       Sq. Ft.         144         89.09%      02/08/05                   2004
   42        1976       1998         213         Units        35,211        89.67%      01/05/05                    T-3
   44        2000                  87,765       Sq. Ft.         73          83.10%      03/15/05                 T12 12/04
   45        2000                    110         Rooms        56,739        75.78%      12/31/04                   2004
   47        1924       1985       103,972      Sq. Ft.         58          90.61%      04/01/05                   2004
   49        1994                  126,405      Sq. Ft.         46         100.00%      12/07/04
   50        1998                    104         Units        54,615        99.04%      03/01/05
   51        2002                  45,000       Sq. Ft.         124        100.00%      04/07/05                   2004
   52        2000                  14,490       Sq. Ft.         373        100.00%      03/22/05                   2003
   53        1981       1996       67,810       Sq. Ft.         79          95.43%      02/21/05                   2004
   54        1992                  54,019       Sq. Ft.         93         100.00%      02/21/05                   2004
   55        1987                   6,000       Sq. Ft.         830        100.00%      02/04/05
   56        2002                  69,385       Sq. Ft.         66          84.20%      03/15/05                   2004
   58        2004                  14,820       Sq. Ft.         283        100.00%      02/16/05
   60        1995                    117         Rooms        34,188        67.38%      02/25/05                 T12 2/05
   61        1987                  72,850       Sq. Ft.         51          96.60%      03/15/05                   2004
   62        2001                  15,120       Sq. Ft.         238        100.00%      03/22/05                   2003
   63        2001                  58,280       Sq. Ft.         61          90.49%      12/31/04                    T3
   64        1998       2004       30,390       Sq. Ft.         105         84.17%      04/03/05              7 mo annualized
   66        2002                  14,490       Sq. Ft.         207        100.00%      03/22/05                   2003
   67        2004                  14,280       Sq. Ft.         205        100.00%      01/10/05
   68        2004                  13,882       Sq. Ft.         209        100.00%      01/25/05
   69        1981       1998       30,862       Sq. Ft.         81         100.00%      04/06/05                   2004
   70        2004                  22,716       Sq. Ft.         110        100.00%      03/10/05
   71        1997                  38,826       Sq. Ft.         62          84.00%      08/15/04                    TTM
   72      NA-Land                  4,510       Sq. Ft.         332        100.00%      03/01/05

MORTGAGE                                                                                                  UW NET
  LOAN      MOST RECENT     MOST RECENT    MOST RECENT    MOST RECENT         UW             UW         OPERATING      UW NET CASH
 NUMBER     REVENUES ($)   EXPENSES ($)      NOI ($)        NCF ($)      REVENUES ($)   EXPENSES ($)    INCOME ($)       FLOW ($)
-----------------------------------------------------------------------------------------------------------------------------------

   1         70,644,369     39,362,284      31,282,085     30,911,585     90,592,807     37,103,624     53,489,183      50,540,583
   2         29,855,041     17,619,290      12,235,751     11,984,916     41,194,147     18,918,036     22,276,111      22,025,275
   3         19,473,660      5,656,198      13,817,459     13,817,459     19,476,370      6,099,135     13,377,235      12,372,491
  3.1        4,377,413       1,848,132      2,529,281      2,529,281      4,234,865       1,916,523     2,318,342       2,124,004
  3.2        3,178,410        660,612       2,517,798      2,517,798      3,168,413        525,353      2,643,060       2,537,865
  3.3        3,200,160        982,434       2,217,726      2,217,726      3,283,857       1,081,686     2,202,171       2,075,774
  3.4        1,235,896        300,851        935,045        935,045       1,249,995        318,629       931,367         867,486
  3.5        1,569,654        433,980       1,135,674      1,135,674      1,673,852        706,438       967,414         823,636
  3.6        1,287,474        484,927        802,547        802,547       1,378,141        611,273       766,867         689,344
  3.7         985,648         321,170        664,477        664,477       1,024,695        302,087       722,609         651,822
  3.8         492,847         72,842         420,005        420,005        496,975         72,858        424,117         397,315
  3.9         478,760         68,911         409,849        409,849        457,778         68,293        389,485         361,738
  3.10        549,809         75,962         473,846        473,846        525,956         75,458        450,498         418,968
  3.11        512,628         119,582        393,046        393,046        443,068         112,484       330,584         306,019
  3.12        364,523         47,186         317,336        317,336        351,340         49,020        302,320         281,511
  3.13        304,927         57,275         247,652        247,652        270,221         54,199        216,021         195,590
  3.14        255,140         45,688         209,453        209,453        242,330         44,477        197,853         178,036
  3.15        256,962         60,467         196,495        196,495        252,078         57,050        195,028         174,597
  3.16        214,235         38,516         175,718        175,718        237,384         67,160        170,224         154,484
  3.17        209,174         37,663         171,511        171,511        185,422         36,146        149,276         134,304
   4         10,152,665      2,040,977      8,111,688      8,084,223      11,946,959      3,558,479     8,388,480       8,089,346
   5                                                                      9,283,551       3,900,403     5,383,148       5,193,144
   6         8,888,807       4,417,605      4,471,202      4,390,384      8,566,185       4,030,116     4,536,069       4,212,817
   7         4,767,279       2,250,218      2,517,061      2,497,518      5,586,654       2,225,529     3,361,125       3,219,165
   8         4,893,478       2,465,977      2,427,501      2,333,301      4,893,023       2,465,964     2,427,059       2,332,859
   9         3,375,854       1,066,435      2,309,419      2,296,409      3,630,382       1,129,236     2,501,146       2,400,247
   10        3,211,702       1,088,539      2,123,163      2,060,622      3,628,461        896,701      2,731,760       2,570,336
   11        1,888,810        88,740        1,800,070      1,796,320      1,717,000        85,180       1,631,820       1,628,070
   12        4,170,309       1,571,512      2,598,797      2,549,039      4,318,206       1,874,018     2,444,188       2,127,162
   13        2,900,932        993,042       1,907,890      1,890,804      3,392,164       1,057,813     2,334,351       2,227,223
   14        6,545,993       3,761,172      2,784,821      2,707,035      6,649,821       3,850,631     2,799,190       2,721,404
   15        2,391,502        542,649       1,848,853      1,804,779      2,374,634        632,487      1,742,147       1,627,194
   16        2,489,711       1,034,283      1,455,428      1,399,178      2,499,968        868,107      1,631,861       1,575,611
   17                                                                     2,504,941        814,186      1,690,755       1,555,460
   19        2,428,936        979,531       1,449,405      1,396,905      2,435,656        961,807      1,473,849       1,421,349
   20                                                                     2,158,341        583,698      1,574,643       1,538,562
   21                                                                     2,143,327        456,827      1,686,500       1,630,465
   22        2,298,796        925,509       1,373,287      1,313,287      2,246,045        858,066      1,387,979       1,327,979
   23        3,602,188       1,408,513      2,193,675      2,157,040      4,077,919       1,564,415     2,513,505       2,191,828
   24        6,770,837       4,661,302      2,109,535      1,838,702      6,698,329       4,604,286     2,094,043       1,893,093
   25        1,593,655        575,298       1,018,357       990,657       2,060,448        681,506      1,378,941       1,245,102
   26        2,067,304        501,792       1,565,512      1,528,140      1,947,068        452,332      1,494,736       1,380,779
   27                                                                     2,110,328        527,868      1,582,460       1,539,057
   29        2,412,087        782,896       1,629,191      1,600,182      2,351,231        784,405      1,566,825       1,354,223
   30        1,359,233        432,236        926,997        924,632       1,476,159        417,062      1,059,098       1,032,645
   31        1,742,653        845,153        897,500        846,300       1,847,610        834,892      1,012,717        961,517
   33        2,472,092       1,488,318       983,774        846,774       2,473,920       1,490,451      983,469         846,469
   34        2,279,546       1,044,778      1,234,768      1,212,988      2,117,722       1,052,753     1,064,969        882,327
   35        1,149,731        457,810        691,921        680,528       1,230,964        501,925       729,039         717,646
   36        4,799,731       3,477,151      1,322,580      1,178,588      4,799,970       3,408,590     1,391,380       1,247,381
   37                                                                     1,174,603        329,575       845,028         795,110
   39         923,174         270,228        652,946        639,836       1,036,249        409,380       626,869         613,759
   41         827,858         236,090        591,768        586,561        950,346         259,994       690,352         637,574
   42        1,299,428        604,733        694,695        641,445       1,297,629        608,667       688,962         635,712
   44         744,178         289,240        454,938        441,773        964,449         396,767       567,682         554,517
   45        2,688,085       1,700,545       987,540        906,897       2,423,810       1,582,871      840,939         743,987
   47        1,128,749        676,508        452,241        428,282       1,383,437        674,869       708,567         595,314
   49                                                                      754,637         22,639        731,998         715,565
   50                                                                      783,425         303,737       479,688         458,888
   51        1,106,725        235,043        871,682        867,182       1,081,575        245,355       836,220         761,998
   52         535,000          5,350         529,650        528,201        535,000          5,350        529,650         528,201
   53         629,750         128,181        501,569        494,788        627,450         127,691       499,759         472,586
   54         631,515         149,952        481,563        468,059        614,494         150,396       464,098         421,691
   55                                                                      434,836          5,001        429,835         421,435
   56         615,959         231,444        384,515        376,936        661,493         291,822       369,671         362,092
   58                                                                      347,974          3,480        344,494         343,012
   60        2,079,343       1,473,033       606,310        523,177       2,028,514       1,464,400      564,114         482,973
   61         560,472         203,247        357,225        346,303        587,625         273,887       313,738         302,816
   62         376,000          3,760         372,240        370,728        376,034          3,760        372,274         370,762
   63         702,864         83,835         619,029        610,989        663,656         186,803       476,853         468,813
   64         539,442         236,831        302,611        299,572        525,134         204,183       320,951         291,560
   66         292,000         14,838         277,162        275,713        291,974          2,920        289,054         287,605
   67                                                                      303,500          9,105        294,395         292,967
   68                                                                      295,000          8,850        286,150         284,762
   69         291,872         17,474         274,398        271,311        277,432         16,532        260,900         257,814
   70                                                                      312,950         51,510        261,440         245,500
   71         448,253         138,664        309,589        305,380        448,253         139,178       309,075         304,866
   72                                                                      124,740          2,495        122,245         122,245

MORTGAGE                                           LARGEST    LARGEST
  LOAN                                              TENANT     TENANT       LARGEST TENANT
 NUMBER  LARGEST TENANT NAME                       SQ. FT.    % OF NRA        EXP. DATE       2ND LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

   1     Deutsche / Scudder, Stevens               378,490     20.43%          05/31/09       Ropes & Gray
   2     Associated Press                          290,752     17.39%          11/30/19       Thirteen/WNET
   3     Various                                   Various     Various         Various        Various
  3.1    Morristown Memorial Hospital               83,151     53.96%          02/28/12       Mid Atlantic Surgical
  3.2    Montefiore Medical Center                  52,907     63.43%          03/10/08       NYS Assc. for Retarded Children
  3.3    Harvard Vanguard Medical Associates        64,670     64.53%          11/30/09       Kindercare Learning Ctr
  3.4    Univ. of FL Jacksonville Healthcare        29,086     57.42%      Multiple Spaces    Medical Partners Surgery Center, Ltd
  3.5    Trinity Hospitals                         114,000     100.00%         06/30/09
  3.6    Mountainside Hospital                      20,276     32.99%          06/30/12       Surburban Endoscopy Center , LLC
  3.7    Physician Associates, LLC                  17,090     30.45%          12/31/05       Commonwealth Orthopaedic Centers PSC
  3.8    Physician Associates of FL                 20,058     94.39%          04/30/08
  3.9    Physician Associates of FL                 21,011     95.50%          04/30/08       Family Meds, Inc.
  3.10   Physician Associates of FL                 24,250     97.00%          04/30/08       Family Meds, Inc.
  3.11   Exempla Health Care                        19,477     100.00%         07/31/07
  3.12   Physician Associates of FL                 16,044     97.24%          04/30/08       Family Meds, Inc.
  3.13   Team Radiology Inc.                        16,200     100.00%         03/31/08
  3.14   Baptist Health Properties, Inc.            15,713     100.00%         02/29/08
  3.15   MedPartners Acquisition Corp               16,200     100.00%         03/31/08
  3.16   Physiotherapy Associates Inc.              12,480     100.00%         05/31/08
  3.17   Baptist Health Properties, Inc.            11,871     100.00%         02/29/08
   4     New Century                                79,636     29.00%          04/30/10       Sport Chalet
   5     Wal-Mart (Ground Lease)                   207,928     30.60%          01/25/25       Lowe's Home Improvement (Ground Lease)
   6     Mercantile Bank & Trust                   202,822     50.19%          12/12/14       Venable, LLP
   7     Strategic Insight                          13,788     14.11%          12/31/07       Career Blazer
   8
   9     AJ's Fine Foods                            26,500     20.37%          04/14/25       Creative Leather Furniture
   10    Lowe's Home Improvement (Ground Lease)    160,000     38.37%          05/31/24       Burlington Coat Factory
   11    Columbia University                        25,000     100.00%         10/31/53
   12    Moreno Insurance                           35,211     15.58%          05/31/07       Executive Suite (Master Lease)
   13    Govolution, Inc                            15,246     13.38%          01/31/12       Bean Kinney & Korman, PC
   14
   15    Lowe's Home Improvement                   161,000     58.45%          02/29/24       Giant
   16
   17    Shaw's Supermarket                         70,000     49.63%          07/31/08       Joey'z Shopping Spree
   19
   20    Office Depot                               15,986     27.95%          12/31/14       Prudential/WCI
   21    Home Market Foods                         112,677     61.03%          03/31/30       The Home Depot
   22
   23    Roy's Woodland Hills                       7,327       4.60%          09/30/14       Fleming's/Woodland Hills
   24
   25    Brent Rosencranz                           15,948     16.12%      Multiple Spaces    Sunrise Medical
   26    Jewel/Osco                                 64,922     50.38%          02/28/19       Ace Hardware
   27    Stater Brothers                            44,093     54.29%          01/31/25       Washington Mutual Bank
   29    Wyrick Robbins Yates & Ponton LLP          50,555     41.84%          07/31/09       American Board of Anesthesiology, Inc.
   30    Ecko Unlimited                             12,000     50.74%          12/31/10       T.R.I. Center
   31
   33
   34    Department of Revenue                      47,694     45.99%          11/30/08       Executive Suites
   35
   36
   37    CompUSA                                    22,092     33.60%          01/31/20       Cost Plus, Inc.
   39
   41    MODA                                       5,570      10.70%          04/30/09       J Bourn Gallery
   42
   44
   45
   47    G.S.A.                                     42,934     41.29%      Multiple Spaces    Reading Area Community College
   49    Lowe's Home Improvement                   126,405     100.00%         01/31/14
   50
   51    Aesculapian Management Company, LLC        45,000     100.00%         03/30/20
   52    Walgreens                                  14,490     100.00%         10/31/61
   53    Bi-Lo                                      44,570     65.73%          07/31/17       Dollar General
   54    Food Lion                                  40,202     74.42%          05/26/12       Expert Nails
   55    PNC Bank                                   6,000      100.00%         06/30/07       Marriott (Ground Lease)
   56
   58    Walgreens                                  14,820     100.00%         01/31/80
   60
   61
   62    Walgreens                                  15,120     100.00%         09/30/61
   63
   64    Humana                                     4,638      15.26%          03/31/10       Back in Action
   66    Walgreens                                  14,490     100.00%         07/31/77
   67    Walgreens                                  14,280     100.00%         12/31/79
   68    Walgreens                                  13,882     100.00%         10/31/79
   69    Piggly Wiggly                              30,862     100.00%         09/30/18
   70    CiCi's Pizza                               4,952      21.80%          04/30/14       Video Warehouse
   71
   72    Wachovia Bank, N.A. (Ground Lease)         4,510      100.00%         11/30/24

MORTGAGE  2ND LARGEST  2ND LARGEST     2ND LARGEST                                    3RD LARGEST    3RD LARGEST     3RD LARGEST
  LOAN      TENANT      TENANT %         TENANT                                         TENANT         TENANT %         TENANT
 NUMBER     SQ. FT.    OF NRA (%)       EXP. DATE      3RD LARGEST TENANT NAME          SQ. FT          OF NRA        EXP. DATE
---------------------------------------------------------------------------------------------------------------------------------

   1        322,754      17.42%         12/31/10       Choate, Hall & Stewart           155,324         8.38%          09/30/15
   2        204,791      12.25%         11/19/18       Lerner NY                        163,093         9.75%          06/30/15
   3        Various      Various         Various       Various                          Various        Various         Various
  3.1        8,097        5.25%         12/31/07       Surgical Specialists              6,470          4.20%          05/31/07
  3.2       14,916       17.88%         06/28/13       Cardinal Health 414, Inc.         7,345          8.81%          06/16/05
  3.3        6,184        6.17%         08/31/05       World Media Foundation            5,278          5.27%          11/30/10
  3.4       14,522       28.67%         04/30/13       Shands Jacksonville Medical       5,065          10.00%         10/31/09
  3.5
  3.6        9,099       14.80%         12/31/12       Essex Testing Clinic, Inc         7,314          11.90%         03/31/07
  3.7       10,447       18.61%      Multiple Spaces   Gambro Healthcare                 6,475          11.54%         10/31/07
  3.8
  3.9         989         4.50%         06/30/08
  3.10        750         3.00%         06/30/08
  3.11
  3.12        456         2.76%         06/30/08
  3.13
  3.14
  3.15
  3.16
  3.17
   4        35,049       12.76%         12/31/15       Quick Loan Funding               25,918          9.44%          11/30/08
   5        166,992      24.57%         10/31/30       Sport Chalet                     42,000          6.18%          10/31/15
   6        140,649      34.81%         04/30/11       Grant Thornton                   16,744          4.14%          12/31/13
   7        12,178       12.46%      Multiple Spaces   Citra Trading                     8,167          8.36%          05/01/14
   8
   9        13,249       10.18%         03/10/10       Showcase Home Entertainment      12,000          9.22%          02/02/10
   10       81,500       19.55%         09/30/09       Super Stop & Shop                65,000          15.59%         04/30/20
   11
   12       22,172        9.81%         02/18/10       Arcadis                          12,552          5.55%      Multiple Spaces
   13       14,536       12.76%         11/30/06       Laughlin, Marinaccio & Owens     11,288          9.91%          11/30/13
   14
   15       53,800       19.53%         02/28/41       CVS                              11,840          4.30%          02/28/06
   16
   17       12,000        8.51%         11/30/15       Hometown Buffet                   9,745          6.91%          12/31/10
   19
   20        6,792       11.87%         02/28/10       Fidelity Investments              6,144          10.74%         02/28/15
   21       71,947       38.97%         03/31/08
   22
   23        7,040        4.42%         08/31/14       Insurance Technical               4,271          2.68%          10/31/09
   24
   25       12,216       12.35%         12/11/07       Dot Hill Systems                 11,219          11.34%         04/30/06
   26       17,600       13.66%         03/14/09       Blockbuster Video                 6,000          4.66%          01/31/07
   27        5,000        6.16%         12/31/14       Jack in the Box (Ground Lease)    3,600          4.43%          03/31/25
   29       11,008        9.11%      Multiple Spaces   BWAY Corporation                 10,201          8.44%          09/30/08
   30        8,000       33.83%         12/31/10       Subway                             800           3.38%          12/31/10
   31
   33
   34       22,448       21.64%         07/31/09       Keiser College                   19,591          18.89%         09/30/14
   35
   36
   37       18,365       27.93%         01/31/17       PETCO                            15,217          23.14%         10/31/19
   39
   41        3,630        6.97%         07/31/09       Geist Market                      2,500          4.80%          07/31/09
   42
   44
   45
   47       13,227       12.72%      Multiple Spaces   Stevens & Lee                     7,092          6.82%          12/31/07
   49
   50
   51
   52
   53        7,200       10.62%         04/30/07       Check into Cash                   2,900          4.28%          10/31/07
   54        3,000        5.55%         06/30/07       Sunrise Cleaners                  2,540          4.70%          08/31/08
   55                                   01/31/17
   56
   58
   60
   61
   62
   63
   64        3,751       12.34%         05/14/09       Mishugas2, Inc.                   2,354          7.75%          08/31/09
   66
   67
   68
   69
   70        3,732       16.43%         09/30/09       GameStop                          1,600          7.04%          05/31/09
   71
   72

  MORTGAGE
    LOAN                                      LARGEST AFFILIATED SPONSOR FLAG
   NUMBER     LOCKBOX                              (> THAN 4% OF POOL)
---------------------------------------------------------------------------------------------------

     1         Day 1              Prudential Property Investment Separate Account ("PRISA")
     2         Day 1                       Jacob Chetrit & Arbor Realty SR, Inc.
     3         Day 1                           Cindy Dolgin and Meyer Chetrit
    3.1
    3.2
    3.3
    3.4
    3.5
    3.6
    3.7
    3.8
    3.9
    3.10
    3.11
    3.12
    3.13
    3.14
    3.15
    3.16
    3.17
     4         Day 1                              Maguire Properties, L.P.
     5       Springing
     6         Day 1
     7         Day 1
     8
     9         Day 1
     10        Day 1
     11        Day 1
     12
     13        Day 1
     14
     15      Springing
     16      Springing
     17      Springing
     19
     20
     21
     22        Day 1
     23
     24
     25
     26
     27
     29
     30
     31
     33
     34      Springing
     35      Springing
     36
     37        Day 1
     39      Springing
     41
     42
     44      Springing
     45
     47
     49      Springing
     50
     51
     52
     53
     54
     55      Springing
     56      Springing
     58
     60
     61      Springing
     62
     63
     64
     66
     67      Springing
     68      Springing
     69
     70
     71
     72

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C18

                                   ANNEX A-1B
                                   ----------

   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES IN
                                  LOAN GROUP 2

MORTGAGE   LOAN                                                                                                 CROSS COLLATERALIZED
  LOAN    GROUP                                                                                                        AND CROSS
 NUMBER   NUMBER         PROPERTY NAME                  ADDRESS                  CITY        STATE   ZIP CODE    DEFAULTED LOAN FLAG
------------------------------------------------------------------------------------------------------------------------------------

   18       2     La Serena Apartments          727 South Lyon Street       Santa Ana          CA     92705
   28       2     Flaherty Farm Apartments      Flaherty  Farms Avenue      Wake Forest        NC     28587
   32       2     The Pointes of Marietta       1275 Cunningham Road        Marietta           GA     30008
   38       2     Amberview Apartments          32115 - 105th Place SE      Auburn             WA     98092
   40       2     Autumn Wood Apartments        1000 Autumn Wood Drive      Hoover             AL     35216
   43       2     Celebration Park Apartments   32205 11th Place South      Federal Way        WA     98003
   46       2     Westbrook Manor Apartments    14735 W Plaza               Omaha              NE     68137
   48       2     The Quad Apartments           742 North McMillan Avenue   Wilmington         NC     28403
   57       2     Sage Canyon                   6134 4th Street NW          Albuquerque        NM     87107
   59       2     Pines on Pelham               260 Pelham Road             Greenville         SC     29615
   65       2     Broadway Towers Apartments    230 East Broadway           Salt Lake City     UT     84111

MORTGAGE                      GENERAL            SPECIFIC                                           % OF AGGREGATE   % OF AGGREGATE
  LOAN          LOAN          PROPERTY           PROPERTY       ORIGINAL LOAN      CUT-OFF DATE      CUT-OFF DATE     CUT-OFF DATE
 NUMBER      ORIGINATOR         TYPE               TYPE          BALANCE ($)     LOAN BALANCE ($)      BALANCE       GROUP 2 BALANCE
------------------------------------------------------------------------------------------------------------------------------------

   18         Wachovia      Multifamily        Conventional     18,000,000.00     18,000,000.00          1.28%           20.23%
   28         Wachovia      Multifamily        Conventional     13,500,000.00     13,500,000.00          0.96%           15.18%
   32         Wachovia      Multifamily        Conventional     10,800,000.00     10,787,772.89          0.77%           12.13%
   38         Wachovia      Multifamily        Conventional      8,300,000.00      8,300,000.00          0.59%            9.33%
   40         Wachovia      Multifamily        Conventional      7,700,000.00      7,700,000.00          0.55%            8.66%
   43         Wachovia      Multifamily        Conventional      7,000,000.00      7,000,000.00          0.50%            7.87%
   46         Wachovia      Multifamily        Conventional      6,200,000.00      6,200,000.00          0.44%            6.97%
   48         Wachovia      Multifamily        Conventional      6,000,000.00      6,000,000.00          0.43%            6.74%
   57         Wachovia      Multifamily        Conventional      4,320,000.00      4,320,000.00          0.31%            4.86%
   59         Wachovia      Multifamily        Conventional      4,150,000.00      4,150,000.00          0.30%            4.67%
   65         Wachovia      Multifamily        Conventional      3,000,000.00      3,000,000.00          0.21%            3.37%

                                                                                             INTEREST       ORIGINAL      REMAINING
MORTGAGE                               MATURITY                    LOAN         INTEREST      ACCURAL        TERM TO        TERM TO
  LOAN     ORIGINATION    FIRST PAY      DATE      MORTGAGE   ADMINISTRATIVE    ACCRUAL       METHOD       MATURITY OR   MATURITY OR
 NUMBER       DATE          DATE        OR ARD       DATE       COST RATE        METHOD      DURING IO      ARD (MOS.)    ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

   18       02/24/05      04/11/05     03/11/10     5.0000%      0.04155%      Actual/360    Actual/360         60            58
   28       04/15/05      06/11/05     05/11/15     5.3300%      0.04155%      Actual/360                      120           120
   32       04/01/05      05/11/05     04/11/15     5.3200%      0.04155%      Actual/360                      120           119
   38       03/31/05      05/11/05     04/11/10     5.4100%      0.04155%      Actual/360    Actual/360         60            59
   40       03/03/05      04/11/05     03/11/12     5.5300%      0.04155%      Actual/360    Actual/360         84            82
   43       04/07/05      05/11/05     04/11/15     5.3200%      0.04155%      Actual/360    Actual/360        120           119
   46       03/23/05      05/11/05     04/11/15     5.4000%      0.08155%      Actual/360    Actual/360        120           119
   48       04/12/05      06/11/05     05/11/15     5.1900%      0.04155%      Actual/360    Actual/360        120           120
   57       03/31/05      05/11/05     04/11/15     5.1600%      0.04155%      Actual/360    Actual/360        120           119
   59       03/31/05      05/11/05     04/11/15     5.0500%      0.04155%      Actual/360    Actual/360        120           119
   65       04/20/05      06/11/05     05/11/10     5.7900%      0.04155%      Actual/360                       60            60

MORTGAGE   REMAINING    ORIGINAL     REMAINING                 MATURITY DATE OR
  LOAN     IO PERIOD   AMORT TERM   AMORT TERM   MONTHLY P&I      ARD BALLOON      ARD                             APPRAISED
 NUMBER      (MOS.)      (MOS.)       (MOS.)     PAYMENTS ($)    BALANCE ($)      LOAN   PREPAYMENT PROVISIONS      VALUE ($)
-----------------------------------------------------------------------------------------------------------------------------

   18         10          360           360       96,627.89     16,910,514.00       N    L(12),YM2%(45),O(3)       25,000,000
   28                     300           300       81,536.86     10,215,073.69       N    L(24),D(92),O(4)          17,600,000
   32                     360           359       60,107.11      8,970,819.99       N    L(48),D(65),O(7)          13,500,000
   38         23          360           360       46,658.88      7,961,122.37       N    L(25),YM2%(31),O(4)       10,900,000
   40         16          360           360       43,864.80      7,092,548.92       N    L(48),D(29),O(7)          11,800,000
   43         35          360           360       38,958.31      6,238,657.50       N    L(25),D(92),O(3)          13,500,000
   46         23          360           360       34,814.91      5,418,564.75       N    L(25),YM1%(91),O(4)        8,100,000
   48         24          360           360       32,909.60      5,217,067.53       N    L(24),D(92),O(4)           8,575,000
   57         47          360           360       23,614.96      3,917,466.84       N    L(48),D(69),O(3)           5,450,000
   59         35          360           360       22,405.08      3,677,375.40       N    L(25),D(92),O(3)           5,200,000
   65                     360           360       17,583.49      2,798,519.84       N    L(24),D(33),O(3)           5,900,000

MORTGAGE                                         LTV RATIO                                                CUT-OFF DATE
  LOAN     APPRAISAL     DSCR    CUT-OFF DATE   AT MATURITY    YEAR      YEAR      NUMBER OF   UNIT OF     LOAN AMOUNT    OCCUPANCY
 NUMBER       DATE       (X)      LTV RATIO        OR ARD      BUILT   RENOVATED     UNITS     MEASURE   PER (UNIT) ($)      RATE
------------------------------------------------------------------------------------------------------------------------------------

   18       12/17/04     1.32       72.00%         67.64%      1971      2005         188       Units        95,745         96.28%
   28       03/08/05     1.34       76.70%         58.04%      1999                   228       Units        59,211        100.00%
   32       01/07/05     1.24       79.91%         66.45%      1986                   210       Units        51,370         89.05%
   38       03/04/05     1.20       76.15%         73.04%      1987                   157       Units        52,866         88.54%
   40       04/01/05     1.23       65.25%         60.11%      1986                   206       Units        37,379         88.83%
   43       02/17/05     1.56       51.85%         46.21%      1968                   248       Units        28,226         93.95%
   46       01/12/05     1.20       76.54%         66.90%      1973                   148       Units        41,892         80.41%
   48       02/25/05     1.24       69.97%         60.84%      1998                   136       Units        44,118         94.85%
   57       03/16/05     1.23       79.27%         71.88%      1986      2004         105       Units        41,143         93.33%
   59       02/17/05     1.23       79.81%         70.72%      1972                   184       Units        22,554         97.83%
   65       02/11/05     1.44       50.85%         47.43%      1985                    94       Units        31,915         89.36%

MORTGAGE   OCCUPANCY      MOST                                                                                              UW NET
  LOAN      "AS OF"      RECENT     MOST RECENT   MOST RECENT   MOST RECENT   MOST RECENT       UW             UW         OPERATING
 NUMBER      DATE        PERIOD     REVENUES ($)  EXPENSES ($)     NOI ($)       NCF ($)    REVENUES ($)   EXPENSES ($)   INCOME ($)
------------------------------------------------------------------------------------------------------------------------------------

   18      02/22/05       2004       2,222,983      772,876      1,450,107     1,403,107     2,529,600       946,854      1,582,746
   28      03/08/05       2004       1,420,334       28,407      1,391,927     1,334,927     1,399,495        27,990      1,371,505
   32      03/28/05       2004       1,733,771      776,391        957,380       904,880     1,729,309       782,201        947,108
   38      03/15/05     T-6 2/05     1,372,830      646,223        726,607       687,357     1,384,322       674,067        710,255
   40      03/31/05   2004 Actual    1,371,975      784,497        587,478       535,978     1,374,357       673,411        700,946
   43      04/04/05    T-12 02/05    1,726,273      925,306        800,967       738,967     1,716,518       924,953        791,564
   46      01/31/05    T-12 02/05    1,169,020      714,446        454,574       417,574     1,169,465       629,094        540,371
   48      02/03/05       2004       1,022,363      480,982        541,381       507,381     1,000,479       477,916        522,563
   57      03/03/05                                                                            671,679       302,679        369,000
   59      03/30/05        T3        1,098,484      644,035        454,449       399,249     1,069,184       684,436        384,748
   65      03/10/05       2004        903,458       538,596        364,862       341,362       846,046       518,283        327,763

MORTGAGE    UW NET      LARGEST     LARGEST     LARGEST      LARGEST                       2ND LARGEST   2ND LARGEST     2ND LARGEST
  LOAN       CASH        TENANT     TENANT      TENANT       TENANT        2ND LARGEST        TENANT       TENANT %         TENANT
 NUMBER    FLOW ($)       NAME      SQ. FT.    % OF NRA     EXP. DATE      TENANT NAME        SQ. FT.     OF NRA (%)      EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

   18     1,535,746
   28     1,314,505
   32       894,608
   38       671,005
   40       649,446
   43       729,564
   46       503,371
   48       488,563
   57       348,000
   59       329,548
   65       304,263

MORTGAGE                   3RD LARGEST    3RD LARGEST     3RD LARGEST
  LOAN      3RD LARGEST      TENANT         TENANT %        TENANT                      LARGEST AFFILIATED SPONSOR FLAG
 NUMBER     TENANT NAME      SQ. FT         OF NRA        EXP. DATE        LOCKBOX            (> THAN 4% OF POOL)
--------------------------------------------------------------------------------------------------------------------------

   18
   28
   32
   38
   40
   43
   46
   48
   57
   59
   65

See "DESCRIPTION OF THE MORTGAGE POOL - Additional Mortgage Loan Information" in
the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C18

ANNEX A-2         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES
---------

MORTGAGE    LOAN
  LOAN      GROUP
 NUMBER    NUMBER      PROPERTY NAME                           PROPERTY ADDRESS                   PROPERTY CITY
------------------------------------------------------------------------------------------------------------------------------------

   8          1        Cypress Lake at Stonebriar              8404 Warren Parkway                Frisco
   14         1        Kensington Place                        1580 Geary Road                    Walnut Creek
   16         1        Resort at University Park Apartments    4675 Alta Point                    Colorado Springs
   18         2        La Serena Apartments                    727 South Lyon Street              Santa Ana
   19         1        Sandpiper Village Apartments            999 Marshall Road                  Vacaville
   22         1        Serena Shores Apartments                4101 East Baseline Road            Gilbert
   28         2        Flaherty Farm Apartments                Flaherty  Farms Avenue             Wake Forest
   31         1        Sterling Square Apartments              1900 Windsor Hill Drive            Matthews
   32         2        The Pointes of Marietta                 1275 Cunningham Road               Marietta
   33         1        Taylors Crossing                        1 Pinecroft Drive                  Taylors
   38         2        Amberview Apartments                    32115 - 105th Place SE             Auburn
   40         2        Autumn Wood Apartments                  1000 Autumn Wood Drive             Hoover
   42         1        Sherwood Ridges Apartments              3736 Kings Court                   Winston-Salem
   43         2        Celebration Park Apartments             32205 11th Place South             Federal Way
   46         2        Westbrook Manor Apartments              14735 W Plaza                      Omaha
   48         2        The Quad Apartments                     742 North McMillan Avenue          Wilmington
   50         1        Cuestas Apartments                      2800 North Roadrunner Parkway      Las Cruces
   57         2        Sage Canyon                             6134 4th Street NW                 Albuquerque
   59         2        Pines on Pelham                         260 Pelham Road                    Greenville
   65         2        Broadway Towers Apartments              230 East Broadway                  Salt Lake City

MORTGAGE                                     GENERAL                                      UTILITIES                 NUMBER   NUMBER
  LOAN   PROPERTY  PROPERTY                  PROPERTY     SPECIFIC PROPERTY    ELEVATOR     TENANT      NUMBER OF   OF 1 BR  OF 2 BR
 NUMBER    STATE   ZIP CODE      COUNTY       TYPE               TYPE          BUILDINGS      PAYS     STUDIO UNITS  UNITS    UNITS
------------------------------------------------------------------------------------------------------------------------------------

   8        TX      75034       Collin     Multifamily       Conventional          N           E                      184      264
   14       CA      94596    Contra Costa  Multifamily    Independent Living       Y                                  174       4
   16       CO      80918      El Paso     Multifamily       Conventional          N       E,G,W,S,T                  100      150
   18       CA      92705       Orange     Multifamily       Conventional          N        E,W,S,T                   156      32
   19       CA      95687       Solano     Multifamily       Conventional          N       E,G,W,S,T                  94       116
   22       AZ      85234      Maricopa    Multifamily       Conventional          N          E,G                     48       156
   28       NC      28587        Wake      Multifamily       Conventional          N         E,G,W                             152
   31       NC      28105    Mecklenburg   Multifamily       Conventional          N           E                      132      96
   32       GA      30008        Cobb      Multifamily       Conventional          N           E                               166
   33       SC      29687     Greenville   Multifamily       Conventional          N           E                      118      380
   38       WA      98092        King      Multifamily       Conventional          N         E,W,S                    53       76
   40       AL      35216     Jefferson    Multifamily       Conventional          N       E,G,W,S,T                  80       126
   42       NC      27106      Forsyth     Multifamily       Conventional          N           E                      32       159
   43       WA      98003        King      Multifamily       Conventional          N          E,W                     161      87
   46       NE      68137      Douglas     Multifamily       Conventional          N           E                      16       84
   48       NC      28403    New Hanover   Multifamily       Conventional          N       E,G,W,S,T                  32       72
   50       NM      88011      Dona Ana    Multifamily       Conventional          N           E                      32       64
   57       NM      87107     Bernalillo   Multifamily       Conventional          N           E             8        56       41
   59       SC      29615     Greenville   Multifamily       Conventional          N           E                      56       104
   65       UT      84111     Salt Lake    Multifamily       Conventional          Y           E                      44       48

                                 AVERAGE         AVERAGE           AVERAGE          AVERAGE          AVERAGE
MORTGAGE   NUMBER    NUMBER     RENT; RENT     RENT; RENT        RENT; RENT        RENT; RENT       RENT; RENT      MORTGAGE
  LOAN     OF 3 BR  OF 4+ BR     RANGES -       RANGES -          RANGES -          RANGES -         RANGES -         LOAN
 NUMBER     UNITS     UNITS    STUDIO UNITS    1 BR UNITS        2 BR UNITS        3 BR UNITS      4+ BR UNITS       NUMBER
------------------------------------------------------------------------------------------------------------------------------------

   8         24                                845;768-978      1086;963-1124    1670;1625-1705                         8
   14                                        3433;3300-3700    4710;4640-4780                                          14
   16                                          963;950-975     1235;1185-1295                                          16
   18                                          999;999-999     1400;1400-1400                                          18
   19                                          925;910-940     1169;1065-1230                                          19
   22        36                                703;695-710       915;900-930     1055;1045-1065                        22
   28        76                                                  648;620-675      700;700-700                          28
   31        28                                670;615-760       795;795-795      995;995-995                          31
   32        44                                                  750;750-750      870;870-870                          32
   33        50                                496;475-535       547;520-595      711;695-715                          33
   38        28                                656;625-705       769;715-805      955;915-999                          38
   40                                          522;522-522       624;624-624                                           40
   42        22                                558;545-595       617;550-700      817;775-870                          42
   43                                          544;544-544       679;666-694                                           43
   46        44         4                      555;555-555       782;645-945      894;825-905     1005;1005-1005       46
   48        32                                545;545-545       725;725-725      875;875-875                          48
   50         8                                565;565-565       688;675-700      830;830-830                          50
   57                          460;460-460     525;525-525       665;625-920                                           57
   59        24                                399;399-399       480;475-495      598;580-635                          59
   65         2                                724;639-950      865;811-1125      780;780-780                          65

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C18

                              ANNEX A-3
                              ---------
                     RESERVE ACCOUNT INFORMATION

MORTGAGE         LOAN
  LOAN           GROUP                                                                               GENERAL PROPERTY
 NUMBER         NUMBER     PROPERTY NAME                                                                   TYPE
----------------------------------------------------------------------------------------------------------------------------

    1              1       One & Two International Place                                                  Office
    2              1       450 West 33rd Street                                                           Office
    3              1       Kadima Medical Office Pool                                                     Office
   3.1                     Morristown Professional Building                                               Office
   3.2                     2300 Westchester Avenue Building                                               Office
   3.3                     Davis Square Center                                                            Office
   3.4                     Emerson Medical Complex                                                        Office
   3.5                     Kadima Medical Building - Minot, ND                                            Office
   3.6                     Verona Professional Building                                                   Office
   3.7                     South Hill Medical Center                                                      Office
   3.8                     Orlando IV Clinic                                                              Office
   3.9                     Orlando III Clinic                                                             Office
  3.10                     Orlando II Clinic                                                              Office
  3.11                     Park Meadows Clinic                                                            Office
  3.12                     Orlando I Clinic                                                               Office
  3.13                     Tampa II Clinic                                                                Office
  3.14                     Regency Square Clinic                                                          Office
  3.15                     Tampa I Clinic                                                                 Office
  3.16                     Germantown Clinic                                                              Office
  3.17                     San Jose Clinic                                                                Office
    4              1       Park Place II                                                                 Mixed Use
    5              1       Happy Valley Towne Center                                                      Retail
    6              1       Mercantile Bank & Trust Building                                               Office
    7              1       590 Fifth Avenue                                                               Office
    8              1       Cypress Lake at Stonebriar                                                   Multifamily
    9              1       Casa Paloma Shopping Center                                                    Retail
   10              1       Copaco Center                                                                  Retail
   11              1       2700 Broadway                                                                  Retail
   12              1       Fullerton Towers                                                               Office
   13              1       Courthouse Place                                                               Office
   14              1       Kensington Place                                                             Multifamily
   15              1       Springtown Shopping Center                                                     Retail
   16              1       Resort at University Park Apartments                                         Multifamily
   17              1       Prospect Plaza                                                                 Retail
   18              2       La Serena Apartments                                                         Multifamily
   19              1       Sandpiper Village Apartments                                                 Multifamily
   20              1       Plaza at Wellington Green                                                      Retail
   21              1       Home Market Foods                                                            Industrial
   22              1       Serena Shores Apartments                                                     Multifamily
   23              1       Topanga and Victory                                                            Office
   24              1       Embassy Suites - Orlando, FL                                                 Hospitality
   25              1       One Carlsbad Research Center                                                   Office
   26              1       Heritage Plaza Shopping Center                                                 Retail
   27              1       Bear Creek Village Shopping Center                                             Retail
   28              2       Flaherty Farm Apartments                                                     Multifamily
   29              1       The Summit                                                                     Office
   30              1       1369 Broadway                                                                  Office
   31              1       Sterling Square Apartments                                                   Multifamily
   32              2       The Pointes of Marietta                                                      Multifamily
   33              1       Taylors Crossing                                                             Multifamily
   34              1       1900 Building                                                                  Office
   35              1       Extra Space Self Storage #3 - Atlanta, GA                                   Self Storage
   36              1       Hilton Garden Inn - Dania Beach, FL                                          Hospitality
   37              1       Market Square - Phase II                                                       Retail
   38              2       Amberview Apartments                                                         Multifamily
   39              1       Extra Space Self Storage #3 - Orlando (South John Young Parkway), FL        Self Storage
   40              2       Autumn Wood Apartments                                                       Multifamily
   41              1       Fall Creek Harbour Shopping Center                                            Mixed Use
   42              1       Sherwood Ridges Apartments                                                   Multifamily
   43              2       Celebration Park Apartments                                                  Multifamily
   44              1       Extra Space Self Storage #3 - Orlando (Metrowest Boulevard), FL             Self Storage
   45              1       Courtyard by Marriott - Coral Springs, FL                                    Hospitality
   46              2       Westbrook Manor Apartments                                                   Multifamily
   47              1       The Madison                                                                    Office
   48              2       The Quad Apartments                                                          Multifamily
   49              1       Lowe's Home Improvement - Jonesboro, AR                                        Retail
   50              1       Cuestas Apartments                                                           Multifamily
   51              1       Cattle Ridge Medical Center                                                    Office
   52              1       Walgreens - Staten Island, NY                                                  Retail
   53              1       Friarsgate Plaza Shopping Center                                               Retail
   54              1       Albemarle Square Shopping Center                                               Retail
   55              1       PNC Bank & Mariott Ground Lease                                               Mixed Use
   56              1       Extra Space Self Storage #3 - Orlando (Lake Underhill Road), FL             Self Storage
   57              2       Sage Canyon                                                                  Multifamily
   58              1       Walgreens - Glen Allen, VA                                                     Retail
   59              2       Pines on Pelham                                                              Multifamily
   60              1       Fairfield Inn Market Center                                                  Hospitality
   61              1       Extra Space Self Storage #3 - Ocoee, FL                                     Self Storage
   62              1       Walgreens - Shawnee Mission, KS                                                Retail
   63              1       Kelly Road Self Storage                                                     Self Storage
   64              1       King's Plaza                                                                   Retail
   65              2       Broadway Towers Apartments                                                   Multifamily
   66              1       Walgreens - Georgetown, TX                                                     Retail
   67              1       Walgreens - Pineville, LA                                                      Retail
   68              1       Walgreens - Sidney, OH                                                         Retail
   69              1       Piggly Wiggly - Appleton, WI                                                   Retail
   70              1       Massillon Marketplace                                                          Retail
   71              1       Metro Storage - Phase II                                                    Self Storage
   72              1       Wachovia Bank Ground Lease                                                      Land

                                                                             ANNUAL     INITIAL DEPOSIT
 MORTGAGE                                                  MONTHLY         DEPOSIT TO      TO CAPITAL       INITIAL       ONGOING
   LOAN       SPECIFIC PROPERTY         MONTHLY TAX       INSURANCE       REPLACEMENT     IMPROVEMENTS       TI/LC         TI/LC
  NUMBER             TYPE                  ESCROW           ESCROW          RESERVES         RESERVE         ESCROW      FOOTNOTE
----------------------------------------------------------------------------------------------------------------------------------

     1               CBD                 1,467,536          70,850          183,120         2,158,900      22,334,679
     2               CBD                  583,567           54,072          334,447          22,125        14,000,000       (1)
     3             Medical                179,204           25,722          160,171          197,905                        (1)
    3.1            Medical
    3.2            Medical
    3.3            Medical
    3.4            Medical
    3.5            Medical
    3.6            Medical
    3.7            Medical
    3.8            Medical
    3.9            Medical
   3.10            Medical
   3.11            Medical
   3.12            Medical
   3.13            Medical
   3.14            Medical
   3.15            Medical
   3.16            Medical
   3.17            Medical
     4          Office/Retail             113,861           23,000           27,465          83,500                         (1)
     5             Anchored                98,578           7,733
     6               CBD                   73,651           6,744            83,175                                         (1)
     7               CBD                  101,749                            19,604                                         (1)
     8           Conventional                                                                 3,750
     9             Anchored                41,778           4,448
    10             Anchored                4,175                                             156,250
    11             Anchored                3,131                             5,000
    12             Suburban                9,044            4,590                            120,808        300,000         (1)
    13             Suburban                18,322           3,784            16,116                        1,095,000
    14        Independent Living                                                             115,788
    15             Anchored                32,077           1,890            18,314
    16           Conventional              8,057            4,509            56,250
    17             Anchored                30,562                            19,745          10,625
    18           Conventional              11,602           6,035            47,004          78,250
    19           Conventional              17,076           3,420            52,500         1,005,734
    20             Anchored                9,566            6,852            8,581
    21               Flex                  12,747           5,133            42,464
    22           Conventional              14,268                            59,964
    23             Suburban                23,322
    24           Full Service              12,493           7,785         200723.04(2)
    25             Suburban                17,083           4,113            27,492           5,800         874,000
    26             Anchored
    27             Anchored                                                                                 100,000
    28           Conventional
    29             Suburban                17,245
    30               CBD                                                     3,075           112,438
    31           Conventional              11,413           2,587                            555,000
    32           Conventional              10,715           5,888            52,500
    33           Conventional              11,742           12,221          137,000
    34             Suburban                25,589                                            28,500
    35           Self Storage              4,955             742             11,364           2,625
    36         Limited Service             18,034           7,370          144000(2)
    37         Shadow Anchored             2,520            2,830
    38           Conventional              9,759            2,757            39,250          56,844
    39           Self Storage              4,542            2,396            13,104           1,875
    40           Conventional              10,118           3,878            51,500          400,000
    41          Retail/Office              6,815            1,608            5,207                                          (1)
    42           Conventional              8,573                             53,250
    43           Conventional              11,571           5,377            62,000          20,125
    44           Self Storage              4,653            2,568            13,164          18,000
    45         Limited Service             13,648           5,659            96,952          63,275
    46           Conventional              10,465           2,738            14,800          400,000
    47             Suburban                                                  20,887          24,375         200,000         (1)
    48           Conventional              5,754
    49             Anchored
    50           Conventional              3,087            2,200                            31,679
    51             Medical                 8,590             383
    52             Anchored
    53             Anchored                4,272             687             6,781
    54             Anchored                4,404             406             13,505          30,000                         (1)
    55           Retail/Land
    56           Self Storage              2,777            1,316            7,560            1,250
    57           Conventional              1,734            1,833                            33,718
    58             Anchored
    59           Conventional              8,090                             55,200          230,000
    60         Limited Service             11,824           1,738            61,332
    61           Self Storage              3,108            1,697            10,920           8,438
    62             Anchored
    63           Self Storage              1,821            2,084            8,040
    64            Unanchored               7,449            1,484                                           125,000
    65           Conventional                                                23,500           1,250
    66             Anchored
    67             Anchored
    68             Anchored
    69             Anchored
    70         Shadow Anchored
    71           Self Storage              4,814             256             4,209
    72              Retail                  354

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.
(2) Through 3/11/06, thereafter, 1/12 of 3% of prior year's of Gross Revenue.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C18

                                    ANNEX A-4                              COMMERCIAL TENANT SCHEDULE
                                    ---------

 MORTGAGE     LOAN                                              GENERAL         SPECIFIC       CUT-OFF DATE       NUMBER
   LOAN      GROUP                                              PROPERTY        PROPERTY           LOAN         OF UNITS    UNIT OF
  NUMBER     NUMBER         PROPERTY NAME                         TYPE            TYPE         BALANCE ($)       (UNITS)    MEASURE
------------------------------------------------------------------------------------------------------------------------------------

    1          1      One & Two International Place              Office            CBD        216,000,000.00   1,852,501   Sq. Ft.
    2          1      450 West 33rd Street                       Office            CBD        132,500,000.00   1,672,237   Sq. Ft.
    3          1      Kadima Medical Office Pool                 Office          Medical      127,500,000.00    796,653    Sq. Ft.
   3.1                Morristown Professional Building           Office          Medical                        154,089    Sq. Ft.
   3.2                2300 Westchester Avenue Building           Office          Medical                         83,408    Sq. Ft.
   3.3                Davis Square Center                        Office          Medical                        100,219    Sq. Ft.
   3.4                Emerson Medical Complex                    Office          Medical                         50,651    Sq. Ft.
   3.5                Kadima Medical Building - Minot, ND        Office          Medical                        114,000    Sq. Ft.
   3.6                Verona Professional Building               Office          Medical                         61,468    Sq. Ft.
   3.7                South Hill Medical Center                  Office          Medical                         56,126    Sq. Ft.
   3.8                Orlando IV Clinic                          Office          Medical                         21,251    Sq. Ft.
   3.9                Orlando III Clinic                         Office          Medical                         22,000    Sq. Ft.
   3.1                Orlando II Clinic                          Office          Medical                         25,000    Sq. Ft.
   3.11               Park Meadows Clinic                        Office          Medical                         19,477    Sq. Ft.
   3.12               Orlando I Clinic                           Office          Medical                         16,500    Sq. Ft.
   3.13               Tampa II Clinic                            Office          Medical                         16,200    Sq. Ft.
   3.14               Regency Square Clinic                      Office          Medical                         15,713    Sq. Ft.
   3.15               Tampa I Clinic                             Office          Medical                         16,200    Sq. Ft.
   3.16               Germantown Clinic                          Office          Medical                         12,480    Sq. Ft.
   3.17               San Jose Clinic                            Office          Medical                         11,871    Sq. Ft.
    4          1      Park Place II                            Mixed Use      Office/Retail   100,000,000.00    274,647    Sq. Ft.
    5          1      Happy Valley Towne Center                  Retail         Anchored      56,000,000.00     679,588    Sq. Ft.
    6          1      Mercantile Bank & Trust Building           Office            CBD        41,000,000.00     404,089    Sq. Ft.
    7          1      590 Fifth Avenue                           Office            CBD        40,000,000.00      97,717    Sq. Ft.
    9          1      Casa Paloma Shopping Center                Retail         Anchored      29,050,000.00     130,096    Sq. Ft.
    10         1      Copaco Center                              Retail         Anchored      29,000,000.00     416,942    Sq. Ft.
    11         1      2700 Broadway                              Retail         Anchored      27,500,000.00      25,000    Sq. Ft.
    12         1      Fullerton Towers                           Office         Suburban      26,800,000.00     226,019    Sq. Ft.
    13         1      Courthouse Place                           Office         Suburban      26,000,000.00     113,908    Sq. Ft.
    15         1      Springtown Shopping Center                 Retail         Anchored      19,760,000.00     275,460    Sq. Ft.
    17         1      Prospect Plaza                             Retail         Anchored      18,800,000.00     141,049    Sq. Ft.
    20         1      Plaza at Wellington Green                  Retail         Anchored      16,500,000.00      57,205    Sq. Ft.
    21         1      Home Market Foods                        Industrial         Flex        16,102,087.23     184,624    Sq. Ft.
    23         1      Topanga and Victory                        Office         Suburban      16,000,000.00     159,286    Sq. Ft.
    25         1      One Carlsbad Research Center               Office         Suburban      15,400,000.00      98,928    Sq. Ft.
    26         1      Heritage Plaza Shopping Center             Retail         Anchored      15,242,500.00     128,870    Sq. Ft.
    27         1      Bear Creek Village Shopping Center         Retail         Anchored      15,065,000.00      81,218    Sq. Ft.
    29         1      The Summit                                 Office         Suburban      12,500,000.00     120,820    Sq. Ft.
    30         1      1369 Broadway                              Office            CBD        12,000,000.00      23,650    Sq. Ft.
    34         1      1900 Building                              Office         Suburban       9,978,428.16     103,713    Sq. Ft.
    37         1      Market Square - Phase II                   Retail      Shadow Anchored   8,470,000.00      65,753    Sq. Ft.
    41         1      Fall Creek Harbour Shopping Center       Mixed Use      Retail/Office    7,500,000.00      52,071    Sq. Ft.
    47         1      The Madison                                Office         Suburban       6,000,000.00     103,972    Sq. Ft.
    49         1      Lowe's Home Improvement - Jonesboro, AR    Retail         Anchored       5,857,500.00     126,405    Sq. Ft.
    51         1      Cattle Ridge Medical Center                Office          Medical       5,600,000.00      45,000    Sq. Ft.
    52         1      Walgreens - Staten Island, NY              Retail         Anchored       5,400,000.00      14,490    Sq. Ft.
    53         1      Friarsgate Plaza Shopping Center           Retail         Anchored       5,388,000.00      67,810    Sq. Ft.
    54         1      Albemarle Square Shopping Center           Retail         Anchored       5,000,000.00      54,019    Sq. Ft.
    55         1      PNC Bank & Mariott Ground Lease          Mixed Use       Retail/Land     4,981,825.33      6,000     Sq. Ft.
    58         1      Walgreens - Glen Allen, VA                 Retail         Anchored       4,191,243.18      14,820    Sq. Ft.
    62         1      Walgreens - Shawnee Mission, KS            Retail         Anchored       3,600,000.00      15,120    Sq. Ft.
    64         1      King's Plaza                               Retail        Unanchored      3,193,455.82      30,390    Sq. Ft.
    66         1      Walgreens - Georgetown, TX                 Retail         Anchored       3,000,000.00      14,490    Sq. Ft.
    67         1      Walgreens - Pineville, LA                  Retail         Anchored       2,923,000.00      14,280    Sq. Ft.
    68         1      Walgreens - Sidney, OH                     Retail         Anchored       2,899,000.00      13,882    Sq. Ft.
    69         1      Piggly Wiggly - Appleton, WI               Retail         Anchored       2,497,334.90      30,862    Sq. Ft.
    70         1      Massillon Marketplace                      Retail      Shadow Anchored   2,497,263.60      22,716    Sq. Ft.

 MORTGAGE                                                LARGEST         LARGEST
   LOAN                                                  TENANT          TENANT
  NUMBER      LARGEST TENANT                             % OF NRA       EXP. DATE     2ND LARGEST TENANT NAME
--------------------------------------------------------------------------------------------------------------------------------

    1         Deutsche / Scudder, Stevens                20.43%          05/31/09     Ropes & Gray
    2         Associated Press                           17.39%          11/30/19     Thirteen/WNET
    3         Various                                   Various          Various      Various
   3.1        Morristown Memorial Hospital               53.96%          02/28/12     Mid Atlantic Surgical
   3.2        Montefiore Medical Center                  63.43%          03/10/08     NYS Assc. for Retarded Children
   3.3        Harvard Vanguard Medical Associates        64.53%          11/30/09     Kindercare Learning Ctr
   3.4        Univ. of FL Jacksonville Healthcare        57.42%      Multiple Spaces  Medical Partners Surgery Center, Ltd
   3.5        Trinity Hospitals                         100.00%          06/30/09
   3.6        Mountainside Hospital                      32.99%          06/30/12     Surburban Endoscopy Center , LLC
   3.7        Physician Associates, LLC                  30.45%          12/31/05     Commonwealth Orthopaedic Centers PSC
   3.8        Physician Associates of FL                 94.39%          04/30/08
   3.9        Physician Associates of FL                 95.50%          04/30/08     Family Meds, Inc.
   3.1        Physician Associates of FL                 97.00%          04/30/08     Family Meds, Inc.
   3.11       Exempla Health Care                       100.00%          07/31/07
   3.12       Physician Associates of FL                 97.24%          04/30/08     Family Meds, Inc.
   3.13       Team Radiology Inc.                       100.00%          03/31/08
   3.14       Baptist Health Properties, Inc.           100.00%          02/29/08
   3.15       MedPartners Acquisition Corp              100.00%          03/31/08
   3.16       Physiotherapy Associates Inc.             100.00%          05/31/08
   3.17       Baptist Health Properties, Inc.           100.00%          02/29/08
    4         New Century                                29.00%          04/30/10     Sport Chalet
    5         Wal-Mart (Ground Lease)                    30.60%          01/25/25     Lowe's Home Improvement (Ground Lease)
    6         Mercantile Bank & Trust                    50.19%          12/12/14     Venable, LLP
    7         Strategic Insight                          14.11%          12/31/07     Career Blazer
    9         AJ's Fine Foods                            20.37%          04/14/25     Creative Leather Furniture
    10        Lowe's Home Improvement (Ground Lease)     38.37%          05/31/24     Burlington Coat Factory
    11        Columbia University                       100.00%          10/31/53
    12        Moreno Insurance                           15.58%          05/31/07     Executive Suite (MASTER LEASE)
    13        Govolution, Inc                            13.38%          01/31/12     Bean Kinney & Korman, PC
    15        Lowe's Home Improvement                    58.45%          02/29/24     Giant
    17        Shaw's Supermarket                         49.63%          07/31/08     Joey'z Shopping Spree
    20        Office Depot                               27.95%          12/31/14     Prudential/WCI
    21        Home Market Foods                          61.03%          03/31/30     The Home Depot
    23        Roy's Woodland Hills                        4.60%          09/30/14     Fleming's/Woodland Hills
    25        Brent Rosencranz                           16.12%      Multiple Spaces  Sunrise Medical
    26        Jewel/Osco                                 50.38%          02/28/19     Ace Hardware
    27        Stater Brothers                            54.29%          01/31/25     Washington Mutual Bank
    29        Wyrick Robbins Yates & Ponton LLP          41.84%          07/31/09     American Board of Anesthesiology, Inc.
    30        Ecko Unlimited                             50.74%          12/31/10     T.R.I. Center
    34        Department of Revenue                      45.99%          11/30/08     Executive Suites
    37        CompUSA                                    33.60%          01/31/20     Cost Plus, Inc.
    41        MODA                                       10.70%          04/30/09     J Bourn Gallery
    47        G.S.A.                                     41.29%      Multiple Spaces  Reading Area Community College
    49        Lowe's Home Improvement                   100.00%          01/31/14
    51        Aesculapian Management Company, LLC       100.00%          03/30/20
    52        Walgreens                                 100.00%          10/31/61
    53        Bi-Lo                                      65.73%          07/31/17     Dollar General
    54        Food Lion                                  74.42%          05/26/12     Expert Nails
    55        PNC Bank                                  100.00%          06/30/07     Marriott (Ground Lease)
    58        Walgreens                                 100.00%          01/31/80
    62        Walgreens                                 100.00%          09/30/61
    64        Humana                                     15.26%          03/31/10     Back in Action
    66        Walgreens                                 100.00%          07/31/77
    67        Walgreens                                 100.00%          12/31/79
    68        Walgreens                                 100.00%          10/31/79
    69        Piggly Wiggly                             100.00%          09/30/18
    70        CiCi's Pizza                               21.80%          04/30/14     Video Warehouse

 MORTGAGE       2ND LARGEST          2ND LARGEST                                           3RD LARGEST   3RD LARGEST     MORTGAGE
  LOAN            TENANT               TENANT                                                TENANT         TENANT        LOAN
  NUMBER         % OF NRA (%)        EXP. DATE           3RD LARGEST TENANT NAME            % OF NRA       EXP. DATE      NUMBER
------------------------------------------------------------------------------------------------------------------------------------

    1                17.42%            12/31/10          Choate, Hall & Stewart                8.38%        09/30/15        1
    2                12.25%            11/19/18          Lerner NY                             9.75%        06/30/15        2
    3               Various           Various            Various                              Various       Various         3
   3.1                5.25%            12/31/07          Surgical Specialists                  4.20%        05/31/07       3.1
   3.2               17.88%            06/28/13          Cardinal Health 414, Inc.             8.81%        06/16/05       3.2
   3.3                6.17%            08/31/05          World Media Foundation                5.27%        11/30/10       3.3
   3.4               28.67%            04/30/13          Shands Jacksonville Medical          10.00%        10/31/09       3.4
   3.5                                                                                                                     3.5
   3.6               14.80%            12/31/12          Essex Testing Clinic, Inc            11.90%        03/31/07       3.6
   3.7               18.61%        Multiple Spaces       Gambro Healthcare                    11.54%        10/31/07       3.7
   3.8                                                                                                                     3.8
   3.9                4.50%            06/30/08                                                                            3.9
   3.1                3.00%            06/30/08                                                                           3.10
   3.11                                                                                                                   3.11
   3.12               2.76%            06/30/08                                                                           3.12
   3.13                                                                                                                   3.13
   3.14                                                                                                                   3.14
   3.15                                                                                                                   3.15
   3.16                                                                                                                   3.16
   3.17                                                                                                                   3.17
    4                12.76%            12/31/15          Quick Loan Funding                    9.44%        11/30/08        4
    5                24.57%            10/31/30          Sport Chalet                          6.18%        10/31/15        5
    6                34.81%            04/30/11          Grant Thornton                        4.14%        12/31/13        6
    7                12.46%        Multiple Spaces       Citra Trading                         8.36%        05/01/14        7
    9                10.18%            03/10/10          Showcase Home Entertainment           9.22%        02/02/10        9
    10               19.55%            09/30/09          Super Stop & Shop                    15.59%        04/30/20       10
    11                                                                                                                     11
    12                9.81%            02/18/10          Arcadis                               5.55%    Multiple Spaces    12
    13               12.76%            11/30/06          Laughlin, Marinaccio & Owens          9.91%        11/30/13       13
    15               19.53%            02/28/41          CVS                                   4.30%        02/28/06       15
    17                8.51%            11/30/15          Hometown Buffet                       6.91%        12/31/10       17
    20               11.87%            02/28/10          Fidelity Investments                 10.74%        02/28/15       20
    21               38.97%            03/31/08                                                                            21
    23                4.42%            08/31/14          Insurance Technical                   2.68%        10/31/09       23
    25               12.35%            12/11/07          Dot Hill Systems                     11.34%        04/30/06       25
    26               13.66%            03/14/09          Blockbuster Video                     4.66%        01/31/07       26
    27                6.16%            12/31/14          Jack in the Box (Ground Lease)        4.43%        03/31/25       27
    29                9.11%        Multiple Spaces       BWAY Corporation                      8.44%        09/30/08       29
    30               33.83%            12/31/10          Subway                                3.38%        12/31/10       30
    34               21.64%            07/31/09          Keiser College                       18.89%        09/30/14       34
    37               27.93%            01/31/17          PETCO                                23.14%        10/31/19       37
    41                6.97%            07/31/09          Geist Market                          4.80%        07/31/09       41
    47               12.72%        Multiple Spaces       Stevens & Lee                         6.82%        12/31/07       47
    49                                                                                                                     49
    51                                                                                                                     51
    52                                                                                                                     52
    53               10.62%            04/30/07          Check into Cash                       4.28%        10/31/07       53
    54                5.55%            06/30/07          Sunrise Cleaners                      4.70%        08/31/08       54
    55                                 01/31/17                                                                            55
    58                                                                                                                     58
    62                                                                                                                     62
    64               12.34%            05/14/09          Mishugas2, Inc.                       7.75%        08/31/09       64
    66                                                                                                                     66
    67                                                                                                                     67
    68                                                                                                                     68
    69                                                                                                                     69
    70               16.43%            09/30/09          GameStop                              7.04%        05/31/09       70

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C16

ANNEX A-5          CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)
---------

   MORTGAGE        LOAN
     LOAN         GROUP
    NUMBER        NUMBER                                PROPERTY NAME                                  CITY          STATE
---------------------------------------------------------------------------------------------------------------------------------

       3            1      Kadima Medical Office Pool                                                 Various       Various
---------------------------------------------------------------------------------------------------------------------------------
      3.1                  Morristown Professional Building                                         Morristown         NJ
      3.2                  2300 Westchester Avenue Building                                            Bronx           NY
      3.3                  Davis Square Center                                                      Somerville         MA
      3.5                  Kadima Medical Building - Minot, ND                                         Minot           ND
      3.4                  Emerson Medical Complex                                                  Jacksonville       FL
      3.6                  Verona Professional Building                                               Verona           NJ
      3.7                  South Hill Medical Center                                                 Southgate         KY
      3.8                  Orlando IV Clinic                                                          Orlando          FL
      3.9                  Orlando III Clinic                                                         Orlando          FL
     3.10                  Orlando II Clinic                                                         Maitland          FL
     3.11                  Park Meadows Clinic                                                       Lone Tree         CO
     3.12                  Orlando I Clinic                                                          Kissimmee         FL
     3.13                  Tampa II Clinic                                                             Tampa           FL
     3.15                  Tampa I Clinic                                                             Brandon          FL
     3.14                  Regency Square Clinic                                                    Jacksonville       FL
     3.16                  Germantown Clinic                                                          Memphis          TN
     3.17                  San Jose Clinic                                                          Jacksonville       FL

    Various         1      Extra Space Self Storage Portfolio #3                                      Various       Various
---------------------------------------------------------------------------------------------------------------------------------
      35            1      Extra Space Self Storage #3 - Atlanta, GA                                  Atlanta          GA
      39            1      Extra Space Self Storage #3 - Orlando (South John Young Parkway), FL       Orlando          FL
      44            1      Extra Space Self Storage #3 - Orlando (Metrowest Boulevard), FL            Orlando          FL
      56            1      Extra Space Self Storage #3 - Orlando (Lake Underhill Road), FL            Orlando          FL
      61            1      Extra Space Self Storage #3 - Ocoee, FL                                     Ocoee           FL

                                                                                             % OF          ORIGINAL
   MORTGAGE                                                              CUT-OFF DATE      AGGREGATE       TERM TO
     LOAN            CROSS COLLATERALIZED AND         ORIGINAL LOAN          LOAN        CUT-OFF DATE    MATURITY OR
    NUMBER           CROSS DEFAULTED LOAN FLAG         BALANCE ($)       BALANCE ($)        BALANCE       ARD (MOS.)
-----------------------------------------------------------------------------------------------------------------------

       3                                              127,500,000.00    127,500,000.00       9.07%           120
-----------------------------------------------------------------------------------------------------------------------
      3.1                                             25,044,642.86
      3.2                                             23,902,963.76
      3.3                                             23,223,214.29
      3.5                                              8,988,970.24
      3.4                                              9,256,467.70
      3.6                                              7,249,942.85
      3.7                                              4,705,577.94
      3.8                                              3,733,928.57
      3.9                                              3,460,714.29
     3.10                                              3,324,107.14
     3.11                                              3,096,428.57
     3.12                                              2,367,857.14
     3.13                                              2,138,390.07
     3.15                                              1,934,172.78
     3.14                                              1,956,243.76
     3.16                                              1,639,285.71
     3.17                                              1,477,092.33

    Various     Extra Space Self Storage Portfolio #3 32,550,000.00     32,550,000.00        2.32%            60
-----------------------------------------------------------------------------------------------------------------------
      35        Extra Space Self Storage Portfolio #3  9,600,000.00      9,600,000.00        0.68%            60
      39        Extra Space Self Storage Portfolio #3  8,200,000.00      8,200,000.00        0.58%            60
      44        Extra Space Self Storage Portfolio #3  6,400,000.00      6,400,000.00        0.46%            60
      56        Extra Space Self Storage Portfolio #3  4,600,000.00      4,600,000.00        0.33%            60
      61        Extra Space Self Storage Portfolio #3  3,750,000.00      3,750,000.00        0.27%            60

                REMAINING                      ORIGINAL    REMAINING       MONTHLY       MATURITY DATE
   MORTGAGE      TERM TO        REMAINING       AMORT        AMORT           P&I            OR ARD
     LOAN      MATURITY OR      IO PERIOD        TERM         TERM        PAYMENTS          BALLOON         APPRAISED
    NUMBER      ARD (MOS.)        (MOS.)        (MOS.)       (MOS.)          ($)          BALANCE ($)       VALUE ($)      DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------

       3           119              35           324          324        738,656.71     110,182,873.84    170,000,000.00     1.40
------------------------------------------------------------------------------------------------------------------------------------
      3.1                                                                                                 32,580,012.00
      3.2                                                                                                 27,644,703.00
      3.3                                                                                                 27,536,310.00
      3.5                                                                                                 13,038,635.00
      3.4                                                                                                 12,251,669.00
      3.6                                                                                                  9,951,774.00
      3.7                                                                                                  8,419,003.00
      3.8                                                                                                  5,593,274.00
      3.9                                                                                                  5,483,363.00
     3.10                                                                                                  6,049,419.00
     3.11                                                                                                  4,268,431.00
     3.12                                                                                                  4,255,946.00
     3.13                                                                                                  2,934,083.00
     3.15                                                                                                  2,671,246.00
     3.14                                                                                                  2,871,428.00
     3.16                                                                                                  2,281,368.00
     3.17                                                                                                  2,169,336.00

    Various         59              59            IO           IO            IO          32,550,000.00    39,710,000.00      1.58
------------------------------------------------------------------------------------------------------------------------------------
      35            59              59            IO           IO            IO          9,600,000.00     11,750,000.00      1.51
      39            59              59            IO           IO            IO          8,200,000.00     10,000,000.00      1.51
      44            59              59            IO           IO            IO          6,400,000.00      7,800,000.00      1.75
      56            59              59            IO           IO            IO          4,600,000.00      5,600,000.00      1.59
      61            59              59            IO           IO            IO          3,750,000.00      4,560,000.00      1.63

                                                                     CUT-OFF DATE
   MORTGAGE        CUT-OFF      LTV RATIO     NUMBER                     LOAN          UW NET         MORTGAGE
     LOAN         DATE LTV     AT MATURITY   OF UNITS    UNIT OF      AMOUNT PER      CASH FLOW         LOAN
    NUMBER          RATIO        OR ARD      (UNITS)     MEASURE      (UNIT) ($)         ($)           NUMBER
-----------------------------------------------------------------------------------------------------------------

       3           75.00%        64.81%      796,653     Sq. Ft.        160.04      123,72,491.00         3
-----------------------------------------------------------------------------------------------------------------
      3.1                                    154,089     Sq. Ft.                     2,124,004.00         3.1
      3.2                                     83,408     Sq. Ft.                     2,537,865.00         3.2
      3.3                                    100,219     Sq. Ft.                     2,075,774.00         3.3
      3.5                                    114,000     Sq. Ft.                       823,636.00         3.5
      3.4                                     50,651     Sq. Ft.                       867,486.00         3.4
      3.6                                     61,468     Sq. Ft.                       689,344.00         3.6
      3.7                                     56,126     Sq. Ft.                       651,822.00         3.7
      3.8                                     21,251     Sq. Ft.                       397,315.00         3.8
      3.9                                     22,000     Sq. Ft.                       361,738.00         3.9
     3.10                                     25,000     Sq. Ft.                       418,968.00         3.10
     3.11                                     19,477     Sq. Ft.                       306,019.00         3.11
     3.12                                     16,500     Sq. Ft.                       281,511.00         3.12
     3.13                                     16,200     Sq. Ft.                       195,590.00         3.13
     3.15                                     16,200     Sq. Ft.                       174,597.00         3.15
     3.14                                     15,713     Sq. Ft.                       178,036.00         3.14
     3.16                                     12,480     Sq. Ft.                       154,484.00         3.16
     3.17                                     11,871     Sq. Ft.                       134,304.00         3.17

    Various        81.97%        81.97%      392,520     Sq. Ft.        82.93        2,550,829.77      Various
-----------------------------------------------------------------------------------------------------------------
      35           81.70%        81.70%       75,937     Sq. Ft.       126.42          717,646.15         35
      39           82.00%        82.00%       86,583     Sq. Ft.        94.71          613,758.55         39
      44           82.05%        82.05%       87,765     Sq. Ft.        72.92          554,517.03         44
      56           82.14%        82.14%       69,385     Sq. Ft.        66.30          362,092.09         56
      61           82.24%        82.24%       72,850     Sq. Ft.        51.48          302,815.95         61

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX B

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:        6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:          6/17/2005
135 S. LaSalle Street Suite 1625                         SERIES 2005-C18.                         Prior Payment:               N/A
Chicago, IL   60603                                                                               Next Payment:          7/15/2005
                                                                                                  Record Date:           5/31/2005
                                                       ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================

===============================   =======================================================  =========================================
                                |                                                Page(s) |  Closing Date:                 5/19/2005
Issue Id:              WBCM5C18 | REMIC Certificate Report                               |  First Payment Date:           6/17/2005
Monthly Data File Name:         | Bond Interest Reconciliation                           |  Assumed Final Payment Date:   5/15/2015
          WBCM5C18_YYYYMM_3.zip | Cash Reconciliation Summary                            |  ========================================
=============================== | 15 Month Historical Loan Status Summary                |
                                | 15 Month Historical Payoff/Loss Summary                |
                                | Historical Collateral Level Prepayment Report          |
                                | Delinquent Loan Detail                                 |
                                | Mortgage Loan Characteristics                          |
                                | Loan Level Detail                                      |
                                | Specially Serviced Report                              |
                                | Modified Loan Detail                                   |
                                | Realized Loss Detail                                   |
                                | Appraisal Reduction Detail                             |
===============================   =======================================================  =========================================

====================================================================================================================================
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                      DEPOSITOR: Wachovia Commercial Mortgage Securities, Inc.
           UNDERWRITER: Wachovia Capital Markets, LLC, Countrywide Securities Corporation, Credit Suisse First Boston LLC,
                         Merrill Lynch, Pierce, Fenner & Smith Incorporated, Greenwich Capital Markets, Inc.
                                        MASTER SERVICER: Wachovia Bank, National Association
                                       SPECIAL SERVICER: GMAC Commercial Mortgage Corporation
                             RATING AGENCY: Standard & Poor's Ratings Services/Moody's Investor Services

====================================================================================================================================

====================================================================================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------------------------------------------------------------------------
                                LaSalle Web Site                                    www.etrustee.net
                                Servicer Website
                                LaSalle Factor Line                                   (800) 246-5761
====================================================================================================================================

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-1

ABN AMRO
LaSalle Bank N.A.
                                              WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       6/17/2005
WAC:                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
WA Life Term:                                            SERIES 2005-C18.                         Prior Payment:              N/A
WA Amort Term:                                                                                    Next Payment:         7/15/2005
Current Index:                                                                                    Record Date:          5/31/2005
Next Index:                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REMIC CERTIFICATE REPORT

===================================================================================================================================
          ORIGINAL    |  OPENING     PRINCIPAL    PRINCIPAL       NEGATIVE   |   CLOSING    INTEREST      INTEREST     PASS-THROUGH
 CLASS  FACE VALUE (1)|  BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION |   BALANCE   PAYMENT (2)   ADJUSTMENT        RATE
 CUSIP    Per 1,000   | Per 1,000    Per 1,000    Per 1,000       Per 1,000  |  Per 1,000   Per 1,000    Per 1,000     Next Rate (3)
----------------------|------------------------------------------------------|------------------------------------------------------

                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
------------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00          0.00        0.00           0.00            0.00         0.00      0.00
====================================================================================================================================
                                                                               Total P&I Payment  0.00
                                                                               ========================

Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
            Interest equals Interest Payment
        (3) Estimated

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-2

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                         SERIES 2005-C18.                         Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                  BOND INTEREST RECONCILIATION

================================================================
         |                   |                 |
         |                   |                 |
         |     Accrual       |                 |     Accrued
         |  -------------    |    Pass Thru    |   Certificate
  Class  |   Method  Days    |       Rate      |     Interest
---------|-------------------|-----------------|----------------
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |    ----------
         |                   |                 |        0.00
===============================================================

========================================================================================================
                Deductions               |                         Additions
-----------------------------------------|--------------------------------------------------------------
               Deferred &                |     Prior         Int Accrual        Prepay-        Other
 Allocable     Accretion       Interest  |   Int. Short-       on prior          ment         Interest
   PPIS         Interest       Loss/Exp  |    falls Due      Shortfall (3)     Penalties    Proceeds (1)
-----------------------------------------|--------------------------------------------------------------

           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
--------------------------------------------------------------------------------------------------------
    0.00          0.00          0.00            0.00                                  0.00         0.00
========================================================================================================

=================================================================================
              |           |               |   Remaining  |
Distributable |Interest   | Current Period|  Outstanding |   Credit Support
 Certificate  | Payment   | (Shortfall)/  |   Interest   |-----------------------
Interest (2)  | Amount    |   Recovery    |  Shortfalls  | Original   Current (4)
---------------------------------------------------------------------------------
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
---------------------------------------------------------
         0.00      0.00                              0.00
=================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-3

ABN AMRO                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                        SERIES 2005-C18.                          Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                 CASH RECONCILIATION SUMMARY

========================================================             ========================================================

-----------------------------------------------------                --------------------------------------------------------
         INTEREST SUMMARY                                                           PRINCIPAL SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Current Scheduled Interest                                           SCHEDULED PRINCIPAL:
Less Deferred Interest                                               --------------------
Less PPIS Reducing Scheduled Int                                     Current Scheduled Principal
Plus Gross Advance Interest                                          Advanced Scheduled Principal
Less ASER Interest Adv Reduction                                     --------------------------------------------------------
Less Other Interest Not Advanced                                     Scheduled Principal
Less Other Adjustment                                                --------------------------------------------------------
-----------------------------------------------------                UNSCHEDULED PRINCIPAL:
Total                                                                ----------------------
-----------------------------------------------------                Curtailments
UNSCHEDULED INTEREST:                                                Advanced Scheduled Principal
-----------------------------------------------------                Liquidation Proceeds
Prepayment Penalties                                                 Repurchase Proceeds
Yield Maintenance Penalties                                          Other Principal Proceeds
Other Interest Proceeds                                              --------------------------------------------------------
-----------------------------------------------------                Total Unscheduled Principal
Total                                                                --------------------------------------------------------
-----------------------------------------------------                Remittance Principal
Less Fees Paid to Servicer                                           --------------------------------------------------------
Less Fee Strips Paid by Servicer                                     Remittance P&I Due Trust
-----------------------------------------------------                --------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER                             Remittance P&I Due Certs
-----------------------------------------------------                --------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances                                             --------------------------------------------------------
Misc. Fees & Expenses                                                                   POOL BALANCE SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Plus Trustee Fees Paid by Servicer                                                                 Balance           Count
-----------------------------------------------------                --------------------------------------------------------
Total Unscheduled Fees & Expenses                                    Beginning Pool
-----------------------------------------------------                Scheduled Principal
Total Interest Due Trust                                             Unscheduled Principal
-----------------------------------------------------                Deferred Interest
LESS FEES & EXPENSES PAID BY/TO TRUST                                Liquidations
-----------------------------------------------------                Repurchases
Trustee Fee                                                          --------------------------------------------------------
Fee Strips                                                           Ending Pool
Misc. Fees                                                           --------------------------------------------------------
Interest Reserve Withholding
Plus Interest Reserve Deposit
-----------------------------------------------------
Total
-----------------------------------------------------
Total Interest Due Certs
-----------------------------------------------------

========================================================

-------------------------------------------------------
             SERVICING FEE SUMMARY
-------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
-------------------------------------------------------
Total Servicing Fees
-------------------------------------------------------

-------------------------------------------------------
                   PPIS SUMMARY
-------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
-------------------------------------------------------
PPIS Reducing Scheduled Interest
-------------------------------------------------------
PPIS Reducing Servicing Fee
-------------------------------------------------------
PPIS Due Certificate
-------------------------------------------------------

-------------------------------------------------------
      ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-------------------------------------------------------
                           Principal         Interest
-------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
-------------------------------------------------------
Ending Outstanding
-------------------------------------------------------

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-4

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                         SERIES 2005-C18.                         Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                   ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

=================   =======================================================================================================
                                                           Delinquency Aging Categories
                    -------------------------------------------------------------------------------------------------------
                           Delinq 1 Month      Delinq 2 Months     Delinq 3+ Months      Foreclosure          REO
 Distribution       -------------------------------------------------------------------------------------------------------
     Date              #       Balance      #      Balance       #      Balance      #      Balance      #       Balance
================    =======================================================================================================

   06/17/05
----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

================    =======================================================================================================

===============================================================
              Special Event Categories (1)
---------------------------------------------------------------
    Modifications      Specially Serviced      Bankruptcy
---------------------------------------------------------------
   #       Balance      #      Balance       #      Balance
===============================================================

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

===============================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-5

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                         SERIES 2005-C18.                         Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
               Ending Pool (1)       Payoffs (2)          Penalties     Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
Distribution  ----------------------------------------------------------------------------------------------------------------------
    Date       #       Balance     #       Balance     #      Amount      #       Balance       #      Balance      #      Amount
====================================================================================================================================

  06/17/05

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

===========================================
  Remaining Term     Curr Weighted Avg.
-------------------------------------------
  Life     Amort.    Coupon       Remit
===========================================

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

===========================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-6

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                         SERIES 2005-C18.                         Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

=========================== =====================================================================
  Disclosure      Payoff        Initial                                 Payoff        Penalty
   Control #      Period        Balance               Type              Amount        Amount
=========================== =====================================================================

================================================================================================
                            CURRENT                                              0             0
                            CUMULATIVE
                                                                    ============================

===========================  ============================================
 Prepayment     Maturity            Property             Geographic
    Date          Date                Type                Location
===========================  ============================================

============================================================================

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-7

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                         SERIES 2005-C18.                         Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                      DELINQUENT LOAN DETAIL

============================================================================================================
                                         Paid                          Outstanding         Out. Property
   Disclosure                            Thru         Current P&I          P&I               Protection
    Control #                            Date           Advance         Advances**            Advances
============================================================================================================

=============================================================================================================

====================================================================================================================
                          Special
     Advance              Servicer        Foreclosure       Bankruptcy          REO
 Description (1)        Transfer Date         Date             Date             Date
====================================================================================================================

====================================================================================================================
A.  P&I Advance - Loan in Grace Period                           3.  P&I Advance - Loan delinquent 3 months or More
B.  P&I Advance - Late Payment but (less than) 1 month delinq    4.  Matured Balloon/Assumed Scheduled Payment
1.  P&I Advance - Loan delinquent 1 month                        7. P&I Advance (Foreclosure)
2.  P&I Advance - Loan delinquent 2 months                       9. P&I Advance (REO)
====================================================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-8

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                         SERIES 2005-C18.                         Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF PRINCIPAL BALANCES
================================================================================
                                                          Weighted Average
 Current Scheduled     # of     Scheduled     % of   ---------------------------
     Balances          Loans    Balance     Balance    Term    Coupon    DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

              DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===============================================================================
                                                         Weighted Average
  Fully Amortizing    # of     Scheduled     % of  ---------------------------
   Mortgage Loans     Loans    Balance     Balance    Term    Coupon    DSCR
===============================================================================

===============================================================================
                          0              0    0.00%
===============================================================================
                                             Minimum Remaining Term
                                             Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================================
                                                           Weighted Average
   Current Mortgage      # of    Scheduled    % of   ---------------------------
    Interest Rate       Loans     Balance    Balance   Term    Coupon     DSCR
================================================================================

================================================================================
                             0             0   0.00%
================================================================================
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%

                   DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================================
                                                           Weighted Average
        Balloon            # of   Scheduled    % of   -------------------------
    Mortgage Loans        Loans    Balance    Balance   Term   Coupon    DSCR
================================================================================
  0        to      60
 61        to      120
 121       to      180
 181       to      240
 241       to      360

================================================================================
                               0            0   0.00%
================================================================================
Minimum Remaining Term        0
Maximum Remaining Term        0

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-9

ABN AMRO                                  WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                 Statement Date:
LaSalle Bank N.A.                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                     SERIES 2005-C18.                             Prior Payment:
                                                                                                  Next Payment:
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF DSCR (CURRENT)
================================================================================
   Debt Service         # of     Scheduled     % of
  Coverage Ratio        Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================
Maximum  DSCR               0.000
Minimum  DSCR               0.000

                      DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
   Debt Service        # of     Scheduled     % of
  Coverage Ratio       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Maximum  DSCR            0.00
Minimum  DSCR            0.00

                         GEOGRAPHIC DISTRIBUTION
================================================================================
                       # of     Scheduled    % of
  Geographic Location  Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                                     0                 0.00%
================================================================================

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-10

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:
                                                          SERIES 2005-C18.                        Prior Payment:
                                                                                                  Next Payment:
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS

                    DISTRIBUTION OF PROPERTY TYPES
================================================================================
                        # of     Scheduled     % of
   Property Types       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================

                   DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
                        # of     Scheduled     % of
   Amortization Type    Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================

================================================================================

                       DISTRIBUTION OF LOAN SEASONING
================================================================================
                      # of      Scheduled    % of
  Number of Years     Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                           0             0   0.00%
================================================================================

                  DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                     # of    Scheduled     % of
        Year        Loans     Balance     Balance    WAMM     WAC    DSCR
================================================================================
        2003
        2004
        2005
        2006
        2007
        2008
        2009
        2010
        2011
        2012
        2013
   2014 & Longer
================================================================================
                       0            0     0.00%
================================================================================

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-11

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                         SERIES 2005-C18.                         Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                        LOAN LEVEL DETAIL

======================================================================================================
                                                                      Operating                Ending
   Disclosure              Property                                   Statement   Maturity   Principal
   Control #     Grp         Type         State    DSCR      NOI        Date       Date       Balance
======================================================================================================

======================================================================================================
======================================================================================================
                                          W/Avg    0.00           0                                 0
======================================================================================================

================================================================================
                              Spec.       Loan
                                                            Prepayment
  Note      Scheduled   Mod.  Serv  ASER  Status  ------------------------------
  Rate         P&I      Flag  Flag  Flag  Code(1)  Amount     Penalty      Date
================================================================================

================================================================================
                   0                                   0           0
================================================================================

================================================================================
    *   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification
 ===============================================================================

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-12

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                         SERIES 2005-C18.                         Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=========================== =========== ==================================
                                                      Balance
  Disclosure    Transfer    Loan Status ----------------------------------
  Control #       Date       Code (1)      Scheduled          Actual
=========================== =========== ==================================

=========================== =========== ==================================

========================================= ================================== ====================================
                         Remaining Term
  Note       Maturity   ----------------           Property                                             NOI
  Rate         Date       Life   Amort.              Type             State       NOI        DSCR      Date
========================================= ================================== ====================================

========================================= ================================== ====================================

(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq.
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 7.  Foreclosure
                 9.  REO

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-13

ABN AMRO                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                        SERIES 2005-C18.                          Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

=========================================================================================================
   Disclosure                Resolution
    Control #                 Strategy                                      Comments
=========================================================================================================

=========================================================================================================

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-14

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                         SERIES 2005-C18.                         Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MODIFIED LOAN DETAIL

========================================================================================================================
                                 Cutoff       Modified
  Disclosure    Modification    Maturity      Maturity                                      Modification
   Control #        Date          Date          Date                                         Description
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-15

ABN AMRO                                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST              Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                         SERIES 2005-C18.                         Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                     REALIZED LOSS DETAIL

=====================================================================================================
                                                                     Beginning
                     Disclosure       Appraisal      Appraisal       Scheduled           Gross
     Period          Control #          Date           Value          Balance          Proceeds
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                                 0.00              0.00
CUMULATIVE                                                                    0.00              0.00
=====================================================================================================

================================================================================
   Gross Proceeds       Aggregate       Net        Net Proceeds
    as a % of         Liquidation   Liquidation      as a % of      Realized
  Sched Principal      Expenses *    Proceeds     Sched. Balance      Loss
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CURRENT TOTAL                0.00            0.00                           0.00
CUMULATIVE                   0.00            0.00                           0.00
================================================================================

 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-16

ABN AMRO                                      WACHOVIA BANK COMMERCIAL MORTGAGE TRUST             Statement Date:       6/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         6/17/2005
                                                         SERIES 2005-C18.                         Prior Payment:              N/A
                                                                                                  Next Payment:         7/15/2005
                                                                                                  Record Date:          5/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  APPRAISAL REDUCTION DETAIL

=========================== ==================================================
  Disclosure    Appraisal    Scheduled       ARA      Current P&I
   Control #    Red. Date     Balance       Amount      Advance       ASER
=========================== ==================================================

=========================== ==================================================

========================================== ============================= ======== ============================
                          Remaining Term                                                   Appraisal
  Note       Maturity    -----------------        Property                        ----------------------------
  Rate         Date        Life   Amort.            Type          State   DSCR        Value         Date
========================================== ============================= ======== ============================

========================================== ============================= ======== ============================

04/19/2005 - 11:35 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                                      B-17

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

                        CLASS X-P REFERENCE RATE SCHEDULE

 INTEREST                    CLASS X-P    INTEREST                    CLASS X-P
  ACCRUAL    DISTRIBUTION    REFERENCE     ACCRUAL    DISTRIBUTION    REFERENCE
  PERIOD         DATE           RATE       PERIOD         DATE           RATE
----------  --------------  -----------  ----------  --------------  -----------
     1         6/15/2005     5.47010%        43        12/15/2008      5.29053%
     2         7/15/2005     5.29229%        44         1/15/2009      5.29051%
     3         8/15/2005     5.46999%        45         2/15/2009      5.29048%
     4         9/15/2005     5.46993%        46         3/15/2009      5.29096%
     5        10/15/2005     5.29213%        47         4/15/2009      5.46812%
     6        11/15/2005     5.46982%        48         5/15/2009      5.29041%
     7        12/15/2005     5.29202%        49         6/15/2009      5.46808%
     8         1/15/2006     5.29196%        50         7/15/2009      5.29036%
     9         2/15/2006     5.29191%        51         8/15/2009      5.46655%
    10         3/15/2006     5.29193%        52         9/15/2009      5.46653%
    11         4/15/2006     5.46952%        53        10/15/2009      5.29029%
    12         5/15/2006     5.29174%        54        11/15/2009      5.46796%
    13         6/15/2006     5.46942%        55        12/15/2009      5.29024%
    14         7/15/2006     5.29163%        56         1/15/2010      5.29022%
    15         8/15/2006     5.46931%        57         2/15/2010      5.29019%
    16         9/15/2006     5.46926%        58         3/15/2010      5.29075%
    17        10/15/2006     5.29148%        59         4/15/2010      5.47522%
    18        11/15/2006     5.46914%        60         5/15/2010      5.30365%
    19        12/15/2006     5.29136%        61         6/15/2010      5.48176%
    20         1/15/2007     5.29131%        62         7/15/2010      5.30361%
    21         2/15/2007     5.29125%        63         8/15/2010      5.48172%
    22         3/15/2007     5.29139%        64         9/15/2010      5.48170%
    23         4/15/2007     5.46890%        65        10/15/2010      5.30354%
    24         5/15/2007     5.29115%        66        11/15/2010      5.48165%
    25         6/15/2007     5.46882%        67        12/15/2010      5.30350%
    26         7/15/2007     5.29107%        68         1/15/2011      5.30348%
    27         8/15/2007     5.46874%        69         2/15/2011      5.30346%
    28         9/15/2007     5.46870%        70         3/15/2011      5.30410%
    29        10/15/2007     5.29095%        71         4/15/2011      5.48153%
    30        11/15/2007     5.46861%        72         5/15/2011      5.30338%
    31        12/15/2007     5.29086%        73         6/15/2011      5.48148%
    32         1/15/2008     5.46852%        74         7/15/2011      5.30333%
    33         2/15/2008     5.29078%        75         8/15/2011      5.48143%
    34         3/15/2008     5.29082%        76         9/15/2011      5.48141%
    35         4/15/2008     5.46839%        77        10/15/2011      5.30213%
    36         5/15/2008     5.29067%        78        11/15/2011      5.48019%
    37         6/15/2008     5.46837%        79        12/15/2011      5.30321%
    38         7/15/2008     5.29064%        80         1/15/2012      5.48131%
    39         8/15/2008     5.46832%        81         2/15/2012      5.30594%
    40         9/15/2008     5.46830%        82         3/15/2012      5.30616%
    41        10/15/2008     5.29058%        83         4/15/2012      5.48982%
    42        11/15/2008     5.46825%        84         5/15/2012      5.31446%

                                       C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                        ANNEX D

                                   CLASS A-PB
                       PLANNED PRINCIPAL BALANCE SCHEDULE

 PERIOD                                   PERIOD
  TOTAL      DATE          BALANCE         TOTAL      DATE          BALANCE
--------  ----------  -----------------  --------  ----------  -----------------
    0      05/19/05     81,472,000.00       58      03/15/10     81,472,000.00
    1      06/15/05     81,472,000.00       59      04/15/10     81,472,000.00
    2      07/15/05     81,472,000.00       60      05/15/10     81,471,198.00
    3      08/15/05     81,472,000.00       61      06/15/10     80,120,791.62
    4      09/15/05     81,472,000.00       62      07/15/10     78,610,210.65
    5      10/15/05     81,472,000.00       63      08/15/10     77,246,590.76
    6      11/15/05     81,472,000.00       64      09/15/10     75,876,673.16
    7      12/15/05     81,472,000.00       65      10/15/10     74,347,122.92
    8      01/15/06     81,472,000.00       66      11/15/10     72,963,813.60
    9      02/15/06     81,472,000.00       67      12/15/10     71,421,243.61
   10      03/15/06     81,472,000.00       68      01/15/11     70,024,420.25
   11      04/15/06     81,472,000.00       69      02/15/11     68,621,145.40
   12      05/15/06     81,472,000.00       70      03/15/11     66,754,714.98
   13      06/15/06     81,472,000.00       71      04/15/11     65,336,336.41
   14      07/15/06     81,472,000.00       72      05/15/11     63,759,671.26
   15      08/15/06     81,472,000.00       73      06/15/11     62,327,458.31
   16      09/15/06     81,472,000.00       74      07/15/11     60,737,343.03
   17      10/15/06     81,472,000.00       75      08/15/11     59,291,169.31
   18      11/15/06     81,472,000.00       76      09/15/11     57,838,315.53
   19      12/15/06     81,472,000.00       77      10/15/11     56,228,132.73
   20      01/15/07     81,472,000.00       78      11/15/11     54,761,129.63
   21      02/15/07     81,472,000.00       79      12/15/11     53,137,190.51
   22      03/15/07     81,472,000.00       80      01/15/12     51,637,429.39
   23      04/15/07     81,472,000.00       81      02/15/12     50,920,736.69
   24      05/15/07     81,472,000.00       82      03/15/12     49,192,850.41
   25      06/15/07     81,472,000.00       83      04/15/12     47,692,527.47
   26      07/15/07     81,472,000.00       84      05/15/12     46,248,407.95
   27      08/15/07     81,472,000.00       85      06/15/12     44,925,341.97
   28      09/15/07     81,472,000.00       86      07/15/12     43,468,845.14
   29      10/15/07     81,472,000.00       87      08/15/12     42,132,931.88
   30      11/15/07     81,472,000.00       88      09/15/12     40,790,843.98
   31      12/15/07     81,472,000.00       89      10/15/12     39,315,853.50
   32      01/15/08     81,472,000.00       90      11/15/12     37,960,744.38
   33      02/15/08     81,472,000.00       91      12/15/12     36,473,094.28
   34      03/15/08     81,472,000.00       92      01/15/13     35,104,844.87
   35      04/15/08     81,472,000.00       93      02/15/13     33,730,270.87
   36      05/15/08     81,472,000.00       94      03/15/13     31,972,403.41
   37      06/15/08     81,472,000.00       95      04/15/13     30,583,349.04
   38      07/15/08     81,472,000.00       96      05/15/13     29,062,696.37
   39      08/15/08     81,472,000.00       97      06/15/13     27,660,191.26
   40      09/15/08     81,472,000.00       98      07/15/13     26,126,461.38
   41      10/15/08     81,472,000.00       99      08/15/13     24,710,382.50
   42      11/15/08     81,472,000.00       100     09/15/13     23,287,757.25
   43      12/15/08     81,472,000.00       101     10/15/13     21,734,465.97
   44      01/15/09     81,472,000.00       102     11/15/13     20,298,082.94
   45      02/15/09     81,472,000.00       103     12/15/13     18,731,415.93
   46      03/15/09     81,472,000.00       104     01/15/14     17,281,149.27
   47      04/15/09     81,472,000.00       105     02/15/14     15,824,177.68
   48      05/15/09     81,472,000.00       106     03/15/14     13,991,541.45
   49      06/15/09     81,472,000.00       107     04/15/14     12,519,360.62
   50      07/15/09     81,472,000.00       108     05/15/14     10,917,889.91
   51      08/15/09     81,472,000.00       109     06/15/14      9,431,498.01
   52      09/15/09     81,472,000.00       110     07/15/14      7,816,210.87
   53      10/15/09     81,472,000.00       111     08/15/14      6,315,477.90
   54      11/15/09     81,472,000.00       112     09/15/14      4,807,805.94
   55      12/15/09     81,472,000.00       113     10/15/14      3,171,829.67
   56      01/15/10     81,472,000.00       114     11/15/14      1,649,621.97
   57      02/15/10     81,472,000.00       115     12/15/14                 0

                                      D-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                    DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o    multifamily and commercial mortgage loans, including participations therein;

     o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 AND IN THE
PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED
THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                 April 21, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND

  Distributions on the Certificates in Respect of Prepayment Premiums

                                       2

                                        3

                                        4

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 117 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to
Wachovia Commercial Mortgage Securities, Inc.

                              ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                                       5

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the
Registration Statement may be obtained from the Public Reference Room of the
Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and
Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549.
Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange
Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia
Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North
Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                                       6

                              SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent the
                                 entire beneficial ownership interest in a trust
                                 fund consisting primarily of any of the
                                 following:

                                 o  mortgage assets;

                                 o  certificate accounts;

                                 o  forms of credit support;

                                 o  cash flow agreements; and

                                 o  amounts on deposit in a pre-funding account.

The Mortgage Assets...........   The mortgage assets with respect to each series
                                 of certificates may consist of any of the
                                 following:

                                 o  multifamily and commercial mortgage loans,
                                    including participations therein;

                                 o  commercial mortgage-backed securities,
                                    including participations therein;

                                 o  direct obligations of the United States or
                                    other government agencies; and

                                 o  a combination of the assets described above.

                                 The mortgage loans will not be guaranteed or
                                 insured by us or any of our affiliates or,
                                 unless otherwise provided in the prospectus
                                 supplement, by any governmental agency or
                                 instrumentality or other person. The mortgage
                                 loans will be primarily secured by first or
                                 junior liens on, or security interests in fee
                                 simple, leasehold or a similar interest in, any
                                 of the following types of properties:

                                 o  residential properties consisting of five or
                                    more rental or cooperatively owned dwelling
                                    units;

                                 o  shopping centers;

                                 o  retail buildings or centers;

                                 o  hotels and motels;

                                 o  office buildings;

                                 o  nursing homes;

                                 o  hospitals or other health-care related
                                    facilities;

                                 o  industrial properties;

                                 o  warehouse, mini-warehouse or self-storage
                                    facilities;

                                 o  mobile home parks;

                                       7

                                 o  mixed use properties; and

                                 o  other types of commercial properties.

                                 Some or all of the mortgage loans may also be
                                 secured by an assignment of one or more leases
                                 of all or a portion of the related mortgaged
                                 properties. A significant or the sole source of
                                 payments on certain mortgage loans will be the
                                 rental payments due under the related leases.

                                 A mortgage loan may have an interest rate that
                                 has any of the following features:

                                 o  is fixed over its term;

                                 o  adjusts from time to time;

                                 o  is partially fixed and partially floating;

                                 o  is floating based on one or more formulae or
                                    indices;

                                 o  may be converted from a floating to a fixed
                                    interest rate;

                                 o  may be converted from a fixed to a floating
                                    interest rate; or

                                 o  interest is not paid currently but is
                                    accrued and added to the principal balance.

                                 A mortgage loan may provide for any of the
                                 following:

                                 o  scheduled payments to maturity;

                                 o  payments that adjust from time to time;

                                 o  negative amortization or accelerated
                                    amortization;

                                 o  full amortization or require a balloon
                                    payment due on its stated maturity date;

                                 o  prohibitions on prepayment;

                                 o  releases or substitutions of collateral,
                                    including defeasance thereof with direct
                                    obligations of the United States; and

                                 o  payment of a premium or a yield maintenance
                                    penalty in connection with a principal
                                    prepayment.

                                 Unless otherwise described in the prospectus
                                 supplement for a series of certificates:

                                 o  the mortgaged properties may be located in
                                    any one of the 50 states, the District of
                                    Columbia or the Commonwealth of Puerto Rico;

                                 o  all mortgage loans will have original terms
                                    to maturity of not more than 40 years;

                                 o  all mortgage loans will have individual
                                    principal balances at origination of not
                                    less than $100,000;

                                       8

                                 o  all mortgage loans will have been originated
                                    by persons other than the depositor; and

                                 o  all mortgage assets will have been
                                    purchased, either directly or indirectly, by
                                    the depositor on or before the date of
                                    initial issuance of the related series of
                                    certificates.

                                 Any commercial mortgage-backed securities
                                 included in a trust fund will evidence
                                 ownership interests in or be secured by
                                 mortgage loans similar to those described above
                                 and other mortgage-backed securities. Some
                                 commercial mortgage-backed securities included
                                 in a trust fund may be guaranteed or insured by
                                 an affiliate of the depositor, Freddie Mac,
                                 Fannie Mae, Ginnie Mae, Farmer Mac or any other
                                 person specified in the prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. All payments and
                                 collections received or advanced with respect
                                 to the mortgage assets and other assets in the
                                 trust fund will be deposited into those
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and funds may be
                                 held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions
                                 on certain classes of certificates:

                                 o  subordination of junior certificates;

                                 o  over collateralization;

                                 o  letters of credit;

                                 o  issurance policies;

                                 o  guarantees;

                                 o  reserve funds; and/or

                                 o  other types of credit support described in
                                    the prospectus supplement and a combination
                                    of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange
                                 rate fluctuations on the underlying mortgage
                                 assets or on one or more classes of
                                 certificates and increase the likelihood of
                                 timely distributions on the certificates or
                                 such classes of certificates, as the case may
                                 be. The trust fund may include any of the
                                 following types of cash flow agreements:

                                 o  guaranteed investment contracts;

                                 o  interest rate swap or exchange contracts;

                                 o  interest rate cap or floor agreements;

                                 o  currency exchange agreements;

                                 o  yield supplement agreements; or

                                       9

                                 o  other types of similar agreements described
                                    in the prospectus supplement.

Pre-Funding Account;
  Capitalized Interest
  Account.....................   A trust fund may use monies deposited into a
                                 pre-funding account to acquire additional
                                 mortgage assets following a closing date for
                                 the related series of certificates. The amount
                                 on deposit in a pre-funding account will not
                                 exceed 25% of the pool balance of the trust
                                 fund as of the cut-off date on which the
                                 ownership of the mortgage loans and rights to
                                 payment thereon are deemed transferred to the
                                 trust fund, as specified in the related
                                 prospectus supplement. The depositor will
                                 select any additional mortgage assets using
                                 criteria that is substantially similar to the
                                 criteria used to select the mortgage assets
                                 included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a
                                 trust fund also may include amounts on deposit
                                 in a separate capitalized interest account. The
                                 depositor may use amounts on deposit in a
                                 capitalized interest account to supplement
                                 investment earnings, if any, of amounts on
                                 deposit in the pre-funding account, supplement
                                 interest collections of the trust fund, or such
                                 other purpose as specified in the prospectus
                                 supplement.

                                 Amounts on deposit in any pre-funding account
                                 or any capitalized interest account will be
                                 held in cash or invested in short-term
                                 investment grade obligations. Amounts remaining
                                 on deposit in any pre-funding account and any
                                 capitalized interest account after the end of
                                 the related pre-funding period will be
                                 distributed to certificateholders as described
                                 in the prospectus supplement.

Description of Certificates...   Each series of certificates will include one or
                                 more classes. Each series of certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the related
                                 trust fund. The offered certificates are the
                                 classes of certificates being offered to you
                                 pursuant to the prospectus supplement. The
                                 non-offered certificates are the classes of
                                 certificates not being offered to you pursuant
                                 to the prospectus supplement. Information on
                                 the non-offered certificates is being provided
                                 solely to assist you in your understanding of
                                 the offered certificates.

Distributions on
  Certificates................   The certificates may provide for different
                                 methods of distributions to specific classes.
                                 Any class of certificates may:

                                 o  provide for the accrual of interest thereon
                                    based on fixed, variable or floating rates;

                                 o  be senior or subordinate to one or more
                                    other classes of certificates with respect
                                    to interest or principal distribution and
                                    the allocation of losses on the assets of
                                    the trust fund;

                                       10

                                 o  be entitled to principal distributions, with
                                    disproportionately low, nominal or no
                                    interest distributions;

                                 o  be entitled to interest distributions, with
                                    disproportionately low, nominal or no
                                    principal distributions;

                                 o  provide for distributions of principal or
                                    accrued interest only after the occurrence
                                    of certain events, such as the retirement of
                                    one or more other classes of certificates;

                                 o  provide for distributions of principal to be
                                    made at a rate that is faster or slower than
                                    the rate at which payments are received on
                                    the mortgage assets in the related trust
                                    fund;

                                 o  provide for distributions of principal
                                    sequentially, based on specified payment
                                    schedules or other methodologies; and

                                 o  provide for distributions based on a
                                    combination of any of the above features.

                                 Interest on each class of offered certificates
                                 of each series will accrue at the applicable
                                 pass-through rate on the outstanding
                                 certificate balance or notional amount.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies described in this
                                 prospectus and the prospectus supplement.

                                 The certificate balance of a certificate
                                 outstanding from time to time represents the
                                 maximum amount that the holder thereof is then
                                 entitled to receive in respect of principal
                                 from future cash flow on the assets in the
                                 related trust fund. Unless otherwise specified
                                 in the prospectus supplement, distributions of
                                 principal will be made on each distribution
                                 date to the class or classes of certificates
                                 entitled thereto until the certificate balance
                                 of such certificates is reduced to zero.
                                 Distributions of principal to any class of
                                 certificates will be made on a pro rata basis
                                 among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain
                                 advances with respect to delinquent scheduled
                                 payments and property related expenses which it
                                 deems recoverable. The trust fund may be
                                 charged interest for any advance. We will not
                                 have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only
                                 if that affiliate is acting as a servicer or
                                 master servicer for the related series of
                                 certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the
                                 related trust fund.

                                       11

Registration of Certificates..   One or more classes of the offered certificates
                                 may be initially represented by one or more
                                 certificates registered in the name of Cede &
                                 Co. as the nominee of The Depository Trust
                                 Company. If your offered certificates are so
                                 registered, you will not be entitled to receive
                                 a definitive certificate representing your
                                 interest except in the event that physical
                                 certificates are issued under the limited
                                 circumstances described in this prospectus and
                                 the prospectus supplement.

Tax Status of the
  Certificates................   The certificates of each series will constitute
                                 either:

                                 o  "regular interests" or "residual interests"
                                    in a trust fund treated as a "real estate
                                    mortgage investment conduit" under the
                                    Internal Revenue Code of 1986, as amended;

                                 o  interests in a trust fund treated as a
                                    grantor trust under applicable provisions of
                                    the Internal Revenue Code of 1986, as
                                    amended; or

                                 o  any combination of any of the above
                                    features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement
                                 that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar
                                 federal, state or local law, or any person who
                                 proposes to use "plan assets" of any of these
                                 plans to acquire any offered certificates, you
                                 should carefully review with your legal counsel
                                 whether the purchase or holding of any offered
                                 certificates could give rise to transactions
                                 not permitted under these laws. The prospectus
                                 supplement will specify if investment in some
                                 certificates may require a representation that
                                 the investor is not (or is not investing on
                                 behalf of) a plan or similar arrangement or if
                                 other restrictions apply.

Legal Investment..............   The prospectus supplement will specify whether
                                 the offered certificates will constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" herein.

                                       12

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be
                                 rated lower than investment grade by one or
                                 more nationally recognized statistical rating
                                 agencies. A security rating is not a
                                 recommendation to buy, sell or hold securities
                                 and may be subject to qualification, revision
                                 or withdrawal at any time by the assigning
                                 rating organization.

                                       13

                                  RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell
  Certificates May Be
  Limited Because of Their
  Characteristics.............   You may not be able to resell your certificates
                                 and the value of your certificates may be less
                                 than you anticipated for a variety of reasons
                                 including:

                                 o  a secondary market for your certificates may
                                    not develop;

                                 o  interest rate fluctuations;

                                 o  the absence of redemption rights; and

                                 o  the limited sources of information about the
                                    certificates other than that provided in
                                    this prospectus, the prospectus supplement
                                    and the monthly report to
                                    certificateholders.

The Assets of the Trust Fund
  May Not Be Sufficient to
  Pay Your Certificates.......   Unless otherwise specified in the prospectus
                                 supplement, neither the offered certificates of
                                 any series nor the mortgage assets in the
                                 related trust fund will be guaranteed or
                                 insured by us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. No offered certificate of any
                                 series will represent a claim against or
                                 security interest in the trust fund for any
                                 other series. Accordingly, if the related trust
                                 fund has insufficient assets to make payments
                                 on the certificates, there will be no other
                                 assets available for payment of the deficiency.

                                 Additionally, the trustee, master servicer,
                                 special servicer or other specified person may
                                 under certain circumstances withdraw some
                                 amounts on deposit in certain funds or accounts
                                 constituting part of a trust fund, including
                                 the certificate account and any accounts
                                 maintained as credit support, as described in
                                 the prospectus supplement. The trustee, master
                                 servicer, special servicer or other specified
                                 person may have the authority to make these
                                 withdrawals for purposes other than the payment
                                 of principal of or interest on the related
                                 series of certificates.

                                 The prospectus supplement for a series of
                                 certificates may provide for one or more
                                 classes of certificates that are subordinate to
                                 one or more other classes of certificates in
                                 entitlement to certain distributions on the
                                 certificates. On any distribution date in which
                                 the related trust fund has incurred losses or
                                 shortfalls in collections on the mortgage
                                 assets, the subordinate certificates initially
                                 will bear the amount of such losses or
                                 shortfalls and, thereafter, the remaining
                                 classes of certificates will bear the remaining
                                 amount of such losses or shortfalls. The
                                 priority, manner and limitations on the
                                 allocation of losses and shortfalls will be
                                 specified in the prospectus supplement.

                                       14

Prepayments and Repurchases
  of the Mortgage Assets Will
  Affect the Timing of Your
  Cash Flow and May Affect
  Your Yield..................   Prepayments (including those caused by defaults
                                 on the mortgage loans and repurchases for
                                 breach of representation or warranty) on the
                                 mortgage loans in a trust fund generally will
                                 result in a faster rate of principal payments
                                 on one or more classes of the related
                                 certificates than if payments on such mortgage
                                 assets were made as scheduled. Thus, the
                                 prepayment experience on the mortgage assets
                                 may affect the average life of each class of
                                 related certificates. The rate of principal
                                 payments on mortgage loans varies between pools
                                 and from time to time is influenced by a
                                 variety of economic, demographic, geographic,
                                 social, tax, legal and other factors.

                                 We cannot provide any assurance as to the rate
                                 of prepayments on the mortgage loans in any
                                 trust fund or that such rate will conform to
                                 any model described in this prospectus or in
                                 any prospectus supplement. As a result,
                                 depending on the anticipated rate of prepayment
                                 for the mortgage loans in any trust fund, the
                                 retirement of any class of certificates could
                                 occur significantly earlier or later than you
                                 expected.

                                 The rate of voluntary prepayments will also be
                                 affected by:

                                 o  the voluntary prepayment terms of the
                                    mortgage loan, including prepayment lock-out
                                    periods and prepayment premiums;

                                 o  then-current interest rates being charged on
                                    similar mortgage loans; and

                                 o  the availability of mortgage credit.

                                 A series of certificates may include one or
                                 more classes of certificates with entitlements
                                 to payments prior to other classes of
                                 certificates. As a result, yields on classes of
                                 certificates with a lower priority of payment,
                                 including classes of offered certificates, of
                                 such series may be more sensitive to
                                 prepayments on mortgage assets. A series of
                                 certificates may include one or more classes
                                 offered at a significant premium or discount.
                                 Yields on such classes of certificates will be
                                 sensitive, and in some cases extremely
                                 sensitive, to prepayments on mortgage assets
                                 and, where the amount of interest payable with
                                 respect to a class is disproportionately high,
                                 as compared to the amount of principal, a
                                 holder might, in some prepayment scenarios,
                                 fail to recoup its original investment.

                                 If a mortgage loan is in default, it may not be
                                 possible to collect a prepayment premium. No
                                 person will be required to pay any premium if a
                                 mortgage loan is repurchased for a breach of
                                 representation or warranty.

                                       15

                                 The yield on your certificates may be less than
                                 anticipated because:

                                 o  the prepayment premium or yield maintenance
                                    required under certain prepayment scenarios
                                    may not be enforceable in some states or
                                    under federal bankruptcy laws; and

                                 o  some courts may consider the prepayment
                                    premium to be usurious.

Optional Early Termination of
  the Trust Fund May Result
  in an Adverse Impact on
  Your Yield or May Result
  in a Loss...................   A series of certificates may be subject to
                                 optional early termination by means of the
                                 repurchase of the mortgage assets in the
                                 related trust fund. We cannot assure you that
                                 the proceeds from a sale of the mortgage assets
                                 will be sufficient to distribute the
                                 outstanding certificate balance plus accrued
                                 interest and any undistributed shortfalls in
                                 interest accrued on the certificates that are
                                 subject to the termination. Accordingly, the
                                 holders of such certificates may suffer an
                                 adverse impact on the overall yield on their
                                 certificates, may experience repayment of their
                                 investment at an unpredictable and inopportune
                                 time or may even incur a loss on their
                                 investment.

Ratings Do Not Guarantee
  Payment and Do Not Address
  Prepayment Risks............   Any rating assigned by a rating agency to a
                                 class of offered certificates will reflect only
                                 its assessment of the likelihood that holders
                                 of certificates of such class will receive
                                 payments to which such certificateholders are
                                 entitled under the related pooling and
                                 servicing agreement. Ratings do not address:

                                 o  the likelihood that principal prepayments
                                    (including those caused by defaults) on the
                                    related mortgage loans will be made;

                                 o  the degree to which the rate of prepayments
                                    on the related mortgage loans might differ
                                    from that originally anticipated;

                                 o  the likelihood of early optional termination
                                    of the related trust fund;

                                 o  the possibility that prepayments on the
                                    related mortgage loans at a higher or lower
                                    rate than anticipated by an investor may
                                    cause such investor to experience a lower
                                    than anticipated yield; or

                                 o  the possibility that an investor that
                                    purchases an offered certificate at a
                                    significant premium might fail to recoup its
                                    initial investment under certain prepayment
                                    scenarios.

                                 The amount, type and nature of credit support,
                                 if any, provided with respect to a series of
                                 certificates will be determined on the basis of
                                 criteria established by each rating

                                       16

                                 agency rating classes of certificates of such
                                 series. Those criteria are sometimes based upon
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group. However, we
                                 cannot provide assurance that the historical
                                 data supporting any such actuarial analysis
                                 will accurately reflect future experience, or
                                 that the data derived from a large pool of
                                 mortgage loans will accurately predict the
                                 delinquency, foreclosure or loss experience of
                                 any particular pool of mortgage loans. In other
                                 cases, a rating agency may base their criteria
                                 upon determinations of the values of the
                                 mortgaged properties that provide security for
                                 the mortgage loans. However, we cannot provide
                                 assurance that those values will not decline in
                                 the future.

Unused Amounts in Pre-Funding
  Accounts May Be Returned to
  You as a Prepayment.........   The prospectus supplement will disclose when we
                                 are using a pre-funding account to purchase
                                 additional mortgage assets in connection with
                                 the issuance of certificates. Amounts on
                                 deposit in a pre-funding account that are not
                                 used to acquire additional mortgage assets by
                                 the end of the pre-funding period for a series
                                 of certificates may be distributed to holders
                                 of those certificates as a prepayment of
                                 principal, which may materially and adversely
                                 affect the yield on those certificates.

Additional Mortgage Assets
  Acquired in Connection with
  the Use of a Pre-Funding
  Account May Change the
  Aggregate Characteristics
  of a Trust Fund.............   Any additional mortgage assets acquired by a
                                 trust fund with funds in a pre-funding account
                                 may possess substantially different
                                 characteristics than the mortgage assets in the
                                 trust fund on the closing date for a series of
                                 certificates. Therefore, the aggregate
                                 characteristics of a trust fund following the
                                 pre-funding period may be substantially
                                 different than the characteristics of a trust
                                 fund on the closing date for that series of
                                 certificates.

Net Operating Income Produced
  by a Mortgaged Property May
  Be Inadequate to Repay the
  Mortgage Loans..............   The value of a mortgage loan secured by a
                                 multifamily or commercial property is directly
                                 related to the net operating income derived
                                 from that property because the ability of a
                                 borrower to repay a loan secured by an
                                 income-producing property typically depends
                                 primarily upon the successful operation of that
                                 property rather than upon the existence of
                                 independent income or assets of the borrower.
                                 The reduction in the net operating income of
                                 the property may impair the borrower's ability
                                 to repay the loan.

                                 Many of the mortgage loans included in a trust
                                 fund may be secured by liens on owner-occupied
                                 mortgaged properties or

                                       17

                                 on mortgaged properties leased to a single
                                 tenant. Accordingly, a decline in the financial
                                 condition of the borrower or single tenant may
                                 have a disproportionately greater affect on the
                                 net operating income from such mortgaged
                                 properties than would be the case with respect
                                 to mortgaged properties with multiple tenants.

Future Value of a Mortgaged
  Property and its Net
  Operating Income and Cash
  Flow Is Not Predictable.....   Commercial and multifamily property values and
                                 cash flows and net operating income from such
                                 mortgaged properties are volatile and may be
                                 insufficient to cover debt service on the
                                 related mortgage loan at any given time.
                                 Property value, cash flow and net operating
                                 income depend upon a number of factors,
                                 including:

                                 o  changes in general or local economic
                                    conditions and/or specific industry
                                    segments;

                                 o  declines in real estate values;

                                 o  an oversupply of commercial or multifamily
                                    properties in the relevant market;

                                 o  declines in rental or occupancy rates;

                                 o  increases in interest rates, real estate tax
                                    rates and other operating expenses;

                                 o  changes in governmental rules, regulations
                                    and fiscal policies, including environmental
                                    legislation;

                                 o  perceptions by prospective tenants and, if
                                    applicable, their customers, of the safety,
                                    convenience, services and attractiveness of
                                    the property;

                                 o  the age, construction quality and design of
                                    a particular property;

                                 o  whether the mortgaged properties are readily
                                    convertible to alternative uses;

                                 o  acts of God; and

                                 o  other factors beyond our control or the
                                    control of a servicer.

Nonrecourse Loans Limit the
  Remedies Available
  Following a Mortgagor
  Default.....................   The mortgage loans will not be an obligation
                                 of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage
                                 insurer, or by the depositor, the originators,
                                 the master servicer, the special servicer, the
                                 trustee or any of their respective affiliates.

                                 Each mortgage loan included in a trust fund
                                 generally will be a nonrecourse loan. If there
                                 is a default (other than a default resulting
                                 from voluntary bankruptcy, fraud or willful
                                 misconduct) there will generally only be
                                 recourse against the specific mortgaged
                                 properties and other assets that have been
                                 pledged

                                       18

                                 to secure such mortgage loan. Even if a
                                 mortgage loan provides for recourse to a
                                 mortgagor or its affiliates, it is unlikely the
                                 trust fund ultimately could recover any amounts
                                 not covered by the mortgaged property.

Special Risks of Mortgage
  Loans Secured by
  Multifamily Properties......   Mortgage loans secured by multifamily
                                 properties may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Adverse economic conditions, either
                                 local, regional or national, may limit the
                                 amount of rent that a borrower may charge for
                                 rental units, and may result in a reduction in
                                 timely rent payments or a reduction in
                                 occupancy levels. Occupancy and rent levels may
                                 also be affected by:

                                 o  construction of additional housing units;

                                 o  local military base closings;

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including, in the case of multifamily rental
                                    properties, current or future rent
                                    stabilization and rent control laws and
                                    agreements;

                                 o  the level of mortgage interest rates, which
                                    may encourage tenants in multifamily rental
                                    properties to purchase housing;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which
                                    may impose rent limitations and may
                                    adversely affect the ability of the
                                    applicable borrowers to increase rents to
                                    maintain the mortgaged properties in proper
                                    condition during periods of rapid inflation
                                    or declining market value of the mortgaged
                                    properties;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which
                                    may impose income restrictions on tenants
                                    and which may reduce the number of eligible
                                    tenants in such mortgaged properties and
                                    result in a reduction in occupancy rates
                                    applicable thereto; and

                                 o  the possibility that some eligible tenants
                                    may not find any differences in rents
                                    between subsidized or supported properties
                                    and other multifamily rental properties in
                                    the same area to be a sufficient economic
                                    incentive to reside at a subsidized or
                                    supported property, which may have fewer
                                    amenities or otherwise be less attractive as
                                    a residence.

                                 All of these conditions and events may increase
                                 the possibility that a borrower may be unable
                                 to meet its obligations under its mortgage
                                 loan.

                                 The multifamily projects market is
                                 characterized generally by low barriers to
                                 entry. Thus, a particular apartment market with
                                 historically low vacancies could experience
                                 substantial new construction, and a resultant
                                 oversupply of units, in a

                                       19

                                 relatively short period of time. Because
                                 multifamily apartment units are typically
                                 leased on a short-term basis, the tenants who
                                 reside in a particular project within such a
                                 market may easily move to alternative projects
                                 with more desirable amenities or locations.

Special Risks of Mortgage
  Loans Secured by Retail
  Properties..................   Mortgage loans secured by retail properties may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of retail
                                 properties are:

                                 o  the quality of the tenants; and

                                 o  the fundamental aspects of real estate such
                                    as location and market demographics.

                                 The correlation between the success of tenant
                                 businesses and property value is more direct
                                 with respect to retail properties than other
                                 types of commercial property because a
                                 significant component of the total rent paid by
                                 retail tenants is often tied to a percentage of
                                 gross sales. Significant tenants at a retail
                                 property play an important part in generating
                                 customer traffic and making a retail property a
                                 desirable location for other tenants at that
                                 property. Accordingly, retail properties may be
                                 adversely affected if a significant tenant
                                 ceases operations at those locations, which may
                                 occur on account of a voluntary decision not to
                                 renew a lease, bankruptcy or insolvency of the
                                 tenant, the tenant's general cessation of
                                 business activities or for other reasons. In
                                 addition, some tenants at retail properties may
                                 be entitled to terminate their leases or pay
                                 reduced rent if an anchor tenant ceases
                                 operations at the property. In those cases, we
                                 cannot provide assurance that any anchor
                                 tenants will continue to occupy space in the
                                 related shopping centers.

                                 Shopping centers, in general, are affected by
                                 the health of the retail industry. In addition,
                                 a shopping center may be adversely affected by
                                 the bankruptcy or decline in drawing power of
                                 an anchor tenant, the risk that an anchor
                                 tenant may vacate notwithstanding that tenant's
                                 continuing obligation to pay rent, a shift in
                                 consumer demand due to demographic changes (for
                                 example, population decreases or changes in
                                 average age or income) and/or changes in
                                 consumer preference (for example, to discount
                                 retailers).

                                 Unlike other income producing properties,
                                 retail properties also face competition from
                                 sources outside a given real estate market,
                                 such as:

                                 o  catalogue retailers;

                                 o  home shopping networks;

                                 o  the internet;

                                 o  telemarketing; and

                                 o  outlet centers.

                                       20

                                 Continued growth of these alternative retail
                                 outlets (which are often characterized by lower
                                 operating costs) could adversely affect the
                                 rents collectible at the retail properties
                                 which secure mortgage loans in a trust fund.

Special Risks of Mortgage
  Loans Secured by
  Hospitality Properties......   Mortgage loans secured by hospitality
                                 properties (e.g., a hotel or motel) may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Various factors
                                 affect the economic viability of a hospitality
                                 property, including:

                                 o  location, quality and franchise affiliation
                                    (or lack thereof);

                                 o  adverse economic conditions, either local,
                                    regional or national, which may limit the
                                    amount that a consumer is willing to pay for
                                    a room and may result in a reduction in
                                    occupancy levels;

                                 o  the construction of competing hospitality
                                    properties, which may result in a reduction
                                    in occupancy levels;

                                 o  the increased sensitivity of hospitality
                                    properties (relative to other commercial
                                    properties) to adverse economic conditions
                                    and competition, as hotel rooms generally
                                    are rented for short periods of time;

                                 o  the financial strength and capabilities of
                                    the owner and operator of a hospitality
                                    property, which may have a substantial
                                    impact on the property's quality of service
                                    and economic performance; and

                                 o  the generally seasonal nature of the
                                    hospitality industry, which can be expected
                                    to cause periodic fluctuations in room and
                                    other revenues, occupancy levels, room rates
                                    and operating expenses.

                                 In addition, the successful operation of a
                                 hospitality property with a franchise
                                 affiliation may depend in part upon the
                                 strength of the franchisor, the public
                                 perception of the franchise service mark and
                                 the continued existence of any franchise
                                 license agreement. The transferability of a
                                 franchise license agreement may be restricted,
                                 and a lender or other person that acquires
                                 title to a hospitality property as a result of
                                 foreclosure may be unable to succeed to the
                                 borrower's rights under the franchise license
                                 agreement. Moreover, the transferability of a
                                 hospitality property's operating, liquor and
                                 other licenses upon a transfer of the
                                 hospitality property, whether through purchase
                                 or foreclosure, is subject to local law
                                 requirements and may not be transferable.

Special Risks of Mortgage
  Loans Secured by Office
  Buildings...................   Mortgage loans secured by office buildings may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of office
                                 buildings include:

                                 o  the quality of the tenants in the building;

                                       21

                                 o  the physical attributes of the building in
                                    relation to competing buildings; and

                                 o  the strength and stability of the market
                                    area as a desirable business location.

                                 An economic decline in the business operated by
                                 the tenants may adversely affect an office
                                 building. That risk is increased if revenue is
                                 dependent on a single tenant or if there is a
                                 significant concentration of tenants in a
                                 particular business or industry.

                                 Office buildings are also subject to
                                 competition with other office properties in the
                                 same market. Competition is affected by a
                                 property's:

                                 o  age;

                                 o  condition;

                                 o  design (e.g., floor sizes and layout);

                                 o  access to transportation; and

                                 o  ability or inability to offer certain
                                    amenities to its tenants, including
                                    sophisticated building systems (such as
                                    fiber optic cables, satellite communications
                                    or other base building technological
                                    features).

                                 The success of an office building also depends
                                 on the local economy. A company's decision to
                                 locate office headquarters in a given area, for
                                 example, may be affected by such factors as
                                 labor cost and quality, tax environment and
                                 quality of life issues such as schools and
                                 cultural amenities. A central business district
                                 may have an economy which is markedly different
                                 from that of a suburb. The local economy and
                                 the financial condition of the owner will
                                 impact on an office building's ability to
                                 attract stable tenants on a consistent basis.
                                 In addition, the cost of refitting office space
                                 for a new tenant is often more costly than for
                                 other property types.

Special Risks of Mortgage
  Loans Secured by Warehouse
  and Self Storage
  Facilities..................   Mortgage loans secured by warehouse and storage
                                 facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. The storage facilities market contains
                                 low barriers to entry.

                                 Increased competition among self storage
                                 facilities may reduce income available to repay
                                 mortgage loans secured by a self storage
                                 facility. Furthermore, the inability of a
                                 borrower to police what is stored in a self
                                 storage facility due to privacy considerations
                                 may increase environmental risks.

                                       22

Special Risks of Mortgage
  Loans Secured by
  Healthcare-Related
  Properties..................   The mortgaged properties may include health
                                 care-related facilities, including senior
                                 housing, assisted living facilities, skilled
                                 nursing facilities and acute care facilities.

                                 o  Senior housing generally consists of
                                    facilities with respect to which the
                                    residents are ambulatory, handle their own
                                    affairs and typically are couples whose
                                    children have left the home and at which the
                                    accommodations are usually apartment style;

                                 o  Assisted living facilities are typically
                                    single or double room occupancy,
                                    dormitory-style housing facilities which
                                    provide food service, cleaning and some
                                    personal care and with respect to which the
                                    tenants are able to medicate themselves but
                                    may require assistance with certain daily
                                    routines;

                                 o  Skilled nursing facilities provide services
                                    to post trauma and frail residents with
                                    limited mobility who require extensive
                                    medical treatment; and

                                 o  Acute care facilities generally consist of
                                    hospital and other facilities providing
                                    short-term, acute medical care services.

                                 Certain types of health care-related
                                 properties, particularly acute care facilities,
                                 skilled nursing facilities and some assisted
                                 living facilities, typically receive a
                                 substantial portion of their revenues from
                                 government reimbursement programs, primarily
                                 Medicaid and Medicare. Medicaid and Medicare
                                 are subject to statutory and regulatory
                                 changes, retroactive rate adjustments,
                                 administrative rulings, policy interpretations,
                                 delays by fiscal intermediaries and government
                                 funding restrictions. Moreover, governmental
                                 payors have employed cost-containment measures
                                 that limit payments to health care providers,
                                 and there exist various proposals for national
                                 health care reform that could further limit
                                 those payments. Accordingly, we cannot provide
                                 assurance that payments under government
                                 reimbursement programs will, in the future, be
                                 sufficient to fully reimburse the cost of
                                 caring for program beneficiaries. If those
                                 payments are insufficient, net operating income
                                 of health care-related facilities that receive
                                 revenues from those sources may decline, which
                                 consequently could have an adverse affect on
                                 the ability of the related borrowers to meet
                                 their obligations under any mortgage loans
                                 secured by health care-related facilities.

                                 Moreover, health care-related facilities are
                                 generally subject to federal and state laws
                                 that relate to the adequacy of medical care,
                                 distribution of pharmaceuticals, rate setting,
                                 equipment, personnel, operating policies and
                                 additions to facilities and services. In
                                 addition, facilities where such care or other
                                 medical services are provided are subject to
                                 periodic

                                       23

                                 inspection by governmental authorities to
                                 determine compliance with various standards
                                 necessary to continued licensing under state
                                 law and continued participation in the Medicaid
                                 and Medicare reimbursement programs.
                                 Furthermore, under applicable federal and state
                                 laws and regulations, Medicare and Medicaid
                                 reimbursements are generally not permitted to
                                 be made to any person other than the provider
                                 who actually furnished the related medical
                                 goods and services. Accordingly, in the event
                                 of foreclosure, the trustee, the master
                                 servicer, the special servicer or a subsequent
                                 lessee or operator of any health care-related
                                 facility securing a defaulted mortgage loan
                                 generally would not be entitled to obtain from
                                 federal or state governments any outstanding
                                 reimbursement payments relating to services
                                 furnished at such property prior to
                                 foreclosure. Any of the aforementioned events
                                 may adversely affect the ability of the related
                                 borrowers to meet their mortgage loan
                                 obligations.

                                 Providers of assisted living services are also
                                 subject to state licensing requirements in
                                 certain states. The failure of an operator to
                                 maintain or renew any required license or
                                 regulatory approval could prevent it from
                                 continuing operations at a health care-related
                                 facility or, if applicable, bar it from
                                 participation in government reimbursement
                                 programs. In the event of foreclosure, we
                                 cannot provide assurance that the trustee or
                                 any other purchaser at a foreclosure sale would
                                 be entitled to the rights under the licenses,
                                 and the trustee or other purchaser may have to
                                 apply in its own right for the applicable
                                 license. We cannot provide assurance that the
                                 trustee or other purchaser could obtain the
                                 applicable license or that the related
                                 mortgaged property would be adaptable to other
                                 uses.

                                 Government regulation applying specifically to
                                 acute care facilities, skilled nursing
                                 facilities and certain types of assisted living
                                 facilities includes health planning
                                 legislation, enacted by most states, intended,
                                 at least in part, to regulate the supply of
                                 nursing beds. The most common method of control
                                 is the requirement that a state authority first
                                 make a determination of need, evidenced by its
                                 issuance of a certificate of need, before a
                                 long-term care provider can establish a new
                                 facility, add beds to an existing facility or,
                                 in some states, take certain other actions (for
                                 example, acquire major medical equipment, make
                                 major capital expenditures, add services,
                                 refinance long-term debt, or transfer ownership
                                 of a facility). States also regulate nursing
                                 bed supply in other ways. For example, some
                                 states have imposed moratoria on the licensing
                                 of new beds, or on the certification of new
                                 Medicaid beds, or have discouraged the
                                 construction of new nursing facilities by
                                 limiting Medicaid reimbursements allocable to
                                 the cost of new construction and equipment. In
                                 general, a certificate of need is site specific
                                 and operator specific; it cannot be transferred
                                 from one site to another, or to another
                                 operator, without the approval of the
                                 appropriate state agency. Accordingly, in the
                                 case of foreclosure upon a mortgage loan

                                       24

                                 secured by a lien on a health care-related
                                 mortgaged property, the purchaser at
                                 foreclosure might be required to obtain a new
                                 certificate of need or an appropriate
                                 exemption. In addition, compliance by a
                                 purchaser with applicable regulations may in
                                 any case require the engagement of a new
                                 operator and the issuance of a new operating
                                 license. Upon a foreclosure, a state regulatory
                                 agency may be willing to expedite any necessary
                                 review and approval process to avoid
                                 interruption of care to a facility's residents,
                                 but we cannot provide assurance that any state
                                 regulatory agency will do so or that the state
                                 regulatory agency will issue any necessary
                                 licenses or approvals.

                                 Federal and state government "fraud and abuse"
                                 laws also apply to health care-related
                                 facilities. "Fraud and abuse" laws generally
                                 prohibit payment or fee-splitting arrangements
                                 between health care providers that are designed
                                 to induce or encourage the referral of patients
                                 to, or the recommendation of, a particular
                                 provider for medical products or services.
                                 Violation of these restrictions can result in
                                 license revocation, civil and criminal
                                 penalties, and exclusion from participation in
                                 Medicare or Medicaid programs. The state law
                                 restrictions in this area vary considerably
                                 from state to state. Moreover, the federal
                                 anti-kickback law includes broad language that
                                 potentially could be applied to a wide range of
                                 referral arrangements, and regulations designed
                                 to create "safe harbors" under the law provide
                                 only limited guidance. Accordingly, we cannot
                                 provide assurance that such laws will be
                                 interpreted in a manner consistent with the
                                 practices of the owners or operators of the
                                 health care-related mortgaged properties that
                                 are subject to those laws.

                                 The operators of health care-related facilities
                                 are likely to compete on a local and regional
                                 basis with others that operate similar
                                 facilities, some of which competitors may be
                                 better capitalized, may offer services not
                                 offered by such operators, or may be owned by
                                 non-profit organizations or government agencies
                                 supported by endowments, charitable
                                 contributions, tax revenues and other sources
                                 not available to such operators. The successful
                                 operation of a health care-related facility
                                 will generally depend upon:

                                 o  the number of competing facilities in the
                                    local market;

                                 o  the facility's age and appearance;

                                 o  the reputation and management of the
                                    facility;

                                 o  the types of services the facility provides;
                                    and

                                 o  where applicable, the quality of care and
                                    the cost of that care.

                                 The inability of a health care-related
                                 mortgaged property to flourish in a competitive
                                 market may increase the likelihood of
                                 foreclosure on the related mortgage loan,
                                 possibly affecting the yield on one or more
                                 classes of the related series of offered
                                 certificates.

                                       25

Special Risks of Mortgage
  Loans Secured by Industrial
  and Mixed-Use Facilities....   Mortgage loans secured by industrial and
                                 mixed-use facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Significant factors determining the value
                                 of industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both
                                 office properties and industrial properties,
                                 although industrial properties are more
                                 frequently dependent on a single tenant. In
                                 addition, properties used for many industrial
                                 purposes are more prone to environmental
                                 concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear heights, column spacing, zoning
                                 restrictions, number of bays and bay depths,
                                 divisibility, truck turning radius and overall
                                 functionality and accessibility. Location is
                                 also important because an industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways and
                                 other distribution channels.

                                 Industrial properties may be adversely affected
                                 by reduced demand for industrial space
                                 occasioned by a decline in a particular
                                 industry segment (e.g. a decline in defense
                                 spending), and a particular industrial property
                                 that suited the needs of its original tenant
                                 may be difficult to relet to another tenant or
                                 may become functionally obsolete relative to
                                 newer properties.

Poor Property Management Will
  Adversely Affect the
  Performance of the Related
  Mortgaged Property..........   Each mortgaged property securing a mortgage
                                 loan which has been sold into a trust fund is
                                 managed by a property manager (which generally
                                 is an affiliate of the borrower) or by the
                                 borrower itself. The successful operation of a
                                 real estate project is largely dependent on the
                                 performance and viability of the management of
                                 such project. The property manager is
                                 responsible for:

                                 o  operating the property;

                                 o  providing building services;

                                 o  responding to changes in the local market;
                                    and

                                 o  planning and implementing the rental
                                    structure, including establishing levels of
                                    rent payments and advising the borrowers so
                                    that maintenance and capital improvements
                                    can be carried out in a timely fashion.

                                       26

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In addition,
                                 the property managers are usually operating
                                 companies and unlike limited purpose entities,
                                 may not be restricted from incurring debt and
                                 other liabilities in the ordinary course of
                                 business or otherwise. There can be no
                                 assurance that the property managers will at
                                 all times be in a financial condition to
                                 continue to fulfill their management
                                 responsibilities under the related management
                                 agreements throughout the terms of those
                                 agreements.

Balloon Payments on Mortgage
  Loans Result in Heightened
  Risk of Borrower Default....   Some of the mortgage loans included in a trust
                                 fund may not be fully amortizing (or may not
                                 amortize at all) over their terms to maturity
                                 and, thus, will require substantial principal
                                 payments (that is, balloon payments) at their
                                 stated maturity. Mortgage loans of this type
                                 involve a greater degree of risk than
                                 self-amortizing loans because the ability of a
                                 borrower to make a balloon payment typically
                                 will depend upon either:

                                 o  its ability to fully refinance the loan; or

                                 o  its ability to sell the related mortgaged
                                    property at a price sufficient to permit the
                                    borrower to make the balloon payment.

                                 The ability of a borrower to accomplish either
                                 of these goals will be affected by a number of
                                 factors, including:

                                 o  the value of the related mortgaged property;

                                 o  the level of available mortgage interest
                                    rates at the time of sale or refinancing;

                                 o  the borrower's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the borrower and the related
                                    mortgaged property;

                                 o  tax laws;

                                 o  rent control laws (with respect to certain
                                    residential properties);

                                 o  Medicaid and Medicare reimbursement rates
                                    (with respect to hospitals and nursing
                                    homes);

                                 o  prevailing general economic conditions; and

                                 o  the availability of credit for loans secured
                                    by commercial or multifamily, as the case
                                    may be, real properties generally.

                                       27

The Servicer Will Have
  Discretion to Handle or
  Avoid Obligor Defaults in a
  Manner Which May Be Adverse
  to Your Interests...........   If and to the extent specified in the
                                 prospectus supplement defaulted mortgage loans
                                 exist or are imminent, in order to maximize
                                 recoveries on defaulted mortgage loans, the
                                 related pooling and servicing agreement will
                                 permit (within prescribed limits) the master
                                 servicer or a special servicer to extend and
                                 modify mortgage loans that are in default or as
                                 to which a payment default is imminent. While
                                 the related pooling and servicing agreement
                                 generally will require a master servicer to
                                 determine that any such extension or
                                 modification is reasonably likely to produce a
                                 greater recovery on a present value basis than
                                 liquidation, we cannot provide assurance that
                                 any such extension or modification will in fact
                                 increase the present value of receipts from or
                                 proceeds of the affected mortgage loans.

                                 In addition, a master servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from or proceeds of such mortgage
                                 loans that would otherwise be payable to the
                                 certificateholders.

Proceeds Received upon
  Foreclosure of Mortgage
  Loans Secured Primarily by
  Junior Mortgages May Result
  in Losses...................   To the extent specified in the prospectus
                                 supplement, some of the mortgage loans included
                                 in a trust fund may be secured primarily by
                                 junior mortgages. When liquidated, mortgage
                                 loans secured by junior mortgages are entitled
                                 to satisfaction from proceeds that remain from
                                 the sale of the related mortgaged property
                                 after the mortgage loans senior to such
                                 mortgage loans have been satisfied. If there
                                 are insufficient funds to satisfy both the
                                 junior mortgage loans and senior mortgage
                                 loans, the junior mortgage loans would suffer a
                                 loss and, accordingly, one or more classes of
                                 certificates would bear such loss. Therefore,
                                 any risks of deficiencies associated with first
                                 mortgage loans will be greater with respect to
                                 junior mortgage loans.

Credit Support May Not Cover
  Losses or Risks Which Could
  Adversely Affect Payment on
  Your Certificates...........   The prospectus supplement for the offered
                                 certificates of each series will describe any
                                 credit support provided with respect to those
                                 certificates. Use of credit support will be
                                 subject to the conditions and limitations
                                 described in this prospectus and in the related
                                 prospectus supplement. Moreover, credit support
                                 may not cover all potential losses or risks;
                                 for example, credit support may or may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates (which
                                 may include offered certificates), if so
                                 provided in the prospectus supplement. Although
                                 subordination is intended to reduce the risk to
                                 holders of

                                       28

                                 senior certificates of delinquent distributions
                                 or ultimate losses, the amount of subordination
                                 will be limited and may decline under certain
                                 circumstances. In addition, if principal
                                 payments on one or more classes of certificates
                                 of a series are made in a specified order of
                                 priority, any limits with respect to the
                                 aggregate amount of claims under any related
                                 credit support may be exhausted before the
                                 principal of the lower priority classes of
                                 certificates of such series has been fully
                                 repaid. As a result, the impact of losses and
                                 shortfalls experienced with respect to the
                                 mortgage assets may fall primarily upon those
                                 classes of certificates having a lower priority
                                 of payment. Moreover, if a form of credit
                                 support covers more than one series of
                                 certificates, holders of certificates of one
                                 series will be subject to the risk that such
                                 credit support will be exhausted by the claims
                                 of the holders of certificates of one or more
                                 other series.

                                 Regardless of the form of credit enhancement
                                 provided, the amount of coverage will be
                                 limited in amount and in most cases will be
                                 subject to periodic reduction in accordance
                                 with a schedule or formula. The master servicer
                                 will generally be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates if the applicable rating agency
                                 indicates that the then-current rating of those
                                 certificates will not be adversely affected.
                                 The rating of any series of certificates by any
                                 applicable rating agency may be lowered
                                 following the initial issuance of those
                                 certificates as a result of the downgrading of
                                 the obligations of any applicable credit
                                 support provider, or as a result of losses on
                                 the related mortgage assets substantially in
                                 excess of the levels contemplated by that
                                 rating agency at the time of its initial rating
                                 analysis. None of the depositor, the master
                                 servicer or any of our or the master servicer's
                                 affiliates will have any obligation to replace
                                 or supplement any credit enhancement, or to
                                 take any other action to maintain any rating of
                                 any series of certificates.

Mortgagors of Commercial
  Mortgage Loans Are
  Sophisticated and May Take
  Actions Adverse to Your
  Interests...................   Mortgage loans made to partnerships,
                                 corporations or other entities may entail risks
                                 of loss from delinquency and foreclosure that
                                 are greater than those of mortgage loans made
                                 to individuals. The mortgagor's sophistication
                                 and form of organization may increase the
                                 likelihood of protracted litigation or
                                 bankruptcy in default situations.

Some Actions Allowed by the
  Mortgage May Be Limited
  by Law......................   Mortgages securing mortgage loans included in a
                                 trust fund may contain a due-on-sale clause,
                                 which permits the lender to accelerate the
                                 maturity of the mortgage loan if the borrower
                                 sells, transfers or conveys the related
                                 mortgaged property or its interest in the
                                 mortgaged property. Mortgages securing mortgage
                                 loans included in a trust fund may also include
                                 a

                                       29

                                 debt-acceleration clause, which permits the
                                 lender to accelerate the debt upon a monetary
                                 or non-monetary default of the borrower. Such
                                 clauses are not always enforceable. The courts
                                 of all states will enforce clauses providing
                                 for acceleration in the event of a material
                                 payment default. The equity courts of any
                                 state, however, may refuse the foreclosure of a
                                 mortgage or deed of trust when an acceleration
                                 of the indebtedness would be inequitable or
                                 unjust or the circumstances would render the
                                 acceleration unconscionable.

Assignment of Leases and
  Rents to Provide Further
  Security for Mortgage Loans
  Poses Special Risks.........   The mortgage loans included in any trust fund
                                 typically will be secured by an assignment of
                                 leases and rents pursuant to which the borrower
                                 assigns to the lender its right, title and
                                 interest as landlord under the leases of the
                                 related mortgaged property, and the income
                                 derived therefrom, as further security for the
                                 related mortgage loan, while retaining a
                                 license to collect rents for so long as there
                                 is no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. Some state laws may require
                                 that the lender take possession of the
                                 mortgaged property and obtain a judicial
                                 appointment of a receiver before becoming
                                 entitled to collect the rents. In addition,
                                 bankruptcy or the commencement of similar
                                 proceedings by or in respect of the borrower
                                 may adversely affect the lender's ability to
                                 collect the rents.

Inclusion in a Trust Fund of
  Delinquent Mortgage Loans
  May Adversely  Affect the
  Rate of Defaults and
  Prepayments on the Mortgage
  Loans.......................   If so provided in the prospectus supplement,
                                 the trust fund for a series of certificates may
                                 include mortgage loans that are delinquent as
                                 of the date they are deposited in the trust
                                 fund. A mortgage loan will be considered
                                 "delinquent" if it is 30 days or more past its
                                 most recently contractual scheduled payment
                                 date in payment of all amounts due according to
                                 its terms. In any event, at the time of its
                                 creation, the trust fund will not include
                                 delinquent loans which by principal amount are
                                 more than 20% of the aggregate principal amount
                                 of all mortgage loans in the trust fund. If so
                                 specified in the prospectus supplement, the
                                 servicing of such mortgage loans will be
                                 performed by a special servicer.

                                 Credit support provided with respect to a
                                 series of certificates may not cover all losses
                                 related to delinquent mortgage loans, and
                                 investors should consider the risk that the
                                 inclusion of such mortgage loans in the trust
                                 fund may adversely affect the rate of defaults
                                 and prepayments on the mortgage loans in the
                                 trust fund and the yield on the offered
                                 certificates of such series.

                                       30

Environmental Liability May
  Affect the Lien on a
  Mortgaged Property and
  Expose the Lender to Costs..   Under certain laws, contamination of real
                                 property may give rise to a lien on the
                                 property to assure the costs of cleanup. In
                                 several states, that lien has priority over an
                                 existing mortgage lien on a property. In
                                 addition, under the laws of some states and
                                 under the federal Comprehensive Environmental
                                 Response, Compensation, and Liability Act of
                                 1980, a lender may be liable, as an "owner" or
                                 "operator," for costs of addressing releases or
                                 threatened releases of hazardous substances at
                                 a property, if agents or employees of the
                                 lender have become sufficiently involved in the
                                 operations of the borrower, regardless of
                                 whether or not the environmental damage or
                                 threat was caused by the borrower. A lender
                                 also risks such liability on foreclosure of the
                                 mortgage. In addition, liabilities imposed upon
                                 a borrower by CERCLA or other environmental
                                 laws may adversely affect a borrower's ability
                                 to repay a loan. If a trust fund includes
                                 mortgage loans and the prospectus supplement
                                 does not otherwise specify, the related pooling
                                 and servicing agreement will contain provisions
                                 generally to the effect that the master
                                 servicer, acting on behalf of the trust fund,
                                 may not acquire title to a mortgaged property
                                 or assume control of its operation unless the
                                 master servicer, based upon a report prepared
                                 by a person who regularly conducts
                                 environmental site assessments, has made the
                                 determination that it is appropriate to do so.
                                 These provisions are designed to reduce
                                 substantially the risk of liability for costs
                                 associated with remediation of hazardous
                                 substances, but we cannot provide assurance in
                                 a given case that those risks can be eliminated
                                 entirely. In addition, it is likely that any
                                 recourse against the person preparing the
                                 environmental report, and such person's ability
                                 to satisfy a judgment, will be limited.

One Action Jurisdiction May
  Limit the Ability of the
  Special Servicer to
  Foreclose on a Mortgaged
  Property....................   Several states (including California) have laws
                                 that prohibit more than one "judicial action"
                                 to enforce a mortgage obligation, and some
                                 courts have construed the term "judicial
                                 action" broadly. The special servicer may need
                                 to obtain advice of counsel prior to enforcing
                                 any of the trust fund's rights under any of the
                                 mortgage loans that include mortgaged
                                 properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the special servicer may be required to
                                 foreclose first on properties located in states
                                 where "one action" rules apply (and where
                                 non-judicial foreclosure is permitted) before
                                 foreclosing on properties located in states
                                 where judicial foreclosure is the only
                                 permitted method of foreclosure.

                                       31

Rights Against Tenants May Be
  Limited if Leases Are Not
  Subordinate to the Mortgage
  or Do Not Contain
  Attornment Provisions.......   Some of the tenant leases contain provisions
                                 that require the tenant to attorn to (that is,
                                 recognize as landlord under the lease) a
                                 successor owner of the property following
                                 foreclosure. Some of the leases may be either
                                 subordinate to the liens created by the
                                 mortgage loans or else contain a provision that
                                 requires the tenant to subordinate the lease if
                                 the mortgagee agrees to enter into a
                                 non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain
                                 attornment provisions, such leases may
                                 terminate upon the transfer of the property to
                                 a foreclosing lender or purchaser at
                                 foreclosure. Accordingly, in the case of the
                                 foreclosure of a mortgaged property located in
                                 such a state and leased to one or more
                                 desirable tenants under leases that do not
                                 contain attornment provisions, such mortgaged
                                 property could experience a further decline in
                                 value if such tenants' leases were terminated
                                 (e.g., if such tenants were paying above-market
                                 rents).

                                 If a lease is senior to a mortgage, the lender
                                 will not (unless it has otherwise agreed with
                                 the tenant) possess the right to dispossess the
                                 tenant upon foreclosure of the property, and if
                                 the lease contains provisions inconsistent with
                                 the mortgage (e.g., provisions relating to
                                 application of insurance proceeds or
                                 condemnation awards), the provisions of the
                                 lease will take precedence over the provisions
                                 of the mortgage.

If Mortgaged Properties Are
  Not in Compliance With
  Current Zoning Laws, You
  May Not Be Able to Restore
  Compliance Following a
  Casualty Loss...............   Due to changes in applicable building and
                                 zoning ordinances and codes which have come
                                 into effect after the construction of
                                 improvements on certain of the mortgaged
                                 properties, some improvements may not comply
                                 fully with current zoning laws (including
                                 density, use, parking and set-back
                                 requirements) but may qualify as permitted
                                 non-confirming uses. Such changes may limit the
                                 ability of the related mortgagor to rebuild the
                                 premises "as is" in the event of a substantial
                                 casualty loss. Such limitations may adversely
                                 affect the ability of the mortgagor to meet its
                                 mortgage loan obligations from cash flow.
                                 Insurance proceeds may not be sufficient to pay
                                 off such mortgage loan in full. In addition, if
                                 the mortgaged property were to be repaired or
                                 restored in conformity with then current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

                                       32

Inspections of the Mortgaged
  Properties Were Limited.....   The mortgaged properties were inspected by
                                 licensed engineers in connection with the
                                 origination of the mortgage loans to assess the
                                 structure, exterior walls, roofing interior
                                 construction, mechanical and electrical systems
                                 and general condition of the site, buildings
                                 and other improvements located on the mortgaged
                                 properties. We cannot provide assurance that
                                 all conditions requiring repair or replacement
                                 have been identified in such inspections.

Litigation Concerns...........   There may be legal proceedings pending and,
                                 from time to time, threatened against the
                                 mortgagors or their affiliates relating to the
                                 business, or arising out of the ordinary course
                                 of business, of the mortgagors and their
                                 affiliates. We cannot provide assurance that
                                 such litigation will not have a material
                                 adverse effect on the distributions to you on
                                 your certificates.

                                       33

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS--LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See
"Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents."
Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata

                                       34

share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A
"credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases
(other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt
Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i)
the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net
Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover

                                       35

debt service on the mortgage loan at any given time. An insufficiency of Net
Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method
(recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from

                                       36

such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income
Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans"
and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower
Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv)
may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated
maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off
Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date)
of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii)
the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants

                                       37

of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the
United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii)
certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or
Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the CMBS will be made by the CMBS servicer or the
CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated
maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the
CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage
Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities
Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the
Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

                                       38

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable)
and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not
Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates"
and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the
Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk
Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a
Prepayment."

                                       39

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and
Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and
May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees)
may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls.
See "Description of the Pooling and Servicing Agreements--Servicing Compensation
and Payment of Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal

                                       40

balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of
Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies
(e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest
Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of
Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal
Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped
Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any

                                       41

trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the

                                       42

sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class.
Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their

                                       43

terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect

                                       44

of the certificates of any series on any distribution date that represent (i)
interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                  THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North
Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in Charlotte,
North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia
Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte,
North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                       45

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as
Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a
Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of
Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics," and "--The Assets of the Trust Fund
May Not Be Sufficient to Pay Your Certificates."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided

                                       46

in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class
(other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the
Available Distribution Amount allocable to such class on such distribution date.
Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates),
Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period
(generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the certificate balance of)
one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield
Considerations--Shortfalls in Collections of Interest Resulting from
Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.
Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will
Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield
Considerations."

                                       47

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual
Certificates are required to commence, by the amount of any Accrued Certificate
Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster
(and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in

                                       48

collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the
Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

                                       49

          (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

          (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

          (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

          (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

          (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund
     (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

          (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B)
     the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

          (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby)
     immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

          (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

          (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

          (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

          (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the

                                       50

calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See
"Description of the Pooling and Servicing Agreements--Events of Default,"
"--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i)
the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or

                                       51

certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and
the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction.
Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited.
The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in
"street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only
"certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC,

                                       52

and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the
DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor notifies DTC of its intent to terminate the book-entry system through DTC with respect to such certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement.
In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.
However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term
"certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans

                                       53

to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;
the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt
Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof)
with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the

                                       54

accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.
However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

                                       55

          (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

          (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

          (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
     (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

          (v) any advances made as described under "Description of the
     Certificate--Advances in Respect of Delinquencies;"

          (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under
     "--Assignment of Mortgage Assets; Repurchases" and "--Representations and
     Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization
     Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the
     Certificates--Termination;"

          (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

          (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

          (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

          (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

          (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

          (i) to make distributions to the certificateholders on each distribution date;

          (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified

                                       56

     and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

          (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

          (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

          (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity
     (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization
     Upon Defaulted Mortgage Loans;"

          (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

          (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

          (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under
     "--Certain Matters Regarding the Trustee;"

          (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
     Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited
     Transactions Tax and Other Taxes;"

                                       57

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

          (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

          (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

          (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of
Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.
A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement.
See "--Certificate Account" and "--Servicing Compensation and Payment of
Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or

                                       58

another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and
Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless

                                       59

the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

          (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and
     Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal
Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.
Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy
(except for amounts to be applied to the restoration or repair of the

                                       60

mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of
Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of

                                       61

expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting
from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit Program for
Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation,

                                       62

warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.
However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than
25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less

                                       63

than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment
(other than an amendment for the purpose specified in clause (iv) above) may not
(as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51%
(or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

                                       64

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.
As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and

                                       65

appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       66

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk
Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely
Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

                                       67

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and
Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the
Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.
However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the

                                       68

types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any
CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans--Leases." For purposes of the following discussion,
"mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.
The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.
However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At

                                       69

origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See
"--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform
Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such

                                       70

tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii)
arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.
The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See
"--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state

                                       71

law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.
Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all

                                       72

parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.
In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

                                       73

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real

                                       74

property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will

                                       75

recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code and the security agreement relating to those shares. Article 9 of the
Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the

                                       76

Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%
of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise

                                       77

accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators"

                                       78

of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.
However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender
Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA,
(2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or
(4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and
RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

                                       79

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in

                                       80

material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such

                                       81

as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the
OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing
(notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

                                       82

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                                       83

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the
Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are
advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i)
REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the
"REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a
REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all
"regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and
1275 of the Code and in the Treasury regulations issued thereunder (the "OID
Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham &
Taft LLP, counsel to the depositor, that upon the issuance of each series of
REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for

                                       84

federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of
"regular interests" ("REMIC Regular Certificates") or "residual interests"
("REMIC Residual Certificates") under the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a
REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section
7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95%
or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the
REMIC Regular Certificates and income allocated to the class of REMIC Residual
Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC
Regular Certificates will be "qualified mortgages" within the meaning of section
860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.
The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered
REMICs, respectively, will be considered to evidence ownership of REMIC Regular
Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under

                                       85

section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6)
of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the
OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than
"qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a
"qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC
Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated
interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular
Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated
interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

                                       86

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption)
by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID
Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC
Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" for a description of such election under the OID
Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the
REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular
Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular
Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular
Certificate in prior accrual periods of amounts included in the stated
redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such

                                       87

cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular
Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular
Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID
Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee

                                       88

report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     o    on the basis of a constant yield method;

     o    in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o    in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC
Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The
OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market
Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular
Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and

                                       89

that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section
1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is
sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the
REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular
Certificate is held as a capital asset within the meaning of section 1221 of the
Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular
          Certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium."

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Foreign Investors in REMIC Regular Certificates. A REMIC Regular
Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect

                                       90

connection to the United States in addition to its ownership of a REMIC Regular
Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements
(including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder). For these purposes,
"U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes)
          created or organized in, or under the laws of, the United States, any
          State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o    an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o    a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular
Certificate that is held by:

     o    a REMIC Residual Certificateholder that owns directly or indirectly a
          10% or greater interest in the REMIC Residual Certificates; or

     o    to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a "United
          States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a
REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.
However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual
Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their own tax advisors regarding these regulations.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual
Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention

                                       91

unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual
Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the
REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual
Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions,"
residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual
Certificateholders' after-tax rate of return.

     On May 11, 2004 the Treasury Department published final Treasury regulations (the "Inducement Fee Regulations") under sections 446(b), 860C, and
863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

     Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section
1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the
General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual
Certificates constitutes a method of accounting for purposes of Internal Revenue
Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual
Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

                                       92

     The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The
Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Inducement Fee
Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC
Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

     The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." If one or more classes of REMIC
Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular
Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September
27, 1985. Instead, premium on such

                                       93

a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular
Certificates equal to the deductions that would be allowed if the REMIC Regular
Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of
Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular
Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC
Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC
Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual
Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual
Certificateholders. To the extent such REMIC Residual Certificateholders'
initial bases are less than the distributions to such REMIC Residual
Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such

                                       94

distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC
Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Residual Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual
Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of:

     o    the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     o    the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
          Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased
(but not below zero) by any distributions made with respect to such REMIC
Residual Certificate before the beginning of such quarter. The issue price of a
REMIC Residual Certificate is the initial offering price to the public
(excluding bond houses and brokers) at which a substantial amount of the REMIC
Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o    will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o    will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign
          Investors in REMIC Residual Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual
Certificateholder. First, alternative minimum taxable income for a REMIC
Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions.
Second, a REMIC Residual

                                       95

Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable
Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person.
Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a
"safe harbor" against ignoring the transfer. Either:

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

               (i) the present value of any consideration given the transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee;
or

          (b) the following requirements are satisfied:

               (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

                                       96

               (ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual
Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations;
provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a
REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o    3% of the excess of the individual's adjusted gross income over such amount; and

     o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In determining the alternative minimum taxable income of such a holder of a
REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sale of REMIC Residual Certificates. If a REMIC Residual Certificate is
sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the

                                       97

sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under
"--Basis Rules, Net Losses and Distributions. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC
Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a
"conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual
Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

     In addition, gain or loss recognized from the sale of a REMIC Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a
"taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the
"wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions".
In general, subject to certain specified exceptions, a prohibited transaction means:

     o    the disposition of a mortgage loan;

     o    the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o    the receipt of compensation for services; or

     o    gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

                                       98

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     o    the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC
          Residual Certificate for periods after the transfer; and

     o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent.
However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available.
Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual
Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o    the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as
          instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the
          Code);

     o    any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     o    any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code.

                                       99

In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular
Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC
Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual
Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual
Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the
REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item.
Adjustments made to the REMIC tax return may require a REMIC Residual
Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No
REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC
Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

                                      100

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 30% after 2010)
if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the REMIC Residual Certificate back to a
U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

                                      101

     o    assets described in section 7701(a)(19)(C) of the Code;

     o    "obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the
          Code; and

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the
Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets"
within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through
of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the
"stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain
"safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation.
The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of

                                      102

section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued
(based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated
interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted

                                      103

for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a
"qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

                                      104

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust
Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that

                                      105

has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular
Certificates-- Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular
Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply."
Further, under the rules described in "--Taxation of Owners of REMIC Regular
Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See

                                      106

"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."
It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6)
applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible
Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates.
However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption.
However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

                                      107

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced
(but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction"
within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of
Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC
Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular
Certificates in "--Taxation of Owners of REMIC Regular Certificates--Foreign
Investors in REMIC Regular Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise

                                      108

disclosed in the related prospectus supplement, be eligible for exemption from
United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after
July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to
non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     On June 20, 2002, the IRS published regulations which will, when effective, and if finalized in their proposed form, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation section
301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of such certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      109

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not
"significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA
Considerations,"

                                      110

the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of
Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard &
Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard
& Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc.
("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the
Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s)
in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities and Exchange Commission under the
Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii)
the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates.
Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of
Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

                                      111

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii)
the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for
the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i)
such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than
25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the
"Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from
Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class
Exemption, relief may be available to certain insurance company general accounts, which support

                                      112

policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under
Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor"
as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited
Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of
Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA
Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds)
created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to

                                      113

Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as
"mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the
Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part
1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain
"Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain
"commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and
"residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities" and
Thrift Bulletin 73a (December 18, 2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or

                                      114

prohibit investment in securities which are not "interest-bearing" or
"income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia
Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that Wachovia Capital
Markets, LLC elects to purchase offered certificates as principal, Wachovia
Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions.
Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

                                      115

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                  LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by
Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest
Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

                                      116

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped
Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans
(including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

                                      117

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                                      118

     The file "WBCMT 2005-C18 Prospectus Annexes A1-5.xls", which is a Microsoft
Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-1A, A-1B, A-2, A-3, A-4 and A-5. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available
Information" in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2005-C18
Prospectus Annexes A1-5.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file
"WBCMT 2005-C18 Prospectus Annexes A1-5.xls" to your hard drive or network drive. Copy the file "WBCMT 2005-C18 Prospectus Annexes A1-5.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer" and "A-1 Loan and Property
Schedule" or "A-1A Loan and Property Schedule" or "A-1B Loan and Property
Schedule" or "A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial
Tenant Schedule" or "A-5 Cross-Collateralized Pool", respectively.

     * Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       UNTIL AUGUST   , 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE
REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION
TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.

                  --------------------------------------------

                                                                            PAGE
                                                                          ------
                              PROSPECTUS SUPPLEMENT

ANNEX A-1A ..............................................................   A-1A
ANNEX A-1B ..............................................................   A-1B

                                   PROSPECTUS

                                 $1,196,957,000
                                  (APPROXIMATE)

                               WACHOVIA COMMERCIAL
                            MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)

                            WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST

                               COMMERCIAL MORTGAGE
                                  PASS-THROUGH
                          CERTIFICATES SERIES 2005-C18

                             -----------------------
                              PROSPECTUS SUPPLEMENT
                             -----------------------

                               WACHOVIA SECURITIES

                             COUNTRYWIDE SECURITIES
                                   CORPORATION

                           CREDIT SUISSE FIRST BOSTON

                               MERRILL LYNCH & CO.

                              RBS GREENWICH CAPITAL

                                  MAY   , 2005
================================================================================